As filed with the Securities and Exchange Commission on September 29, 2022

Registration No. 333-265358

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOBILE INFRASTRUCTURE TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	88-1159384 (I.R.S. Employer Identification No.)

30 W. 4th Street

Cincinnati, Ohio 45202

(513) 834-5110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephanie Hogue
President and Chief Financial Officer

Mobile Infrastructure Trust

30 W. 4th Street

Cincinnati, Ohio 45202

(513) 834-5110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Angela Gomes, Esq. Natalie S. Lederman, Esq. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800	Hirsh M. Ament, Esq. Sharon A. Kroupa, Esq. Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202 (410) 244-7400

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon consummation of the Merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to the securities offered by this proxy statement/prospectus has been filed with the United States Securities and Exchange Commission. These securities may not be sold, nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY	SUBJECT TO COMPLETION	DATED September 29, 2022

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

The board of trustees of Mobile Infrastructure Trust, a Maryland real estate investment trust, or MIT, and the board of directors of Mobile Infrastructure Corporation, a Maryland corporation, or MIC, have approved an Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2022, as it may be amended from time to time, or the Merger Agreement, by and between MIT and MIC. Pursuant to the terms and subject to the conditions of the Merger Agreement, MIC has agreed to merge with and into MIT, which transaction is referred to as the Merger, with MIT continuing as the surviving entity resulting from the Merger.

If the Merger is completed pursuant to the Merger Agreement, upon the effectiveness of the Merger, (1) holders of shares of common stock, par value $0.0001 per share, of MIC, or MIC common stock, will receive one Class B common share of beneficial interest, par value $0.0001 per share, of MIT, or each, an MIT Class B common share, or together, the MIT Class B common shares, for each share of MIC common stock they hold immediately prior to the effective time of the Merger, or the Effective Time (other than shares of MIC common stock held by any wholly owned subsidiary of MIC, which will be cancelled in the Merger without payment of any consideration therefor), and (2) holders of shares of MIC’s Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, and Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, or, together, the MIC Preferred Stock, will receive one MIT Series A Convertible Redeemable Preferred Share, par value $0.0001 per share, or one Series 1 Convertible Redeemable Preferred Share, par value $0.0001 per share, as applicable, or together, the MIT Preferred Shares, having terms materially the same as the applicable MIC Preferred Stock, plus an amount in cash equal to any accrued and unpaid dividends on such shares of MIC Preferred Stock through and including the most recently completed quarter prior to the Effective Time for each share of MIC Preferred Stock they hold immediately prior to the Effective Time, or the MIC Preferred Stock Merger Consideration. The MIT Class B common shares are identical to the MIT common shares, except that (i) MIT does not intend to list the MIT Class B common shares on a national securities exchange in connection with the Merger and (ii) upon the six-month anniversary of the listing of the common shares, par value $0.0001 per share, of MIT, or MIT common shares, for trading on a national securities exchange (or such earlier date or dates as may be approved by the MIT board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares), each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share. MIC stockholders will receive cash in lieu of any fractional MIT Class B common shares or MIT Preferred Shares to which they may be entitled. The MIC common stock is not listed on a national securities exchange. In connection with its contemplated initial public offering of MIT common shares, or the MIT IPO, MIT intends to apply to list the MIT common shares on the New York Stock Exchange, or the NYSE, under the ticker symbol “BEEP” and expects the listing to occur prior to the Effective Time. The closing of the MIT IPO is a condition to the closing of the Merger.

MIT is controlled by Manuel Chavez, its Chief Executive Officer and a member of the MIT board of trustees, and Stephanie Hogue, its President, Chief Financial Officer, Treasurer and Secretary and a member of the MIT board of trustees. Mr. Chavez also serves as chief executive officer and chairman of the MIC board of directors and Ms. Hogue also serves as MIC’s president and chief financial officer and a member of the MIC board of directors. As of the date of this proxy statement/prospectus, Mr. Chavez and Ms. Hogue beneficially own all of the outstanding MIT common shares and approximately 33.8% of the shares of MIC common stock outstanding. In addition to Mr. Chavez and Ms. Hogue, four of the current independent members of the MIC board of directors have agreed to serve as members of the MIT board of trustees effective at the effective time of the MIT IPO and prior to the completion of the Merger.

MIC will hold a special meeting of stockholders on             , 2022, for the purpose of holding a stockholder vote on the Merger and the other transactions contemplated by the Merger Agreement as further described below, or the MIC special meeting. On May 27, 2022, Bombe Asset Management, LLC, or Bombe, the sole shareholder of MIT, approved the Merger, including the issuance of MIT Class B common shares in the Merger, pursuant to the Agreement and Plan of Merger between MIC and MIT, dated May 27, 2022, by written consent in lieu of a special meeting of shareholders in accordance with Maryland law applicable to real estate investments trusts, or Maryland REIT Law. On September 26, 2022, the sole shareholder of MIT approved the revised terms of the Merger, including the issuance of MIT Class B common shares and MIT Preferred Shares in the Merger, pursuant to the Merger Agreement.

The Merger is expected to close one business day following the closing of the MIT IPO. At the time the holders of shares of MIC common stock vote on the Merger at the MIC special meeting, they will not know the value of the MIT Class B common shares they will receive in the Merger in exchange for their shares of MIC common stock. There is currently no public market for the shares of MIC common stock. On August 29, 2022, the MIC board of directors established the estimated net asset value per share of the MIC common stock at $14.76 per share, which we believe to be the current best estimate of the value of the MIT Class B common shares to be received in the Merger, as the shares of MIC common stock will be convertible into MIT Class B common shares on a one-for-one basis. There will be no public market for the MIT Class B common shares. However, the MIT common shares into which the MIT Class B common shares will ultimately convert are expected to begin trading on the NYSE on the business day following the pricing of the MIT common shares in the MIT IPO and prior to the closing date of the Merger. The initial public offering price for the MIT common shares will be determined between MIT and the representatives of the underwriters of the MIT IPO and may not be indicative of prices that will prevail in the trading market. MIT expects that after the Effective Time, the value of the MIT Class B common shares will approximate the market price of the MIT common shares. You should carefully review “Risk Factors—Risks Relating to the Merger and the Other Transactions—MIC stockholders will not know the value of the MIT Class B common shares when they vote on the Merger” on page 27 of this proxy statement/prospectus, “Risk Factors—Risks Related to Our Business—Stockholders should not rely on MIC’s estimated NAV per share as being an accurate measure of the current value of the shares of MIC common stock” on page 33 of this proxy statement/prospectus and “Description of MIT’s and MIC’s Businesses—Recent Developments—Estimated NAV per Share” on page 142 of this proxy statement/prospectus.

Based upon the number of shares of MIC common stock outstanding as of                  , 2022, we anticipate that MIT will issue approximately                  MIT Class B common shares in connection with the Merger. Upon the consummation of the Merger, based upon the number of MIT common shares and shares of MIC common stock outstanding as of the date of this proxy statement/prospectus and assuming the issuance by MIT of MIT common shares in the MIT IPO, we estimate that the MIC stockholders immediately prior to the Merger will own 100% of the MIT Class B common shares outstanding immediately after the Merger and approximately          % of the MIT common shares outstanding immediately after the Merger, assuming the conversion of all the MIT Class B common shares to MIT common shares, no exercise of the underwriters’ overallotment option, if any, in the MIT IPO, and no MIC stockholders purchase any MIT common shares in the MIT IPO or on the open market before the Merger closes.

At the MIC special meeting, holders of shares of MIC common stock will be asked to consider and vote on (i) a proposal to approve an amendment deleting from the MIC charter a restriction on the voting of shares of MIC common stock held by, among others, any director or affiliate of MIC with respect to any transaction between MIC and any such person, or the Voting Limitations Charter Amendment Proposal, (ii) a proposal to approve an amendment deleting provisions related to Roll-Up Transactions (as defined below) from the MIC charter, or the Roll-Up Charter Amendment Proposal, and together with the Voting Limitations Charter Amendment Proposal, the Charter Amendment Proposals, (iii) a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement, or the Merger Proposal, and (iv) a proposal to approve the adjournment of the MIC special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of either Charter Amendment Proposal or the Merger Proposal, if there are insufficient votes at the time of such adjournment to approve either Charter Amendment Proposal or the Merger Proposal, such proposal, the Adjournment Proposal.

If adopted, the Roll-Up Charter Amendment Proposal would remove certain substantive and procedural protections relating to roll-up transactions, or Roll-Up Transactions, from the MIC charter, which would eliminate certain protections that would otherwise apply to the Merger. For example, the MIC charter provides that prior to conducting a Roll-Up Transaction, MIC would be required to obtain an appraisal of MIC’s net assets. In addition, as part of a Roll-Up Transaction, MIC would be required to provide stockholders certain rights including the right to remain as a stockholder of MIC and preserve their interests therein on the same terms and conditions as existed previously, or to receive cash in an amount equal to the stockholder’ s pro rata share of the appraised value of the net assets of MIC, even if the MIC board of directors concludes that transaction would be in MIC’s best interests. The Merger is conditioned on approval of the Roll-Up Charter Amendment Proposal, therefore, if the Roll-Up Charter Amendment Proposal and Merger Proposal are approved, MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger. See “Risk Factors—Risks Relating to the Merger and the Other Transactions – MIC is seeking the approval of its common stockholders of the Charter Amendments, which would delete from the MIC charter (i) restrictions on the voting of shares held by any director or affiliate of MIC with respect to any transaction between MIC and any such person, such as the Merger and (ii) provisions related to Roll-Up Transactions, such as the Merger; MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger” beginning on page 30 of this proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of MIC common stock you own. The record date for determining the stockholders entitled to receive notice of, and to vote at, the MIC special meeting is the close of business on            , 2022. The Merger cannot be completed without the approval of the holders of the shares of MIC common stock. All holders of MIC Preferred Stock at the close of business on the Record Date are entitled to notice of, but may not vote at, the MIC special meeting. The vote of the holders of MIC Preferred Stock is not required to approve any of the proposals at the MIC special meeting and is not being solicited. Please read carefully this proxy statement/prospectus in its entirety. The obligations of MIC and MIT to consummate the Merger are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. More information about MIT, MIC, the MIC special meeting, the Charter Amendment Proposals, the Merger Agreement and the Merger Proposal is included in this proxy statement/prospectus. You should also consider carefully the risks that are described in the “Risk Factors” section, beginning on page 25 of this proxy statement/prospectus.

Whether or not you plan to attend the MIC special meeting, please authorize your proxy as soon as possible to make sure that your shares of MIC common stock are represented at the MIC special meeting.

The MIC board of directors recommends that the holders of shares of MIC common stock vote “FOR” the Voting Limitations Charter Amendment Proposal, “FOR” the Roll-Up Charter Amendment Proposal, “FOR” the Merger Proposal, each of which approval is necessary to consummate the Merger, and “FOR” the Adjournment Proposal.

I join the MIC board of directors in its recommendation and look forward to the successful combination of MIC and MIT.

Sincerely,

Stephanie L. Hogue President, Chief Financial Officer, Treasurer and Secretary
Mobile Infrastructure Corporation

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated         , 2022 and is first being mailed to holders of MIC common stock on or about          , 2022.

30 W. 4th Street

Cincinnati, Ohio 45202

(513) 834-5110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON         , 2022

Dear Stockholders of Mobile Infrastructure Corporation:

We are pleased to invite you to attend a special meeting of stockholders of Mobile Infrastructure Corporation, a Maryland corporation, or MIC. The special meeting of stockholders, or the MIC special meeting, will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. The MIC special meeting will be held on             , 2022, at            , Eastern Time, to consider and vote upon the following matters:

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a proposal to approve an amendment deleting from the MIC charter a restriction on the voting of shares held by, among others, any director or affiliate of MIC, with respect to any transaction between MIC and any such person, effective immediately prior to the vote on the Merger Proposal (as defined below), or the Voting Limitations Charter Amendment, such proposal, the Voting Limitations Charter Amendment Proposal;

•	a proposal to approve an amendment deleting provisions related to roll-up transactions from the MIC charter, or the Roll-Up Charter Amendment, and, together with the Voting Limitations Charter Amendment, the Charter Amendments, effective immediately prior to the effective time of the Merger (as defined below), or the Roll-Up Charter Amendment Proposal, and together with the Voting Limitations Charter Amendment Proposal, the Charter Amendment Proposals;

•	a proposal to approve the merger of MIC with and into Mobile Infrastructure Trust, a Maryland real estate investment trust, or MIT, with MIT continuing as the surviving entity, or the Merger, pursuant to the terms and subject to the conditions of the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2022, as it may be amended from time to time, or the Merger Agreement, by and between MIT and MIC, or the Merger Proposal; and

•	a proposal to approve the adjournment of the MIC special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of either Charter Amendment Proposal or the Merger Proposal, if there are insufficient votes at the time of such adjournment to approve either Charter Amendment Proposal or the Merger Proposal, such proposal, the Adjournment Proposal.

On May 27, 2022, Bombe Asset Management LLC, or Bombe, the sole shareholder of MIT, approved the Merger, including the issuance of Class B common shares of beneficial interest of MIT, par value $0.0001 per share, in the Merger, pursuant to the Agreement and Plan of Merger between MIC and MIT, dated May 27, 2022, by written consent in lieu of a special meeting of shareholders in accordance with Maryland law applicable to real estate investments trusts, or Maryland REIT Law. On September 26, 2022, the sole shareholder of MIT approved the revised terms of the Merger, including the issuance of MIT Series A Convertible Redeemable Preferred Shares, par value $0.0001 per share, and MIT Series 1 Convertible Redeemable Preferred Shares, par value $0.0001 per share, in the Merger, pursuant to the Merger Agreement. The approval by MIC stockholders of the Charter Amendment Proposals and the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger and certain of the other transactions contemplated by the Merger Agreement will not occur.

Please refer to the attached proxy statement/prospectus for further information with respect to the business to be transacted at the MIC special meeting.

Holders of record of common stock, par value $0.0001 per share, of MIC, or MIC common stock, at the close of business on              , 2022, or the Record Date, are entitled to notice of, and to vote on, all proposals at the MIC special meeting and any adjournments or postponements of the MIC special meeting. All holders of Series A Convertible Redeemable

Preferred Stock, par value $0.0001 per share, and Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC, or the MIC Preferred Stock, at the close of business on the Record Date are entitled to notice of, but may not vote at, the MIC special meeting. The vote of the holders of MIC Preferred Stock is not required to approve any of the proposals at the MIC special meeting and is not being solicited.

To be approved, the Charter Amendment Proposals and the Merger Proposal each require the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock at the MIC special meeting on such proposal. To be approved, the Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding shares of MIC common stock entitled to vote at the MIC special meeting on such proposal.

Your vote is important. Whether or not you expect to participate in the MIC special meeting, please authorize a proxy to vote your shares of MIC common stock as promptly as possible by: (1) accessing the internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your MIC common stock may be represented and voted at the MIC special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by your broker, bank or other nominee.

By Order of the Board of Directors,

Stephanie L. Hogue
President, Chief Financial Officer, Treasurer and Secretary

, 2022
Cincinnati, Ohio

WHERE YOU CAN FIND MORE INFORMATION

MIC files annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including MIC, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult the website of MIC for further information concerning MIC, at www.mobileit.com. Information included on this website is not incorporated by reference into this proxy statement/prospectus.

MIT has filed with the SEC a registration statement on Form S-4, or the Form S-4, of which this proxy statement/prospectus forms a part. The Form S-4 registers the MIT Class B common shares to be issued to MIC stockholders in connection with the Merger. The Form S-4, including the attached exhibits and schedules, contains additional relevant information about the MIT Class B common shares and MIT common shares.

You can obtain any of these documents from the SEC through the website of the SEC at the address described above or from the website of MIC for the documents MIC files with the SEC. In addition, you may request information from MIT or MIC in writing or by telephone at the following addresses:

Mobile Infrastructure Trust 30 W. 4th Street Cincinnati, Ohio 45202 (513) 834-5110 Attn.: Secretary mobileit@icrinc.com	Mobile Infrastructure Corporation 30 W. 4th Street Cincinnati, Ohio 45202 (513) 834-5110 Attn.: Secretary mobileit@icrinc.com

In addition, MIC has engaged Georgeson LLC, or Georgeson, as proxy solicitor for the MIC special meeting. Any questions about the Charter Amendments or the Merger, requests for additional copies of documents or assistance authorizing a proxy or voting your shares of MIC common stock may be directed to the following address:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
All Stockholders Call Toll-Free: (866) 431-2105

If you are a MIC stockholder and would like to request documents, please do so by         , 2022, to receive them before the MIC special meeting.

This document is a prospectus of MIT and is a proxy statement of MIC for the MIC special meeting. Neither MIT nor MIC has authorized anyone to give any information or make any representations about the Charter Amendments, the Merger Agreement or the Merger, or in addition to the information contained in this proxy statement/prospectus or in any of the materials that MIT or MIC has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus is provided only as of the date of this proxy statement/ prospectus unless the information specifically indicates that another date applies.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of the Form S-4 filed with the SEC by MIT (File No. 333-265358), constitutes a prospectus of MIT under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the MIT Class B common shares to be issued in the Merger and MIT common shares into which they are convertible. This document also constitutes a proxy statement of MIC under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the MIC special meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement/ prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated              , 2022, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date or as of such other date specified herein.

You should not construe the contents of this proxy statement/prospectus as legal, tax or financial advice. You should consult with your own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this proxy statement/prospectus are qualified by the full copies of and complete text of such agreements in the forms attached hereto as annexes, which are also available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov.

We use certain defined terms throughout this proxy statement/prospectus that have the following meanings:

•	annualized rental revenues refers to the annualized contractual rents, as of June 30, 2022, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants (annualized rental revenues may differ from actual historical rental revenues calculated pursuant to GAAP).

•	Charter Amendments refers to the Voting Limitations Charter Amendment and the Roll-Up Charter Amendment, together.

•	Effective Time refers to the effective time of the Merger.

•	GAAP refers to U.S. generally accepted accounting principles.

•	Independent Trustee refers to a member of the MIT board of trustees whom the MIT board of trustees has concluded is independent in accordance with the requirements of the NYSE and the SEC.

•	IRC refers to the Internal Revenue Code of 1986, as amended.

•	Maryland REIT Law refers to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

•	Maryland SDAT refers to the Maryland State Department of Assessments and Taxation.

•	Merger refers to the merger of MIC with and into MIT pursuant to the terms and subject to the conditions of the Merger Agreement, with MIT continuing as the surviving entity resulting from the merger.

•	Merger Agreement refers to the Agreement and Plan of Merger, dated as of May 27, 2022, as amended and restated as of September 26, 2022, as it may be further amended from time to time, by and between MIT and MIC.

•	MGCL refers to the Maryland General Corporation Law.

•	MIC refers to Mobile Infrastructure Corporation, a Maryland corporation.

•	MIC common stock refers to the shares of common stock, par value $0.0001 per share, of MIC.

•	MIC Preferred Stock refers to shares of the Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC, or Series A Preferred Stock, and Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC, or Series 1 Preferred Stock.

•	MIC Preferred Stock Merger Consideration refers to the consideration to be paid to the holders of shares of MIC Preferred Stock in the Merger, which consists of one Series A Preferred Share or one Series 1 Preferred Share, as applicable, having terms materially the same as the applicable shares of MIC Preferred Stock plus an amount in cash equal to any accrued and unpaid dividends on such shares of MIC Preferred Stock through and including the most recently completed quarter prior to the Effective Time, for each share of MIC Preferred Stock held immediately prior to the Effective Time (which cash payment when paid will, for the avoidance of

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doubt, extinguish all accrued and unpaid dividends payable on the MIC Preferred Stock through and including the most recently completed quarter prior to the Effective Time).

•	MIC special meeting refers to the special meeting of MIC stockholders to be held on , 2022.

•	MIT refers to Mobile Infrastructure Trust, a Maryland real estate investment trust.

•	MIT Class B common shares refers to the Class B common shares of beneficial interest, par value $0.0001 per share, of MIT.

•	MIT common shares refers to the common shares of beneficial interest, par value $0.0001 per share, of MIT.

•	MIT IPO refers to the initial public offering of the MIT common shares and listing of such shares on the NYSE at least one business day before the Effective Time.

•	MIT Preferred Shares refers to the Series A Preferred Shares and the Series 1 Preferred Shares.

•	MIT Share Issuance refers to the issuance of MIT Class B common shares to the holders of shares of MIC common stock and MIT Preferred Shares to the holders of MIC Preferred Stock as consideration in the Merger.

•	NYSE refers to the New York Stock Exchange.

•	our portfolio refers to the portfolio of 45 parking facilities that the combined company owned as of June 30, 2022, after giving effect to the Merger.

•	Operating Partnership refers to Mobile Infra Operating Partnership, L.P., a Maryland limited partnership formerly known as MVP REIT II Operating Partnership, L.P.

•	OP Units means the common units of the Operating Partnership and the Class B common units of the Operating Partnership, as applicable.

•	Purchase Agreement refers to that certain Equity Purchase and Contribution Agreement, dated January 8, 2021, by and among MIC, the Operating Partnership, Vestin Realty Mortgage I, Inc., a Maryland corporation, or VRMI, Vestin Realty Mortgage II, Inc., a Maryland corporation, or VRMII, and Michael V. Shustek, or Mr. Shustek, and together with VRMI and VRMII, the Former Advisor, and Color Up, LLC, a Delaware limited liability company, or Color Up.

•	REIT refers to a real estate investment trust.

•	Record Date refers to , 2022.

•	Roll-Up Charter Amendment refers to the proposed amendment to delete from the MIC charter certain provisions related to Roll-Up Transactions.

•	Roll-Up Transactions refers to certain transactions involving the acquisition, merger, conversion or consolidation, directly or indirectly, of MIC and the issuance of securities of an entity that would be created or would survive such transaction, each, a Roll-Up Entity, that is created or would survive after the successful completion of the Roll-Up Transaction. This definition does not include (1) a transaction involving securities of MIC that have been listed on a national securities exchange for at least 12 months or (2) a transaction involving MIC’s conversion to corporate, trust or association form if, as a consequence of the transaction, there would be no significant adverse change in stockholder voting rights, the term of MIC’s existence, compensation to its advisor or sponsor or MIC’s investment objectives.

•	Series 1 Preferred Shares refers to the Series 1 Convertible Redeemable Preferred Shares, par value $0.0001 per share, of MIT.

•	Series A Preferred Shares refers to the Series A Convertible Redeemable Preferred Shares, par value $0.0001 per share, of MIT.

•	Voting Limitations Charter Amendment refers to the proposed amendment to delete from the MIC charter a restriction on the voting of shares held by, among others, any director or affiliate of MIC with respect to any transaction between MIC and any such person.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding MIT has been provided by MIT and information contained in this proxy statement/ prospectus regarding MIC has been provided by MIC.

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QUESTIONS AND ANSWERS

The following are some questions that you may have regarding the proposals being considered at the MIC special meeting and answers to those questions. You should carefully read this proxy statement/prospectus in its entirety, including the Annexes, and the other documents to which this proxy statement/prospectus refers or incorporates by reference, because the information in this section may not provide all the information that might be important to you.

Q.	What is the proposed transaction?

A.	MIC and MIT have entered into the Merger Agreement, pursuant to which, and subject to the terms and conditions thereof, MIC will merge with and into MIT with MIT continuing as the surviving entity. A copy of the Merger Agreement is attached as Annex B to this proxy statement/prospectus.

Q.	What will I receive in the proposed transaction?

A.	In the Merger, holders of shares of MIC common stock will be entitled to receive one newly issued MIT Class B common share for each share of MIC common stock they hold immediately prior to the Effective Time.

Holders of shares of MIC Preferred Stock will be entitled to receive one newly issued Series A Preferred Share or Series 1 Preferred Share, as applicable, having terms materially the same as the applicable shares of MIC Preferred Stock, plus an amount in cash equal to any accrued and unpaid dividends on such shares of MIC Preferred Stock through and including the most recently completed quarter prior to the Effective Time, for each share of MIC Preferred Stock they hold immediately prior to the Effective Time (which cash payment when paid will, for the avoidance of doubt, extinguish all accrued and unpaid dividends payable on the MIC Preferred Stock through and including the most recently completed quarter prior to the Effective Time).

At the Effective Time, MIT will assume all outstanding warrants to purchase MIC common stock and MIC equity awards and such warrants and equity awards will be converted into the right to receive MIT Class B common shares (or if exercised after the conversion of the MIT Class B common shares, MIT common shares) or equity awards.

Q.	Why am I receiving this proxy statement/prospectus?

A.	MIC and MIT have agreed to combine pursuant to the terms and subject to the conditions of the Merger Agreement. These conditions include:

•	the accuracy of the MIC and MIT’s representations and warranties made in the Merger Agreement;

•	the approval of each Charter Amendment and the Merger and the other transactions contemplated by the Merger Agreement;

•	the absence of any law or order by any governmental authority prohibiting or making illegal the consummation of the MIT Share Issuance, the Merger or the other transactions contemplated by the Merger Agreement;

•	the Form S-4, of which this proxy statement/prospectus is a part, being declared effective and no stop order suspending the effectiveness of the Form S-4 having been issued and no proceedings for that purpose having been initiated by the SEC that have not been withdrawn;

•	the MIT IPO closing at least one business day prior to the Effective Time; and

•	the delivery of a written opinion of counsel to each of MIT and MIC that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC.

You are receiving this proxy statement/prospectus in connection with the MIC special meeting to obtain the approval of MIC’s common stockholders on the Charter Amendment Proposals and Merger Proposal because you held shares of MIC common stock as of the Record Date.

On May 27, 2022, Bombe, the sole shareholder of MIT, approved the Merger, including the issuance of MIT Class B common shares in the Merger, pursuant to the Agreement and Plan of Merger between MIC and MIT,

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dated May 27, 2022, by written consent in lieu of a special meeting of shareholders, in accordance with Maryland REIT Law. On September 26, 2022, Bombe approved the revised terms of the Merger, including the MIT Share Issuance in the Merger, pursuant to the Merger Agreement.

This proxy statement/prospectus contains important information about the Charter Amendments, the Merger and the MIC special meeting, and you should carefully read it in its entirety. The enclosed voting materials allow you to vote your shares of MIC common stock without attending the MIC special meeting.

Your vote is important. We encourage you to vote as soon as possible.

Q.	Why is MIC proposing the Charter Amendments?

A.	Voting Limitations Charter Amendment: The MIC charter currently contains restrictions pursuant to the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA REIT Guidelines, on voting of shares held by, among others, any director or affiliate of MIC with respect to any transaction between MIC and any such person. The MIC charter provides that, with respect to shares owned by any director or affiliate, such director or affiliate may not vote or consent on matters submitted to the stockholders with respect to any transaction between MIC and any such person. Pursuant to these provisions of the MIC charter, Mr. Chavez and Ms. Hogue and their affiliates, including Color Up, would not be entitled to vote the shares of MIC common stock they beneficially own on the Merger Proposal, as MIT is owned by an affiliate of Mr. Chavez and Ms. Hogue, Bombe Asset Management, LLC, or Bombe.

MIC believes that the effect of this provision, if not amended, would make the Merger more difficult and costly to complete as, among other things, additional solicitation costs would likely be incurred in connection with obtaining the holders of MIC common stock’s approval of the Merger Proposal. Because of the effect of this provision on the Merger Proposal, the MIC board of directors determined that it was in the best interests of MIC to amend the MIC charter to eliminate this provision effective prior to a vote on the Merger Proposal. Accordingly, approval of the Voting Limitations Charter Amendment is a condition to each party’s obligation to complete the Merger. See “Proposals—Proposal 1: The Voting Limitations Charter Amendment Proposal” beginning on page 88 for a more detailed discussion of the Voting Limitations Charter Amendment.

Roll-Up Charter Amendment: The MIC charter currently contains substantive and procedural requirements for Roll-Up Transactions involving a Roll-Up Entity. Pursuant to these Roll-Up Transactions provisions of the MIC charter, MIC stockholders who vote “no” on the Merger Proposal would be entitled to the choice of: (1) accepting the MIT Class B common shares or (2) one of the following: (a) remaining as holders of shares of MIC common stock and preserving their interests therein on the same terms and conditions as existed previously or (b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of MIC’s net assets. In addition, under the MIC charter, MIC would be prohibited from participating in any Roll-Up Transaction: (1) that would result in the common stockholders having voting rights in a Roll-Up Entity that are less than those provided in the MIC charter; (2) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor; (3) in which investors’ rights to access records of the Roll-Up Entity will be less than those provided in the MIC charter; or (4) in which any of the costs of the Roll-Up Transaction would be borne by MIC if the Roll-Up Transaction is rejected by the MIC stockholders. The provisions of the MIC charter subject to the Roll-Up Charter Amendment would also require MIC to obtain an appraisal of its net assets from an independent appraiser. The Merger would be considered a Roll-Up Transaction under the definition in the MIC charter and, accordingly, if the Roll-Up Charter Amendment is not approved and implemented, MIC would not be able to consummate the Merger because (i) the holders of MIC common stock will not have the same voting rights or inspection rights as holders of MIT Class B common shares and (ii) the cost of the Merger will be borne by MIC if the Merger is rejected by the MIC stockholders. For further information, see “Comparison of Rights of MIT Shareholders and MIC Stockholders” on page 201 of this proxy statement/prospectus.

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If adopted, the Roll-Up Charter Amendment would remove these substantive and procedural protections relating to Roll-Up Transactions from the MIC charter, which would eliminate certain protections that would otherwise apply to the Merger. For example, the MIC charter provides that prior to conducting a Roll-Up Transaction, MIC would be required to obtain an appraisal of MIC’s net assets. In addition, as part of a Roll-Up Transaction, MIC would be required to provide MIC stockholders the right to remain as a MIC stockholder and preserve their interests therein on the same terms and conditions as existed previously, or to receive cash in an amount equal to the stockholder’s pro rata share of the appraised value of the net assets of MIC, even if the MIC board of directors concludes that transaction would be in MIC’s best interests. The Merger is conditioned on approval of the Roll-Up Charter Amendment Proposal, therefore, if the Roll-Up Charter Amendment Proposal and Merger Proposal are approved, MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger. See “Risk Factors—Risks Relating to the Merger and the Other Transactions—MIC is seeking the approval of its common stockholders of the Charter Amendments, which would delete from the MIC charter (i) restrictions on the voting of shares held by any director or affiliate of MIC with respect to any transaction between MIC and any such person, such as the Merger, and (ii) provisions related to Roll-Up Transactions, such as the Merger; MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger.” beginning on page 30 of this proxy statement/prospectus.

MIC believes that these provisions, if not amended, would preclude MIC and MIT from consummating the Merger because, among other things, MIC had not undertaken, and does not intend to undertake, the appraisal process required in connection with Roll-Up Transactions charter provisions. Because of the effect of these provisions on the Merger, the MIC board of directors determined that it was in the best interests of MIC to amend the MIC charter to eliminate these provisions effective prior to the Effective Time to effect the Merger and related transactions. MIC and MIT may waive approval of the Charter Amendment Proposals as a condition to the Merger, but does not currently intend to waive the approval of the Roll-Up Charter Amendment Proposal. Accordingly, approval of the Roll-Up Charter Amendment is a condition to each party’s obligation to complete the Merger. See “Proposals—Proposal 2: The Roll-Up Charter Amendment Proposal” beginning on page 89 for a more detailed discussion of the Roll-Up Charter Amendment.

Assuming (1) a quorum is present at the MIC special meeting, (2) all votes entitled to be cast by holders of MIC’s common stock are cast, and (3) the Voting Limitations Charter Amendment Proposal is approved, holders of approximately 16.2% of the outstanding shares of MIC common stock who are not directors of MIC or their affiliates would be required to approve the Merger. If the Voting Limitations Charter Amendment Proposal is not approved, holders of a majority of the outstanding shares of MIC common stock who are not directors of MIC or their affiliates would be required to approve the Merger.

A copy of each Articles of Amendment containing the Roll-Up Charter Amendment and the Voting Limitations Charter Amendment is attached to this proxy statement/prospectus as Annex A-1 and A-2, respectively.

Q.	Why is MIC proposing the Merger?

A.	MIC is proposing the Merger for a number of reasons, including to convert from a Maryland corporation to a Maryland REIT and to provide its stockholders access to liquidity and ownership in a publicly traded company. MIC is a publicly-registered, non-traded company. Neither the MIC common stock nor the MIC Preferred Stock is currently listed on a public securities exchange, therefore, MIC stockholders have substantially less access to liquidity for their interest in MIC than would be available from ownership in a publicly-traded company.

In mid-2019, MIC engaged financial and legal advisors and began to explore a broad range of potential strategic alternatives to provide liquidity to its stockholders. In connection with such search, MIC approached more than 100 potential investors or buyers, received proposals from more than a dozen potential investors or buyers and engaged in substantive negotiations with four other interested parties, prior to entering the Purchase Agreement on January 8, 2021. The Purchase Agreement contemplated several transactions, all of which occurred on August 25, 2021, including but not limited to, Color Up contributing to the Operating Partnership cash consideration of $35.0 million of cash and three parking assets with a fair value of approximately $98.8 million, or the Contributed Interests, and technology with a fair value of $4.0 million.

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In exchange for the Contributed Interests and technology with a fair value of $4.0 million received from Color Up, (1) the Operating Partnership issued 7,495,090 newly-issued OP Units, (2) MIC and its affiliates entered into the agreements more fully described in “Certain Relationships and Related Person Transactions—Relationships with Color Up, Bombe and Affiliates Thereof” beginning on page 194 of this proxy statement/prospectus, (3) Michael Shustek, MIC’s former chief executive officer, Daniel Huberty, MIC’s former president and chief operating officer, and Robert J. Aalberts and John E. Dawson, former members of the MIC board of directors each resigned from their positions as officers and directors of MIC and (4) Manuel Chavez, a manager of Color Up, was appointed Chief Executive Officer of MIC, Stephanie Hogue, also a manager of Color Up, was appointed President of MIC and Mr. Chavez, Ms. Hogue, Jeffrey B. Osher, Lorrence T. Kellar and Damon Jones, or the Color Up Designated Directors, and Danica Holley were elected to the MIC board of directors.

Following the closing of the transactions contemplated by the Purchase Agreement and Mr. Chavez’s and Ms. Hogue’s evaluation, in consultation with the MIC board of directors, of alternatives to provide a liquidity event to MIC’s stockholders, the MIC board of directors determined that pursuing the MIT IPO and the Merger was the best course of action for MIC to achieve this objective. The Merger and the transactions contemplated by the Merger Agreement are expected to be a liquidity event for the holders of shares of MIC common stock and MIC Preferred Stock.

Affiliated and unaffiliated holders of MIC common stock and MIC Preferred Stock will ultimately receive the same consideration (based on the class of stock held) so that there will not be any negative consequences unique to any group of stockholders.

Following the completion of the MIT IPO and the Merger, MIT will have larger scale than MIC currently has, increased growth potential and less debt than MIC currently has, as MIT intends to use a portion of the net proceeds of the MIT IPO to repay debt it will assume from MIC in connection with the Merger, which is currently approximately $219 million. The total amount of debt to be repaid will depend on the amount of net proceeds received in the MIT IPO. MIT intends to use a portion of the remaining net proceeds of the MIT IPO for general corporate purposes, including to grow its portfolio through the acquisition of additional parking facilities, which may include those in MIC’s pipeline, none of which are probable as of the date of this proxy statement/prospectus. For further information about our growth strategies, see “Description of MIT’s and MIC’s Businesses—Our Growth Strategies” on page 147 of this proxy statement/prospectus.

To review, in greater detail, the reasons of the MIC board of directors for the Merger and the factors the MIC board of directors considered in determining that the Merger and the other transactions contemplated by the Merger Agreement are advisable to, and in the best interest of MIC, including negative factors considered by the MIC board of directors, see “The Merger—Recommendation of the MIC Board of Directors and Its Reasons for the Merger and the Other Transactions” beginning on page 95 of this proxy statement/prospectus. Notwithstanding the foregoing, the Merger poses risks to MIC and MIC’s stockholders and MIC and MIC’s stockholders may not realize the benefits of the Merger. See “Risk Factors—Risks Relating to the Merger and the Other Transactions” beginning on page 27 of this proxy statement/prospectus.

Q.	Will my MIT Class B common shares received in the Merger be publicly traded?

A.	There will be no public market for the MIT Class B common shares. Until the MIT Class B common shares automatically convert into MIT common shares and become listed on a national securities exchange as described below, they cannot be traded on a national securities exchange. As a result, holders of the MIT Class B common shares will have very limited, if any, liquidity options with respect to their MIT Class B common shares until such conversion.

The MIT Class B common shares will have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the MIT common shares, except that (i) MIT does not intend to list the MIT Class B common shares on a national securities exchange and (ii) the MIT Class B common shares will convert automatically into listed MIT common shares. Pursuant to the MIT declaration of trust, upon the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange or such earlier date or dates as approved by the MIT board of trustees with respect to all or any portion of the outstanding MIT Class B common shares, each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share.

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Q.	How will MIC’s stockholders be affected by the Merger and the MIT Share Issuance?

A.	As a result of the Merger and the MIT Share Issuance, MIC’s stockholders will become MIT shareholders and their rights will therefore be governed by the MIT declaration of trust and bylaws, as amended in connection with the consummation of the MIT IPO. The MIT declaration of trust and bylaws, as amended and in effect at the time of the Merger, will afford MIC stockholders different rights, as MIT shareholders, as a result of differences between MIC’s governing documents and MIT’s governing documents, as amended. For further information about these rights, see “Comparison of Rights of MIT Shareholders and MIC Stockholders” on page 201 of this proxy statement/prospectus.

Q.	Do any of MIC’s executive officers or directors have interests in the Merger that may differ from those of MIC’s stockholders?

A.	Certain of MIC’s executive officers and directors may have interests in the Merger that are different from, or in addition to, the interests of MIC stockholders generally. MIT is controlled by Manuel Chavez, its Chief Executive Officer and a member of the MIT board of trustees, and Stephanie Hogue, its President, Chief Financial Officer, Treasurer and Secretary and a member of the MIT board of trustees. Mr. Chavez also serves as chief executive officer and chairman of the MIC board of directors and Ms. Hogue also serves as MIC’s president and chief financial officer and a member of the MIC board of directors. As of the date of this proxy statement/prospectus, Mr. Chavez and Ms. Hogue beneficially own all of the outstanding MIT common shares and, together with Jeffrey B. Osher, another member of the MIC board of directors, through Color Up, beneficially own approximately 33.8% of the outstanding shares of MIC common stock. In addition to Mr. Chavez and Ms. Hogue, four of the current independent members of the MIC board of directors, including Mr. Osher, have agreed to serve as members of the MIT board of trustees effective at the effective time of the MIT IPO and prior to the completion of the Merger. The interests of MIC’s executive officers and directors include, among other things, their continued service as a trustee or executive officer of MIT following the Merger, rights to continuing indemnification and directors’ and officers’ liability insurance, rights to receive cash and equity compensation from MIT as an executive officer or trustee of MIT and the assumption of their outstanding equity awards upon the consummation of the Merger. While they will not receive additional compensation solely as a result of the Merger other than in connection with their capacity as MIC stockholders who receive Merger consideration, these interests may create potential conflicts of interest or the appearance of such conflicts, which may lead to increased dissident stockholder activity, including litigation, which could result in significant cost for MIT and MIC and could materially delay or prevent completion of the Merger.

For further information about these interests, see “Risk Factors—Risks Relating to the Merger and the Other Transactions” on page 27 of this proxy statement/prospectus and “The Merger—Interests of MIT and MIC Executive Officers, Trustees and Directors in the Merger” beginning on page 97 of this proxy statement/prospectus.

Q.	When and where will the MIC special meeting be held?

A.	The MIC special meeting will be held virtually via live webcast on , 2022, at , Eastern Time.

Q.	How do I vote or authorize a proxy to vote my shares?

A.	If you were a holder of record of MIC common stock as of the close of business on the Record Date, you may authorize a proxy to vote your shares on the applicable proposal by:

•	accessing the internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card;

•	signing and returning the enclosed proxy card in the postage-paid envelope provided; or

In addition, you may vote electronically at the MIC special meeting, as set forth below.

Record Owners: Common stockholders as of the Record Date who hold MIC common stock directly may participate in the MIC special meeting via internet webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/MiCORP2022. Please have the control number located on your proxy card or voting information form available. Common stockholders of record on

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the Record Date may vote at the MIC special meeting or authorize a proxy to vote the shares they beneficially own at the MIC special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or internet proxy authorization. If the telephone or internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the internet at www.proxyvote.com. Telephone and internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the MIC special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided.

Beneficial Owners: Common stockholders as of the Record Date who hold MIC common stock indirectly through a brokerage firm, bank or other nominee, must register in advance to attend the MIC special meeting. You will need to present evidence of your beneficial ownership of MIC common stock. For this purpose, a copy of a letter or account statement from the applicable brokerage firm, bank or other nominee confirming such ownership will be acceptable. If you are a beneficial owner and want to vote your shares of MIC common stock at the MIC special meeting, you must also provide a legal proxy from your bank, broker or other nominee. You will not be able to vote your shares at the MIC special meeting without a legal proxy. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a legal proxy form.

To register for the MIC special meeting, you must submit proof of your beneficial ownership of shares and legal proxy, as applicable, along with your name and address, to         . Upon successful preregistration, you will receive a confirmation email from         confirming registration and providing further instructions regarding attending the MIC special meeting. Beneficial owners should complete the registration process noted above at least three days in advance of the MIC special meeting to ensure that all documentation and verifications are in order.

If you hold MIC common stock in the name of a broker, bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the MIC special meeting.

If you have questions regarding these admission procedures, please call Georgeson at (866) 431-2105.

Q.	What am I being asked to vote upon?

A.	MIC stockholders are being asked to vote to approve the Charter Amendment Proposals, the Merger Proposal and a proposal to adjourn the MIC special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of either Charter Amendment Proposal or the Merger Proposal, if there are insufficient votes at the time of such adjournment to approve such proposals, or the Adjournment Proposal.

The approval of the Charter Amendment Proposals and the Merger Proposal by MIC common stockholders is a condition to the closing of the Merger; however, MIC and MIT may waive approval of the Charter Amendment Proposals as a condition to the Merger. MIC and MIT do not currently intend to waive the approval of the Roll-Up Charter Amendment Proposal.

Q.	What vote is required to approve each proposal?

A.	Each of the Charter Amendment Proposals and the Merger Proposal require the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock on such proposal.

The Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding shares of MIC common stock entitled to vote at the MIC special meeting on such proposal.

Q.	How does the MIC board of directors recommend that I vote?

A.	The MIC board of directors unanimously recommends that MIC stockholders vote “FOR” the Voting Limitations Charter Amendment Proposal, “FOR” the Roll-Up Charter Amendment Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

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Q.	How many votes do I have?

A.	You are entitled to one vote for each share of MIC common stock that you owned as of the Record Date. As of the Record Date, there were shares of MIC common stock outstanding, approximately % of which were beneficially owned by executive officers and directors of MIC. All holders of record of MIC Preferred Stock as of the Record Date are entitled to notice of, but may not vote at, the MIC special meeting.

Q.	Are any MIC stockholders already committed to vote in favor of the proposals?

A.	No. There are no voting agreements requiring any MIC stockholders to vote in favor of the proposals; however, MIC expects that its executive officers and directors will vote the shares of MIC common stock they beneficially own in favor of the proposals, including the Merger Proposal, assuming, in the case of certain directors and their affiliates, that the Voting Limitations Charter Amendment Proposal is approved and the Voting Limitations Charter Amendment is effective before a vote is taken on the Merger Proposal.

Q.	What constitutes a quorum?

A.	At the MIC special meeting, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the MIC special meeting shall constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares.

Q.	If my shares of MIC common stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my MIC common stock for me?

A.	If your shares of MIC common stock are held by a broker, bank or other nominee (that is, in “street name”), you must provide your broker, bank or other nominee with instructions on how to vote your MIC common stock. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote MIC common stock held in street name by returning a proxy card directly to MIC or by voting in person at the MIC special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold MIC common stock on behalf of their customers may not give a proxy to MIC to vote those shares without specific instructions from their customers.

Q.	What will happen if I fail to instruct my broker, bank or other nominee how to vote?

A.	If you are a MIC stockholder and you fail to instruct your broker, bank or other nominee on how to vote your shares of MIC common stock, your broker, bank or other nominee may not vote your shares of MIC common stock on any of the proposals. This will have the same effect as a vote against the Charter Amendment Proposals and the Merger Proposal, but it will have no effect on the Adjournment Proposal, assuming a quorum is present.

Q.	What will happen if I fail to vote or I abstain from voting?

A.	If you are a MIC stockholder and abstain from voting, fail to cast your vote at the MIC special meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote against the Charter Amendment Proposals and the Merger Proposal, but it will have no effect on the Adjournment Proposal, assuming a quorum is present.

Q.	What if I return my proxy card without indicating how to vote?

A.	If you sign and return your proxy card without indicating how to vote on any particular proposal, your shares of MIC common stock will be voted in accordance with the recommendation of the MIC board of directors with respect to such proposal.

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Q.	Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

A.	You can change your vote or revoke your proxy at any time before your proxy is exercised at the MIC special meeting. You can do this in one of the following ways if you own your shares of record:

•	you may revoke a previously authorized proxy at any time before it is exercised by delivering to our corporate secretary a notice of revocation;

•	you can grant a new, valid proxy bearing a later date by internet or by telephone or by signing and returning a later dated proxy card; or

•	you can attend the MIC special meeting and vote electronically, which will automatically cancel any proxy previously given, or you may revoke your proxy at the MIC special meeting, but your attendance alone will not revoke any proxy that you have previously given.

If you are a record holder and choose either of the first two methods above, you must submit your notice of revocation or your new proxy to the secretary of MIC no later than the beginning of the MIC special meeting.

If your shares of MIC common stock are held by a broker, bank or other nominee, you must follow the instructions provided by the broker, bank or other nominee on how to change your instructions or to change your vote.

Q.	What are the anticipated material federal income tax consequences of the Merger to holders of MIC common stock?

A.	MIT and MIC intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the IRC. If the Merger qualifies as a reorganization within the meaning of Section 368(a) of the IRC, then a holder of MIC common stock generally will not recognize any gain or loss for federal income tax purposes upon the receipt of MIT Class B common shares in exchange for MIC common stock in the Merger (other than gain or loss with respect to cash received in lieu of fractional MIT Class B common shares, if any).

The particular consequences of the Merger to each holder of MIC common stock will depend on such holder’s particular facts and circumstances. Holders of MIC common stock are urged to consult their tax advisors to understand fully the consequences to them of the Merger in their specific circumstances. For further information, see “Material Federal Income Tax Considerations—Material Federal Income Tax Consequences of the Merger” on page 102 of this proxy statement/prospectus.

Q.	Are there any conditions to the closing of the Merger that must be satisfied for the Merger to be completed?

A.	In addition to the closing of the MIT IPO and the approvals of MIC stockholders described herein, there are a number of conditions that must be satisfied or waived for the Merger to be consummated. For further information, see “The Merger Agreement—Description of the Merger Agreement—Conditions to the Completion of the Merger” beginning on page 128 of this proxy statement/prospectus.

Q.	When do you expect the Merger to be completed?

A.	The Merger is expected to close one business day following the closing of the MIT IPO. The MIT IPO is subject to the completion of the SEC’s review process and to market and other conditions; therefore, the expected date of the MIT IPO and the closing date of the Merger have not yet been determined. The Merger is subject to various conditions, and it is possible that factors beyond MIT’s and MIC’s control could result in the Merger not being completed.

Q	What happens if the Merger is not completed?

A.

If the Merger is not completed, then (1) the holders of shares of MIC common stock will retain ownership of their MIC common stock and will not receive any consideration for their shares of MIC common stock, (2) the holders of shares of MIC Preferred Stock will retain ownership of their MIC Preferred Stock and will not receive the MIC Preferred Stock Merger Consideration and (3) MIT will not assume all outstanding warrants to purchase MIC common stock and MIC equity awards and they will not be converted into the right to receive MIT Class B common shares, MIT common shares or equity awards of MIT. If the Charter Amendment Proposals or the

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Merger Proposal are not approved, the MIT IPO will not be completed, the Merger will not be completed and MIC stockholders will remain stockholders in MIC as a non-listed company.

Q.	Are MIC stockholders entitled to appraisal rights in connection with the Charter Amendments or Merger?

A.	MIC stockholders are not entitled to exercise any rights of an objecting stockholder in connection with the Charter Amendments or the Merger. For further information, see “No Appraisal Rights” on page 129 of this proxy statement/prospectus. Since the consummation of the Merger is conditioned on the approval of the Charter Amendment Proposals, a MIC stockholder who votes “no” with respect to the Merger will not be entitled to receive cash in an amount equal to the MIC stockholder’s pro rata share of the appraised value of MIC’s net assets assuming, the Roll-Up Charter Amendment Proposal and the Merger Proposal are approved.

Q.	What do I need to do now?

A.	Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes, and then vote your shares as described above in “—How do I vote?”.

Q.	Who can help answer my questions?

A.	If you have any questions about the Merger or how to vote or need additional copies of this proxy statement/ prospectus or the enclosed proxy card or voting instruction form, as applicable, you should contact:

Mobile Infrastructure Corporation
30 W. 4th Street
Cincinnati, Ohio 45202
(513) 834-5110
mobileit@icrinc.com

You can also contact the proxy solicitor hired by MIC as follows:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104

All Stockholders Call Toll-Free: (866) 431-2105

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SUMMARY

The following summary highlights some of the information contained in this proxy statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the Charter Amendments, the Merger Agreement and the Merger, you should carefully read this proxy statement/prospectus in its entirety, including the attached Annexes and the other documents to which this proxy statement/ prospectus refers or incorporates by reference. For further information see “Where You Can Find More Information” beginning on page i of this proxy statement/prospectus.

Information About the Companies (See page 130)

Mobile Infrastructure Trust

MIT is a Maryland real estate investment trust formed on March 7, 2022 in connection with the MIT IPO and the Merger to focus on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. Unless and until the Merger is completed, MIT will have no operations. Until the closing of the Merger, MIT’s only assets will be the net proceeds of the MIT IPO and the initial capitalization amount of $20,000 paid by Bombe in connection with MIT’s formation. Prior to the Merger, MIT will not have any operations or any employees and will be wholly dependent upon MIC.

MIT’s principal executive offices are located at 30 W. 4th Street, Cincinnati, Ohio 45202, and MIT’s telephone number is (513) 834-5110.

Mobile Infrastructure Corporation

MIC is a Maryland corporation formed on May 4, 2015. MIC focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. MIC targets both parking garage and surface lot properties primarily in top 50 U.S. Metropolitan Statistical Areas, or MSAs, with proximity to key demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts.

As of June 30, 2022, MIC owned 45 parking facilities in 23 separate markets throughout the United States, with a total of 15,818 parking spaces and approximately 5.5 million square feet and approximately 0.2 million square feet of commercial space adjacent to its parking facilities.

MIC is the sole general partner of the Operating Partnership and owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership. MIC owns approximately 45.8% of the OP Units.

MIC’s principal executive offices are located at 30 W. 4th Street, Cincinnati, Ohio 45202, and MIC’s telephone number is (513) 834-5110.

The Combined Company

Upon the consummation of the Merger, the separate existence of MIC will cease and MIT will continue the business and operations of MIC and will become the sole general partner of the Operating Partnership. The combined company will continue to own, as of June 30, 2022, 45 parking facilities in 23 separate markets throughout the United States, with a total of 15,818 parking spaces and approximately 5.5 million square feet, and approximately 0.2 million square feet of commercial space adjacent to its parking facilities.

The Charter Amendments (See pages 88 and 89)

The Voting Limitations Charter Amendment

The Voting Limitations Charter Amendment would remove from the MIC charter NASAA REIT Guideline restrictions on the voting of shares held by, among others, any director or affiliate of MIC with respect to any transaction between MIC and any such person. The MIC charter provides that, with respect to shares owned by any director or affiliate, such director or affiliate may not vote or consent on matters submitted to the stockholders with respect to any transaction between MIC and any such person. Pursuant to this provision of the MIC charter, MIC’s directors and affiliates would not be entitled to vote the shares of MIC common stock they beneficially own on the Merger Proposal, as MIT is owned by an affiliate of certain MIC directors.

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MIC believes that this provision, if not amended, would make the Merger more difficult and costly to complete as, among other things, additional solicitation costs would likely be incurred in connection with obtaining the holders of MIC common stock’s approval of the Merger Proposal. Because of the effect this provision would have on the Merger, the MIC board of directors determined that it was in the best interest of MIC to amend the MIC charter to eliminate this provision effective prior to a vote on the Merger Proposal. Accordingly, approval of the Voting Limitations Charter Amendment is a condition to each party’s obligation to complete the Merger; however, MIC and MIT may waive approval of the Charter Amendment Proposals as a condition to the Merger. See “Proposals—Proposal 1: The Voting Limitations Charter Amendment Proposal” beginning on page 88 for a more detailed discussion of the Voting Limitations Charter Amendment.

The Roll-Up Charter Amendment

The Roll-Up Charter Amendment would remove from the MIC charter certain substantive and procedural protections on Roll-Up Transactions involving a Roll-Up Entity. Absent the Roll-Up Charter Amendment, the Merger would be considered a Roll-Up Transaction under the definition in the MIC charter. Pursuant to the Roll-Up provisions of the MIC charter, MIC stockholders who vote “no” on the Merger Proposal would be entitled to the choice of: (1) accepting the MIT Class B common shares or (2) one of the following: (a) remaining as holders of shares of MIC common stock and preserving their interests therein on the same terms and conditions as existed previously or (b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of MIC’s net assets. In addition, under the MIC charter, MIC would be prohibited from participating in any Roll-Up Transaction: (1) that would result in the common stockholders having voting rights in a Roll-Up Entity that are less than those provided in the MIC charter; (2) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor; (3) in which investors’ rights to access records of the Roll-Up Entity will be less than those provided in the MIC charter; or (4) in which any of the costs of the Roll-Up Transaction would be borne by MIC if the Roll-Up Transaction is rejected by the MIC stockholders. The provisions of the MIC charter subject to the Roll-Up Charter Amendment would also require MIC to obtain an appraisal of its net assets from an independent appraiser. The Merger would be considered a Roll-Up Transaction under the definition in the MIC charter and, accordingly, if the Roll-Up Charter Amendment is not approved and implemented, MIC would not be able to consummate the Merger because (i) the holders of MIC common stock will not have the same voting rights or inspection rights as holders of MIT Class B common shares and (ii) the cost of the Merger will be borne by MIC if the Merger is rejected by the MIC stockholders. For further information, see “Comparison of Rights of MIT Shareholders and MIC Stockholders” on page 201 of this proxy statement/prospectus.

If adopted, the Roll-Up Charter Amendment would remove these substantive and procedural protections relating to Roll-Up Transactions from the MIC charter, which would eliminate certain protections that would otherwise apply to the Merger. For example, the MIC charter provides that prior to conducting a Roll-Up Transaction, MIC would be required to obtain an appraisal of MIC’s net assets. In addition, as part of a Roll-Up Transaction, MIC would be required to provide stockholders certain rights including the right to remain as a stockholder of MIC and preserve their interests therein on the same terms and conditions as existed previously, or to receive cash in an amount equal to the stockholders pro rata share of the appraised value of the net assets of MIC, even if the MIC board of directors concludes that transaction would be in MIC’s best interests. The Merger is conditioned on approval of the Roll-Up Charter Amendment Proposal, therefore, if the Roll-Up Charter Amendment Proposal and Merger Proposal are approved, MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger. See “Risk Factors—Risks Relating to the Merger and the Other Transactions—MIC is seeking the approval of its common stockholders of the Charter Amendments, which would delete from the MIC charter (i) restrictions on the voting of shares held by any director or affiliate of MIC with respect to any transaction between MIC and any such person, such as the Merger, and (ii) provisions related to Roll-Up Transactions, such as the Merger; MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger.” beginning on page 30 of this proxy statement/prospectus.

MIC believes that these provisions, if not amended, would preclude MIC and MIT from consummating the Merger because, among other things, MIC had not undertaken, and does not intend to undertake, the appraisal process required in connection with Roll-Up Transactions charter provisions. Because of the effect of these provisions would have on the Merger, the MIC board of directors determined that it was in the best interests of MIC to amend the MIC charter to eliminate these provisions effective prior to the Effective Time. MIC and MIT may waive approval of the Charter Amendment Proposals as a condition to the Merger, but does not currently intend to waive the approval of the Roll-Up Charter Amendment Proposal. Accordingly, approval of the Roll-Up Charter Amendment is a condition to each party’s obligation to complete the Merger. See “Proposals—Proposal 2:

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The Roll-Up Charter Amendment Proposal” beginning on page 89 for a more detailed discussion of the Roll-Up Charter Amendment.

The Merger and the Merger Agreement (See pages 93 and 124)

The Merger Agreement

MIT and MIC have entered into the Merger Agreement, a copy of which is attached as Annex B to this proxy statement/prospectus. The MIT board of trustees has unanimously approved the Merger Agreement and declared the Merger, the MIT Share Issuance and the other transactions contemplated by the Merger Agreement advisable and in the best interests of MIT. The MIC board of directors has unanimously approved the Merger Agreement and the Merger and determined and declared the Merger and the other transactions contemplated by the Merger Agreement fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC. MIT and MIC encourage you to read carefully the Merger Agreement in its entirety because it is the primary legal document governing the Merger.

Form of the Merger

Pursuant to the terms and subject to the conditions of the Merger Agreement, MIC will merge with and into MIT with MIT continuing as the surviving entity resulting from the Merger.

The Merger is expected to close one business day following the closing of the MIT IPO. Based upon the number of shares of MIC common stock outstanding as of             , 2022, we anticipate that MIT will issue approximately   MIT Class B common shares in connection with the Merger. Upon the consummation of the Merger, based upon the number of MIT common shares and shares of MIC common stock outstanding as of the date of this proxy statement/prospectus and assuming the issuance by MIT of           MIT common shares in the MIT IPO, we estimate that the MIC stockholders immediately prior to the Merger will own 100% of the MIT Class B common shares outstanding immediately after the Merger and approximately             % of the MIT common shares outstanding immediately after the Merger, assuming the conversion of all the MIT Class B common shares to MIT common shares, no exercise of the underwriters’ overallotment option, if any, in the MIT IPO, and no MIC stockholders purchase any MIT common shares in the MIT IPO or on the open market before the Merger closes.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time (1) holders of shares of MIC common stock will receive one MIT Class B common share for each share of MIC common stock they hold immediately prior to the Effective Time (other than shares of MIC common stock held by any wholly owned subsidiary of MIC, which will be cancelled in the Merger without payment of any consideration therefor), and (2) holders of shares of MIC Preferred Stock will receive, for each share of MIC Preferred Stock they hold immediately prior to the Effective Time, the MIC Preferred Stock Merger Consideration. The MIT Class B common shares are identical to the MIT common shares and vote together with the MIT common shares as a single class, except that (i) MIT does not intend to list the MIT Class B common shares on a national securities exchange in connection with the Merger and (ii) upon the six-month anniversary of the listing of MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by the MIT board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares), each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share. MIC stockholders will receive cash in lieu of any fractional MIT Class B common shares or MIT Preferred Shares to which they may be entitled. The MIC common stock is not listed on a national securities exchange. In connection with the MIT IPO, MIT intends to apply to list the MIT common shares on the NYSE under the ticker symbol “BEEP” and expects the listing to occur prior to the Effective Time. The closing of the MIT IPO is a condition to the closing of the Merger.

Treatment of Outstanding Warrants and MIC Equity Awards in the Merger

At the Effective Time, each outstanding warrant to purchase shares of MIC common stock will be converted into a warrant to purchase a number of MIT Class B common shares (or if exercised after the conversion of the MIT Class B common shares, MIT common shares) equal to the number of shares of MIC common stock that would have been issuable under each outstanding warrant at an exercise price per share equal to the per share exercise price of such warrant, with cash paid in lieu of fractional shares. Each warrant to purchase shares of MIC common stock will

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continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time.

At the Effective Time, each unvested and partially or fully vested MIC equity award will be converted into an award under an MIT equity compensation plan with respect to a number of MIT Class B common shares (or if exercised or vested after the conversion of the MIT Class B common shares, MIT common shares) (rounded down to the nearest whole share) equal to the number of shares of MIC common stock underlying the converted MIC equity award, with cash paid in lieu of fractional shares. Each MIC equity award will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time.

All amounts payable in respect of such outstanding warrants and MIC equity awards will be subject to appropriate tax withholding.

Recommendation of the MIC Board of Directors (See page 85)

After careful consideration, on May 27, 2022, the MIC board of directors unanimously approved the original Merger Agreement and declared and determined the Charter Amendments, the Merger and the other transactions contemplated by the Merger Agreement to be fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC, and recommended that the holders of MIC common stock approve the Charter Amendments and the Merger. On September 26, 2022, the MIC board of directors unanimously approved the amended and restated Merger Agreement and reaffirmed the May 27, 2022 resolutions.

The MIC board of directors unanimously recommends that MIC stockholders vote “FOR” the Voting Limitations Charter Amendment Proposal, “FOR” the Roll-Up Charter Amendment Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

In connection with the Merger and the other transactions contemplated by the Merger Agreement, the MIC board of directors specifically considered, among other things: (1) the anticipated effect of the Merger on existing MIC stockholders and personnel and tenants of MIC; (2) the risk that a different strategic alternative, such as continuing as an independent publicly-registered, but non-listed company, could be more beneficial to MIC stockholders than the Merger; and (3) the fact that certain of MIT’s and MIC’s executive officers, trustees and directors may have interests in the Merger that are different from, or in addition to the interests of MIC stockholders which could create potential conflicts of interest or the appearance of such conflicts, which may lead to increased dissident shareholder activity, including litigation. For a list of the material factors considered by the MIC board of directors in reaching its decision to approve the Merger Agreement and make the foregoing recommendation, see “The Merger—Recommendation of the MIC Board of Directors and Its Reasons for the Merger and the Other Transactions” beginning on page 95 of this proxy statement/prospectus.

Risks Relating to the Merger and the Other Transactions (See page 27)

You should carefully consider all of the risk factors together with all of the other information in this proxy statement/prospectus before deciding how to vote. The risks relating to the Merger and the other transactions are described under the caption “Risk Factors—Risks Relating to the Merger and the Other Transactions” beginning on page 27 of this proxy statement/prospectus. The principal risks relating to the Merger and the other transactions include the following:

•	the Merger is subject to the satisfaction or waiver of a number of conditions, and the failure to consummate the Merger could adversely affect the future business and financial results of MIC;

•	certain of MIT’s and MIC’s executive officers, trustees and directors may have interests in the Merger that are different from, or in addition to, the interests of MIC stockholders generally, which may create potential conflicts of interest or the appearance thereof, which may lead to lawsuits and other increased dissident shareholder activity; and

•	MIC is seeking the approval of its common stockholders of the Charter Amendments, which would delete from the MIC charter (i) restrictions on the voting of shares held by any director or affiliate of MIC with respect to any transaction between MIC and any such person, such as the Merger and (ii) provisions related to Roll-Up Transactions, such as the Merger. MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger.

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Stockholders Entitled to Vote; Votes Required (See pages 85 and 86)

MIC stockholders who owned shares of MIC common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the MIC special meeting. On the Record Date, there were          shares of MIC common stock issued and outstanding and entitled to vote at the MIC special meeting, held by approximately     holders of record. Each share of MIC common stock is entitled to one vote on each of the Charter Amendment Proposals, the Merger Proposal and the Adjournment Proposal. All holders of record of MIC Preferred Stock as of the Record Date are entitled to notice of, but may not vote at, the MIC special meeting.

At the MIC special meeting, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the MIC special meeting shall constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present at the MIC special meeting.

The Charter Amendment Proposals and the Merger Proposal each requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock at the MIC special meeting on such proposal. The Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding shares of MIC common stock entitled to vote at the MIC special meeting on such proposal. Pursuant to MIC’s bylaws, the chair of the MIC special meeting may adjourn the MIC special meeting to a later date or time, for any reason deemed necessary by the chair, in the discretion of the chair of the MIC special meeting and without any action by MIC stockholders.

See page 86 of this proxy statement/prospectus for a description of the effect of abstentions and broker non-votes with respect to the above proposals.

Your vote is very important. Please complete, sign, date and return your proxy card as promptly as possible. If you properly submit your proxy card but do not indicate how your shares of MIC common stock should be voted on a matter, the shares of MIC common stock represented by your properly completed proxy will be voted as the MIC board of directors unanimously recommends and therefore “FOR” the Voting Limitations Charter Amendment Proposal, “FOR” the Roll-Up Charter Amendment Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. If you do not provide voting instructions to your broker, bank or other nominee, your MIC common stock will NOT be voted on such proposals at the meeting and will be considered broker non-votes with respect to such proposals.

Interests of MIT and MIC Executive Officers, Trustees and Directors in the Merger (See page 97)

Certain of MIT’s and MIC’s executive officers, trustees and directors have interests in the Merger that may be different from, or in addition to, the interests of MIC stockholders generally, which may create potential conflicts of interest or the appearance thereof. MIT is controlled by Manuel Chavez, its Chief Executive Officer and a member of the MIT board of trustees, and Stephanie Hogue, its President, Chief Financial Officer, Treasurer and Secretary and a member of the MIT board of trustees. Mr. Chavez also serves as chief executive officer and chairman of the MIC board of directors and Ms. Hogue also serves as MIC’s president and chief financial officer and a member of the MIC board of directors. As of the date of this proxy statement/prospectus, Mr. Chavez and Ms. Hogue beneficially own all of the outstanding MIT common shares and, together with Mr. Osher, another member of the MIC board of directors, through Color Up, beneficially own approximately 33.8% of the outstanding shares of MIC common stock. In addition to Mr. Chavez and Ms. Hogue, four of the current independent members of the MIC board of directors, including Mr. Osher, have agreed to serve as members of the MIT board of trustees effective at the effective time of the MIT IPO and prior to the completion of the Merger. Each of the MIT board of trustees and the MIC board of directors were aware of these interests, among other matters, in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and in recommending that MIC stockholders vote for the Merger Proposal. These interests include, but are not limited to:

•	continued service as a trustee or executive officer of the combined company following the Merger and the associated rights to receive cash and equity compensation from the combined company in such capacity;

•	certain rights to continuing indemnification and directors’ and officers’ liability insurance; and

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•	the combined company’s assumption of their outstanding MIC equity awards upon the consummation of the Merger.

These interests are further discussed in “The Merger—Interests of MIT and MIC Executive Officers, Trustees and Directors in the Merger” beginning on page 97 of this proxy statement/prospectus and “MIT Executive Officer and Trustee Compensation” beginning on page 162 of this proxy statement/prospectus.

MIC’s executive officers and directors collectively beneficially owned          shares of MIC common stock, or approximately         % of the shares of MIC common stock outstanding as of the Record Date, and have indicated that they expect to vote “FOR” the Voting Limitations Charter Amendment Proposal, “FOR” the Roll-Up Charter Amendment Proposal, “FOR” the Merger Proposal assuming, in the case of certain directors and their affiliates, that the Voting Limitations Charter Amendment Proposal is approved and the Voting Limitations Charter Amendment is effective before a vote is taken on the Merger Proposal, and “FOR” the Adjournment Proposal. For further information, see “The MIC Special Meeting—Required Vote” on page 86 of this proxy statement/prospectus.

None of MIT’s or MIC’s executive officers, trustees or directors has any arrangement or understanding with either MIT or MIC concerning any type of compensation based on the Merger, but each of MIT’s and MIC’s executive officers, trustees and directors is entitled to certain rights to indemnification.

Until the closing of the Merger, MIT’s only assets will be the net proceeds of the MIT IPO and the initial capitalization amount of $20,000 paid by Bombe in connection with MIT’s formation. Prior to the Merger, MIT will not have any operations or any employees and will be wholly dependent upon MIC.

The transactions contemplated by the Merger Agreement and the terms thereof were separately approved and authorized by Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson, each an independent member of the MIC board of directors disinterested with respect to the Merger and other transactions contemplated by the Merger Agreement, or collectively, the MIC Disinterested Directors, and the MIC board of directors and by the MIT board of trustees. The MIC board of directors determined that each of the MIC Disinterested Directors qualified as MIC Disinterested Directors because they are unaffiliated with MIT; however, each of Mr. Kellar, Ms. Holley and Mr. Jones have agreed to serve as trustees of MIT, as the surviving entity resulting from the Merger, effective prior to the MIT IPO. The remaining MIC Disinterested Director, Shawn Nelson, is not expected to serve as a trustee of MIT. Given the nature of the transactions and the anticipated benefits to MIC, the MIC board of directors did not consider, nor did it appoint, an independent committee to review the Merger and the transactions contemplated by the Merger Agreement, and did not, at any time, discuss seeking a fairness opinion with respect to the Merger and the related transactions contemplated by the Merger Agreement.

No Stockholder Appraisal Rights in the Merger (See page 129)

MIC stockholders are not entitled to exercise any rights of an objecting stockholder in connection with the Charter Amendments or the Merger. Since the consummation of the Merger is conditioned on the approval of the Charter Amendment Proposals, a MIC stockholder who votes “no” with respect to the Merger will not be entitled to receive cash in an amount equal to the MIC stockholder’s pro rata share of the appraised value of MIC’s net assets, assuming the Roll-Up Charter Amendment Proposal and the Merger Proposal are approved.

Conditions to the Completion of the Merger (See page 128)

As more fully described in this proxy statement/prospectus and the Merger Agreement, the consummation of the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:

•	the accuracy of MIC and MIT’s representations and warranties made in the Merger Agreement;

•	the approval of each Charter Amendment and the Merger and the other transactions contemplated by the Merger Agreement;

•	the absence of any law or order by any governmental authority prohibiting or making illegal the consummation of the MIT Share Issuance, the Merger or the other transactions contemplated by the Merger Agreement;

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•	the Form S-4, of which this proxy statement/prospectus is a part, being declared effective and no stop order suspending the effectiveness of the Form S-4 having been issued and no proceedings for that purpose having been initiated by the SEC that have not been withdrawn;

•	the MIT IPO closing at least one business day prior to the Effective Time; and

•	the delivery of a written opinion of counsel to each of MIT and MIC that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC.

Neither MIT nor MIC can be sure when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Third Party Consents and Regulatory Approvals (See page 99)

MIC is a party to certain agreements that may contain prepayment, termination or other rights following a “change in control” or “sale of all or substantially all” of its assets completed without such party’s consent or receipt of a waiver. The counterparty to such agreements may request modifications of its respective agreements as a condition to granting a consent or waiver under such agreements, or they may elect not to grant a consent or waiver. MIC believes that it will be able to obtain all required third party consents and waivers prior to the consummation of the Merger.

Neither MIT nor MIC is aware of any regulatory approvals that would prevent the consummation of the Merger.

Trustees and Management of the Combined Company (See page 158)

The trustees and officers of MIT immediately prior to the Effective Time will continue to be the trustees and officers of the combined company immediately after the Effective Time, each to serve until the earlier of his or her resignation or removal or the due election and qualification of his or her successor, in each case in accordance with the MIT amended and restated declaration of trust, or the MIT declaration of trust, and MIT’s amended and restated bylaws, or the MIT bylaws.

Expected Timing of the Merger (See page 125)

Unless the parties otherwise agree in writing, upon the terms and subject to the conditions of the Merger Agreement, Maryland REIT Law and MGCL, the closing of the Merger will take place at the Effective Time.

The Merger is expected to close one business day following the closing of the MIT IPO. The MIT IPO is subject to the completion of the SEC’s review process and to market and other conditions; therefore, the expected date of the MIT IPO and the closing date of the Merger have not yet been determined. The Merger is subject to various conditions, and it is possible that factors beyond MIT’s and MIC’s control could result in the Merger not being completed. For further information, see “Risk Factors—Risks Relating to the Merger and the Other Transactions” beginning on page 27 of this proxy statement/prospectus.

Termination of the Merger Agreement (See page 128)

The Merger Agreement will be terminated and of no further force and effect on (i) June 30, 2023 if the MIT IPO has not closed prior to such date, or (ii) earlier by the mutual written agreement of MIT and MIC; provided, however, that the Merger Agreement may not be terminated following the pricing of the MIT IPO unless the MIT IPO does not close following such pricing in accordance with the terms of the underwriting agreement to be entered into between MIT and the underwriters in the MIT IPO.

Material Federal Income Tax Consequences of the Merger (See page 102)

The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the IRC, and the consummation of the Merger is conditioned on the receipt by each of MIT and MIC of an opinion from their counsel that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC and (ii) MIT and MIC will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. Accordingly, it is expected that holders of MIC common stock generally will not recognize gain or loss for federal income tax purposes in connection with the Merger (other than gain or loss with respect to cash received in lieu of fractional MIT Class B common shares, if any). In addition, it is expected that neither MIT nor MIC will recognize any gain or loss as a result of the Merger. MIT will inherit MIC’s tax attributes and would generally be liable for unpaid taxes, including penalties and interest (if any), of MIC.

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REIT Qualification (See page 106)

Following the MIT IPO and the Merger, MIT intends to elect to be taxed as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2022. MIT believes that it is organized and has operated in a manner that will allow MIT to qualify for taxation as a REIT for federal income tax purposes commencing with MIT’s 2022 taxable year, and MIT intends to continue to be organized and to operate in this manner, but no assurance can be given that MIT will operate in a manner so as to qualify or remain qualified as a REIT. In order to qualify as a REIT for federal income tax purposes, MIT must continually satisfy a number of organizational and operational requirements, including requirements relating to the qualification of sources of its income as rents from real property and certain other specified types of income, the composition and values of its assets, the amounts MIT distributes to its shareholders and the diversity of ownership of MIT shares of beneficial interest. To comply with the REIT requirements, MIT may need to forgo otherwise attractive opportunities and limit its expansion opportunities and the manner in which MIT conducts its operations. See “Risk Factors—Risks Related to Our Taxation”. As a REIT, MIT will be subject to federal income tax, but MIT generally will not owe federal income tax on its REIT taxable income, including any net capital gains, that MIT distributes to its shareholders. If MIT fails to qualify as a REIT in any taxable year, MIT will owe federal income tax at regular corporate rates. Even if MIT qualifies for taxation as a REIT, MIT may also be subject to some federal, state and local taxes on its income or property. In addition, the income of any taxable REIT subsidiary that MIT owns will be subject to taxation at regular corporate rates. See “Material Federal Income Tax Considerations”.

MIC elected to be taxed as a REIT for federal income tax purposes and operated in a manner that allowed it to qualify as a REIT for federal income tax purposes through its taxable year ended December 31, 2019. As a consequence of lease modifications entered into during the COVID-19 pandemic, MIC earned income from a number of distressed tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, MIC was not in compliance with the annual REIT income tests for its taxable year ended December 31, 2020. Accordingly, MIC did not qualify as a REIT in 2020 and has been taxed as a C corporation beginning with its taxable year ended December 31, 2020. If MIT were considered a “successor” to MIC under the IRC and applicable Treasury Regulations, MIT may be ineligible to elect or otherwise qualify for REIT status until its 2025 taxable year or later. While MIT believes that it will not be considered a “successor” to MIC for purposes of such provisions, circumstances outside of MIT’s control could cause MIT to be treated as a “successor” in the future. For example, MIT has computed that if the MIT IPO raises $         million at $         per share, then the MIT common share price would have to fall below approximately $         per common share before MIT would be in jeopardy of becoming MIC’s “successor”. Neither MIT nor its counsel can predict or control the subsequent trading price of the MIT common shares, and thus to this extent MIT’s initial eligibility or continued eligibility for REIT status is beyond MIT’s control. See “Material Federal Income Tax Considerations—REIT Qualification Requirements”.

Accounting Treatment of the Merger (See page 99)

The MIT IPO and the Merger will be accounted for as a reverse recapitalization of MIC contemporaneous with the initial public offering of the common shares of MIT. Under this method of accounting, MIT is treated as the “acquired” company and MIC is treated as the acquirer for financial statement reporting purposes under GAAP. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of MIC issuing stock for the net assets of MIT, accompanied by a recapitalization with a contemporaneous initial public offering of the common shares of MIT. The net assets of MIC will be stated at historical cost, with no incremental goodwill or other intangible assets recorded.

For a more detailed description of the accounting treatment of the Merger, see “The Merger—Accounting Treatment of the Merger” beginning on page 99 of this proxy statement/prospectus.

The MIC Special Meeting (See page 85)

The MIC special meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. The MIC special meeting will be held on                            , 2022, at         , Eastern Time. You may vote at the MIC special meeting if you owned shares of MIC common stock at the close of business on the Record Date. On the Record Date, there were        shares of MIC common stock outstanding and entitled to vote at the MIC special meeting. Each share of MIC common stock is entitled to cast one vote on all matters that come before the MIC special meeting.

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At the MIC special meeting, MIC stockholders will be asked to consider and vote upon:

•	the Voting Limitations Charter Amendment Proposal;

•	the Roll-Up Charter Amendment Proposal;

•	the Merger Proposal; and

•	the Adjournment Proposal.

The approval of the Charter Amendment Proposals and the Merger Proposal is a condition to the completion of the Merger. If the Charter Amendment Proposals and the Merger Proposal are not approved, the Merger will not be completed; however, MIC and MIT may waive approval of the Charter Amendment Proposals as a condition to the Merger, but does not currently intend to waive the approval of the Roll-Up Charter Amendment Proposal.

Approval of the Charter Amendment Proposals and the Merger Proposal each requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock at the MIC special meeting on such proposal. The approval of the Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding shares of MIC common stock entitled to vote at the MIC special meeting on such proposal.

As of the Record Date, approximately         % of the outstanding shares of MIC common stock were beneficially owned by MIC’s current executive officers and directors. MIC currently expects that MIC’s executive officers and directors will vote the shares they beneficially own in favor of the Charter Amendment Proposals, the Merger Proposal and the Adjournment Proposal, although none has entered into any agreements obligating them to do so.

The MIC board of directors unanimously recommends that the MIC stockholders vote “FOR” all of the proposals set forth above.

Comparison of Rights of MIT Shareholders and MIC Stockholders (See page 201)

If the Merger is consummated, MIC stockholders will become MIT shareholders. The rights of MIC stockholders are currently governed by and subject to the provisions of the MGCL, the MIC charter and the MIC bylaws. Upon the consummation of the Merger, the rights of the former MIC stockholders who receive MIT Class B common shares or MIT Preferred Shares in connection with the Merger will continue to be governed by certain provisions of the MGCL and will be governed by the Maryland REIT Law, the MIT declaration of trust and the MIT bylaws.

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Summary Historical and Pro Forma Selected Financial Data

The following tables show summary selected financial data on (1) a historical basis for MIC and (2) on a pro forma basis for MIC giving effect to MIC’s property acquisitions made during 2021. Summary selected financial data for MIT on a historical basis has not been presented because MIT has had limited activity since its formation and because MIC and MIT believe that a discussion of the historical financial condition and results of operations of MIT would not be meaningful.

The MIC summary historical financial data as of and for the years ended December 31, 2021 and 2020 has been derived from MIC’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The MIC summary historical financial data as of and for the six months ended June 30, 2022 and 2021 has been derived from the condensed unaudited consolidated financial statements included elsewhere in this proxy statement/prospectus. The pro forma summary historical financial data for the year ended December 31, 2021 has been derived from the pro forma financial statements included elsewhere in this proxy statement/prospectus. The summary historical and pro forma financial data is not necessarily indicative of results to be expected in future periods.

The following tables should be read together with, and are qualified in their entirety by reference to, the historical consolidated financial statements and the accompanying notes and schedule appearing elsewhere in this proxy statement/prospectus. Among other things, the historical consolidated financial statements include more detailed information regarding the basis of presentation for the information in the following tables. The tables should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The summary selected financial and pro forma financial information below and the financial statements included in this proxy statement/prospectus do not necessarily reflect what our results of operations, financial position and cash flows would have been if MIT had operated as a separate company during all periods presented, and, accordingly, this historical and pro forma information should not be relied upon as an indicator of MIT’s or MIC’s future performance.

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2020 (audited)	2021 (audited)	2021 Pro Forma (unaudited)	2021 (unaudited)	2022 (unaudited)
Revenues
Rental revenue	$15,319,000	$11,970,000	$12,557,000	$6,285,000	$4,173,000
Percentage rent income	448,000	3,988,000	3,988,000	240,000	9,185,000
Management income	827,000	4,466,000	9,504,000	1,004,000	427,000
Total revenues	16,594,000	20,424,000	26,049,000	7,529,000	13,785,000

Operating expenses
Property taxes	4,799,000	5,382,000	7,145,000	2,302,000	3,680,000
Property operating expense	1,496,000	1,583,000	1,770,000	556,000	1,568,000
General and administrative	6,029,000	6,530,000	6,530,000	2,860,000	3,388,000
Professional fees	970,000	2,645,000	2,645,000	1,830,000	1,562,000
Acquisition expenses	3,000	—	—	—	2,525,000
Impairment of investments in real estate	14,115,000	—	—	—	—
Depreciation and amortization	5,206,000	5,850,000	7,364,000	2,516,000	3,988,000
Total operating expenses	32,618,000	21,990,000	25,454,000	10,064,000	16,711,000

Other income (expense)
Interest expense	(9,274,000)	(9,536,000)	(10,443,000)	(4,296,000)	(5,707,000)
Gain on sale from investments in real estate	694,000	—	—	—	—
PPP loan forgiveness	—	348,000	348,000	348,000	328,000
Other Income	151,000	217,000	217,000	—	30,000

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	For the Years Ended December 31,			For the Six Months Ended June 30,
	2020 (audited)	2021 (audited)	2021 Pro Forma (unaudited)	2021 (unaudited)	2022 (unaudited)
Settlement income	370,000	—	—	—	—
Income from or gain on consolidation of DST	34,000	360,000	360,000	—	—
Settlement of deferred management internalization	—	10,040,000	10,040,000	—	—
Transaction expenses	—	(12,224,000)	(12,224,000)	—	—
Total other expense	(8,025,000)	(10,795,000)	(11,702,000)	(3,948,000)	(5,349,000)

Net loss	(24,049,000)	(12,361,000)	(11,107,000)	(6,483,000)	(8,275,000)
Net loss attributable to non-controlling interest	(575,000)	(1,297,000)	(1,297,000)	(10,000)	(4,783,000)
Net loss attributable to MIC’s stockholders	$(23,474,000)	$(11,064,000)	$(9,810,000)	$(6,473,000)	$(3,492,000)

Preferred stock distributions declared - Series A	(216,000)	(216,000)	(216,000)	(108,000)	(108,000)
Preferred stock distributions declared - Series 1	(2,784,000)	(2,784,000)	(2,784,000)	(1,392,000)	(1,392,000)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	(26,474,000)	(14,064,000)	(12,810,000)	(7,973,000)	(4,992,000)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to MIC’s stockholders common stockholders - basic and diluted	$(3.62)	$(1.82)	$(1.65)	$(1.03)	$(0.64)
Weighted average common shares outstanding, basic and diluted	7,329,045	7,741,192	7,741,192	7,735,888	7,762,375

	As of December 31,		As of June 30,
	2020 (audited)	2021 (audited)	2021 (unaudited)	2022 (unaudited)
Balance Sheet Information:
Total investments in real estate, net	$278,464,000	$407,575,000	$276,101,000	$422,226,000
Total assets	$293,732,000	$429,147,000	$288,847,000	$439,661,000
Total liabilities	$182,914,000	$223,323,000	$185,868,000	$243,221,000
Total equity	$110,818,000	$205,824,000	$102,979,000	$196,440,000

	Year ended December 31,		Six months ended June 30,
	2020 (audited)	2021 (audited)	2021 (unaudited)	2022 (unaudited)
Cash Flow Information:
Net cash (used in) provided by operating activities	$(6,309,000)	$(20,060,000)	$(2,080,000)	$1,264,000
Net cash (used in) provided by investing activities	$1,492,000	$(20,252,000)	—	$(18,874,000)
Net cash provided by financing activities	$1,068,000	$48,967,000	$1,104,000	$14,894,000

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	As of December 31,			As of June 30,
	2020 (audited)	2021 (audited)	2021 Pro Forma (unaudited)	2021 (unaudited)	2022 (unaudited)
Other Information:
Common shares outstanding at end of period	7,727,696	7,762,375	7,762,375	7,739,951	7,762,375
Number of properties at end of period	39	44	44	37	45
Percent leased at end of period	100%	100%	100%	100%	100%
Adjusted EBITDA(1)	$1,386,000	$2,581,000	$6,256,000	$(1,509,000)	$6,900,000
FFO attributable to common shareholders(2)	$(7,884,000)	$(8,230,000)	$(5,462,000)	$(5,475,000)	$(1,232,000)
AFFO attributable to common shareholders(2)	$(8,207,755)	$(6,941,000)	$(4,173,000)	$(6,072,000)	$483,000

(1)

Adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, is a non-GAAP financial measure that MIC calculates as net income (loss) attributable to common shareholders, adjusted for (provision for) / benefit from income taxes, depreciation and amortization, net, interest income (expense), other income (expense), provision of impairment of investment in real estate, settlement of deferred management internalization, transaction expenses, gain from sale of investments in real estate, income from or gain on consolidation of MVP St. Louis Cardinal Lot, DST, a Delaware Statutory Trust, or DST, Paycheck Protection Program, or PPP, loan forgiveness and share-based expense. MIC believes that Adjusted EBITDA provides useful information to its management team, investors and others in understanding and evaluating its operating results because (1) it is a measure used by its management team for purposes of decision making and for evaluating the performance of its parking facilities, (2) it is a component of the calculation used by some of its lenders to determine compliance with certain debt covenants, (3) it is widely used by the parking industry and by REITs to measure operating performance, as depreciation, amortization and accretion may vary significantly among companies depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved, (4) it provides investors with a meaningful measure for evaluating its period-to-period operating performance by eliminating items which are not operational in nature and (5) it provides investors with a measure for comparing its results of operations to those of different companies by excluding the impact of long-term strategic decisions which can differ significantly from company to company, such as decisions with respect to capital structure, capital investments and the tax jurisdictions in which companies operate. MIC has included Adjusted EBITDA in this proxy statement/prospectus because it is a key measure MIC uses to evaluate its financial and operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, MIC believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as MIC’s management and the MIC board of directors. Adjusted EBITDA should not be considered as an alternative to net income or operating income as an indicator of MIC’s operating performance or as a measure of MIC’s liquidity. This measure should be considered in conjunction with net income and operating income as presented in MIC’s combined statements of comprehensive income. Other real estate companies may calculate Adjusted EBITDA differently than MIC does.

(2)

Funds from operations, or FFO, is a non-GAAP financial measure that MIC calculates on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization and provision of impairment in real estate, minus gain from sale of investments in real estate as well as certain other adjustments currently not applicable to MIC. MIT considers FFO to be an appropriate supplemental measure of its performance, along with net income and operating income. MIT believes that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO may facilitate a comparison of MIC’s historical operating performance and MIT’s future performance between periods and with other comparable companies. Similarly, adjusted funds from operations, or AFFO, is a non-GAAP financial measure that MIC calculates by deducting recurring capital expenditures, settlement of deferred management internalization, transaction expenses, income from or gain on consolidation of DST, PPP loan forgiveness and straight-line rent from FFO and adding transaction expenses. MIT considers AFFO to be an appropriate supplemental measure of its performance, along with net income and operating income. MIT believes that AFFO provides useful information to investors because (1) it provides investors with a meaningful measure for evaluating period-to-period operating performance by eliminating items which are not operational in nature, including, but not limited to, the effects of recurring capital expenditures and straight-line rent as required to be reported according to GAAP, AFFO may facilitate a comparison of operating performance between periods and (2)

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it provides investors with a meaningful measure comparing our results of operations to those of different companies by excluding the impact of long-term strategic decisions which can differ significantly from company to company, such as decisions with respect to capital structure, capital investments and the tax jurisdictions in which companies operate. MIT is including FFO and AFFO in this proxy statement/prospectus because FFO and AFFO will be among the factors considered by the MIT board of trustees when determining the amount of distributions to MIT shareholders. Other factors may include, but will not be limited to, MIT’s financial condition, results of operations, liquidity, capital requirements, cash available for distribution, or CAD, restrictive covenants in MIT’s financial or other contractual arrangements, economic conditions, requirements in the IRC to qualify for taxation as a REIT and restrictions under Maryland law. FFO and AFFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income or operating income as an indicator of MIT’s operating performance or as a measure of liquidity. These measures should be considered in conjunction with net income and operating income as presented in MIC’s combined statements of comprehensive income. Other real estate companies may calculate FFO and AFFO differently than MIC does.

	Year Ended December 31,			Six Months Ended June 30,
	2020	2021	2021 Pro Forma	2021	2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to common shareholders	$(26,474,000)	$(14,064,000)	$(12,810,000)	$(7,973,000)	$(4,992,000)
Plus: interest expense	9,274,000	9,536,000	10,443,000	4,296,000	5,707,000
Plus: depreciation and amortization	5,206,000	5,850,000	7,364,000	2,516,000	3,988,000
EBITDA	$(11,994,000)	$1,322,000	$4,997,000	$(1,161,000)	$4,703,000
Minus: other income (expense), net	(151,000)	(217,000)	(217,000)	—	—
Plus: provision of impairment of investment in real estate	14,115,000	—	—	—	—
Minus: settlement of deferred management internalization	—	(10,040,000)	(10,040,000)	—	—
Plus: transaction expenses	—	12,224,000	12,224,000	—	2,525,000
Minus: gain from sale of investments in real estate	(694,000)	—	—	—	—
Minus: income from or gain on consolidation of DST	(34,000)	(360,000)	(360,000)	—	—
Minus: PPP loan forgiveness	—	(348,000)	(348,000)	(348,000)	(328,000)
Plus: share-based expense	144,000	—	—	—	—
Adjusted EBITDA	$1,386,000	$2,581,000	$6,256,000	$(1,509,000)	$6,900,000
Reconciliation of Net Income to FFO and AFFO:
Net income attributable to common shareholders	$(26,474,000)	$(14,064,000)	$(12,810,000)	$(7,973,000)	$(4,992,000)
Plus: depreciation and amortization of real estate	5,169,000	5,834,000	7,348,000	2,498,000	3,760,000
Plus: provision of impairment of investment in real estate	14,115,000	—	—	—	—
Minus: gain from sale of investments in real estate	(694,000)	—	—	—	—
FFO attributable to common shareholders	$(7,884,000)	$(8,230,000)	$(5,462,000)	$(5,475,000)	$(1,232,000)

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	Year Ended December 31,			Six Months Ended June 30,
	2020	2021	2021 Pro Forma	2021	2022
Minus: recurring capital expenditures	(217,755)	(321,000)	(321,000)	(330,000)	(477,000)
Minus: settlement of deferred management internalization	—	(10,040,000)	(10,040,000)	—	—
Plus: transaction expenses	—	12,224,000	12,224,000	—	2,525,000
Minus: PPP loan forgiveness	—	(348,000)	(348,000)	(348,000)	(328,000)
Minus: income from or gain on consolidation of DST	(34,000)	(360,000)	(360,000)	—	—
Minus: straight line rent	(72,000)	134,000	134,000	81,000	(5,000)
AFFO attributable to common shareholders	$(8,207,755)	$(6,941,000)	$(4,173,000)	$(6,072,000)	$483,000

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Comparative MIT and MIC Market Price and Distribution Information

MIT’s Market Price Data

The MIT common shares are not currently traded on a national securities exchange. In connection with the MIT IPO, MIT intends to apply to list the MIT common shares on the NYSE under the ticker symbol “BEEP” and expects the listing to occur prior to the Effective Time. MIT does not intend to apply to list the MIT Class B common shares and the MIT Preferred Shares on a national securities exchange.

Distributions on MIT Common Shares

No distributions have been paid on the MIT common shares. There will be no MIT Class B common shares outstanding prior to the Effective Time.

MIC’s Market Price Data

Neither the MIC common stock nor the MIC Preferred Stock is traded on a national securities exchange.

Distributions on MIC Common Stock

No distributions have been paid on the shares of MIC common stock since 2018.

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RISK FACTORS

In addition to the other information included or referred to in this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 57 of this proxy statement/prospectus, you should carefully consider the following risks before deciding how to vote your shares of MIC common stock. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. For further information, see “Where You Can Find More Information” beginning on page i of this proxy statement/prospectus.

Throughout the below section unless otherwise indicated or the context otherwise requires, references to “we”, “our”, “us” or “the Company” refer to MIC and its subsidiaries prior to the Merger and to MIT as the surviving entity resulting from the Merger, together with its consolidated subsidiaries, after giving effect to the Merger. MIT currently does not conduct any business.

Summary of Risk Factors

Risks Relating to the Merger and the Other Transactions

•	MIC stockholders will not know the value of the MIT Class B common shares when they vote on the Merger.

•	There will be no public market for the MIT Class B common shares that MIC stockholders will receive in the Merger until they are converted into MIT common shares.

•	The Merger is subject to the satisfaction or waiver of a number of conditions, including the closing of the MIT IPO and approval by the MIC stockholders of the Charter Amendments and the Merger, and the failure to consummate the Merger could adversely affect the future business and financial results of MIC.

•	Certain of MIT’s and MIC’s executive officers, directors and trustees may have interests in the Merger that are different from, or in addition to, the interests of MIC stockholders generally, which may create potential conflicts of interest or the appearance thereof, which may lead to lawsuits and other increased dissident shareholder activity.

•	The Charter Amendment Proposals, if approved and implemented, would delete from the MIC charter certain restrictions on the voting of shares held by any director or affiliate of MIC and provisions related to Roll-Up Transactions, such as the Merger, and MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger.

•	The Merger may trigger contractual rights under certain agreements.

•	MIC and the Operating Partnership will incur substantial costs related to the MIT IPO and the Merger.

Risks Related to Our Business

•	The COVID-19 pandemic has had, and may continue to have, a material adverse effect on our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations, and its duration and ultimate lasting impact is unknown.

•	Increased fuel prices may adversely affect our operating environment and costs.

•	We have a limited operating history which makes our future performance difficult to predict.

•	MIC has experienced net losses in the past, and we may experience additional net losses in the future.

•	The loss of key personnel could have a material adverse effect upon our ability to conduct and manage our business.

•	We disclose certain non-GAAP financial measures in this proxy statement/prospectus; however, these non-GAAP measures are not equivalents to our net income or loss as determined under GAAP, and our computation of such non-GAAP measures may not be comparable to other REITs.

•	The reduced disclosure requirements applicable to MIT as an “emerging growth company” may make the MIT common shares less attractive to investors.

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•	Adverse judgments, settlements or investigations resulting from legal proceedings in which we may be involved could reduce our profits, limit our ability to operate our business or distract our officers from attending to our business.

•	MIC’s failure to maintain an effective system of internal control over financial reporting could adversely affect MIT’s ability to present accurately our financial statements and could materially and adversely affect MIT, including our business, reputation, results of operations, financial condition or liquidity.

Risks Related to Our Portfolio

•	Our revenues have been and will continue to be significantly influenced by demand for parking facilities generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

•	We may be unable to attain our investment strategy or increase the value of our portfolio, grow our business by acquisitions of additional parking facilities or acquire the properties that we evaluate in our pipeline.

•	Our parking facilities face intense competition, which may adversely affect rental and fee income.

•	Our leases expose us to certain risks.

•	We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure shareholders that we will have funds available to correct such defects or to make such improvements.

•	Declines in the market value of our portfolio may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, CAD to our shareholders.

•	We require scale to improve cash flow and earnings for shareholders.

•	We may acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in shareholder dilution and limit our ability to sell such assets.

Risks Related to Our Financing Strategy

•	We have debt, we may incur additional debt, and may not be able to access financing sources on attractive terms, or at all, which could adversely affect our ability to execute our business plan.

•	Instability in the debt markets and other factors may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our shareholders.

•	Increasing interest rates may adversely affect us and failure to hedge effectively against interest rate changes may materially adversely affect our business, financial condition, results of operations and ability to make distributions to our shareholders.

•	Certain loans are and may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

Risks Related to MIT’s Organization and Structure Following the Merger

•	Ownership limitations and certain provisions in the MIT declaration of trust and MIT bylaws, as well as certain provisions of Maryland law, may deter, delay or prevent a change in MIT’s control or acquisition proposals.

•	MIT’s rights and the rights of MIT’s shareholders to take action against MIT’s trustees and officers are limited.

•	The MIT bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by MIT’s shareholders.

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Risks Related to the MIT IPO

•	No public market for the MIT common shares currently exists, an active trading market for the MIT common shares may not develop or be sustained or liquid following the MIT IPO and the market price of the MIT common shares may decline substantially and quickly.

•	Future offerings of debt, which would be senior to the MIT common shares upon liquidation, and/or preferred equity securities, which may be senior to the MIT common shares for purposes of distributions or upon liquidation, may adversely affect the market price of the MIT common shares.

•	Market interest rates may affect the value of the MIT common shares.

•	MIC’s historical financial statements and the pro forma financial information included in this proxy statement/prospectus may not be representative of MIT’s future results as a separate public company.

•	The estimates of market opportunity, market size and forecasts of market growth included in this proxy statement/prospectus may prove to be inaccurate, and even if the market in which MIT competes achieves the forecasted growth, MIT’s business could fail to grow at a similar rate, if at all.

Risks Related to MIT’s Taxation Following the Merger

•	MIT’s failure to qualify or remain qualified for taxation as a REIT under the IRC could have significant adverse consequences.

•	Qualifying and maintaining MIT’s qualification for taxation as a REIT under the IRC will require MIT to continue to satisfy tests concerning, among other things, the nature of MIT’s assets, the sources of MIT’s income and the amounts MIT distributes to its shareholders.

•	We may incur adverse tax consequences due to MIC’s history.

Risks Relating to the Merger and the Other Transactions

As a result of the timing of the MIT IPO and the MIC special meeting, MIC stockholders will not know the value of the MIT Class B common shares they will receive in the Merger when they vote on the Merger.

MIT does not plan to commence the road show for the MIT IPO until sometime after receipt of the MIC stockholder approval of the Charter Amendments and the Merger at the MIC special meeting. As a result, MIC stockholders will not know the value of the MIT Class B common shares they will receive in the Merger when they vote on the Merger. On August 29, 2022, the MIC board of directors established the estimated net asset value per share, or NAV, of the MIC common stock at $14.76 per share, which MIC and MIT believe to be the current best estimate of the value of the MIT Class B common shares to be received in the Merger, as the MIC common stock will be convertible in the Merger into MIT Class B common shares on a one-for-one basis.

There will be no public market for the MIT Class B common shares received in the Merger until they are converted into MIT common shares.

The MIT Class B common shares will have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the MIT common shares, except that (i) MIT does not intend to list the MIT Class B common shares on a national securities exchange and (ii) the MIT Class B common shares will convert automatically into listed MIT common shares pursuant to provisions of the MIT declaration of trust.

Pursuant to the MIT declaration of trust, upon the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange or such earlier date or dates as approved by the MIT board of trustees with respect to all or any portion of the outstanding MIT Class B common shares, each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share.

There will be no public market for the MIT Class B common shares. Until the MIT Class B common shares automatically convert into MIT common shares and become listed on a national securities exchange, they cannot be traded on a national securities exchange. As a result, holders of the MIT Class B common shares will have very limited, if any, liquidity options with respect to their MIT Class B common shares until such conversion.

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The Merger is subject to the satisfaction or waiver of conditions that may not be satisfied or completed on a timely basis, if at all. Failure to consummate the Merger could adversely affect the future business and financial results of MIC.

The consummation of the Merger is subject to the satisfaction or waiver of a number of conditions, including, among others, the closing of the MIT IPO and MIC stockholder approval of the Charter Amendments and the Merger. These conditions make the completion, and the timing of the completion, of the Merger uncertain. See the section entitled “The Merger Agreement—Description of the Merger Agreement—Conditions to the Completion of the Merger” beginning on page 128 of this proxy statement/prospectus for a more detailed discussion. In addition, the Merger Agreement will terminate if the Merger is not completed by June 30, 2023 or by the earlier written agreement of MIT and MIC; except that the Merger Agreement may not be terminated following the pricing of the MIT IPO unless the MIT IPO does not close following such pricing in accordance with the terms of the underwriting agreement to be entered into between MIT and the underwriters in the MIT IPO.

MIT and MIC cannot provide assurance that the Merger will be consummated on the terms or timeline currently contemplated, or at all. If the Merger is not completed on a timely basis, or at all, MIC may be adversely affected and subject to a number of risks, including the following:

•	MIC and the Operating Partnership will be required to pay all costs relating to the MIT IPO and the Merger, such as legal, accounting, financial advisory and printing fees, whether or not the MIT IPO or the Merger is completed;

•	the time and resources committed by MIT’s and MIC’s respective management to matters relating to the Merger could otherwise have been devoted to pursuing other opportunities; and

•	following the MIT IPO, the market price of MIT common shares could decline to the extent that the current market price reflects, and is positively affected by, a market assumption that the Merger will be completed.

MIC may waive one or more of the conditions to the Merger without re-soliciting stockholder approval.

MIC may determine to waive, in whole or in part, one or more of the conditions to its obligation to consummate the Merger, including, but not limited to the following, where legally permissible:

•	the accuracy of MIC and MIT’s representations and warranties made in the Merger Agreement;

•	the approval of the Charter Amendments;

•	the MIT IPO closing at least one business day prior to the Effective Time; and

•	the delivery of a written opinion of counsel to each of MIT and MIC that the Merger will qualify as a “reorganization” within the meaning of the Section 368(a) of the IRC.

Any determination whether to waive any condition to the Merger and whether to re-solicit stockholder approval or amend this proxy statement/prospectus as a result of a waiver will be made by MIC at the time of such waiver based on the facts and circumstances as they exist at that time.

Failure to consummate the Merger as currently contemplated or at all could adversely affect the future business and financial results of MIC.

The Merger may be consummated on terms different than those contemplated by the Merger Agreement, or the Merger may not be consummated at all. If the Merger is not completed, or is completed on different terms from those contemplated by the Merger Agreement, MIC could be adversely affected and subject to a variety of risks associated with the failure to consummate the Merger, or to consummate the Merger as contemplated by the Merger Agreement, including the following:

•	MIC stockholders may be prevented from realizing the anticipated benefits of the Merger;

•	reputational harm due to the adverse perception of any failure to successfully consummate the Merger;

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•	incurrence of substantial costs relating to the proposed Merger, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•	the attention of MIC’s management and employees may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Merger.

Any delay in the consummation of the Merger or any uncertainty about the consummation of the Merger on terms other than those contemplated by the Merger Agreement, or if the Merger is not completed, could materially adversely affect the business, financial results and stock price of MIC.

The ownership interests of MIC stockholders will be diluted by the consummation of the Merger, and MIC stockholders will exercise less influence over management than they exercised before the Merger.

MIC stockholders have the right to vote in the election of the MIC board of directors and on certain other matters affecting MIC. As a result of the MIT IPO and Merger, MIC stockholders will have an ownership stake in MIT that is smaller than their current stake in MIC. Upon the consummation of the Merger, based upon the number of shares of MIT common shares and shares of MIC common stock outstanding as of the date of this proxy statement/prospectus and assuming the issuance of             MIT common shares in the MIT IPO, MIT and MIC estimate that the MIC stockholders immediately prior to the Merger will own 100% of the MIT Class B common shares outstanding immediately after the Merger and approximately           % of the MIT common shares outstanding immediately after the Merger, assuming the conversion of all the MIT Class B common shares to MIT common shares, no exercise of the underwriters’ overallotment option, if any, in the MIT IPO, and no MIC stockholders purchase any MIT common shares in the MIT IPO or on the open market before the Merger closes. Consequently, MIC stockholders may have less influence over the management and policies of the combined company after the Effective Time than they currently exercise over the management and policies of MIC.

Certain of MIT’s and MIC’s executive officers, directors and trustees may have interests in the Merger that are different from, or in addition to, the interests of MIC stockholders generally. This may create potential conflicts of interest or the appearance of such conflicts, which may lead to increased dissident shareholder activity, including litigation, which could result in significant costs for MIT and MIC and could materially delay or prevent the completion of the Merger.

The interests of Mr. Chavez and Ms. Hogue and MIC’s directors who will become MIT’s trustees include, among other things, the continued service as a trustee or executive officer of the combined company following the Merger and the associated rights to receive cash and equity compensation from the combined company in such capacity, certain rights to continuing indemnification and directors’ and officers’ liability insurance for MIC’s executive officers and directors and the combined company’s assumption of their outstanding MIC equity awards upon the consummation of the Merger.

As a result of MIT’s and MIC’s relationships with MIT’s executive officers and trustees and MIC’s executive officers and directors described elsewhere in this proxy statement/prospectus, the Merger Agreement and the transactions contemplated by the Merger Agreement were not negotiated on an arm’s length basis between unrelated parties and neither MIT nor MIC used an independent committee or other similar body to approve the Merger Agreement and the other transactions contemplated by the Merger Agreement. Therefore, the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the fees and expenses payable by MIC and the Operating Partnership, may be different from those that would be negotiated on an arm’s length basis between unrelated parties.

In addition, the consummation of the Merger is conditioned on approval of the Voting Limitations Charter Amendment Proposal. The Voting Limitations Charter Amendment, if approved, would remove from MIC’s charter a restriction on the voting of shares held by, among others, any director or affiliate of MIC with respect to any transaction between MIC and any such person.

We may therefore be at an increased risk for dissident shareholder activities due to perceived conflicts of interest arising from our management team, the lack of arms-length negotiations, failure to use an independent committee and the fact that the Merger is conditioned on the elimination of provisions of MIC’s charter that are meant to restrict affiliated transactions. In the past, and in particular following the announcement of a significant transaction, periods of volatility in the overall market or declines in the market price of a company’s securities, shareholder litigation and dissident shareholder proposals have often been instituted against companies alleging conflicts of interest in business dealings

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with affiliated or related persons and entities. Our relationships with certain affiliates, perceived conflicts of interest arising from our management team, the lack of arms-length negotiations, failure to use an independent committee and the fact that the Merger is conditioned on the elimination of provisions of MIC’s charter that are meant to restrict affiliated transactions may lead to dissident shareholder actions that, if instituted against MIT or MIC or their respective executive officers, directors and trustees, could result in substantial costs, a material delay or prevention of the Merger and a diversion of management’s attention, even if the shareholder action is without merit or unsuccessful.

For further information about these interests, see “The Merger—Interests of MIT and MIC Executive Officers, Trustees and Directors in the Merger” beginning on page 97 of this proxy statement/prospectus and “MIT Executive Officer and Trustee Compensation” beginning on page 162 of this proxy statement/prospectus.

Lawsuits may be commenced seeking to enjoin or prevent the Merger or seeking other relief which may delay or prevent the completion of the Merger and result in MIT or MIC incurring substantial costs.

Public company merger and acquisition transactions are often subject to lawsuits initiated by plaintiffs seeking to enjoin or prevent the transaction or obtain other relief. MIT, MIC and their respective executive officers, directors, trustees and advisors may become subject to similar litigation with respect to the Merger. Any such lawsuit could seek, among other things, injunctive or other equitable relief, including a request to rescind parts of the Merger Agreement and otherwise to enjoin the parties from consummating the Merger, as well as to require payment of fees and other costs by the defendants. MIT and MIC may incur substantial costs defending any such lawsuit, including the distraction of management’s attention, even if such lawsuits are without merit or unsuccessful. No assurance can be made as to the outcome of any such lawsuits. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the Merger or in obtaining other relief, the completion of the Merger may be prevented or delayed or its terms could change.

MIC is seeking the approval of its common stockholders of the Charter Amendments, which would delete from the MIC charter (i) restrictions on the voting of shares held by any director or affiliate of MIC with respect to any transaction between MIC and any such person, such as the Merger, and (ii) provisions related to Roll-Up Transactions, such as the Merger; MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger.

MIC is seeking the approval of its common stockholders of the Voting Limitations Charter Amendment. If adopted, the Voting Limitations Charter Amendment would delete restrictions on the voting of shares held by, among others, any director or affiliate of MIC, with respect to any transaction between MIC and any such person, which would eliminate certain protections for MIC stockholders that would have applied to certain transactions, including the Merger. The MIC charter provides that with respect to shares owned by any director or affiliate, such director or affiliate may not vote or consent on matters submitted to the stockholders with respect to any transaction between MIC and any such person. Pursuant to this provision of the MIC charter, MIC’s directors and affiliates would not be entitled to vote the shares of common stock they beneficially own on the Merger Proposal, as MIT is owned by an affiliate of certain MIC directors. MIC believes that these provisions, if not amended, would make the Merger more difficult and costly to complete and these potential costs and expenses are difficult to predict or quantify.

In addition, MIC is seeking the approval of its common stockholders of the Roll-Up Charter Amendment. If adopted, the Roll-Up Charter Amendment would delete provisions related to Roll-Up Transactions from the MIC charter, which would eliminate certain protections that would have applied to certain transactions, including the Merger. Pursuant to these Roll-Up Transactions provisions of the MIC charter, MIC stockholders who vote “no” on the Merger Proposal would be entitled to the choice of: (1) accepting the MIT Class B common shares or (2) one of the following: (a) remaining as holders of shares of MIC common stock and preserving their interests therein on the same terms and conditions as existed previously or (b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of MIC’s net assets. In addition, under the MIC charter, MIC would be prohibited from participating in any Roll-Up Transaction: (1) that would result in the common stockholders having voting rights in a Roll-Up Entity that are less than those provided in the MIC charter; (2) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor; (3) in which investors’ rights to access records of the Roll-Up Entity will be less than those provided in the MIC charter; or (4) in which any of the costs of the Roll-Up Transaction would be borne by MIC if the Roll-Up Transaction is rejected by the MIC stockholders. The provisions of the MIC charter subject to the Roll-Up Charter Amendment would also require MIC to obtain an appraisal of its net assets from an independent appraiser. The Merger would be considered a Roll-Up Transaction under the definition in the MIC charter and, accordingly, if the Roll-Up Charter Amendment is not approved and implemented, MIC would not be able to consummate the Merger because (i) the holders of MIC common stock will not have the same voting rights or inspection rights as holders of MIT Class B common shares and (ii) the cost of the Merger will be borne by MIC if the Merger is rejected by the MIC

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stockholders. For further information, see “Comparison of Rights of MIT Shareholders and MIC Stockholders” on page 201 of this proxy statement/prospectus.

MIC believes that the effect of these provisions, if not amended, would preclude MIC and MIT from consummating the Merger because, among other things, MIC has not undertaken, and does not intend to undertake, the appraisal process required in connection with Roll-Up Transactions. The MIC board of directors considered the above in determining that the Merger and the other transactions contemplated by the Merger Agreement to be fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC. Because of the effect of these provisions on the Merger, the MIC board of directors determined that it was in the best interests of MIC to amend the MIC charter to eliminate these provisions effective immediately prior to the completion of the Merger. Because the Merger is conditioned on approval of the Charter Amendments, MIC stockholders will not be entitled to the benefit of these protections in connection with the Merger.

The MIT declaration of trust does not contain certain protections contained in the MIC charter, and MIC stockholders will lose such protections if the Merger is consummated.

The MIC charter includes certain provisions required by the NASAA REIT Guidelines which apply to REITs with shares that are publicly registered with the SEC but are not listed on a national securities exchange, including certain director removal rights. The MIT declaration of trust does not include provisions based on the NASAA REIT Guidelines, and such guidelines would not apply to MIT. If the Merger is consummated, the MIC charter would no longer be applicable and MIC stockholders would no longer have the benefit of the protections provided by the NASAA REIT Guidelines set forth in the MIC charter. See “Comparison of Rights of MIT Shareholders and MIC Stockholders” beginning on page 201.

The Merger and Charter Amendments are each subject to approval by MIC stockholders.

In order for the Merger to be completed, MIC stockholders must approve the Charter Amendment Proposals and the Merger Proposal, each of which requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock on such proposals.

The Merger may trigger contractual rights under certain agreements.

MIC is a party to certain agreements that may contain prepayment, termination or other rights following a “change in control” or “sale of all or substantially all” of the party’s assets. Any counterparty to such agreements, may request modifications of its respective agreements as a condition to granting a waiver or consent under such agreements, or they may elect not to grant a waiver or consent. To the extent any counterparty to such agreements requests modifications of its respective agreements as a condition to granting a waiver or consent under such agreements, MIC will use reasonable efforts to accommodate such modification, but such modifications may not be satisfactory to such counterparty or may not occur. There is no assurance that such counterparties or holders of debt securities will not assert otherwise and seek to exercise any such rights, including termination or repurchase rights where available, that the exercise of any such rights will not adversely affect MIT, MIC or the combined company or that any modifications of such agreements will not materially and adversely affect MIT, MIC or the combined company.

For example, the Loan Agreement, dated as of January 10, 2017, by and between MVP Detroit Center Garage, LLC and Bank of America, N.A., requires notice to and prior written consent from the lender in connection with the Merger and MIT’s acquisition of MIC common stock in the Merger will constitute a change in control that triggers an event of default under MIC’s Credit Agreement, or the Credit Agreement, effective as of March 29, 2022. MIC and MIT are in the process of obtaining the applicable consents and/or waivers under these agreements. In addition, the Merger will also constitute a change of control under MIC’s employment agreements with Mr. Chavez and Ms. Hogue; however, each of MIC and such individuals have agreed that the Merger will not constitute a change of control for purposes of those agreements and the applicable provisions will not therefore be triggered. MIT will assume these agreements in connection with the Merger and will be subject to these provisions going forward.

MIC and the Operating Partnership will incur substantial costs related to the MIT IPO and the Merger.

MIC and the Operating Partnership will incur significant costs in connection with the MIT IPO and Merger and may incur other unanticipated costs. While each company has assumed that a certain level of transaction

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expenses will be incurred, there are factors beyond each company’s control that could affect the total amount or the timing of those expenses. Many of the expenses that may be incurred, by their nature, are difficult to estimate accurately at the current time.

On March 7, 2022, MIT entered into a letter agreement with MIC and the Operating Partnership, pursuant to which MIC and the Operating Partnership agreed to be allocated, bear and (where practicable) pay directly the fees and expenses related to the MIT IPO and the Merger, which costs, fees, expenses, and other expenditures include, without limitation, all legal and other advisor fees. MIT is not required to reimburse MIC or the Operating Partnership for any of these costs and expenses.

Risks Related to Our Business

The COVID-19 pandemic has had, and may continue to have, a material adverse effect on our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations, and its duration and ultimate lasting impact is unknown.

The COVID-19 pandemic and the restrictions intended to prevent its spread have had a significant adverse impact on economic and market conditions around the world, including in the United States. These conditions have had, and may continue to have, a material adverse impact on our business. In particular, many of our parking facilities are located near government buildings and courthouses and event centers, which depend in large part on consumer traffic, and conditions that lead to a decline in consumer traffic have had a material and adverse impact on those businesses. Many state and local governments restricted public gatherings or required people to shelter in place, which also had, in some cases, eliminated or severely reduced the demand for parking. Such events have adversely impacted and may continue to adversely impact our tenants’ operations and/or cause the temporary closure of our tenants’ businesses, which could significantly disrupt or cause a closure of their operations and, in turn, significantly impact or eliminate the rental revenue we generate from our leases with them. In particular, our tenants pay us percentage rent, which is based on the amount by which gross revenues of each parking facility exceeds a base amount; therefore, declines in occupancy and the decreases in utilization resulting from the restrictions intended to prevent the spread of COVID-19 and the disruption or closure of our tenants’ operations as a result of the COVID-19 pandemic have reduced, and may in the future reduce, the annualized parking revenues we earn.

The COVID-19 pandemic has also resulted in reduced discretionary spending, reduced travel and other activity. Users of our parking facilities include workers who commute by car to their places of employment in these urban centers. The return on our investments has been and may continue to be materially adversely affected by restrictions in reaction to the COVID-19 pandemic and may further continue to be materially adversely affected to the extent that economic conditions result in the elimination of jobs or the migration of jobs from the urban centers where our parking facilities are situated to other locations.

Although occupancy and utilization at our parking facilities are beginning to recover from their low point experienced during the COVID-19 pandemic, they remain below pre-COVID-19 pandemic levels and may continue indefinitely. We may experience future declines as a result of a resurgence of the COVID-19 pandemic from time-to-time or otherwise.

The duration and ultimate impact of the COVID-19 pandemic is not known. Our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations may continue to be negatively impacted as a result of the COVID-19 pandemic and may remain at depressed levels compared to pre-COVID-19 pandemic levels for an extended period, which would have a material adverse effect on the value and trading price of the MIT common shares.

Increased fuel prices may adversely affect our operating environment and costs.

Fuel prices have a direct impact on the ability and frequency of consumers to engage in activities related to transportation. Increases in the price of fuel may result in higher transportation costs and adversely affect consumer use at our parking garages. Increases in fuel costs also can lead to other non-recoverable, direct expense increases to us through, for example, increased costs of energy. Increases in energy costs for our tenants are typically recovered from lessees, although our share of energy costs increases as a result of lower occupancies, and higher operating cost reimbursements impact the ability to increase underlying rents. Rising fuel prices also may increase the cost of construction and the cost of materials that are petroleum-based, thus affecting the development of our existing assets or our tenants’ ongoing development projects.

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We have a limited operating history which makes our future performance difficult to predict.

MIC was formed on May 4, 2015 and, on December 15, 2017, merged with MVP REIT, Inc., a Maryland corporation formed on April 3, 2012. MIC internalized its management function effective April 1, 2019 and the current management team has been in place since August 2021. MIT was formed on March 7, 2022. Accordingly, we have a limited operating history, particularly as an internally managed company. Shareholders should not assume that MIT’s future performance will be similar to the past performance of MIC. The lack of operating history of MIT increases the risk and uncertainty that MIT shareholders face in making or holding an investment in the MIT common shares.

MIC has experienced net losses in the past, and we may experience additional net losses in the future.

Historically, MIC has experienced net losses (calculated in accordance with GAAP), and we may not be profitable or realize growth in the value of our portfolio. Many of MIC’s losses can be attributed to start-up costs, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our net losses, see “Selected Combined Historical and Pro Forma Financial Information” in this proxy statement/prospectus and the combined and condensed financial statements appearing elsewhere in this proxy statement/prospectus.

The loss of key personnel could have a material adverse effect upon our ability to conduct and manage our business.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our management team in the identification and acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. The loss of services of one or more members of our key personnel or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, parking facility operators and managers and other industry personnel, which could materially and adversely affect our business, financial condition, results of operations, ability to make distributions to shareholders in the future and the value of the MIT common shares. Furthermore, the loss of one or more of our key personnel may constitute an event of default under certain of our limited non-recourse property-level indebtedness, which could result in such indebtedness being accelerated.

Stockholders should not rely on MIC’s estimated NAV per share as being an accurate measure of the current value of the shares of MIC common stock.

The MIC board of directors, including all of its independent directors, has historically approved and established at least annually an estimated NAV per share of MIC common stock, which is based on an estimated market value of MIC’s assets less the estimated market value of MIC’s liabilities, divided by the number of fully-diluted shares of MIC common stock outstanding. The objective of the MIC board of directors in determining the estimated NAV per share of the MIC common stock was to arrive at a value, based on recent available data, that it believed was reasonable based on methods that it deemed appropriate after consultation with the Company’s management team. As with any valuation method, the methods used to determine the estimated NAV per share were based upon a number of assumptions, estimates, forecasts and judgments that over time may prove to be incorrect, incomplete, or may change materially.

In the most recent estimation of NAV established on August 29, 2022, the MIC board of directors relied upon information provided by its management team regarding MIC’s real estate investments, other assets and liabilities and the number of shares of MIC common stock outstanding on a fully diluted basis after giving effect to the redemption, on a one-for-one basis, of the OP Units held by the limited partners of the Operating Partnership, which will not necessarily result in a reflection of fair value under GAAP. Different parties using different methods could derive an estimated NAV per share that is significantly different from the estimated NAV per share determined by the MIC board of directors. The MIC board of directors believes the estimated NAV to be the current best estimate of the value of the MIT Class B common shares to be received in the Merger, as the MIC common stock will be convertible in the Merger into MIT Class B common shares on a one-for-one basis.

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The estimated NAV per share is not a representation, warranty, guarantee or other indication that, among other things:

•	a stockholder would be able to realize the estimated NAV per share if such stockholder attempts to sell their shares of MIC common stock;

•	a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon liquidation of MIC’s assets and settlements of MIC’s liabilities or if MIC were sold;

•	MIT common shares will be sold in the MIT IPO at or near the estimated NAV per share;

•	shares of MIC common stock or MIT common shares would trade at the estimated NAV per share on a national securities exchange;

•	a third party would offer the estimated NAV per share in an arms-length transaction to purchase all or substantially all of the shares of MIC common stock; or

•	the methods used to determine the estimated NAV per share would be acceptable to, or in compliance with, the Employee Retirement Income Security Act of 1974, as amended, or ERISA, the Financial Industry Regulatory Authority, Inc, or FINRA, the SEC, any state securities regulatory entity or the Department of Labor, with respect to their respective requirements.

Further, the estimated NAV per share was calculated as of a particular moment in time based on the shares of MIC common stock then outstanding and the amount and value of shares of MIC common stock will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets. Following the completion of the MIT IPO and Merger, we do not expect to publish an estimated NAV.

We disclose certain non-GAAP financial measures in this proxy statement/prospectus; however these non-GAAP measures are not equivalents to our net income or loss as determined under GAAP, and our computation of such non-GAAP measures may not be comparable to other REITs.

We consider Adjusted EBITDA, AFFO and FFO, each, a non-GAAP financial measure, as supplemental performance measures of our operating performance, due to the certain unique operating characteristics of real estate companies. These non-GAAP financial measures have the meanings set forth in “Selected Combined Historical and Pro Forma Financial Information”.

Nareit, an industry trade group, promulgated FFO, which it believes more accurately reflects the operating performance of a REIT. As defined by Nareit, FFO means net income (loss) attributable to common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization and provision of impairment of investment in real estate, minus gain from sale of investments in real estate. In addition, Nareit has clarified its computation of FFO, which includes adding back real estate impairment charges for all periods presented; however, under GAAP, impairment charges reduce net income. While impairment charges are added back in the calculation of FFO, we caution that due to the fact that impairments to the value of any property are typically based on estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance which may be permanent. We calculate AFFO by deducting recurring capital expenditures, settlement of deferred management internalization, transaction expenses, income from or gain on consolidation of DST, PPP loan forgiveness and straight-line rent from FFO and adding transaction expenses.

The calculation of FFO and AFFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other companies. FFO and AFFO do not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs nor is it indicative of liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance. Management uses the calculation of FFO and AFFO for multiple reasons. We use FFO and AFFO to compare our operating performance to that of other companies. Additionally, we compute FFO as part of our acquisition process to determine whether a

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proposed investment will satisfy our investment objectives. FFO is not a useful measure in evaluating NAV because impairments are considered in determining NAV but not in determining FFO.

The historical cost accounting rules used for real estate assets require, among other things, straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT or other real estate company using historical cost accounting for depreciation may be less informative than FFO. We believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our operating performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs. Further, we believe that AFFO provides useful information to investors because (1) it provides investors with a meaningful measure for evaluating our period-to-period operating performance by eliminating items which are not operational in nature, including, but not limited to, the effects of recurring capital expenditures and straight-line rent as required to be reported according to GAAP, AFFO may facilitate a comparison of operating performance between periods and (2) it provides investors with a meaningful measure comparing our results of operations to those of different companies by excluding the impact of long-term strategic decisions which can differ significantly from company to company, such as decisions with respect to capital structure, capital investments and the tax jurisdictions in which companies operate.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss) attributable to common shareholders, adjusted for (provision for) / benefit from income taxes, depreciation and amortization, net, interest income (expense), other income (expense), provision of impairment of investment in real estate, settlement of deferred management internalization, transaction expenses, gain from sale of investments in real estate, income from or gain on consolidation of DST, PPP loan forgiveness and share-based expense. We believe that Adjusted EBITDA provides useful information to our management team, investors and others in understanding and evaluating our operating results because (1) it is a measure used by our management team for purposes of decision making and for evaluating the performance of our parking facilities, (2) it is a component of the calculations used by some of our lenders to determine compliance with certain debt covenants, (3) it is widely used by the parking industry and by REITs to measure operating performance, as depreciation, amortization and accretion may vary significantly among companies depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved, (4) it provides investors with a meaningful measure for evaluating our period-to-period operating performance by eliminating items which are not operational in nature and (5) it provides investors with a measure for comparing our results of operations to those of different companies by excluding the impact of long-term strategic decisions which can differ significantly from company to company, such as decisions with respect to capital structure, capital investments and the tax jurisdictions in which companies operate. We have included Adjusted EBITDA in this proxy statement/prospectus because it is a key measure we use to evaluate our financial and operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of trustees. Adjusted EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance or as a measure of our liquidity. This measure should be considered in conjunction with net income and operating income as presented in our combined statements of comprehensive income. Other real estate companies may calculate Adjusted EBITDA differently than we do.

The non-GAAP measures used in this proxy statement/prospectus should not be construed to be equivalent to or a substitute for the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures and the adjustments to GAAP in calculating these non-GAAP measures. Furthermore, these non-GAAP measures are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations calculated in accordance with GAAP, or indicative of funds available to fund our cash needs, including our ability to make distributions to our shareholders.

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These non-GAAP measures should be reviewed in conjunction with other GAAP measurements as an indication of our performance. The exclusion of impairments limits the usefulness of these non-GAAP measures as a historical operating performance measure since an impairment indicates that the property’s operating performance may have been permanently affected.

A material failure, inadequacy, interruption or security failure of our technology networks and related systems could harm our business.

Our information technology networks and related systems are essential to our ability to conduct our day to day operations. As a result, we face risks associated with security breaches, whether through cyberattacks or cyber intrusions over the internet, malware, computer viruses, attachments to emails, persons who access our systems from inside or outside our organization and other significant disruptions of our information technology networks and related systems. A security breach or other significant disruption involving our information technology networks and related systems could: disrupt our operations; result in the unauthorized access to, and the destruction, loss, theft, misappropriation or release of, proprietary, personally identifiable, confidential, sensitive or otherwise valuable information, which others could use to compete against us or which could expose us to damage claims by third parties for disruptive, destructive or otherwise harmful outcomes; require significant management attention and resources to remedy any damages that result; subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; or damage our business relationships or reputation generally. Any or all of the foregoing could materially and adversely affect our business and the value of the MIT common shares.

Although we take various actions to maintain the security and integrity of our information technology networks and related systems and have implemented various measures to manage the risk of a security breach or disruption, we cannot be sure that our security efforts and measures will be effective or that any attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches change and generally are not recognized until launched against a target, and in some cases such techniques are designed to not be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures. It is not possible for this risk to be entirely mitigated.

Moreover, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerabilities in our information technology networks. In addition, our remediation efforts may not be successful. Certain measures that could increase the security of our systems take significant time and resources to deploy broadly, and such measures may not be deployed in a timely manner or be effective against an attack. The inability to implement, maintain and upgrade adequate safeguards could have a material and adverse impact on our business, financial condition and results of operations.

Our proprietary software systems contain open source software, which may pose particular risks to our proprietary software in a manner that could harm our business.

We use open source software in our proprietary software and anticipate using open source software in the future. Some open source software licenses require those who distribute open source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open source code on unfavorable terms or at no cost, and we may be subject to such terms. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our offerings. We could face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease providing the implicated offerings unless and until we can re-engineer them to avoid infringement, which may be a costly and time-consuming process. While we monitor our use of open source software and try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, or could be claimed to have occurred, in part because open source license terms are often ambiguous. Any actual or claimed requirement to disclose our proprietary source code or pay damages for breach of contract could harm our business and could help third parties, including our competitors, develop offerings that are similar to or better than ours.

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Additionally, the use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open source software, and we cannot ensure that the authors of such open source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, negatively affect our business. Any of these risks could be difficult to eliminate or manage and, if not addressed, could have an adverse effect on our business, financial condition and results of operations.

Inigma and pKatalyst, our proprietary software systems, are not currently protected by any patents, registered trademarks or licenses, which may prevent us from using, or enforcing our intellectual property rights to these systems and could adversely affect our business, results of operations and financial condition.

Inigma is our proprietary software management tool that we developed to monitor parking facilities in real-time. pKatalyst is our proprietary technology platform that will allow us to provide a virtual fence or perimeter around up to 14,000 parking facilities and to monitor consumer movement into and out of our parking facilities, as well as those of our competitors. Neither Inigma nor pKatalyst, nor these systems’ underlying technology, is currently registered, as a patent or a trademark, with the U.S. Patent and Trademark Office and we do not intend to register them in the near future. To the extent that Inigma or pKatalyst violates the proprietary rights of others, we may therefore be subject to damage awards or judgments prohibiting our use of Inigma or pKatalyst. In addition, our intellectual property rights in Inigma or pKatalyst may not be enforceable against any prior users of similar intellectual property. Our inability to use Inigma or pKatalyst or enforce our intellectual property rights to Inigma or pKatalyst, could have an adverse effect on our business, financial condition and results of operations.

We may in the future be subject to claims that we violated certain third-party intellectual property rights, which, even where meritless, can be costly to defend and could materially adversely affect our business, results of operations and financial condition.

Our success depends, in part, on our ability to maximize revenues and profitability at our parking facilities with a technology-driven approach to collaboration with our tenant operators, including the use of our proprietary software, without infringing on, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our software systems are infringing on, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation. Also, various “non-practicing entities” and other intellectual property rights holders may in the future attempt to assert intellectual property claims against us or seek to monetize the intellectual property rights they own to extract value through licensing or other settlements, even if the claims are meritless.

Our use of third-party software and other intellectual property rights may be subject to claims of infringement or misappropriation. The vendors who provide us with technology that we incorporate in our proprietary software also could become subject to various infringement or misappropriation claims, which may then affect our use of our proprietary software. We cannot guarantee that our internally developed or acquired technologies and content do not or will not infringe, misappropriate or otherwise violate the intellectual property rights of others.

From time to time, our competitors or other third parties may claim that we are infringing upon, misappropriating or otherwise violating their intellectual property rights. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition, results of operations, cash flows, or prospects. Any claims or litigation, even those without merit and regardless of the outcome, could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial costs or damages, obtain a license, which may not be available on commercially reasonable terms or at all, pay significant ongoing royalty payments, settlements or licensing fees, prevent us from maximizing our revenues and profitability at our parking facilities and from using certain technologies, force us to implement expensive and time-consuming workarounds or redesigns, distract management from our business or impose other unfavorable terms.

We may not be able to obtain, maintain, protect, defend and enforce our trademarks and trade names, or build name recognition in our markets of interest, thereby harming our competitive position.

We believe that the protection of our trademark rights is an important factor in protecting our brand and maintaining goodwill. We may be unable to obtain trademark protection for our technologies, logos, slogans and

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brands, and our existing trademark registrations and applications, and any trademarks that may be used in the future, may not provide us with competitive advantages or distinguish our brand and our business from those of our competitors. Further, we may not timely or successfully register our trademarks.

If we do not adequately protect our rights in our trademarks from infringement and unauthorized use, any goodwill that we have developed in those trademarks could be lost or impaired, which could harm our brand and our business. We have filed applications for registration, among other trademarks, the term “Mobile Infrastructure Trust” and “Mobile Infrastructure Corporation” in the United States. Although we have applied for these trademark registrations, there are no certainties that these applications will result in a registration of these trademarks.

Competitors may adopt trademarks and/or tradenames similar to ours, thereby harming our ability to build brand identity and possibly leading to customer confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other trademarks that are similar to our trademarks. Furthermore, our trademarks, upon registration, may be opposed, contested, circumvented or found to be unenforceable, weak or invalid, and we may not be able to prevent third parties from infringing or otherwise violating them or using similar marks in a manner that causes confusion or dilutes the value or strength of our brand. Litigation or proceedings before the U.S. Patent and Trademark Office or other governmental authorities and administrative bodies in the United States may be necessary in the future to enforce our trademark rights and to determine the validity and scope of the trademark rights of others. Our efforts to obtain, maintain, protect, defend and enforce our trademarks may be ineffective and could result in substantial costs and diversion of resources, which could adversely affect our business, financial condition, and results of operations.

We may be unable to continue to use the domains that we use in our business or prevent third parties from acquiring and using domains that infringe, misappropriate or otherwise violate, are similar to, or otherwise decrease the value of our brand, trademarks, or service marks.

We have registered a domain that we use in, or is related to, our business, www.mobileit.com. If we lose the ability to use the domain name, whether due to trademark claims, failure to renew the applicable registration, or any other cause, we may be forced to market our offerings under a new domain name, which could cause us substantial harm or cause us to incur significant expense in order to purchase rights to the domain name in question. In addition, our competitors and other third parties could attempt to capitalize on our brand recognition by using domains similar to ours. We may be unable to prevent our competitors and other third parties from acquiring and using domains that infringe, misappropriate, or otherwise violate, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Obtaining, maintaining, protecting, defending and enforcing our rights in our domain may require litigation, which could result in substantial costs and diversion of resources, which could in turn adversely affect our business, financial condition, and results of operations.

The reduced disclosure requirements applicable to MIT as an “emerging growth company” may make the MIT common shares less attractive to investors.

MIT is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act, and MIT may avail itself of certain exemptions from various reporting requirements of public companies that are not “emerging growth companies,” including, but not limited to, an exemption from complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. MIT may remain an emerging growth company for up to five full fiscal years following the completion of the MIT IPO. If some investors find the MIT common shares less attractive as a result of the exemptions available to MIT as an emerging growth company, there may be a less active trading market for the MIT common shares (assuming a market develops), and the trading price of the MIT common shares may be more volatile than that of an otherwise comparable company that does not avail itself of the same or similar exemptions. MIT cannot predict if investors will find the MIT common shares less attractive because it relies on the JOBS Act exemptions.

Adverse judgments, settlements or investigations resulting from legal proceedings in which we may be involved could reduce our profits, limit our ability to operate our business or distract our officers from attending to our business.

The nature of our business exposes our properties, us, the Operating Partnership and our other subsidiaries to the risk of claims and litigation in the normal course of business. The outcome of these proceedings cannot be

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predicted. If any of these proceedings were to be determined adversely to us or a settlement involving a payment of a material sum of money were to occur, it could materially and adversely affect our profits or ability to operate our business. Additionally, we could become the subject of future claims by third parties, including current or former tenants, our employees, our investors or regulators. Any significant adverse judgments or settlements would reduce our profits and could limit our ability to operate our business. Further, we may incur costs related to claims for which we have appropriate third-party indemnity, but such third parties fail to fulfill their contractual obligations.

In addition, we will be required to indemnify MIC’s former chief executive officer for certain claims related to a civil lawsuit filed by the SEC against him and his advisory firm alleging violations of securities laws, in an amount not to exceed $2 million. The SEC seeks disgorgement, injunctions, and bars against him and his advisory firm and related penalties.

MIC’s failure to maintain an effective system of internal control over financial reporting could adversely affect MIT’s ability to present accurately MIT’s financial statements and could materially and adversely affect MIT, including its business, reputation, results of operations, financial condition or liquidity.

MIC’s management identified material weaknesses in its internal control over financial reporting in connection with its assessment as of and for the year ended December 31, 2021. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (1) MIC’s lack of appropriate segregation of duties within its accounting and finance groups; (2) the lack of formal and effective controls over user access to certain information systems to ensure adequate restriction of users and privileged access to transaction processing applications; and (3) inappropriate application of technical accounting for certain transactions and disclosures.

Although MIC has begun to implement measures to address the material weaknesses, the implementation of those measures may not fully address the material weaknesses and deficiencies in MIC’s internal control over financial reporting, and MIC cannot conclude that these matters have been fully remedied. The following remedial actions have been identified and initiated by MIC through June 30, 2022:

•	MIC has hired a Chief Accounting Officer and will continue hiring and training additional accounting resources with appropriate levels of experience and reallocating responsibilities across MIC’s finance organization. This measure provides for segregation of duties and ensures that the appropriate level of knowledge and experience will be applied based on the risk and complexity of transactions and tasks under review.

•	MIC will continue to educate control owners and enhance policies to ensure appropriate restrictions related to user access and privileged access are in place.

•	MIC has provided access to accounting literature and research to enable the control owners in evaluating technical accounting pronouncements for certain transactions, in addition to utilizing third party resources when appropriate.

Remediation of the identified material weaknesses and strengthening MIC’s internal control environment will require a substantial effort through 2022 and beyond. While MIC believes that the steps taken to date and those planned for implementation will improve MIC’s internal control over financial reporting, MIC has not completed all remediation efforts. The planned remediation activities described above highlight MIC’s commitment to remediating MIC’s identified material weaknesses and will remain largely unchanged through the effective date of the Form S-4 of which this proxy statement/prospectus forms a part.

As MIC continues to evaluate and works to improve its internal control over financial reporting, MIC’s management may determine that additional or different measures to address control deficiencies or modifications to the remediation plan are necessary. Further, in the future MIC may determine that it has additional material weaknesses. MIC’s failure to remediate the material weaknesses or failure to identify and address any other material weaknesses or control deficiencies could result in inaccuracies in MIT’s financial statements and could also impair MIT’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis, which could cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the MIT common shares.

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MIT will rely on its internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. More broadly, effective internal control over financial reporting is a necessary component of MIT’s business to seek to prevent and detect any fraud. Furthermore, as MIT grows, its business will likely become more complex, and it may require significantly more resources to develop and maintain effective controls. Designing and implementing an effective system of internal control over financial reporting is a continuous effort that requires significant resources, including the expenditure of a significant amount of time by senior members of MIT’s management team. Any failure to maintain effective internal control over financial reporting or to timely effect any necessary improvements to such controls could materially and adversely affect MIT. Additionally, ineffective internal control over financial reporting could also adversely affect MIT’s ability to prevent or detect fraud, harm our reputation and cause shareholders to lose confidence in MIT’s reported financial information.

MIT is not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and is therefore not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. Although MIT will be required to disclose changes made in its internal controls and procedures on a quarterly basis, it will not be required to make its first annual assessment of its internal control over financial reporting pursuant to Section 404 until December 31, 2022. Moreover, as an emerging growth company, MIT’s independent registered public accounting firm will not be required to formally attest to the effectiveness of MIT’s internal control over financial reporting pursuant to Section 404 until the later of December 31, 2022 or the date that MIT is no longer an emerging growth company. At such time, MIT’s independent registered public accounting firm may issue a report that is adverse if it is not satisfied with the level at which MIT’s controls are documented, designed or operating.

Risks Related to Our Portfolio

Our revenues have been and will continue to be significantly influenced by demand for parking facilities generally, and a decrease in such demand would likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

The focus for our portfolio has been and will continue to be on parking facilities. A decrease in the demand for parking facilities, or other developments adversely affecting such sector of the real estate market, would likely have a more pronounced effect on our financial performance than if we owned a more diversified real estate portfolio.

If adverse economic conditions reduce discretionary spending, business travel or other economic activity, such as sporting events and entertainment, that fuels demand for parking, our revenues could be reduced. In addition, our parking facilities tend to be concentrated in urban areas.

The COVID-19 pandemic has resulted in reduced discretionary spending, reduced travel and other activity. Users of our parking facilities include workers who commute by car to their places of employment in these urban centers. The return on our investments has been and may continue to be materially adversely affected by restrictions in reaction to the COVID-19 pandemic and may further continue to be materially adversely affected to the extent that economic conditions result in the elimination of jobs or the migration of jobs from the urban centers where our parking facilities are situated to other locations.

Increased office vacancies in MSAs or movement toward home office alternatives could reduce consumer demand for parking, which could adversely impact our revenues and financial condition. Moreover, changing lifestyles and technological innovations also may decrease the need for parking spaces, thereby decreasing the demand for parking facilities. The need for parking spaces, for example, may decrease as the public increases its use of livery service companies and ridesharing companies or elects to take public transit for their transportation needs. Future technological innovations, such as driverless vehicles, also may decrease the need for parking spaces. It is also possible that cities could enact new or additional measures such as higher tolls, increased taxes or vehicle occupancy requirements in certain circumstances, to encourage car-pooling and the use of mass transit, all of which could adversely impact the demand for parking. Weather conditions, such as hurricanes, snow, flooding or severe weather storms, and other natural disasters and acts of terrorism could also disrupt our parking operations and further reduce the demand for parking.

We may be unable to attain our investment strategy or increase the value of our portfolio.

Our investment strategy has historically focused primarily on acquiring, owning and leasing parking facilities to third-party tenants, including parking lots, parking garages and other parking structures throughout the United

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States. We have historically focused primarily on investing in income-producing parking lots and garages with air rights in MSAs. In expanding our portfolio, we will seek geographically diverse investments that address multiple key demand drivers and demonstrate consistent consumer use, that are expected to generate positive cash flows and provide greater predictability during periods of economic uncertainty. We may be unable to expand our portfolio in accordance with this investment strategy or increase the value of our portfolio, and as a result, we may not be able to increase our rental revenues we anticipate earning through our investment strategy.

We may be unable to grow our business by acquisitions of additional parking facilities.

Our investment strategy involves the acquisition of additional parking facilities. Our ability to make profitable acquisitions is subject to risks, including, but not limited to, risks associated with:

•	competition from other investors, including publicly traded and private REITs, numerous financial institutions, individuals and public and private companies;

•	contingencies in our acquisition agreements; and

•	the availability and terms of financing.

We might encounter unanticipated difficulties and expenditures relating to any acquired parking facilities.

For example:

•	we do not believe that it is possible to understand fully a parking facility before it is owned and leased for a reasonable period of time, and, notwithstanding pre-acquisition due diligence, we could acquire a parking facility that contains undisclosed defects;

•	the market in which an acquired parking facility is located may experience unexpected changes that adversely affect the parking facility’s value;

•	the occupancy and utilization of parking facilities that we acquire may decline during our ownership;

•	the operating costs for our acquired parking facilities may be higher than anticipated, which may result in tenants that pay or reimburse us for those costs terminating their leases or our acquired parking facilities not yielding expected returns;

•	we may acquire parking facilities subject to unknown liabilities and without any recourse, or with limited recourse, such as liability for the cleanup of undisclosed environmental contamination or for claims by tenants, consumers or other persons related to actions taken by former owners of the parking facilities; and

•	acquired parking facilities might require significant attention from management that would otherwise be devoted to our other business activities.

For these reasons, among others, we might not realize the anticipated benefits of our acquisitions, and our investment strategy with respect to the acquisition of additional parking facilities may not succeed or may cause us to experience losses.

In addition, because of our management team’s extensive experience in the parking industry, we often receive off-market calls for asset acquisition opportunities before properties are marketed for sale, as well as have early notices on properties preparing to be marketed. We may be unable to acquire new parking facilities if we experience a decline in the number of off-market calls for parking facilities that are not yet being marketed for sale or if notices of properties preparing to be marketed for sale become increasingly available to our competitors.

We may not acquire the properties that we evaluate in our pipeline.

We will generally seek to maintain a robust pipeline of investment opportunities. Transactions may fail to close for a variety of reasons, including the discovery of previously unknown liabilities or other items uncovered during our diligence process. Similarly, we may never execute binding purchase agreements with respect to properties that are currently subject to non-binding letters of intent, or LOIs, and properties with respect to which we are

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negotiating may never lead to the execution of any LOI. For many other reasons, we may not ultimately acquire the properties in our pipeline.

Our parking facilities face intense competition, which may adversely affect rental and fee income.

We believe that competition in parking facility operations is intense. In addition, any parking facilities we acquire may compete with building owners that provide on-site paid parking. Certain of our competitors have more experience than we do in owning and operating parking facilities. Moreover, some of our competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to shareholders and a greater ability to borrow funds. Competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market where our parking facilities are located could have a negative effect on our parking fee revenues.

If competitors build new facilities that compete with our facilities or offer space at rates below the rates we charge, our lessees may lose potential or existing customers and may be pressured to discount their rates to retain business, thereby causing them to reduce rents paid to us. As a result, our ability to make distributions to shareholders may be impaired. In addition, increased competition for customers may require us to make capital improvements to facilities that we would not otherwise make, which could reduce CAD to our shareholders.

Our leases expose us to certain risks.

We lease parking facilities to tenants that either offer parking facilities to the public or provide parking to their employees. One of our strategic objectives is to focus heavily on the performance of each parking facility, working with our tenants to create a business plan for each parking facility to improve cash flow and rental income. Those business plans were finalized in the first quarter of 2022 and are now underway for execution. We anticipate that the performance of the parking facilities will start to improve in the second half of 2022. Our inability or the inability of our tenants to execute on these business plans could have a material adverse effect on our business, financial condition and results of operations. In addition, the loss or renewal on less favorable terms of a substantial number of leases, or a breach, default or other failure to perform by a tenant under a lease, or material reduction in the rental income associated with our leases (or an increase in anticipated expenses to the extent we are responsible for such expenses) could also have a material adverse effect on our business, financial condition and results of operations.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure shareholders that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce CAD to our shareholders.

Declines in the market value of our portfolio may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, CAD to our shareholders.

A decline in the market value of our portfolio may adversely affect us particularly in instances where we have borrowed money based on the market value of assets in our portfolio. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we are unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, CAD.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

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Market values of the assets in our portfolio may decline for a number of reasons, such as changes in prevailing market rates, increases in tenant defaults, decreases in parking facility occupancy or utilization and decreases in market rents and other factors typically associated with owning real estate.

We require scale to improve cash flow and earnings for shareholders.

To best offset the costs of being a public reporting company, we will need to increase our portfolio’s scale in size and number of assets. Our ability to scale will be determined by our ability to find high-quality assets to purchase and access capital to acquire those assets, as well as integrate those assets successfully into our portfolio. Our assets are often acquired via off-market opportunities from private sellers and our ability to continue to scale will be influenced by our access to those sellers and assets.

We may acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in shareholder dilution and limit our ability to sell such assets.

In the future, we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for OP Units, which may result in shareholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable to us absent such restrictions.

Risks Related to Our Financing Strategy

We have debt, and we may incur additional debt.

We are subject to numerous risks associated with our debt, including the risk that our cash flows could be insufficient to meet required payments on our debt. There are no limits in our organizational documents on the amount of debt we may incur, and we may incur substantial debt. Our debt obligations could have important consequences to our shareholders. Incurrence of debt may increase our vulnerability to adverse economic, market and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business, and place us at a disadvantage in relation to competitors that have lower debt levels. Excessive debt could limit our ability to obtain financing for working capital, capital expenditures, acquisitions, refinancing, lease obligations or other purposes, prevent our achieving investment grade ratings from nationally recognized credit rating agencies and reduce our ability to pay distributions to our shareholders.

For example, the obligation under the Credit Agreement underlying our $75.0 million credit facility with KeyBanc Capital Markets, as lead arranger, and KeyBank, National Association as administrative agent and lender, or the Credit Facility, contains customary representations, warranties, conditions to borrowing, covenants and events of default, including certain covenants that limit or restrict, subject to certain exceptions, the ability of us, the Operating Partnership and our other subsidiaries to sell or transfer assets, enter into a merger or consolidate with another company, create liens, make investments or acquisitions or incur certain indebtedness. Among other things, the Credit Agreement underlying the Credit Facility requires us to:

•	maintain a total leverage ratio not to exceed 65.0%;

•	maintain fixed charge coverage ratios not less than:

o	1.0 to 1.0 from April 1, 2022 until June 30, 2022;

o	1.20 to 1.0 from July 1, 2022 until September 30, 2022; and

o	1.40 to 1.00, thereafter; and

•	maintain a tangible net worth of not less than $206,908,200 plus 90.0% of the net proceeds received by us or the Operating Partnership and certain of our subsidiaries at any time from the issuance of stock (whether common, preferred or otherwise) of us or the Operating Partnership and certain of our subsidiaries.

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We may not be able to access financing sources on attractive terms, or at all, which could adversely affect our ability to execute our business plan.

We may not be able to obtain financing on acceptable terms or at all. Future access to sources of financing will depend upon a number of factors, over which we may have little or no control, including:

•	general market conditions;

•	a financing source’s view of the quality of our assets;

•	a financing source’s perception of our financial condition and growth potential; and

•	our current and potential future earnings and cash distributions.

In addition, our ability to sell assets may also be limited due to several factors, including general market conditions and limitations under our existing loan agreements, and as a result, we may receive less than the value at which those assets are carried on our consolidated financial statements or we may be unable to sell certain assets at all.

Instability in the debt markets and other factors may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our shareholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the acquisition of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due on favorable terms or at all. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us or could result in the foreclosure of such properties. For example, some of our loans are packed into commercial mortgage-backed securities, or CMBS, which place restrictions on our ability to restructure such loans without the consent of holders of such securities. Obtaining such consents may be time-consuming or may not be possible at all and could delay or prevent us from restructuring one or more loans. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce CAD and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increasing interest rates may adversely affect us.

Since the most recent U.S. economic recession, the Board of Governors of the U.S. Federal Reserve System, or the U.S. Federal Reserve, has taken actions that have resulted in low interest rates for a long period of time. In March 2022, the U.S. Federal Reserve increased interest rates for the first time since 2018 and signaled six additional rate hikes this year. Market interest rates are expected to continue to increase, and those increases may materially and negatively affect us in several ways, including:

•	Investors may consider whether to buy or sell MIT common shares based upon the distribution rate on the MIT common shares relative to the then prevailing market interest rates. If market interest rates go up, investors may expect a higher distribution rate than we are able to pay or may sell the MIT common shares and seek alternative investments that offer higher distribution rates. Sales of the MIT common shares may cause a decline in the market price of the MIT common shares.

•	Amounts outstanding under the Credit Facility will require interest to be paid at variable interest rates. When interest rates increase, our interest costs will increase, which could adversely affect our cash flows, our ability to pay principal and interest on our debt, our cost of refinancing our fixed rate debts when they become due and our ability to make or sustain distributions to our shareholders.

•	Property values are often determined, in part, based upon a capitalization of rental income formula. When market interest rates increase, property investors often demand higher capitalization rates and that causes property values to decline. Increases in interest rates could lower the value of our properties and cause the market price of the MIT common shares to decline.

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Failure to hedge effectively against interest rate changes may materially adversely affect our business, financial condition, results of operations and ability to make distributions to our shareholders.

We currently have, and may incur in the future, debt that bears interest at variable rates. An increase in interest rates would increase our interest costs to the extent we have not effectively hedged against such increase, which could adversely affect our cash flows and results of operations. Subject to our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act, we may manage and mitigate our exposure to interest rate risk attributable to variable-rate debt by using interest rate swap arrangements, interest rate cap agreements and other derivatives. The goal of any interest rate management strategy that we may adopt is to minimize or eliminate the effects of interest rate changes on the value of our assets, to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of financing such assets. However, these derivatives themselves expose us to various risks, including the risk that: (i) counterparties may fail to honor their obligations under these arrangements; (ii) the credit quality of the counterparties owing money under these arrangements may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transactions; (iii) the duration of the hedging transactions may not match the duration of the related liability; (iv) these arrangements may not be effective in reducing our exposure to interest rate changes; and (v) these arrangements may actually result in higher interest rates than we would otherwise have. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates. Failure to hedge effectively against interest rate changes may materially adversely affect our business, financial condition, results of operations and ability to make distributions to our shareholders.

Certain loans are and may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

We have obtained, and intend to continue to obtain, loans that are secured by mortgages on our properties, and we may obtain additional loans evidenced by promissory notes secured by mortgages on our properties. As a general policy, we will seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. If a loan is secured by a mortgage on a single property, we could lose that property through foreclosure if we default on that loan. We may also give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. Some of our loans contain cross collateralization or cross default provisions, and therefore, a default on a single property could affect multiple properties. In addition, for tax purposes, a foreclosure on any of our properties that is subject to a nonrecourse mortgage loan would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. Further, if we default under a loan, it is possible that we could become involved in litigation related to matters concerning the loan, and such litigation could result in significant costs to us which could affect distributions to shareholders or lower our working capital reserves or our overall value.

Risks Related to MIT’s Relationships with Certain Affiliates

MIT’s executive officers and certain of MIT’s trustees face or may face conflicts of interest related to their positions and interests in affiliates of MIT, which could hinder our ability to implement our business strategy and generate returns to shareholders.

MIT’s executive officers and certain of MIT’s trustees (including those who will become MIT’s trustees) are also executive officers, directors, managers and key professionals of other affiliated entities. MIT’s Chief Executive Officer and one of its trustees, Manuel Chavez, its President, Chief Financial Officer, Treasurer and one of its trustees, Stephanie Hogue, and Jeffrey B. Osher, who will become one of MIT’s trustees, together will beneficially own a significant percentage of MIT Class B common shares (or MIT common shares following their conversion into MIT common shares) and entities affiliated with them are limited partners of the Operating Partnership. Each of Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson, individually, are also limited partners of the Operating Partnership. Mr. Chavez and Ms. Hogue will also continue in their ownership and management roles with Bombe.

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As a result, MIT’s executive officers and certain of MIT trustees owe duties to each of these entities, their members, limited partners and investors, which duties may from time to time conflict with the duties that they owe to MIT. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to MIT’s business following the Merger, which could harm the implementation of MIT’s business strategy and MIT’s investment and leasing opportunities.

Conflicts with MIT’s business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and time and services between MIT and the other entities, (b) the timing and terms of the investment in or sale of an asset, (c) development of MIT’s properties by such affiliates, and (d) investments with such affiliates. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to MIT’s business, which could harm the implementation of MIT’s business strategy and our investment and leasing opportunities. If MIT does not successfully implement its business strategy, MIT may be unable to generate CAD needed to make distributions to our shareholders and to maintain or increase the value of its assets.

The foregoing responsibilities and relationships could create competition for the time and efforts of Mr. Chavez, Ms. Hogue and Mr. Osher and may give rise to conflicts of interest, or the appearance of such conflicts of interest.

Further, MIT’s trustees and officers and any of their respective affiliates are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition or sale of real estate investments or that otherwise compete with MIT.

All of MIT’s transactions or relationships which involve a conflict of interest will be approved by MIT’s trustees who are disinterested in the particular transaction and, if there are no disinterested trustees, by both the affirmative vote of a majority of MIT’s entire board of trustees and the affirmative vote of a majority of MIT’s Independent Trustees. Similarly, the appointment of, and the equity compensation paid by MIT to its executive officers and trustees will be subject to determination by MIT’s Independent Trustees or the compensation committee of the MIT board of trustees. Nonetheless, despite such reviews and approvals, MIT’s agreements with certain of its executive officers provide wide discretion for these parties to pursue their business activities separate from MIT, and these parties may pursue activities that conflict with our interests.

Risks Related to MIT’s Organization and Structure Following the Merger

Ownership limitations and certain provisions in the MIT declaration of trust and bylaws, as well as certain provisions of Maryland law, may deter, delay or prevent a change in control or acquisition proposals.

Subject to certain exceptions, the MIT declaration of trust to be in effect upon the completion of the MIT IPO will provide that no person may beneficially or constructively own more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of MIT’s shares, including the MIT common shares, MIT Class B common shares, Series 1 Preferred Shares and Series A Preferred Shares. MIT expects that the MIT board of trustees will grant HSCP Strategic III, L.P., or HS3, an exemption from the Ownership Limit (as defined below) in connection with its acquisition of MIT Class B common shares upon the dissolution of Color Up following the completion of the MIT IPO and the Merger. These provisions of the MIT declaration of trust are intended to assist with MIT’s REIT compliance under the IRC and otherwise to promote MIT’s orderly governance. However, these provisions also inhibit acquisitions of a significant stake in MIT and may prevent a change in control of MIT. Additionally, certain provisions contained in MIT’s governing documents, described under “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws” in this proxy statement/prospectus, may further deter persons from attempting to acquire control of MIT and implement changes that may be beneficial to MIT shareholders, including, for example, provisions relating to:

•	the exclusive power of the MIT board of trustees to fill vacancies on the MIT board of trustees;

•	limitations on the ability of, and various requirements that must be satisfied in order for MIT shareholders to propose nominees for election to the MIT board of trustees and propose other business to be considered at a meeting of MIT shareholders;

•	the requirement that an individual trustee may be removed by MIT shareholders at any time by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of trustees;

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•	the power of the MIT board of trustees to adopt certain amendments to the MIT declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in control of MIT that might involve a premium for MIT common shares or otherwise be in the best interests of MIT shareholders) and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of MIT common shares or any new class or series of shares created by the MIT board of trustees; and

•	the requirement that amendments to MIT’s declaration of trust by its shareholders may be made only if declared advisable by the MIT board of trustees.

Certain provisions of the MGCL applicable to Maryland REITs may have the effect of inhibiting a third party from acquiring MIT or of impeding a change of control of MIT under circumstances that otherwise could provide MIT’s shareholders with the opportunity to realize a premium over the then prevailing market price of such shares or otherwise be in the best interests of shareholders, including the “business combination” provisions and “control share” provisions described under “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws” in this proxy statement/prospectus.

These provisions may have the effect of inhibiting a third party from making an acquisition proposal for MIT or of delaying, deferring or preventing a change in MIT’s control under circumstances that otherwise could provide MIT’s shareholders with the opportunity to realize a premium over the then current market price. Moreover, although the MIT board of trustees has taken certain actions to opt out of some of these provisions of Maryland law, it is possible that the MIT board of trustees may revise some or all of these determinations.

MIT’s rights and the rights of MIT’s shareholders to take action against MIT’s trustees and officers are limited.

The MIT declaration of trust limits the liability of MIT’s trustees and officers to MIT and MIT’s shareholders for money damages to the maximum extent permitted by Maryland law. Under current Maryland law, MIT’s trustees and officers will not have any liability to MIT and MIT’s shareholders for money damages other than liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated.

In addition, the MIT declaration of trust obligates MIT to indemnify its present and former trustees and officers for actions taken by them in those and other capacities and to pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to the maximum extent permitted by Maryland law, and effective upon completion of the MIT IPO, MIT will enter into indemnification agreements with its trustees and executive officers. As a result, MIT and MIT’s shareholders may have more limited rights against any present or former trustee or officer than might otherwise exist absent the provisions in the MIT declaration of trust, bylaws and indemnification agreements or that might exist with other companies.

The MIT bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by MIT’s shareholders, which could limit MIT’s shareholders’ ability to obtain a favorable judicial forum for disputes with MIT or its trustees, officers or employees, if any, and could discourage lawsuits against MIT and its trustees, officers and employees, if any.

The MIT bylaws provide that the Circuit Court for Baltimore City, Maryland (or in certain circumstances, the United States District Court for the District of Maryland, Northern Division) will be the sole and exclusive forum for: (1) any “Internal Corporate Claim” as defined by the MGCL; (2) any derivative action or proceeding brought on MIT’s behalf; (3) any action asserting a claim for breach of a duty owed by any of MIT’s trustees, officers or employees to MIT or its shareholders; (4) any action asserting a claim against MIT or any of MIT’s trustees, officers or employees arising pursuant to Maryland REIT Law, the MIT declaration of trust or bylaws; or (5) any action asserting a claim against MIT or any of MIT’s trustees, officers or employees governed by the internal affairs doctrine of the State of Maryland. This choice of forum provision will not apply to suits brought

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to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in MIT’s shares of beneficial interest shall be deemed to have notice of and to have consented to these provisions of the MIT bylaws. This choice of forum provision may limit a shareholder’s ability to bring a claim in another judicial forum, including a judicial forum that the shareholder believes is favorable for disputes with MIT or MIT’s trustees, officers or employees. MIT believes that requiring these claims to be filed in a single court in Maryland is advisable because (i) litigating these claims in a single court avoids unnecessarily redundant, inconvenient, costly and time-consuming litigation in multiple forums and (ii) Maryland courts are authoritative on matters of Maryland law and Maryland judges have more experience in dealing with issues of Maryland corporate law than judges in any other state. Alternatively, if a court were to find the choice of forum provisions contained in the MIT bylaws to be inapplicable or unenforceable in an action, MIT may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect the combined company’s business, financial condition, and operating results.

MIT may change its operational, financing and investment policies without shareholder approval.

The MIT board of trustees will determine its operational, financing and investment policies and may amend or revise its policies, including its policies with respect to MIT’s intention to qualify for taxation as a REIT, acquisitions, dispositions, growth, operations, indebtedness, capitalization and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, MIT’s shareholders. These policy changes could adversely affect the market value of the MIT common shares and the combined company’s ability to make distributions to you. For example, MIT’s organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that MIT may incur, and the MIT board of trustees may alter or eliminate any current policy on borrowing at any time without shareholder approval. Accordingly, the combined company could become highly leveraged, which could result in an increase in its debt service costs and increase its exposure to interest rate risks, real estate market fluctuations and liquidity risks.

MIT’s shareholders’ interest in MIT could be diluted if MIT issues additional shares, which could reduce the overall value of their investment.

Shareholders do not have preemptive rights to any shares issued by MIT in the future and generally have no appraisal rights. The MIT declaration of trust provides that MIT may issue up to 500,000,000 MIT common shares, up to 20,000,000 MIT Class B common shares and up to 80,000,000 MIT preferred shares.

Subject to any limitations set forth under Maryland law, a majority of the MIT board of trustees may amend the MIT declaration of trust without the necessity of obtaining shareholder approval, from time to time, to increase or decrease the aggregate number of authorized shares of beneficial interest or the number of authorized shares of any class or series. In addition, the MIT board of trustees may classify or reclassify any unissued shares into other classes or series of shares without the necessity of obtaining shareholder approval. All such shares may be issued in the discretion of the MIT board of trustees.

A shareholder’s interest in MIT may be diluted if MIT (1) sells additional shares in the future, (2) sells securities that are convertible into MIT common shares, (3) issues MIT common shares in a private offering of securities to institutional investors, or (4) issues MIT common shares to sellers of properties acquired by MIT in connection with an exchange for OP Units, which are convertible into MIT common shares. In addition, as of the date of this proxy statement/prospectus, there are currently: (i) outstanding Common Share Warrants (as defined herein) to purchase up to 1,702,128 shares of MIC common stock, which MIT will assume in the Merger; (ii) outstanding Series 1 Preferred Share Common Warrants (as defined herein) to purchase up to 1,382,675 shares of MIC common stock, which MIT will assume in the Merger; (iii) 16,959,593 OP Units; (iv) 425,532 Class A units of limited partnership of the Operating Partnership, or Class A Units; (v) 1,500,000 performance units of the Operating Partnership, or Performance Units; and (vi) 282,027 LTIP units of the Operating Partnership, or LTIP Units, each of which are, in certain circumstances, exercisable for or convertible into MIT common shares. Because of these and other reasons described in this “Risk Factors” section, shareholders should not expect to be able to own a significant percentage of MIT common shares.

Following the Merger and subject to any contractual lock-up provisions, including the 180-day lock-up agreement expected to be entered into with the underwriters in connection with the MIT IPO, and any applicable initial holding period required by the Operating Partnership’s Partnership Agreement, or the Partnership Agreement, a

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limited partner of the Operating Partnership may at any time require MIT to redeem all or any portion of the OP Units it holds for cash at a per-OP Unit value equal to the 10-day trailing trading average of the MIT common shares at the time of the requested redemption. At MIT’s election, MIT may satisfy the redemption through the issuance of MIT common shares on a one common share for one OP Unit basis. However, the limited partners’ redemption right may not be exercised if and to the extent that the delivery of the common shares upon such exercise would result in any person violating the ownership and transfer restrictions set forth in the MIT declaration of trust. See “The Operating Partnership and the Partnership Agreement—Redemption Rights of Qualifying Parties”.

The MIT declaration of trust also authorizes the MIT board of trustees, without shareholder approval, to designate and issue any classes or series of preferred shares (including equity or debt securities convertible into preferred shares) and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because the MIT board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of MIT common shares or preferred shares.

In connection with the Merger, the MIT board of trustees will classify and designate preferred shares as the Series A Preferred Shares and the Series 1 Preferred Shares, each of which will rank senior to the MIT common shares and MIT Class B common shares with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. Specifically, payment of any distribution preferences on the Series A Preferred Shares, Series 1 Preferred Shares, or any future series of preferred shares would reduce the amount of funds available for the payment of distributions on the MIT common shares and the MIT Class B common shares. Further, holders of the MIT Preferred Shares will be entitled to receive a preference payment if MIT liquidates, dissolves, or winds up before any payment is made to MIT’s common shareholders and MIT’s Class B common shareholders, likely reducing the amount MIT common shareholders would otherwise receive upon such an occurrence. Holders of MIT Preferred Shares will have the right to require MIT to convert their shares into MIT Class B common shares (or, if after the conversion of MIT Class B common shares, MIT common shares). The conversion of MIT Preferred Shares into MIT Class B common shares or MIT common shares may further dilute the ownership interest of MIT common shareholders. Following a Listing Event (as defined in the MIT declaration of trust), MIT will also have the right, but not the obligation, to redeem the Series A Preferred Shares and Series 1 Preferred Shares and pay the redemption payments in the form of MIT common shares, which may further dilute the ownership interest of MIT common shareholders, or in cash. Although the dollar amounts of such payments are unknown, the number of MIT common shares or MIT Class B common shares to be issued in connection with such conversions or redemptions may fluctuate based on the price of the MIT common shares or the value of the MIT Class B common shares. If MIT elects to redeem any of the MIT Preferred Shares with cash, the exercise of such rights may reduce the availability of MIT’s funds for investment purposes or to pay for distributions on the MIT common shares. A Listing Event is defined in the MIT declaration of trust as either (i) the listing of the MIT common shares on a national securities exchange or (ii) a merger, sale of all or substantially all of our assets or another transaction, in each case, approved by the MIT board of trustees in which holders of MIT common shares will receive MIT common shares that are listed on a national securities exchange, in exchange for their existing shares, options and warrants, as applicable. However for purposes of clause (i) of the definition of “Listing Event”, a Listing Event will not be deemed to have occurred until such time as the MIT Class B common shares automatically convert into MIT common shares in accordance with the MIT declaration of trust, which we expect to be six months after the listing of the MIT common shares in connection with the MIT IPO unless earlier determined by the MIT board of trustees.

Any sales or perceived sales in the public market of MIT Class B common shares or MIT common shares issuable upon the conversion or redemption of the MIT Preferred Shares could adversely affect the prevailing market price of the MIT common shares. The issuance of MIT Class B common shares or MIT common shares upon any conversion or redemption of the MIT Preferred Shares also may have the effect of reducing MIT’s net income per share (or increasing MIT’s net loss per share). In addition, following the completion of the MIT IPO and the Merger, the existence of the MIT Preferred Shares may encourage short selling by market participants because the existence of redemption payments could depress the value or market price of the MIT common shares.

In addition, depending on the terms and pricing of any additional offerings and the value of MIT’s investments, shareholders also may experience dilution in the book value and fair mark value of, and the amount of distributions paid on, their MIT common shares.

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Risks Related to the MIT IPO

No public market for the MIT common shares currently exists, an active trading market for the MIT common shares may not develop or be sustained or liquid following the MIT IPO and the market price of the MIT common shares may decline substantially and quickly.

Prior to the MIT IPO, there will be no public market for the MIT common shares. Although MIT intends to list the MIT common shares on the NYSE, MIT cannot predict the extent to which a trading market will develop or how liquid or volatile that market may become. The initial public offering price for the MIT common shares will be determined by negotiations between MIT and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market. The market value of the MIT common shares could be substantially affected by general market conditions, including the extent to which a secondary market develops for the MIT common shares following completion of the MIT IPO, the extent of institutional investor interest in MIT, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies), MIC’s financial performance and general stock and bond market conditions. For these reasons, among others, the market price of the MIT common shares that you will receive upon conversion of the MIT Class B common shares may decline substantially and quickly.

Future sales of MIT’s securities may depress the market price of the MIT common shares.

Subject to applicable law, the MIT board of trustees has the authority, without further shareholder approval, to cause MIT to issue additional MIT common shares and other equity and debt securities on the terms and for the consideration it deems appropriate. MIT cannot predict the effect, if any, of future issuances of the MIT common shares or other securities, or of the prospect of such issuances on the market price of the MIT common shares. MIT also may issue from time to time additional securities in connection with property or business acquisitions and may grant registration rights in connection with such issuances. Upon the consummation of the Merger, based upon the number of MIT common shares and shares of MIC common stock outstanding as of the date of this proxy statement/prospectus and assuming the issuance by MIT of _________  MIT common shares in the MIT IPO, we estimate that the MIC stockholders immediately prior to the Merger will own 100% of the MIT Class B common shares outstanding immediately after the Merger and approximately _________ % of the MIT common shares outstanding immediately after the Merger, assuming the conversion of all the MIT Class B common shares to MIT common shares six months after the listing of the MIT common shares for trading on a national securities exchange or such earlier date or dates as approved by the MIT board of trustees, no exercise of the underwriters’ overallotment option, if any, in the MIT IPO, and no MIC stockholders purchase any MIT common shares in the MIT IPO or on the open market before the Merger closes. Additionally, up to            common shares may be issued under MIT’s Long-Term Incentive Plan to MIT’s trustees, executive officers and employees. MIT, its trustees and executive officers, Bombe and certain MIC stockholders expect to agree, subject to various exceptions, not to sell or issue any MIT common shares or any securities convertible into or exchangeable or exercisable for MIT common shares, or file any registration statement relating to MIT’s equity securities with the SEC for 180 days after the date of the prospectus relating to the MIT IPO without the prior written consent of the representative of the underwriters on behalf of the underwriters. The representative of the underwriters, at any time and without notice, may release such restrictions on all or any portion of the securities subject to the foregoing agreements.

In addition, the Operating Partnership may issue additional OP Units to third parties without the consent of MIT’s shareholders, which would reduce MIT’s ownership percentage in the Operating Partnership and would have a dilutive effect on the amount of distributions made to MIT by the Operating Partnership and, therefore, the amount of distributions MIT can make to its shareholders. Any such issuances, or the perception of such issuances, could materially and adversely affect the market price of the MIT common shares and could depress the market price of the MIT common shares.

Future offerings of debt, which would be senior to the MIT common shares upon liquidation, and/or preferred equity securities, which may be senior to the MIT common shares for purposes of distributions or upon liquidation, may adversely affect the market price of MIT’s shares.

In the future, MIT may attempt to increase MIT’s capital resources and fund capital needs by making additional offerings of debt or preferred equity securities. Upon liquidation, holders of MIT’s debt securities and preferred shares, if any, and lenders with respect to other borrowings will receive distributions of MIT’s available assets prior to the holders of MIT common shares. Additional equity offerings may dilute the holdings of MIT’s then existing shareholders or reduce the market price of the MIT common shares, or both. Holders of MIT common shares are not entitled to preemptive rights or other protections against dilution. The MIT Preferred Shares will have,

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and any preferred shares that MIT may issue could have, a preference on liquidating distributions or a preference on distribution payments that could limit MIT’s ability to make a distribution to the holders of MIT common shares. Since MIT’s decision to issue securities in any future offering will depend on market conditions and other factors beyond MIT’s control, MIT cannot predict or estimate the amount, timing or nature of its future offerings. Thus, MIT’s shareholders will bear the risk of MIT’s future offerings reducing the market price of the MIT common shares and diluting their share holdings in MIT.

Market interest rates may affect the value of the MIT common shares.

One of the factors that investors may consider in deciding whether to buy or sell MIT common shares will be MIT’s distribution rate as a percentage of its share price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher distribution rate on MIT common shares, implying a lower share price all other things being equal, or seek securities paying higher dividends or interest. Higher interest rates would likely increase MIT’s borrowing costs and potentially decrease CAD. As a result, interest rate fluctuations and capital market conditions can affect the market value of the MIT common shares.

MIC’s historical financial statements and the pro forma financial information included in this proxy statement/prospectus may not be representative of MIT’s future results as a separate public company.

MIC’s historical financial statements and the pro forma financial information that are included in this proxy statement/prospectus do not necessarily reflect what MIT’s financial position, results of operations, cash flows, expenses, FFO or CAD would have been had MIT been an independent public company during the periods presented. This financial information is not necessarily indicative of what MIT’s results of operations, financial position, cash flows, expenses, FFO or CAD will be in the future. It is impossible for MIT to accurately estimate all adjustments which may reflect all the significant changes that will occur in its cost structure, funding and operations as a result of its formation, including potential increased costs associated with being a separate publicly traded company. For additional information, see “Selected Combined Historical and Pro Forma Financial Information” in this proxy statement/prospectus and the adjusted and historical consolidated financial statements and the accompanying notes appearing elsewhere in this proxy statement/prospectus.

The estimates of market opportunity, market size and forecasts of market growth included in this proxy statement/ prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at a similar rate, if at all.

Market opportunity, size estimates and growth forecasts included in this proxy statement/prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Net revenue and operating results are difficult to forecast because they generally depend on the gross revenues of our parking facilities, which is largely dependent upon the parking rates our tenants are able to charge, as well as the future occupancy and utilization rate of each of our parking facilities, all of which are uncertain. We base our expense levels and investment plans on our estimates of total net revenue and gross margins using human judgment combined with machine learning, natural language processing and data analytics. We cannot be sure the same growth rates, trends and other key performance metrics are meaningful predictors of future growth. If our assumptions and calculations prove to be wrong, we and/or our tenants may spend more than anticipated acquiring and retaining customers or may generate less net revenue per active customer than anticipated, which could have a negative impact on our business and results of operations.

MIT’s distributions to its shareholders may decline.

MIT intends to pay regular quarterly distributions to its shareholders. However:

•	MIT’s ability to make or sustain the rate of distributions will be adversely affected if any of the risks described in this proxy statement/prospectus occur;

•	MIT’s making of distributions will be subject to compliance with restrictions that will be contained in Credit Facility and may be subject to restrictions in future debt obligations we may incur; and

•	the timing and amount of any distributions will be determined at the discretion of MIT board of trustees and will depend on various factors that the MIT board of trustees deems relevant, including MIT’s financial condition, results of operations, liquidity, capital requirements, AFFO, FFO and CAD, as well as restrictive covenants in MIT’s financial or other contractual arrangements, general economic conditions in the U.S.

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economy, requirements imposed by the IRC to qualify for taxation as a REIT, and restrictions under the laws of Maryland.

For these reasons, among others, MIT’s distribution rate may decline or MIT may cease making distributions. Our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the per share trading price of the MIT common shares.

Risks Related to Our Taxation Following the Merger

In this “Risks Related to Our Taxation” section references to “we”, “our”, “us” or “the Company” refer to MIT as the surviving entity resulting from the Merger, together with its consolidated subsidiaries, after giving effect to the Merger.

Our failure to qualify or remain qualified for taxation as a REIT under the IRC could have significant adverse consequences.

We intend to make an election to be taxed as a REIT under the IRC beginning with our taxable year ending December 31, 2022, and to maintain that qualification thereafter. As a REIT, we generally will not pay federal or most state income taxes as long as we distribute all of our REIT taxable income and meet other qualifications imposed by the IRC. However, actual qualification for taxation as a REIT under the IRC will depend on our satisfying complex statutory requirements, for which there are only limited judicial and administrative interpretations. We expect that upon the completion of the MIT IPO, we will be organized, and that we will continue to be organized and will operate, in a manner that will allow us to qualify for taxation as a REIT under the IRC, pending our timely election with our first REIT income tax return. However, we cannot be sure that the Internal Revenue Service, or the IRS, upon review or audit, will agree with this conclusion. Furthermore, we cannot be sure that the federal government, or any state or other taxation authority, will continue to afford favorable income tax treatment to REITs and their shareholders.

Qualifying and maintaining our qualification for taxation as a REIT under the IRC will require us to continue to satisfy tests concerning, among other things, the nature of our assets, the sources of our income and the amounts we distribute to our shareholders.

If we fail to qualify or remain qualified for taxation as a REIT under the IRC, then our ability to raise capital or expand our business might be adversely affected, we may be in breach under our existing debt, we may be subject to material amounts of federal and state income taxes, our CAD to our shareholders could be reduced, we would not be allowed a deduction for such distributions in computing our taxable income, the market price of the MIT common shares could decline, and we would be liable for interest and possible penalties for failure to make any required estimated tax payments in a year in which the failure occurred. In addition, if we lose or revoke our qualification for taxation as a REIT under the IRC for a taxable year, we will generally be prevented from requalifying for taxation as a REIT for the next four taxable years.

Distributions to our shareholders generally will not qualify for reduced tax rates applicable to “qualified dividends.”

Dividends payable by U.S. corporations to noncorporate shareholders, such as individuals, trusts, and estates, are generally eligible for reduced federal income tax rates applicable to “qualified dividends.” Distributions paid by REITs generally are not treated as “qualified dividends” under the IRC and the reduced rates applicable to such dividends do not generally apply. However, for tax years beginning before 2026, ordinary REIT dividends paid to noncorporate shareholders are generally taxed at an effective tax rate lower than applicable ordinary income tax rates due to the availability of a deduction under the IRC for specified forms of income from passthrough entities. More favorable rates will nevertheless continue to apply to regular corporate “qualified” dividends, which may cause some investors to perceive that an investment in a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand for and market price of the MIT common shares.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify for taxation as a REIT under the IRC, we must satisfy ongoing REIT qualification tests, as discussed above. As a result, we may be unable to pursue investments that would otherwise be advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying for taxation as a REIT.

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Thus, compliance with the REIT requirements may hinder our ability to make, and in some cases to maintain ownership of, otherwise attractive investments.

REIT distribution requirements could adversely affect us and our ability to execute our business plan.

We generally will be required to distribute annually at least 90% of our REIT taxable income, subject to specified adjustments and excluding any net capital gain, in order to qualify and maintain our qualification for taxation as a REIT under the IRC. To the extent that we satisfy this distribution requirement, federal corporate income tax will not apply to the earnings that we distribute, but if we distribute less than 100% of our REIT taxable income, then we will be subject to federal corporate income tax on our undistributed taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the IRC. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, among other things, we may decide to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions in order to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our shareholders’ equity. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could cause the market price of the MIT common shares to decline.

Even if we successfully qualify and remain qualified for taxation as a REIT under the IRC, we may face other tax liabilities that reduce our cash flows.

Even if we qualify and remain qualified for taxation as a REIT under the IRC, we may be subject to federal, state, and local taxes on our income and assets, including taxes on any undistributed income, excise taxes, state or local income, property, and transfer taxes, and other taxes. See “Material Federal Income Tax Considerations—Taxation as a REIT” in this proxy statement/prospectus. Also, our income tax expense could increase if jurisdictions in which we hold property modify their income tax treatment of REITs, such as by limiting or eliminating favorable income tax deductions (including the dividends paid deduction). In addition, in order to meet the requirements for qualification and taxation as a REIT under the IRC, prevent the recognition of particular types of non-cash income, or avert the imposition of a 100% tax that applies to specified gains derived by a REIT from dealer property or inventory, we may hold or dispose of some of our assets and conduct some of our operations through our subsidiaries that are C corporations, including any “taxable REIT subsidiaries”, as defined in Section 856(l) of the IRC, or TRSs, or other subsidiary corporations that will be subject to corporate level income tax at regular rates.

We will also be subject to a federal corporate level income tax at the highest regular corporate income tax rate (currently 21%) on gain recognized from a sale of a REIT asset where our basis in the asset is determined by reference to the basis of the asset in the hands of a C corporation (such as an asset that we acquire from MIC in the Merger). This 21% tax is generally applicable to any disposition of such an asset during the five-year period after the date we first owned the asset as a REIT asset, to the extent of the built-in-gain based on the fair market value of such asset on the date we first held the asset as a REIT asset.

Any of these taxes would decrease CAD to our shareholders.

If the Operating Partnership fails to qualify as a partnership for federal income tax purposes, we would cease to qualify for taxation as a REIT and suffer other adverse consequences.

We believe that the Operating Partnership is treated as a partnership for federal income tax purposes. As a partnership, the Operating Partnership is not subject to federal income tax on its income. Instead, for federal income tax purposes, each of its partners, including us, are allocated, and may be required to pay tax with respect to, such partner’s share of the Operating Partnership’s income. We cannot guarantee that the IRS will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating the Operating Partnership as an entity taxable as a corporation for

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federal income tax purposes, we would fail to meet the applicable REIT gross income tests and certain of the asset tests applicable to REITs and, accordingly, we may cease to qualify for taxation as a REIT. Also, the failure of the Operating Partnership to qualify as a partnership could cause it to become subject to federal corporate income tax, which would adversely affect our results of operations and reduce significantly the amount of cash the Operating Partnership has available for distribution to its partners, including us.

We may incur adverse tax consequences due to MIC’s history.

MIC previously elected to be taxed as a REIT for federal income tax purposes and we believe that it operated in a manner that allowed it to qualify for taxation as a REIT through its taxable year ended December 31, 2019. As a consequence of lease modifications entered into during the COVID-19 pandemic, MIC earned income from a number of distressed tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, MIC was not in compliance with the annual REIT income tests for its taxable year ended December 31, 2020. Accordingly, MIC did not qualify as a REIT in 2020 and has been taxed as a C corporation beginning with its taxable year ended December 31, 2020. If we are considered a “successor” to MIC under the IRC and applicable Treasury Regulations, we may be ineligible to elect or otherwise qualify for REIT status until our 2025 taxable year or later. While we believe that we will not be considered a “successor” to MIC for purposes of such provisions, circumstances outside of our control could cause us to be treated as a “successor” in the future. For example, we have computed that if the MIT IPO raises $         million at $        per share, then the MIT common share price would have to fall below approximately $         per common share before we would be in jeopardy of becoming MIC’s “successor”. Neither we nor our counsel can predict or control the subsequent trading price of the MIT common shares, and thus to this extent our initial eligibility or continued eligibility for REIT status is beyond our control. See “Material Federal Income Tax Considerations—REIT Qualification Requirements”.

Legislative or other actions affecting REITs could materially and adversely affect us and our shareholders.

The rules dealing with federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxation authorities. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our shareholders. We cannot predict how changes in tax laws might affect us or our shareholders. New legislation, Treasury regulations, administrative interpretations, or court decisions could significantly and negatively affect our ability to qualify or remain qualified for taxation as a REIT or the tax consequences of such qualification to us and our shareholders.

General Risks

Our investments in real estate will be subject to the risks typically associated with real estate.

We invest directly in real estate. We will not know whether the values of properties that we own directly will remain at the levels existing on the dates of acquisition. If the values of properties we own decrease, our risk will increase because of the lower value of the real estate. In this manner, real estate values could impact the value of our real estate investments. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	epidemics, pandemics or other outbreaks of an illness, disease or virus (such as the COVID-19 pandemic);

•	natural disasters such as hurricanes, snow, earthquakes, floods or severe weather storms;

•	acts of war or terrorism, including the consequences of terrorist attacks;

•	adverse changes in national, regional and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs associated with the need to periodically repair or re-lease our properties;

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•	costs associated with real property taxes and changes in tax rates;

•	costs of remediation and liabilities associated with environmental conditions affecting properties;

•	costs associated with complying with the Americans with Disabilities Act of 1990, as amended, or the Americans with Disabilities Act, which may reduce CAD;

•	over-concentrations in certain geographic areas;

•	the worsening of economic or real estate conditions in the geographic area in which our investments may be concentrated; and

•	the potential for uninsured or underinsured property losses.

Ownership of real estate is subject to climate change risks.

Some observers believe severe weather in different parts of the world over the last few years is evidence of global climate change. Severe weather may have an adverse effect on certain properties we own. Rising sea levels could cause flooding at some of our properties, which may have an adverse effect on individual properties we own. Also, the political debate about climate change has resulted in various treaties, laws and regulations that are intended to limit carbon emissions. These or future laws may cause operating costs at our properties to increase. Laws enacted to mitigate climate change may make some of our buildings obsolete or require us to make material investments in our properties which could materially and adversely affect our financial condition and results of operations.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect shareholder returns.

Our real properties may incur casualty losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance real property we may hold.

In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real property incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure shareholders that funding will be available to us for repair or reconstruction of damaged real property in the future.

Our costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liabilities on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. For example, the presence of significant mold or other airborne contaminants at any of our real property investments could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants or to increase ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants or others if property damage or personal injury occurs.

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Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, operations at our parking facilities and other tenant operations, the existing condition of land when we buy it, operations in the vicinity of our real property, such as the presence of underground storage tanks, oil leaks and other vehicle discharge, or activities of unrelated third parties may affect our real property. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of real property, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially adversely affect our business, lower the value of our assets or results of operations and, consequently, lower CAD available for distribution to our shareholders.

Real property is an illiquid investment, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to.

Real property is an illiquid investment. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time, and a number of our assets are subject to loans that impose prepayment penalties or debt breakage costs that could significantly impair our ability to sell that asset or the net value realized from any such sale.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions are forward-looking statements and any statements regarding the benefits of MIT’s or MIC’s future financial condition, results of operations and business are also forward-looking statements. Without limiting the generality of the preceding sentence, certain statements contained in this proxy statement/prospectus in the sections “The Merger—Background of the Merger” beginning on page 93 and “The Merger—Recommendation of the MIC Board of Directors and Its Reasons for the Merger and the Other Transactions” beginning on page 95 of this proxy statement/prospectus constitute forward-looking statements. These forward-looking statements are based upon MIT’s and MIC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond MIT’s and MIC’s control. These include the factors described above in “Risk Factors,” as well as:

•	the factors referenced in this proxy statement/prospectus, including those set forth under “Risk Factors” in this proxy statement/prospectus;

•	MIT’s ability to consummate the MIT IPO and MIT’s and MIC’s ability to consummate the Merger and realize the anticipated benefits of the MIT IPO and the Merger;

•	the likelihood that MIT and MIC will complete the Merger;

•	each company’s expectations that MIC’s stockholders will benefit from the Merger;

•	risks associated with the ability to consummate the MIT IPO;

•	the risk that the anticipated benefits from the Merger may not be realized or may take longer to realize than expected, including as a result of the failure to complete the MIT IPO or obtain the required approvals of the MIC stockholders;

•	unexpected costs or unexpected liabilities that may arise from the MIT IPO and the Merger, whether or not completed;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to satisfy the closing conditions;

•	the fact that MIT and MIC have a limited operating history;

•	MIT’s ability to pay distributions to its shareholders and to sustain the amount of such distributions;

•	the impact of epidemics, pandemics or outbreaks of an illness, disease or virus (including COVID-19) on MIT and MIT’s business and MIT’s tenants’ businesses, including lockdowns and similar mandates;

•	the fact that MIC has experienced net losses since inception and, following the Merger, MIT may experience additional losses

•	changes in the debt or equity markets, the general economy or the real estate industry as a result of market events or otherwise, including economic trends impacting parking facilities;

•	risks inherent in the real estate business, including MIT’s ability to secure leases on favorable terms, tenant defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•	competitive factors that may limit MIC’s or the combined company’s ability to make investments or attract and retain tenants;

•	the ability of leases under the New Lease Structure (as defined below) to provide increases in same property rental revenue as compared to MIC’s prior leases and increase the combined company’s Revenue per Available Space, or RevPAS, and CAD in the long term;

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•	the combined company’s ability to diversify its growth strategies beyond internal growth, growth from active asset management, growth from recovery from the COVID-19 pandemic and external growth through acquisitions;

•	the combined company’s ability to attain its investment strategy or increase the value of its portfolio;

•	the loss of key personnel could have a material adverse effect upon the combined company’s ability to conduct and manage its business;

•	the performance of properties acquired or that may be acquired or loans that MIT has made or may make that are secured by real property;

•	the combined company’s ability to successfully integrate pending acquisitions and transactions and implement an operating strategy;

•	potential damage and costs arising from natural disasters, terrorism and other extraordinary events, including extraordinary events affecting parking facilities included in the combined company’s portfolio;

•	the combined company’s ability to act on its pipeline of acquisitions;

•	the availability of capital and debt financing generally and any failure to obtain debt financing on favorable terms, or at all, or a failure to satisfy the conditions, covenants and requirements of that debt;

•	changes in interest rates;

•	MIC’s or the combined company’s ability to negotiate amendments or extensions to existing debt agreements;

•	the ability of the combined company’s tenants to pay rent;

•	the likelihood that the combined company’s tenants will be negatively affected by cyclical economic conditions;

•	the impact of acquisitions and sales of properties;

•	the combined company’s ability to acquire additional parking facilities on favorable terms or at all;

•	changes in the combined company’s policies and plans regarding investments, financings and dispositions;

•	limitations on the combined company’s ability to raise additional capital at reasonable costs to repay its debts, invest in its properties or fund acquisitions or development or redevelopment efforts;

•	changes in the security of cash flows from the combined company’s properties;

•	the successful implementation of the combined company’s proprietary technology;

•	actual and potential conflicts of interest with MIT’s and MIC’s executive officers, trustees, directors, Bombe, HS3 and their affiliates and other related persons;

•	the outcome of pending legislation or investigations;

•	changes in governmental regulations, accounting rules, tax rates applicable to the combined company, its properties or its shareholders;

•	changes in real estate and zoning laws and regulations, and the interpretations of those laws and regulations, applicable to MIT’s properties;

•	changes in environmental laws or in their interpretation or enforcement as a result of climate change or otherwise;

•	other legislative and regulatory changes, including changes to the IRC and related rules, regulations and interpretations governing the taxation of REITs and their shareholders;

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•	limitations imposed on the combined company’s business and its ability to satisfy complex rules in order for it to qualify for taxation as a REIT under the IRC; and

•	the combined company’s inability to qualify and maintain its qualification as a REIT for its taxable year ending December 31, 2022 and thereafter.

The foregoing list of factors is not exhaustive. All subsequent written and oral forward-looking statements concerning MIT, MIC and the Merger or other matters attributable to MIT or MIC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Neither MIT nor MIC undertakes any obligation to update publicly any of these forward-looking statements to reflect events or circumstances that may arise after the date of this proxy statement/prospectus. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. You should not place undue reliance on MIT’s and MIC’s forward-looking statements.

All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement, as well as any cautionary statements included elsewhere in this proxy statement/prospectus, including in documents incorporated herein. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that MIT, MIC or persons acting on behalf of either MIT or MIC may issue.

Except as otherwise required by law, MIT and MIC do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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DESCRIPTION OF MIT SHARES OF BENEFICIAL INTEREST

The following summarizes the material terms of MIT shares of beneficial interest as will be set forth in the MIT declaration of trust and MIT bylaws, which will govern the rights of holders of MIT shares of beneficial interest if the Merger Proposal is approved and the Merger is thereafter completed. Copies of the form of the MIT declaration of trust and MIT bylaws are attached as Annex C-1 and Annex C-2, respectively, to this proxy statement/prospectus. While we believe that the following description covers the material terms of the MIT shares of beneficial interest, it may not contain all of the information that is important to you. We encourage you to read carefully this entire document, the MIT declaration of trust and MIT bylaws and the other documents we refer to for a more complete understanding of the MIT shares of beneficial interest following the Merger.

General

The MIT declaration of trust provides that MIT may issue up to 500,000,000 MIT common shares, $0.0001 par value per share, up to 20,000,000 MIT Class B common shares, $0.0001 par value per share, and up to 80,000,000 preferred shares, $0.0001 par value per share, of which 97,000 are designated as Series 1 Preferred Shares and 50,000 are designated as Series A Preferred Shares.

 The MIT declaration of trust authorizes the MIT board of trustees to amend the MIT declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval. Following the Merger, (i)      MIT common shares will be issued and outstanding (based upon the number of MIT common shares outstanding as of the date of this proxy statement/prospectus and assuming the issuance by MIT of           MIT common shares in the MIT IPO, assuming no exercise of the underwriters’ overallotment option, if any), (ii)       MIT Class B common shares will be issued and outstanding (based upon the number of shares of MIC common stock outstanding as of the date of this proxy statement/prospectus), (iii) 39,811 Series 1 Preferred Shares will be issued and outstanding and (iv) 2,862 Series A Preferred Shares will be issued and outstanding.

Under Maryland law, shareholders are not personally liable for the obligations of a REIT solely as a result of their status as shareholders.

 Common Shares

 Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of the MIT declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of MIT common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by the MIT board of trustees and declared by MIT, and the holders of MIT common shares are entitled to share ratably in MIT’s assets legally available for distribution to MIT shareholders in the event of MIT’s liquidation, dissolution or winding up after payment of or adequate provision for all of MIT’s known debts and liabilities.

 Subject to the provisions of the MIT declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares (together with the holders of MIT Class B common shares) will possess the exclusive voting power. The holders of MIT common shares and MIT Class B common shares will vote together as a single class on all matters on which such holders are entitled to vote. There is no cumulative voting in the election of MIT trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

 Holders of common shares have no preference, conversion (other than the MIT Class B common shares), exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of MIT’s securities. Subject to the restrictions on ownership and transfer of shares contained in the MIT declaration of trust and the terms of any other class or series of common shares, all of MIT common shares have equal dividend, liquidation and other rights.

 Class B Common Shares

 The MIT Class B common shares that MIT will issue in the Merger will have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the MIT common shares, except that (i) MIT does not intend to list the MIT

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Class B common shares on a national securities exchange and (ii) the MIT Class B common shares will convert automatically into listed MIT common shares pursuant to provisions of the MIT declaration of trust. The holders of MIT Class B common shares and MIT common shares will vote together as a single class on all matters on which such holders are entitled to vote.

Pursuant to the MIT declaration of trust, upon the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange or such earlier date or dates as approved by the MIT board of trustees with respect to all or any portion of the outstanding MIT Class B common shares, each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share.

There will be no public market for MIT Class B common shares. Until the MIT Class B common shares automatically convert into MIT common shares and become listed on a national securities exchange, they cannot be traded on a national securities exchange. As a result, holders of the MIT Class B common shares will have very limited, if any, liquidity options with respect to their MIT Class B common shares until such conversion.

Preferred Shares

The MIT board of trustees may classify any unissued preferred shares and reclassify any previously classified but unissued preferred shares of any class or series from time to time, into one or more classes or series of shares.

Series A Preferred Shares

The Series A Preferred Shares rank senior to the MIT common shares and the MIT Class B common shares and pari passu with the Series 1 Preferred Shares with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. In addition, in certain circumstances, the Series A Preferred Shares are redeemable by MIT and convertible, at the option of the holder, into MIT common shares (or if prior to the conversion of the MIT Class B common shares, MIT Class B common shares). Holders of the Series A Preferred Shares do not have any voting rights.

Ranking. The Series A Preferred Shares rank senior to the MIT common shares and the MIT Class B common shares and pari passu with the Series 1 Preferred Shares with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. The MIT board of trustees has the authority to issue additional classes or series of preferred shares that could be junior, pari passu, or senior in priority to the Series A Preferred Shares.

Stated Value. Each Series A Preferred Share has an initial Series A Preferred Share Stated Value of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, share dividends, share splits, share combinations, reclassifications or similar events affecting the Series A Preferred Shares, as set forth in the MIT declaration of trust.

Listing Event. Under the MIT declaration of trust, a Listing Event means either: (i) the listing of the MIT common shares on a national securities exchange or (ii) a merger, sale of all or substantially all of our assets or another transaction, in each case, approved by the MIT board of trustees in which MIT common shareholders will receive MIT common shares that are listed on a national securities exchange, or options or warrants to acquire MIT common shares that are listed on a national securities exchange, in exchange for their existing shares, options and warrants, as applicable. However, for purposes of clause (i) of the definition of “Listing Event”, a Listing Event will not be deemed to have occurred until such time as the MIT Class B common shares automatically convert into MIT common shares in accordance with the MIT declaration of trust, which we expect to be six months after the listing of the MIT common shares in connection with the MIT IPO unless earlier determined by the MIT board of trustees.

Dividends. Subject to the rights of holders of any class or series of Senior Shares (as defined in the MIT declaration of trust), holders of the Series A Preferred Shares are entitled to receive, when and as authorized by the MIT board of trustees and declared by MIT out of legally available funds, cumulative, cash dividends on each Series A Preferred Share at an annual rate of 7.50% of the Series A Preferred Share Stated Value until the occurrence of a Listing Event, at which time, the annual dividend rate will be reduced to 5.75% of the Series A Preferred Share Stated Value.

Conversion. Subject to MIT’s redemption rights as described below, each Series A Preferred Share is convertible into MIT common shares (or if prior to the conversion of the MIT Class B common shares, MIT Class B common shares), at the election of the holder thereof by delivery of a written notice to MIT, each, a Series A Preferred Share Conversion Notice, containing the information required by the MIT declaration of trust, at any time.

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Subject to MIT’s redemption rights as described below, the conversion of the Series A Preferred Shares into MIT common shares or MIT Class B common shares, as applicable, subject to a Series A Preferred Share Conversion Notice will occur at the end of the 20th trading day after MIT’s receipt of such Series A Preferred Share Conversion Notice. Each Series A Preferred Share will convert into a number of MIT common shares or MIT Class B common shares, as applicable, determined by dividing (i) the sum of (A) 100% of the Series A Preferred Share Stated Value, initially $1,000, plus (B) any accrued but unpaid dividends to, but not including, the date of conversion by (ii) the conversion price for each Series A Preferred Share, or the Series A Preferred Share Conversion Price, determined as follows:

•	Provided there has been a Listing Event, the Series A Preferred Conversion Price for such Series A Preferred Share will be equal to the volume weighted average price per share of the MIT common shares for the 20 trading days prior to the delivery date of the Series A Preferred Share Conversion Notice.

•	If a Listing Event has not occurred, the Series A Preferred Share Conversion Price for such Series A Preferred Share will be equal to 100% of MIT’s NAV per share, if then established, and until MIT establishes a NAV per share, the Series A Preferred Share Conversion Price will be equal to $25.00.

Notwithstanding the foregoing, upon a holder providing a Series A Preferred Share Conversion Notice, MIT will have the right (but not the obligation) to redeem any or all of the Series A Preferred Shares subject to such Series A Preferred Share Conversion Notice at a redemption price, payable in cash, equal to 100% of the Series A Preferred Share Stated Value of the Series A Preferred Shares, plus any accrued but unpaid dividends thereon to, but not including, the redemption date.

Optional Redemption by the Company. At any time, from time to time, on or after the 20th trading day after the date of a Listing Event, MIT (or its successor) will have the right (but not the obligation) to redeem, in whole or in part, the Series A Preferred Shares at the Series A Preferred Share Redemption Price equal to 100% of the Series A Preferred Share Stated Value, initially $1,000 per share, plus any accrued but unpaid dividends if any, to and including the date fixed for redemption. In case of any redemption of less than all of the Series A Preferred Shares by MIT, the Series A Preferred Shares to be redeemed will be selected either pro rata or in such other manner as the MIT board of trustees may determine. If full cumulative dividends on all outstanding Series A Preferred Shares have not been declared and paid or declared and set apart for payment for all past dividend periods, no Series A Preferred Shares may be redeemed, unless all outstanding Series A Preferred Shares are simultaneously redeemed, and neither MIT nor any of our affiliates may purchase or otherwise acquire Series A Preferred Shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Shares; provided, however, that the foregoing shall not prevent the redemption or purchase by MIT of Series A Preferred Shares pursuant to the ownership and transfer restrictions in the MIT declaration of trust.

If MIT (or its successor) chooses to redeem any Series A Preferred Shares, MIT (or its successor) has the right, in its sole discretion, to pay the Series A Preferred Share Redemption Price in cash or in equal value of the MIT common shares (or the common shares of its successor), based on the volume weighted average price per MIT common share (or the common shares of its successor) for the 20 trading days prior to the redemption, in exchange for the Series A Preferred Shares.

Liquidation Preference. In the event of any voluntary or involuntary liquidation or winding up of MIT, the holders of Series A Preferred Shares will be entitled to receive pari passu with the liquidation preferences of the holders of Series 1 Preferred Shares and in preference to the holders of MIT common shares and MIT Class B common shares, an amount per share equal to 100% of the Series A Preferred Share Stated Value, initially $1,000.00 per share, plus any accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of payment. A merger, acquisition or sale of all or substantially all of MIT’s assets or a statutory share exchange will not be deemed to be a liquidation for purposes of the liquidation preference. A Listing Event will not be deemed a liquidation for purposes of the liquidation preference.

No Voting Rights. Holders of the Series A Preferred Shares do not have any voting rights.

Transfer Restriction. None of the Series A Preferred Shares may be sold or otherwise transferred unless the holder thereof delivers evidence, to MIT’s satisfaction, that such sale or other transfer of the Series A Preferred Shares is made to an accredited investor solely in compliance with all federal and state securities laws. Any sale or transfer of the Series A Preferred Shares made in violation of any federal or state securities laws shall be void ab initio. In addition, the Series A Preferred Shares are subject to all of the other restrictions on ownership and transfer

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contained in the MIT declaration of trust. These provisions may restrict the ability of a holder of Series A Preferred Shares to convert such shares into MIT common shares or MIT Class B common shares.

Series 1 Preferred Shares

The Series 1 Preferred Shares rank senior to the MIT common shares and the MIT Class B common shares and pari passu with the Series A Preferred Shares with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. In addition, in certain circumstances, the Series 1 Preferred Shares are redeemable by MIT and convertible, at the option of the holder, into MIT common shares (or if prior to the conversion of the MIT Class B common shares, MIT Class B common shares). Holders of the Series 1 Preferred Shares do not have any voting rights.

Ranking. The Series 1 Preferred Shares rank senior to the MIT common shares and the MIT Class B common shares and pari passu with the Series A Preferred Shares with respect to the payment of dividends and rights upon liquidation, dissolution or winding up. The MIT board of trustees has the authority to issue additional classes or series of preferred shares that could be junior, pari passu, or senior in priority to the Series 1 Preferred Shares.

Stated Value. Each Series 1 Preferred Share has an initial Series 1 Preferred Stated Value of $1,000, subject to appropriate adjustment in relation to certain events, such as recapitalizations, share dividends, share splits, share combinations, reclassifications or similar events affecting the Series 1 Preferred Shares, as set forth in the MIT declaration of trust.

Listing Event. Under the MIT declaration of trust, a Listing Event means either: (i) the listing of the MIT common shares on a national securities exchange; or (ii) a merger, sale of all or substantially all of our assets or another transaction, in each case, approved by the MIT board of trustees in which MIT common shareholders will receive MIT common shares that are listed on a national securities exchange, or options or warrants to acquire MIT common shares that are listed on a national securities exchange, in exchange for their existing shares, options and warrants, as applicable. However, for purposes of clause (i) of the definition of “Listing Event”, a Listing Event will not be deemed to have occurred until such time as the MIT Class B common shares automatically convert into MIT common shares in accordance with the MIT declaration of trust, which we expect to be six months after the listing of the MIT common shares in connection with the MIT IPO unless earlier determined by the MIT board of trustees.

Dividends. Subject to the rights of holders of any class or series of Senior Shares (as defined in the MIT declaration of trust) holders of the Series 1 Preferred Shares are entitled to receive, when and as authorized by the MIT board of trustees and declared by MIT out of legally available funds, cumulative, cash dividends on each Series 1 Preferred Share at an annual rate of 7.00% of the Series 1 Preferred Share Stated Value until the occurrence of a Listing Event, at which time, the annual dividend rate will be reduced to 5.50% of the Series 1 Preferred Share Stated Value.

Conversion. Subject to MIT’s redemption rights as described below, each Series 1 Preferred Share is convertible into MIT common shares (or if prior to the conversion of the MIT Class B common shares, MIT Class B common shares), at the election of the holder thereof by delivery of a written notice to MIT, each, a Series 1 Preferred Share Conversion Notice, containing the information required by the MIT declaration of trust, at any time. Subject to MIT’s redemption rights as described below, the conversion of the Series 1 Preferred Shares into MIT common shares or MIT Class B common shares, as applicable, subject to a Series 1 Preferred Share Conversion Notice will occur at the end of the 20th trading day after MIT’s receipt of such Series 1 Preferred Share Conversion Notice. Each Series 1 Preferred Share will convert into a number of MIT common shares or MIT Class B common shares, as applicable, determined by dividing (i) the sum of (A) 100% of the Series 1 Preferred Share Stated Value, initially $1,000, plus (B) any accrued but unpaid dividends to, but not including, the date of conversion, by (ii) the conversion price for each Series 1 Preferred Share, or the Series 1 Preferred Share Conversion Price, determined as follows:

•	Provided there has been a Listing Event, the Series 1 Preferred Conversion Price for such Series 1 Preferred Share will be equal to the volume weighted average price per share of the MIT common shares for the 20 trading days prior to the delivery date of the Series 1 Preferred Share Conversion Notice.

•	If a Listing Event has not occurred, the Series 1 Preferred Share Conversion Price for such Series 1 Preferred Share will be equal to 100% of MIT’s NAV per share if then established, and until MIT establishes a NAV per share, the Series 1 Preferred Share Conversion Price will be equal to $25.00.

Notwithstanding the foregoing, upon a holder providing a Series 1 Preferred Share Conversion Notice, MIT will have the right (but not the obligation) to redeem, in whole or in part, our Series 1 Preferred Shares subject to

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such Series 1 Preferred Share Conversion Notice at a redemption price, payable in cash, equal to 100% of the Series 1 Preferred Share Stated Value of the Series 1 Preferred Shares, plus any accrued but unpaid dividends thereon to, but not including, the redemption date.

Optional Redemption by the Company. At any time, from time to time, on and after the 20th trading day after the date of a Listing Event, if any, MIT (or its successor) will have the right (but not the obligation) to redeem, in whole or in part, the Series 1 Preferred Shares at the redemption price equal to 100% of the Series 1 Preferred Share Stated Value, initially $1,000 per share, plus any accrued but unpaid dividends if any, to and including the date fixed for redemption. In case of any redemption of less than all of the Series 1 Preferred Shares by MIT, the Series 1 Preferred Shares to be redeemed will be selected either pro rata or in such other manner as the MIT board of trustees may determine. If full cumulative dividends on all outstanding Series 1 Preferred Shares have not been declared and paid or declared and set apart for payment for all past dividend periods, no Series 1 Preferred Shares may be redeemed, unless all outstanding Series 1 Preferred Shares are simultaneously redeemed, and neither MIT nor any of our affiliates may purchase or otherwise acquire Series 1 Preferred Shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series 1 Preferred Shares; provided, however, that the foregoing shall not prevent the redemption or purchase by MIT of Series 1 Preferred Shares pursuant to the ownership and transfer restrictions in the MIT declaration of trust.

If MIT (or its successor) chooses to redeem any Series 1 Preferred Shares, MIT (or its successor) has the right, in its sole discretion, to pay the redemption price in cash or in equal value of the MIT common shares (or the common shares of its successor), based on the volume weighted average price per MIT common share (or the common shares of its successor) for the 20 trading days prior to the redemption, in exchange for the Series 1 Preferred Shares.

Liquidation Preference. In the event of any voluntary or involuntary liquidation or winding up of MIT, the holders of Series 1 Preferred Shares will be entitled to receive, pari passu with the liquidation preferences of the holders of the Series A Preferred Shares and in preference to the holders of MIT common shares and MIT Class B common shares, an amount per share equal to 100% of the Series 1 Preferred Share Stated Value, initially $1,000.00 per share, plus any accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of payment. A merger, acquisition or sale of all or substantially all of MIT’s assets or a statutory share exchange will not be deemed to be a liquidation for purposes of the liquidation preference. A Listing Event will not be deemed a liquidation for purposes of the liquidation preference.

No Voting Rights. Holders of the Series 1 Preferred Shares do not have any voting rights.

Transfer Restriction. None of the Series 1 Preferred Shares may be sold or otherwise transferred unless the holder thereof delivers evidence, to MIT’s satisfaction, that such sale or other transfer of the Series 1 Preferred Shares is made to an accredited investor solely in compliance with all federal and state securities laws. Any sale or transfer of the Series 1 Preferred Shares made in violation of any federal or state securities laws shall be void ab initio. In addition, the Series 1 Preferred Shares are subject to all of the other restrictions on ownership and transfer contained in the MIT declaration of trust. These provisions may restrict the ability of a holder of Series 1 Preferred Shares to convert such shares into MIT common shares or MIT Class B common shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

MIT believes that the power of the MIT board of trustees to amend the MIT declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize MIT to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest will provide MIT with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by MIT’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which MIT’s securities may be listed or traded. Although the MIT board of trustees does not intend to do so, it could authorize MIT to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for MIT’s common shares or otherwise be in the best interests of MIT’s shareholders.

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Restrictions on Ownership and Transfer of Shares

To qualify for taxation as a REIT under the IRC, MIT must satisfy certain ownership requirements. Specifically, commencing with MIT’s taxable year ending December 31, 2023, not more than 50% in value of MIT’s outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the IRC to include certain entities) during the last half of a taxable year, and MIT’s outstanding shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year commencing with MIT’s taxable year ending December 31, 2023.

The MIT declaration of trust restricts the number and value of MIT’s shares of beneficial interest that MIT’s shareholders may own. These restrictions are intended to assist MIT with REIT compliance under the IRC and otherwise to promote MIT’s orderly governance.

Subject to certain exceptions, the MIT declaration of trust to be in effect upon the completion of the MIT IPO will provide that no person may beneficially or constructively own more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of MIT’s shares, including the MIT common shares, MIT Class B common shares, Series 1 Preferred Shares and Series A Preferred Shares. MIT refers to these restrictions as the “Ownership Limit”.

The MIT declaration of trust further prohibits any person from:

•	beneficially or constructively owning, applying certain attribution rules of the IRC, shares of beneficial interest that would cause MIT to fail to qualify to be taxed as a REIT, including by (i) beneficially or constructively owning shares of beneficial interest that would result in MIT being “closely held” under Section 856(h) of the IRC (without regard to whether the ownership interest is held during the last half of a taxable year) or (ii) beneficially or constructively owning shares of beneficial interest to the extent that such ownership would cause any of MIT’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the IRC to fail to qualify as such;

•	transferring shares if the transfer would result in MIT’s shares being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the IRC); and

•

owning (directly or indirectly) any shares of beneficial interest, during any period prior to January 1, 2025, or for such other period as the MIT board of trustees determines is prudent to permit MIT to qualify for taxation as a REIT (other than (i) any MIT Class B common shares or MIT Preferred Shares acquired in connection with the consummation of the Merger and (ii) any MIT common shares or MIT Class B common shares received in exchange for such shares of beneficial interest after the Merger), if such person owned (directly or indirectly) shares of MIC common stock or MIC Preferred Stock at any time during the 2020 calendar year.

The MIT board of trustees, in its sole discretion, may exempt, prospectively or retroactively, holders from the Ownership Limit and the other restrictions on ownership and transfer set forth in the third bullet above. In exercising such discretion to exempt a holder from the Ownership Limit, the MIT board of trustees can consider, among other things, whether the ownership of shares in excess of the Ownership Limit pursuant to the exception requested would not cause a default under the terms of any contract to which MIT or any of its subsidiaries are party or reasonably expect to become a party and whether the ownership of shares in excess of the Ownership Limit is in MIT’s best interests. The MIT board of trustees may not grant an exemption if the exemption would result in MIT failing to qualify and maintain MIT’s qualification for taxation as a REIT. The MIT board of trustees is expected to grant an exemption from the Ownership Limit to HS3 to permit HS3 to own up to % of MIT’s common shares and MIT Class B common shares outstanding immediately following the MIT IPO and the Merger.

In addition, the MIT board of trustees may require such rulings from the IRS, opinions of counsel, representations, undertakings or agreements that it deems advisable in order to make the foregoing decisions. The MIT board of trustees may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of the Ownership Limit or at any other time, the MIT board of trustees may increase or decrease the Ownership Limit for other persons; provided however, that (1) any reduced Ownership Limit will not apply to any person or entity whose percentage ownership of MIT common shares or MIT Class B common shares, or all shares, as applicable, is, at the effective time of such reduction, in excess of such decreased

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Ownership Limit until such time as such person’s or entity’s percentage ownership equals or falls below the decreased Ownership Limit, but any further acquisition of shares of beneficial interest will violate the decreased Ownership Limit and (2) any new Ownership Limit would not result in MIT being “closely held” under Section 856(h) of the IRC (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated “individuals” (within the meaning of the IRC) were to beneficially own the five largest amounts of shares of beneficial interest permitted to be beneficially owned under such new ownership limit, taking into account clause (1) of this proviso permitting ownership in excess of the decreased Ownership Limit.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of MIT’s shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned MIT’s shares of beneficial interest that resulted in a transfer of shares to a Charitable Trust (as defined below), is required to give written notice immediately to MIT, or in the case of a proposed or attempted transaction, to give at least 15 days prior written notice to MIT, and provide MIT with such other information as MIT may request.

If a person attempts a transfer of MIT’s shares of beneficial interest in violation of the Ownership Limit or the other restrictions on ownership and transfer described above, the number of shares which would cause the violation are automatically transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by MIT, except that any transfer that results in the violation of the restriction relating to MIT’s shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. The prohibited owner will generally:

•	have no rights in the shares held in the Charitable Trust;

•	not benefit economically from ownership of any shares held in the Charitable Trust (except to the extent provided below upon sale of the shares);

•	have no rights to distributions with respect to shares held in the Charitable Trust;

•	not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust; and

•	have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares held in the Charitable Trust.

In addition, subject to Maryland law, the trustee of the Charitable Trust will have the authority to rescind as void any vote cast by the prohibited owner prior to MIT’s discovery that the shares have been transferred to the Charitable Trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if MIT has already taken irreversible trust action, as determined by the MIT board of trustees, then the trustee will not have the authority to rescind and recast the vote.

Unless otherwise directed by the MIT board of trustees, as soon thereafter as practicable, the trustee of the Charitable Trust will sell such shares (together with the right to receive distributions with respect to such shares) to a person designated by the trustee of the Charitable Trust, whose ownership of the shares will not violate the Ownership Limit or the other restrictions on ownership and transfer set forth in the MIT declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate. Upon any such sale or any receipt by the Charitable Trust of an extraordinary distribution, the trustee of the Charitable Trust will distribute the net proceeds of the sale or extraordinary distribution to the prohibited owner and to the beneficiary of the Charitable Trust as follows:

The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, in each case, reduced by any amounts previously received by the prohibited owner in connection with prior extraordinary dividends or other distributions; and

•	the proceeds received by the trustee of the Charitable Trust (net of any commissions and other expenses of the trustee of the Charitable Trust) from the sale or other disposition of the shares held in the

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Charitable Trust plus any extraordinary dividends or other extraordinary distributions received by the Charitable Trust.

The trustee of the Charitable Trust may reduce the amount payable to the prohibited owner by the amount of ordinary dividends or other ordinary distributions which have been paid to the prohibited owner and is owed by the prohibited owner to the trustee of the Charitable Trust. Any net sales proceeds and any extraordinary dividends or other distributions in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the trustee of the Charitable Trust and MIT. Any extraordinary dividends received by the trustee of the Charitable Trust shall be treated in a similar way as sales proceeds.

If a prohibited owner sells shares that are deemed to have been transferred to the Charitable Trust, then:

•	those shares will be deemed to have been sold on behalf of the Charitable Trust; and

•	to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to MIT, or its designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price per share on the day of the event causing the shares to become held in the Charitable Trust; and

•	the market price per share on the date MIT (or its designee) accepts the offer.

MIT will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to MIT will be distributed in a manner similar to any other sale by the trustee of the Charitable Trust. The MIT board of trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the trustee of the Charitable Trust or the beneficiary of the Charitable Trust may have under the MIT declaration of trust, including retroactively granting an exemption to a prohibited owner, except that the MIT board of trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the trustee of the Charitable Trust. The trustee of the Charitable Trust will be indemnified by MIT or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under the MIT declaration of trust and is entitled to receive reasonable compensation for services provided.

Costs, expenses and compensation payable to the trustee of the Charitable Trust may be funded from the Charitable Trust or by MIT. Before any sales proceeds may be distributed to a prohibited owner, MIT will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the trustee of the Charitable Trust) from the Charitable Trust for any such amounts funded by MIT and for any indemnification payments provided to the trustee of the Charitable Trust by MIT.

In addition, costs and expenses incurred by MIT in the process of enforcing the Ownership Limit or the other restrictions on ownership and transfer set forth in the MIT declaration of trust, in addition to reimbursement of costs, expenses and compensation of the trustee of the Charitable Trust which have been funded by MIT, may be collected from the Charitable Trust before any sale proceeds are distributed to a prohibited owner.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The MIT declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

If a transfer to a Charitable Trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

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Every person who owns, is deemed to own by virtue of the attribution rules of the IRC or is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act 5% or more of any class or series of MIT’s shares outstanding at the time of the determination will be required to give written notice to MIT within 30 days after the end of each taxable year, and also within three business days after a request from MIT, stating the name and address of the legal and beneficial owner(s), the number of shares of each class and series of MIT’s shares of beneficial interest which the owner beneficially owns, and a description of the manner in which those shares are held. If the IRC or applicable Treasury Regulations specify a threshold below 5%, this notice provision will apply to those persons who own MIT’s shares of beneficial interest at the lower percentage. In addition, each shareholder will be required to provide MIT upon demand with any additional information that MIT may request in order to determine MIT’s qualification for taxation as a REIT and to comply or determine MIT’s compliance with the requirements of any taxing authority or other government authority.

Certificates evidencing MIT’s shares, if any, and any share statements for MIT’s uncertificated shares may bear legends referring to the foregoing restrictions.

Warrants

Series 1 Preferred Share Common Warrants

The following is a brief summary of the Series 1 Preferred Share Common Warrants (as defined below) and is subject to, and qualified in its entirety by, the terms set forth in the form of warrant agreement filed as an exhibit to the Form S-4 of which this proxy statement/prospectus forms a part.

In connection with the initial offering of shares of Series 1 Preferred Stock by MIC, each investor of the Series 1 Preferred Stock received, for every $1,000 in shares subscribed by such investor, detachable warrants to purchase 35 shares of MIC common stock, or the Series 1 Preferred Share Common Warrants, if MIC common stock is listed on a national securities exchange or upon the merger, sale of all or substantially all of MIC’s assets or another transaction, in which the holders of MIC common stock will receive common stock listed on a national securities exchange. The Series 1 Preferred Share Common Warrants will be assumed by MIT in the Merger and will entitle the holder thereof to purchase a number of MIT Class B common shares (or if exercised after the conversion of the MIT Class B common shares, MIT common shares) equal to the number of shares of MIC common stock that would have been issuable upon the exercise of such Series 1 Preferred Share Common Warrants at an exercise price per share equal to the per share exercise price of such Series 1 Preferred Share Common Warrants, and otherwise upon the same terms and conditions, as set forth in the Series 1 Preferred Share Common Warrants. The Series 1 Preferred Share Common Warrants’ exercise price is equal to 110% of the volume weighted average closing share price of MIT common shares over a specified period as determined in accordance with the terms of the Series 1 Preferred Share Common Warrants; however, in no event shall the exercise price be less than $25.00 per share.  The Series 1 Preferred Share Common Warrants will expire five years from the 90th day following a Liquidity Event.

As of           , 2022, MIC has Series 1 Preferred Share Common Warrants outstanding to purchase up to 1,382,675 shares of MIC common stock.

Common Share Warrants

The following is a brief summary of the Common Share Warrants (as defined below) and is subject to, and qualified in its entirety by, the terms set forth in the Warrant Agreement (as defined below) filed as an exhibit to the Form S-4 of which this proxy statement/prospectus forms a part.

On August 25, 2021, MIC entered into a warrant agreement with Color Up, or the Warrant Agreement, pursuant to which it issued warrants to Color Up, or the Common Share Warrants, to purchase up to 1,702,128 shares of MIC common stock, at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20,000,000. The Common Share Warrants will be assumed by MIT in the Merger. Each whole Common Share Warrant entitles the registered holder thereof to purchase one whole MIT Class B common share (or if exercised after the conversion of the MIT Class B common shares, one whole MIT common share) at a price of $11.75 per share, or the Common Share Warrant Price, subject to adjustment as discussed below, at any time following a Common Share Warrant Liquidity Event, which is defined as an initial public offering and/or listing of common shares on the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE, each, a Trading Market. The Common Share Warrants will expire on August 25, 2026, at 5:00 p.m., New York City time. The Warrant Agreement provides that if the exercise of the Common Share Warrants would require MIT to obtain shareholder approval pursuant to any applicable listing standards

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of the Trading Market on which the common shares are listed, MIT will, at its discretion, either obtain such shareholder approval or deliver cash in lieu of MIT common shares otherwise deliverable upon the exercise of such Common Share Warrants. If the number of outstanding MIT common shares is increased by a share dividend payable in MIT common shares, or by a split-up of MIT common shares or other similar event, or decreased by a consolidation, combination, reverse share split or reclassification of MIT common shares or other similar event, then the number of MIT common shares issuable on exercise of each Common Share Warrant shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in outstanding MIT common shares. Whenever the number of MIT common shares purchasable upon the exercise of the Common Share Warrants is adjusted, as described above, the Common Share Warrant Price will be adjusted (to the nearest cent) by multiplying such Common Share Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of MIT common shares purchasable upon the exercise of the Common Share Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of MIT common shares so purchasable immediately thereafter. The Warrant Agreement further provides that, in lieu of issuing fractional shares, MIT will make a cash payment equal to the Fair Market Value (as defined in the Warrant Agreement) of one MIT common share multiplied by such fraction.

 As of           , 2022, MIC has Common Share Warrants outstanding to purchase up to 1,702,128 shares of MIC common stock.

Stock Exchange Listing

In connection with the MIT IPO, MIT intends to apply to list the MIT common shares on the NYSE under the symbol “BEEP”. The MIT Class B common shares and the MIT Preferred Shares will not be traded on a national securities exchange.

 Transfer Agent and Registrar

 The transfer agent and registrar for the MIT common shares, the MIT Class B common shares and the MIT Preferred Shares will be DST Systems, Inc.

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CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE MIT DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of the MIT declaration of trust and MIT bylaws as they will be amended and restated prior to the closing of the MIT IPO does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the MIT declaration of trust and MIT bylaws, the forms of which are attached as Annex C-1 and Annex C-2, respectively, to this proxy statement/prospectus. The provisions of the MIT declaration of trust and MIT bylaws discussed in this proxy statement/prospectus, unless the context provides otherwise, are referring to the provisions of MIT’s amended and restated declaration of trust and bylaws to be effective prior to the closing of the MIT IPO.

Board of Trustees

The MIT declaration of trust and the MIT bylaws provide that the number of MIT’s trustees may be established by the MIT board of trustees but may not be more than 15. Immediately following the Merger, MIT will have      trustees. Pursuant to the MIT declaration of trust, MIT has elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, regarding the filling of vacancies on the MIT board of trustees. Accordingly, except as may be provided by the MIT board of trustees in setting the terms of any class or series of shares, any and all vacancies on the MIT board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

There is no cumulative voting in the election of trustees. Except as may be mandated by any applicable law or the listing requirements of the principal securities exchange on which the MIT common shares are listed, and subject to the voting rights of any class or series of MIT’s shares of beneficial interest which may be hereafter created, (1) a majority of all the votes cast for the election of trustees at a meeting of MIT’s shareholders duly called and at which a quorum is present is required to elect a trustee in an uncontested election and (2) a plurality of all the votes cast at a meeting of MIT’s shareholders duly called and at which a quorum is present is required to elect a trustee in a contested election of trustees (which is an election at which the number of nominees exceeds the number of trustees to be elected at such meeting).

 The MIT declaration of trust provides that, subject to the rights of holders of any series of preferred shares, a trustee may be removed at any time only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees.

Advance Notice of Trustee Nominations and New Business

Annual Meetings of Shareholders

The MIT bylaws provide that nominations of individuals for election to the MIT board of trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only in the notice of the meeting, or otherwise properly brought before the meeting by or at the direction of the MIT board of trustees or by any shareholder who was a shareholder of record at the record date set by the MIT board of trustees for determining shareholders entitled to vote at the meeting, at the time of giving the notice required by the MIT bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and has provided notice to MIT within the time period, and containing the information and other materials, specified in the advance notice provisions of the MIT bylaws.

Under the MIT bylaws, a shareholder’s written notice of nominations of individuals for election to the MIT board of trustees or other matters to be considered at an annual meeting of shareholders must be delivered to MIT’s Secretary at MIT’s principal executive offices not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which a public announcement of the date of the annual meeting is first made by MIT; provided further, however, that for MIT’s annual meeting of shareholders to be held in 2023, written notice of nominations of individuals for election to the MIT board of trustees or other matters to be considered at that annual meeting of MIT’s shareholders by one or more of MIT’s shareholders must be delivered to MIT’s secretary at MIT’s principal executive offices not earlier than      nor later than 5:00 p.m. (Eastern Time)

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on         . Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder’s notice.

Special Meetings of Shareholders

With respect to special meetings of shareholders, only the business specified in the notice of meeting may be brought before the meeting. Nominations of individuals for election to the MIT board of trustees may be made only by or at the direction of the MIT board of trustees or provided that the MIT board of trustees has determined that trustees will be elected at such meeting, by any shareholder who was a shareholder of record at the record date set by the MIT board of trustees for determining shareholders entitled to vote at the meeting, at the time of giving the notice required by the MIT bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided notice to MIT within the time period, and containing the information and other materials, specified in the advance notice provisions of the MIT bylaws. To be timely, a shareholder’s notice must be delivered not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of any nominee proposed by the trustees to be elected at such meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, will commence a new time period for the giving of a shareholder’s notice.

Limitation of Liability and Indemnification of Trustees and Officers and Others

The Maryland REIT Law permits a REIT formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. The MIT declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

 The Maryland REIT Law also permits a REIT formed under Maryland law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

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The MIT declaration of trust requires MIT to indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any present or former trustee or officer of MIT, and any individual who, while a present or former trustee or officer of MIT and, at MIT’s request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her present or former service in that capacity. Except with respect to proceedings to enforce rights to indemnification, MIT is required to indemnify a trustee or officer as described in this paragraph in connection with a proceeding initiated by him or her against MIT only if such proceeding was authorized by the MIT board of trustees.

Under the MIT declaration of trust, MIT is also required to advance expenses to a trustee or officer, without a preliminary determination of ultimate entitlement to indemnification as provided above for a Maryland corporation. The MIT declaration of trust also permits MIT, with the approval of the MIT board of trustees, to obligate MIT to indemnify and advance expenses to certain other persons, including, for example, any of MIT’s employees or agents.

Prior to the Merger, MIT will also enter into indemnification agreements with its trustees and officers providing for procedures for indemnification by MIT to the maximum extent permitted by Maryland law and advancements by MIT of certain expenses and costs relating to claims, suits or proceedings arising from their service to MIT. Under these indemnification agreements MIT will also agree that the liability of MIT’s trustees and officers to MIT and MIT’s shareholders is limited to the maximum extent permitted by Maryland law. MIT will also maintain directors’ and officers’ liability insurance for MIT’s trustees and officers.

Shareholder Liability

Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. The MIT declaration of trust provides that no shareholder will be personally liable for any debt, claim, demand, judgment or obligation of any kind of MIT by reason of being a shareholder.

Forum for Certain Disputes

The MIT bylaws provide that the Circuit Court for Baltimore City, Maryland (or in certain circumstances, the United States District Court for the District of Maryland, Northern Division) will be the sole and exclusive forum for: (1) any “Internal Corporate Claim” as defined by the MGCL, (2) any derivative action or proceeding brought on MIT’s behalf, (3) any action asserting a claim of breach of a duty owed by any of MIT’s trustees, officers or employees to MIT or its shareholders, (4) any action asserting a claim against MIT or any of MIT’s trustees, officers or employees arising pursuant to Maryland REIT law, the MIT declaration of trust or the MIT bylaws or (5) any action asserting a claim against MIT or any of MIT’s trustees, officers or employees governed by the internal affairs doctrine of the State of Maryland. This choice of forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in MIT’s shares of beneficial interest is deemed to have notice of and consented to this provision. This choice of forum provision may limit a shareholder’s ability to bring a claim in another judicial forum, including in a judicial forum that the shareholder believes is favorable for disputes with MIT or MIT’s trustees, officers or employees, which may discourage lawsuits against MIT and MIT’s trustees, officers, managers, agents or employees.

Transactions with Affiliates

The MIT declaration of trust allows MIT to enter into contracts and transactions of any kind with any person, including any of MIT’s trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by trustees and interested trustee transactions, there are no prohibitions in the MIT declaration of trust or the MIT bylaws which would prohibit dealings between MIT and its affiliates.

Business Combinations

The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like MIT. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or

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an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL, the following persons are deemed to be interested shareholders:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

•	an affiliate or associate of the trust who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•	the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the trust’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. The MIT board of trustees has adopted a resolution providing that any business combination between MIT and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs. The MIT bylaws provide that this resolution or any other resolution of the MIT board of trustees exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and the MIT board of trustees may only adopt any resolution inconsistent with such resolution, with the affirmative vote of a majority of the votes cast on the matter by the MIT shareholders entitled to vote generally in the election of trustees.

Control Share Acquisitions

 The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like MIT. The MGCL provides that a holder of control shares of a REIT formed under Maryland law acquired in a control share acquisition has no voting rights with respect to those shares except to the extent that the acquisition is approved by a vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one tenth or more but less than one third;

•	one third or more but less than a majority; or

•	a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

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 Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

 If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

The MIT bylaws contain a provision exempting any and all acquisitions by any person of MIT shares of beneficial interest from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a shareholder requested special meeting of shareholders.

The MIT declaration of trust provides that, effective at such time as MIT is able to make a Subtitle 8 election, vacancies on the MIT board of trustees may be filled only by a majority of the remaining trustees and that trustees elected by the MIT board of trustees to fill vacancies will serve for the remainder of the full term of the class of trustees in which the vacancy occurred. Through other provisions in the MIT declaration of trust and bylaws unrelated to Subtitle 8, MIT, (1) vests in the MIT board of trustees the exclusive power to fix the number of MIT’s trustees, (2) requires, unless called by the chairman, chief executive officer, president or the MIT board of trustees, the request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of shareholders to consider and vote on any matter that may properly be considered by MIT’s shareholders and (3) provides that trustees may be removed by MIT’s shareholders at any time by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of trustees. Moreover,

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the MIT declaration of trust provides that, without the affirmative vote of a majority of the votes cast on the matter by MIT’s shareholders entitled to vote generally in the election of trustees, MIT may not elect to be subject to the classified board provision of Subtitle 8.

Shareholder Rights Plan

MIT does not currently have a shareholder rights plan, and the MIT bylaws provide that MIT may not adopt a shareholder rights plan in the future without (i) the approval of MIT’s shareholders by a majority of the votes cast on the matter or (ii) seeking ratification from MIT’s shareholders by a majority of the votes cast on the matter within 12 months of adoption of the plan if the MIT board of trustees determines, in the exercise of its duties under applicable law, that it is in MIT’s best interests to adopt a rights plan without the delay of seeking prior shareholder approval.

Meetings of Shareholders

 Under the MIT bylaws, annual meetings of shareholders will be held each year at a date, time and place determined by the MIT board of trustees. Special meetings of shareholders may be called by the MIT board of trustees, chairman of the board of trustees, the chief executive officer or the president. Additionally, subject to the provisions of the MIT bylaws, special meetings of the shareholders must be called by MIT’s secretary upon the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Amendments to the MIT Declaration of Trust, Mergers; Extraordinary Transactions

 Under the Maryland REIT Law, a REIT formed under Maryland law generally cannot amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all votes entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. The MIT declaration of trust provides for approval of any of the foregoing actions by a majority of all votes entitled to be cast on these actions. The MIT declaration of trust also provides that MIT may sell or transfer all or substantially all of MIT’s assets or dissolve if advised by the MIT board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of MIT’s operating assets are held by its subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of MIT’s shareholders.

 Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the IRC or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The MIT declaration of trust permits this type of action by the MIT board of trustees. The MIT declaration of trust also permits the MIT board of trustees to increase or decrease the aggregate number of shares that MIT may issue and provides that, to the extent permitted in the future by Maryland law, the MIT board of trustees may amend any other provision of the MIT declaration of trust without shareholder approval.

Amendments to the MIT Bylaws

The MIT declaration of trust and MIT bylaws provide that the MIT board of trustees has the power to adopt, alter or repeal any provision of the MIT bylaws and to make new bylaws. The MIT bylaws also provide shareholders with the concurrent right to amend the MIT bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter.

 However, the MIT board of trustees may not amend the provisions of the MIT bylaws relating to MIT’s exemption from the “business combination” provisions of the MGCL or the adoption of a shareholder rights plan without the approval of a majority of the votes cast on the matter by MIT’s shareholders entitled to vote generally in the election of trustees.

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Anti-Takeover Effect of Maryland Law and of the MIT Declaration of Trust and the MIT Bylaws

The following provisions in the MIT declaration of trust and the MIT bylaws and of Maryland law could delay or prevent a change in control of MIT:

•	the prohibition in the MIT declaration of trust of any shareholder other than excepted holders, including HS3 and its affiliates, from beneficially or constructively owning more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of MIT’s shares, including the MIT common shares, MIT Class B common shares, Series 1 Preferred Shares and Series A Preferred Shares;

•	the exclusive power of the MIT board of trustees to fill vacancies on the MIT board of trustees;

•	limitations on the ability of, and various requirements that must be satisfied in order for MIT’s shareholders to propose nominees for election to the MIT board of trustees and propose other business to be considered at a meeting of MIT’s shareholders;

•	the requirement that an individual trustee may be removed by MIT’s shareholders at any time by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of trustees;

•	the power of the MIT board of trustees to adopt certain amendments to the MIT declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares or the number of shares of any class or series, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in control of MIT that might involve a premium for MIT’s shares or otherwise be in the best interests of MIT’s shareholders), and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of MIT’s shares or any new class or series of shares created by the MIT board of trustees;

•	the requirement that amendments to the MIT declaration of trust by MIT’s shareholders may be made only if declared advisable by the MIT board of trustees; and

•	the control share acquisition provisions of the MGCL, if the provision in the MIT bylaws exempting acquisitions of MIT’s shares from such provisions is amended or eliminated.

For all of these reasons, among others, MIT’s shareholders may be unable to realize a change of control premium for any of their shares they own or otherwise effect a change of MIT’s policies.

REIT Qualification

 The MIT declaration of trust provides that the MIT board of trustees may revoke or otherwise terminate MIT’s REIT status under the IRC, without approval of MIT’s shareholders, if it determines that it is no longer in MIT’s best interests to attempt to qualify, or to continue to qualify, for taxation as a REIT. The MIT declaration of trust also provides that the MIT board of trustees may determine that compliance with the restrictions on ownership and transfer of MIT’s shares is no longer required for MIT to qualify for taxation as a REIT.

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THE OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of certain provisions of the Partnership Agreement of the Operating Partnership as it will be amended and restated upon the consummation of the MIT IPO does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Partnership Agreement, the form of which is attached as Annex D to this proxy statement/prospectus. For purposes of this section, references to “we”, “our”, “us”, “the Company” and the “general partner” refer to MIT, in its capacity as the general partner of the Operating Partnership after giving effect to the Merger.

General

We conduct our business through a traditional umbrella partnership real estate investment trust, or UPREIT, in which our properties are owned by the Operating Partnership that was formed in June 2015. As of the date of this proxy statement/prospectus, MIC is the general partner and Color Up and HS3, and each of Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson, individually, are the limited partners of the Operating Partnership; however, upon the consummation of the Merger, MIT will become the general partner and MIT will acquire all of MIC’s interest in the Operating Partnership. In addition, we understand that following the Merger, Color Up will be dissolved and its interests in the Operating Partnership will be distributed to its current members, which are: Bombe, which is controlled by Mr. Chavez and Ms. Hogue; HS3, which is controlled by Mr. Osher; and three entities that contributed certain parking facilities to MIC in connection with the transactions contemplated by the Purchase Agreement, which are controlled by Mr. Chavez, collectively, the Color Up Members. We understand that the Color Up Members will each further distribute the interests received by them to their respective members or partners and that the final direct holders of the interests will become limited partners of the Operating Partnership.

Substantially all of our assets are held by, and all of our business activities, including all activities pertaining to the acquisition or disposition of properties, are conducted through the Operating Partnership, either directly or through its subsidiaries. The Operating Partnership will be operated in a manner that will enable us to satisfy the requirements for qualification for taxation as a REIT. We do not intend to list any OP Units on any exchange or any national market system.

In connection with the Merger, the OP Units held by holders in the Operating Partnership will be converted into Class B common units, and the number of Class B common units issued to us will be equal to the number of MIT Class B common shares issued in the Merger in accordance with the terms of the Partnership Agreement. The Class B common units will automatically, and without further action on the part of the holder thereof, convert into common units on the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by our board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares).

Provisions in the Partnership Agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some shareholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of the Operating Partnership without the concurrence of our board of trustees. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of OP Units;

•	transfer restrictions on OP Units and other partnership interests;

•	a requirement that we may not be removed as the general partner of the Operating Partnership without our consent;

•	our ability in some cases to amend the Partnership Agreement and to cause the Operating Partnership to issue preferred partnership interests in the Operating Partnership with terms that we may determine, in either case, without the approval or consent of any limited partner; and

•	the right of the limited partners to consent to certain transfers of our general partnership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).

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Purpose, Business and Management

The Operating Partnership was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Maryland Revised Uniform Limited Partnership Act, or the Act. The Operating Partnership may enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement and may own interests in any other entity engaged in any business permitted by or under the Act, subject to any consent rights set forth in the Partnership Agreement.

In general, our board of trustees manages the business and affairs of the Operating Partnership by directing our business and affairs, in our capacity as the sole general partner of the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement and subject to the rights of holders of any class or series of partnership interest, all management powers over the business and affairs of the Operating Partnership are exclusively vested in us, in our capacity as the sole general partner of the Operating Partnership. We may not be removed as the general partner of the Operating Partnership, with or without cause, without our consent, which we may give or withhold in our sole and absolute discretion.

Restrictions on the General Partner’s Authority

The Partnership Agreement prohibits us, in our capacity as general partner, from taking any action that would make it impossible to carry out the ordinary business of the Operating Partnership or performing any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the Partnership Agreement or under the Act. We may not, in our capacity as the general partner of the Operating Partnership, without the consent of a majority in interest of the limited partners (excluding any limited partner 50% or more of whose equity is owned, directly or indirectly, by us) voluntarily withdraw as the general partner except in connection with a permitted transfer of all of our general partnership interest in the Operating Partnership or in connection with a termination transaction and, in each case, upon the admission of the transferee as a successor general partner. In addition, we may not, in our capacity as the general partner of the Operating Partnership, without the consent of a majority in interest of the common limited partners (excluding any common limited partner 50% or more of whose equity is owned, directly or indirectly, by us) transfer all or any portion of our general partnership interest in the Operating Partnership, subject to the exceptions described in the section entitled “The Operating Partnership and the Partnership Agreement—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner”.

Without the consent of each affected limited partner or in connection with a transfer of all of our interests in our partnership in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in our outstanding shares permitted without the consent of the limited partners as described in the section entitled “The Operating Partnership and the Partnership Agreement—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner,” or a permitted termination transaction, we may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts us or the Operating Partnership from performing our or its specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the Partnership Agreement, we may not, without the consent of each affected partner, amend the Partnership Agreement or take any other action that would:

•	convert a limited partner interest into a general partner interest (other than as a result of our acquisition of that interest);

•	adversely modify in any material respect the limited liability of a limited partner;

•	alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the Partnership Agreement, except to the extent permitted by the Partnership Agreement, including in connection with the creation or issuance of any new class or series of partnership interest or to effect or facilitate a permitted termination transaction;

•	alter or modify the redemption or conversion rights of holders of OP Units (except as permitted under the Partnership Agreement to effect or facilitate a permitted termination transaction); or

•	amend the provisions of the Partnership Agreement requiring the consent of each affected partner before taking any of the actions described above or the related definitions specified in the Partnership Agreement (except as permitted under the Partnership Agreement to effect or facilitate a permitted termination transaction).

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Additional Limited Partners

We may cause the Operating Partnership to issue additional units in one or more classes or series or other partnership interests and to admit additional limited partners to the Operating Partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner.

 The Partnership Agreement authorizes the Operating Partnership to issue OP Units, Performance Units, LTIP Units and preferred units, and the Operating Partnership may issue additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest, the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest.

Ability to Engage in Other Businesses; Conflicts of Interest

The Partnership Agreement provides that we may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of the Operating Partnership, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of shares, bonds, securities or other interests, financing or refinancing of any type related to the Operating Partnership or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to the Operating Partnership whether as capital contributions, loans or otherwise, as appropriate, in exchange for additional partnership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through the Operating Partnership so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in the Operating Partnership.

Distributions

The Operating Partnership will distribute such amounts, at such times, as we may in our sole and absolute discretion determine:

•	first, with respect to any partnership interests that are entitled to any preference in distribution, including the preferred units, in accordance with the rights of such class(es) of partnership interest, and, within each such class, among the holders pro rata in proportion to their respective percentage interests of such class; and

•	second, with respect to any partnership interests that are not entitled to any preference in distribution, including the OP Units and, except as described below with respect to liquidating distributions and as may be provided in any incentive award plan or any applicable award agreement and the LTIP Units and Performance Units, in accordance with the rights of such class(es) of partnership interest, and, within such class, among the holders, pro rata in proportion to their respective percentage interests in such class of partnership interest held.

Exculpation and Indemnification of General Partner

The Partnership Agreement provides that we are not liable to the Operating Partnership or any partner for any action or omission taken in our capacity as general partner, for the debts or liabilities of the Operating Partnership or for the obligations of the Operating Partnership under the Partnership Agreement, except for liability for our fraud, willful misconduct or gross negligence, pursuant to any express indemnity we may give to the Operating Partnership. The Partnership Agreement also provides that any obligation or liability in our capacity as the general partner of the Operating Partnership that may arise at any time under the Partnership Agreement or any other instrument, transaction or undertaking contemplated by the Partnership Agreement will be satisfied, if at all, out of our assets or the assets of the Operating Partnership only, and no such obligation or liability will be personally binding upon any of our trustees, shareholders, officers, employees or agents.

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In addition, the Partnership Agreement requires the Operating Partnership to indemnify us, our trustees and officers, officers of the Operating Partnership and any other person designated by us against any and all losses, claims, damages, liabilities, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership, unless (i) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful or (iii) such person actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of the Partnership Agreement. The Operating Partnership must also pay or reimburse the reasonable expenses of any such person in advance of a final disposition of the proceeding upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking by or on behalf of the person to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The Operating Partnership is not permitted to indemnify or advance funds to any person (i) with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the Partnership Agreement) or (ii) if the person is found to be liable to the Operating Partnership on any portion of any claim in the action.

Redemption Rights of Qualifying Parties

Beginning six months after first acquiring such OP Units, each limited partner and some assignees of limited partners will have the right, subject to the terms and conditions set forth in the Partnership Agreement, to require the Operating Partnership to redeem all or a portion of the OP Units held by such limited partner or assignee in exchange for a cash amount per OP Unit equal to the value of one common share, determined in accordance with and subject to adjustment under the Partnership Agreement. The Operating Partnership’s obligation to redeem OP Units does not arise and is not binding against the Operating Partnership until the sixth business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the OP Units tendered for redemption.

 On or before the close of business on the fifth business day after a holder of OP Units gives notice of redemption to us, we may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our shares of beneficial interest set forth in our declaration of trust and described in “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in this proxy statement/prospectus elect to acquire some or all of the OP Units tendered for redemption from the tendering party in exchange for MIT common shares, based on an exchange ratio of one common share for each OP Unit, subject to adjustment as provided in the Partnership Agreement. The Partnership Agreement does not require us to register, qualify or list any common shares issued in exchange for OP Units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.

Transfers of Partnership Interests

Restrictions on Transfers by Limited Partners. Until the expiration of six months after the date on which a limited partner acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of such partnership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans. After the expiration of such initial holding period, the limited partner will have the right to transfer all or any portion of its partnership interest without our consent to any person that is an “accredited investor,” within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to the satisfaction of conditions specified in the Partnership Agreement, including minimum transfer requirements and our right of first refusal.

Restrictions on Transfers by the General Partner. Except as described below, any transfer of all or any portion of our interest in the Operating Partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of a majority in interest of the common limited partners (excluding any common limited partner 50% or more of whose equity is owned, directly or indirectly, by us). Subject to the rights of holders of any class or series of partnership interest, we may not, without the consent of the limited

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partners, transfer all of our interest in the Operating Partnership in connection with (a) a merger, consolidation or other combination of our or the Operating Partnership’s assets with another entity, (b) a sale of all or substantially all of our or the Operating Partnership’s assets not in the ordinary course of the Operating Partnership’s business or (c) a reclassification, recapitalization or change of any of our outstanding shares or outstanding equity interests other than in connection with a share split, reverse share split, share dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of our shareholders, or a Termination Transaction (as defined in the Partnership Agreement), unless:

•	in connection with such Termination Transaction, all of the common limited partners will receive, or will have the right to elect to receive, for each partnership unit an amount of cash, securities and/or other property equal to the product of the Adjustment Factor (as defined in the Partnership Agreement) and the greatest amount of cash, securities or other property paid to a holder of one common share in consideration of one common share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding common shares, each holder of partnership units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of partnership units would have received had it exercised its right to redemption and received common shares in exchange for its partnership units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

•	all of the following conditions are met: (A) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership, (B) the common limited partners that held OP Units immediately prior to such Termination Transaction own a percentage interest of the surviving entity based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving entity immediately prior to the consummation of such transaction; (C) the rights, preferences and privileges of the common limited partners in the surviving entity are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving entity; and (D) the rights of the common limited partners include at least one of the following: (i) the right to redeem their interests in the surviving entity for the consideration available to such persons pursuant to the Partnership Agreement or (ii) the right to redeem their interests in the surviving entity for cash on terms substantially equivalent to those in effect with respect to their OP Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the surviving entity has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the common shares.

We may also transfer all (but not less than all) of our interest in the Operating Partnership to an affiliate of us without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest.

 In addition, any transferee of our interest in the Operating Partnership must be admitted as a general partner of the Operating Partnership, assume, by operation of law or express agreement, all of our obligations as general partner under the Partnership Agreement, accept all of the terms and conditions of the Partnership Agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a general partner.

Term

The term of the Operating Partnership will continue indefinitely until dissolution upon the first to occur of any of the following:

•	an event of withdrawal as defined in Section 10-402(2)-9 of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of the Partnership Agreement of the last remaining general partner unless, within ninety days after the withdrawal, a majority in interest of the partners remaining agree in writing, in their sole and absolute discretion, to continue the Operating Partnership and to the appointment, effective as of the date of such withdrawal, of a successor general partner;

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•	an election to dissolve the Operating Partnership made by us with consent of the common limited partners;

•	entry of a decree of judicial dissolution of the Operating Partnership pursuant to the Act; or

•	the redemption or other acquisition by the Operating Partnership or us of all partnership units other than partnership units held by us.

LTIP Units

The Operating Partnership is authorized to issue a class of units of partnership interest designated as LTIP Units. As of the date of this proxy statement/prospectus, there are 282,027 LTIP Units outstanding, subject to vesting requirements. We may cause the Operating Partnership to issue LTIP Units to persons who provide services to or for the benefit of the Operating Partnership, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as limited partners of the Operating Partnership without the approval or consent of any limited partner. Further, we may cause the Operating Partnership to issue LTIP Units in one or more classes or series, with such terms as we may determine, without the approval or consent of any limited partner. LTIP Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP Units.

Distributions. Holders of LTIP Units shall be entitled to receive distributions in an amount per LTIP Unit equal to the amount that would have been payable if such LTIP Unit had been an OP Unit, except that distributions payable to the holders of LTIP Units upon the liquidation, dissolution or winding up of the Operating Partnership may not exceed the positive capital account balances attributable to the LTIP Units.

Conversion Rights. Vested LTIP Units are convertible at the option of each limited partner and some assignees of limited partners (in each case, that hold vested LTIP Units) into OP Units, upon notice to us and the Operating Partnership, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP Units is at least equal to our capital account balance with respect to an equal number of OP Units. We may cause the Operating Partnership to convert vested LTIP Units eligible for conversion into an equal number of OP Units at any time, upon at least 10 and not more than 60 days’ notice to the holder of the LTIP Units.

If we or the Operating Partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which OP Units are exchanged for or converted into the right, or holders of OP Units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause the Operating Partnership to convert any vested LTIP Units then eligible for conversion into OP Units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. The Operating Partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding LTIP Units that will be converted into OP Units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such OP Units that each holder of OP Units receives in the transaction.

Transfer. Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP Units, LTIP Units are transferable to the same extent as OP Units, as described above in the section entitled “The Operating Partnership and the Partnership Agreement—Transfers of Partnership Interests”.

Voting Rights. Limited partners holding LTIP Units are entitled to vote together as a class with limited partners holding OP Units and Performance Units on all matters on which limited partners holding OP Units are entitled to vote or consent, and may cast one vote for each LTIP Unit so held.

Adjustment of LTIP Units. If the Operating Partnership takes certain actions, including making a distribution of units on all outstanding OP Units, combining or subdividing the outstanding OP Units into a different number of OP Units or reclassifying the outstanding OP Units, we must adjust the number of outstanding LTIP Units or subdivide or combine outstanding LTIP Units to maintain a one-for-one conversion ratio and economic equivalence between OP Units and LTIP Units.

Performance Units

The Operating Partnership is authorized to issue a class of units of partnership interest designated as Performance Units. As of the date of this proxy statement/prospectus, there are 1,500,000 Performance Units outstanding, subject to vesting requirements. We may cause the Operating Partnership to issue Performance Units

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in one or more classes or series, with such terms as we may determine, to persons who provide services to or for the benefit of the Operating Partnership, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as limited partners of the Operating Partnership without the approval or consent of any limited partner. Performance Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the Performance Units.

Distributions. Holders of vested Performance Units shall be entitled to receive distributions in an amount per Performance Unit equal to the amount that would have been payable if such Performance Unit had been an OP Unit and holders of unvested Performance Units shall be entitled to receive distributions in an amount per Performance Unit equal to the product of the distribution made to the holders of OP Units per OP Unit multiplied by 10%, except that distributions payable to the holders of Performance Units upon the liquidation, dissolution or winding up of the Operating Partnership may not exceed the positive capital account balances attributable to the Performance Units.

Conversion Rights. Vested Performance Units are convertible at the option of each limited partner and some assignees of limited partners (in each case, that hold vested Performance Units) into OP Units, and we may also cause the Operating Partnership to convert vested Performance Units eligible for conversion into an equal number of OP Units, in each case subject to certain limitations.

If we are or the Operating Partnership is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which OP Units are exchanged for or converted into the right, or holders of OP Units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause the Operating Partnership to convert any vested Performance Units then eligible for conversion into OP Units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. The Operating Partnership must use commercially reasonable efforts to cause each limited partner (other than a party to such a transaction or an affiliate of such a party) holding Performance Units that will be converted into OP Units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such OP Units that each holder of OP Units receives in the transaction.

Transfer. Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of Performance Units, Performance Units are transferable to the same extent as OP Units, as described above in “—Transfers of Partnership Interests”.

Voting Rights. Limited partners holding Performance Units are entitled to vote together as a class with limited partners holding OP Units and LTIP Units on all matters on which limited partners holding OP Units are entitled to vote or consent, and may cast one vote for each Performance Units so held.

Adjustment of Performance Units. If the Operating Partnership takes certain actions, including making a distribution of units on all outstanding OP Units, combining or subdividing the outstanding OP Units into a different number of OP Units or reclassifying the outstanding OP Units, we must adjust the number of outstanding Performance Units or subdivide or combine outstanding Performance Units to maintain a one-for-one conversion ratio and economic equivalence between OP Units and Performance Units.

Preferred Units

The Operating Partnership is authorized to issue a class of units of partnership interest designated as preferred units. As of the date of this proxy statement/prospectus, the Operating Partnership has designated two classes of preferred units: 2,862 Series A Convertible Redeemable Preferred Units, or Series A Preferred Units; and 39,811 Series 1 Convertible Redeemable Preferred Units, or Series 1 Preferred Units, all of which are issued and outstanding and owned by MIC, as general partner. Series A Preferred Units and Series 1 Preferred Units rank senior to the OP Units, Class B common units, LTIP Units, Performance Units and Class A Units.

Distributions. Holders of Series A Preferred Units are entitled to receive preferential cash distributions at an annual rate of 7.50% on the stated value of $1,000 per Series A Preferred Unit until the occurrence of a Listing Event, at which time, the annual dividend rate will be reduced to 5.75% on the stated value of $1,000 per Series A Preferred Unit, and holders of Series 1 Preferred Units are entitled to receive preferential cash distributions at an annual rate of 7.00% on the stated value of $1,000 per Series 1 Preferred Unit until the occurrence of a Listing

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Event, at which time, the annual dividend rate will be reduced to 5.50% on the stated value of $1,000 per Series 1 Preferred Unit.

Liquidation Preference. Holders of Series A Preferred Units and Series 1 Preferred Units are also entitled to receive a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Operating Partnership that are substantially similar to those of the Series A Preferred Shares and Series 1 Preferred Shares.

Redemption. Series A Preferred Units and Series 1 Preferred Units are also subject to redemption by the Operating Partnership in connection with our reacquisition of Series A Preferred Shares and Series 1 Preferred Shares. See “Description of Shares of Beneficial Interest—Preferred Shares.”

Conversion Rights. Series A Preferred Units and Series 1 Preferred Units will be converted into OP Units or Class B common units, as applicable, in the event of a conversion of Series A Preferred Units and Series 1 Preferred Units, as applicable, at the option of holders of Series A Preferred Shares and Series 1 Preferred Shares pursuant to the MIT declaration of trust as described above in “Description of Shares of Beneficial Interest—Preferred Shares.”

Transfer. Series A Preferred Units and Series 1 Preferred Units are transferrable to the same extent as OP Units, as described above in “—Transfers of Partnership Interests—Restrictions on Transfers by the General Partner.”

Voting Rights. The general partner does not have any voting or consent rights in respect of its partnership interest represented by the Series A Preferred Units and Series 1 Preferred Units.

Class A Units

As of the date of this proxy statement/prospectus, there are 425,532 Class A Units outstanding. Each Class A Unit entitles the holder thereof to purchase one OP Unit at an exercise price equal to $11.75 per OP Unit, subject to adjustment as provided in the Class A Unit Agreement. The Operating Partnership issued the Class A Units pursuant to a Class A Unit Agreement, which provides that each whole Class A Unit entitles the registered holder thereof to purchase one whole OP Unit at the Class A Unit Price, subject to adjustment as discussed below, at any time following a “Liquidity Event,” which is defined as an initial public offering and/or listing of our common shares of beneficial interest on a Trading Market. The Class A Units expire five years after the date of the Class A Unit Agreement, at 5:00 PM, New York City time. The Class A Units may also be exercised on a cashless basis in lieu of payment of the aggregate Class A Unit Price at the purchaser’s election. If the number of outstanding OP Units is increased by a dividend payable in OP Units, or by a split-up of OP Units or other similar event, or decreased by a consolidation, combination, reverse split or reclassification of OP Units or other similar event, then the number of OP Units issuable on exercise of each Class A Unit shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in outstanding OP Units. Whenever the number of OP Units purchasable upon the exercise of the Class A Units is adjusted, as described above, the Class A Unit Price will be adjusted (to the nearest cent) by multiplying such Class A Unit Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of OP Units redeemable upon the exercise of the Class A Units immediately prior to such adjustment, and (y) the denominator of which shall be the number of common shares so redeemable immediately thereafter. The Class A Unit Agreement further provides that, in lieu of issuing fractional units, the Operating Partnership will make a cash payment equal to the Fair Market Value (as defined in the Class A Unit Agreement) of one OP Unit multiplied by such fraction.

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THE MIC SPECIAL MEETING

Date, Time and Place

The MIC special meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast, accessible at www.virtualshareholdermeeting.com/MiCORP2022. No physical meeting will be held. The MIC special meeting will be held on             , 2022, at               , Eastern Time.

Purpose of the MIC Special Meeting

At the MIC special meeting, MIC stockholders will be asked to consider and vote upon the following matters:

•	the Voting Limitations Charter Amendment Proposal;

•	the Roll-Up Charter Amendment Proposal;

•	the Merger Proposal; and

•	the Adjournment Proposal.

Recommendation of the MIC Board of Directors

After careful consideration, on May 27, 2022, the MIC board of directors unanimously approved the original Merger Agreement and declared and determined the Charter Amendments, the Merger and the other transactions contemplated by the Merger Agreement to be fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC, and recommended that the holders of MIC common stock approve the Charter Amendments and the Merger. On September 26, 2022, the MIC board of directors unanimously approved the amended and restated Merger Agreement and reaffirmed the May 27, 2022 resolutions.

The MIC board of directors unanimously recommends that MIC stockholders vote “FOR” the Voting Limitations Charter Amendment Proposal, “FOR” the Roll-Up Charter Amendment Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

In connection with the Merger and the other transactions contemplated by the Merger Agreement, the MIC board of directors specifically considered, among other things: (1) the anticipated effect of the Merger on existing MIC stockholders and personnel and tenants of MIC; (2) the risk that a different strategic alternative, such as continuing as an independent publicly-registered, but non-listed company, could be more beneficial to MIC stockholders than the Merger; and (3) the fact that certain of MIT’s and MIC’s executive officers, trustees and directors may have interests in the Merger that are different from, or in addition to the interests of MIC stockholders which could create potential conflicts of interest or the appearance of such conflicts, which may lead to increased dissident shareholder activity, including litigation. For a list of the material factors considered by the MIC board of directors in reaching its decision to approve the Merger Agreement and make the foregoing recommendations, see “The Merger—Recommendation of the MIC Board of Directors and Its Reasons for the Merger and the Other Transactions” beginning on page 95 of this proxy statement/prospectus.

Record Date; Shares Entitled to Vote

The MIC board of directors has fixed the close of business on             , 2022 as the Record Date. Only holders of record of MIC common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the MIC special meeting. As of the Record Date, there were                 shares of MIC common stock issued and outstanding and entitled to vote at the MIC special meeting, held by approximately                holders of record. All holders of record of MIC Preferred Stock as of the Record Date are entitled to notice of, but may not vote at, the MIC special meeting.

Each share of MIC common stock is entitled to one vote on each of the Charter Amendment Proposals, the Merger Proposal and the Adjournment Proposal.

As of the Record Date, approximately         % of the shares of MIC common stock outstanding were beneficially owned by MIC’s current executive officers and directors. MIC currently expects that MIC’s executive officers and directors will vote the shares they beneficially own in favor of all of the proposals set forth above, although none has entered into any agreements obligating them to do so.

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Quorum

Stockholders entitled to cast at least 50% of the total number of shares of MIC common stock issued and outstanding on the Record Date must be present or represented by proxy to constitute a quorum at the MIC special meeting. All MIC common stock represented at the MIC special meeting, including abstentions and broker non-votes (MIC common stock held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal), if any, will be treated as present for purposes of determining the presence or absence of a quorum at the MIC special meeting.

Required Vote

The Charter Amendment Proposals and the Merger Proposal each requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock at the MIC special meeting on such proposal. The Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding shares of MIC common stock entitled to vote at the MIC special meeting on such proposal. Pursuant to MIC’s amended and restated bylaws, or MIC’s bylaws, the chair of the MIC special meeting may adjourn the MIC special meeting to a later date or time, for any reason deemed necessary by the chair, in the discretion of the chair of the MIC special meeting and without any action by MIC stockholders.

The approval of the Charter Amendment Proposals and the Merger Proposal is a condition to the completion of the Merger.

Abstentions and Broker Non-Votes

If you are a MIC stockholder and you fail to instruct your broker, bank or other nominee on how to vote your shares of MIC common stock, your broker, bank or other nominee may not vote your shares on any of the proposals. This will have the same effect as a vote against the Charter Amendment Proposals and the Merger Proposal, but it will have no effect on the Adjournment Proposal, assuming a quorum is present.

If you are a MIC stockholder and fail to vote, it will have the same effect as a vote against the Charter Amendment Proposals and the Merger Proposal, but it will have no effect on the Adjournment Proposal, assuming a quorum is present. If you are a MIC stockholder and abstain from voting, it will have the same effect as a vote against the Charter Amendment Proposals and the Merger Proposal, but it will have no effect on the Adjournment Proposal.

Shares Held in Street Name

If MIC stockholders hold shares of MIC common stock in an account of a broker, bank or other nominee and they wish to vote such MIC common stock, they must return their voting instructions to the broker, bank or other nominee using the voting instruction form included with this proxy statement/prospectus.

Shares of MIC common stock held by broker, bank or other nominee will not be voted unless such stockholders instruct such broker, bank or other nominee how to vote.

Voting of Proxies

A proxy card is enclosed. Please sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You may also vote your shares by telephone or through the internet. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Information and applicable deadlines for voting proxies by telephone or through the internet are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of MIC common stock represented by it will be voted at the MIC special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy.

If a proxy is signed and returned without an indication as to how the shares of MIC common stock represented by the proxy are to be voted with regard to a particular proposal, the shares of MIC common stock represented by the proxy will be voted in favor of each such proposal. At the date hereof, MIC’s management has no knowledge of any business that will be presented for consideration at the MIC special meeting and which would be required to be set forth in this proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special

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Meeting of MIC Stockholders. In accordance with MIC’s bylaws and the MGCL, business transacted at the MIC special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the MIC special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their discretion on such matter.

Your vote is important. Please sign and return the enclosed proxy card or authorize a proxy to vote your shares by telephone or through the internet.

Revocability of Proxies or Voting Instructions

You can change your vote or revoke your proxy at any time before your proxy is exercised at the MIC special meeting. You can do this in one of the following ways if you own your shares of record:

•	you may revoke a previously authorized proxy at any time before it is exercised by delivering to our corporate secretary a notice of revocation;

•	you can grant a new, valid proxy bearing a later date by internet or by telephone or by signing and returning a later dated proxy card; or

•	you can attend the MIC special meeting and vote electronically, which will automatically cancel any proxy previously given, or you may revoke your proxy at the MIC special meeting, but your attendance alone will not revoke any proxy that you have previously given.

If you are a record holder and choose either of the first two methods above, you must submit your notice of revocation or your new proxy to the secretary of MIC no later than the beginning of the MIC special meeting.

If your shares of MIC common stock are held by a broker, bank or other nominee, you must follow the instructions provided by the broker, bank or other nominee on how to change your instructions or change your vote.

Tabulation of the Vote

MIC will appoint an Inspector of Elections for the MIC special meeting to tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

MIC will pay the cost of soliciting proxies. MIC has engaged Georgeson to assist it in the solicitation of proxies, for which MIC anticipates that it will pay Georgeson an estimated fee of $             , plus reimbursement of expenses. Proxies may also be solicited, without additional compensation, by MIC’s executive officers, directors and employees by mail, telephone or other electronic means or in person.

MIC will request brokers, banks or other nominees to forward proxy materials to the beneficial owners of MIC common stock and to obtain their voting instructions. In accordance with the regulations of the SEC and the NYSE, MIC will reimburse those firms for their expenses incurred in forwarding proxy materials to beneficial owners of MIC common stock.

Any questions about the Merger, requests for additional copies of documents or assistance authorizing a proxy or voting your shares of MIC common stock may be directed to the following address:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
All Stockholders Call Toll-Free: (866) 431-2105

If you are a MIC stockholder and would like to request documents, please do so by              , 2022, to receive them before the MIC special meeting.

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PROPOSALS

Proposal 1: The Voting Limitations Charter Amendment Proposal

MIC stockholders are being asked to approve the Voting Limitations Charter Amendment. MIC is proposing to delete from the MIC charter NASAA REIT Guideline restrictions on the voting of shares held by, among others, any director or affiliate of MIC with respect to any transaction between MIC and any such person.

If adopted, the Voting Limitations Charter Amendment would delete Section 11.2 of the MIC charter that provides that with respect to shares owned by the advisor, any director or any affiliate, neither the advisor, nor such director, nor any affiliate may vote or consent on matters submitted to the stockholders with respect to the removal of the advisor, such director or any affiliate or any transaction between MIC and any such person. This section imposes voting limitations with respect to shares of MIC common stock held by directors and affiliates of MIC, which will not be applicable if the Voting Limitations Charter Amendment is approved. Pursuant to the Merger Agreement, approval of this proposal is a condition to completing the Merger and if the Voting Limitations Charter Amendment is not approved, unless this condition is waived, the Merger will not be completed even if the Merger is approved. MIC and MIT do not expect to waive approval of the Charter Amendment Proposals as a condition to the Merger. The effectiveness of the Voting Limitations Charter Amendment is conditioned on approval of the Merger and the closing of the Merger. If MIC stockholders do not approve the Merger and the Merger does not close, the Voting Limitations Charter Amendment will not become effective. MIC believes that it would not be practical to complete the Merger if it were required to comply with these provisions and the Merger is specifically conditioned on the Voting Limitations Charter Amendment.

A copy of the Articles of Amendment containing the Voting Limitations Charter Amendment is attached as Annex A-1 to this proxy statement/prospectus.

MIC is asking MIC stockholders to approve the Voting Limitations Charter Amendment.

Required Vote

Approval of the Voting Limitations Charter Amendment Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock at the MIC special meeting on such proposal. If the Voting Limitations Charter Amendment Proposal is approved by MIC stockholders, the Articles of Amendment to MIC’s charter may be immediately filed with the Maryland SDAT, while the MIC special meeting is in progress (or temporarily recessed) so that the Voting Limitations Charter Amendment would become effective before the Merger Proposal and the Adjournment Proposal are considered and voted upon.

The MIC board of directors unanimously recommends that MIC stockholders vote “FOR” the Voting Limitations Charter Amendment Proposal.

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Proposal 2: The Roll-Up Charter Amendment Proposal

MIC stockholders are being asked to approve the Roll-Up Charter Amendment. If adopted, the Roll-Up Charter Amendment would delete Article XIV related to Roll-Up Transactions (and the associated definitions) from the MIC charter. This article imposes substantive and procedural requirements relating to Roll-Up Transactions, all of which will not be applicable if the Roll-Up Charter Amendment is approved. Pursuant to the Merger Agreement, approval of this proposal is a condition to completing the Merger and if the Roll-Up Charter Amendment is not approved, unless this condition is waived, the Merger will not be completed even if the Merger is approved. MIC and MIT do not expect to waive approval of the Charter Amendment Proposals as a condition to the Merger. Likewise, the effectiveness of the Roll-Up Charter Amendment is conditioned on approval of the Merger Proposal and the parties being prepared to close the Merger. If MIC stockholders do not approve the Merger and the Merger does not close, the Roll-Up Charter Amendment will not become effective.

The MIC charter defines a Roll-Up Transaction as a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of MIC and the issuance of securities of a Roll-Up Entity that is created or would survive after the successful completion of the Roll-Up Transaction. This definition does not include (1) a transaction involving securities of MIC that have been listed on a national securities exchange for at least 12 months or (2) a transaction involving MIC’s conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of MIC’s existence, compensation to the advisor or sponsor or MIC’s investment objectives. The Merger and the MIT Share Issuance would be considered a Roll-Up Transaction.

In connection with any Roll-Up Transaction involving the issuance of securities of a Roll-Up Entity, the MIC charter requires MIC to obtain an appraisal of its net assets from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal must be filed with the SEC and the states as an exhibit to the registration statement for the offering, and a summary of the appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to MIC stockholders in connection with any proposed Roll-Up Transaction. In addition, in connection with a proposed Roll-Up Transaction, the MIC charter requires the person sponsoring the Roll-Up Transaction to offer to MIC stockholders who vote against the proposed Roll-Up Transaction the choice of: (1) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction or one of the following: (a) remaining as holders of shares of MIC common stock and preserving their interests therein on the same terms and conditions as existed previously or (b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of MIC’s net assets. Under the MIC charter, MIC is prohibited from participating in any Roll-Up Transaction: (1) that would result in the common stockholders having voting rights in a Roll-Up Entity that are less than those provided in the MIC charter; (2) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor; (3) in which investor’s rights to access records of the Roll-Up Entity will be less than those provided in the MIC charter; or (4) in which any of the costs of the Roll-Up Transaction would be borne by MIC if the Roll-Up Transaction is rejected by the MIC stockholders. The Merger would be considered a Roll-Up Transaction under the definition in the MIC charter and, accordingly, if the Roll-Up Charter Amendment is not approved and implemented, MIC would not be able to consummate the Merger because (i) the holders of MIC common stock will not have the same voting rights or inspection rights as holders of MIT Class B common shares and (ii) the cost of the Merger will be borne by MIC if the Merger is rejected by the MIC stockholders. For further information, see “Comparison of Rights of MIT Shareholders and MIC Stockholders” on page 201 of this proxy statement/prospectus.

MIC does not intend to obtain an appraisal of its net assets in connection with the Merger or comply with the other provisions of the MIC charter applicable to Roll-Up Transactions. MIC believes that it would not be practical to complete the Merger if it were required to comply with these provisions and the Merger is specifically conditioned on the approval of Roll-Up Charter Amendment.

A copy of the Articles of Amendment containing the Roll-Up Charter Amendment is attached as Annex A-2 to this proxy statement/prospectus.

MIC is asking MIC stockholders to approve the Roll-Up Charter Amendment.

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Required Vote

Approval of the Roll-Up Charter Amendment Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock at the MIC special meeting on such proposal.

The MIC board of directors unanimously recommends that MIC stockholders vote “FOR” the Roll-Up Charter Amendment Proposal.

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Proposal 3: The Merger Proposal

MIC stockholders are being asked to approve the Merger and the other transactions contemplated by the Merger Agreement. For a summary and detailed information regarding this proposal to approve the Merger, see the information about the Merger Agreement and the Merger throughout this proxy statement/prospectus, including the information set forth in sections entitled “The Merger” beginning on page 93 and “The Merger Agreement” beginning on page 124 of this proxy statement/prospectus. A copy of the Merger Agreement is attached as Annex B to this proxy statement/prospectus.

Pursuant to the Merger Agreement, approval of this proposal is a condition to the completion of the Merger. If the proposal is not approved, the Merger will not be completed.

MIC is asking MIC stockholders to approve the Merger and the other transactions contemplated by the Merger Agreement.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of at least a majority of all the votes entitled to be cast by holders of outstanding shares of MIC common stock at the MIC special meeting on such proposal.

The MIC board of directors unanimously recommends that MIC stockholders vote “FOR” the Merger Proposal.

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Proposal 4: The Adjournment Proposal

The MIC special meeting may be adjourned to another date or dates, if necessary or appropriate, to permit further solicitation of proxies to obtain additional votes in favor of either Charter Amendment Proposal or the Merger Proposal. If, at the MIC special meeting, the number of shares of MIC common stock present or represented and voting in favor of either Charter Amendment Proposal or the Merger Proposal is insufficient to approve any such proposal, MIC intends to move to adjourn the MIC special meeting to a later date or dates in order to enable the MIC board of directors to solicit additional proxies. In addition, pursuant to MIC’s bylaws, the chair of the MIC special meeting may adjourn the MIC special meeting to a later date or dates, for any reason deemed necessary by the chair, without MIC stockholder approval.

MIC is asking MIC stockholders to approve the adjournment of the MIC special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve either Charter Amendment Proposal or the Merger Proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of all the votes cast by holders of outstanding shares of MIC common stock entitled to vote at the MIC special meeting on such proposal.

The MIC board of directors unanimously recommends that MIC stockholders vote “FOR” the Adjournment Proposal.

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THE MERGER

The following is a discussion of the Merger and the material terms of the Merger Agreement. You should carefully read the Merger Agreement in its entirety, a copy of which is attached as Annex B to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus.

Background of the Merger

MIC is a publicly-registered, non-traded company, which completed its initial public offering in September 2015. MIC has been committed to considering alternatives for providing liquidity for its stockholders since that time. Neither the MIC common stock nor the MIC Preferred Stock is currently listed on a national securities exchange, therefore, MIC stockholders have substantially less access to liquidity for their interest in MIC than would be available from ownership in a publicly-traded company.

In mid-2019, MIC engaged financial and legal advisors and began to explore a broad range of potential strategic alternatives to provide liquidity to its stockholders. In connection with such search, MIC approached more than 100 potential investors or buyers, received proposals from approximately a dozen potential investors or buyers and engaged in substantive negotiations with four interested parties, not including Bombe.

As a result of the COVID-19 pandemic, negotiations and discussions with potential investors or buyers ceased until June 15, 2020, when MIC’s financial advisors re-engaged with potential buyers at the direction of the MIC board of directors. MIC approached over 25 additional potential investors or buyers, received proposals from six potential investors or buyers and engaged in substantive negotiations with three interested parties, including Bombe. On July 24, 2020 and July 30, 2020, the MIC board of directors held meetings to review and evaluate the proposals submitted by the three interested parties, including Bombe. On August 5, 2020, the MIC board of directors agreed to continue discussions with Bombe and authorized MIC to enter into a non-disclosure agreement with Bombe. On September 8, 2020, Bombe executed a Non-Binding Indication of Interest, which covered, among other things, the contribution by Bombe of four parking facilities to MIC (three of which were ultimately contributed in the transactions contemplated by the Purchase Agreement), the acquisition of the Former Advisor’s shares of MIC common stock, a tender offer and the contribution of working capital. Bombe’s offer also contemplated that Mr. Shustek would resign as chief executive officer and as a director of MIC.

On January 8, 2021, MIC entered into the Purchase Agreement. The transactions contemplated in the Purchase Agreement closed on August 25, 2021, or the Closing, and, pursuant to the Purchase Agreement, at the Closing, MIC acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati, Ohio and approximately 1,154 parking spaces located in Chicago, Illinois totaling approximately 1,201,000 square feet. In addition to the parking garages contributed, proprietary technology was contributed to MIC, which provides management with real-time information on the performance of its assets. Management has been implementing the contributed proprietary technology into its legacy garages. Pursuant to the Closing, the Operating Partnership issued 7,495,090 OP Units at $11.75 per unit for total consideration of $84.1 million, net of transaction costs. The consideration consisted of the Contributed Interests and technology with a fair value of $4.0 million. MIC also assumed long-term debt with a fair value of approximately $44.5 million. In addition, MIC issued the Common Share Warrants to Color Up to purchase up to 1,702,128 shares of MIC common stock at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20 million.

Prior to August 25, 2021, a special committee, or the Special Committee, of the MIC board of directors consisting of John E. Dawson, Robert J. Aalberts and Shawn Nelson approved the Purchase Agreement. In connection with the Closing, Messrs. Dawson, Aalberts and Shustek resigned from their positions as directors of MIC and the Color Up Designated Directors and Ms. Holley were elected to the MIC board of directors. At the Closing, Mr. Shustek resigned from his positions as a director and officer of MIC and its subsidiaries and Mr. Chavez became the Chief Executive Officer of MIC and Ms. Hogue became the President of MIC. Mr. Shustek no longer owns any shares of MIC.

As noted above, MIC closed on the transactions contemplated by the Purchase Agreement on August 25, 2021, which resulted in a new management team, with Mr. Chavez becoming the chief executive officer of MIC and Ms. Hogue becoming the president of MIC. In addition, Ms. Hogue has served as MIC’s secretary since October 2021, interim chief financial officer from November 2021 to August 2022 and chief financial officer since August 2022. Following the Closing, Mr. Chavez, Ms. Hogue and the MIC board of directors became focused predominantly

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on working with third-party tenants to optimize the performance of its parking facilities and other assets to move towards cash flow positivity, reducing corporate overhead to move MIC towards profitability, pursuing options for refinancing its near-term debt maturities and pursuing acquisitions as well as a potential liquidity event, including a potential listing event or other alternatives intended to provide MIC scale and capacity to grow beyond its current asset base, and identifying paths for remediation of REIT status, which was lost during MIC’s taxable year ended December 31, 2020 as a consequence of lease modifications entered into during the COVID-19 pandemic, which resulted in MIC earning income from a number of distressed tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests.

On October 5, 2021, the MIC board of directors held a meeting in which representatives of Sullivan & Worcester LLP, special counsel to MIC, or Sullivan, and Keating Muething & Klekamp PLL, counsel to MIC, or KMK, participated during which Mr. Chavez and Ms. Hogue reviewed and discussed Mr. Chavez’s and Ms. Hogue’s progress on executing their business plans for MIC, including pursuing a potential listing event or other alternatives intended to provide MIC scale and capacity to grow beyond its current asset base, including an initial public offering of the MIC common stock, and identifying paths for remediation of REIT status, including requesting relief from the IRS and a potential merger with and into a newly formed REIT with a class of securities registered on a national securities exchange, which would be a liquidity event for MIC stockholders. Mr. Chavez and Ms. Hogue also reviewed the status of MIC’s lease modifications entered into during the COVID-19 pandemic and Mr. Chavez’s and Ms. Hogue’s efforts to convert those lease modifications to the New Lease Structure (as defined below). From then through February 2022, Mr. Chavez, Ms. Hogue and the MIC board of directors continued to work with their legal, financial and accounting advisors to evaluate MIC’s options with respect to pursuing a potential listing event or other alternatives intended to provide MIC scale and capacity to grow beyond its current asset base and to provide a liquidity event for MIC stockholders. Following these meetings and after further consideration and discussions with the Company’s legal advisors, Mr. Chavez, Ms. Hogue and the MIC board of directors formulated the plan to initiate the MIT IPO and Merger and the transactions contemplated by the Merger Agreement.

On March 7, 2022, Bombe formed MIT as a Maryland REIT.

On March 8, 2022, Sullivan, as legal counsel to MIC and MIT, submitted a proposed draft definitive Merger Agreement to MIC and MIT. Mr. Chavez, Ms. Hogue and Sullivan reviewed the draft and held various discussions between March 8, 2022 and May 26, 2022 concerning the proposed structure and terms of the Merger Agreement. Given the nature of the transactions and the anticipated benefits to MIC, the MIC board of directors did not consider, nor did it appoint, an independent committee to review the Merger and the transactions contemplated by the Merger Agreement, and did not, at any time, discuss seeking a fairness opinion with respect to the Merger and the related transactions contemplated by the Merger Agreement.

On March 11, 2022, the MIC board of directors held a meeting in which representatives of KMK participated, during which the MIC board of directors discussed the MIT IPO and the Merger and unanimously approved the payment of certain expenses in connection with the MIT IPO.

On May 24, 2022, the MIC board of directors held a regularly scheduled meeting in which representatives of KMK participated, during which the MIC board of directors discussed the proposed terms of the draft Merger Agreement, including the MIC Preferred Stock Merger Consideration.

On May 25, 2022, the MIC board of directors met with its legal advisors to continue to discuss the proposed terms of the draft Merger Agreement, including the MIC Preferred Stock Merger Consideration.

On May 27, 2022, the MIC board of directors unanimously approved the original Merger Agreement and declared and determined the Charter Amendments, the Merger and the other transactions contemplated by the original Merger Agreement to be fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC, and recommended that the holders of MIC common stock approve the Charter Amendments and the Merger. The MIC board of directors also authorized Mr. Chavez and Ms. Hogue to execute the original Merger Agreement.

On May 27, 2022, the MIT board of trustees unanimously approved the original Merger Agreement and declared the Merger, the issuance of MIT Class B common shares in the Merger, any related documentation and the other transactions contemplated by the original Merger Agreement, advisable and in the best interests of MIT. The MIT board of trustees also authorized Mr. Chavez and Ms. Hogue to execute the original Merger Agreement.

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The original Merger Agreement was executed on May 27, 2022.

On May 27, 2022, Bombe, the sole holder of all the outstanding MIT common shares as of the date hereof, approved the Merger, including the issuance of MIT Class B common shares in the Merger, and the limited partners of the Operating Partnership approved the Merger and the admission of MIT as the successor general partner effective as of the Effective Time. On May 31, 2022, MIC issued a press release announcing the entry into the Merger Agreement.

On September 22, 2022, the MIC board of directors met with its legal advisors to discuss the terms of the Merger Agreement, including the consideration to be received by the holders of MIC Preferred Stock, and the impact of the payment of cash to such holders on the combined company in light of the current state of the economy, including rising interest rates and MIC’s cost of capital with respect to the MIC Preferred Stock. During this discussion, it was noted that the recommendation of Mr. Chavez and Ms. Hogue, in their capacity as management of MIC and as the MIT trustees, was that it would be in the best interests of the combined company that such holders receive MIT Preferred Shares in exchange for their MIC Preferred Stock in lieu of cash as contemplated in the original Merger Agreement. Following further discussion, it was the consensus of the MIC board of directors that it would be in the best interests of MIC that such holders receive MIT Preferred Shares in exchange for their MIC Preferred Stock and directed management and its legal advisors to prepare the documentation to reflect such change for the MIC board of directors’ and the MIT board of trustees’ consideration.

From September 22 – 26, 2022, MIC’s and MIT’s legal advisors exchanged drafts of the amended and restated Merger Agreement.

On September 26, 2022, the MIC board of directors unanimously approved the Merger Agreement, giving effect to the change in consideration payable to the holders of MIC Preferred Stock in the Merger, and declared and determined the Merger and the other transactions contemplated by the Merger Agreement to be fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC and its stockholders, and recommended that the holders of MIC common stock approve the Merger. The MIC board of directors also reaffirmed its prior determinations regarding the Charter Amendments and authorized Mr. Chavez and Ms. Hogue to execute the Merger Agreement.

On September 26, 2022, the MIT board of trustees unanimously approved the Merger Agreement and declared the Merger, the MIT Share Issuance and the MIC Preferred Stock Consideration, and the other transactions contemplated by the Merger Agreement, advisable and in the best interests of MIT. The MIT board of trustees also authorized Mr. Chavez and Ms. Hogue to execute the Merger Agreement.

The Merger Agreement was executed on September 26, 2022.

On September 26, 2022, Bombe, the sole holder of all the outstanding MIT common shares as of the date thereof, approved the Merger as revised, including the MIT Share Issuance, and the limited partners of the Operating Partnership approved the Merger and the admission of MIT as the successor general partner effective as of the Effective Time.

Recommendation of the MIC Board of Directors and Its Reasons for the Merger and the Other Transactions

MIC is proposing the Merger because the MIC board of directors has concluded, after careful consideration, that the Merger and the other transactions contemplated by the Merger Agreement to be fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC.

The decision of the MIC board of directors, including the MIC Disinterested Directors, to approve the Merger Agreement and declare and determine the Merger and the other transactions contemplated by the Merger Agreement to be fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC was the result of careful consideration by the MIC board of directors, including the MIC Disinterested Directors, of numerous factors, including the following material factors:

•	the structure of the Merger and the other transactions contemplated by the Merger Agreement, including the fact that MIC stockholders who receive MIT Class B common shares in exchange for their shares of MIC common stock will be able to receive those shares in a tax deferred exchange;

•	the terms and conditions of the Merger Agreement, including:

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o	that the exchange ratio is fixed for the share exchange;

o	that the Merger will be completed one business day following the completion of the MIT IPO; and

o	the limited conditions to the closing of the Merger;

•	the MIC board of directors’ review with its legal and financial advisors of alternatives to the Merger, the range and possible value to MIC stockholders obtainable through such alternatives and the timing and likelihood of the alternatives;

•	the anticipated positive effect of the Merger on existing MIC stockholders, personnel and tenants of MIC;

•	the liquidity of the MIT common shares (following the conversion of the MIT Class B common shares) and the relative lack of liquidity with respect to the shares of MIC common stock;

•	the expectation that following the MIT IPO and the Merger, the affiliated and unaffiliated holders of MIC common stock and the holders of MIC Preferred Stock will ultimately receive the same consideration (based on the class of stock held) and that there will not be any negative consequences to any of MIC’s unaffiliated stockholders;

•	the expectation that following the MIT IPO and the Merger, the combined company intends to use a portion of the net proceeds to repay debt and pay the MIC Preferred Stock Merger Consideration, resulting in a company with less debt, larger scale and increased growth potential;

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the expectation that following the MIT IPO and the Merger, that MIT will elect and expects to qualify to be taxed as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2022;

•	the conversion from a Maryland corporation to a Maryland REIT; and

•	the expectation that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the IRC and that MIT will not be considered a “successor” to MIC under the IRC and applicable Treasury Regulations.

The MIC board of directors also considered the following potentially negative factors in its deliberations:

•	that MIT’s financial profile could adversely change between the date of the Merger Agreement and completion of the MIT IPO and the Merger (including as a result of actions taken in accordance with the Merger Agreement), which could impact the value of the MIT Class B common shares that MIC stockholders will receive as consideration;

•	the risk that MIC (or, following the completion of the Merger, the combined company) may not fully realize the anticipated strategic benefits and/or other benefits of the MIT IPO and the Merger within the expected timeframe or not realize them at all;

•	the risk that a different strategic alternative, such as continuing as an independent publicly-registered, but non-listed company, could be more beneficial to MIC stockholders than the Merger;

•	the loss of certain rights of MIC stockholders in connection with the approvals of the Charter Amendments in order to consummate the Merger;

•	the risk that certain of MIC’s unaffiliated stockholders could receive consideration or experience consequences unique to them as a result of the MIT IPO and the Merger;

•	the risk that, depending on the terms and pricing of any additional offerings and the value of MIT’s investments, MIC’s affiliated and unaffiliated stockholders may experience dilution in the book value and fair market value of, and the amount of distributions paid on, their MIT Class B common shares as a result of the MIT IPO and the Merger;

•	the possible disruption to MIC’s business and operations that may result from the announcement of the Merger;

•	the possibility that the Merger may not be completed or may be unduly delayed because conditions to closing may not be satisfied or waived, including:

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o	the condition that MIC stockholders approve the Charter Amendment Proposals and the Merger Proposal;

o	the condition that MIT complete the MIT IPO before the closing of the Merger; and

o	other conditions that are outside of MIC’s control;

•	if the Merger is not completed, the resulting public announcement of the termination of the Merger Agreement could have an adverse effect on:

o	MIC’s operating and financial results, particularly in light of the costs incurred in connection with the Transactions; and

o	MIC’s ability to attract and close other investment opportunities;

•	the substantial costs and expenses to be incurred in connection with the MIT IPO and the Merger and the transaction expenses arising from the Merger, including, but not limited to, the additional costs if the MIC stockholders do not approve the Voting Limitations Charter Amendment;

•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to complete the Merger;

•	the possible effects of the announcement or completion of the Merger, including any lawsuit, action or proceeding initiated in respect of the Merger;

•	the absence of appraisal rights for MIC stockholders under Maryland law;

•	the possibility that circumstances outside of MIT’s control could cause MIT to be treated as a “successor” to MIC under the IRC and applicable Treasury Regulations; and

•	the types and nature of the risks described in the section entitled “Risk Factors” beginning on page 25 of this proxy statement/prospectus.

In addition, the MIC board of directors considered that certain of MIC’s executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of MIC stockholders generally, which may create potential conflicts of interest or the appearance thereof. In considering the recommendation of the MIC board of directors with respect to the Merger, you should be aware of these interests. For more information on these interests, see “The Merger—Interests of MIT and MIC Executive Officers, Trustees and Directors in the Merger” beginning on page 97 of this proxy statement/prospectus.

Although the foregoing discussion sets forth the material factors considered by the MIC board of directors in reaching its recommendation to the MIC stockholders, it may not include all of the factors considered by the MIC board of directors, and each director may have considered different factors or given different weights to different factors. In view of the variety of factors and the amount of information considered, the MIC board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their respective recommendations. The MIC board of directors realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the MIC board of directors concluded that the potential positive factors described above significantly outweighed the negative factors described above. The recommendation was made after consideration of all of the factors as a whole. MIC cannot provide any assurance that material changes in the operations or performance of MIC will not occur prior to or after the MIC special meeting or prior to the completion of the Merger.

For the reasons set forth above, the MIC Disinterested Directors and the MIC board of directors unanimously approved the Merger Agreement and declared the Merger and the other transactions contemplated by the Merger Agreement to be fair and reasonable and on no less favorable terms than would be available from unaffiliated third parties and advisable to, and in the best interests of, MIC and its stockholders.

The MIC board of directors unanimously recommends to MIC’s stockholders that they vote “FOR” the Charter Amendment Proposals, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

This explanation of MIC’s reasons for the Merger and the other transactions contemplated by the Merger Agreement and the other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 57 of this proxy statement/prospectus.

Interests of MIT and MIC Executive Officers, Trustees and Directors in the Merger

MIC stockholders should be aware that certain of MIT’s and MIC’s executive officers, trustees and directors have interests in the Merger that may be different from, or in addition to, the interests of the MIC stockholders generally, which may create potential conflicts of interest or the appearance thereof. MIT is controlled by Manuel Chavez, its Chief Executive Officer and a member of the MIT board of trustees, and Stephanie Hogue, its President, Chief Financial Officer, Treasurer

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and Secretary and a member of the MIT board of trustees. Mr. Chavez also serves as chief executive officer and chairman of the MIC board of directors and Ms. Hogue also serves as MIC’s president and chief financial officer and a member of the MIC board of directors. As of the date of this proxy statement/prospectus, Mr. Chavez and Ms. Hogue beneficially own all of the outstanding MIT common shares and, together with Mr. Osher, another member of the MIC board of directors, through Color Up, beneficially own approximately 33.8% of the outstanding shares of MIC common stock. In addition to Mr. Chavez and Ms. Hogue, four of the current independent members of the MIC board of directors, including Mr. Osher, have agreed to serve as members of the MIT board of trustees effective at the effective time of the MIT IPO and prior to the completion of the Merger. The MIC board of directors was aware of these interests, among other matters, in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and in recommending that MIC stockholders vote for the Merger Proposal. These interests include those discussed below.

MIC’s executive officers and directors collectively beneficially owned                shares of MIC common stock, or approximately                % of the shares of MIC common stock outstanding as of the Record Date, and have indicated that they expect to vote “FOR” the Voting Limitations Charter Amendment Proposal, “FOR” the Roll-Up Charter Amendment Proposal, “FOR” the Merger Proposal, assuming the Voting Limitations Charter Amendment Proposal is approved and the Voting Limitations Charter Amendment is effective prior to such vote, and “FOR” the Adjournment Proposal. For further information, see “The MIC Special Meeting—Required Vote” on page 86 of this proxy statement/prospectus.

None of MIT’s or MIC’s executive officers, trustees or directors has any arrangement or understanding with either MIT or MIC concerning any type of compensation based on the Merger, but each of MIT’s and MIC’s executive officers, trustees and directors is entitled to certain rights to indemnification and the combined company will assume the outstanding MIC equity awards upon the consummation of the Merger of each of MIC’s executive officers, and directors.

The transactions contemplated by the Merger Agreement and the terms thereof were separately approved and authorized by the MIC Disinterested Directors and the MIC board of directors and by the MIT board of trustees. The MIC board of directors determined that each of the MIC Disinterested Directors qualified as MIC Disinterested Directors because they are unaffiliated with MIT; however, each of Mr. Kellar, Ms. Holley and Mr. Jones have agreed to serve as trustees of MIT, as the surviving entity resulting from the Merger, effective prior to the MIT IPO. The remaining MIC Disinterested Director, Mr. Nelson, is not expected to serve as a trustee of MIT.

Trustees and Officers of the Combined Company

The trustees and officers of MIT immediately prior to the Effective Time will continue to be the trustees and officers of the combined company immediately after the Effective Time, each to serve until the earlier of his or her resignation or removal or the due election and qualification of his or her successor, in each case in accordance with the MIT declaration of trust and bylaws.

For additional information regarding the executive officers and trustees of MIT following the Merger, see “Management of the Combined Company” on page 158 of this proxy statement/prospectus.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time (1) holders of shares of MIC common stock will receive one MIT Class B common share for each share of MIC common stock they hold immediately prior to the Effective Time (other than shares of MIC common stock held by any wholly owned subsidiary of MIC, which will be cancelled in the Merger without payment of any consideration therefor) and (2) holders of shares of MIC Preferred Stock will receive, for each share of MIC Preferred Stock they hold immediately prior to the Effective Time, the MIC Preferred Stock Merger Consideration. The MIT Class B common shares are identical to the MIT common shares and will vote with the MIT common shares as a single class, except that (i) MIT does not intend to list the MIT Class B common shares on a national securities exchange in connection with the Merger and (ii) upon the six-month anniversary of the listing of MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by the MIT board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares), each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share. MIC stockholders will receive cash in lieu of any fractional MIT Class B common shares or MIT Preferred Shares to which they may be entitled, and such cash, together with the cash portion of the MIC Preferred Stock Merger Consideration, is referred to herein as the Cash Merger Consideration. The MIC common stock is not listed on a national securities exchange. In connection with the MIT IPO, MIT intends to apply to list the MIT common shares on the NYSE under the ticker symbol “BEEP” and expects the listing to occur prior to the Effective Time. The closing of the MIT IPO is a condition to the consummation of the Merger.

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Treatment of Outstanding Warrants and MIC Equity Awards in the Merger

At the Effective Time, each outstanding warrant to purchase shares of MIC common stock will be converted into a warrant to purchase a number of MIT Class B common shares (or if exercised after the conversion of the MIT Class B common shares, MIT common shares) equal to the number of shares of MIC common stock that would have been issuable under each outstanding warrant at an exercise price per share equal to the per share exercise price of such warrant, with cash paid in lieu of fractional shares. Each warrant to purchase shares of MIC common stock will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time.

At the Effective Time, each unvested and partially or fully vested MIC equity award will be converted into an award under an MIT equity compensation plan with respect to a number of MIT Class B common shares (or if exercised or vested after the conversion of the MIT Class B common shares, MIT common shares) (rounded down to the nearest whole share) equal to the number of shares of MIC common stock underlying the converted MIC equity award, with cash paid in lieu of fractional shares. Each MIC equity award will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time.

All amounts payable in respect of such outstanding warrants and MIC equity awards will be subject to appropriate tax withholding.

Third Party Consents and Regulatory Approvals

MIC is a party to certain agreements that may contain prepayment, termination or other rights following a “change in control” or “sale of all or substantially all” of its assets completed without such party’s consent or receipt of a waiver. The counterparty to such agreements, may request modifications of its respective agreements as a condition to granting a consent or waiver under such agreements, or they may elect not to grant a consent or waiver. To the extent any counterparty to such agreements requests modifications of its respective agreements as a condition to granting a waiver or consent under such agreements, MIC will use reasonable efforts to accommodate such modification, but such modifications may not be satisfactory to such counterparty or may not occur. MIC believes that it will be able to obtain all required third party consents and waivers prior to the consummation of the Merger.

For example, the Loan Agreement, dated as of January 10, 2017, by and between MVP Detroit Center Garage, LLC and Bank of America, N.A., requires notice to and prior written consent from the lender in connection with the Merger and MIT’s acquisition of MIC common stock in the Merger will constitute a change in control that triggers an event of default under the Credit Agreement. MIC is in discussions with these and other lenders to obtain the applicable consents and/or waivers under their respective agreements. Based on the current discussions, MIC believes that it will be able to obtain all such consents and waivers prior to the consummation of the Merger. However, obtaining such consents and waivers is not a condition to the consummation of the Merger.

Neither MIT nor MIC is aware of any regulatory approvals that are expected to prevent the consummation of the Merger.

Accounting Treatment of the Merger

The MIT IPO and the Merger will be accounted for as a reverse recapitalization of MIC contemporaneous with the initial public offering of the common shares of MIT. Under this method of accounting, MIT is treated as the “acquired” company and MIC is treated as the acquirer for financial statement reporting purposes under GAAP. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of MIC issuing stock for the net assets of MIT, accompanied by a recapitalization with a contemporaneous initial public offering of the common shares of MIT. The net assets of MIC will be stated at historical cost, with no incremental goodwill or other intangible assets recorded.

In order to assess the accounting treatment of the MIT IPO and the Merger, management first considered the legal form of the MIT IPO and the acquisition of MIC by MIT and concluded the transactions are linked and should be treated as a single transaction from an accounting perspective because the arrangements meet the criteria outlined in Accounting Standards Codification, or ASC, 810-10-40-6.

Management next considered the guidance in ASC 805-10-55-15 related to the use of newly formed entities to effect a business combination. Based on this guidance, management determined that MIT, notwithstanding its business, legal and tax objectives, is not substantive from an accounting perspective and does not meet the definition of a business under ASC 805. Therefore, MIC is determined to be the accounting acquirer in a reverse merger with

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an entity that is not a business. Analogous to Section 12100 of the SEC Financial Reporting Manual, the accounting for the Merger will be that of a capital infusion rather than a business combination.

Management additionally considered the substance of the Merger from an accounting perspective under GAAP, which further supported the accounting conclusion as described above. The only change to MIT from an accounting perspective under GAAP immediately prior to and immediately after the MIT IPO and the Merger is the infusion of capital by new public shareholders of MIT. In addition, while the form of entity will change to a Maryland REIT, the management team and board of trustees of MIT as of immediately prior to the MIT IPO and the Merger will be substantially the same as that of MIC prior to these transactions. Accordingly, for accounting purposes under GAAP based on the guidance in ASC 805-40-45-1 and 45-2, the financial statements of the combined entity will represent a continuation of the financial statements of MIC with a transaction to issue new equity shares.

Exchange of Shares in the Merger

Prior to the Effective Time, MIT will appoint an exchange and paying agent that is reasonably acceptable to MIC to handle the exchange of MIC common stock for MIT Class B common shares and MIC Preferred Stock for the MIC Preferred Stock Merger Consideration. Within five business days after the Effective Time, the exchange and paying agent will send to each holder of record of a certificate or certificates or book entry share which, immediately prior to the Effective Time represented shares of MIC common stock and MIC Preferred Stock outstanding, a letter of transmittal and instructions for effecting the exchange of such certificate or certificates or the transfer of the book entry shares in exchange for the applicable Merger consideration the holder is entitled to receive under the Merger Agreement.

Upon surrender of share certificates for cancellation along with the executed letter of transmittal and other documents described in the instructions, each MIC stockholder (other than shares of MIC common stock held by any wholly owned subsidiary of MIC, which will be cancelled in the Merger without payment of any consideration therefor) will receive all of the following: (i) one MIT Class B common share for each share of MIC common stock held by such MIC stockholder; (ii) the MIC Preferred Stock Merger Consideration for each share of MIC Preferred Stock held by such MIC stockholder; and (iii) cash in lieu of fractional MIT Class B common shares or MIT Preferred Shares.

If you are an MIT shareholder, you are not required to take any action with respect to your MIT common shares.

Assumption of MIC’s Credit Facility

Following the completion of the Merger, MIT will assume MIC’s Credit Facility.

De-Registration of MIC Common Stock

Pursuant to the Merger Agreement, following the Effective Time, the MIC common stock will be de-registered under the Exchange Act.

No Appraisal Rights

MIC stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL in connection with the Merger.

Since the consummation of the Merger is conditioned on the approval of the Charter Amendments, a MIC stockholder who votes “no” with respect to the Merger will not be entitled to receive cash in an amount equal to the stockholder’s pro rata share of the appraised value of MIC’s net assets, assuming the Roll-Up Charter Amendment Proposal and the Merger Proposal are approved.

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MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax considerations relating to the Merger, to MIT’s qualification and taxation as a REIT, and to the acquisition, ownership and disposition of MIT Class B common shares and the MIT common shares into which the MIT Class B common shares will convert, which we refer to collectively in this section as shares of MIT. The summary is based on existing law and is limited to investors who hold MIC common stock and shares of MIT acquired in the Merger as investment assets rather than as inventory or as property used in a trade or business. References in this summary to “we”, “us” and “our” before the Merger are references to MIC, and after the Merger are references to MIT. The summary does not discuss all of the particular tax considerations that might be relevant to you in light of your specific circumstances or if you are subject to special rules under federal income tax law, for example if you are:

•	a bank, insurance company or other financial institution;

•	a regulated investment company or REIT;

•	a subchapter S corporation;

•	a broker, dealer or trader in securities or foreign currencies;

•	a person who marks-to-market shares of MIC common stock or shares of MIT for federal income tax purposes;

•	a U.S. shareholder (as defined below) that has a functional currency other than the U.S. dollar;

•	a person who acquires shares of MIT or acquired shares of MIC common stock in connection with employment or other performance of services;

•	a person subject to alternative minimum tax;

•	a person who acquires or owns shares of MIC common stock or shares of MIT as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•	a person who owns 10% or more (by vote or value, directly or constructively under the IRC) of the outstanding shares of MIC common stock or the outstanding shares of any class of MIT shares;

•	a person who owns shares of MIC common stock and also owns any shares of MIC Preferred Stock;

•	a U.S. expatriate;

•	a non-U.S. shareholder (as defined below) whose investment in shares of MIC common stock or shares of MIT is effectively connected with the conduct of a trade or business in the United States;

•	a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year;

•	a “qualified shareholder” (as defined in Section 897(k)(3)(A) of the IRC);

•	a “qualified foreign pension fund” (as defined in Section 897(l)(2) of the IRC) or any entity wholly owned by one or more qualified foreign pension funds;

•	a non-U.S. shareholder that is a passive foreign investment company or controlled foreign corporation;

•	a person subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the IRC); or

•	except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

The sections of the IRC that govern the federal income tax qualification and treatment of a REIT and its shareholders are complex. This presentation is a summary of applicable IRC provisions, related rules and regulations, and administrative and judicial interpretations, all of which are subject to change, possibly with

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retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. We have not received a ruling from the IRS with respect to any matter described in this summary, and we cannot be sure that the IRS or a court will agree with all of the statements made in this summary. The IRS could, for example, take a different position from that described in this summary with respect to MIC’s or MIT’s acquisitions, operations, valuations, restructurings or other matters, which, if a court agreed, could result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax considerations and does not discuss any estate, gift, state, local or foreign tax considerations. For all these reasons, we urge you and any prospective acquiror of shares of MIC common stock or shares of MIT to consult with a tax advisor about the federal income tax and other tax consequences of the acquisition, ownership and disposition of shares of MIC common stock or shares of MIT. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this proxy statement/prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

Your federal income tax consequences generally will differ depending on whether or not you are a “U.S. shareholder.” For purposes of this summary, a “U.S. shareholder” is a beneficial owner of shares of MIC common stock or shares of MIT that is:

•	an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

•	an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury Regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. shareholder is not overridden by an applicable tax treaty. Conversely, a “non-U.S. shareholder” is a beneficial owner of shares of MIC common stock or shares of MIT that is not an entity (or other arrangement) treated as a partnership for federal income tax purposes and is not a U.S. shareholder.

 If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds shares of MIC common stock or shares of MIT, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that is a holder of shares of MIC common stock or shares of MIT and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of shares of MIC common stock or shares of MIT.

Material Federal Income Tax Consequences of the Merger

Our tax counsel, Sullivan & Worcester LLP, is of the opinion that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC and the Treasury Regulations promulgated thereunder, and (ii) MIT and MIC will each be a party to that reorganization within the meaning of Section 368(b) of the IRC, and it is a condition to closing of the Merger that each of MIT and MIC receive an opinion of counsel to such effect. The remainder of this discussion is based solely on the opinion of our tax counsel, Sullivan & Worcester LLP, and assumes that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the IRC. Our counsel’s opinion is conditioned upon the assumption that the Merger Agreement and all other legal documents to which MIT or MIC has been or is a party have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this proxy statement/prospectus and upon representations made by us as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a description or representation is inaccurate or incomplete, our counsel’s opinion may be adversely affected and may not be relied upon. The opinion of our counsel is based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect.

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Tax Consequences of the Merger to MIC. MIC will not recognize any gain or loss as a result of the Merger.

Tax Consequences of the Merger to MIT. MIT will inherit the historic tax bases, holding periods, and depreciation/amortization schedules of MIC with respect to the assets it acquires in the Merger.

Tax Consequences of the Merger to U.S. Shareholders. A U.S. shareholder that holds shares of MIC common stock generally will not recognize any gain or loss as a result of the Merger (other than gain or loss with respect to cash received in lieu of fractional MIT Class B common shares, if any). A U.S. shareholder generally will have an aggregate tax basis in the MIT Class B common shares it receives in the Merger equal to the shareholder’s aggregate tax basis in its shares of MIC common stock surrendered pursuant to the Merger. The holding period for the MIT Class B common shares received by a U.S. shareholder in connection with the Merger will include the holding period of the shares of MIC common stock surrendered in connection with the Merger. If a U.S. shareholder acquired any of its shares of MIC common stock at different prices and/or at different times, Treasury Regulations provide guidance on how such shareholder may allocate its tax basis to MIT Class B common shares received in the Merger and the holding period of such MIT Class B common shares.

A U.S. shareholder that receives cash in lieu of a fractional MIT Class B common share generally will be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized by a U.S. shareholder based on the difference between the amount of cash received in lieu of the fractional shares and the portion of the shareholder’s aggregate adjusted tax basis of the shares of MIC common stock surrendered which is allocable to the fractional share. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. shareholder’s holding period for such shares of MIC common stock exceeds one year at the Effective Time.

Tax Consequences of the Merger to Non-U.S. Shareholders. Section 897 of the IRC generally subjects any gain or loss realized by a foreign person on the disposition of a “United States real property interest”, or USRPI, to federal income tax as if such gain or loss were effectively connected with the foreign person’s conduct of a trade or business in the United States, referred to as FIRPTA. For purposes of FIRPTA, stock held in a “United States real property holding corporation,” or USRPHC, generally is classified as a USRPI. A corporation generally is classified as a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in its trade or business within the meaning of applicable Treasury Regulations.

We believe that MIC currently is a USRPHC and that it will continue to be a USRPHC until the Effective Time. We believe that MIT will be treated as a USRPHC at the Effective Time, as described below under “—Taxation of Non-U.S. Shareholders”, although the MIT Class B common shares generally are not expected to constitute USRPIs. As such, under the Treasury Regulations, non-U.S. shareholders are generally expected to be subject to FIRPTA in connection with the Merger, including a withholding obligation of up to 15% on the fair market value of the MIT Class B common shares each such shareholder receives pursuant to the Merger. This withholding obligation may be reduced or eliminated if the federal income tax on the gain from the exchange of shares of MIC common stock for MIT Class B common shares is less than 15% of the fair market value of such MIT Class B common shares, if we are provided a FIRPTA Withholding Reduction Certificate issued by the IRS pursuant to the submission of IRS Form 8288-B. To satisfy any withholding obligation, MIT or the applicable withholding agent may collect the amount of federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient number of MIT Class B common shares that a non-U.S. shareholder would otherwise receive or own, including through the redemption of MIT Class B common shares by MIT, and the applicable shareholder may bear brokerage or other costs for this withholding procedure.

A non-U.S. shareholder that receives cash in lieu of a fractional MIT Class B common share generally will be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. A non-U.S. shareholder will generally not be subject to U.S. federal income taxation or withholding with respect to cash in lieu of a fractional MIT Class B common share received, provided that such non-U.S. shareholder has properly certified to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form.

Non-U.S. shareholders that are holders of shares of MIC common stock are urged to consult their own tax advisors about the federal income tax consequences of the Merger to them, and should otherwise contact us regarding the possible mitigation of applicable withholding obligations.

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Material Federal Income Tax Consequences of the Conversion of MIT Class B Common Shares

As discussed above, upon the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by the MIT board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares), each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share. A holder of MIT Class B common shares generally will not recognize any gain or loss upon this conversion. A shareholder generally will have an aggregate tax basis in the MIT common shares it holds following the conversion equal to the shareholder’s aggregate tax basis in its MIT Class B common shares that convert. The holding period for the MIT common shares held following the conversion will include the holding period of the MIT Class B common shares that convert.

Taxation as a REIT

From the time of MIT’s formation, MIT has been treated for federal income tax purposes as an entity that is not separate from Bombe under Treasury Regulations issued under Section 7701 of the IRC. Prior to the Effective Time, MIT will make an election to be treated as a corporation for federal income tax purposes, which will ultimately enable MIT to make an election to be taxed as a REIT beginning with its taxable year ending December 31, 2022. For the period in which MIT is treated as disregarded from Bombe for federal income tax purposes, Bombe will be solely responsible for any federal income tax with respect to MIT’s assets, liabilities and items of income, deduction and credit, as well as the federal income tax filings in respect of MIT’s operations.

MIT’s first taxable year will commence upon its election to be treated as a corporation for federal income tax purposes and will end on December 31, 2022. Effective with its first taxable year, MIT intends to elect to be taxed as a REIT under Sections 856 through 860 of the IRC, and the discussion below assumes that it will make that election by timely filing its federal income tax return as a REIT for that taxable year. MIT’s REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years. MIT believes that MIT will be organized and will operate in a manner so as to qualify to be taxed as a REIT under the IRC, and it is intended that MIT will continue to be so organized and to so operate once MIT has qualified for taxation as a REIT.

As a REIT, MIT generally will not be subject to federal income tax on its net income distributed as dividends to its shareholders. Distributions to MIT’s shareholders generally will be included in its shareholders’ income as dividends to the extent of MIT’s available current or accumulated earnings and profits. MIT’s dividends generally will not be entitled to the preferential tax rates on qualified dividend income, but a portion of MIT’s dividends may be treated as capital gain dividends or as qualified dividend income, all as explained below. In addition, for taxable years beginning before 2026 and pursuant to the deduction-without-outlay mechanism of Section 199A of the IRC, MIT’s noncorporate U.S. shareholders that meet specified holding period requirements will generally be eligible for lower effective tax rates on MIT’s dividends that are not treated as capital gain dividends or as qualified dividend income. No portion of any of MIT’s dividends will be eligible for the dividends received deduction for corporate shareholders. Distributions in excess of MIT’s current or accumulated earnings and profits generally will be treated for federal income tax purposes as returns of capital to the extent of a recipient shareholder’s basis in shares of MIT, and will reduce this basis. MIT’s current or accumulated earnings and profits will be generally allocated first to distributions made on its preferred shares, and thereafter to distributions made on common shares of MIT (including MIT Class B common shares). For all these purposes, MIT’s distributions will include cash distributions, any in kind distributions of property that MIT might make, and deemed or constructive distributions resulting from capital market activities (such as some redemptions), as described below.

Our counsel, Sullivan & Worcester LLP, is of the opinion that, giving effect to the transactions described in this proxy statement/prospectus (including the offering and the Merger) and subject to the discussion below, MIT will be organized in conformity with the requirements for qualification and taxation as a REIT under the IRC and that MIT’s current and anticipated investments and plan of operation will enable MIT to meet and continue to meet the requirements for qualification and taxation as a REIT under the IRC for its taxable year ending December 31, 2022 and thereafter, assuming MIT’s filing of a timely federal income tax return for its 2022 taxable year. Our counsel’s opinions are conditioned upon the assumption that MIT’s leases, the MIT declaration of trust, the Merger Agreement, and all other legal documents to which MIT has been or is a party have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in this proxy

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statement/prospectus and upon representations made by us as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a description or representation is inaccurate or incomplete, our counsel’s opinions may be adversely affected and may not be relied upon. The opinions of our counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, neither Sullivan & Worcester LLP nor MIT can be sure that MIT will qualify as or be taxed as a REIT for any particular year. Any opinion of Sullivan & Worcester LLP as to MIT’s qualification or taxation as a REIT will be expressed as of the date issued. Counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by counsel.

MIT’s actual qualification and taxation as a REIT will depend upon its compliance with various qualification tests imposed under the IRC and summarized below. While we expect that MIT will satisfy these tests, our counsel will not review compliance with these tests on a continuing basis. If MIT fails to qualify for taxation as a REIT in any year, then MIT will be subject to federal income taxation as if it were a corporation taxed under subchapter C of the IRC, or a C corporation, and its shareholders will be taxed like shareholders of a regular C corporation, meaning that federal income tax generally will be applied at both the corporate and shareholder levels. In this event, MIT could be subject to significant tax liabilities, and the amount of cash available for distribution to MIT shareholders could be reduced or eliminated.

If MIT qualifies for taxation as a REIT and meets the tests described below, then MIT generally will not pay federal income tax on amounts that MIT distributes to its shareholders. However, even if MIT qualifies for taxation as a REIT, MIT may still be subject to federal tax in the following circumstances, as described below:

•	MIT will be taxed at regular corporate income tax rates on any undistributed “real estate investment trust taxable income,” determined by including MIT’s undistributed ordinary income and net capital gains, if any. MIT may elect to retain and pay income tax on its net long-term capital gain. In that case, a shareholder would be taxed on its proportionate share of MIT’s undistributed long-term capital gain (to the extent MIT makes a timely designation of such gain to its shareholders) and would receive a credit or refund for its proportionate share of the tax MIT paid.

•	If MIT has net income from the disposition of “foreclosure property,” as described in Section 856(e) of the IRC, that is held primarily for sale to customers in the ordinary course of a trade or business or other nonqualifying income from foreclosure property, MIT will be subject to tax on this income at the highest regular corporate income tax rate.

•	If MIT has net income from “prohibited transactions”—that is, dispositions at a gain of inventory or property held primarily for sale to customers in the ordinary course of a trade or business other than dispositions of foreclosure property and other than dispositions excepted by statutory safe harbors—MIT will be subject to tax on this income at a 100% rate.

•	If MIT fails to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, but nonetheless maintains its qualification for taxation as a REIT because of specified cure provisions, MIT will be subject to tax at a 100% rate on the greater of the amount by which MIT fails the 75% gross income test or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect MIT’s profitability for the taxable year.

•	If MIT fails to satisfy any of the REIT asset tests described below (other than a de minimis failure of the 5% or 10% asset tests) due to reasonable cause and not due to willful neglect, but nonetheless maintains its qualification for taxation as a REIT because of specified cure provisions, MIT will be subject to a tax equal to the greater of $50,000 or the highest regular corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused MIT to fail the test.

•

If MIT fails to satisfy any provision of the IRC that would result in its failure to qualify for taxation as a REIT (other than violations of the REIT gross income tests or violations of the REIT asset tests described below) due to reasonable cause and not due to willful neglect, MIT may retain its qualification for taxation as a REIT but will be subject to a penalty of $50,000 for each failure. If MIT fails to

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distribute for any calendar year at least the sum of 85% of its REIT ordinary income for that year, 95% of its REIT capital gain net income for that year, and any undistributed taxable income from prior periods, MIT will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed.

•	If MIT acquires an asset (directly or indirectly, including through the Operating Partnership) where the adjusted tax basis in the asset is determined by reference to the adjusted tax basis of the asset in the hands of a C corporation (including the assets MIT acquires from MIC in the Merger), under specified circumstances MIT may be subject to federal income taxation on all or part of its share of the built-in gain (calculated as of the date the property ceased being owned by the C corporation) on such asset. MIT and the Operating Partnership generally do not expect to sell assets if doing so would result in the imposition of a material built-in gains tax liability; but if and when MIT or the Operating Partnership sell assets that may have associated built-in gains tax exposure, then MIT expects to make appropriate provision for the associated tax liabilities on its financial statements.

•	If MIT acquires a corporation in a transaction where MIT succeeds to its tax attributes (including MIT’s acquisition of MIC in the Merger), to preserve its qualification for taxation as a REIT MIT must generally distribute all of the C corporation earnings and profits inherited in that acquisition, if any, no later than the end of MIT’s taxable year in which the acquisition occurs. However, if MIT fails to do so, relief provisions would allow MIT to maintain its qualification for taxation as a REIT provided MIT distributes any subsequently discovered C corporation earnings and profits and pays an interest charge in respect of the period of delayed distribution.

•	Any TRSs that MIT may form or acquire generally will be required to pay federal corporate income tax on their earnings, and a 100% tax may be imposed on any transaction between MIT and one of its TRSs that does not reflect arm’s length terms.

•	MIT may invest in real estate through a subsidiary that it believes qualifies for taxation as a REIT. If it is determined that this entity failed to qualify for taxation as a REIT, then MIT may fail one or more of the REIT asset tests. In such case, we expect that MIT would be able to avail itself of the relief provisions described below, but would be subject to a tax equal to the greater of $50,000 or the highest regular corporate income tax rate multiplied by the net income MIT earned from this subsidiary.

If MIT fails to qualify for taxation as a REIT in any year, then it will be subject to federal income tax in the same manner as a regular C corporation. Further, as a regular C corporation, distributions to MIT’s shareholders will not be deductible by MIT, nor will distributions be required under the IRC. Also, to the extent of MIT’s current and accumulated earnings and profits, all distributions to its shareholders will generally be taxable as ordinary dividends potentially eligible for the preferential tax rates discussed below under the heading “—Taxation of Taxable U.S. Shareholders” and, subject to limitations in the IRC, will be potentially eligible for the dividends received deduction for corporate shareholders. Finally, MIT will generally be disqualified from taxation as a REIT for the four taxable years following the taxable year in which the termination of MIT’s REIT status is effective. MIT’s failure to qualify for taxation as a REIT for even one year could result in MIT reducing or eliminating distributions to its shareholders, or in MIT incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level income taxes. Relief provisions under the IRC may allow MIT to continue to qualify for taxation as a REIT even if it fails to comply with various REIT requirements, all as discussed in more detail below. However, it is impossible to state whether in any particular circumstance MIT would be entitled to the benefit of these relief provisions.

REIT Qualification Requirements

General Requirements. The IRC defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable, but for Sections 856 through 859 of the IRC, as a domestic C corporation;

(4)	that is not a financial institution or an insurance company subject to special provisions of the IRC;

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(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	that is not “closely held,” meaning that during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the IRC to include specified tax-exempt entities);

(7)	that does not have (and has not succeeded to) the post-December 7, 2015 tax-free spin-off history proscribed by Section 856(c)(8) of the IRC;

(8)	that is not a “successor” (within the meaning of Section 856(g)(3)) to a corporation that lost its REIT qualification status within the preceding five taxable years; and

(9)	that meets other tests regarding the nature of its income and assets and the amount of its distributions, all as described below.

Section 856(b) of the IRC provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Section 856(h)(2) of the IRC provides that neither condition (5) nor (6) must be met during a REIT’s first taxable year. Although we cannot be sure, we expect that MIT will meet conditions (1) through (9) during each of the requisite periods commencing with its first taxable year, and that it will continue to meet these conditions in future taxable years.

To help comply with condition (6), the MIT declaration of trust restricts transfers of its shares that would otherwise result in concentrated ownership positions. These restrictions, however, do not ensure that MIT will in all cases be able to satisfy, and continue to satisfy, the share ownership requirements described in condition (6). If MIT does comply with applicable Treasury Regulations to ascertain the ownership of its outstanding shares and does not know, or by exercising reasonable diligence would not have known, that it failed condition (6), then MIT will be treated as having met condition (6). Accordingly, MIT intends to comply with these regulations, including by requesting annually from holders of significant percentages of its shares information regarding the ownership of its shares. Under the MIT declaration of trust, its shareholders will be required to respond to these requests for information. A shareholder that fails or refuses to comply with the request is required by Treasury Regulations to submit a statement with its federal income tax return disclosing its actual ownership of shares of MIT and other information.

For purposes of condition (6), an “individual” generally includes a natural person, a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit-sharing trust. As a result, REIT shares owned by an entity that is not an “individual” are considered to be owned by the direct and indirect owners of the entity that are individuals (as so defined), rather than to be owned by the entity itself. Similarly, REIT shares held by a qualified pension plan or profit-sharing trust are treated as held directly by the individual beneficiaries in proportion to their actuarial interests in such plan or trust. Consequently, five or fewer such trusts could own more than 50% of the interests in an entity without jeopardizing that entity’s qualification for taxation as a REIT.

The IRC provides that MIT will not automatically fail to qualify for taxation as a REIT if it does not meet conditions (1) through (7), provided MIT can establish that such failure was due to reasonable cause and not due to willful neglect. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. This relief provision may apply to a failure of the applicable conditions even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Finally, for purposes of condition (8), if we are or become a “successor” to MIC within the meaning of Section 856(g)(3), MIT would be precluded from electing REIT status for its 2022 taxable year and possibly could be prohibited from electing REIT status until its 2025 taxable year (or later). MIT will be a “successor” of MIC for these purposes only if at any time during its taxable year the persons who own, directly or indirectly, 50% or more in value of MIT’s outstanding preferred and common shares also owned, at any time during MIC’s 2020 taxable year, 50% or more of the value of MIC’s then outstanding shares of preferred and common stock. Due to ownership limitations in the MIT declaration of trust, those persons who at any time during MIC’s 2020 taxable year owned any MIC common stock or MIC Preferred Stock are prohibited from acquiring, directly or indirectly, MIT’s common shares (other than shares received as a result of the Merger (or that are otherwise exchanged for such shares))

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from and after the Effective Time through the end of MIT’s 2024 taxable year. This restriction may not ensure in all circumstances that we will be able to satisfy and continue to satisfy condition (8). For example, if the price of MIT’s common shares should decline significantly following this offering such that a very high percentage of MIT’s outstanding shares’ total value after the MIT IPO is represented by MIT Preferred Shares (most or all of which are owned by MIC’s 2020 legacy stockholders) plus MIT common shares issued to MIC’s 2020 legacy stockholders as a result of the Merger, then as a result MIT could be or become a “successor” of MIC. Even so, we believe that, following the MIT IPO and the Merger, the MIT common shares are unlikely to decline in value to such a degree that would cause MIT to be or become a “successor” to MIC for these purposes before the end of its 2024 taxable year. For example, MIT has computed that if the MIT IPO raises $ million at $ per share, then the MIT common share price would have to fall below approximately $ per common share before MIT would be in jeopardy of becoming MIC’s “successor”. Accordingly, as with other REIT matters that require ongoing, factual compliance with applicable numerical tests, and particularly with respect to those matters that are potentially beyond MIT’s control, MIT’s REIT election and status, as well as its counsel’s opinion regarding the same, is subject to MIT meeting and continuing to meet the applicable numerical tests to avoid becoming MIC’s “successor”.

MIT’s Wholly Owned Subsidiaries and MIT’s Investments Through Partnerships. Except in respect of a TRS as discussed below, Section 856(i) of the IRC provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation for federal income tax purposes. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT’s. We expect that each of MIT’s direct and indirect wholly-owned subsidiaries, other than the TRSs discussed below (and entities whose equity is owned in whole or in part by the TRSs), will be either a qualified  REIT subsidiary within the meaning of Section 856(i)(2) of the IRC or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under Treasury Regulations issued under Section 7701 of the IRC, each such entity referred to as a QRS. Thus, in applying all of the REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of MIT’s QRSs will be treated as MIT’s, and MIT’s investment in the stock and other securities of such QRSs will be disregarded.

MIT will be invested in real estate through one or more entities that are treated as partnerships for federal income tax purposes, including the Operating Partnership. In the case of a REIT that is a partner in a partnership, Treasury Regulations under the IRC provide that, for purposes of the REIT qualification requirements regarding income and assets described below, the REIT is generally deemed to own its proportionate share, based on respective capital interests, of the income and assets of the partnership (except that for purposes of the 10% value test, described below, the REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and specified debt securities issued by the partnership). In addition, for these purposes, the character of the assets and items of gross income of the partnership generally remains the same in the hands of the REIT. In contrast, for purposes of the distribution requirements discussed below, MIT must take into account as a partner its share of the partnership’s income as determined under the general federal income tax rules governing partners and partnerships under subchapter K of the IRC. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth under the heading “—Tax Aspects of the Operating Partnership and Subsidiary Partnerships and Limited Liability Companies”.

Subsidiary REITs. MIT may in the future form or acquire an entity that is intended to qualify for taxation as a REIT, and we expect that any such subsidiary would so qualify at all times during which MIT intends for its REIT election to remain in effect. When a subsidiary qualifies for taxation as a REIT separate and apart from its REIT parent, the subsidiary’s shares are qualifying real estate assets for purposes of the REIT parent’s 75% asset test described below. However, failure of the subsidiary to separately satisfy the various REIT qualification requirements described in this summary or that are otherwise applicable (and failure to qualify for the applicable relief provisions) would generally result in (a) the subsidiary being subject to regular U.S. corporate income tax, as described above, and (b) the REIT parent’s ownership in the subsidiary (i) ceasing to be qualifying real estate assets for purposes of the 75% asset test and (ii) becoming subject to the 5% asset test, the 10% vote test and the 10% value test, each as described below, generally applicable to a REIT’s ownership in corporations other than REITs and TRSs. In such a situation, the REIT parent’s own REIT qualification and taxation could be jeopardized on account of the subsidiary’s failure cascading up to the REIT parent, all as described below under the heading “—Asset Tests”. MIT may make protective TRS elections with respect to any subsidiary REIT that MIT forms or acquires and may implement other protective arrangements intended to avoid a cascading REIT failure if any of its intended subsidiary REITs were not to qualify for taxation as a REIT, but we cannot be sure that such protective elections or other arrangements will be effective to avoid or mitigate the resulting adverse consequences to MIT.

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Taxable REIT Subsidiaries. As a REIT, MIT will be permitted to own any or all of the securities of a TRS, provided that no more than 20% of the total value of MIT’s assets, at the close of each quarter, is comprised of MIT’s investments in the stock or other securities of its TRSs. Very generally, a TRS is a subsidiary corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. A TRS is taxed as a regular C corporation, separate and apart from any affiliated REIT. MIT’s ownership of stock and other securities in its TRSs will be exempt from the 5% asset test, the 10% vote test and the 10% value test discussed below.

In addition, any corporation (other than a REIT or a QRS of such a REIT) in which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities is automatically a TRS (excluding, for this purpose, certain “straight debt” securities). Subject to the discussion below, we expect that MIT and each of its TRSs that it may form or acquire, if any, will have complied with, and will continue to comply with, the requirements for TRS status at all times during which the subsidiary’s TRS election is intended to be in effect.

As discussed below, TRSs can perform services for MIT’s tenants without disqualifying the rents MIT receives from those tenants under the 75% gross income test or the 95% gross income test discussed below. Moreover, because MIT’s TRSs will be taxed as C corporations that are separate from it, their assets, liabilities and items of income, deduction and credit generally will not be imputed to MIT for purposes of the REIT qualification requirements described in this summary. Therefore, any TRSs that MIT may form or acquire may generally conduct activities that would be treated as prohibited transactions or would give rise to nonqualified income if conducted by MIT directly.

Restrictions and sanctions are imposed on TRSs and their affiliated REITs to ensure that the TRSs will be subject to an appropriate level of federal income taxation. For example, if a TRS pays interest, rent or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. Further, if in comparison to an arm’s length transaction, a third-party tenant has overpaid rent to the REIT in exchange for underpaying the TRS for services rendered, and if the REIT has not adequately compensated the TRS for services provided to or on behalf of the third-party tenant, then the REIT may be subject to an excise tax equal to 100% of the undercompensation to the TRS. A safe harbor exception to this excise tax applies if the TRS has been compensated at a rate at least equal to 150% of its direct cost in furnishing or rendering the service. Finally, the 100% excise tax also applies to the underpricing of services provided by a TRS to its affiliated REIT in contexts where the services are unrelated to services for REIT tenants. We cannot be sure that arrangements involving MIT’s TRSs will not result in the imposition of one or more of these restrictions or sanctions, but we do not expect that MIT or any future TRSs that MIT may form or acquire will be subject to these impositions.

Income Tests. MIT must satisfy two gross income tests annually to qualify and maintain its qualification for taxation as a REIT. First, at least 75% of MIT’s gross income for each taxable year must be derived from investments relating to real property, including “rents from real property” within the meaning of Section 856(d) of the IRC, interest and gain from mortgages on real property or on interests in real property, income and gain from foreclosure property, gain from the sale or other disposition of real property (including specified ancillary personal property treated as real property under the IRC), or dividends on and gain from the sale or disposition of shares in other REITs (but excluding in all cases any gains subject to the 100% tax on prohibited transactions). When MIT receives new capital in exchange for its shares or in a public offering of its five-year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of its receipt of the new capital, will generally also be qualifying income under the 75% gross income test. Second, at least 95% of MIT’s gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from MIT’s sale of property that it holds primarily for sale to customers in the ordinary course of business, income and gain from specified “hedging transactions” that are clearly and timely identified as such, and income from the repurchase or discharge of indebtedness is excluded from both the numerator and the denominator in both gross income tests. In addition, specified foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

In order to qualify as “rents from real property” within the meaning of Section 856(d) of the IRC, several requirements must be met:

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•	The amount of rent received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Rents generally do not qualify if the REIT owns 10% or more by vote or value of stock of the tenant (or 10% or more of the interests in the assets or net profits of the tenant, if the tenant is not a corporation), whether directly or after application of the IRC’s attribution rules. MIT generally does not intend to lease property to any party if rents from that property would not qualify as “rents from real property,” but application of the 10% ownership rule is dependent upon complex attribution rules and circumstances that may be beyond MIT’s control. The MIT declaration of trust generally will disallow transfers or purported acquisitions, directly or by attribution, of its shares to the extent necessary to maintain its qualification for taxation as a REIT under the IRC. Nevertheless, MIT cannot be sure that these restrictions will be effective to prevent its qualification for taxation as a REIT from being jeopardized under the 10% affiliated tenant rule. Furthermore, MIT cannot be sure that it will be able to monitor and enforce these restrictions, nor will MIT’s shareholders necessarily be aware of ownership of MIT’s shares attributed to them under the IRC’s attribution rules.

•

There is a limited exception to the above prohibition on earning “rents from real property” from a 10% affiliated tenant where the tenant is a TRS. If at least 90% of the leased space of a property is leased to tenants other than TRSs and 10% affiliated tenants, and if the TRS’s rent to the REIT for space at that property is substantially comparable to the rents paid by nonaffiliated tenants for comparable space at the property, then otherwise qualifying rents paid by the TRS to the REIT will not be disqualified on account of the rule prohibiting 10% affiliated tenants.

•	In order for rents to qualify, a REIT generally must not manage the property or furnish or render services to the tenants of the property, except through an independent contractor from whom it derives no income or through one of its TRSs. There is an exception to this rule permitting a REIT to perform customary management and tenant services of the sort that a tax-exempt organization could perform without being considered in receipt of “unrelated business taxable income” as defined in Section 512(b)(3) of the IRC, or UBTI. In addition, a de minimis amount of noncustomary services provided to tenants will not disqualify income as “rents from real property” as long as the value of the impermissible tenant services does not exceed 1% of the gross income from the property.

•	If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property;” if this 15% threshold is exceeded, then the rent attributable to personal property will not so qualify. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the real and personal property that is rented.

•	In addition, “rents from real property” includes both charges MIT will receive for services customarily rendered in connection with the rental of comparable real property in the same geographic area, even if the charges are separately stated, as well as charges MIT will receive for services provided by its TRSs when the charges are not separately stated. Whether separately stated charges received by a REIT for services that are not geographically customary and provided by a TRS are included in “rents from real property” has not been addressed clearly by the IRS in published authorities; however, our counsel, Sullivan & Worcester LLP, is of the opinion that, although the matter is not free from doubt, “rents from real property” also includes charges MIT will receive for services provided by its TRSs when the charges are separately stated, even if the services are not geographically customary. Accordingly, we expect that any revenues from TRS-provided services, whether the charges are separately stated or not, will qualify as “rents from real property” because the services will satisfy the geographically customary standard, because the services will be provided by a TRS, or for both reasons.

We expect that all or substantially all of MIT’s rents and related service charges will qualify as “rents from real property” for purposes of Section 856 of the IRC.

Absent the “foreclosure property” rules of Section 856(e) of the IRC, a REIT’s receipt of active, nonrental gross income from a property would not qualify under the 75% and 95% gross income tests. But as foreclosure property, the active, nonrental gross income from the property would so qualify, provided the conditions below

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are met. Foreclosure property is generally any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which any related loan acquired by the REIT was acquired at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

Any gain that a REIT recognizes on the sale of foreclosure property held as inventory or primarily for sale to customers, plus any income it receives from foreclosure property that would not otherwise qualify under the 75% gross income test in the absence of foreclosure property treatment, reduced by expenses directly connected with the production of those items of income, would be subject to federal income tax at the highest regular corporate income tax rate under the foreclosure property income tax rules of Section 857(b)(4) of the IRC. Thus, if a REIT should lease foreclosure property in exchange for rent that qualifies as “rents from real property” as described above, then that rental income would not be subject to the foreclosure property income tax.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is obtained from the IRS. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any nonqualified income under the 75% gross income test is received or accrued by the REIT, directly or indirectly, pursuant to a lease entered into on or after such day;

•	on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent and other than specifically exempted forms of maintenance or deferred maintenance; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Other than sales of foreclosure property, any gain that MIT realizes on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business, together known as dealer gains, may be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. The 100% tax does not apply to gains from the sale of property that is held through a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates; MIT may therefore utilize its TRSs in transactions in which MIT might otherwise recognize dealer gains. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding each particular transaction. Sections 857(b)(6)(C) and (E) of the IRC provide safe harbors pursuant to which limited sales of real property held for at least two years and meeting specified additional requirements will not be treated as prohibited transactions. However, compliance with the safe harbors is not always achievable in practice. MIT intends to try to structure its activities to avoid transactions that are prohibited transactions, or otherwise conduct such activities through TRSs; but, MIT cannot be sure whether or not the IRS might successfully assert that MIT is subject to the 100% penalty tax with respect to any particular transaction. Gains subject to the 100% penalty tax are excluded from the 75% and 95% gross income tests, whereas real property gains that are not dealer gains or that are exempted from the 100% penalty tax on account of the safe harbors are considered qualifying gross income for purposes of the 75% and 95% gross income tests.

We expect that any gain from dispositions of assets that MIT will recognize in connection with its disposition of assets and other transactions, including through any partnerships, will generally qualify as income that satisfies the 75% and 95% gross income tests, and will not be dealer gains or subject to the 100% penalty tax. This is because MIT’s general intent is to:

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(a)	own its assets for investment with a view to long-term income production and capital appreciation;

(b)	engage in the business of developing, owning, leasing and managing its existing properties and acquiring, developing, owning, leasing and managing new properties; and

(c)	make occasional dispositions of its assets consistent with its long-term investment objectives.

If MIT fails to satisfy one or both of the 75% gross income test or the 95% gross income test in any taxable year, MIT may nevertheless qualify for taxation as a REIT for that year if it satisfies the following requirements:

(a)	MIT’s failure to meet the test is due to reasonable cause and not due to willful neglect; and

(b)	after MIT identifies the failure, it files a schedule describing each item of its gross income included in the 75% gross income test or the 95% gross income test for that taxable year.

Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which MIT failed the 75% gross income test or the amount by which MIT failed the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect MIT’s profitability for the taxable year. This relief provision may apply to a failure of the applicable income tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Based on the discussion above, we expect that MIT will satisfy the 75% and 95% gross income tests outlined above on a continuing basis beginning with MIT’s first taxable year as a REIT.

Asset Tests. At the close of each calendar quarter of each taxable year, MIT must also satisfy the following asset percentage tests in order to qualify for taxation as a REIT for federal income tax purposes:

•	At least 75% of the value of MIT’s total assets must consist of “real estate assets,” defined as real property (including interests in real property and interests in mortgages on real property or on interests in real property), ancillary personal property to the extent that rents attributable to such personal property are treated as rents from real property in accordance with the rules described above, cash and cash items, shares in other REITs, debt instruments issued by “publicly offered REITs” as defined in Section 562(c)(2) of the IRC, government securities and temporary investments of new capital (that is, any stock or debt instrument that MIT holds that is attributable to any amount received by MIT (a) in exchange for MIT’s shares or (b) in a public offering of MIT’s five-year or longer debt instruments, but in each case only for the one-year period commencing with MIT’s receipt of the new capital).

•	Not more than 25% of the value of MIT’s total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

•	Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer’s securities that MIT owns may not exceed 5% of the value of MIT’s total assets. In addition, MIT may not own more than 10% of the vote or value of any one non-REIT issuer’s outstanding securities, unless the securities are “straight debt” securities or otherwise excepted as discussed below. MIT’s shares and other securities in a TRS will be exempted from these 5% and 10% asset tests.

•	Not more than 20% of the value of MIT’s total assets may be represented by stock or other securities of MIT’s TRSs.

•	Not more than 25% of the value of MIT’s total assets may be represented by “nonqualified publicly offered REIT debt instruments” as defined in Section 856(c)(5)(L)(ii) of the IRC.

Our counsel, Sullivan & Worcester LLP, is of the opinion that, although the matter is not free from doubt, MIT’s investments in the equity or debt of its TRSs, to the extent that and during the period in which they qualify as temporary investments of new capital, will be treated as real estate assets, and not as securities, for purposes of the above REIT asset tests.

 The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its qualification for taxation as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets. This grandfathering rule may be of limited benefit to a REIT such as MIT that intends to make periodic acquisitions of both qualifying and

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nonqualifying REIT assets. When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within thirty days after the close of that quarter.

In addition, if MIT fails the 5% asset test, the 10% vote test or the 10% value test at the close of any quarter and MIT does not cure such failure within thirty days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within six months after the last day of the quarter in which MIT identifies the failure, MIT either disposes of the assets causing the failure or otherwise satisfies the 5% asset test, the 10% vote test and the 10% value test. For purposes of this relief provision, the failure will be de minimis if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of MIT’s assets at the end of the relevant quarter or (b) $10,000,000. If MIT’s failure is not de minimis, or if any of the other REIT asset tests have been violated, MIT may nevertheless qualify for taxation as a REIT if (a) MIT provides the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) MIT pays a tax equal to the greater of (1) $50,000 or (2) the highest regular corporate income tax rate imposed on the net income generated by the assets causing the failure during the period of the failure, and (d) within six months after the last day of the quarter in which MIT identifies the failure, MIT either disposes of the assets causing the failure or otherwise satisfies all of the REIT asset tests. These relief provisions may apply to a failure of the applicable asset tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

The IRC also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) “straight debt” securities, (b) specified rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay “rents from real property,” (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT. In addition, any debt instrument issued by an entity classified as a partnership for federal income tax purposes, and not otherwise excepted from the definition of a security for purposes of the above safe harbor, will not be treated as a security for purposes of the 10% value test if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. MIT intends to maintain records of the value of its assets to document its compliance with the above asset tests and intends to take actions as may be required to cure any failure to satisfy the tests within thirty days after the close of any quarter or within the six month periods described above.

Based on the discussion above, we expect that MIT will satisfy the REIT asset tests outlined above on a continuing basis beginning with its first taxable year as a REIT.

Annual Distribution Requirements. In order to qualify for taxation as a REIT under the IRC, MIT will be required to make annual distributions other than capital gain dividends to its shareholders in an amount at least equal to the excess of:

(1)	the sum of 90% of MIT’s “real estate investment trust taxable income” and 90% of its net income after tax, if any, from property received in foreclosure, over

(2)	the amount by which MIT’s noncash income (e.g., imputed rental income or income from transactions inadvertently failing to qualify as like-kind exchanges) exceeds 5% of its “real estate investment trust taxable income.”

For these purposes, MIT’s “real estate investment trust taxable income” is as defined under Section 857 of the IRC and is computed without regard to the dividends paid deduction and MIT’s net capital gain and will generally be reduced by specified corporate-level income taxes that MIT pays (e.g., taxes on built-in gains or foreclosure property income).

The IRC generally limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” Provided a taxpayer makes an election (which is irrevocable), the limitation on the deductibility of net interest expense does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage, within the meaning of Section 469(c)(7)(C) of the IRC. The rules for business interest expense can apply to MIT and at the level of each entity in which or through which MIT invests that is not a disregarded entity for U.S. federal income tax purposes, including the Operating

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Partnership. MIT has not yet determined whether MIT or any of MIT’s subsidiaries will elect out of the interest expense limitation or whether each of MIT’s subsidiaries is eligible to elect out, although Treasury Regulations provide that a real property trade or business includes a trade or business conducted by a REIT. If MIT and the Operating Partnership choose to make an election to be treated as a real property trade or business, then MIT does not expect the foregoing interest deduction limitations to apply to it or to the calculation of MIT’s “real estate investment trust taxable income.”

Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before MIT timely files its federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to shareholders of record during one of those months and is paid during the following January, then for federal income tax purposes such dividend will be treated as having been both paid and received on December 31 of the prior taxable year to the extent of any undistributed earnings and profits. The 90% distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax discussed below. To the extent that MIT does not distribute all of its net capital gain and all of its “real estate investment trust taxable income,” as adjusted, MIT will be subject to federal income tax at regular corporate income tax rates on undistributed amounts.

In addition, MIT will be subject to a 4% nondeductible excise tax to the extent MIT fails within a calendar year to make required distributions to its shareholders of 85% of MIT’s ordinary income and 95% of its capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of MIT’s taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. MIT will be treated as having sufficient earnings and profits to treat as a dividend any distribution by MIT up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.

If MIT does not have enough cash or other liquid assets to meet its distribution requirements, or if MIT so chooses, MIT may find it necessary or desirable to arrange for new debt or equity financing to provide funds for required distributions in order to qualify and maintain its qualification for taxation as a REIT. MIT cannot be sure that financing would be available for these purposes on favorable terms, or at all.

MIT may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to shareholders in a later year. These deficiency dividends may be included in MIT’s deduction for dividends paid for the earlier year, but an interest charge would be imposed upon MIT for the delay in distribution. While the payment of a deficiency dividend will apply to a prior year for purposes of MIT’s REIT distribution requirements and MIT’s dividends paid deduction, it will be treated as an additional distribution to the shareholders receiving it in the year such dividend is paid.

In addition to the other distribution requirements above, to preserve MIT’s qualification for taxation as a REIT it will be required to timely distribute all C corporation earnings and profits that MIT inherits from acquired corporations (including MIC), as described below.

MIT intends to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize its corporate tax obligations. In this regard, the partnership agreement of the Operating Partnership will authorize MIT, as the sole general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit MIT to meet these distribution requirements and to minimize MIT’s corporate tax obligations.

Tax Aspects of the Operating Partnership and Subsidiary Partnerships and Limited Liability Companies

General. All of MIT’s investments will be held indirectly through the Operating Partnership. MIT will own all of the general partner interests in the Operating Partnership and will be the sole general partner of the Operating Partnership. In addition, the Operating Partnership will hold certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe will be treated as disregarded entities or partnerships for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “passthrough” entities that are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the

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partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. MIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of MIT’s REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, MIT will include its pro rata share of assets held by the Operating Partnership, including its share of its subsidiary partnerships and limited liability companies, generally based on MIT’s capital interests in each such entity.

Entity Classification. MIT’s interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities (or partnerships). For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of MIT’s assets and items of gross income would change and could prevent MIT from satisfying the REIT asset tests and possibly the REIT income tests. This, in turn, could prevent MIT from qualifying for taxation as a REIT. In addition, a change in the tax status of the Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, MIT might incur a tax liability without any related cash payment. We believe the Operating Partnership will be treated as a partnership for federal income tax purposes, and each of its subsidiary partnerships and limited liability companies will be treated as disregarded entities or partnerships for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for federal income tax purposes, a limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the IRC and the Treasury Regulations thereunder. Generally, Section 704(b) of the IRC and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the IRC and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the IRC and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the IRC, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

The Operating Partnership may, from time to time, acquire interests in property in exchange for interests in the Operating Partnership. In that case, the tax basis of these property interests will generally carry over to the Operating Partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that, if the Operating Partnership is treated as a partnership for federal income tax purposes, income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the IRC. Treasury Regulations issued under Section 704(c) of the IRC provide partnerships (including a limited liability company treated as a partnership for federal income tax purposes) with a choice of several methods of accounting for book-tax differences. Depending on the method MIT chooses in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of the Operating Partnership

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(1) could cause MIT to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to MIT if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause MIT to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to MIT as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. An allocation described in clause (2) above might cause MIT or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect MIT’s ability to comply with the REIT distribution requirements.

Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the IRC generally will not apply.

MIC’s C Corporation History

Built-in Gains. As described above, notwithstanding MIT’s qualification and taxation as a REIT, MIT may still be subject to corporate taxation in particular circumstances. If MIT recognizes gain on the disposition of any REIT asset that was held by MIC (directly or indirectly, including through the Operating Partnership) as of the effective time of the Merger during a specified period (generally five years thereafter), then MIT will generally pay tax at the highest regular corporate tax rate, currently 21%, on its share of the lesser of (a) the excess, if any, of the asset’s fair market value over its adjusted tax basis, each determined on the closing date of the Merger, or (b) the gain recognized in the disposition. Accordingly, any taxable disposition during the specified period of a REIT asset that MIT or the Operating Partnership held on the closing date of the Merger could be subject to this built-in gains tax. We currently do not expect MIT or the Operating Partnership to sell any assets if that sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that MIT or the Operating Partnership will not change their plans in this regard.

Earnings and Profits. A REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Thus, in order to qualify for taxation as a REIT, MIT will be required to distribute to its shareholders all of its pre-REIT accumulated earnings and profits, if any, prior to the end of MIT’s 2022 taxable year. Absent an available relief provision, failure to distribute these pre-REIT accumulated earnings and profits before the end of MIT’s first taxable year as a REIT would result in MIT’s disqualification as a REIT. The distribution of MIT’s pre-REIT accumulated earnings and profits will be potentially eligible for taxation to noncorporate U.S. shareholders at the preferential tax rates for “qualified dividends” described below in “—Taxation of Taxable U.S. Shareholders”.

Although Sullivan & Worcester LLP is unable to render an opinion on factual determinations such as the amount of MIT’s undistributed pre-REIT accumulated earnings and profits, MIT has retained accountants to assist MIT in calculating the amount of MIT’s undistributed pre-REIT accumulated earnings and profits as of the effective time of the Merger. We believe that MIT will have fully distributed any pre-REIT accumulated earnings and profits before the end of MIT’s 2022 taxable year. However, there can be no assurance that, if audited, the IRS would not propose adjustments to MIT’s calculation of undistributed pre-REIT accumulated earnings and profits. If it is subsequently determined that MIT had undistributed pre-REIT accumulated earnings and profits as of the end of a taxable year (including MIT’s first taxable year as a REIT), MIT may be eligible for a relief provision similar to the “deficiency dividends” procedure described above. To utilize this relief provision, MIT would have to pay an interest charge for the delay in distributing the undistributed earnings and profits; in addition, MIT would be required to distribute, in addition to MIT’s other REIT distribution requirements, the amount of the undistributed earnings and profits less the interest charge paid.

Acquisitions of C Corporations

As described above, MIT will be subject to corporate taxation if MIT acquires an asset (directly or indirectly, including through the Operating Partnership) from a corporation in a transaction in which the adjusted tax basis in the asset is determined by reference to the adjusted tax basis of that asset in the hands of a present or former C corporation (including, for example, if MIT were to liquidate a TRS or convert a TRS to a QRS), and if MIT subsequently recognizes gain on the disposition of that asset during a specified period (generally five years) beginning on the date on which the asset ceased to be owned by the C corporation. In such case, MIT will generally pay tax at the highest regular corporate tax rate, currently 21%, on its share of the lesser of (a) the excess, if any, of the asset’s fair market value over its adjusted tax basis, each determined as of the time the asset ceased to be owned by the C corporation, or (b) the gain recognized in the disposition. Accordingly, any taxable disposition of an asset

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so acquired during the specified period (generally five years) could be subject to tax under these rules. We currently do not expect MIT or the Operating Partnership to sell any assets if that sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that MIT or the Operating Partnership will not change their plans in this regard.

As described above, if MIT acquires a corporation, liquidates a TRS or converts a TRS to a QRS, to preserve MIT’s status as a REIT MIT must generally distribute all of the C corporation earnings and profits inherited in that transaction, if any, no later than the end of MIT’s taxable year in which the transaction occurs, in order to preserve MIT’s intended qualification for taxation as a REIT. However, if MIT fails to do so, relief provisions would allow MIT to maintain its qualification for taxation as a REIT provided MIT distributes any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution. C corporation earnings and profits that MIT inherits will be, in general, specially allocated under a priority rule to the earliest possible distributions following the event causing the inheritance, and only then is the balance of MIT’s earnings and profits for the taxable year allocated among MIT’s distributions to the extent not already treated as a distribution of C corporation earnings and profits under the priority rule. The distribution of these C corporation earnings and profits will potentially be eligible for taxation to noncorporate U.S. shareholders at the preferential tax rates for “qualified dividends” as described below under the heading “—Taxation of Taxable U.S. Shareholders”.

Depreciation and Federal Income Tax Treatment of Leases

The initial tax bases of assets of MIT and the Operating Partnership will generally be their acquisition cost. Depreciable real property of MIT or the Operating Partnership will generally be depreciated on a straight-line basis over forty years and personal property over the applicable shorter periods. These depreciation schedules, and these assets’ initial tax bases, may vary for properties that are acquired through tax-free or carryover basis acquisitions (for example, MIT’s initial properties acquired from MIC in the Merger as discussed above under the heading “—Material Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to MIT”), or that are the subject of cost segregation analyses.

MIT and the Operating Partnership will be entitled to depreciation deductions from their properties only if they are treated for federal income tax purposes as the owner of the properties. This means that the leases for these properties must be classified for federal income tax purposes as true leases, rather than as sales or financing arrangements. We believe that all of these leases will be treated as true leases for federal income tax purposes.

Distributions to MIT’s Shareholders

As described above, we expect MIT to make distributions to its shareholders from time to time. These distributions may include cash distributions, in kind distributions of property, and deemed or constructive distributions resulting from capital market activities. The federal income tax treatment of MIT’s distributions will vary based on the status of the recipient shareholder as more fully described below under the headings “—Taxation of Taxable U.S. Shareholders,” “—Taxation of Tax-Exempt U.S. Shareholders,” and “—Taxation of Non-U.S. Shareholders”.

Section 302 of the IRC treats a redemption of shares of MIT for cash only as a distribution under Section 301 of the IRC, and hence taxable as a dividend to the extent of MIT’s available current or accumulated earnings and profits, unless the redemption satisfies one of the tests set forth in Section 302(b) of the IRC enabling the redemption to be treated as a sale or exchange of the shares of MIT. The redemption for cash only will be treated as a sale or exchange if it (a) is “substantially disproportionate” with respect to the surrendering shareholder’s ownership in MIT, (b) results in a “complete termination” of the surrendering shareholder’s entire share interest in MIT, or (c) is “not essentially equivalent to a dividend” with respect to the surrendering shareholder, all within the meaning of Section 302(b) of the IRC. In determining whether any of these tests have been met, an MIT shareholder must generally take into account shares of MIT considered to be owned by such shareholder by reason of constructive ownership rules set forth in the IRC, as well as shares of MIT actually owned by such shareholder. In addition, if a redemption is treated as a distribution under the preceding tests, then a shareholder’s tax basis in the redeemed shares of MIT generally will be transferred to the shareholder’s remaining shares of MIT, if any, and if such shareholder owns no other shares of MIT, such basis generally may be transferred to a related person or may be lost entirely. Because the determination as to whether a shareholder will satisfy any of the tests of Section 302(b) of the IRC depends upon the facts and circumstances at the time that shares of MIT are redeemed, we urge you to consult your own tax advisor to determine the particular tax treatment of any redemption.

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Taxation of Taxable U.S. Shareholders

For noncorporate U.S. shareholders, to the extent that their total adjusted income does not exceed applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 15%. For those noncorporate U.S. shareholders whose total adjusted income exceeds the applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 20%. However, because MIT generally will not be subject to federal income tax on the portion of its “real estate investment trust taxable income” distributed to its shareholders, dividends on shares of MIT generally will not be eligible for these preferential tax rates, except that any distribution of C corporation earnings and profits and taxed built-in gain items will potentially be eligible for these preferential tax rates. As a result, MIT’s ordinary dividends generally will be taxed at the higher federal income tax rates applicable to ordinary income (subject to the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the IRC, which is generally available to MIT’s noncorporate U.S. shareholders that meet specified holding period requirements for taxable years before 2026). To summarize, the preferential federal income tax rates for long-term capital gains and for qualified dividends generally apply to:

(1)	long-term capital gains, if any, recognized on the disposition of shares of MIT;

(2)	MIT’s distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation recapture, in which case the distributions are subject to a maximum 25% federal income tax rate);

(3)	MIT’s dividends attributable to dividend income, if any, received by MIT from C corporations such as TRSs;

(4)	MIT’s dividends attributable to earnings and profits that MIT inherits from C corporations; and

(5)	MIT’s dividends to the extent attributable to income upon which MIT has paid federal corporate income tax (such as taxes on foreclosure property income or on built-in gains), net of the corporate income taxes thereon.

As long as MIT qualifies for taxation as a REIT, a distribution to its U.S. shareholders that MIT does not designate as a capital gain dividend generally will be treated as an ordinary income dividend to the extent of MIT’s available current or accumulated earnings and profits (subject to the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the IRC, which is generally available to MIT’s noncorporate U.S. shareholders that meet specified holding period requirements for taxable years before 2026). Distributions made out of MIT’s current or accumulated earnings and profits that MIT properly designates as capital gain dividends generally will be taxed as long-term capital gains, as discussed below, to the extent they do not exceed MIT’s actual net capital gain for the taxable year. However, corporate shareholders may be required to treat up to 20% of any capital gain dividend as ordinary income under Section 291 of the IRC.

In addition, MIT may elect to retain net capital gain income and treat it as constructively distributed. In that case:

(1)	MIT will be taxed at regular corporate capital gains tax rates on retained amounts;

(2)	each of MIT’s U.S. shareholders will be taxed on its designated proportionate share of MIT’s retained net capital gains as though that amount were distributed and designated as a capital gain dividend;

(3)	each of MIT’s U.S. shareholders will receive a credit or refund for its designated proportionate share of the tax that MIT pays;

(4)	each of MIT’s U.S. shareholders will increase its adjusted basis in shares of MIT by the excess of the amount of its proportionate share of these retained net capital gains over the U.S. shareholder’s proportionate share of the tax that MIT pays; and

(5)	both MIT and its corporate shareholders will make commensurate adjustments in their respective earnings and profits for federal income tax purposes.

If MIT elects to retain its net capital gains in this fashion, MIT will notify its U.S. shareholders of the relevant tax information within sixty days after the close of the affected taxable year.

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If for any taxable year MIT designates capital gain dividends for its shareholders, then a portion of the capital gain dividends MIT designates will be allocated to the holders of a particular class of shares on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of shares to the total dividends paid or made available for the year to holders of all outstanding classes of MIT’s shares. MIT will similarly designate the portion of any dividend that is to be taxed to noncorporate U.S. shareholders at preferential maximum rates (including any qualified dividend income and any capital gains attributable to real estate depreciation recapture that are subject to a maximum 25% federal income tax rate) so that the designations will be proportionate among all outstanding classes of MIT’s shares.

Distributions in excess of MIT’s current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the shareholder’s adjusted tax basis in shares of MIT, but will reduce the shareholder’s basis in such shares of MIT. To the extent that these excess distributions exceed a U.S. shareholder’s adjusted basis in such shares of MIT, they will be included in income as capital gain, with long-term gain generally taxed to noncorporate U.S. shareholders at preferential maximum rates. No U.S. shareholder may include on its federal income tax return any of MIT’s net operating losses or any of MIT’s capital losses. In addition, no portion of any of MIT’s dividends will be eligible for the dividends received deduction for corporate shareholders.

If a dividend is declared in October, November or December to shareholders of record during one of those months and is paid during the following January, then for federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year.

A U.S. shareholder will generally recognize gain or loss equal to the difference between the amount realized and the shareholder’s adjusted basis in their shares of MIT that are sold or exchanged. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the shareholder’s holding period in their shares of MIT exceeds one year. In addition, any loss upon a sale or exchange of shares of MIT held for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends MIT paid on such shares of MIT during the holding period.

U.S. shareholders who are individuals, estates or trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including dividends on shares of MIT (without regard to any deduction allowed by Section 199A of the IRC) and gains from the sale or other disposition of shares of MIT), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. U.S. shareholders are urged to consult their tax advisors regarding the application of the 3.8% Medicare tax.

If a U.S. shareholder recognizes a loss upon a disposition of shares of MIT in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These Treasury Regulations are written quite broadly, and apply to many routine and simple transactions. A reportable transaction currently includes, among other things, a sale or exchange of shares of MIT resulting in a tax loss in excess of (a) $10 million in any single year or $20 million in a prescribed combination of taxable years in the case of shares of MIT held by a C corporation or by a partnership with only C corporation partners or (b) $2 million in any single year or $4 million in a prescribed combination of taxable years in the case of shares of MIT held by any other partnership or an S corporation, trust or individual, including losses that flow through passthrough entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the IRS’s Office of Tax Shelter Analysis. The annual maximum penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.

Noncorporate U.S. shareholders who borrow funds to finance their acquisition of shares of MIT could be limited in the amount of deductions that will be allowed for the interest paid on the indebtedness incurred. Under Section 163(d) of the IRC, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor’s net investment income. A U.S. shareholder’s net investment income will include ordinary income dividend distributions received from MIT and, only if an appropriate election is made by the shareholder, capital gain dividend distributions and qualified dividends received from MIT; however, distributions treated as a nontaxable return of the shareholder’s basis will not enter into the computation of net investment income.

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Taxation of Tax-Exempt U.S. Shareholders

The rules governing the federal income taxation of tax-exempt entities are complex, and the following discussion is intended only as a summary of material considerations of an investment in shares of MIT relevant to such investors. If you are a tax-exempt shareholder, we urge you to consult your own tax advisor to determine the impact of federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in shares of MIT.

We expect that shareholders that are tax-exempt pension plans, individual retirement accounts or other qualifying tax-exempt entities, and that receive (a) distributions from MIT, or (b) proceeds from the sale of shares of MIT, should not have such amounts treated as UBTI, provided in each case (x) that the shareholder has not financed its acquisition of shares of MIT with “acquisition indebtedness” within the meaning of the IRC, (y) that the shares of MIT are not otherwise used in an unrelated trade or business of the tax-exempt entity, and (z) that, consistent with the present intent, MIT does not hold a residual interest in a real estate mortgage investment conduit or otherwise hold mortgage assets or conduct mortgage securitization activities that generate “excess inclusion” income.

Taxation of Non-U.S. Shareholders

The rules governing the federal income taxation of non-U.S. shareholders are complex, and the following discussion is intended only as a summary of material considerations of an investment in shares of MIT relevant to such investors. If you are a non-U.S. shareholder, we urge you to consult your own tax advisor to determine the impact of U.S. federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in shares of MIT.

 We expect that a non-U.S. shareholder’s receipt of (a) distributions from MIT on MIT common shares, and (b) proceeds from the sale of MIT common shares or MIT Class B common shares will not be treated as income effectively connected with a U.S. trade or business and a non-U.S. shareholder will therefore not be subject to the often higher federal tax and withholding rates, branch profits taxes and increased reporting and filing requirements that apply to income effectively connected with a U.S. trade or business. These expectations and a number of the determinations below are predicated on MIT common shares being listed on a U.S. national securities exchange, such as the NYSE. Although we cannot be sure, we expect that MIT common shares will be and will remain listed on a U.S. national securities exchange. In contrast, in some circumstances a non-U.S. shareholder’s receipt of distributions from MIT on MIT Class B common shares may be treated in part as income effectively connected with a U.S. trade or business, as discussed below under the heading “—Distributions”.

Distributions. A distribution by MIT to a non-U.S. shareholder that is not designated as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of MIT’s current or accumulated earnings and profits. A distribution of this type will generally be subject to federal income tax and withholding at the rate of 30%, or at a lower rate if the non-U.S. shareholder has in the manner prescribed by the IRS demonstrated to the applicable withholding agent its entitlement to benefits under a tax treaty. Because MIT cannot determine its current and accumulated earnings and profits until the end of the taxable year, withholding at the statutory rate of 30% or applicable lower treaty rate will generally be imposed on the gross amount of any distribution to a non-U.S. shareholder that MIT makes and does not designate as a capital gain dividend. Notwithstanding this potential withholding on distributions in excess of MIT’s current and accumulated earnings and profits, these excess portions of distributions will be a nontaxable return of capital to the extent that they do not exceed the non-U.S. shareholder’s adjusted basis in its shares of MIT, and the nontaxable return of capital will reduce the adjusted basis in these shares. To the extent that distributions in excess of MIT’s current and accumulated earnings and profits exceed the non-U.S. shareholder’s adjusted basis in its shares of MIT, the distributions will give rise to federal income tax liability only in the unlikely event that the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or exchange of these shares, as discussed below under the heading “—Dispositions of Shares of MIT”. A non-U.S. shareholder may seek a refund from the IRS of amounts withheld on distributions to it in excess of such shareholder’s allocable share of MIT’s current and accumulated earnings and profits.

For so long as MIT common shares are listed on a U.S. national securities exchange, capital gain dividends that MIT declares and pays to a non-U.S. shareholder on those MIT common shares, as well as dividends to such a non-U.S. shareholder on those MIT common shares attributable to MIT’s sale or exchange of USRPIs will not be subject to withholding as though those amounts were effectively connected with a U.S. trade or business, and

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non-U.S. shareholders will not be required to file federal income tax returns or pay branch profits tax in respect of these dividends. Instead, these dividends will generally be treated as ordinary dividends and subject to withholding in the manner described above.

Tax treaties may reduce the withholding obligations on MIT’s distributions. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets specified additional conditions.

A non-U.S. shareholder must generally use an applicable IRS Form W-8, or substantially similar form, to claim tax treaty benefits. If the amount of tax withheld with respect to a distribution to a non-U.S. shareholder exceeds the shareholder’s federal income tax liability with respect to the distribution, the non-U.S. shareholder may file for a refund of the excess from the IRS. Treasury Regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, MIT’s distributions to a non-U.S. shareholder that is an entity should be treated as paid to the entity or to those owning an interest in that entity, and whether the entity or its owners are entitled to benefits under the tax treaty.

If, contrary to MIT’s expectation, MIT common shares were not listed on a U.S. national securities exchange and MIT made a distribution on those shares that was attributable to gain from the sale or exchange of a USRPI, then a non-U.S. shareholder holding those shares would be taxed as if the distribution was gain effectively connected with a trade or business in the United States conducted by the non-U.S. shareholder. In addition, the applicable withholding agent would be required to withhold from a distribution to such a non-U.S. shareholder, and remit to the IRS, up to 21% of the maximum amount of any distribution that was or could have been designated as a capital gain dividend. The non-U.S. shareholder also would generally be subject to the same treatment as a U.S. shareholder with respect to the distribution (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual), would be subject to fulsome federal income tax return reporting requirements, and, in the case of a corporate non-U.S. shareholder, may owe the up to 30% branch profits tax under Section 884 of the IRC (or lower applicable tax treaty rate) in respect of these amounts. Because MIT Class B common shares will not be listed on a U.S. national securities exchange, the consequences described in this paragraph will apply to any distribution on MIT Class B common shares that is attributable to gain from the sale or exchange of a USRPI by MIT.

Dispositions of Shares of MIT. If, as expected, MIT common shares and MIT Class B common shares are not USRPIs, then a non-U.S. shareholder’s gain on the sale of MIT common shares or MIT Class B common shares generally will not be subject to federal income taxation or withholding. MIT expects that MIT common shares and MIT Class B common shares will not be USRPIs because one or both of the following exemptions will be available at all times.

First, for so long as MIT common shares are listed on a U.S. national securities exchange, a non-U.S. shareholder’s gain on the sale of MIT common shares, or on the sale of MIT Class B common shares (assuming that such shareholder does not own more than 5% of the outstanding MIT Class B common shares), will not be subject to federal income taxation as a sale of a USRPI. Second, MIT common shares and MIT Class B common shares will not constitute USRPIs if MIT is a “domestically controlled” REIT. MIT will be a “domestically controlled” REIT if less than 50% of the value of its shares (including any future class of shares that MIT may issue) is held, directly or indirectly, by non-U.S. shareholders at all times during the preceding five years, after applying specified presumptions regarding the ownership of MIT common shares as described in Section 897(h)(4)(E) of the IRC. For these purposes, MIT expects that the statutory ownership presumptions will apply following the Merger to validate MIT’s status as a “domestically controlled” REIT. Accordingly, MIT believes that it will be a “domestically controlled” REIT.

If, contrary to MIT’s expectation, a gain on the sale of MIT common shares or MIT Class B common shares is subject to federal income taxation (for example, because neither of the above exemptions were then available, i.e., MIT common shares were not then listed on a U.S. national securities exchange and MIT was not a “domestically controlled” REIT), then (a) a non-U.S. shareholder would generally be subject to the same treatment as a U.S. shareholder with respect to its gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), (b) the non-U.S. shareholder would also be subject to fulsome federal income tax return reporting requirements, and (c) a purchaser of MIT common shares or MIT Class B common shares from the non-U.S. shareholder may be required to withhold 15% of the purchase price paid to the non-U.S. shareholder and to remit the withheld amount to the IRS.

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Information Reporting, Backup Withholding, and Foreign Account Withholding

Information reporting, backup withholding, and foreign account withholding may apply to distributions or proceeds paid to MIT’s shareholders under the circumstances discussed below. If a shareholder is subject to backup or other federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution or a distribution in kind even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the shareholder would otherwise receive or own, and the shareholder may bear brokerage or other costs for this withholding procedure.

Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against the shareholder’s federal income tax liability, provided that such shareholder timely files for a refund or credit with the IRS. A U.S. shareholder may be subject to backup withholding when it receives distributions on shares of MIT or proceeds upon the sale, exchange, redemption, retirement or other disposition of shares of MIT, unless the U.S. shareholder properly executes, or has previously properly executed, under penalties of perjury an IRS Form W-9 or substantially similar form that:

•	provides the U.S. shareholder’s correct taxpayer identification number;

•	certifies that the U.S. shareholder is exempt from backup withholding because (a) it comes within an enumerated exempt category, (b) it has not been notified by the IRS that it is subject to backup withholding, or (c) it has been notified by the IRS that it is no longer subject to backup withholding; and

•	certifies that it is a U.S. citizen or other U.S. person.

If the U.S. shareholder has not provided and does not provide its correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or substantially similar form, it may be subject to penalties imposed by the IRS, and the applicable withholding agent may have to withhold a portion of any distributions or proceeds paid to such U.S. shareholder. Unless the U.S. shareholder has established on a properly executed IRS Form W-9 or substantially similar form that it comes within an enumerated exempt category, distributions or proceeds on shares of MIT paid to it during the calendar year, and the amount of tax withheld, if any, will be reported to it and to the IRS.

Distributions on shares of MIT to a non-U.S. shareholder during each calendar year and the amount of tax withheld, if any, will generally be reported to the non-U.S. shareholder and to the IRS. This information reporting requirement applies regardless of whether the non-U.S. shareholder is subject to withholding on distributions on shares of MIT or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, distributions paid to a non-U.S. shareholder on shares of MIT will generally be subject to backup withholding, unless the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Information reporting and backup withholding will not apply to proceeds a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of shares of MIT, if the non-U.S. shareholder properly certifies to the applicable withholding agent its non-U.S. shareholder status on an applicable IRS Form W-8 or substantially similar form. Even without having executed an applicable IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that a non-U.S. shareholder receives upon the sale, exchange, redemption, retirement or other disposition of shares of MIT if the non-U.S. shareholder receives those proceeds through a broker’s foreign office.

Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% U.S. withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States owned foreign entities” (each as defined in the IRC and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental

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agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally applies to payments of dividends on shares of MIT. In general, to avoid withholding, any non-U.S. intermediary through which a shareholder owns shares of MIT must establish its compliance with the foregoing regime, and a non-U.S. shareholder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. Non-U.S. shareholders and shareholders who will hold shares of MIT shares through a non-U.S. intermediary are encouraged to consult their own tax advisors regarding foreign account tax compliance.

Other Tax Considerations

MIT’s tax treatment and that of MIT’s shareholders may be modified by legislative, judicial or administrative actions at any time, which actions may have retroactive effect. The rules dealing with federal income taxation are constantly under review by the U.S. Congress, the IRS and the U.S. Department of the Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on MIT and MIT’s shareholders. Revisions to tax laws and interpretations of these laws could adversely affect MIT’s ability to qualify and be taxed as a REIT, as well as the tax or other consequences of an investment in MIT Class B common shares or MIT common shares. MIT and MIT’s shareholders may also be subject to taxation by state, local or other jurisdictions, including those in which MIT or MIT’s shareholders transact business or reside. These tax consequences may not be comparable to the federal income tax consequences discussed above.

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THE MERGER AGREEMENT

Description of the Merger Agreement

This section of this proxy statement/prospectus describes the material provisions of the Merger Agreement, a copy of which is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. As a MIC stockholder, you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the Merger Agreement that may be important to you. You should read the full text of the Merger Agreement carefully and in its entirety because it is the primary legal document that governs the Merger. The Merger Agreement is not intended to provide you with any factual information about MIT or MIC. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by information MIC filed with the SEC prior to the date of execution and delivery of the Merger Agreement that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that MIC files with the SEC and the other information in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page i of this proxy statement/prospectus.

Form of the Merger

Pursuant to the terms and subject to the conditions of the Merger Agreement, MIC will merge with and into MIT with MIT continuing as the surviving entity resulting from the Merger. As a result of the Merger, the separate existence of MIC will cease, and MIT will continue its existence under the laws of the State of Maryland.

The Merger is expected to close one business day following the closing of the MIT IPO. Based upon the number of shares of MIC common stock outstanding as of                 , 2022, we anticipate that MIT will issue approximately                    MIT Class B common shares in connection with the Merger. Upon the consummation of the Merger, based upon the number of MIT common shares and shares of MIC common stock outstanding as of the date of this proxy statement/prospectus and assuming the issuance of                MIT common shares in the MIT IPO, we estimate that the MIC stockholders immediately prior to the Merger will own 100% of the MIT Class B common shares outstanding immediately after the Merger and approximately         % of the MIT common shares outstanding immediately after the Merger, assuming the conversion of all the MIT Class B common shares to MIT common shares, no exercise of the underwriters’ overallotment option, if any, in the MIT IPO, and no MIC stockholders purchase any MIT common shares in the MIT IPO or on the open market before the Merger closes.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time (1) holders of shares of MIC common stock will receive one MIT Class B common share for each share of MIC common stock they hold immediately prior to the Effective Time (other than shares of MIC common stock held by any wholly owned subsidiary of MIC, which will be cancelled in the Merger without payment of any consideration therefor) and (2) holders of shares of MIC Preferred Stock will receive, for each share of MIC Preferred Stock they hold immediately prior to the Effective Time, the MIC Preferred Stock Merger Consideration. The MIT Class B common shares are identical to the MIT common shares and will vote with the MIT common shares as a single class, except that (i) MIT does not intend to list the MIT Class B common shares on a national securities exchange in connection with the Merger and (ii) upon the six-month anniversary of the listing of MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by the MIT board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares), each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share. MIC stockholders will receive cash in lieu of any fractional MIT Class B common shares or MIT Preferred Shares to which they may be entitled. The

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MIC common stock is not listed on a national securities exchange. In connection with the MIT IPO, MIT has applied to list the MIT common shares on the NYSE under the ticker symbol “BEEP” and expects the listing to occur prior to the Effective Time. The closing of the MIT IPO is a condition to the closing of the Merger.

For further information, see “The Merger—Exchange of Shares in the Merger” beginning on page 100 of this proxy statement/prospectus.

Treatment of Outstanding Warrants and MIC Equity Awards in the Merger

At the Effective Time, each outstanding warrant to purchase shares of MIC common stock will be converted into a warrant to purchase a number of MIT Class B common shares (or if exercised after the conversion of the MIT Class B common shares, MIT common shares) equal to the number of shares of MIC common stock that would have been issuable under each outstanding warrant at an exercise price per share equal to the per share exercise price of such warrant, with cash paid in lieu of fractional shares. Each warrant to purchase shares of MIC common stock will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time.

At the Effective Time, each unvested and partially or fully vested MIC equity award will be converted into an award under an MIT equity compensation plan with respect to a number of MIT Class B common shares (or if exercised or vested after the conversion of the MIT Class B common shares, MIT common shares) (rounded down to the nearest whole share) equal to the number of shares of MIC common stock underlying the converted MIC equity award, with cash paid in lieu of fractional shares. Each MIC equity award will continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time.

All amounts payable in respect of such outstanding warrants and MIC equity awards will be subject to appropriate tax withholding.

Closing; Effective Time of the Merger

Unless the parties otherwise agree in writing, upon the terms and subject to the conditions of the Merger Agreement, Maryland REIT Law and the MGCL, the closing of the Merger will take place at the Effective Time.

The parties will cause the Merger to be consummated by filing the Articles of Merger with the Maryland SDAT. The Merger shall become effective at such date and time as the Articles of Merger are accepted for filing by the Maryland SDAT or on such later date and time which date shall be at least one business day following the closing of the MIT IPO and will not to exceed thirty (30) days from the date the Articles of Merger are accepted for filing by the Maryland SDAT, as shall be agreed by MIC and MIT and specified in the Articles of Merger.

Declaration of Trust and Bylaws

Prior to the Effective Time, the MIT declaration of trust will be amended to, among other things, provide for the authorization of the MIT Class B common shares and the MIT Preferred Shares to be issued in the Merger.

The MIT declaration of trust and bylaws, as amended prior to the Effective Time, will be the declaration of trust and bylaws of MIT, as the surviving entity resulting from the Merger, until thereafter amended in accordance with applicable law and the applicable provisions of such declaration of trust and bylaws.

Exchange of Shares in the Merger

Prior to the Effective Time, MIT will appoint an exchange and paying agent that is reasonably acceptable to MIC to handle the exchange of shares of MIC common stock for MIT Class B common shares and MIC Preferred Stock for the MIC Preferred Stock Merger Consideration. Within five business days after the Effective Time, the exchange and paying agent will send to each holder of record of a certificate or certificates or book entry share which, immediately prior to the Effective Time, represented shares of MIC common stock and MIC Preferred Stock outstanding, a letter of transmittal and instructions for effecting the exchange of such certificate or certificates or the transfer of the book entry shares in exchange for the applicable Merger Consideration the holder is entitled to receive under the Merger Agreement. MIT will deposit or will cause to be deposited with the exchange and paying agent an aggregate amount of (i) MIT Class B common shares equal to the number of MIT Class B common shares to be issued as Merger Consideration and (ii) cash constituting a good faith estimate of the Cash Merger Consideration, in each case, to be held in trust for the benefit of MIC stockholders.

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No fractional MIT Class B common shares will be issued in connection with the exchange of shares of MIC common stock or MIC equity awards. Any holder of shares of MIC common stock otherwise entitled to receive a fractional MIT Class B common share but for this restriction shall be entitled to receive, upon surrender of shares of MIC common stock and to the extent determined by the MIC board of directors (or an authorized committee thereof), a cash payment, without interest, in lieu of any fractional share, in an amount rounded to the nearest whole cent equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the IPO Price Per Share, as defined in the Merger Agreement. No holder of shares of MIC common stock receiving a cash payment in lieu of fractional shares of MIT Class B common shares will be entitled to any dividends, voting rights or other rights in respect of any fractional MIT Class B common shares.

Withholding

All payments under the Merger Agreement are subject to applicable withholding requirements. In the case of a non-cash payment, the applicable withholding party may collect the amount required to be withheld by reducing to cash (including, for the avoidance of doubt, through the redemption of MIT Class B common shares by MIT) for remittance to the appropriate governmental authority a sufficient portion of the property that the recipient would otherwise receive, if the cash portion of any such payment is not sufficient to cover the withholding liability.

Partnership Interests

At the Effective Time, MIT will acquire all of the OP Units formerly held by MIC and will be admitted as the sole general partner of the Operating Partnership pursuant to the Partnership Agreement. In connection with the Merger, the OP Units held by holders in the Operating Partnership including those acquired by MIT will be converted into Class B common units, and the number of Class B common units issued to MIT will be equal to the number of MIT Class B common shares issued in the Merger in accordance with the terms of the Partnership Agreement. The Class B common units will automatically, and without further action on the part of the holder thereof, convert into OP Units on the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by the MIT board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares).

All other outstanding partnership interests, including all issued and outstanding Series A Preferred Units and Series 1 Preferred Units of the Operating Partnership (as defined therein), will be unaffected by the Merger and will remain outstanding.

Representations and Warranties of MIT and MIC

The Merger Agreement contains representations and warranties made by MIT and MIC to each other. These representations and warranties are subject to qualifications and limitations agreed to by MIT and MIC in connection with negotiating the terms of the Merger Agreement. Some of the significant representations and warranties of MIT and MIC contained in the Merger Agreement relate to, among other things:

•	organization, valid existence, good standing, qualification to do business and subsidiaries;

•	capitalization;

•	due authorization, execution, delivery and validity of the Merger Agreement, and unanimous board approval of the Charter Amendments, the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement;

•	absence of conflict with, or violation of, organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, MIC’s agreements or leases;

•	compliance with applicable laws;

•	SEC documents and correspondence;

•	accuracy of information supplied or to be supplied in this proxy statement/prospectus and the Form S-4 of which it forms a part; and

•	stockholder vote required in connection with the Charter Amendments, the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement.

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Many of the representations of MIT and MIC are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had, or would be expected to have, a material adverse effect).

Covenants and Agreements

Form S-4, Proxy Statement/Prospectus; Shareholder Approvals

MIT and MIC agreed to prepare and cause to be filed with the SEC this proxy statement/prospectus and MIT agreed to prepare and file the Form S-4 with respect to the Merger, which includes this proxy statement/prospectus, in each case as promptly as reasonably practicable. MIT and MIC also agreed to use their reasonable best efforts to (i) have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing, (ii) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and Securities Act and (iii) keep the Form S-4 effective for so long as necessary to consummate the Merger unless the Merger Agreement is terminated.

MIC and MIT will furnish all information concerning itself, its affiliates and the holders of MIT common shares or MIC common stock or other equity interests to the other and provide such other assistance as may be reasonably requested by the other in connection with the preparation, filing and distribution of the Form S-4 and this proxy statement/prospectus, and each will promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or this proxy statement/prospectus, and will, as promptly as practicable, provide the other with copies of all correspondence, including all written comments and any oral comments received from the SEC.

Prior to filing the Form S-4 (or any amendment or supplement to the Form S-4) or mailing this proxy statement/prospectus (or any amendment or supplement to this proxy statement/prospectus) or responding to any comments from the SEC, each of MIC and MIT will cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response). MIT will promptly advice MIC of the time of effectiveness of the Form S-4, the issuance of any stop order relating to the Form S-4 or the suspension of the registration or qualification of the MIT Class B common shares issuable in connection with the Merger for offering or sale in any jurisdiction, and MIT and MIC will use their reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

MIC has agreed to use its reasonable best efforts to hold the MIC special meeting as promptly as reasonably practicable. MIC has also agreed to include in this proxy statement/prospectus the recommendation of the MIC board of directors that MIC stockholders approve the Merger Proposal and to use its reasonable best efforts to obtain such approval.

Charter Amendments

Subject to the approval of the Charter Amendment Proposals by the MIC stockholders, MIC agreed to amend its charter and file the Articles of Amendment containing the Voting Limitation Charter Amendment and the Roll-Up Provisions Charter Amendment with the Maryland SDAT, immediately prior to the MIC stockholder vote on the Merger Proposal and immediately prior to the Effective Time, respectively.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to:

MIT amending and restating the MIT declaration of trust to provide for the authorization of MIT Class B common shares;

•	each partner of the Operating Partnership amending and restating the Partnership Agreement;

•	each of MIC and MIT, as applicable, taking all necessary steps to ensure that any disposition of MIC common stock and any acquisition of MIT Class B common shares in connection with the Merger and the other transactions contemplated by the Merger Agreement by individuals subject to the reporting

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requirements of Section 16(a) of the Exchange Act are exempted pursuant to Rule 16b-3 promulgated under the Exchange Act from giving rise to any liability under Section 16 of the Exchange Act;

•	MIC using reasonable best efforts to cause the shares of MIC common stock to be de-registered under the Exchange Act promptly following the Effective Time; and

•	each of MIT and MIC using its reasonable best efforts to cause the Merger to qualify as a reorganization withing the meaning of Section 368(a) of the IRC.

Conditions to the Completion of the Merger

The obligation of each of MIT and MIC to consummate the Merger is subject to the satisfaction or waiver, on or prior to the Effective Time, of the following conditions:

•	the accuracy of MIT’s and MIC’s representations and warranties made in the Merger Agreement, subject to any qualifiers with respect to materiality or material adverse effect;

•	the approval of each Charter Amendment and the Merger and the other transactions contemplated by the Merger Agreement;

•	the absence of any law or order by any governmental authority prohibiting or making illegal the consummation of the MIT Share Issuance, the Merger or the other transactions contemplated by the Merger Agreement;

•	the Form S-4, of which this proxy statement/prospectus is a part, having been declared effective and no stop order suspending the effectiveness of the Form S-4 will have been issued and no proceedings for that purpose will have been initiated by the SEC that have not been withdrawn;

•	the MIT IPO closing at least one business day prior to the Effective Time; and

•	the delivery of a written opinion of counsel to each of MIT and MIC that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC.

Termination of the Merger Agreement

The Merger Agreement will be terminated and of no further force and effect on (i) June 30, 2023 if the MIT IPO has not closed prior to such date, or (ii) by the earlier mutual written agreement of MIT and MIC; provided, however, that the Merger Agreement may not be terminated following the pricing of the MIT IPO unless the MIT IPO does not close following such pricing in accordance with the terms of the underwriting agreement to be entered into between MIT and the underwriters in the MIT IPO.

Fees and Expenses

On March 7, 2022, MIT entered into a letter agreement with MIC and the Operating Partnership, pursuant to which MIC and the Operating Partnership agreed to be allocated, bear and (where practicable) pay directly the fees and expenses related to the Merger, which costs, fees, expenses, and other expenditures include, without limitation, all legal and other advisor fees. The parties intend that the Merger Agreement (and ancillary agreements) and the subsequent Merger of MIC with and into MIT will be allocated to MIC. MIT is not required to reimburse MIC or the Operating Partnership for any of these costs and expenses

Governing Law

The Merger Agreement is governed by the laws of the State of Maryland (without giving effect to choice of law principles thereof).

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NO APPRAISAL RIGHTS

MIC stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL in connection with the Merger.

Since the consummation of the Merger is conditioned on the approval of the Charter Amendments, a MIC stockholder who votes “no” with respect to the Merger will not be entitled to receive cash in an amount equal to the stockholder’s pro rata share of the appraised value of MIC’s net assets, assuming the Roll-Up Charter Amendment Proposal and the Merger Proposal are approved.

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DESCRIPTION OF MIT’S AND MIC’S BUSINESSES

The following is a description of MIC’s business prior to the Merger and MIT’s business following the Merger. Throughout the below section unless otherwise indicated or the context otherwise requires, references to “we”, “our”, “us” or “the Company” refer to MIC and its subsidiaries prior to the Merger and to MIT as the surviving entity resulting from the Merger, together with its consolidated subsidiaries, after giving effect to the Merger. MIT currently does not conduct any business.

Our Company

MIT is a Maryland REIT focused on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. We target both parking garage and surface lot properties primarily in top 50 U.S. MSAs with proximity to key demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts. Following the MIT IPO and the Merger, MIT believes that it will be the only publicly-traded REIT in the United States with a focus on parking facilities.

As of June 30, 2022, we owned 45 parking facilities in 23 separate markets throughout the United States, with a total of 15,818 parking spaces and approximately 5.5 million square feet. As of June 30, 2022, we also owned approximately 0.2 million square feet of commercial space adjacent to our parking facilities.

We are led by an experienced management team with more than 75 years of combined industry experience and relationships. Our management team, including our Chief Executive Officer and our President and Chief Financial Officer, has extensive experience acquiring and operating real estate and we have a seasoned investment team that uses a defined and disciplined approach to underwriting parking facilities for potential acquisition. Our Chief Executive Officer, Manuel Chavez, has over 20 years of principal investing and operations experience, all focused in parking and industrial related real estate assets and operating companies. Collectively, Mr. Chavez’s experience spans nearly 50,000 parking stalls and over 25 million square feet of real estate across the United States. In 2017, after an 18-year career at PCA, a real estate services and parking business with more than 1,100 employees and offices in 15 markets, where he served as chief executive officer and president from 2007 to 2017, Mr. Chavez founded Bombe, where he has directed approximately $1 billion worth of transactions. Before she joined Bombe in 2020, Stephanie Hogue, our President and Chief Financial Officer, had over 15 years of relevant experience, having worked in mergers and acquisitions and debt capital markets for corporate clients in the infrastructure sector with PricewaterhouseCoopers Corporate Finance LLC in New York, São Paulo and Mumbai. Ms. Hogue has advised on more than $15 billion of transaction value to date, including two public-private partnerships that were the first in their respective asset classes.

Mr. Chavez and Ms. Hogue became part of the management team of MIC in connection with a series of transactions that occurred in 2021 pursuant to the Purchase Agreement. In connection with the Purchase Agreement, MIC acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati, Ohio and approximately 1,154 parking spaces located in Chicago, Illinois totaling approximately 1,201,000 square feet. In addition to the parking garages contributed, proprietary technology was contributed to MIC, which provides management with real-time information on the performance of its assets. At the closing of the transactions contemplated by the Purchase Agreement, the Operating Partnership issued 7,495,090 OP Units at $11.75 per unit for total consideration of $84.1 million, net of transaction costs. The consideration received consisted of the Contributed Interests and technology with a fair value of $4.0 million. MIC also assumed long-term debt with a fair value of approximately $44.5 million. In addition, MIC issued the Common Share Warrants to Color Up to purchase up to 1,702,128 shares of MIC common stock at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20 million.

Neither the MIC common stock nor the MIC Preferred Stock is currently listed on a national securities exchange, therefore MIC stockholders have substantially less access to liquidity for their interest in MIC than would be available from ownership in a publicly-traded company. MIC’s charter did not, and does not currently, require the members of the MIC board of directors to pursue a liquidity event. However, beginning in mid-2019, MIC engaged financial and legal advisors and began to explore a broad range of potential strategic alternatives in order to provide liquidity to MIC stockholders, including a potential sale of assets, a potential sale of MIC or a portion thereof, a potential strategic business combination or a potential liquidation. In connection with this search, MIC approached more than 100 potential investors or buyers, received proposals from approximately a dozen potential investors or

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buyers and engaged in substantive negotiations with four interested parties, not including Bombe, before entering into the Purchase Agreement.

As a result of the COVID-19 pandemic, negotiations and discussions with potential investors or buyers ceased until June 15, 2020, when MIC’s financial advisors re-engaged with potential buyers at the direction of the MIC board of directors. MIC approached over 25 additional potential investors or buyers, received proposals from six potential investors or buyers and engaged in substantive negotiations with three interested parties, including Bombe. On July 24, 2020 and July 30, 2020, the MIC board of directors held meetings to review and evaluate the proposals submitted by the three interested parties, including Bombe. On August 5, 2020, the MIC board of directors agreed to continue discussions with Bombe and authorized MIC to enter into a non-disclosure agreement with Bombe.

On August 19, 2020, MIC formed the Special Committee to conduct a review of the transactions contemplated by the Purchase Agreement. The Special Committee engaged legal and financial advisors. The Former Advisor was represented by separate counsel.

On September 8, 2020, Bombe executed a Non-Binding Indication of Interest, which covered, among other things, the contribution by Bombe of four parking facilities to MIC (three of which were ultimately contributed in the transactions contemplated by the Purchase Agreement), the acquisition of the Former Advisor’s shares of MIC common stock, a tender offer and the contribution of working capital. Bombe’s offer also contemplated that Mr. Shustek would resign as chief executive officer and as a director of MIC.

As a condition to the closing of the transactions contemplated by the Purchase Agreement, on November 20, 2020, MIC entered into a term sheet regarding an agreement in principle for resolution of pending putative class action litigation alleging direct and derivative claims against MIC, certain of its then-officers and then-directors, the Former Advisor and/or Mr. Shustek. In connection with the transactions contemplated by the Purchase Agreement, MIC entered into a settlement agreement, or the Settlement Agreement, subject to completion of Color Up’s tender offer for up to 900,506 shares of outstanding MIC common stock at $11.75 per share. Color Up launched the tender offer on October 5, 2021 and it expired on November 5, 2021. Upon the expiration of the tender offer, the terms of the Settlement Agreement were satisfied and the prior lawsuits were settled as of November 5, 2021. The November 20, 2020 settlement term sheet is not related to the Assignment of Claims, Causes of Action, and Proceeds, dated August 25, 2021, which related to the assignment by MIC to the Former Advisor of certain claims and claim proceeds that MIC had against Ira S. Levine, Levine Law Group, Inc. (or any other name by which a firm including Ira Levine was known), Edwin Herbert Bentzen IV and Andrew Fenton.

Prior to August 25, 2021, the Purchase Agreement and the transactions contemplated by the Purchase Agreement were approved unanimously by the Special Committee and the MIC board of directors with Mr. Shustek recusing himself from such vote.

Mr. Chavez became the chief executive officer of MIC and Ms. Hogue became the president of MIC, effective as of August 25, 2021, the closing date of the transactions contemplated by the Purchase Agreement. In addition, Ms. Hogue has served as MIC’s secretary since October 2021, interim chief financial officer from November 2021 to August 2022 and chief financial officer since August 2022. Mr. Chavez is a manager and the chief executive officer of Color Up and Ms. Hogue is a manager and the president of Color Up. In connection with the closing of the transactions contemplated by the Purchase Agreement, Messrs. Dawson, Aalberts and Shustek resigned from their positions as directors of MIC and the Color Up Designated Directors and Ms. Holley were elected to the MIC board of directors. For more information regarding the Purchase Agreement and the related transactions contemplated thereby, see “Certain Relationships and Related Person Transactions—Relationship with Color Up, Bombe and Affiliates Thereof.”

Bombe is currently, and will continue to be until the closing of the MIT IPO, MIT’s only shareholder. As of the date of this proxy statement/prospectus, MIT had 1,000 common shares outstanding, all of which are beneficially owned by Mr. Chavez and Ms. Hogue through Bombe. Bombe does not directly own any shares of MIC common stock, but is a member of Color Up. As a result of the transactions contemplated by the Purchase Agreement, as of the date of this proxy statement/prospectus, Mr. Chavez and Ms. Hogue, who are managers of Color Up, and Mr. Osher, who is a member of the MIC board of directors and will be one of MIT’s independent trustees following the MIT IPO and the Merger and is the third manager of Color Up, beneficially owned through Color Up, 2,624,831 shares of MIC common stock, or 33.8% of the outstanding shares of MIC common stock as of such date, warrants to purchase 1,702,128 shares of MIC common stock and 7,495,090 OP Units, or approximately 44.2% of

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the outstanding OP Units as of such date. Mr. Osher, as a control person of HS3, beneficially owned through HS3, an additional 1,702,128 OP Units, or approximately 10.0% of the outstanding OP Units as of such date, and 425,532 Class A Units.

As of June 30, 2022, 30 of our leases, or 66.7% of our leases, with our tenants are governed under a modified net lease structure typically consisting of a base rent component plus percentage rent above a negotiated threshold, as further described below, which we refer to as the New Lease Structure. We believe that the New Lease Structure will result in an increase in our same property rental revenue compared to the prior leases. As of June 30, 2022, our annualized same property rental revenue (based on annualized contractual rents as of June 30, 2022) was approximately $26.3 million as compared to rental revenue of approximately $18.6 million for the twelve months ended December 31, 2021, excluding commercial revenue and tenant reimbursements, and weighted average annualized same property RevPAS (based on annualized contractual rents as of June 30, 2022) as of June 30, 2022 was $1,662 as compared to $1,216 for the twelve months ended December 31, 2021.

We believe we operate in a highly fragmented industry across the United States where we believe most owners are local owner-operators owning one to five properties in a specific market. According to the “Parking Lots & Garages in the U.S.” industry report prepared by IBISWorld Inc., or IBIS, in November 2021, or the IBIS Report, of the approximately 17,000 parking structures in the United States, four single operators are expected to account for 37.6% of industry revenue in 2021, with the remaining 62.4% of industry revenue expected to come from other minor players, including sole proprietors, which typically own and manage as few as one facility. Because of our management team’s significant experience in the parking industry across the United States, we are able to leverage our network of industry connections to access off-market asset acquisition opportunities before those properties are marketed for sale. As such, we have identified a pipeline of acquisition opportunities that we believe is bespoke and actionable, while being largely off-market and unavailable to our competitors. As of         , 2022, we have identified and are evaluating a total of          parking facilities with more than $           million in asset value as potential acquisition targets, and we are negotiating or have entered into LOIs, with respect to            of these facilities for an aggregate purchase price of approximately $                  million. Purchase prices for these properties are estimated based on preliminary discussions with sellers or our internal assessment of the values of such properties. We are in varying stages of negotiation and have not completed our due diligence process with the sellers of these properties. As a result, there can be no assurance that we will enter into definitive documentation for these potential acquisitions or, even if we do, that any or all of them will be completed on the terms described above or at all.

Given our investment strategy, coupled with the experience of our management team, we believe that we are well positioned to significantly grow our portfolio and achieve attractive risk-adjusted returns for our shareholders.

Industry Overview and Market Opportunity

The parking industry is comprised of property owners and operators who provide off-street, paid parking and valet services on an hourly, daily or monthly basis. Parking facilities are typically built in proximity to and serve commercial operations, transit hubs, hospitality, civic, medical and entertainment venues. Parking garage operations are typically run by local, regional or national parking operators subject to lease or management agreements. In addition to space for parking, many parking facilities offer consumers additional services such as cleaning, basic repairs and valet, typically for an additional charge.

Parking facilities are one of the most dominant physical features of U.S. cities with surface lots alone covering more than five percent (5.0%) of urban land in the Upper Great Lakes Region, according to Shoup, Donald. Parking and the City. Routledge, 2018. According to the “Economic Contributions of the US Parking Industry” report prepared for the National Parking Association, or NPA, by Ernst & Young LLP, in July 2020, or the NPA Economic Report, there were over 1 billion parking spaces in the United States in 2018, or about four parking spaces for every vehicle, and the parking industry generated over $131 billion of revenue, with the industry supporting $262.0 billion of total gross economic output. The parking industry supported $176.0 billion of value added nationwide, equivalent to 1.0% of the U.S. gross domestic product, or GDP, and employed approximately 580,000 employees in 2018, accounting for approximately $69.0 billion in total wages and income. The parking industry contributed approximately $19.0 billion in state and local taxes and approximately $7.8 billion in property taxes in 2018, according to the NPA. The parking industry’s revenue sources stem from a variety of demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts. According to the IBIS Report, in 2021, 55.6% of parking industry revenue was expected to be derived

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from businesses, including hospitals, hotels, restaurants, sports and entertainment venues, 17.2% from airports and airlines, 14.7% from manufacturing and 12.5% from educational facilities.

The following chart sets forth the number of registered motor vehicles in the United States from 2010 through 2020:

Registered Motor Vehicles in the United States (In Millions)

Source: U.S. Department of Transportation. Includes private and commercial automobiles, buses, trucks and motorcycles.

According to the “Road to Recovery Index for Parking” report prepared for the NPA by Ernst & Young LLP in September 2021, or the September 2021 NPA Report, many cities rely on parking and transportation-related taxes (such as ridesharing and vehicle fuel taxes) to fund government services, making parking an essential part of a city’s budget. As such, many cities have ordinances that prevent parking garages from being converted to an alternative use. These restrictions do not apply to surface parking lots, which often have redevelopment or reuse strategies associated with them. In addition, many cities do not require newly constructed office or residential towers to offer parking within the same structure. As such, we view the market as one which will become supply compressed over time, with similar or increasing demand. This will allow us to adjust rates accordingly, which should see support from cities, as they continue to rely on the income from parking structures.

Parking facilities possess several attractive characteristics that are not found in most commercial real estate investments, including:

•	no tenant concentration or reliance on a “single large tenant”;

•	a customer base that tends to have a strong local component, providing for repeat users;

•	inflationary hedge given no long term leases and real time adjustments to parking rates;

•	negligible leasing commissions;

•	negligible tenant improvement requirements; and

•	minimal capital expenditure requirements, given that tenant improvements are not typically required when renewing leases or entering into new leases with tenants, which drives attractive net operating income, or NOI, to cash flow conversion.

The following chart sets forth the costs of recurring capital expenditure requirements as a percentage of NOI for us and five other industries we believe are comparable to the parking industry:

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Capital Expenditures(1) as a Percentage of Net Operating Income

Source: Public Filings. Data as of June 30, 2022, unless otherwise indicated.

(1)	Maintenance, tenant improvements, leasing commissions and improvements other than major growth projects.
(2)	Represents sector average for all U.S. Farmland, as of June 2021.
(3)	Represents FY 2021.
(4)	Includes CubeSmart (NYSE: CUBE), Extra Space Storage Inc. (NYSE: EXR), Public Storage (NYSE: PSA), Life Storage, Inc. (NYSE: LSI) and National Storage Affiliates Trust (NYSE: NSA).
(5)	Represents Sabra Health Care REIT, Inc. (Nasdaq: SBRA) only, excludes National Health Investors, Inc. (NYSE: NHI), LTC Properties Inc. (NYSE: LTC) and CareTrust REIT, Inc. (NYSE: CTRE) due to lack of consistent data.
(6)	Includes Equity Residential (NYSE: EQR), Essex Property Trust, Inc. (NYSE: ESS), UDR, Inc. (NYSE: UDR), AvalonBay Communities Inc. (NYSE: AVB), Mid-America Apartment Communities, Inc. (NYSE: MAA), Washington Real Estate Investment Trust (NYSE: WRE), Camden Property Trust (NYSE: CPT), Apartment Income REIT Corp. (NYSE: AIRC), Veris Residential, Inc. (NYSE: VRE), Equity LifeStyle Properties, Inc. (NYSE: ELS), Sun Communities, Inc. (NYSE: SUI), Invitation Homes Inc. (NYSE: INVH) and American Homes 4 Rent (NYSE: AMH).

(7)	Includes Pebblebrook Hotel Trust (NYSE: PEB), Park Hotels & Resorts Inc. (NYSE: PK), Host Hotels & Resorts, Inc. (Nasdaq: HST), RLJ Lodging Trust (NYSE: RLJ), Sunstone Hotel Investors, Inc. (NYSE: SHO), Apple Hospitality REIT, Inc. (NYSE: APLE) and DiamondRock Hospitality Company. (NYSE: DRH).

In addition, we believe there are high barriers to entry for parking facility ownership. In addition to the costs to acquire or construct new parking facilities, which, according to WGI, Inc. is currently estimated to be approximately $25,700 per parking space (excluding the cost of land). This rate varies by state, but has generally seen constant, and at times, significant, yearly increases. Parking facilities are subject to numerous zoning restrictions and approval processes that may make it difficult for new owners and operators to enter the market. In particular, the scarcity of available land and new construction in central business districts and elsewhere present limited alternatives for those who desire to enter the parking facility industry.

Development Cost of Parking Structure Per Parking Space (Excluding Land)

Source: WGI, Inc.

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Over the five years prior to the COVID-19 pandemic, the parking industry benefited from favorable economic conditions that drove demand for parking. Improving unemployment rates and increased airline, hotel and central commercial district activity all contributed to increased parking space utilization. However, the COVID-19 pandemic significantly impacted the parking industry. According to the “Road to Recovery Index for Parking, Vol. 2” report prepared for the NPA, by Ernst & Young LLP, in March 2022, or the March 2022 NPA Report, a survey of parking operators found that parking industry revenue fell by 50.0% in calendar year 2020 compared to 2019. However, the parking industry showed signs of recovery in the second half of 2020 and in 2021 as in-person work, travel and event attendance increased from pandemic lows. Based on the same survey, parking industry revenue in 2021 was expected to have recovered to only 75.0% of its pre-COVID-19 pandemic levels by the end of 2021 and parking revenue increased 47.0% in the last six months of 2021. According to survey respondents, Miami, Chicago and San Francisco had the largest gains in parking revenue, while metropolitan areas lagging in this parking revenue recovery included Los Angeles and New York City. It remains to be established whether domestic migration spurred on by the COVID-19 pandemic will remain or if a correction will occur. Through the increase of service rates, lowered costs, the expansion of offerings (such as electric vehicle charging and emergency repairs) and greater adoption of data analytics to make operations more efficient, parking industry profit was expected to grow from 8.0% of parking industry revenue in 2016 to 9.6% of parking industry revenue in 2021, according to the IBIS Report.

As the key drivers of parking demand continue to improve, there is significant potential for growth embedded in the COVID-19 pandemic recovery within the parking industry, presenting near-term growth potential that has largely already transpired in most other real estate asset classes. Further, commuter preferences have evolved as a result of the COVID-19 pandemic with interest in driving higher and interest in transit lower on average in July and August 2021 compared to January 2020 in many U.S. metropolitan areas, according to an analysis by Ernst & Young LLP of Apple Mobility contained in the September 2021 NPA Report. The result is more people driving, with vehicle miles traveled surpassing January 2020 levels in the first half of 2021.

The following chart sets forth consumer activities recovery in the fourth quarter of 2020 as compared to the fourth quarter of 2021:

Consumer Activities Recovery in 2021

Indexed to Pre-Pandemic Levels (100%)

Source: Ernst & Young LLP analysis of data from Apple Mobility, OpenTable, TSA, Bureau of Labor Statistics data and STR hospitality data.

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The following chart sets forth the percent change in U.S. passenger travel from 2019 through December 2021 by mode of travel:

U.S. Percent Change in Passenger Travel from 2019 by Mode

Source: U.S. Department of Transportation.

(1)	Roadways indicate interstate passenger vehicle miles of travel.
(2)	Aviation indicates person throughput at all airports.
(3)	Passenger rail indicates Amtrak ridership.
(4)	Transit indicates total monthly ridership.
(5)	Intercity bus indicates a national network carriers ridership.

According to Uber, in 2019, the cost per mile for consumers to own, operate and drive their own private vehicles and use parking facilities is approximately $0.50 per consumer, as compared to a cost per mile of approximately $2.00 - $8.00 per consumer for ridesharing services. In addition, Uber noted that weekly trip volume for private vehicles is 250 times higher than popular ridesharing services. Uber estimated a weekly trip volume of approximately 26.2 million for its ridesharing service, compared to approximately 6.6 billion for private vehicles in 2019. In 2019, Uber’s U.S. rideshare penetration was approximately 3.9%.

The following chart sets forth the number of rideshare users in the United States from 2017 through 2021:

Rideshare Users in the United States, in Millions Per Year

Source: Statista. Users defined as ride-hailing and taxi users.

Vehicle miles traveled by consumers tend to be fairly stable over time – even during periods of U.S. economic recession. For example, the financial crisis of 2008-2009 minimally impacted vehicle miles traveled.

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The following chart sets forth the historical vehicle miles traveled from January 1998 through June 2022:

Source: U.S. Federal Highway Administration, Vehicle Miles Traveled, retrieved from FRED, Federal Reserve Bank of St. Louis.

The following chart sets forth vehicle miles traveled by U.S. customers from January 2020 through June 2021:

Vehicle Miles Traveled (Indexed to January 2020)

In addition to elevated driving activity, travel and leisure sectors have seen increased volume as restrictions from the COVID-19 pandemic continue to lift. According to the U.S. Transportation Security Administration, for August 2021, U.S. consumers were resuming air travel at 97.0% of pre-COVID-19 pandemic levels. Office utilization has continued to increase with the percentage of U.S. workers working remotely down from 35.0% in May 2020 to 13.0% in July 2021, according to the September 2021 NPA Report. This is still significantly above pre-COVID-19 remote work levels, likely providing further upside potential for parking industry demand as office activity continues to stabilize.

We believe the parking industry is highly fragmented, consisting of many small, private parking facility owners that own and operate a single or very few properties on a local basis and a small number of large owners operating on a national scale. Based on our management team’s experience, we believe that a majority of parking facility owners have a single property. Given the ongoing recovery from the impact of the COVID-19 pandemic, we believe many smaller scale owners lack the financial wherewithal to endure prolonged financial disruption. While some of the real estate markets have begun to recover from this disruption, the effects of the disruption continue to persist in other markets. The adverse developments in these real estate markets have created unique opportunities for investors willing to undertake the risk of acquiring properties.

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Increased adoption of data analytics and technology within parking facilities will lead to greater operational efficiencies and the ability for well-invested facilities to differentiate themselves from competition within that specific market. Currently, less than 1% of the 250 million vehicles on the road in the U.S. are electric, according to Cage, Feilding, “The Long Road to Electric Cars”, Reuters, February 7, 2022, or the Reuters Article. The Reuters Articles indicates that approximately 45.0% of new car sales could be electric by 2035 according to parking industry analyst IHS Markit, leading to about half of cars on the road being electric by 2050. Addressing the resulting demand for electric vehicle charging stations in parking facilities is one way in which owners with scale and resources can improve their assets and add value through the acquisition of less invested properties.

We intend to continue to consolidate the industry through acquisitions, partnering with both owners and tenant operators, to create a meaningful pipeline and scale.

Investment Strategy & Criteria

Our investment strategy has historically focused primarily on acquiring, owning and leasing parking facilities, including parking lots, parking garages and other parking structures throughout the United States. We have historically focused primarily on investing in income-producing parking lots and garages with air rights in MSAs. In expanding our portfolio, we will seek geographically diverse investments that address multiple key demand drivers and demonstrate consistent consumer use that are expected to generate positive cash flows and provide greater predictability during periods of economic uncertainty. Such targeted investments include, but are not limited to, parking facilities near one or more of the following key demand drivers:

•	Commerce

•	Events and venues

•	Government and institutions

•	Hospitality

•	Multifamily central business districts

We generally target parking facilities that are near multiple key demand drivers so as not to be solely reliant on a single source of income. Parking garages in downtown cores constitute a large portion of our parking facilities as they serve multiple key demand drivers.

As a result of the COVID-19 pandemic, such key demand drivers have been and are expected to be diminished for an indeterminate period of time with an uneven return to downtown cores across our properties. Many state and local governments have restricted public gatherings, which has in some cases eliminated or severely reduced the demand for parking.

We work closely with our current tenants to understand the return of each individual market, both as we consider the key demand drivers of our current assets, as well as new assets that we may consider acquiring as part of our investment strategy. Our deep relationships with key tenants help facilitate collaboration with respect to our portfolio.

We are focused on acquiring properties that are expected to generate positive cash flow, located in populated MSAs and expected to produce income within 12 months of the properties’ acquisition. We intend to acquire under-managed parking facilities and collaborate with our tenants to implement a tailored, value-add approach that includes fostering the implementation of identified value levers and mitigating risk exposure, while fostering local business relationships to derive market knowledge and connectivity.

In the event of a future acquisition of properties, we would expect the foregoing criteria to serve as guidelines; however, management and our board of trustees may vary from these guidelines to acquire properties which they believe represent value or growth opportunities.

Moreover, we believe the REIT industry is evolving, with more REITs moving towards specializing in particular types of properties or property locations rather than building a diversified portfolio of a variety of property types and locations. As a result, we believe that focusing our portfolio on parking facilities enhances shareholder value through specialization that distinguishes us from other REITs in the marketplace.

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Our investments are subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We have obtained or intend to obtain all permits and approvals necessary under current law to operate our investments.

We cannot assure you that we will attain our investment objectives or that the value of our assets will not decrease. Our board of trustees reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our shareholders.

Our Properties

As of June 30, 2022, we owned 45 parking facilities in 23 separate markets throughout the United States with a total of 15,818 parking spaces and approximately 5.5 million square feet, including 26 parking lots and 19 parking garages. As of June 30, 2022, we also owned approximately 0.2 million square feet of commercial space adjacent to our parking facilities. As of June 30, 2022, our properties were 100% leased to 14 tenants. As of June 30, 2022, the aggregate gross book value of our properties was approximately $449.1 million.

We believe that parking demand is heavily influenced by the key demand drivers surrounding a parking facility and stable performance is driven by diversification of those key demand drivers. In theory, a perfectly diversified parking facility can be 100% occupied during the day and at night, being used by various key demand drivers throughout the day, week, and year, pushing the utilization of the parking facility well over 100%.

Our parking facilities consist of parking garages and surface lots. We currently do not own on-street parking. Parking garages are multi-level structures. We have both self-park and valet-assisted garages in our portfolio. Because valet-assisted garages require certain human capital, parking rates and multi-use optimization is paramount to realizing parking garage performance for these garages. While more cars can be parked in parking garages daily, they also have greater capital requirements than surface lots. Fewer cars can be parked in surface lots daily. Daily average parking rates may be lower but often experience the highest rates in particular markets for sporting and other events. Surface lots not only have low on-going capital requirements, but they also have the distinct benefit of a change in use in their value, as surface lots can easily be converted into residential or commercial multi-story use. As a result, surface lots very rarely become available for sale in large cities, as they are prime assets over the longer-term.

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The following table sets forth the property name, location, property type and other information with respect to the properties that we owned as of June 30, 2022:

Properties(1)

Property Name	Location	Property Type	Number of Spaces	Property Size (Square Feet)
Bricktown Garage	Oklahoma City, OK	Garage	555	206,598
Bridgeport Fairfield Garage	Bridgeport, CT	Garage	878	232,964
MCI 1372 Street Canton	Canton, OH	Surface Lot	68	19,602
322 Streeter Garage	Chicago, IL	Garage	1,154	473,522
Mabley Place Garage	Cincinnati, OH	Garage	772	353,700
Cincinnati Race Street	Cincinnati, OH	Garage	317	166,992
1W7 Garage	Cincinnati, OH	Garage	765	314,749
222W7 Garage	Cincinnati, OH	Garage	1,625	531,000
Clarksburg	Clarksburg, WV	Surface Lot	95	35,784
Cleveland West 9th	Cleveland, OH	Surface Lot	260	94,252
Crown Colony	Cleveland, OH	Surface Lot	82	23,460
Cleveland Lincoln	Cleveland, OH	Garage	471	294,361
Denver Sherman 1935	Denver, CO	Surface Lot	72	18,750
Denver Champa St. Garage	Denver, CO	Garage	450	177,650
Denver Sherman 1963	Denver, CO	Surface Lot	28	6,250
Detroit Renaissance Garage	Detroit, MI	Garage	1,273	382,470
Fort Worth Taylor	Fort Worth, TX	Garage	1,013	372,171
Hawaii Marks	Honolulu, HI	Garage	308	150,810
Houston Saks Garage	Houston, TX	Garage	265	90,750
Houston Preston Lot	Houston, TX	Surface Lot	46	10,000
Houston San Jacinto	Houston, TX	Surface Lot	85	28,326
Houston Preferred(2)	Houston, TX	Garage/Lot	528	130,000 / 9,331
Indianapolis City Park Garage	Indianapolis, IN	Garage	354	20,473
Indianapolis Washington St	Indianapolis, IN	Surface Lot	150	46,174
Indianapolis Meridian	Indianapolis, IN	Surface Lot	36	10,454
Louisville West Broadway	Louisville, KY	Surface Lot	165	54,450
Raider Park Garage	Lubbock, TX	Garage	1,508	563,584
Memphis Poplar	Memphis, TN	Surface Lot	125	37,563
2nd Street Miami Garage	Miami, FL	Garage	118	36,129
Milwaukee Old World	Milwaukee, WI	Surface Lot	54	11,250
Milwaukee Wells	Milwaukee, WI	Surface Lot	148	43,580
Milwaukee Clybourn	Milwaukee, WI	Surface Lot	15	2,400
Milwaukee Arena	Milwaukee, WI	Surface Lot	75	48,344
Minneapolis Venture	Minneapolis, MN	Surface Lot	185	71,737
Minneapolis City Parking	Minneapolis, MN	Surface Lot	270	86,283
Nashville White Front	Nashville, TN	Garage	155	44,944
New Orleans Rampart	New Orleans, LA	Surface Lot	77	27,105
St. Louis Spruce	St. Louis, MO	Surface Lot	180	53,153
St. Louis Washington	St. Louis, MO	Surface Lot	63	16,919
St. Louis Broadway	St. Louis, MO	Surface Lot	146	41,948
St. Louis 7th & Cerre	St. Louis, MO	Surface Lot	149	46,056
St. Louis Cardinal Lot	St. Louis, MO	Surface Lot	376	114,424
St. Paul Holiday Garage	St. Paul, MN	Garage	285	101,568
Wildwood	Wildwood, NJ	Surface Lot	74	24,750

(1)	As of June 30, 2022.
(2)	Houston Preferred includes two properties.

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The following map shows the location of our properties as of June 30, 2022 (based on rental revenue):

As of June 30, 2022, 15.6% of our parking facilities were located in the top 15 U.S. MSAs and 84.4% were located in the top 50 U.S. MSAs (based on the number of parking facilities we owned as of that date). As of June 30, 2022, we had regional concentrations (based on the number of parking facilities we owned as of that date) as follows: Midwest (56.0%), Southwest (18.0%), Southeast (13.0%), Rocky Mountain Region (7.0%), Northeast (4.0%) and Pacific (2.0%). In addition, as of June 30, 2022, we had significant local concentrations (based on the gross book value of the parking facilities we owned as of that date) in Chicago (8.8%), Cincinnati (19.1%), Detroit (12.7%) and Houston (7.8%).

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As of June 30, 2022, the weighted average remaining lease term for our properties was 4.3 years (based on annualized rental revenue). The following table sets forth the lease expiration schedule for our properties as of June 30, 2022:

Year	Number of tenants	Rented square feet expiring	% of total rented square feet expiring	Annualized parking rental revenues expiring	% of total annualized parking rental revenues expiring
2022	2	265,944	4.9%	$144,436	0.5%
2023	0	0	0.0%	$0	0.0%
2024	3	64,286	1.2%	$1,136,962	3.9%
2025	3	175,788	3.2%	$1,255,402	4.3%
2026	30	3,886,224	71.3%	$22,045,576	75.4%
2027	6	1,033,709	19.0%	$3,968,064	13.6%
2028	1	27,105	0.5%	$687,340	2.4%
Thereafter	0	0	0.0%	$0	0.0%
Total	45	5,453,056	100.0%	$29,237,780	100.0%

Recent Developments

Bricktown Parking Garage Acquisition

On June 7, 2022, MIC acquired the Bricktown Parking Garage, or the Bricktown Garage, a parking facility in Oklahoma City, Oklahoma with a total of 555 parking spaces and approximately 0.2 million square feet, for approximately $17.3 million, excluding closing costs. MIC entered into a lease agreement, effective as of June 7, 2022, with SP Plus Corporation, a Nasdaq listed company with a $714.6 million market capitalization and $43.7 million in total gross profits for the three months ended June 30, 2022, or SP+, for the Bricktown Garage, consistent with the terms of MIC’s other leases under the New Lease Structure.

Estimated NAV Per Share

On August 29, 2022, the MIC board of directors unanimously approved and established a new estimated NAV for shares of MIC common stock of $14.76 per share. The estimated NAV was based on the estimated value of MIC’s assets less the estimated value of MIC’s liabilities and MIC Preferred Stock, divided by the number of shares of MIC common stock outstanding on a fully diluted basis, each calculated as of August 1, 2022. MIC provided the new estimated NAV to assist broker-dealers in connection with their obligations under FINRA Rule 2231, with respect to customer account statements. MIC believes that there were no material changes between the valuation date of August 1, 2022 and August 29, 2022 that would materially impact the estimated NAV.

MIC engaged CBRE, Inc., or CBRE, in April 2022 as its independent third-party appraisal and valuation firm to perform the market appraisal on MIC’s real property assets that was used to determine MIC’s estimated NAV.

CBRE estimated the “as is” market values of the real property assets using various methodologies. Generally accepted valuation practice suggests assets may be valued using a range of methodologies. CBRE primarily utilized the income capitalization approach with support from the sales comparison approach and in some instances a discounted cash flow approach for each property after considering current market conditions, supply and demand factors, growth patterns, and their effect on each of the subject properties.

Under the income capitalization approach, CBRE used an estimated NOI for each property, and then converted it to a value indication by applying a market capitalization rate. The market capitalization rates were applied for each asset and ranged from 4.50% to 6.75%.

In addition, the MIC board of directors relied upon information provided by its management team regarding MIC’s real estate investments, other assets and liabilities and the number of shares of MIC common stock outstanding on a fully diluted basis after giving effect to the redemption, on a one-for-one basis, of the OP Units held by the limited partners of the Operating Partnership, which will not necessarily result in a reflection of fair value under GAAP.

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Different parties using different methods could derive an estimated NAV per share that is significantly different from the estimated NAV per share determined by the MIC board of directors. The MIC board of directors believes the estimated NAV to be the current best estimate of the value of the MIT Class B common shares to be received in the Merger, as the MIC common stock will be convertible into MIT Class B common shares in the Merger on a one-for-one basis. For further information, see “Risk Factors—Risks Relating to the Merger and the Other Transactions—MIC stockholders will not know the value of the MIT Class B common shares when they vote on the Merger.” on page 27 of this proxy statement/prospectus and “Risk Factors—Risks Related to Our Business—Stockholders should not rely on MIC’s estimated NAV per share as being an accurate measure of the current value of the shares of MIC common stock.”

In the event that the MIT IPO and the Merger are not consummated, MIC will continue to be considered a non-traded REIT and, as such, will be required to continue to calculate and update estimated NAV consistent with FINRA Rule 2231. In the event the MIT IPO and the Merger are consummated, MIT will be a publicly-traded REIT and, as such, will not be subject to such FINRA requirements and therefore does not expect to continue to calculate and update estimated NAV after the closing of the Merger.

Our Leases

Many of our leases are modified net leases, pursuant to which our tenants pay fixed annual rent on a monthly basis, and also pay or reimburse us for all, or substantially all, property level operating and maintenance expenses, such as, insurance (excluding insurance covering the parking facility), utilities and repairs, including any increases with respect thereto. Many of our leases require our tenants to perform periodic line striping, routine janitorial cleaning (including annual pressure washing but excluding power sweeping), touch-up painting and elevator maintenance and repair (often subject to an agreed-upon cap) at our tenants’ sole cost and expense.

Many of our leases require us to provide for capital expenditures, structural repairs, replacements of systems, fixtures, or equipment (including, without limitation, HVAC, fire protection, alarm, utility, plumbing, sewage, drainage, security, lighting and traffic control systems), expansion joints, overhead garage doors, light ballasts, paving, fencing, parking booths, landscaping, windows and doors, plate glass, stairwells, driveways, sidewalks and curbs, sealing and waterproofing, at our sole cost and expense. We are also responsible for all alterations or improvements to the parking facilities required by statutes, regulations or governmental requirements pertaining to air quality, environmental protection or persons with disabilities, including, without limitation, the Americans with Disabilities Act. Because we believe our parking facilities have been well maintained, we do not believe these expenses will be material to us during the remaining lease terms.

In addition, some of our leases are triple net leases, pursuant to which our tenants pay fixed annual rent on a monthly, basis, and also pay us for all, or substantially all, property level and maintenance expenses described above, real estate taxes and property insurance.

The term of our leases are typically for a period of five years, after which our leases auto-renew month-to-month. Tenants at 44 of 45 of our parking facilities pay us percentage rent, with an average percentage rent of 80% across our portfolio.

New Lease Structure. As of June 30, 2022, 30 of our leases, or 66.7% of our leases, with our tenants provide for a modified net lease structure typically consisting of a base rent component plus percentage rent above a negotiated threshold, as further described below. Pursuant to the New Lease Structure, tenants pay us base rent (typically $500 to $1,000 per month) and percentage rent in an amount equal to a designated percentage typically ninety percent (90.0%), of the amount by which gross revenues at the property during any lease year exceed a negotiated base amount; tenants are also financially responsible for all, or substantially all, property-level operating and maintenance expenses, subject to certain exceptions. Percentage rent is based on the amount by which gross revenues of the parking facility exceeds a base amount, which allows the tenant to off-set some of its property-level operational expenses. In certain of our leases under the New Lease Structure, the base amount included in the calculation of percentage rent is subject to an annual increase at the beginning of each lease year by the lesser of (a) two and one-half percent (2.5%), and (b) the CPI Increase, which is the percentage by which the U.S. Consumer Price Index for All Urban Consumers for the preceding month exceeds the index for the same month in the prior year. The remaining leases under the New Lease Structure do not contain an annual increase in the base amount. We negotiate base rent, percentage rent and the base amount used in the calculation of percentage rent with the applicable tenant based on economic factors applicable to the particular parking facility and geographic market.

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In general, we expect that the rent we receive from our tenants will constitute the majority of the gross receipts generated at such parking facility above the applicable negotiated threshold.

We expect to evaluate whether to convert our remaining 15 leases to the New Lease Structure as the remaining leases mature and are renegotiated with tenants.

Other Real Property Investments

We may also seek to invest in properties other than parking facilities and enter into various leases for these properties. The terms and conditions of any lease we enter into with our tenants may vary substantially. However, we expect that our leases will be of the type customarily used between landlords and tenants for such properties in the geographic area where the property is located.

We may also derive revenue from other sources, including from the leasing of billboard space on certain of our properties.

Competitive Strengths

We believe the following competitive strengths distinguish us and allow us to successfully compete with many of our competitors for the following reasons:

Scaled Portfolio of High-Quality, Well-Located Parking Facilities. As of June 30, 2022, MIC owned 45 parking facilities in 23 separate markets throughout the United States with a total of 15,818 parking spaces and approximately 5.5 million square feet. As of June 30, 2022, MIC also owned approximately 0.2 million square feet of commercial space adjacent to its parking facilities. The majority of MIC’s parking facilities are concentrated in the top 50 U.S. MSAs and have proximity to MIC’s key demand drivers. The average population of U.S. MSAs is approximately 2.8 million.

The following table sets forth the proximity of MIC’s parking facilities to MIC’s key demand drivers as of June 30, 2022:

Various Key Demand Drivers Signify Diversified Customer Base

As of June 30, 2022, we had 14 tenants. One of our tenants, SP+, leased properties that contributed approximately 59.4% of our parking rental revenues for the three months ended June 30, 2022. SP+’s filings with the SEC, including their financial statements, are available on its website through its Investor Relations page at www.spplus.com. Our parking facilities are used for multiple purposes, typically categorized as monthly (37.0%), transient (41.0%), other parking revenue (8.0%), hotels (7.0%) and events (7.0%).

The following charts set forth the breakdown of our revenues by source for the six months ended June 30, 2022 (based on annualized percentage rent):

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(1)	As of June 30, 2022.
(2)	Contract parkers represent monthly parkers within a variety of key demand drivers, including residential, retail, office, and hotel, among others.
(3)	Includes legal and accounting services.

(1)	Includes commercial and billboard rent.

Technology-Driven Approach to Collaboration with Tenant Operators. We own and use two proprietary software systems which enable us to collaborate with our tenants and maximize revenues and profitability at our parking facilities:

•	Inigma. Inigma is our real-time proprietary software management tool that we developed to monitor parking facilities. Inigma allows us to monitor in real-time the number of consumers in each parking facility, their parking duration and average parking fee paid. Inigma allows us to track both transient and monthly consumers, which gives us insight into how a parking facility is being utilized. To the extent a parking facility is not being optimally utilized, we can then work with our tenants to find new daily and monthly consumers. Inigma has been implemented across our parking facilities.

•	pKatalyst. pKatalyst is our proprietary technology platform that will allow us to provide a virtual fence or perimeter around up to 14,000 parking facilities and to monitor consumer movement into and out of our parking facilities, as well as those of our competitors. pKatalyst can provide up to approximately six billion mobile location signals daily. pKatalyst pulls this data from approximately five million venues via advertising exchange auctions and more than 700 mobile phone applications with more than 210 million users. The aggregated data retrieved by pKatalyst can then be used to build highly targeted incentive-based digital advertising campaigns. pKatalyst is currently in pilot phase only. In 2021, we acquired pKatalyst for approximately $4.0 million.

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Favorable Lease Structure with Recurring Base Rent and Upside Potential. Pursuant to the New Lease Structure, tenants pay us base rent (typically $500 to $1,000 per month) and percentage rent in an amount equal to a designated percentage, typically ninety percent (90.0%), of the amount by which gross revenues at the property during any lease year exceed a negotiated base amount; tenants are also financially responsible for all, or substantially all, property-level operating and maintenance expenses, subject to certain exceptions. Percentage rent is based on the amount by which gross revenues of the parking facility exceeds a base amount. In certain of our leases under the New Lease Structure, the base amount included in the calculation of percentage rent is subject to an annual increase at the beginning of each lease year by the lesser of (a) two and one-half percent (2.5%), and (b) the CPI Increase, which is the percentage by which the U.S. Consumer Price Index for All Urban Consumers for the preceding month exceeds the index for the same month in the prior year. The remaining leases under the New Lease Structure do not contain an annual increase in the base amount. We negotiate base rent, percentage rent and the base amount used in the calculation of percentage rent with the applicable tenant based on economic factors applicable to the particular parking facility and geographic market. In general, we expect that the rent we receive from our tenants will constitute the majority of the gross receipts generated at such parking facility above the applicable negotiated threshold. We believe the New Lease Structure creates incentives for both us and our tenants in challenging operating environments, aligns our interests with those of our tenants and will increase our RevPAS and CAD in the long term.

Actively Managed Balance Sheet to Maximize Capital Efficiency. We expect to maintain a leverage profile which may allow us to access reasonably priced capital throughout business cycles. Upon the completion of the MIT IPO and the Merger, we expect to have approximately $         million of total debt and a net debt to Adjusted EBITDA ratio of approximately              . In addition, as of June 30, 2022, we had no material debt maturities before 2024. We are committed to achieving and subsequently maintaining a conservative long-term net debt to Adjusted EBITDA ratio target of             . Based on expected net debt of approximately $          million upon completion of the MIT IPO and the Merger, we believe we will have ample capital structure flexibility to pursue acquisition opportunities that meet our underwriting standards.

Experienced Management Team with More than 75 Years of Combined Industry Experience and Relationships. Our management team, including Manuel Chavez, our Chief Executive Officer, and Stephanie Hogue, our President and Chief Financial Officer, has extensive experience acquiring and operating real estate, and we have a seasoned investment team that uses a defined and disciplined approach to underwriting parking facilities for potential acquisition. Our team includes:

•	Manuel Chavez, Chief Executive Officer. Mr. Chavez has served as our Chief Executive Officer and one of our trustees since our formation and as MIC’s chief executive officer and chairman of the MIC board of directors since August 2021. Mr. Chavez is the founder of Bombe and is and has been the chief executive officer since 2017. Mr. Chavez is also chief executive officer and a manager of Color Up. Prior to founding Bombe, Mr. Chavez served as chief executive officer and president of PCA and held various other positions of increasing responsibility at PCA from 1999 to 2017. Mr. Chavez currently holds positions with The Port of Greater Cincinnati Development Authority, the Cincinnati State Technical and Community College, the Cincinnati Art Museum and the Cincinnati Regional Business Committee. Mr. Chavez has a B.A. in Literature from Miami University.

•	Stephanie Hogue, President and Chief Financial Officer. Ms. Hogue has served as our President, Chief Financial Officer, Treasurer and Secretary and one of our trustees since our formation and as MIC’s president and a member of the MIC board of directors since August 2021, secretary since October 2021, interim chief financial officer from November 2021 to August 2022 and chief financial officer since August 2022. Ms. Hogue has been the managing partner of Bombe since 2020. From 2017 to 2020, Ms. Hogue was managing director and New York branch manager at PricewaterhouseCoopers Corporate Finance LLC, and from 2010 to 2017, Ms. Hogue was a director at PricewaterhouseCoopers Corporate Finance LLC. Ms. Hogue is also a manager of Color Up. Ms. Hogue currently serves on the board of governors of Public Media Connect, Inc., a non-profit organization that owns southwest Ohio’s largest Public Broadcasting Service member television stations, and is a director of the Indian Hill Club. Ms. Hogue has an MBA from the University of Rochester and a B.S. in Business from Miami University.

•	Kyle Brown, Chief Accounting Officer. Mr. Brown has served as chief accounting officer of MIC since August 2022. Mr. Brown previously served as vice president, technical accounting for Ventas, Inc., a publicly-traded healthcare REIT, or Ventas, from December 2021 until July 2022, where he was

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responsible for providing technical accounting support and analysis across the organization to implement policies in response to recently-issued accounting standards and completing regulatory financial statement filings. From October 2014 to November 2021, Mr. Brown served as director, technical accounting at Ventas. Mr. Brown is a Certified Public Accountant and member of the American Institute of Certified Public Accountants. Mr. Brown has a Bachelor of Science in Business Administration in Accounting and an MBA from Xavier University.

•	Toby Asbury, Vice President of Asset Management. Mr. Asbury has served as a vice president of asset management of MIC since August 2021. Mr. Asbury has 20 years of large scale capital expenditure and parking experience, across industries in real estate assets, including at companies such as pKatalyst, Inc., Linkology Inc., Laiya Enterprises, Inc. and CFS Construction Inc. Mr. Asbury has founded, led and exited companies in real estate management, commercial construction, healthcare and technology specific to parking. Mr. Asbury is an Evans Scholar, has an MBA from Xavier University, and a B.S. in Chemistry from Miami University. In addition, upon the consummation of the MIT IPO, Mr. Asbury is expected to be appointed Chief Operating Officer of MIT.

•	Robert Tracy, Vice President of Asset Management. Mr. Tracy has served as a vice president of asset management of MIC since August 2021. Mr. Tracy has a 20-year technology career with a focus on software development and data analysis, including experience at pKatalyst, Inc., PowerIT Solutions LLC, Statzhub Sports, LLC and BME Engineering. Mr. Tracy has built global development teams to build and maintain a range of products. Mr. Tracy has a B.S. in Computer Science from The Pennsylvania State University.

•	William Burns, Vice President of Asset Management. Mr. Burns has served as a vice president of asset management of MIC since September 2021. Mr. Burns has more than 20 years of parking and transportation operations and consulting experience. Before joining MIC, Mr. Burns served as Vice President of Operations for SP+, our largest tenant. Mr. Burns was responsible for business development, operations, same-store-growth, contract compliance, budgeting of over 140 locations across nine markets. Mr. Burns has a B.A. in Business Finance from the University of Cincinnati.

Of the assets contributed by Bombe, we and our management team have exceeded 100.0% of our monthly property-level revenue thresholds since 2018. We believe our management team’s contacts and expertise in the parking industry will allow us to identify both off-market and brokered acquisition opportunities. Because of the experience, contacts and depth of our management team, we believe we will be able to acquire parking facilities throughout the United States and successfully compete with our competitors.

Our Growth Strategies

We intend to grow our portfolio by generating organic growth in our existing properties through collaboration with tenant operators and by investing in well located parking facilities that benefit from proximity to multiple key demand drivers where we can implement a value-add strategy. We believe we operate in a highly fragmented industry in which a majority of owners have a single property providing a unique opportunity to serve as a consolidation entity within our industry. We believe that by implementing our strategy, we will achieve our objective of maximizing shareholder value and generating attractive risk-adjusted returns.

Attractive Internal Growth Potential. As discussed above, we believe that the New Lease Structure will result in an increase in our same property rental revenue compared to the prior leases entered into with these tenants. As of June 30, 2022, our annualized same property rental revenue (based on annualized contractual rents as of June 30, 2022) was $26.3 million as compared to rental revenue of approximately $18.6 million for the twelve months ended December 31, 2021, excluding commercial revenue and tenant reimbursements, and weighted average annualized same property RevPAS (based on annualized contractual rents as of June 30, 2022) as of June 30, 2022 was $1,662 as compared to $1,216 for the twelve months ended December 31, 2021. We believe the New Lease Structure creates incentives for both us and our tenants in challenging operating environments and aligns our interests with those of our tenants. We believe the New Lease Structure is sustainable for all parties and will increase RevPAS and CAD in the long term. We expect to evaluate whether to convert our remaining 15 leases to the New Lease Structure as the

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remaining leases mature and are renegotiated with tenants. As of        , 2022, our weighted average RevPAS per month was $           , which is a         % increase over the prior month.

In addition to the increase in parking rental income which may result from the New Lease Structure, some of our parking facilities have commercial spaces that are used for purposes other than parking. We are working with brokers to maximize revenues from these spaces. We do not currently expect this to become a major source of revenue in the foreseeable future; however, we may undertake such activities on a selective basis.

Growth from Collaboration with Our Tenant Operators. We intend to grow our portfolio by generating organic growth in our existing properties through collaboration with tenant operators and by investing in well located parking facilities that benefit from proximity to multiple key demand drivers where we can implement a value-add strategy. Industry information related to parking facilities is typically owned by large parking operators, who collect data through a variety of methods for each parking facility. Such data, regarding types of users, average length of stay, average parking rate, and new or cancelled monthly contracts, is provided to owners approximately 30 to 45 days after the end of a month. By using our two proprietary software systems we are able to understand real-time what is occurring at the property level. We can also monitor usage to assess trends at parking facilities and collaborate with our tenants. As we are able to analyze data in the current month, rather than waiting four to six weeks for that data, we are able to identify opportunities to maximize revenues and profitability at our parking facilities.

As part of our collaboration with our tenant operators, in April 2022, we entered into an agreement with Future Energy Solutions, a global green technology company that provides funded and capital purchase lighting solutions for large scale commercial and industrial businesses, in order to upgrade, retrofit and brighten our portfolio of parking facilities.

Our Management Team’s Ability to Increase NOI Through Implementation of Successful Parking Programs

The following is an example of how our existing management team has collaborated with tenant operators to implement successful parking programs to generate organic growth in NOI at one of our existing parking facilities. We believe the following acquisition is illustrative of our investment process and growth from the collaboration with our tenant operators described above; however, this is a property-specific experience at one of our existing parking facilities, and our other existing properties, or any additional parking facilities we may acquire in the future, may not experience the same or similar results. Accordingly, the information presented in the case study below should not be considered as indicative of our possible future results and you should not rely on this information as an indication of our future performance.

Situation

In February 2020, Bombe acquired the parking facility located at 322 East Illinois Street in Chicago, Illinois, or the 322 Streeter Garage, with a total of 1,154 parking spaces and approximately 0.5 million square feet, for an aggregate purchase price of approximately $31.4 million, net of a $1.6 million tax proration credit. At the time Bombe acquired the 322 Streeter Garage, the parking facility’s NOI was approximately $1.8 million, which represented NOI for the year ended December 31, 2019. At the time of acquisition, management sought to specifically improve the operations at the 322 Streeter Garage, including its NOI. Bombe entered into a management agreement with SP+, now the current tenant operator, in February 2020. Bombe contributed the 322 Streeter Garage to MIC in the transactions contemplated by the Purchase Agreement. The management agreement was subsequently terminated on December 31, 2021 and the 322 Streeter Garage was converted to the New Lease Structure on January 1, 2022.

Solution & Benefits

Strategic asset management initiatives were implemented at the 322 Streeter Garage by focusing on the parking facility’s proximity to its main key demand drivers – events, venues and hospitality. The 322 Streeter Garage is located less than 500 feet from the Embassy Suites by Hilton Chicago Downtown Magnificent Mile and approximately 0.1 miles from the Loews Chicago Hotel, and our management team began collaborating with SP+ to create and maintain strong parking rates for visitors to these hotels. The tenant operator has set $45 and $35 overnight parking rates at these two hotels, respectively.

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In addition, the 322 Streeter Garage has availed itself of one of these hotels’ loss of valet parking, which has created additional self-parking hotel customers, who pay a higher parking fee that is not shared with a valet company. Digital signage within the parking facility, which also provides information on dynamic pricing, was added to the 322 Streeter Garage, as well. The tenant operator has sustained approximately 100% contract pass retention such that, even with increasing rates, SP+ must turn away customers.

Since February 2020, management has committed approximately $186,100 to certain capital improvement initiatives at the 322 Streeter Garage. In 2021, management installed cradle grates to prevent additional revenue slippage, at a cost of approximately $6,100. In 2022, management began a larger capital improvement project at the parking facility, which included upgrading its License Plate Recognition (LPR) camera system to increase customer safety and reduce revenue slippage, as well as the installation of sally gates, digital signage and non-reversing one-way lane spikes, at a cost of approximately $180,000. This project is expected to be completed in September 2022.

Results

As a result of the implementation of these successful parking programs and the focus on certain capital improvements, our management team was able to effectively increase the NOI at the 322 Streeter Garage from approximately $1.8 million in 2020 to $3.2 million in 2022, which represents NOI for the period from April 2022 through June 2022 on an annualized basis. This approximately $1.4 million increase in NOI at the 322 Streeter Garage represents a compound annual growth rate, or CAGR, of approximately 27.5%.

The tenant operator continues to implement the initiatives begun by the collaboration with our management team; and additional initiatives relating to pricing strategy in relation to competitors, planning around upcoming events, and other business development outreach efforts are in discussion in order to continue to generate organic growth in NOI at the 322 Streeter Garage. As a result of these discussions, SP+ intends to add six electric vehicle chargers at the 322 Streeter Garage by the end of July 2022.

Growth from Recovery from the COVID-19 Pandemic. We expect further increases in our parking rental income if and when the parking industry fully recovers from the COVID-19 pandemic. While, according to the March 2022 NPA Report, consumer parking has not recovered to pre-COVID-19 pandemic levels, some of our parking facilities are performing at or above pre-COVID-19 pandemic levels, such as parking facilities located at or near hotels, sports and entertainment venues and airports. Additionally, in many markets, according to the September 2021 NPA Report, more consumers were driving on average in July and August 2021 compared to January 2020, rather than taking public transportation, which we believe will lead to improved utilization of our parking facilities.

External Growth Through Acquisitions. Our external growth strategy is to acquire additional parking facilities that we believe will produce rental revenues in excess of our cost of capital used to acquire the parking facilities. We intend to grow our business by investing primarily in parking facilities in core, urban high-barrier markets with proximity to certain key demand drivers and with high replacement costs.

According to the NPA Economic Report, there were over 1 billion parking spaces in the United States in 2018, or about four parking spaces for every vehicle, and the parking industry generated over $131 billion of revenue, with the industry supporting $262.0 billion of total gross economic output. The parking industry supported $176.0 billion of value added nationwide, equivalent to 1.0% of U.S. GDP, and employed approximately 580,000 employees in 2018. We believe the parking industry is highly fragmented, consisting of many small, private parking facility owners that own and operate a single or very few properties on a local basis and a small number of large owners operating on a national scale. Based on our management’s experience, we believe a majority of parking facility owners have a single property. Given the ongoing recovery from the impact of the COVID-19 pandemic, we believe many smaller scale owners lack the financial wherewithal to endure prolonged financial disruption. While some of the real estate markets have begun to recover from this disruption, the effects of the disruption continue to persist in other markets. The adverse developments in these real estate markets have created unique opportunities for investors willing to undertake the risk of acquiring properties.

Because of our management team’s long experience in the parking industry, we often receive pre-market calls for parking facilities that are not yet being marketed for sale, as well as pre-marketing notices for parking facilities. As such, we have a pipeline of acquisitions that we believe is both bespoke and actionable, that we believe are

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off-market and largely unavailable to our competitors. We intend to continue to consolidate the industry through acquisitions, partnering with both owners and tenant operators, to create a meaningful pipeline and scale.

We are focused on acquiring well-maintained parking facilities from regional owners who have a strong knowledge of the MSA. We do not intend to participate in auctions or otherwise acquire broadly-marketed parking facilities, although we may acquire facilities through these channels from time to time. As of         , 2022, we have identified and are evaluating a total of          parking facilities with more than $         million in asset value as potential acquisition targets, and we are negotiating or have entered into LOIs with respect to               of these facilities for an aggregate purchase price of approximately $            million.

We believe that the current market disruption resulting from the COVID-19 pandemic presents a unique opportunity to acquire parking facilities at attractive pricing.

Other Potential Growth Strategies. While our focus is to drive internal growth through collaboration with tenant operators and to pursue acquisitions, there are a number of other potential growth strategies that we may pursue in the future. These opportunities may be selectively implemented on an asset-by-asset basis, or across our entire portfolio.

Potential future growth strategies include:

Electric Vehicle Charging	According to President Biden’s electric vehicle growth targets, electric vehicles are expected to grow from approximately 1.0% of active vehicles to approximately 65.0% of total vehicles on the road by 2050, suggesting that there will be ample demand for electric vehicle charging stations. According to research from Reuters, there are approximately 104,000 public electric vehicle charging stations available in the United States, which is cited as an insufficient level to support current or expected demand. We may explore different business models to incorporate increased electric vehicle charging across our portfolio, including long-term leasing models with electric vehicle companies.
Rideshare Staging	Although private vehicle passenger miles represent the vast majority of vehicle trips today, we constantly monitor market trends and believe we are well-positioned to offer rideshare staging, particularly through 10-minute, short-term intervals, if our tenant operators decide to do so.
Data Warehousing	Proximity to key urban and central business district locations makes parking garages an ideal potential location for data centers. While data warehousing is not a current or planned future strategy for us, the industry has seen recent implementation of data warehousing in parking garages, including at The University of Texas Health Science Center.
Battery	The United States’ transition to clean energy will require an approximately $100.0 trillion investment through 2050, with approximately 194 gigawatts of installed energy storage, including substantial incremental battery capacity, by 2030.
Solar	Companies such as Fluence are in the process of building purpose-built energy products including synchronization with battery storage/solar power also known as a SunStack. Parking garage roofs are a potential expansion avenue for clean energy companies to implement solar strategies.
Ghost Kitchens	Ghost kitchens are cooking facilities that produce food only for delivery with no dine-in, storefront, or customer-facing areas. Ghost kitchens are an up-and-coming trend within the world of food preparation and have online delivery applications.
Air Rights Monetization	Air rights refer to the legal ability to occupy the vertical air space above a plot of real estate. Developers can buy air space with or without buying the building on ground level to increase a space’s property value. A majority of our properties have air rights with embedded call options, creating additional opportunity and strategic flexibility for us.

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Concentration

One tenant, SP+, leased properties that contributed approximately 59.4% of our parking rental revenue for the three months ended June 30, 2022. SP+ is one of the largest providers of parking management in the United States.

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for its clients. SP+ provides technology-driven mobility solutions, professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, and event logistics to aviation, commercial, hospitality, healthcare and government clients across North America. SP+ typically enters into contractual relationships with property owners or managers as opposed to owning parking facilities. As of June 30, 2022, SP+ managed approximately 3,000 locations in North America. SP+’s filings with the SEC, including their financial statements, are available on its website through its Investor Relations page at www.spplus.com.

SP+, together with our next top four tenants, leased properties that contributed approximately 92.8% of our rental revenue for the six months ended June 30, 2022. These four tenants are Premier Parking (13.3%), Park Place Parking (8.9%), Interstate Parking (7.4%) and Denison Parking (3.9%).

Despite this level of concentration, we are not dependent on any one tenant and expect that in the event that any of these tenants terminates their relationship with us, we will be able to find suitable replacement tenants. We believe that tenant operators in the parking industry typically exhibit non-investment grade credit profiles; however, the ultimate performance of a property depends on those individuals who utilize the parking facilities, rather than specific tenant operators. Our tenants provide parking services to a wide variety of customers, resulting in an average of approximately 95,000 individual customer transactions per month. We believe the New Lease Structure will result in extreme diversification with proximity to multiple key demand drivers, where no single tenant operator will represent a significant risk exposure.

The following table sets forth our ten largest tenants and certain information about the properties we leased to these tenants as of June 30, 2022:

Tenant	Property location	Square feet(1)	% of total square feet(1)	% of rental revenues
1 SP Plus Corporation	CO, CT, HI, IL, MI, MO, OH, OK, TX	3,460,531	63.5%	59.4%
2 Parking Company of America d/b/a Park Place	OH	798,166	14.6%	8.9%
3 Premier Parking Service, LLC	MO, TN, TX	422,459	7.7%	13.3%
4 Interstate Parking Company of Minnesota LLC	MN, WI	319,182	5.9%	7.4%
5 Air Garage, Inc.	KY, OH, WV	109,836	2.0%	0.5%
6 St. Louis Parking Company	MO	88,004	1.6%	0.8%
7 Denison Parking Inc.	IN	77,101	1.4%	3.9%
8 TNSH Landlord, LLC	WI	43,580	0.8%	1.3%
9 Best Parking	TN	37,563	0.7%	1.2%
10 Reef Global Inc.	FL	36,129	0.7%	0.4%
TOTAL		5,392,551	98.9%	96.9%

(1)	Square feet pursuant to existing leases as of June 30, 2022.

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The following table sets forth our concentration in 23 MSAs as of June 30, 2022:

Source: S&P Capital IQ. Population and Household Income (HHI) averages are weighted by the number of total spaces.

Competition

We have significant competition with respect to the acquisition of real property. Competitors include other REITs, owners and operators of parking facilities, private investment funds, hedge funds and other investors, many of which have significantly greater resources than us. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments, our returns will be lower and the value of assets may not increase or may decrease significantly below the amount paid for such assets.

Our parking facilities face, and any parking facilities we may acquire or invest in will face, intense competition, which may adversely affect parking and rental income. The relatively low cost of entry has led to a strongly competitive, fragmented market consisting of competitors ranging from single-facility operators to large regional and national multi-facility operators, including several public companies. In addition, our parking facilities compete with building owners that provide on-site paid parking. Certain of our competitors have more experience in owning and operating parking facilities. Moreover, some of the competitors will have greater capital resources, greater cash reserves, less demanding rules governing distributions to shareholders and a greater ability to borrow funds. Competition for investments may reduce the number of suitable investment opportunities available, may increase acquisition costs and may reduce demand for parking facilities, all of which may adversely affect operating results.

We will compete with numerous other persons or entities seeking to attract tenants to parking facilities we acquire. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions.

Environmental, Social and Governance

We consider environmental, social and governance, or ESG, issues to be important considerations that influence our business and investment returns over time. We believe that by incorporating ESG attributes into our investment analysis, we have a more complete assessment of the risks associated with each investment.

We expect our asset management team to consider ESG factors such as climate change, natural resource sustainability, pollution and waste, human capital, product safety, social opportunity, corporate governance, and ethics, along with a range of other potential factors, to assess the expected performance risk of our investments over

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time. We have implemented several ESG-related initiatives that we believe will improve the long-term performance of our business. These may include, but are not limited to:

•	A responsible use of energy, including renewable sources or LED-lighting;

•	Supporting the adoption of electrified vehicles;

•	Promoting the long-lived nature of our assets through weather protection and maintenance;

•	Responsible use of environmentally-friendly products to maintain the appearance of our assets;

•	Ensuring that the members of our board of trustees and management team, including our asset management team, are made up of individuals with diverse backgrounds and experiences (we expect that, effective as of the date of the Form S-4 of which this proxy statement/prospectus forms a part, the members of our board of trustees will be comprised of approximately 50.0% underrepresented minorities, 33.3% women and 16.7% LGBTQ+); and

•	Alignment of long-term performance based compensation for our executives with our investors.

To ensure that the material risk considerations are incorporated into our strategy, we regularly review our performance against ESG best practices.

Environmental Matters

Ownership of real estate is subject to risks associated with environmental hazards. We may be liable for environmental hazards at, or migrating from, our properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. Various federal and state laws impose liabilities upon property owners, including us, for environmental damages arising at, or migrating from, owned properties, and we may be liable for the costs of environmental investigation and clean up at, or near, our properties. As an owner or previous owner of properties, we also may be liable to pay damages to government agencies or third parties for costs and damages they incur arising from environmental hazards at, or migrating from, our properties. The costs and damages that may arise from environmental hazards are often difficult to project and may be substantial. For more information regarding environmental matters, see “Risk Factors—General Risks “Our investments in real estate will be subject to the risks typically associated with real estate” and “Risk Factors—General Risks—Our costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high” in this proxy statement/prospectus.

Legal Proceedings

The nature of our business exposes our properties, us, the Operating Partnership and our other subsidiaries to the risk of claims and litigation in the normal course of business. Other than routine litigation arising out of the ordinary course of business, we are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us.

Insurance

Many of our leases for our properties provide that our tenants are responsible for the costs of insurance for the properties we lease to them, including for garage liability or commercial general liability, garage keeper’s legal liability, personal property and worker’s compensation. Our tenants generally are responsible for purchasing and maintaining such insurance directly and listing us as an insured party; however, if our tenants fail to do so, we have the right to purchase and maintain such insurance for the properties we lease to them and our tenants must reimburse us for the costs of maintaining such insurance. In the opinion of management, all of our properties are adequately covered by insurance.

Other Matters

Legislative and regulatory developments may occur at the federal, state and local levels that have direct or indirect impact on the ownership, leasing and operation of our properties. We may need to make expenditures due to changes in federal, state or local laws and regulations, or the application of these laws and regulations to us or our properties, including zoning regulations, land use controls, environmental controls relating to air and water quality,

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noise pollution and indirect environmental impacts such as increased motor vehicle activity. Under some of our leases, some of these costs are required to be paid or reimbursed to us by our tenants. We intend to obtain all permits and approvals necessary under current law to operate our properties.

Human Capital

MIC had 18 employees as of June 30, 2022. Employee levels are managed to align with the pace of business and management believes it has sufficient human capital to operate its business successfully.

Our key human capital management objectives are to attract, recruit, hire, develop and promote a deep and diverse bench of talent that translates into a strong and successful workforce.

Structure and Formation of Our Company

MIT was formed on March 7, 2022 to focus on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States.

MIC, formerly known as The Parking REIT, Inc. and as MVP REIT II, Inc., is a Maryland corporation formed on May 4, 2015. MIC owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership. As of the date of this proxy statement/prospectus, MIC is the sole general partner of the Operating Partnership, and Color Up and HS3, and each of Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson, individually, are the limited partners of the Operating Partnership. In connection with the Merger, we understand that Color Up will be dissolved and its interests in the Operating Partnership will be distributed to the Color Up Members. We understand that the Color Up Members will each further distribute the interests received by them to their respective members or partners and that the final direct holders of the interests will become limited partners of the Operating Partnership. The Partnership Agreement provides that the Operating Partnership is operated in a manner to ensure that the Operating Partnership is not classified as a “publicly traded partnership” for purposes of Section 7704 of IRC, which classification could result in the Operating Partnership being taxed as a corporation.

MIC elected to be taxed as a REIT for federal income tax purposes and operated in a manner that allowed it to qualify as a REIT for federal income tax purposes through its taxable year ended December 31, 2019. As a consequence of lease modifications entered into during the COVID-19 pandemic, MIC earned income from a number of distressed tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, MIC was not in compliance with the annual REIT income tests for its taxable year ended December 31, 2020. Accordingly, MIC did not qualify as a REIT in 2020 and has been taxed as a C corporation beginning with its taxable year ended December 31, 2020. If MIT were considered a “successor” to MIC under the IRC and applicable Treasury Regulations, MIT may be ineligible to elect or otherwise qualify for REIT status until its 2025 taxable year or later. While MIT believes that it will not be considered a “successor” to MIC for purposes of such provisions, circumstances outside of MIT’s control could cause MIT to be treated as a “successor” in the future. For example, MIT has computed that if the MIT IPO raises $        million at $        per share, then the MIT common share price would have to fall below approximately $        per common share before MIT would be in jeopardy of becoming MIC’s “successor”. Neither MIT nor its counsel can predict or control the subsequent trading price of the MIT common shares, and thus to this extent MIT’s initial eligibility or continued eligibility for REIT status is beyond MIT’s control. See “Material Federal Income Tax Considerations—REIT Qualification Requirements”.

Upon consummation of the MIT IPO and the Merger, MIT will continue the business and operations of MIC and will become the general partner of the Operating Partnership. As such, MIT will use an UPREIT structure to enable it to acquire real property in exchange for limited partnership interests in the Operating Partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to MIT in exchange for MIT common shares or cash.

Our Offices

Our principal executive offices are located at 30 W. 4th Street, Cincinnati, Ohio 45202, and our telephone number is (513) 834-5110. We maintain a website at www.mobileit.com. The information contained on our website or that can be accessed through our website neither constitutes part of this proxy statement/prospectus or the Form S-4 of which it forms a part nor is it incorporated by reference herein or therein.

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INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of MIT’s policies with respect to investments, financing and certain other activities. These policies may be amended and revised from time to time at the discretion of the MIT board of trustees without notice to or a vote of MIT shareholders. Throughout the below section unless otherwise indicated or the context otherwise requires, references to “we”, “our”, “us” or “the Company” refer to MIT as the surviving entity resulting from the Merger, together with its consolidated subsidiaries, after giving effect to the Merger. MIT currently does not conduct any business.

Investment Policies

Investments in Real Estate Assets or Interests in Real Estate Assets

We own parking facilities, including parking lots, parking garages and other parking structures throughout the United States. We conduct all of our investment activities through the Operating Partnership and its subsidiaries. Our overall investment objectives are to preserve capital, generate current income and explore strategic alternatives to provide liquidity to shareholders.

Our investment strategy has historically focused primarily on acquiring, owning and leasing parking facilities to third-party operators, including parking lots, parking garages and other parking structures throughout the United States. We have historically focused primarily on investing in income-producing parking lots and garages with air rights in MSAs. In building our current portfolio, we will seek geographically diverse investments that address multiple key demand drivers and demonstrate consistent consumer use, that are expected to generate cash flows and provide greater predictability during periods of economic uncertainty. Such targeted investments include, but are not limited to, parking facilities near one or more of the following key demand drivers:

•	Commerce

•	Events and venues

•	Government and institutions

•	Hospitality

•	Multifamily central business districts

We target parking facilities that are near multiple key demand drivers so as not to be solely reliant on a single source of income. Parking garages in downtown cores constitute a large portion of our parking facilities as they serve multiple key demand drivers.

We are focused on acquiring properties that are expected to generate cash flow, located in populated metropolitan areas and expected to produce income within 12 months of the properties’ acquisition.

In the event of a future acquisition of properties, we would expect the foregoing criteria to serve as guidelines; however, management and our board of trustees may vary from these guidelines to acquire properties which they believe represent value or growth opportunities.

Moreover, we believe the REIT industry is evolving, with more REITs moving towards specializing in particular types of properties or property locations rather than building a diversified portfolio of a variety of property types and locations. As a result, we believe that focusing our portfolio on parking facilities enhances shareholder value through specialization that distinguishes us from other REITs in the marketplace.

For a discussion of our portfolio and our business and our investment strategy and criteria, see “Description of MIT’s and MIC’s Businesses” beginning on page 130 of this proxy statement/prospectus.

We expect to pursue our investment objectives through the ownership of properties by our subsidiaries but may also make investments in other entities, including joint ventures. We anticipate that future investment activity will be focused primarily in the United States but will not be limited to any geographic area. We intend to engage in such future investment activities in a manner that is consistent with requirements applicable to REITs for federal income tax purposes. Provided we comply with these requirements, however, there are no limitations on the percentage of our assets that may be invested in any one real estate asset or leased to any particular tenant. We anticipate that our real estate investments will continue to be in a relatively concentrated number of tenants.

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Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring properties, or a combination of these methods. Any such financing or indebtedness will have priority over our equity interest in such property. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our board of trustees may change our acquisition and investment policies at any time without a vote of, or advance notice to, our shareholders, in which case shareholders may only be notified in our periodic or current reports filed pursuant to the Exchange Act after such changes have occurred. We may in the future adopt policies with respect to investments in real estate mortgages or securities of other entities engaged in real estate activities. We may in the future consider the possibility of entering into mergers, strategic combinations or joint ventures with other companies.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in real property. We may also enter into joint ventures for the development or improvement of such property. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of trustees considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint ventures we enter into, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•	Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Dispositions

The period that we will hold our investments in real property will vary depending on the type of asset, interest rates and other factors. We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our shareholders. The determination of whether a particular real estate asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered when disposing of an investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

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•	opportunity to pursue a more attractive investment in real property;

•	liquidity benefits with respect to sufficient funds for the share repurchase program; and

•	other factors that determine that the sale of the investment is in our best interests.

Borrowing Policy

We do not have a formal policy limiting the amount of debt we may incur and our board of trustees has broad authority to approve our incurrence of debt. We intend to employ borrowings in order to provide more funds available for investment. We are committed to achieving and subsequently maintaining a conservative long-term net debt to Adjusted EBITDA ratio target of              . However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We will use our best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

We may re-evaluate and change our debt strategy and policies in the future without a shareholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements, and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Other Policies

We may make investments other than as previously described. We may offer common shares or other equity or debt securities, including partnership interests in the Operating Partnership, in exchange for cash or property and repurchase or otherwise re-acquire common shares or other equity or debt securities, including partnership interests in the Operating Partnership, in exchange for cash or property. We may issue preferred shares from time to time, in one or more classes or series, as authorized by our board of trustees without the need for shareholder approval. See “Description of MIT Shares of Beneficial Interest” beginning on page 60 of this proxy statement/prospectus. At all times, we intend to make investments in a manner consistent with the REIT requirements of the IRC unless, because of business circumstances or changes in the IRC (or the Treasury Regulations promulgated thereunder), our board of trustees determines that it is no longer in our best interests for us to qualify for taxation as a REIT. We intend to make investments in such a way that we will not be treated as an “investment company” under the Investment Company Act. Our policies with respect to such activities may be reviewed and modified from time to time by our board of trustees without notice to, or the vote of, our shareholders.

Upon the completion of the MIT IPO, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the SEC. We will furnish our shareholders with annual reports containing financial statements audited by our independent registered public accounting firm and with quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

We have not engaged in trading, underwriting or agency distribution or sale of securities other than with respect to the Operating Partnership and do not intend to do so.

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MANAGEMENT OF THE COMBINED COMPANY

Throughout the below section unless otherwise indicated or the context otherwise requires, references to “we”, “our”, “us” or “the Company” refer to MIT.

Trustees and Executive Officers of the Combined Company

Pursuant to the Merger Agreement, the MIT declaration of trust and the MIT bylaws, as in effect at the Effective Time, will be the declaration of trust and the bylaws of the combined company following the Merger, until thereafter amended in accordance with applicable law and the applicable provisions thereof. The trustees and officers of MIT immediately prior to the Effective Time will continue to be the trustees and officers of the combined company immediately after the Effective Time, each to serve until the earlier of his or her resignation or removal or the due election and qualification of his or her successor, in each case in accordance with the MIT declaration of trust and the MIT bylaws.

The following sets forth certain information, as of          , 2022, concerning the persons who have agreed to serve as executive officers and trustees of MIT, as the surviving entity resulting from the Merger, effective prior to the MIT IPO.

Name	Age	Position
Manuel Chavez III	45	Chief Executive Officer and Trustee
Stephanie Hogue	43	President, Chief Financial Officer, Treasurer, Secretary and Trustee
Jeffrey B. Osher	45	Independent Trustee
Lorrence T. Kellar	84	Independent Trustee
Danica Holley	49	Independent Trustee
Damon Jones	46	Independent Trustee
		Independent Trustee

The following is a biographical summary of the experience of our trustees and executive officers:

Manuel Chavez has been our Chief Executive Officer and one of our trustees since our formation. Mr. Chavez has also served as chief executive officer and chairman of the MIC board of directors since August 2021. Mr. Chavez is and has been the chief executive officer and founder of Bombe since 2017. Mr. Chavez is also chief executive officer and a manager of Color Up. Prior to founding Bombe, Mr. Chavez served as chief executive officer and president of PCA, a provider of parking management services, and held various positions of increasing responsibility at PCA from 1999 to 2017. Mr. Chavez currently holds positions with The Port of Greater Cincinnati Development Authority, a community and economic development agency, the Cincinnati State Technical and Community College, a public technical and community college in Cincinnati, Ohio, the Cincinnati Art Museum, an art museum partially funded by the Ohio Arts Council, and the Cincinnati Regional Business Committee, an organization focused on effecting change in the greater Cincinnati community, leveraging the unique assets, leadership and collective resources of business executives to have long-term positive impact for sustainable growth and regional prosperity.

Mr. Chavez was selected to serve as a trustee of the Company because of his significant real estate experience and expansive knowledge of the real estate industry, and his relationships with chief executives and other senior management at numerous real estate companies. Based on the foregoing, our board of trustees believes that Mr. Chavez will bring a unique and valuable perspective to our board of trustees.

Stephanie Hogue has been our President, Chief Financial Officer, Treasurer and Secretary and one of our trustees since our formation. Ms. Hogue has also served as MIC’s president and a member of the MIC board of directors since August 2021, secretary since October 2021, interim chief financial officer from November 2021 to August 2022 and chief financial officer since August 2022. Ms. Hogue has been managing partner of Bombe since 2020. From 2017 to 2020, Ms. Hogue was managing director and New York branch manager at PricewaterhouseCoopers Corporate Finance LLC, a firm specializing in advising domestic and international clients on global divestures and acquisitions, and from 2010 to 2017, Ms. Hogue was a director at PricewaterhouseCoopers Corporate Finance LLC. Ms. Hogue is also a manager of Color Up. Ms. Hogue currently serves on the board of governors of Public Media Connect, Inc., a non-profit organization that owns southwest Ohio’s largest Public Broadcasting Service member television stations, and is a director of the Indian Hill Club, a private golf club and for other athletic activities and social events.

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Ms. Hogue was selected to serve as a trustee of the Company because of her significant experience in finance, capital markets and investing in infrastructure and real estate assets.

Jeffrey B. Osher has served as a member of the MIC board of directors since August 2021. Mr. Osher founded No Street Capital LLC, an investment management firm, in 2018. Prior to founding No Street Capital, LLC, Mr. Osher served as a portfolio manager at Harvest Capital Strategies, LLC, an SEC-registered investment advisor, from 2005 to 2018, and as an analyst from 2002 to 2005. Prior to his tenure at Harvest Capital Strategies, LLC, Mr. Osher was an analyst at The Dowd Company, an investment management firm, where he focused on technology and emerging growth companies. He has served on the board of directors of the Seal Family Foundation, a non-profit organization that raises funds and awareness for special programs in direct support of the Naval Special Warfare families on a local, national and global scale, since 2016. He has also served on the board of directors of Green Dot Corporation since 2020 and was an advisor to the board of directors of Green Dot Corporation, a NYSE-listed financial technology and registered bank holding company, from 2017 to 2020. He is also a manager of Color Up.

Mr. Osher will be one of our Independent Trustees effective prior to the completion of the MIT IPO. Our board of trustees concluded that Mr. Osher is qualified to serve as one of our Independent Trustees based upon, among other things, his significant experience in financial services and investment and his experience as an executive and a public company director, and qualifying as an Independent Trustee in accordance with the requirements of the NYSE and the SEC.

Lorrence T. Kellar has served as a member of the MIC board of directors since August 2021. Mr. Kellar has been a trustee of Acadia Realty Trust, a NYSE-listed real estate investment trust, since November 2003. Mr. Kellar was vice president at Continental Properties, a retail and residential developer, from 2002 until his retirement in 2009, a director of Spar Group, Inc., a global merchandising and marketing services company, from 2003 to 2019 and chairman of Multi-Color Corporation, a global supplier of premium label solutions, from 1995 to 2012. Prior to joining Continental Properties, Mr. Kellar served as vice president of real estate with Kmart Corporation, a nationwide retailer of electronics, toys, clothing, bedding, furniture and home decor, for six years and served with The Kroger Co., the United States’ largest supermarket company, for 31 years where his final position was group vice president of finance and real estate. Mr. Kellar currently serves as an emeritus trustee of Public Media Connect, Inc. a non-profit organization that owns southwest Ohio’s largest Public Broadcasting Service member television stations and an emeritus trustee of the Cincinnati Ballet.

Mr. Kellar will be one of our Independent Trustees effective prior to the completion of the MIT IPO. Our board of trustees concluded that Mr. Kellar is qualified to serve as one of our Independent Trustees based upon, among other things, his significant management and public company experience, including in the real estate industry and as a public company executive and director and member of MIC’s audit committee, and qualifying as an Independent Trustee in accordance with the requirements of the NYSE and the SEC.

Danica Holley has served as a member of the MIC board of directors since August 2021. Ms. Holley has served as the chief operating officer of Global Medical REIT Inc., a net-lease medical office real estate investment trust, since March 2016. Ms. Holley has served on the board of directors of Theralink Technologies, Inc, an OTC-traded proteomics-based, precision medicine company with a CLIA-certified laboratory, targeting multiple areas of oncology and drug development, since May 2022. Ms. Holley’s business development and management experience spans more than 18 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business rollouts and start-ups. As executive director for Safe Blood International Foundation, a non-profit organization assisting developing nations to achieve a safe and adequate blood supply free of transfusion transmissible infection, since April 2008, she oversaw national health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley has held management positions as director of strategy, corporate business development for WorldSpace, Inc., a provider of satellite radio broadcasting services and content, from 1997 to 2000, director of marketing for corporate and business at ISI Professional Services, a Service-Disabled Veteran-Owned Small Business offering consulting services, from 2000 to 2001 and director of administration at Tanzus Development, an international trade firm, from 1996 to 1997 and SK&I Architectural Design Group, LLC, a company providing design and services for residential and mixed-use projects, from 2003 to 2007.

Ms. Holley will be one of our Independent Trustees effective prior to the completion of the MIT IPO. Our board of trustees concluded that Ms. Holley is qualified to serve as one of our Independent Trustees based upon, among other things, her significant business development and management experience, including as an executive

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officer at a publicly-traded REIT that has had a similar growth trajectory to the Company, and qualifying as an Independent Trustee in accordance with the requirements of the NYSE and the SEC.

Damon Jones has served as a member of the MIC board of directors since August 2021. Mr. Jones has served as the chief communications officer of The Procter & Gamble Company, a global provider of branded products, or P&G, since April 2020. He served as vice president, global communications & advocacy at P&G from July 2018 to April 2020, and prior to that, as director, global company communications from August 2015 to June 2018. Prior to that, Mr. Jones held various other positions with increasing responsibility at P&G since 1997.

Mr. Jones will be one of our Independent Trustees effective prior to the completion of the MIT IPO. Our board of trustees concluded that Mr. Jones is qualified to serve as one of our Independent Trustees based upon, among other things, his significant communications experience and his experience as a public company executive, and qualifying as an Independent Trustee in accordance with the requirements of the NYSE and the SEC.

Family Relationships

There are no family relationships among any of the current executive officers and trustees of MIT or MIC, and there are no family relationships among any of the proposed executive officers and trustees of the combined company.

Board of Trustees and Trustee Independence

The MIT board of trustees will be composed of trustees, including Independent Trustees.

Under the corporate governance listing standards of the NYSE, to be considered independent:

•	the MIT board of trustees must affirmatively determine that the trustee has no material relationship with MIT (either directly or as a partner, shareholder or officer of an organization that has a relationship with MIT). To facilitate the trustee independence assessment process, the MIT board of trustees will adopt written Governance Guidelines as described below; and

•	a trustee must not have any other disqualifying relationship set forth in the NYSE Listed Company Manual Section 303A.

Our board of trustees believes that its members collectively have the experience, qualifications, attributes and skills to effectively oversee our management, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues affecting our business, a willingness and ability to devote the necessary time to their duties and a commitment to representing our best interests.

Committees of Our Board of Trustees

Effective prior to the completion of the MIT IPO, our board of trustees will establish an audit committee, a compensation committee, and a nominating and governance committee, each of which will have a written charter. Our audit committee, compensation committee, and nominating and governance committee will be comprised of          ,         and         , who will be Independent Trustees as defined under applicable SEC rules, the NYSE listing standards and each committee’s respective charter.

Audit Committee. Our audit committee will be established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of our audit committee will be to assist our board of trustees in fulfilling its responsibilities for oversight of: (1) our accounting and financial reporting processes; (2) the audits of our financial statements and internal control over financial reporting; (3) our compliance with legal and regulatory requirements; and (4) our internal audit function generally. Under its charter, our audit committee will be directly responsible for the appointment, compensation, retention and oversight, and the evaluation of the qualifications, performance and independence, of our independent auditor and the resolution of disagreements between management and our independent auditor regarding financial reporting. Our independent auditor reports directly to our audit committee.

Each member of our audit committee will be financially literate, knowledgeable and qualified to review financial statements. Our board of trustees has determined that will be our audit committee’s “financial expert” and

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is independent as defined by the rules of the SEC and the NYSE. The determination that is a financial expert was based on:                     .

Compensation Committee. The purpose of our compensation committee will be to discharge directly, or assist our board of trustees in discharging, its responsibilities related to: (1) the evaluation of the performance and compensation of our business and property management services provider, our Chief Executive Officer, our President and Chief Financial Officer and any other executive officer that we may have; (2) the compensation of our trustees; and (3) the approval, evaluation and administration of any of our equity compensation plans.

Nominating and Governance Committee. The principal purposes of our nominating and governance committee will be: (1) to identify individuals qualified to become members of our board of trustees, consistent with criteria approved by our board of trustees, and to recommend candidates to the entire board of trustees for nomination or selection as trustees for each annual meeting of shareholders (or special meeting of shareholders at which trustees are to be elected) or when vacancies occur; (2) to perform certain assessments of our board of trustees and our management; and (3) to develop and recommend to our board of trustees a set of governance guidelines applicable to us. Under its charter, our nominating and governance committee also will be responsible for overseeing the evaluation of our management to the extent not overseen by our compensation committee or another committee of our board of trustees.

The charter of each of our standing committees will provide that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees will be subject to the provisions of the applicable committee’s charter.

Our policy with respect to trustee attendance at our annual meetings of our shareholders can be found in our governance guidelines. Our policy with respect to hedging transactions can be found in our insider trading policies and procedures. The forms of our governance guidelines and the charters of our audit, compensation and nominating and governance committees, as well as our code of business conduct and ethics, insider trading policies and procedures, audit and non-audit services approval policy and our procedures for handling concerns or complaints about accounting, internal accounting controls or auditing matters, that will be in effect effective prior to the completion of the MIT IPO, will be posted on our website at www.mobileit.com following such time and also may be obtained free of charge by writing to Secretary, c/o Mobile Infrastructure Trust, 30 W. 4th Street, Cincinnati, Ohio 45202.

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MIT EXECUTIVE OFFICER AND TRUSTEE COMPENSATION

For purposes of this section, unless otherwise indicated, references to “we”,“our” and “us” mean only MIT, and not MIC. MIT has not historically maintained an executive officer or trustee compensation program; therefore, the summaries below will focus on the compensation policies and programs that we expect to put in place on a go-forward basis following the MIT IPO and the Merger.

Compensation Philosophy

We have not paid any cash or equity compensation to our executive officers or trustees since our formation and do not expect to pay any such compensation prior to the completion of the MIT IPO and the Merger.

Following the completion of the MIT IPO and the Merger, we expect to pay our executive officers a base salary to compensate them for services rendered to us. The base salary payable to each executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Our executive officers, Manuel Chavez III and Stephanie Hogue, who are also currently executive officers and employees of MIC, entered into employment agreements with MIC with respect to their employment with MIC on August 25, 2021, which were amended on August 23, 2022 as further described below, or collectively, as amended, the MIC Employment Agreements, setting forth their base salaries, among other things, as further discussed below. We will assume the MIC Employment Agreements in the Merger.

Any annual bonus or incentive pay for our executive officers will be discretionary and determined by the compensation committee for our Chief Executive Officer, our President and Chief Financial Officer and any other executive officer with appropriate input from the Chief Executive Officer or the President and Chief Financial Officer, as applicable. Maximums for target incentive award amounts are set forth in the MIC Employment Agreements with respect to Mr. Chavez and Ms. Hogue, as detailed below.

Retirement Plans and Health and Welfare Benefits

Following the completion of the MIT IPO and the Merger, our executive officers will be eligible to participate in the health insurance, life insurance, disability benefits, other welfare programs and retirement plans that will be provided generally to our employees.

2022 Incentive Award Plan

Effective prior to the completion of the MIT IPO, our board of trustees will adopt the Mobile Infrastructure Trust and Mobile Infra Operating Partnership., L.P. 2022 Incentive Award Plan, or the 2022 Plan, under which we expect to grant equity incentive awards to eligible employees, consultants, trustees and other service providers in order to motivate, attract and retain the services of those individuals upon whose judgment, interest and special effort the successful conduct of our and the Operating Partnership’s operation is largely dependent.

The following is a brief summary and discussion of the material terms of the 2022 Plan:

Eligibility and Administration. Employees, consultants and trustees of us, the Operating Partnership and our respective subsidiaries will be eligible to receive awards under the 2022 Plan. The 2022 Plan will be administered by our compensation committee, which may delegate its duties and responsibilities to another committee or subcommittee of our board of trustees, subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. Our board of trustees will administer the 2022 Plan with respect to awards to non-employee trustees. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2022 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2022 Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available. The aggregate number of MIT common shares that are available for issuance under awards granted pursuant to the 2022 Plan is ; however, unless and until the MIT Class B common shares have automatically converted into MIT common shares pursuant to the terms of the MIT declaration of trust, awards granted pursuant to the 2022 Plan shall consist of MIT Class B common shares and/or MIT common shares, or, together, the REIT Shares, which shares may be authorized but unissued shares, or shares purchased in the

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open market. If an award under the 2022 Plan is forfeited, canceled, expires or otherwise terminated for any reason (without having been exercised or payment having been made in respect to the entire award), then any REIT Shares subject to such award may, to the extent of such forfeiture, cancellation, expiration or termination, be used again for new grants under the 2022 Plan, and to the extent permitted under IRC Section 422 and the regulations promulgated thereunder, the REIT Shares may be issued as incentive stock options. However, the following shares may not be added to the REIT Shares authorized for grant under the 2022 Plan: (i) shares tendered or held back upon exercise of an option or settlement of an option, share appreciation right, or SAR, or other award to cover the exercise price or tax withholding, (ii) shares subject to a SAR that are not issued in connection with the share settlement of the SAR upon its exercise, and (iii) shares repurchased by us using option exercise proceeds.

Awards granted under the 2022 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the REIT Shares authorized for grant under the 2022 Plan. There is no maximum number of REIT Shares that may be subject to one or more awards granted to any one participant pursuant to the 2022 Plan in any calendar year; however the sum of any cash compensation and the grant date fair value of all awards granted under the 2022 Plan to non-employee trustees during any calendar year will not exceed $        ..

Awards. The 2022 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted shares, dividend equivalent awards, share payment awards, restricted share units, or RSUs, performance shares, other incentive awards, profits interest units (including Performance Units and LTIP Units) and SARs. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2022 Plan. Certain awards under the 2022 Plan may constitute or provide for a deferral of compensation, subject to IRC Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards will generally be settled in REIT Shares, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•	Stock Options. Stock options provide for the purchase of REIT Shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other IRC requirements are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•	Share Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the REIT Shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

•	Restricted Shares, RSUs and Performance Shares. Restricted shares are an award of nontransferable REIT Shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver the REIT Shares in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the REIT Shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of REIT Shares in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

•	Share Payments, Other Incentive Awards and Profits Interest Units. Share payments are awards of fully vested REIT Shares that may, but need not, be made in lieu of base salary, bonus, fees or other cash

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compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from the REIT Shares or value metrics related to the REIT Shares, and may remain forfeitable unless and until specified conditions are met. Profits interest units are awards of units of the Operating Partnership intended to constitute “profits interests” within the meaning of the relevant Revenue Procedure guidance, which may ultimately be convertible into REIT Shares.

•	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on REIT Shares and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

•	Performance Share Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals as determined by the plan administrator.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the 2022 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our REIT Shares, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2022 Plan and outstanding awards. In the event of a change in control of us (as defined in the 2022 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity refuses to assume or substitute for all or some outstanding awards, then, in the discretion of our board of trustees, all such awards will vest in full and be deemed exercised (as applicable) upon the closing of the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Transferability and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2022 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the plan administrator may, in its discretion, accept cash or check, our common shares that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

2022 Plan Amendment and Termination. Our board of trustees may amend or terminate the 2022 Plan at any time; however, except in connection with certain changes in our capital structure, shareholder approval will be required for any amendment that increases the number of REIT Shares available under the 2022 Plan or the limit of REIT Shares to be issued to non-employee trustees, “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the 2022 Plan after the tenth anniversary of the date on which our board of trustees adopts the 2022 Plan.

MIC Executive Officer Employment Agreements

As noted above, upon the completion of the MIT IPO and the Merger, we will assume MIC’s rights and responsibilities under the MIC Employment Agreements with Mr. Chavez and Ms. Hogue. MIC’s compensation committee retained an independent compensation consultant to assist in determining Mr. Chavez’s and Ms. Hogue’s compensation packages under the MIC Employment Agreements.

The following is a brief summary and discussion of the terms of the MIC Employment Agreements:

Term. Each of the MIC Employment Agreements provides for a three-year initial term that commenced on August 25, 2021 and ends on the third anniversary of such date. Thereafter, the employment term extends automatically for successive one-year periods unless either we or the executive provides notice of non-renewal to the other party at least ninety (90) days before the end of the then-existing term.

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Duties. The MIC Employment Agreements provide that Mr. Chavez and Ms. Hogue will each perform duties and provide services to us that are customarily associated with the duties, authorities and responsibilities of persons in similar positions as well as such other duties as may be assigned from time to time. The MIC Employment Agreements also provide that they will devote substantially all of their business time and attention to our business and affairs, except that the executives may engage in certain outside activities that do not materially interfere with the performance of their duties.

Compensation. The MIC Employment Agreements provide that Mr. Chavez and Ms. Hogue will receive an annual initial base salary of $600,000 and $450,000, respectively. Mr. Chavez and Ms. Hogue will be eligible to receive a target annual bonus of not more than 33.33% of their base salary, and each will be eligible to receive an annual target equity award of not more than $1,000,000 and $600,000, respectively, in restricted shares. Each annual target equity award shall vest equally in annual installments over a three-year period. The amounts and conditions for the payment and any additional vesting (as applicable) of each target annual bonus award and each annual target equity award will be determined by our compensation committee. Mr. Chavez and Ms. Hogue have the right to elect to receive their base salary and their target annual bonus payments in the form of restricted shares. Each of Mr. Chavez and Ms. Hogue are eligible to participate in employee benefit programs made available to our employees from time to time and to receive certain other perquisites, each as set forth in their respective MIC Employment Agreements. In addition, pursuant to the MIC Employment Agreements, Mr. Chavez and Ms. Hogue were entitled to receive a number of restricted shares of MIC common stock equal to $2,000,000 and $1,200,000, respectively, divided by the Fair Market Value (as defined in the MIC Employment Agreements) of such shares, which shares shall vest only upon the occurrence of a Liquidity Event (as defined in the MIC Employment Agreements as an initial public offering and/or listing of MIC’s common stock on the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE, each, a Trading Market), within three years of the effective date of the MIC Employment Agreements, provided that Mr. Chavez and Ms. Hogue, respectively, remain employed with us on the date of the Liquidity Event, unless such officer is terminated by us without cause or resigns for good reason (each as defined in the applicable MIC Agreement) within 180 days of a Liquidity Event. For so long as the MIC common stock is not listed on a national securities exchange, established securities exchange, national market system or automated quotation system, Fair Market Value shall be equal to the estimated NAV per share of MIC common stock as approved by the MIC board of directors prior to such date, which, as of August 23, 2022 was $11.75. On August 23, 2022, Mr. Chavez and Ms. Hogue were awarded 170,213 and 102,128 LTIP Units, respectively, subject to the vesting as described in the preceding sentence and other terms and conditions set forth in the applicable LTIP Unit agreement, in lieu and full satisfaction of MIC’s obligation to issue to them restricted shares of MIC common stock under the MIC Employment Agreements. Once vested, each LTIP Unit is convertible at the option of the holder into an OP Unit subject to the holding period set forth in the Partnership Agreement. OP Units are redeemable for shares of MIC common stock, on a one-for-one basis, or cash at MIC’s option, pursuant and subject to the terms and provisions of the Partnership Agreement. The consummation of the MIT IPO will constitute a Liquidity Event under these agreements and we will assume these grants and the related LTIP Unit agreements in connection with the Merger.

Severance Payments. The MIC Employment Agreements provide that, subject to the execution of a release and other conditions set forth in the MIC Employment Agreements, upon a Qualifying Termination (generally defined in the MIC Employment Agreements as a termination without cause, or a non-renewal of the MIC Employment Agreements by us), the executives will be entitled to severance based on a multiple of the total of the sum of each executive’s then-current annual base salary (disregarding any salary reduction constituting a “good reason” termination by us) and the amount of the Target Bonus Amount (as defined in the MIC Employment Agreements) for our most recently completed fiscal year prior to termination (referred to herein as “base severance amount”). If the Qualifying Termination results from the death or disability of the executive, the executive will be entitled to severance equal to one times (1x) their base severance amount. If the Qualifying Termination results from the executive being terminated by us without “cause” (as defined in the MIC Employment Agreements), the executive quitting for “good reason” (as defined in the MIC Employment Agreements) or we elect not to renew the term of the MIC Employment Agreements, then the executive will be entitled to severance equal to two times (2x) their base severance amount. In the event that any Qualifying Termination occurs on or within twelve (12) months after a change in control of us, the executives will be entitled to severance equal to three times (3x) their base severance amount.

Upon termination where severance is due and payable, the MIC Employment Agreements also provide that Mr. Chavez and Ms. Hogue will be entitled to receive (i) unpaid base salary earned through the termination date; (ii) any restricted shares that have vested as of the termination date; (iii) all other equity-based awards held by him or her, to the extent subject to time-based vesting, will vest in full at the termination date; (iv) health

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insurance coverage, including through COBRA, for an 18 month period following the termination date; and (v) reimbursements of unpaid business expenses.

Non-Competition, Non-Solicitation and Confidentiality. The MIC Employment Agreements provide that for a two-year period following the termination of his or her employment with us, Mr. Chavez and Ms. Hogue, as applicable, will not solicit our employees or consultants or any of our customers, vendors or other parties doing business with us. Pursuant to the MIC Employment Agreements, each of Mr. Chavez and Ms. Hogue has agreed not to compete with us for a period of two years following the termination of their employment with us. Each MIC Employment Agreement also contains covenants relating to the treatment of confidential information, company property and certain other matters. The MIC Employment Agreements also contain a non-disparagement covenant.

Amendment to Executive Employment Agreements. On August 23, 2022, MIC entered into amendments to the MIC Employment Agreements with each of Mr. Chavez and Ms. Hogue, pursuant to which, among other things, each of Mr. Chavez and Ms. Hogue acknowledged that: (i) MIC’s grant of LTIP Units to each of Mr. Chavez and Ms. Hogue is in lieu and full satisfaction of MIC’s obligation to issue to them restricted shares of common stock of the Company as set forth therein; (ii) the compensation committee of the MIC board of directors has the discretion to award any compensation pursuant to the MIC Employment Agreements in shares of MIC common stock or in limited partnership units of the Operating Partnership; and (iii) the Merger will not constitute a Change in Control (as defined in the MIC Employment Agreements).

MIC Executive Officer Performance Awards

On May 27, 2022, the compensation committee of the MIC board of directors and the MIC board of directors each approved performance-based equity awards, or the Performance Awards, to each of Mr. Chavez and Ms. Hogue.

In approving the Performance Awards, the compensation committee of the MIC board of directors and the MIC board of directors recognized MIC’s interest in rewarding, incentivizing and retaining Mr. Chavez and Ms. Hogue, through the award of Performance Units, with the goal of creating appropriate incentives for Mr. Chavez and Ms. Hogue to continue to grow the value of MIC over the long-term. The Performance Awards approved by the compensation committee of the MIC board of directors and the MIC board of directors, including the MIC Disinterested Directors, are aligned with the interests of MIC stockholders. The principal objective of the Performance Awards is to link Mr. Chavez’s and Ms. Hogue’s long-term compensation opportunities with significant long-term stockholder value creation.

Pursuant to the performance unit award agreements entered into with respect to the Performance Awards, or the Performance Award Agreements, Mr. Chavez was awarded 937,500 Performance Units and Ms. Hogue was awarded 562,500 Performance Units, which will vest only to the extent that the market price of MIC common stock and MIC’s AFFO per share of MIC common stock achieve specified targets during the performance periods as further described below. Pursuant to the applicable Performance Award Agreement, subject to the continued employment of Mr. Chavez and Ms. Hogue, respectively, fifty percent (50%) of his or her respective Performance Units will vest if the market price of MIC’s common stock is $25.00 per share, based on a 90-day weighted average price, at any time from the date of grant through December 31, 2025. Pursuant to the applicable Performance Award Agreement, subject to the continued employment of Mr. Chavez and Ms. Hogue, respectively, fifty percent (50%) of his or her respective Performance Units will vest if MIC’s AFFO per share of MIC common stock is at least $1.25 for four consecutive quarters prior to the fourth quarter of 2025 and then for an additional four consecutive quarters prior to December 31, 2027. Per share amounts are subject to adjustment, in the discretion of the compensation committee of the MIC board of directors, in the event of any stock split, stock dividend or other similar adjustment to the number of shares of MIC common stock outstanding.

Once vested, the Performance Units are convertible into OP Units after a one-year holding period on a one-for-one basis. OP Units are redeemable for shares of MIC common stock, on a one-for-one basis, or cash at MIC’s option, pursuant and subject to the terms and provisions of the Partnership Agreement.

Upon Mr. Chavez’s or Ms. Hogue’s termination of employment without Cause (as defined in their respective MIC Employment Agreements) and due to death or disability, the Performance Units will continue to be held by Mr. Chavez or Ms. Hogue, or their respective estates or heirs, as applicable, and will otherwise vest, not vest, be forfeited or canceled in accordance with the terms of the applicable Performance Award Agreement.

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We will assume the Performance Awards and related Performance Award Agreements in connection with the Merger.

Compensation of Our Trustees

On May 27, 2022, the compensation committee of the MIC board of directors and the MIC board of directors each approved long-term incentive equity awards, or LTIP Awards, in the form of LTIP Units to each of MIC’s non-employee directors with respect to their accrued but unpaid director compensation fees as disclosed in MIC’s Annual Report on Form 10-K for the year ended December 31, 2021, or the Accrued Director Fees. The compensation committee of the MIC board of directors and the MIC board of directors approved the issuance of LTIP Units in an amount determined based on each such director’s Accrued Director Fees divided by $11.75, which was MIC’s latest NAV per share of MIC common stock determined by the MIC board of directors as of such date. The LTIP Units vest ratably in equal installments on each of the first three anniversaries of the date of grant, with vesting accelerating in the event of death, disability, retirement or a change in control, other than certain transactions whereby voting securities of MIC continue to represent a majority of the combined voting power of the successor entity after the transaction or in which no person or group owns 50% of the combined voting power of the successor entity. We will assume the LTIP Awards in connection with the Merger.

Following the MIT IPO, we will pay each of our Independent Trustees an annual retainer of $                 , payable in LTIP Units, subject to vesting requirements, which shall generally vest ratably in equal installments on each of the first three anniversaries of the date of grant, and which will be pro-rated for any partial year of service. An additional $                 fee will also be paid to the chair of the audit committee and $                 will be paid to the chairs of the compensation committee and nominating and governance committee, each payable in                 LTIP Units, subject to similar vesting requirements. Trustee compensation will be determined by our compensation committee on an annual basis.

All trustees will be reimbursed for travel expenses and for reasonable out of pocket expenses they incur in connection with their attending meetings of our board of trustees. Trustees who are also our employees are not entitled to any compensation for services rendered as a trustee.

Limitation of Liability and Indemnification

Our declaration of trust contains provisions that limit the liability of our trustees and officers to the maximum extent permitted by Maryland law, and under our declaration of trust, our trustees and officers are entitled to indemnification and advancement of expenses to the maximum extent permitted by Maryland law, and we will enter into indemnification agreements with our trustees and officers. We believe that these provisions are necessary to attract and retain qualified persons as trustees and officers. You can find more information about indemnification of our trustees and officers under “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws” in this proxy statement/prospectus.

Compensation in Connection with the Merger

None of MIT’s or MIC’s executive officers, trustees or directors has any arrangement or understanding with either MIT or MIC concerning any type of compensation based solely on the completion of the Merger.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee will be a current or former executive officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or board of trustees or compensation committee of any company that has one or more of its executive officers serving as a member of our board of trustees or compensation committee.

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SELECTED COMBINED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following tables show selected financial data on (1) a historical basis for MIC and (2) on a pro forma basis for MIC giving effect to MIC’s property acquisitions made during 2021. MIT has not presented selected financial data for MIT on a historical basis because MIT has had limited activity since its formation and because MIT and MIT believe that a discussion of the historical financial condition and results of operations of MIT would not be meaningful.

The MIC historical financial data as of and for the years ended December 31, 2021 and 2020 has been derived from MIC’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The MIC historical financial data as of and for the six months ended June 30, 2022 and 2021 has been derived from the condensed unaudited consolidated financial statements included elsewhere in this proxy statement/prospectus. The pro forma historical financial data for the year ended December 31, 2021 has been derived from the pro forma financial statements included elsewhere in this proxy statement/prospectus. The historical and pro forma financial data is not necessarily indicative of results to be expected in future periods.

The following tables should be read together with, and are qualified in their entirety by reference to, the historical consolidated financial statements and the accompanying notes and schedule appearing elsewhere in this proxy statement/prospectus. Among other things, the historical consolidated financial statements include more detailed information regarding the basis of presentation for the information in the following tables. The tables should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The selected financial and pro forma financial information below and the financial statements included in this proxy statement/prospectus do not necessarily reflect what our results of operations, financial position and cash flows would have been if we had operated as a separate company during all periods presented, and, accordingly, this historical and as adjusted information should not be relied upon as an indicator of MIT’s or MIC’s future performance.

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2020 (audited)	2021 (audited)	2021 Pro Forma (unaudited)	2021 (unaudited)	2022 (unaudited)
Revenues
Rental revenue	$15,319,000	$11,970,000	$12,557,000	$6,285,000	$4,173,000
Percentage rent income	448,000	3,988,000	3,988,000	240,000	9,185,000
Management income	827,000	4,466,000	9,504,000	1,004,000	427,000
Total revenues	16,594,000	20,424,000	26,049,000	7,529,000	13,785,000

Operating expenses
Property taxes	4,799,000	5,382,000	7,145,000	2,302,000	3,680,000
Property operating expense	1,496,000	1,583,000	1,770,000	556,000	1,568,000
General and administrative	6,029,000	6,530,000	6,530,000	2,860,000	3,388,000
Professional fees	970,000	2,645,000	2,645,000	1,830,000	1,562,000
Acquisition expenses	3,000	—		—	2,525,000
Impairment of investments in real estate	14,115,000	—		—	—
Depreciation and amortization	5,206,000	5,850,000	7,364,000	2,516,000	3,988,000
Total operating expenses	32,618,000	21,990,000	25,454,000	10,064,000	16,711,000

Other income (expense)
Interest expense	(9,274,000)	(9,536,000)	(10,443,000)	(4,296,000)	(5,707,000)
Gain on sale from investments in real estate	694,000	—		—	—
PPP loan forgiveness	—	348,000	348,000	348,000	328,000
Other Income	151,000	217,000	217,000	—	30,000
Settlement income	370,000	—	—	—	—

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	For the Years Ended December 31,			For the Six Months Ended June 30,
	2020 (audited)	2021 (audited)	2021 Pro Forma (unaudited)	2021 (unaudited)	2022 (unaudited)
Income from or gain on consolidation of DST	34,000	360,000	360,000	—	—
Settlement of deferred management internalization	—	10,040,000	10,040,000	—	—
Transaction expenses	—	(12,224,000)	(12,224,000)	—	—
Total other expense	(8,025,000)	(10,795,000)	(11,702,000)	(3,948,000)	(5,349,000)

Net loss	(24,049,000)	(12,361,000)	(11,107,000)	(6,483,000)	(8,275,000)
Net loss attributable to non-controlling interest	(575,000)	(1,297,000)	(1,297,000)	(10,000)	(4,783,000)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(23,474,000)	$(11,064,000)	$(9,810,000)	$(6,473,000)	$(3,492,000)

Preferred stock distributions declared - Series A	(216,000)	(216,000)	(216,000)	(108,000)	(108,000)
Preferred stock distributions declared - Series 1	(2,784,000)	(2,784,000)	(2,784,000)	(1,392,000)	(1,392,000)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	(26,474,000)	(14,064,000)	(12,810,000)	(7,973,000)	(4,992,000)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to MIC’s stockholders common stockholders - basic and diluted	$(3.62)	$(1.82)	$(1.65)	$(1.03)	$(0.64)
Weighted average common shares outstanding, basic and diluted	7,329,045	7,741,192	7,741,192	7,735,888	7,762,375

	As of December 31,		As of June 30,
	2020 (audited)	2021 (audited)	2021 (unaudited)	2022 (unaudited)
Balance Sheet Information:
Total investments in real estate, net	$278,464,000	$407,575,000	$276,101,000	$422,226,000
Total assets	$293,732,000	$429,147,000	$288,847,000	$439,661,000
Total liabilities	$182,914,000	$223,323,000	$185,868,000	$243,221,000
Total equity	$110,818,000	$205,824,000	$102,979,000	$196,440,000

	Year ended December 31,		Six months ended June 30,
	2020 (audited)	2021 (audited)	2021 (unaudited)	2022 (unaudited)
Cash Flow Information:
Net cash (used in) provided by operating activities	$(6,309,000)	$(20,060,000)	$(2,080,000)	$1,264000
Net cash (used in) provided by investing activities	$1,492,000	$(20,252,000)	—	$(18,874,000)
Net cash provided by financing activities	$1,068,000	$48,967,000	$1,104,000	$14,894,000

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	As of December 31,			As of June 30,
	2020 (audited)	2021 (audited)	2021 Pro Forma (unaudited)	2021 (unaudited)	2022 (unaudited)
Other Information:
Common shares outstanding at end of period	7,727,696	7,762,375	7,762,375	7,739,951	7,762,375
Number of properties at end of period	39	44	44	37	45
Percent leased at end of period	100%	100%	100%	100%	100%
Adjusted EBITDA(1)	$1,386,000	$2,581,000	$6,256,000	$(1,509,000)	$6,900,000
FFO attributable to common shareholders(2)	$(7,884,000)	$(8,230,000)	$(5,462,000)	$(5,475,000)	$(1,232,000)
AFFO attributable to common shareholders(2)	$(8,207,755)	$(6,941,000)	$(4,173,000)	$(6,072,000)	$(483,000)

(1)	Adjusted EBITDA, is a non-GAAP financial measure that MIC calculates as net income (loss) attributable to common shareholders, adjusted for (provision for) / benefit from income taxes, depreciation and amortization, net, interest income (expense), other income (expense), provision of impairment of investment in real estate, settlement of deferred management internalization, transaction expenses, gain from sale of investments in real estate, income from or gain on consolidation of DST, PPP loan forgiveness and share-based expense. MIC believes that Adjusted EBITDA provides useful information to its management team, investors and others in understanding and evaluating its operating results because (1) it is a measure used by its management team for purposes of decision making and for evaluating the performance of its parking facilities, (2) it is a component of the calculation used by some of its lenders to determine compliance with certain debt covenants, (3) it is widely used by the parking industry and by REITs to measure operating performance, as depreciation, amortization and accretion may vary significantly among companies depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved, (4) it provides investors with a meaningful measure for evaluating its period-to-period operating performance by eliminating items which are not operational in nature and (5) it provides investors with a measure for comparing its results of operations to those of different companies by excluding the impact of long-term strategic decisions which can differ significantly from company to company, such as decisions with respect to capital structure, capital investments and the tax jurisdictions in which companies operate. MIC has included Adjusted EBITDA in this proxy statement/prospectus because it is a key measure MIC uses to evaluate its financial and operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, MIC believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as MIC’s management and the MIC board of directors. Adjusted EBITDA should not be considered as an alternative to net income or operating income as an indicator of MIC’s operating performance or as a measure of MIC’s liquidity. This measure should be considered in conjunction with net income and operating income as presented in MIC’s combined statements of comprehensive income. Other real estate companies may calculate Adjusted EBITDA differently than MIC does.

(2)	FFO is a non-GAAP financial measure that MIC calculates on the basis defined by Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization and provision of impairment in real estate, minus gain from sale of investments in real estate as well as certain other adjustments currently not applicable to MIC. MIT considers FFO to be an appropriate supplemental measure of its performance, along with net income and operating income. MIT believes that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO may facilitate a comparison of MIC’s historical operating performance and MIT’s future performance between periods and with other comparable companies. Similarly, AFFO is a non-GAAP financial measure that MIC calculates by deducting recurring capital expenditures, settlement of deferred management internalization, transaction expenses, income from or gain on consolidation of DST, PPP loan forgiveness and straight-line rent from FFO and adding transaction expenses. MIT considers AFFO to be an appropriate supplemental measure of its performance, along with net income and operating income. MIT believes that AFFO provides useful information to investors because (1) it provides investors with a meaningful measure for evaluating period-to-period operating performance by eliminating items which are not operational in nature, including, but not limited to, the effects of recurring capital expenditures and straight-line rent as required to be reported according to GAAP, AFFO may facilitate a comparison of operating performance between periods and (2) it provides investors with a meaningful measure comparing our results of operations to those of different companies by excluding the impact of long-term strategic decisions which can differ significantly from company to company, such as decisions with respect to capital structure, capital investments and the tax jurisdictions in which companies operate. MIT is including FFO and AFFO in this proxy statement/prospectus because FFO and AFFO will be among the factors considered

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by the MIT board of trustees when determining the amount of distributions to MIT shareholders. Other factors may include, but will not be limited to, MIT’s financial condition, results of operations, liquidity, capital requirements, CAD, restrictive covenants in MIT’s financial or other contractual arrangements, economic conditions, requirements in the IRC to qualify for taxation as a REIT and restrictions under Maryland law. FFO and AFFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income or operating income as an indicator of MIT’s operating performance or as a measure of liquidity. These measures should be considered in conjunction with net income and operating income as presented in MIC’s combined statements of comprehensive income. Other real estate companies may calculate FFO and AFFO differently than MIC does.

	Year Ended December 31,			Six Months Ended June 30,
	2020	2021	2021 Pro Forma	2021	2022
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to common shareholders	$(26,474,000)	$(14,064,000)	$(12,810,000)	$(7,973,000)	$(4,992,000)
Plus: interest expense	9,274,000	9,536,000	10,443,000	4,296,000	5,707,000
Plus: depreciation and amortization	5,206,000	5,850,000	7,364,000	2,516,000	3,988,000
EBITDA	$(11,994,000)	$1,322,000	$4,997,000	$(1,161,000)	$4,703,000
Minus: other income (expense), net	(151,000)	(217,000)	(217,000)	—	—
Plus: provision of impairment of investment in real estate	14,115,000	—	—	—	—
Minus: settlement of deferred management internalization	—	(10,040,000)	(10,040,000)	—	—
Plus: transaction expenses	—	12,224,000	12,224,000	—	2,525,000
Minus: gain from sale of investments in real estate	(694,000)	—	—	—	—
Minus: income from or gain on consolidation of DST	(34,000)	(360,000)	(360,000)	—	—
Minus: PPP loan forgiveness	—	(348,000)	(348,000)	(348,000)	(328,000)
Plus: share—based expense	144,000	—	—	—	—
Adjusted EBITDA	$1,386,000	$2,581,000	$6,256,000	$(1,509,000)	$6,900,000

Reconciliation of Net Income to FFO and AFFO:
Net income attributable to common shareholders	$(26,474,000)	$(14,064,000)	$(12,810,000)	$(7,973,000)	$(4,992,000)
Plus: depreciation and amortization of real estate	5,169,000	5,834,000	7,348,000	2,498,000	3,760,000
Plus: provision of impairment of investment in real estate	14,115,000	—	—	—	—
Minus: gain from sale of investments in real estate	(694,000)	—	—	—	—
FFO attributable to common shareholders	$(7,884,000)	$(8,230,000)	$(5,462,000)	$(5,475,000)	$(1,232,000)
Minus: recurring capital expenditures	(217,755)	(321,000)	(321,000)	(330,000)	(477,000)

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	Year Ended December 31,			Six Months Ended June 30,
	2020	2021	2021 Pro Forma	2021	2022
Minus: settlement of deferred management internalization	—	(10,040,000)	(10,040,000)	—	—
Plus: transaction expenses	—	12,224,000	12,224,000	—	2,525,000
Minus: PPP loan forgiveness	—	(348,000)	(348,000)	(348,000)	(328,000)
Minus: income from or gain on consolidation of DST	(34,000)	(360,000)	(360,000)	—	—
Minus: straight line rent	(72,000)	134,000	134,000	81,000	(5,000)
AFFO attributable to common shareholders	$(8,207,755)	$(6,941,000)	$(4,173,000)	$(6,072,000)	$483,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Because MIC owns substantially all of MIT’s historical assets and conducts substantially all of MIT’s operations before the Merger, the following discusses and analyzes the financial condition and results of operations of MIC. Where material, the following discusses and analyzes the as adjusted financial condition and results of operations of MIT described elsewhere in this proxy statement/prospectus. For more information regarding MIT’s historical financial condition and results of operations, you should read the consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” herein. MIT’s actual results could differ materially from the forward-looking statements included herein. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” and elsewhere in this proxy statement/prospectus.

Dollars are in thousands, except share data.

Overview

On September 26, 2022, MIC and MIT entered into the Merger Agreement, pursuant to which we will consummate the Merger. Because MIC owned substantially all of our historical assets and conducted substantially all of our operations before the Merger, the following discusses and analyzes the financial condition and results of operation of MIC. Where material, the following discusses and analyzes the pro forma financial condition and results of operations of MIT described elsewhere in this proxy statement/prospectus. For more information regarding MIT’s historical financial condition and results of operations, as well as the as adjusted information, you should read the consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

We are focused on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. We target both parking garage and surface lot properties primarily in top 50 U.S. MSAs, with proximity to multiple key demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts.

As of June 30, 2022, we owned 45 parking facilities in 23 separate markets throughout the United States, with a total of 15,818 parking spaces and approximately 5.5 million square feet. As of June 30, 2022, we also owned approximately 0.2 million square feet of commercial space adjacent to our parking facilities. We own substantially all of our assets and conduct our operations through the Operating Partnership.

Impact of the COVID-19 Pandemic

The ongoing COVID-19 pandemic has significantly adversely impacted global economic activity, contributing to significant volatility. The return to normalized movement within and between states and cities is relatively uneven among markets and industries, which has impacted the performance of our assets, as many of our properties are located in urban centers, near government buildings, entertainment centers, or hotels. While the employment level in the United States has nearly returned to 2019 levels, many companies continue to deploy a work-from-home or hybrid remote strategy for employees. We anticipate that a hybrid work structure for traditional central business district office workers will be the normalized state going-forward. This has impacted the performance of many of our assets that have office exposure and underscores the importance of a multi-key demand driver strategy in repositioning current and/or acquiring new assets. During 2020 and 2021, many state and local governments restricted public gatherings and implemented social distancing measures, which has, in some cases, eliminated or severely reduced the demand for parking. State governments and other authorities have been increasingly lifting or modifying some of these measures, which will encourage greater movement around and between cities. Should COVID-19 restrictions be reinstated, our rental revenue may continue to be adversely affected by the COVID-19 pandemic and may be further materially adversely affected to the extent that economic conditions result in the elimination of jobs or the migration of jobs from the urban centers where our parking facilities are situated to other locations. In particular, a majority of our property leases call for additional percentage rent, which will be adversely impacted by a decline in the demand for parking. However, we see increasing demand for multi-use assets that have exposure to entertainment and sporting venues or have exposure to driving travel through hotel relationships. As restrictions continue to lift across the United States, we anticipate a return to normal, in particular a return to driving vacations, which may positively impact the longer-term outlook of central business districts.

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In response to the COVID-19 pandemic, we entered into certain lease amendments and new lease agreements with tenants and operators during 2020. Under these lease amendments and agreements, our tenants operated our parking facilities on our behalf and paid their operating expenses from gross parking revenue and were required to remit an agreed upon percentage of the remainder to us instead of base rent payments. Revenues from these properties were recorded as management income, which did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, MIC was not in compliance with the annual REIT income tests for its taxable year ended December 31, 2020. Accordingly, MIC did not qualify as a REIT in 2020 and has been taxed as a C corporation beginning with its taxable year ended December 31, 2020.

In 2021, we began amending certain leases from the structure entered into in 2020 during the COVID-19 pandemic to the New Lease Structure. As of June 30, 2022, 30 of our leases, or 66.7% of our leases, with our tenants are governed under the New Lease Structure as described under “Description of MIT’s and MIC’s Businesses—Our Company”.

Trends and Other Factors Affecting Our Business

Various trends and other factors affect or have affected our operating results, including:

Transactions Contemplated by the Purchase Agreement

Our results of operations and balance sheets may not be comparable between the years ended December 31, 2020 and December 31, 2021 as a result of the transactions contemplated by the Purchase Agreement described elsewhere in this proxy statement/prospectus.

The COVID-19 Pandemic

The COVID-19 pandemic has had, and may continue to have, a material adverse effect on our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations, and its duration and ultimate lasting impact is unknown. Our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations may continue to be negatively impacted as a result of the COVID-19 pandemic and may remain at depressed levels compared to pre-COVID-19 pandemic levels for an extended period.

Our 2020 and 2021 annual financial results were more severely impacted by the COVID-19 pandemic in comparison with the financial results during the first six months of 2022. In response to the COVID-19 pandemic, MIC entered into certain lease amendments and new lease agreements with tenants and operators during 2020. Under these lease amendments and agreements, the tenants operated our parking facilities on our behalf and paid their operating expenses from gross parking revenue and was required to remit an agreed upon percentage of the remainder to us instead of base rent payments. Revenues from these properties were recorded as management income, which did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, MIC was not in compliance with the annual REIT income tests for its taxable year ended December 31, 2020. Accordingly, MIC did not qualify as a REIT in 2020 and has been taxed as a C corporation beginning with its taxable year ended December 31, 2020. As a result of converting these lease amendments and new lease agreements to the New Lease Structure, we did not recognize any management income for the six months ended June 30, 2022 and do not expect to recognize any management income from the New Lease Structure going forward.

While according to the March 2022 NPA Report, consumer parking has not recovered to pre-COVID-19 pandemic levels, some of our parking facilities are performing at or above pre-COVID-19 pandemic levels, such as parking facilities located at or near hotels, sports and entertainment venues and airports. Additionally, in many markets, according to the September 2021 NPA Report, more consumers were driving on average in July and August 2021 compared to January 2020, rather than taking public transportation, which we believe will lead to improved utilization of our parking facilities and improved operating results.

Fuel Prices

Increased fuel prices may adversely affect our operating environment and costs. Fuel prices have a direct impact on the ability and frequency of consumers to engage in activities related to transportation. Increases in the price of fuel may result in higher transportation costs and adversely affect consumer use at our parking garages. Increases

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in fuel costs also can lead to other non-recoverable, direct expense increases to us through, for example, increased costs of energy. Increases in energy costs for our tenants are typically recovered from lessees, although our share of energy costs increases as a result of lower occupancies, and higher operating cost reimbursements impact the ability to increase underlying rents. Rising fuel prices also may increase the cost of construction and the cost of materials that are petroleum-based, thus affecting the development of our existing assets or our tenants’ ongoing development projects.

Our 2020 and 2021 annual financial results and our financial results for the six months ended June 30, 2022 were not impacted by the recent increase in fuel prices in the United States. We cannot predict the extent and duration of the increase in fuel prices or its economic impact. Further, the extent and strength of any economic recovery, and/or when fuel prices decline is uncertain and subject to various factors and conditions. As a result, our results of operations and balance sheets may not be indicative of future operating results or of our future financial condition.

Acquisitions

In addition to generating organic growth in our existing properties through collaboration with tenant operators, we have grown, and expect to continue to grow, by investing in well located parking facilities that benefit from proximity to multiple key demand drivers where we can implement a value-add strategy. Our external growth strategy is to acquire additional parking facilities that we believe will produce rental revenues in excess of our cost of capital used to acquire the parking facilities. We intend to grow our business by investing primarily in parking facilities in core, urban high-barrier markets with proximity to multiple key demand drivers and with high replacement costs. Because of our management team’s long experience in the parking industry, we often receive pre-market calls for parking facilities that are not yet being marketed for sale, as well as pre-marketing notices for parking facilities. As such, we have a pipeline of acquisitions that we believe is both bespoke and actionable, that we believe are off-market and largely unavailable to our competitors. We intend to continue to consolidate the industry through acquisitions, partnering with both owners and tenant operators, to create a meaningful pipeline and scale.

Results of Operations for the six months ended June 30, 2022, compared to the six months ended June 30, 2021.

	For the Six Months Ended June 30,
	2022	2021	$ Change	% Change
Revenues
Base rent income	$4,173,000	$6,285,000	$(2,112,000)	(33.6)%
Management income	427,000	1,004,000	(577,000)	(57.5)%
Percentage rent income	9,185,000	240,000	8,945,000	3,727.1%
Total revenues	$13,785,000	$7,529,000	$6,256,000	83.1%

Base rent income

The decrease in base rent income for the six months ended June 30, 2022 compared to the same period in 2021 is due to (1) a $3,121,000 decrease in rental income from our “same store properties” as a result of restructuring most of our leases and management contracts to the New Lease Structure which require tenants to pay a low base rent (typically $500-$1,000 per month), partially offset by (2) a $597,000 increase in base rent income related to five parking facilities acquired in the third and fourth quarters of 2021 and one property acquired during the second quarter of 2022 and (3) a $412,000 increase in base rent income recognized through a consolidated VIE entity that, prior to the closing of the transactions contemplated by the Purchase Agreement, which was accounted for under the equity method of accounting. We define “same store” properties as those that were owned and consolidated for the full period in both comparison periods.

Management income

The $577,000 decrease in management income for the six months ended June 30, 2022 compared to the same period in 2021 is due to the restructuring of our management contracts to the New Lease Structure. Management income for 2021 reflects income from 15 management contracts that existed as of June 30, 2021. The management income for 2022 reflects collections from the remaining management contracts which were converted to the New Lease Structure at the beginning of 2022. As of June 30, 2022, there were no management contracts in effect.

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Percentage rent income

The $8,945,000 increase in percentage rent income is due to (1) a $5,677,000 increase from our “same store” properties as a result of an increase in the demand for parking across our portfolio as well as the impact of the New Lease Structure, whereby we are recognizing a higher percentage of parking revenues generated at our properties and (2) a $3,268,000 increase in percentage rent income related to five parking facilities acquired in the third and fourth quarters of 2021 and one property acquired during the second quarter of 2022. Under the New Lease Structure, in addition to base rent income, we recognize percentage rent income equal to a designated percentage, typically ninety percent (90%), of the amount by which gross revenues at the property during any lease year exceed a negotiated base amount.

The demand for event parking during the six months ended June 30, 2022 has increased as a result of Major League Baseball and the National Basketball Association holding in-person games for the full season with limited, if any, restrictions on capacity at sporting venues. This demand positively affected several of our properties in St. Louis, Minneapolis, Houston and Milwaukee. The demand for event parking has also increased in our markets where theaters, festivals and other gatherings have resumed during the six months ended June 30, 2022.

Additionally, during the six months ended June 30, 2022, the demand for hotel parking has increased in key markets such as Chicago, Detroit, Denver and Cincinnati, driven by the corresponding increase in events, vacation and business travel during such period.

	For the Six Months Ended June 30,
	2022	2021	$ Change	% Change
Operating Expenses
Property taxes	$3,680,000	$2,302,000	$1,378,000	59.9%
Property operating expense	1,568,000	556,000	1,012,000	182.0%
General and administrative	3,388,000	2,860,000	528,000	18.5%
Professional fees	1,562,000	1,830,000	(268,000)	(14.6)%
Organizational and offering costs	2,525,000	—	2,525,000	100.0%
Depreciation and amortization expenses	3,988,000	2,516,000	1,472,000	58.5%
Total operating expenses	$16,711,000	$10,064,000	$6,647,000	66.0%

Property taxes

The $1,378,000 increase in property taxes during the six months ended June 30, 2022 compared to June 30, 2021 is attributable primarily to (1) approximately $1,320,000 related to new acquisitions, including the five properties acquired during the third and fourth quarters of 2021 and one property acquired during the second quarter of 2022 and (2) the New Lease Structure, which increased the property tax burden on us as we are solely responsible for the property tax payments under the New Lease Structure.

See Note D – Acquisitions and Dispositions of Investments in Real Estate in the Notes to the Condensed Consolidated Financial Statements of this proxy statement/prospectus for additional information.

Property operating expense

The $1,012,000 increase in property operating expense during the six months ended June 30, 2022 compared to June 30, 2021 is attributable primarily to increased insurance, professional services related to engineering surveys and other operating expenses attributable to the five properties acquired during the third and fourth quarters of 2021 and one property acquired during the second quarter of 2022.

See Note D – Acquisitions and Dispositions of Investments in Real Estate in the Notes to the Condensed Consolidated Financial Statements of this proxy statement/prospectus for additional information.

General and administrative

The $528,000 increase in general and administrative expenses during the six months ended June 30, 2022 compared to June 30, 2021 is primarily attributable to an increase in payroll and related expenses of approximately

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$393,000, compensation costs for the Performance Units granted on May 27, 2022 of $391,000, and an increase in travel and other office related expenses of $379,000. This was partially offset by a decrease in corporate directors and officers insurance of $566,000 and a related refund of $50,000.

Professional fees

Professional fees decreased approximately $268,000 during the six months ended June 30, 2022 compared to June 30, 2021. The decrease was primarily due to the settlement of previously disclosed legal investigations. This was offset by an increase in consulting and accounting fees for the six months ended June 30, 2022 compared to the same period in the prior year.

See Note C – Commitments and Contingencies in the Notes to the Condensed Consolidated Financial Statements of this proxy statement/prospectus for additional information.

Organizational and offering costs

During the six months ended June 30, 2022, we incurred approximately $2.5 million in organizational and offering costs in connection with the Merger primarily attributable to legal and accounting fees.

Depreciation and amortization expenses

The $1,472,000 increase in depreciation and amortization expenses during the six months ended June 30, 2022 compared to June 30, 2021 is primarily due to the five properties acquired during the third and fourth quarters of 2021, one property acquired during the second quarter of 2022, and the $4.0 million of technology acquired as a result of the transactions contemplated by the Purchase Agreement.

See Note D – Acquisitions and Dispositions of Investments in Real Estate in the Notes to the Condensed Consolidated Financial Statements of this proxy statement/prospectus for additional information.

	For the Six Months Ended June 30,
	2022	2021	$ Change	% Change
Other income (expense)
Interest expense	$(5,707,000)	$(4,296,000)	$(1,411,000)	32.8%
Other income	30,000	—	30,000	100.0%
PPP loan forgiveness	328,000	348,000	(20,000)	(5.7)%
Total other expense	$(5,349,000)	$(3,948,000)	$(1,401,000)	35.5%

Interest expense

The increase in interest expense of approximately $1.4 million during the six months ended June 30, 2022 compared to the same period in the prior year is primarily attributable (1) to the new loans assumed as part of the transactions contemplated by the Purchase Agreement, (2) a previously unencumbered property included in the Credit Facility and (3) the acquisition of a new garage in the second quarter of 2022 financed under the Credit Facility. Total notes payable amortization costs for the six months ended June 30, 2022 and 2021, was approximately $234,000 and $149,000, respectively. Total line of credit amortization costs for the six months ended June 30, 2022 was approximately $452,000.

See Note I – Notes Payable and Paycheck Protection Program Loan and Note D – Acquisitions and Dispositions of Investments in Real Estate in the Notes to the Condensed Consolidated Financial Statements of this proxy statement/prospectus for additional information.

PPP loan forgiveness

During May 2021, MIC received notification from the U.S. Small Business Administration, or SBA, stating that the first round paycheck protection program loan was forgiven in full in the amount of $348,000.

During April 2022, MIC received notification from the SBA stating that the second round paycheck protection program loan was forgiven in full in the amount of $328,000.

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Results of Operations for the year ended December 31, 2021 compared to the year ended December 31, 2020.

	For the Year Ended December 31,
	2021	2020	$ Change	% Change
Revenues
Rental revenue	$11,970,000	$15,319,000	$(3,349,000)	(21.9%)
Percentage rent income	3,988,000	448,000	3,540,000	790.2%
Management income	4,466,000	827,000	3,639,000	440.0%
Total revenues	$20,424,000	$16,594,000	$3,830,000	23.1%

Rental Revenue

The $3,349,000 decrease in rental revenue for the year ended December 31, 2021 is primarily due to (1) an aggregate increase in base rent income of $323,712 related to five parking facilities acquired in the third and fourth quarters of 2021, (2) a decrease in rental revenue and an offsetting increase in percentage rent and management income as a result of the New Lease Structure and (3) increased demand for parking across substantially all our markets during the year ended December 31, 2021 compared to December 31, 2020 as a result of the partial recovery from COVID-19 restrictions, including the increase in in-person sporting events, theater performances, festivals and other gatherings.

Percentage rent income

The $3,540,000 increase in percentage rent for the year ended December 31, 2021 is primarily due to (1) an aggregate increase in percentage rent income of $3,024,000 related to five parking facilities acquired in the third and fourth quarters of 2021, (2) an increase in percentage rent income as a result of the New Lease Structure and (3) increased demand for parking across substantially all our markets during the year ended December 31, 2021 compared to December 31, 2020 as a result of the partial recovery from COVID-19 restrictions, including the increase in in-person sporting events, theater performances, festivals and other gatherings.

Management income

The $3,639,000 increase in management income for the year ended December 31, 2021 is primarily due to (1) an increase of management income as a result of the New Lease Structure and (2) increased demand for parking across substantially all our markets during the year ended December 31, 2021 compared to December 31, 2020 as a result of the partial recovery from COVID-19 restrictions, including the increase in in-person sporting events, theater performances, festivals and other gatherings.

	For the Year Ended December 31,
	2021	2020	$ Change	% Change
Operating expenses
Property taxes	$5,382,000	$4,799,000	$583,000	12.1%
Property operating expense	1,583,000	1,496,000	87,000	5.8%
General and administrative	6,530,000	6,029,000	501,000	8.3%
Professional fees	2,645,000	970,000	1,675,000	172.7%
Acquisition expenses	—	3,000	(3,000)	(100.0)%
Impairment	—	14,115,000	(14,115,000)	(100.0)%
Depreciation and amortization expenses	5,850,000	5,206,000	644,000	12.4%
Total operating expenses	$21,990,000	$32,618,000	$(10,628,000)	(32.6)%

Property taxes

The $583,000 increase in property taxes from $4,799,000 for the year ended December 31, 2020 to $5,382,000 for the year ended December 31, 2021 is due to properties acquired during the third and fourth quarter of 2021.

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See Note D to the Audited Financial Statements – Acquisitions and Dispositions of Investments in Real Estate in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for additional information.

Property operating expense

The $87,000 increase in property operating expense from $1,496,000 for the year ended December 31, 2020 to $1,583,000 for the year ended December 31, 2021 is due to the acquisition of five properties during the third and fourth quarter of 2021.

General and administrative

The $501,000 increase in general and administrative expenses from $6,029,000 for the year ended December 31, 2020 to $6,530,000 for the year ended December 31, 2021 is primarily attributable to an increase in payroll and related expenses of approximately $519,000, partially offset by a decrease in office rent and other administrative expenses.

Professional fees

The $1,675,000 increase in professional fees from $970,000 for the year ended December 31, 2020 to $2,645,000 for the year ended December 31, 2021 is attributable primarily to lower insurance proceeds received to reimburse us for legal fees for claims made against the director and officer insurance policy compared to the same period in the prior year. These reimbursements were related to legal expenses incurred relating to lawsuits filed in 2019 and an SEC investigation, which was initiated in June of 2019.

See Note C to the Audited Financial Statements – Commitments and Contingencies in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for additional information.

Impairment

No impairment was recorded during the year ended December 31, 2021. During the year ended December 31, 2020, we recorded approximately $14,115,000 of asset impairment charges. These charges were recorded to write down the carrying value of these assets to their current fair values.

See Note B to the Audited Financial Statements – Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for additional information.

Depreciation and amortization expenses

The $644,000 increase in depreciation and amortization expenses from $5,206,000 for the year ended December 31, 2020 to $5,812,000 for the year ended December 31, 2021 is due to properties acquired during the third and fourth quarters of 2021.

See Note D to the Audited Financial Statements – Acquisitions and Dispositions of Investments in Real Estate in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for additional information.

	For the Year Ended December 31,
	2021	2020	$ Change	% Change
Interest expense	$(9,536,000)	$(9,274,000)	$(262,000)	2.8%
Gain on sale from investments in real estate	—	694,000	(694,000)	(100.0)%
PPP Round #1 Forgiveness	348,000	—	348,000	100.0%
Other income	217,000	151,000	66,000	43.7%
Settlement income	—	370,000	(370,000)	(100.0)%
Income from or gain on consolidation of DST	360,000	34,000	326,000	958.8%
Settlement of deferred management internalization	10,040,000	—	10,040,000	100.0%
Transaction expenses	(12,224,000)	—	(12,224,000)	(100.0)%
Total other expense	$(10,795,000)	$(8,025,000)	$(2,770,000)	34.5%

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Interest expense

The $262,000 increase of interest expense from $9,274,000 for the year ended December 31, 2020 to $9,536,000 for the year ended December 31, 2021 was primarily attributable to the new loans assumed as part of the closing of the transactions contemplated by the Purchase Agreement, and due to higher loan balances and higher interest rates on our private loan balances of approximately $11.6 million partially offset by a lower interest rate on our $55.4 million variable rate loans. Total loan amortization cost for the years ended December 31, 2021 and 2020, was approximately $0.3 million and $0.8 million, respectively.

For additional information see Note I to the Audited Financial Statements — Notes Payable and Paycheck Protection Program Loan in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for additional information.

Gain on sale from investments in real estate

There were no sales of investments in real estate during the year ended December 31, 2021. On May 26, 2020, we sold a parking garage in San Jose, California for cash consideration of $4.1 million to a third-party buyer. We used $2.5 million of the net proceeds to pay off the existing promissory note secured by MVP San Jose 88 Garage, LLC. The gain on sale was approximately $700,000.

PPP Round #1 Forgiveness

In May 2021, MIC received notification from the SBA stating that the round 1 PPP loan was forgiven in the amount of approximately $348,000.

Other income

In connection with the closing of the transactions contemplated by the Purchase Agreement and the change in structure of the investment in DST, amounts of approximately $191,000 owed to the Former Advisor were forgiven.

In January 2020, we earned $144,000 from a tenant for the early termination of the parking lease at MVP Memphis Poplar.

Settlement income

On November 23, 2020, MIC entered into a settlement agreement, or the Settlement Agreement, with a third-party service provider. Under the terms of the Settlement Agreement, MIC received proceeds of approximately $400,000 and the forgiveness of approximately $200,000 due the provider, as of the date of the settlement. The settlement proceeds are included in other income and the forgiveness of the previously incurred unpaid debts aggregating approximately $200,000 is included as reduction in professional fees in the accompanying statement of operations.

Income from or gain on DST consolidation

Income from DST increased by $326,000, from $34,000 for the year ended December 31, 2020 to $360,000 for the year ended December 31, 2021.

In connection with the closing of the transactions contemplated by the Purchase Agreement, management determined the change in structure of its investment in DST was deemed a reconsideration event. Based on management’s evaluation, we began consolidating the investment in DST as of August 25, 2021, resulting in a gain of approximately $360,000 for the year ended December 31, 2021.

For additional information see Note K to the Audited Financial Statements – Variable Interest Entities in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for additional information.

Settlement of deferred management internalization and Transaction expenses

As of the closing of the transactions contemplated by the Purchase Agreement, transaction expenses of $12,224,000, including investment banking, legal, lender consent and employee severance costs, and the settlement

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of the deferred management internalization liability of $10,000,000 were recorded in transaction expenses and settlement of deferred management internalization, respectively, in the Statement of Operations during the year ended December 31, 2021.

Liquidity and Capital Resources

MIC has incurred net losses since its inception and we anticipate net losses and negative operating cash flows for the near future and we may not be profitable or realize growth in the value of our portfolio. For the three months ended June 30, 2022, MIC had a net loss of approximately $4.0 million and had approximately $14.0 million in cash, cash equivalents and restricted cash. For the year ended December 31, 2021, MIC had a net loss of approximately $12.4 million and had approximately $16.7 million in cash, cash equivalents and restricted cash. In connection with preparing the consolidated financial statements as of June 30, 2022 and for the year then ended, management evaluated the extent of the impact from the COVID-19 pandemic on MIC’s business and its future liquidity for one year from the issuance of the June 30, 2021 financial statements.

Our short-term and long-term liquidity needs will consist primarily of funds necessary for payments of indebtedness, acquisitions of assets, development of properties and capital expenditures. Existing development activities expected to be completed in the near-term are expected to cost approximately $2.5 million.

Effective March 29, 2022, MIC secured a $75.0 million loan with a $75.0 million accordion feature. The initial $75.0 million will be used for debt maturities in 2022, whereas the accordion can be utilized for acquisitions, capital expenditures and other working capital requirements. This refinancing significantly reduced cash paid for interest payments, thus improving our cash position, as well as provided flexibility for working capital and growth via acquisitions. We expect to assume this loan in connection with the Merger.

For a further discussion of our operational history and the factors affecting our net losses, see “Selected Combined Historical and Pro Forma Financial Information” and the combined and condensed financial statements appearing elsewhere in this proxy statement/prospectus.

Our principal source of funds to meet our operating expenses, pay debt service obligations and make distributions to our shareholders will be rents from tenants at our parking facilities. Our operating expenses as a public company will be higher after the completion of the MIT IPO and the Merger. These additional costs are currently estimated to be $ per year. We believe that, upon completion of the MIT IPO and the Merger, our operating cash flows will be sufficient to meet our operating expenses, pay debt service obligations and make distributions to our shareholders for the foreseeable future.

Our future acquisitions or development of properties cannot be accurately projected because such acquisitions or development activities depend upon available opportunities that come to our attention and upon our ability to successfully acquire, develop and lease such properties. However, we have identified a pipeline of acquisition opportunities that we believe is bespoke and actionable, while being largely off-market and unavailable to our competitors. As of              , 2022, we have identified and are evaluating a total of              parking facilities with more than $             million in asset value as potential acquisition targets, and we are negotiating or have entered into LOIs with respect to             of these facilities for an aggregate purchase price of approximately $             million. As of June 30, 2022, MIT had $20,000 in cash and no cash equivalents. Upon the completion of the MIT IPO and the application of the net proceeds therefrom and the Merger, we expect to have $               of cash. To qualify for taxation as a REIT under the IRC, MIT generally will be required to distribute annually at least 90% of its REIT taxable income, subject to specified adjustments and excluding any net capital gain. This distribution requirement will limit MIT’s ability to retain earnings and thereby provide capital for its operations or acquisitions. In order to fund cash needs that may result from timing differences between MIT’s receipt of rents and MIT’s desire or need to make distributions, to pay operating or capital expenses or to fund any future property acquisitions, development or redevelopment efforts, we expect MIT to maintain the Credit Facility. We expect MIT to use borrowings under the Credit Facility and net proceeds from offerings of equity or debt securities to fund any future property acquisitions, development or redevelopment efforts. MIT may also assume mortgage debt in connection with future acquisitions.

Although we have no present intention to do so, we also may sell properties that we own or place mortgages on properties that we own to raise capital.

We have no commercial paper outstanding, nor have we entered into any swaps or hedges.

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Sources and Uses of Cash

The following table summarizes our cash flows for the six months ended June 30, 2022 and 2021:

	For the Six Months Ended June 30,
	2022	2021
Net cash provided by (used in) operating activities	$1,264,000	$(2,080,000)
Net cash used in investing activities	$(18,874,000)	$—
Net cash provided by financing activities	$14,894,000	$1,104,000

Comparison of the six months ended June 30, 2022 to the six months ended June 30, 2021:

Our cash and cash equivalents and restricted cash were approximately $14.0 million as of June 30, 2022, which was an increase of approximately $7.1 million from the balance of $6.9 million as of June 30, 2021.

Cash flows from operating activities

Net cash provided by operating activities during the six months ended June 30, 2022 was approximately $1.3 million, compared to approximately $2.1 million for the six months ended June 30, 2021. The increase in cash provided by operating activities was primarily attributable to an increase in accounts payable resulting from increased organizational and offering costs related to the Merger.

Cash flows from investing activities

Net cash used in investing activities for the six months ended June 30, 2022 was approximately $18.9 million primarily attributable to the purchase of an additional real estate investment in the second quarter of 2022 as well as additions to building improvements and intangible assets. There was no cash used in or provided by investing activities during the six months ended June 30, 2021.

Cash flows from financing activities

Net cash provided by financing activities for the six months ended June 30, 2022 was approximately $14.9 million compared to approximately $1.1 million net cash provided by financing activities for the three months ended June 30, 2021. The increase in cash provided by financing activities was primarily attributable to proceeds from the Credit Facility of $73.7 million, including $17.6 million which was used in the acquisition of one property during the second quarter of 2022. This was partially offset by the repayment of $55.1 million of notes payable and an increase in loan fees resulting from the Credit Facility during the six months ended June 30, 2021.

Comparison of the year ended December 31, 2021 to the year ended December 31, 2020:

The following table summarizes our cash flows for the years ended December 31, 2021 and 2020:

	For the Years Ended December 31,
	2021	2020
Net cash used in operating activities	$(20,060,000)	$(6,309,000)
Net cash (used in) provided by investing activities	$(20,252,000)	$1,492,000
Net cash provided by financing activities	$48,967,000	$1,068,000

Our cash and cash equivalents and restricted cash were approximately $16.7 million as of December 31, 2021, which was an increase of approximately $8.8 million from the balance of $7.9 million at December 31, 2020.

Cash flows from operating activities

Net cash used in operating activities for the year ended December 31, 2021 was approximately $20.1 million, compared to approximately $6.3 million for the year ended December 31, 2020. The increase was primarily due to transaction expenses of approximately $12.2 million in 2021 contributing to a higher net loss, net of non-cash items, than during 2020.

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Cash flows from investing activities

Net cash used in investing activities for the year ended December 31, 2021 was approximately $20.3 million, compared to approximately $1.5 million net cash provided by investing activities for the year ended December 31, 2020. The increase in cash used in investing activities is due to the purchase of two additional real estate investments on September 9, 2021 and November 3, 2021 for aggregate net consideration of approximately $19.5 million, after expenses.

Cash flows from financing activities

Net cash provided by financing activities for the year ended December 31, 2021 was approximately $49.0 million compared to approximately $1.1 million provided by financing activities for the year ended December 31, 2020. The change in cash provided by financing activities was primarily due to the cash contribution at the closing of the transactions contemplated by the Purchase Agreement and the $20.0 million cash consideration received in connection with the Purchase Agreement on November 2, 2021.

Our Indebtedness

On March 29, 2022, MIC entered into the Credit Facility, which we expect to assume in connection with the Merger. The initial $75.0 million has been used to refinance certain of our current loans for various properties and will also be available for our general corporate purposes, including liquidity, acquisitions and working capital. We will borrow under the Credit Facility in U.S. dollars, and we expect borrowings under the Credit Facility to bear interest at a floating rate based upon a Secured Overnight Financing Rate, or SOFR, benchmark rate or an alternate base rate, plus a margin of between 1.75% and 3.00%, with respect to SOFR loans, or 0.75% to 2.00%, with respect to base rate loans, based on our leverage ratio as calculated pursuant to the Credit Facility.

The obligations under the Credit Agreement are guaranteed by us and other guarantors. The Credit Agreement contains customary representations, warranties, conditions to borrowing, covenants and events of default, including certain covenants that limit or restrict, subject to certain exceptions, the ability of us, the Operating Partnership and our other subsidiaries to sell or transfer assets, enter into a merger or consolidate with another company, create liens, make investments or acquisitions or incur certain indebtedness. The Credit Agreement also includes financial covenants that require us to (i) maintain a total leverage ratio not to exceed 65.0%, (ii) not to exceed certain fixed charge coverage ratios, and (iii) maintain a certain tangible net worth.

The Credit Facility matures on April 1, 2023, as may be extended pursuant to the terms of the Credit Agreement. As of September 26, 2022, $73.7 million was outstanding under the Credit Facility.

Our loan with Bank of America, N.A. for the MVP Detroit Center Garage requires us to maintain approximately $2.3 million in liquidity at all times, which is defined as unencumbered cash and cash equivalents. As of the date of this proxy statement/prospectus, we are in compliance with this lender requirement.

We may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing, if such borrowing becomes available in the future or sale or issuance of OP Units. In addition, subject to certain exceptions and limitations, we may incur indebtedness in connection with the acquisition of any real estate asset to the extent such indebtedness becomes available to us in the future, refinance the debt thereon, arrange for the leveraging of any previously unencumbered property or reinvest the proceeds of financing or refinancing in additional properties.

Pursuant to the closing of the transactions contemplated by the Purchase Agreement, we recorded a $6.0 million loan with Cantor Commercial Real Estate upon the consolidation of its investment in DST.

Over time, management intends to both extend and sculpt our maturity wall, so that our maturities are spread over multiple years. As of September 26, 2022, we have significant CMBS debt with prohibitive defeasance terms, which will limit our ability to refinance our CMBS debt prior to the maturity date or any permitted prepayment

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date. As our loans approach maturity or any permitted prepayment date we will assess the lowest cost, most flexible options available to us and refinance those loans accordingly. Our intent over the mid-term period is to work with lending relationships to maintain a revolver that can address upcoming maturities, should market conditions not permit us to refinance with longer-term debt.

Pursuant to the closing of the transactions contemplated by the Purchase Agreement, we refinanced the following loans with VRMI and VRMII. Each loan is interest only, bears interest at 7.0% and matures on August 25, 2022. On July 5, 2022, VRMI merged with and into Suncrest Holdings, LLC, or Suncrest, an entity managed by an entity majority owned and controlled by Michael Shustek, our former chief executive officer. On July 11, 2022, Suncrest assigned and sold five of the six notes issued originally by VRMI to certain of the subsidiaries of MIC as described in Note P - Subsequent Events in the Notes to the Condensed Consolidated Financial Statements of this proxy statement/ prospectus, collectively, the VRMI Notes to VRMII. As a result, the obligations of the MIC subsidiaries under the five VRMI Notes, including all repayment obligations, are now owed to VRMII. All of the loans evidenced by the VRMI Notes mature and are payable in full on August 25, 2022.

Loan	Lender	Balance as of 06/30/2022
MVP Clarksburg Lot	Vestin Realty Mortgage I	476,000
MCI 1372 Street	Vestin Realty Mortgage I	574,000
MVP Milwaukee Old World	Vestin Realty Mortgage I	1,871,000
MVP Milwaukee Clybourn	Vestin Realty Mortgage I	191,000
MVP Wildwood NJ Lot, LLC	Vestin Realty Mortgage I	1,000,000
MVP Cincinnati Race Street, LLC	Vestin Realty Mortgage II	3,450,000
Minneapolis Venture	Vestin Realty Mortgage I	4,000,000
Total		$11,562,000

On February 8, 2021, MVP Milwaukee Old World, LLC and MVP Milwaukee Clybourn, LLC, two of our subsidiaries, entered into an Amended and Restated Promissory Note Agreement with multiple lenders. The agreement increased the interest rate from 8.0% to 9.0%, an additional $845,000 was funded increasing the note balance to $1,807,000 and the maturity date of the note was extended to December 31, 2021. On July 14, 2021, MVP Milwaukee Old World, LLC and MVP Milwaukee Clybourn, LLC, entered into an Amended and Restated  Promissory Note Agreement with multiple lenders. An additional $255,000 was funded increasing the note balance to $2,062,000. All other terms of this note remained the same. This loan was refinanced with VRMI at the closing of the transactions contemplated by the Purchase Agreement and bears interest at 7.0% and matures on August 25, 2022.

On March 12, 2021, MVP Cincinnati Race St., LLC, our subsidiary, entered into an Amended and Restated Promissory Note Agreement with multiple lenders, pursuant to which an additional $900,000 was funded, increasing the note balance to $3,450,000, extending the maturity date of the note to December 31, 2021, and increasing the interest rate to 9.0%. All other terms of this note remained the same. This loan was refinanced with VRMII at the closing of the transactions contemplated by the Purchase Agreement and bears interest at 7.0% and matures on August 25, 2022.

During 2021, we issued a $1,200,000 Convertible Promissory Note to Color Up. The note accrued interest at a rate of 7.0% per annum and had a maturity date of December 31, 2021, unless an amount equal to the principal and accrued interest was converted into limited partnership interests of the Operating Partnership at the closing of the transactions contemplated by the Purchase Agreement. The notes with Color Up were paid in full at the closing of the transactions contemplated by the Purchase Agreement.

Distributions and Stock Dividends

On March 22, 2018, MIC suspended the payment of distributions on MIC common stock. Shares of MIC common stock will convert into the right to receive MIT Class B common shares in the Merger, and we intend to pay distributions on MIT common shares in the future. The timing and amount of any distributions will be determined at the discretion of our board of trustees and will depend on various factors that our board of trustees deems relevant.

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MIC did not repurchase any of its shares during the year ended December 31, 2021 or the six months ended June 30, 2022.

Dividend Reinvestment Plan

From inception through June 30, 2022, MIC paid approximately $1.8 million in cash, issued 83,437 shares of MIC common stock pursuant to its Dividend Reinvestment Plan, or DRIP, and issued 153,826 shares of MIC common stock in distributions to MIC’s stockholders. All of the cash distributions were paid from offering proceeds and constituted a return of capital. On March 22, 2018, MIC suspended payment of distributions and as such there are currently no distributions to invest in the DRIP. On March 24, 2020, the MIC board of directors suspended all repurchases, even in the case of a stockholder’s death. We expect to resume the DRIP following the completion of the MIT IPO and the initial payment of distributions.

Preferred Stock

On March 24, 2020, the MIC board of directors unanimously authorized the suspension of the payment of distributions on the Series A Preferred Stock and Series 1 Preferred Stock; however, such distributions will continue to accrue in accordance with the terms of the Series A Preferred Stock and Series 1 Preferred Stock.

As of June 30, 2022 and 2021, approximately $501,000 and $286,000 of accrued and unpaid Series A Preferred Stock distributions, respectively, are included in accounts payable and accrued liabilities on the consolidated balance sheet.

As of June 30, 2022 and 2021, approximately $6.5 million and $3.7 million of accrued and unpaid Series 1 Preferred Stock distributions, respectively, are included in accounts payable and accrued liabilities on the consolidated balance sheet.

See “Description of MIT Shares of Beneficial Interest” in this proxy statement/prospectus and Note O — Equity in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for a discussion of the MIC Preferred Stock.

Warrants

In connection with the closing of the transactions contemplated by the Purchase Agreement, MIC entered into the Warrant Agreement with Color Up pursuant to which MIC issued the Common Share Warrants, to purchase up to 1,702,128 shares of MIC common stock at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20.0 million. Each whole Common Share Warrant entitles the registered holder thereof to purchase one whole share of MIC common stock at the Common Share Warrant Price, subject to customary adjustments, at any time following a “Liquidity Event,” which is defined as an initial public offering and/or listing of the MIC common stock on the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE. The Common Share Warrants will expire five years after the date of the Warrant Agreement. We will assume the Common Share Warrants in the Merger.

We assess our warrants as either equity or a liability based upon the characteristics and provisions of each instrument. Warrants classified as equity are recorded at fair value as of the date of issuance on our balance sheet and no further adjustments to their valuation are made. Our management estimates the fair value of these warrants using option pricing models and assumptions that are based on the individual characteristics of the warrants or other instruments on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield and risk-free interest rate. As of June 30, 2022, all outstanding warrants, including the Common Share Warrants, issued by MIC were classified as equity.

See “Certain Relationships and Related Person Transactions” and “Description of MIT Shares of Beneficial Interest” in this proxy statement/prospectus and Note O — Equity in the Notes to the Consolidated Financial Statements of this proxy statement/prospectus for a discussion of our warrants.

Related-Party Transactions and Arrangements

We have relationships and historical and continuing business with Bombe, Color Up, HS3 and others related to them. Color Up was formed for the purpose of consummating the transactions contemplated by the Purchase

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Agreement and investing in MIC common stock as described in “Certain Relationships and Related Person Transactions” and Note E — Related Party Transactions and Arrangements in the Notes to the Consolidated Financial Statements in this proxy statement/prospectus. Mr. Chavez, a manager and the chief executive officer of Color Up, was elected chairman of the MIC board of directors and appointed chief executive officer of MIC, effective August 25, 2021. Ms. Hogue, a manager and the president of Color Up, was appointed president of MIC and a member of the MIC board of directors, effective August 25, 2021. Mr. Osher, also the third manager of Color Up, was elected to the MIC board of directors, effective August 25, 2021. Mr. Osher is a control person of HS3 and a member of Color Up. On August 25, 2021, MIC also entered into the MIC Employment Agreements with each of Mr. Chavez and Ms. Hogue, which we will assume in the Merger, as more fully described in this proxy statement/prospectus.

Bombe is currently MIT’s sole shareholder. Mr. Chavez is the founder and is a managing partner of Bombe and has been its chief executive officer since 2017. Ms. Hogue has been a managing partner of Bombe since 2020.

As of the date of this proxy statement/prospectus, MIT has 1,000 common shares outstanding, all of which are beneficially owned by Mr. Chavez and Ms. Hogue through Bombe. As of the date of this proxy statement/prospectus, Mr. Chavez, Ms. Hogue and Mr. Osher beneficially own as the controlling persons of Color Up, 2,624,831 shares of MIC common stock, or 33.8% of the outstanding shares of MIC common stock as of such date, the Common Share Warrants to purchase 1,702,128 shares of MIC common stock and 7,495,090 OP Units, or approximately 44.2% of the outstanding OP Units as of such date. As of the date of this proxy statement/prospectus, Color Up and HS3, and each of Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson, individually, are the limited partners of the Operating Partnership. As of the date of this proxy statement/prospectus, Mr. Osher beneficially owns through HS3 an additional 1,702,128 OP Units, or approximately 10.0% of the outstanding OP Units as of such date, and 425,532 Class A Units. As of the date of this proxy statement/prospectus, Mr. Chavez and Ms. Hogue beneficially own, in the aggregate, 1,500,000 Performance Units and Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson beneficially own, in the aggregate, 282,027 LTIP Units. We understand that following the Merger, Color Up will be dissolved and its interests in the Operating Partnership will be distributed to the Color Up Members. We understand that the Color Up Members will each further distribute the interests received by them to their respective members or partners and that the final direct holders of the interests will become limited partners of the Operating Partnership.

For further information about these relationships and related person transactions, see “Certain Relationships and Related Person Transactions” and Note E — Related Party Transactions and Arrangements in the Notes to the Consolidated Financial Statements in this proxy statement/prospectus. In addition, see “Risk Factors” in this proxy statement/prospectus for a description of risks that may arise as a result of these and other related person transactions and relationships. We may engage in transactions with related persons in the future, including transactions with Bombe, Color Up, HS3 or persons affiliated with them.

REIT Status

MIC elected to be taxed as a REIT for federal income tax purposes and operated in a manner that allowed it to qualify as a REIT for federal income tax purposes through its taxable year ended December 31, 2019. As a consequence of lease modifications entered into during the COVID-19 pandemic, MIC earned income from a number of distressed tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, MIC was not in compliance with the annual REIT income tests for its taxable year ended December 31, 2020. Accordingly, MIC did not qualify as a REIT in 2020 and has been taxed as a C corporation beginning with its taxable year ended December 31, 2020. MIC’s current management team has implemented strategies to begin to remediate MIC’s REIT status, primarily through the introduction of the New Lease Structure. These strategies, as implemented, will facilitate our ability to elect REIT status following the closing of the MIT IPO and the Merger for our 2022 taxable year. As discussed under “—REIT Qualification Requirements” in this proxy statement/prospectus, so long as MIT is not considered a “successor” to MIC under the IRC and the applicable Treasury Regulations, MIT may elect REIT status for its taxable year ending December 31, 2022. However, if MIT is considered a “successor” to MIC under the IRC and applicable Treasury Regulations, MIT may be ineligible to elect or otherwise qualify for REIT status until its 2025 taxable year or later. While MIT believes that it will not be considered a “successor” to MIC for purposes of such provisions, circumstances outside of MIT’s control could cause MIT to be treated as a “successor” in the future. For example, MIT has computed that if the MIT IPO raises $         million at $         per share, then the MIT common share price would have to fall below

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approximately $         per common share before MIT would be in jeopardy of becoming MIC’s “successor”. Neither MIT nor its counsel can predict or control the subsequent trading price of the MIT common shares, and thus to this extent MIT’s initial eligibility or continued eligibility for REIT status is beyond MIT’s control. See “Material Federal Income Tax Considerations—REIT Qualification Requirements”.

Critical Accounting Estimates

Our accounting estimates have been established in conformity with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied, or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements.

Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Impairment of Long-Lived Assets

On a periodic basis, we assess our properties for possible impairment and record any impairment charges identified. The first step is the identification of potential triggering events, such as significant decreases in operating results, changes in useful life, a plan to dispose of an asset, or the inability to recover the net book value of the property over its remaining economic life based upon net operating income as forecasted for the current year or future years. In the event that the results of this first step indicate a triggering event for a property, we review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors require a subjective evaluation based on the specific property and market. If impairment exists, due to the inability to recover the carrying value of a property, the property is written down to fair value and an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Acquisitions

All assets acquired and liabilities assumed in an acquisition of real estate accounted for as a business combination are measured at their acquisition date fair values. For acquisitions of real estate accounted for as an asset acquisition, the fair value of consideration transferred by us (including transaction costs) is allocated to all assets acquired and liabilities assumed on a relative fair value basis.

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their relative fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on valuations performed by independent third parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of consumer relationships, as applicable. The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant.

Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, considering current market conditions and costs to execute

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similar leases. In estimating carrying costs, we will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market and below-market lease intangibles are amortized as a decrease or increase, respectively, to rental income over the remaining term of the lease.

In determining the amortization period for lease intangibles, we initially will consider the likelihood that a lessee will execute the renewal option. The likelihood that a tenant will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we will utilize several sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. These factors require a subjective evaluation based on the specific property and market.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to risks associated with market changes in interest rates. We manage our exposure to this market risk by monitoring available financing alternatives. Other than as described below, we do not foresee any significant changes in our exposure to fluctuations in interest rates or in how we manage this exposure in the near future.

Fixed Rate Debt. At June 30, 2022, our outstanding fixed rate debt consisted of the following:

Property	Monthly Payment	Principal Balance	Lender	Term	Interest Rate	Loan Maturity
Corporate D&O Insurance (4)	$ 38,000	$37,000	MetaBank	1 Year	3.95%	7/31/2022
MVP Clarksburg Lot	Interest Only	$476,000	Vestin Realty Mortgage I	1 Year	7.00%	8/25/2022
MCI 1372 Street	Interest Only	$574,000	Vestin Realty Mortgage I	1 Year	7.00%	8/25/2022
MVP Milwaukee Old World	Interest Only	$1,871,000	Vestin Realty Mortgage I	1 Year	7.00%	8/25/2022
MVP Milwaukee Clybourn	Interest Only	$191,000	Vestin Realty Mortgage I	1 Year	7.00%	8/25/2022
MVP Wildwood NJ Lot, LLC	Interest Only	$1,000,000	Vestin Realty Mortgage I	1 Year	7.00%	8/25/2022
MVP Cincinnati Race Street, LLC	Interest Only	$3,450,000	Vestin Realty Mortgage II	1 Year	7.00%	8/25/2022
Minneapolis Venture	Interest Only	$4,000,000	Vestin Realty Mortgage I	1 Year	7.00%	8/25/2022
MVP Memphis Poplar (3)	Interest Only	$1,800,000	LoanCore	5 Year	5.38%	3/6/2024
MVP St. Louis (3)	Interest Only	$3,700,000	LoanCore	5 Year	5.38%	3/6/2024
1W7 Carpark, LLC and 222W7th Holdco, LLC	$6,400	$140,000	FlashParking, Inc	5 Year	5.00%	5/31/2024
Mabley Place Garage, LLC	$ 44,000	$7,817,000	Barclays	10 Year	4.25%	12/6/2024
322 Streeter Holdco LLC	Interest Only	$25,683,000	American National Insurance Co.	5 Year*	3.50%	3/1/2025
MVP Houston Saks Garage, LLC	$ 20,000	$3,007,000	Barclays Bank PLC	10 Year	4.25%	8/6/2025
Minneapolis City Parking, LLC	$ 29,000	$4,442,000	American National Insurance, of NY	10 Year	4.50%	5/1/2026

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Property	Monthly Payment	Principal Balance	Lender	Term	Interest Rate	Loan Maturity
MVP Bridgeport Fairfield Garage, LLC	$ 23,000	$3,718,000	FBL Financial Group, Inc.	10 Year	4.00%	8/1/2026
West 9th Properties II, LLC	$ 30,000	$4,559,000	American National Insurance Co.	10 Year	4.50%	11/1/2026
MVP Fort Worth Taylor, LLC	$ 73,000	$11,342,000	American National Insurance, of NY	10 Year	4.50%	12/1/2026
MVP Detroit Center Garage, LLC	$ 194,000	$27,944,000	Bank of America	10 Year	5.52%	2/1/2027
MVP St. Louis Washington, LLC (1)	$ 8,000	$1,287,000	KeyBank	10 Year*	4.90%	5/1/2027
St. Paul Holiday Garage, LLC (1)	$ 24,000	$3,853,000	KeyBank	10 Year*	4.90%	5/1/2027
Cleveland Lincoln Garage, LLC (1)	$ 23,000	$3,729,000	KeyBank	10 Year*	4.90%	5/1/2027
MVP Denver Sherman, LLC (1)	$ 2,000	$266,000	KeyBank	10 Year*	4.90%	5/1/2027
MVP Milwaukee Arena Lot, LLC (1)	$ 12,000	$1,998,000	KeyBank	10 Year*	4.90%	5/1/2027
MVP Denver 1935 Sherman, LLC (1)	$ 4,000	$710,000	KeyBank	10 Year*	4.90%	5/1/2027
MVP Louisville Broadway Station, LLC (2)	Interest Only	$1,682,000	Cantor Commercial Real Estate	10 Year**	5.03%	5/6/2027
MVP Whitefront Garage, LLC (2)	Interest Only	$6,454,000	Cantor Commercial Real Estate	10 Year**	5.03%	5/6/2027
MVP Houston Preston Lot, LLC (2)	Interest Only	$1,627,000	Cantor Commercial Real Estate	10 Year**	5.03%	5/6/2027
MVP Houston San Jacinto Lot, LLC (2)	Interest Only	$1,820,000	Cantor Commercial Real Estate	10 Year**	5.03%	5/6/2027
St. Louis Broadway, LLC (2)	Interest Only	$1,671,000	Cantor Commercial Real Estate	10 Year**	5.03%	5/6/2027
St. Louis Seventh & Cerre, LLC (2)	Interest Only	$2,057,000	Cantor Commercial Real Estate	10 Year**	5.03%	5/6/2027
MVP Indianapolis Meridian Lot, LLC (2)	Interest Only	$938,000	Cantor Commercial Real Estate	10 Year**	5.03%	5/6/2027
St Louis Cardinal Lot DST, LLC (5)	Interest Only	$6,000,000	Cantor Commercial Real Estate	10 Year**	5.25%	5/31/2027
MVP Preferred Parking, LLC	Interest Only	$11,330,000	Key Bank	10 Year**	5.02%	8/1/2027

(1)	MIC issued a promissory note to KeyBank for $12.7 million secured by the pool of properties.

(2)	MIC issued a promissory note to Cantor Commercial Real Estate Lending, L.P. for $16.25 million secured by the pool of properties.

(3)	On February 8, 2019, subsidiaries of MIC, consisting of MVP PF St. Louis 2013, LLC and MVP PF Memphis Poplar 2013, LLC entered into a loan agreement, dated as of February 8, 2019, with LoanCore Capital Credit REIT LLC, or LoanCore. Under the terms of the Loan Agreement, LoanCore agreed to loan MVP PF St. Louis 2013, LLC and MVP PF Memphis Poplar 2013, LLC $5.5 million to repay and discharge the outstanding KeyBank loan agreement. The loan is secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing on each of the properties owned by MVP PF St. Louis 2013, LLC and MVP PF Memphis Poplar 2013, LLC.

(4)	On September 30, 2021, MIC entered into a loan with Meta Bank to finance $337,500 of the Directors & Officers insurance policy premium. The loan matured on July 31, 2022.
(5)	Pursuant to the closing of the transactions contemplated by the Purchase Agreement, MIC recorded the $6.0 million loan with Cantor Commercial Real Estate upon the consolidation of its investment in DST. See Note I - Notes Payable and Paycheck Protection Program Loan in the Notes to the Consolidated Financial Statements in this proxy statement/prospectus for further information.

The principal balance, annual interest rate and annual interest expense are the amounts stated in the applicable contracts. In accordance with GAAP, our carrying value and recorded interest expense may differ from these amounts because of market conditions at the time we assumed these debts.

* 2 Year Interest Only

** 10 Year Interest Only

Because these debts require interest to be paid at fixed rates, changes in market interest rates during the terms of these obligations will not affect our interest obligations. If these debts were refinanced at interest rates which are 100 basis points higher or lower than shown above, our annual interest cost would increase or decrease by approximately $                .

Changes in market interest rates would affect the fair value of our fixed rate debt obligations. Increases in market interest rates decrease the fair value of our fixed rate debt, while decreases in market interest rates increase

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the fair value of our fixed rate debt. Based on the balances outstanding at December 31, 2021 and discounted cash flow analyses through the maturity dates, and assuming no other changes in factors that may affect the fair value of our fixed rate debt obligations, a hypothetical immediate 100 basis point change in interest rates would change the fair value of these obligations by approximately $          .

Floating Rate Debt. At June 30, 2022, we had no outstanding floating rate debt.

In addition, on March 29, 2022, MIC entered into the Credit Facility, which we expect to assume in connection with the Merger. We will borrow under this Credit Facility in U.S. dollars, and we expect borrowings under the Credit Facility to bear interest at a floating rate based upon a SOFR benchmark rate or an alternate base rate, plus a margin of between 1.75% and 3.00%, with respect to SOFR loans, or 0.75% to 2.00%, with respect to base rate loans, based on the Company’s leverage ratio as calculated pursuant to the Credit Facility. Accordingly, we will be exposed to changes in the U.S. dollar based short term rates, specifically SOFR.

A change in interest rates would not affect the value of outstanding floating rate debt but would affect our operating results. The following table shows the impact of a 1% per year change in interest rates on our operating results assuming that our outstanding debt will be $         at the interest rate that would have been applicable on June 30, 2022.

Impact of an Increase in Interest Rates
	Interest Rate Per Year	Outstanding Debt	Total Interest Expense Per Year	Annual Earnings Per Share Impact(1)
At June 30, 2022%		$	$	$
100 basis point increase	%	$	$	$

(1)	Based on MIT common shares outstanding following the completion of the MIT IPO and Merger.

The foregoing table shows the impact of an immediate 1% change in interest rates. If that interest rate change occurred over time, the change would occur over time as well.

Our exposure to changes in interest rates will increase or decrease in the future with increases or decreases in the amount of the Credit Facility and any other floating rate debt that we may have outstanding. For example, if the full $75 million amount of the Credit Facility is outstanding and the applicable interest rate changed by 1% per year, our interest obligation would increase or decrease by $750,000 per year, or $       per share.

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PRINCIPAL SHAREHOLDERS OF MIT AND STOCKHOLDERS OF MIC

The following tables set forth certain information with respect to the beneficial ownership of MIC common stock as of the close of business on September 26, 2022 (except as noted in the footnotes below), by: each current member of the MIC board of directors; each named executive officer appearing in the MIC Definitive Proxy Statement on Schedule 14A for MIC’s 2021 annual meeting of stockholders filed with the SEC on November 16, 2021; MIC executive officers and all current members of shares of the MIC board of directors as a group; and any person who is known by MIC to beneficially own more than 5% of the issued and outstanding MIC common stock based on MIC’s review of the reports regarding ownership of MIC common stock filed with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act.

Immediately prior to the MIT IPO and the Merger, Bombe is, and will continue to be until the completion of the MIT IPO, the only holder of MIT common shares. As of September 26, 2022, Mr. Chavez and Ms. Hogue beneficially owned 1,000 MIT common shares through Bombe.

Security Ownership of MIC’s Directors and Executive Officers

Name of Beneficial Owner(1)	MIC Common Stock Beneficially Owned(2)	Percent of Class(3)
Manuel Chavez III(4)(5)	2,624,861	33.81%
Stephanie Hogue(4)(5)	2,624,861	33.81%
Jeffrey B. Osher(4)(5)	2,624,861	33.81%
Lorrence T. Kellar(5)	-	Less than 1%
Danica Holley(5)	-	Less than 1%
Damon Jones(5)	-	Less than 1%
Shawn Nelson(5)	2,000	Less than 1%

All directors and executive officers as a group (seven persons)	2,626,861	33.84%

(1)	The principal business address of each person named in the table above is c/o Mobile Infrastructure Corporation, 30 W. 4th Street, Cincinnati, Ohio 45202.

(2)	Amounts exclude fractional shares. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to MIC by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all MIC common stock shown as beneficially owned by them, subject to community property laws.

(3)	As of June 30, 2022, there were 7,762,375 shares of MIC common stock issued and outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act.

(4)	Shares of MIC common stock beneficially owned by Mr. Chavez, Ms. Hogue, Mr. Osher, Color Up and HS3, which, as of the Effective Time, will be exchanged for 2,624,831 MIT Class B common shares. The MIT Class B common shares will be directly owned by Color Up at the Effective Time, but will be distributed to its current members as described below. The amounts of MIC common stock beneficially owned prior to the MIT IPO and the Merger included in the above table exclude: (i) the 7,495,090 shares of MIC common stock which may be issued upon redemption of the 7,495,090 OP Units owned by such persons; (ii) the 1,702,128 shares of MIC common stock which may be issued upon redemption of the 1,702,128 OP Units owned by HS3; and (iii) the 425,532 shares of MIC common stock which may be issued upon redemption of the 425,532 OP Units which HS3 may purchase upon exercise of the 425,532 Class A Units it owns, subject to adjustment as provided in the Class A Unit Agreement, all as further described in “Certain Relationships and Related Person Transactions” in this proxy statement/prospectus. MIC or MIT (as applicable) may elect, at its option, to pay cash in lieu of issuing shares of MIC common stock or, upon completion of the Merger, MIT common shares or MIT Class B common shares, for all or any redeemed OP Units. The amounts included in the above table also exclude the 1,702,182 shares of MIC common stock issuable upon the exercise of the Common Share Warrants held by such persons. Color Up has sole dispositive and voting power over all 2,624,831 shares of MIC common stock. We understand that in connection with the Merger, Color Up will be dissolved and its interests in the Operating Partnership will be distributed to the Color Up Members. We understand that the Color Up Members will each further distribute the interests received by them to their respective members or partners and that the final direct holders of the interests will become limited partners of the Operating Partnership. Color Up has sole dispositive and voting power over the shares of MIC common stock owned by Color Up. Mr. Chavez, Ms. Hogue and Mr. Osher have shared voting and dispositive power over such shares of MIC common stock. Each of Mr. Osher and HS3 have shared dispositive and voting power over the shares of MIC common stock owned by HS3. Following completion of the Merger, Mr. Chavez and Ms. Hogue will have sole dispositive and voting power over the MIT Class B common shares owned by them. Each of Mr. Osher and HS3 will have shared dispositive and voting power over the MIT Class B common shares owned by HS3 upon completion of the Merger.

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(5)	Excludes shares of MIC common stock or, upon completion of the Merger, MIT common shares or MIT Class B common shares, which may be issued upon redemption of OP Units which such person may acquire upon the vesting and conversion to OP Units of outstanding Performance Units and LTIP Units.

Security Ownership of MIC’s Principal Stockholders

Name of Beneficial Owner(1)	MIC Common Stock Beneficially Owned(2)	Percent of Class(3)
Color Up, LLC(4)	2,624,861	33.81%
HSCP Strategic III, L.P.(4)	2,624,861	33.81%

(1)	The business address of Color Up is c/o Mobile Infrastructure Corporation, 30 W. 4th Street Cincinnati, Ohio 45202. The business address of HS3 is 503 Montgomery Street, Suite 1250, San Francisco, California 94111.

(2)	Amounts exclude fractional shares. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to MIC by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all MIC common stock shown as beneficially owned by them, subject to community property laws.

(3)	As of June 30, 2022, there were 7,762,375 shares of MIC common stock issued and outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act.

(4)	Shares of MIC common stock beneficially owned by Mr. Chavez, Ms. Hogue, Mr. Osher, Color Up and HS3, which, as of the Effective Time, will be exchanged for 2,624,831 MIT Class B common shares. The MIT Class B common shares will be directly owned by Color Up at the Effective Time, but will be distributed to its current members as described below. The amounts of MIC common stock beneficially owned prior the MIT IPO and the Merger included in the above table exclude: (i) the 7,495,090 shares of MIC common stock which may be issued upon redemption of the 7,495,090 OP Units owned by such persons; (ii) the 1,702,128 shares of MIC common stock which may be issued upon redemption of the 1,702,128 OP Units owned by HS3; and (iii) the 425,532 shares of MIC common stock which may be issued upon redemption of the 425,532 OP Units which HS3 may purchase upon exercise of the 425,532 Class A Units it owns, subject to adjustment as provided in the Class A Unit Agreement, all as further described in “Certain Relationships and Related Person Transactions” in this proxy statement/prospectus. MIC or MIT (as applicable) may elect, at our option, to pay cash in lieu of issuing shares of MIC common stock or, upon completion of the Merger, MIT common shares or MIT Class B common shares, for all or any redeemed OP Units. The amounts included in the above table also exclude the 1,702,182 shares of MIC common stock issuable upon the exercise of the Common Share Warrants held by such persons. Color Up has sole dispositive and voting power over all 2,624,831 shares of MIC common stock. We understand that in connection with the Merger, Color Up will be dissolved and its interests in the Operating Partnership will be distributed to the Color Up Members. We understand that the Color Up Members will each further distribute the interests received by them to their respective members or partners and that the final direct holders of the interests will become limited partners of the Operating Partnership. Color Up has sole dispositive and voting power over the shares of MIC common stock owned by Color Up. Mr. Chavez, Ms. Hogue and Mr. Osher have shared voting and dispositive power over such shares of MIC common stock. Each of Mr. Osher and HS3 have shared dispositive and voting power over the shares of MIC common stock owned by HS3. Following completion of the Merger, Mr. Chavez and Ms. Hogue will have sole dispositive and voting power over the MIT Class B common shares owned by them. Each of Mr. Osher and HS3 will have shared dispositive and voting power over the MIT Class B common shares owned by HS3 upon completion of the Merger.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

For purposes of this section unless otherwise indicated, references to “we”,“our” and “us” mean only MIT, and not MIC.

A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) or a proposed transaction in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

A “related person” means any person who is, or at any time since January 1, 2019 was:

•	a trustee, a nominee for trustee or an executive officer of MIT;

•	known to us to be the beneficial owner of more than 5.0% of the outstanding shares of common shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

•	an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

•	a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

Policies and Procedures Concerning Conflicts of Interest and Related Person Transactions

Effective prior to the completion of the MIT IPO, we will adopt a code of business conduct and ethics, or our code of conduct, the provisions of which are intended to help us identify and adequately address or mitigate actual, potential or alleged conflicts of interest. This code of conduct and our governance guidelines will address review and approval of activities, interests or relationships that conflict with, or appear to conflict with, our interests, including related person transactions. Persons subject to our code of conduct and governance guidelines will be under a continuing obligation to disclose any such conflicts of interest and may pursue a transaction or relationship which involves such conflicts of interest only if the transaction or relationship has been approved as follows:

•	In the case of our trustees or executive officers, such person must seek approval from our disinterested trustees for related person transactions (involving a direct or indirect material interest) and other transactions or relationships which such person would like to pursue and which may otherwise constitute a conflict of interest or other action falling outside the scope of permissible activities under our code of conduct or governance guidelines. If there are no disinterested trustees, the transaction shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire board of trustees and the affirmative vote of a majority of our Independent Trustees. In determining whether to approve or ratify a transaction, our board of trustees, disinterested trustees or Independent Trustees, as the case may be, shall act in accordance with applicable provisions of our declaration of trust and shall consider all of the relevant facts and circumstances.

The following is a summary of provisions of our declaration of trust and bylaws that will be in effect effective prior to the completion of the MIT IPO affecting certain transactions with related persons. Although it is a summary of the material terms, it does not contain all the information that may be important to you. If you would like more information, you should read the form of our declaration of trust which will be in effect upon the completion of the MIT IPO, which has been filed as an exhibit to the Form S-4  of which this proxy statement/prospectus is a part. Under our declaration of trust and bylaws:

•	Each of our trustees, officers, employees or agents may be interested as a trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any person who may be engaged to render advice or services or provide goods to us, and may receive compensation from such person or compensation from us in that capacity, as well as compensation from us as a trustee, officer, employee or agent or otherwise.

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•	We may enter into any contract or transaction of any kind with any person, including any of our trustees, officers, employees or agents or any person related to or affiliated with any of them or in which any of them has a material financial interest and whether or not our manager or any of our trustees, officers, employees or agents has a financial interest in such contract or transaction.

•	To the extent permitted by Maryland law, a contract or other transaction between us and any of our trustees or between us and any other trust, corporation or other entity in which any of our trustees is a trustee or has a material financial interest is not void or voidable solely on the grounds of such common trusteeship or interest, the presence of such trustee at the meeting of the board or committee at which the contractor transaction is authorized, approved or ratified or the counting of the trustee’s vote in favor thereof; provided that:

o	the facts of the common trusteeship or interest is disclosed or known to our board of trustees (or a committee of our board of trustees), and our board of trustees (or such committee) authorizes, approves or ratifies the transaction or contract by affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum;

o	the fact of the common trusteeship or interest is disclosed or known to our shareholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote, other than the votes of shares owned of record or beneficially owned by the interested trustee or trust, corporation, firm or other entity; or

o	the transaction or contract is fair and reasonable to us.

The failure of any such contract or other transaction to satisfy any of the criteria set forth above will not create any presumption that such contract or other transaction is void, voidable or otherwise invalid, and any such contract or other transaction will be valid to the maximum extent permitted by Maryland law. However, if the proposed contract or other transaction is not approved by either a majority of disinterested trustees or disinterested shareholders, as noted above, the burden of proving that the contract or other transaction is fair and reasonable to us shifts to the person asserting the validity of the contract or other transaction.

Certain related person transactions described in this proxy statement/prospectus were reviewed and approved or ratified in accordance with our policies, Code of Ethics, declaration of trust and bylaws, and Maryland law. In the event of doubt, an officer or trustee of must disclose a suspected related person transaction to our Director of Compliance, who may then engage the Chair of the audit committee to determine if the transaction requires the approvals set forth in the Code of Ethics. A copy of our Code of Ethics that will be in effect effective prior to the completion of the MIT IPO, will be posted on our website following such time and also may be obtained free of charge by writing to Secretary, c/o Mobile Infrastructure Trust, 30 W. 4th Street, Cincinnati, Ohio 45202.

Certain historical related person transactions described in this proxy statement/prospectus were reviewed and approved or ratified in accordance with MIC’s then existing policies, Code of Ethics, articles of incorporation and bylaws, and Maryland law.

Relationship with Color Up, Bombe and Affiliates Thereof

Prior to August 25, 2021, the Special Committee of the MIC board of directors approved the Purchase Agreement, described below. In connection with the closing of the transactions contemplated by the Purchase Agreement, Messrs. Dawson, Aalberts and Shustek resigned from their positions as directors of MIC and the Color Up Designated Directors and Ms. Holley were elected to the MIC board of directors.

Color Up was formed for the purpose of consummating the transactions contemplated by the Purchase Agreement and investing in MIC common stock. Mr. Chavez, a manager and the chief executive officer of Color Up, was elected chairman of the board and appointed chief executive officer of MIC, effective August 25, 2021. Ms. Hogue, a manager and the president of Color Up, was appointed president of MIC and a member of the MIC board of directors, effective August 25, 2021. Mr. Osher, the third manager of Color Up, was elected to the MIC board of directors, effective August 25, 2021. Mr. Osher is a control person of HS3, a member of Color Up. On August 25, 2021, MIC also entered into the MIC Employment Agreements with each of Mr. Chavez and Ms. Hogue as more fully described in this proxy statement/prospectus.

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Bombe is currently our sole shareholder. Mr. Chavez is the founder and is a managing partner of Bombe and has been its chief executive officer since 2017. Ms. Hogue has been a managing partner of Bombe since 2020. As of the date of this proxy statement/prospectus, we have 1,000 common shares outstanding, all of which are beneficially owned by Mr. Chavez and Ms. Hogue through Bombe.

As of the date of this proxy statement/prospectus, Mr. Chavez, Ms. Hogue and Mr. Osher beneficially owned as controlling persons of Color Up, 2,624,831 shares of MIC common stock, or 33.8% of the outstanding shares of MIC common stock as of such date, the Common Share Warrants to purchase 1,702,128 shares of MIC common stock and 7,495,090 OP Units, or approximately 44.2% of the outstanding OP Units as of such date. As of the date of this proxy statement/prospectus, Color Up and HS3, and each of Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson, individually, are the limited partners of the Operating Partnership. As of the date of this proxy statement/prospectus, Mr. Osher beneficially owns as the controlling person of HS3 an additional 1,702,128 OP Units or approximately 10.0% of the outstanding OP Units, as of such date, and 425,532 Class A Units. As of the date of this proxy statement/prospectus, Mr. Chavez and Ms. Hogue beneficially own, in the aggregate, 1,500,000 Performance Units and Mr. Chavez, Ms. Hogue, Mr. Osher, Mr. Kellar, Ms. Holley, Mr. Jones and Mr. Nelson beneficially own, in the aggregate, 282,027 LTIP Units. We understand that following the Merger, Color Up will be dissolved and its interests in the Operating Partnership will be distributed to the Color Up Members. We understand that the Color Up Members will each further distribute the interests received by them to their respective members or partners and that the final direct holders of the interests will become limited partners of the Operating Partnership.

Pending Merger with MIC

On May 27, 2022, we and MIC entered into the original Merger Agreement and on September 26, 2022, we and MIC amended and restated the Merger Agreement. Pursuant to the Merger Agreement, MIC will merge with and into us one business day following completion of the MIT IPO, with MIT surviving. As a result of the Merger, (1) holders of shares of MIC common stock will receive one MIT Class B common share for each whole share of MIC common stock they hold immediately prior to the Effective Time and (2) holders of shares of MIC Preferred Stock will receive, for each share of MIC Preferred Stock they hold immediately prior to the Effective Time, the MIC Preferred Stock Merger Consideration. None of the holders of shares of MIC Preferred Stock is a related party of us, our executive officers, directors, trustees or entities associated with them, including Color Up, HS3 and Bombe. MIT will also assume all outstanding warrants to purchase MIC common stock and MIC equity awards and such warrants and equity awards will be converted into the right to receive MIT Class B common shares (or if exercised after the conversion of the MIT Class B common Shares, MIT common shares). The MIT Class B common shares are identical to the MIT common shares being offered in the MIT IPO, except that (i) we do not intend to list the MIT Class B common shares on a national securities exchange in connection with the MIT IPO or the Merger and (ii) upon the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by our board of trustees in certain circumstances with respect to all or any portion of the outstanding MIT Class B common shares), each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share. MIC stockholders will receive cash in lieu of any fractional MIT Class B common shares or MIT Preferred Shares to which they are entitled.

Immediately following the consummation of the MIT IPO and simultaneously with the closing of the Merger, we intend to use an amount of the net proceeds we receive in the MIT IPO, equal to the gross proceeds of the MIT IPO minus the underwriting discounts and commissions and certain offering expenses payable by us, to pay the Cash Merger Consideration, $      million of which will be used to pay accrued and unpaid dividends on the MIC Preferred Stock unless earlier declared and paid by MIC prior to the Effective Time, and we intend to contribute the remaining proceeds to the Operating Partnership in exchange for its issuance of additional OP Units to us. In addition, at the Effective Time, holders of OP Units will receive one Class B common unit in exchange for each OP Unit they hold immediately prior to the Effective Time. The Class B common units will be identical to the OP Units, except that upon the six-month anniversary of the listing of the MIT common shares for trading on a national securities exchange (or such earlier date or dates as may be approved by the MIT board of trustees in certain circumstances with respect to all or any portion of the outstanding Class B common units), each Class B common unit will automatically, and without any partner action, convert into one OP Unit.

In connection with the Merger, we will assume all of MIC’s rights and obligations under the agreements described below to the extent they are not terminated in connection with or prior to the Merger by virtue of their

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terms or otherwise. In addition, upon the consummation of the Merger, we will acquire all of MIC’s interest in the Operating Partnership and become its general partner.

On March 7, 2022, we entered into a letter agreement with MIC and the Operating Partnership, pursuant to which MIC and the Operating Partnership agreed to be allocated, bear and (where practicable) pay directly all initial organizational costs and expenditures of our formation as well as the fees and expenses of the MIT IPO and the Merger (excluding customary underwriting discounts and commissions and other fees and expenses customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement), which costs, fees, expenses, and other expenditures include, without limitation, all legal and other advisor fees, the costs and expenditures incurred in connection with the offering that are not customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement, and the fees, costs and expenditures of forming and initially organizing us as a Maryland REIT. With respect to customary underwriting discounts and commissions and other fees and expenses customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement, the parties intend that the Merger Agreement (and ancillary agreements) and the subsequent integration of MIC will be allocated to MIC. We are not required to reimburse MIC or the Operating Partnership for any of these costs and expenses.

Equity Purchase and Contribution Agreement

On January 8, 2021, MIC entered into the Purchase Agreement by and among MIC, the Operating Partnership, the Former Advisor, and Color Up. The transactions contemplated in the Purchase Agreement closed on August 25, 2021, or the Closing, and, pursuant to the Purchase Agreement, at the Closing, MIC acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati, Ohio and approximately 1,154 parking spaces located in Chicago, Illinois totaling approximately 1,201,000 square feet. In addition to the parking garages contributed, proprietary technology was contributed to MIC, which provides management with real-time information on the performance of its assets. Management has been implementing the contributed proprietary technology into its legacy garages. Pursuant to the Closing, the Operating Partnership issued 7,495,090 OP Units at $11.75 per unit for total consideration of $84.1 million, net of transaction costs. The consideration received consisted of the Contributed Interests and technology with a fair value of $4.0 million. MIC also assumed long-term debt with a fair value of approximately $44.5 million. In addition, MIC issued the Common Share Warrants to Color Up to purchase up to 1,702,128 shares of MIC common stock at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20 million.

Tender Offer

Pursuant to the Purchase Agreement, Color Up agreed that, as promptly as practicable after the closing of the transactions pursuant to the Purchase Agreement, it would commence the tender offer to purchase up to 900,506 shares of MIC common stock, at a purchase price of $11.75 per share, net to the applicable seller in cash, without interest, subject to any required withholding tax, which we refer to as the Tender Offer, and MIC agreed (i) that prior to the closing of the transactions pursuant to the Purchase Agreement, the MIC board of directors would recommend that stockholders of MIC accept the Tender Offer and (ii) to take all steps necessary to cause any offering memorandum relating to the Tender Offer to be distributed to MIC’s stockholders. In the event that MIC’s stockholders tendered a number of shares less than the Tender Offer amount, MIC agreed to, at Color Up’s sole discretion, offer to issue and sell to Color Up the Company Backstop (as defined in the Purchase Agreement) such that Color Up may acquire a total number of shares equal to the Tender Offer amount after giving effect to the Tender Offer and the Company Backstop.

On October 5, 2021, Color Up commenced the Tender Offer upon the terms and subject to the conditions set forth in that certain Offer to Purchase, dated October 5, 2021 and in the related Letter of Transmittal, copies of which are attached as exhibits to Schedule TO filed with the SEC on October 5, 2021, and the MIC board of directors recommended that the stockholders of MIC accept the offer by Color Up to purchase up to 900,506 shares of MIC common stock and tender their shares of MIC common stock pursuant to the Tender Offer. On November 8, 2021, Color Up, following the expiration of the Tender Offer on November 5, 2021, accepted for purchase an aggregate of 878,082 shares of MIC common stock that had been validly tendered and not validly withdrawn pursuant to the Tender Offer at $11.75 per share, or an aggregate consideration of $10,317,468. Also on November 8, 2021, MIC and Color Up entered into a subscription agreement pursuant to which Color Up purchased the remaining

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22,424 shares of MIC common stock not tendered in the Tender Offer pursuant to the Company Backstop at $11.75 per share, or an aggregate consideration of $263,482.

In connection with the Tender Offer, the MIC board of directors agreed to reimburse Color Up for the fees and costs incurred in connection with the Tender Offer. MIC paid approximately $0.1 million as reimbursement of such Tender Offer fees and expenses.

Stockholders’ Agreement

MIC entered into a Stockholders’ Agreement with Color Up on August 25, 2021, pursuant to which, until such time as the Stockholders’ Agreement is terminated, the prior approval of one incumbent director and a majority of the Color Up Designated Directors shall be required for certain transactions, including without limitation, (i) any merger or sale of MIC or substantially all its assets, (ii) amendments to MIC’s articles of incorporation or bylaws, (iii) the authorization or issuance of any equity securities or any securities convertible into or exercisable for equity securities of MIC, (iv) any change in the authorized number of directors of the MIC board of directors or establishment or abolition of any committee thereof; (v) any incurrence or repayment of indebtedness in an aggregate amount over a certain threshold, (vi) any declaration of dividends, (vii) any appointment or termination of any person as the chief executive officer, president or chief financial officer of MIC, (viii) any related party transactions, (ix) any amendment or waiver, or termination of certain provisions, of the Stockholders’ Agreement or (x) any amendment or waiver of the Tax Matters Agreement or the Warrant Agreement, each as described below.

The Stockholders’ Agreement also contains certain standstill provisions restricting, subject to certain customary exclusions, Color Up from, among other things, acquiring (or seeking or making any proposal or offer with respect to acquiring) additional MIC common stock or any security convertible into MIC common stock or any assets of MIC. In addition, MIC has agreed that, in the event MIC proposes to issue additional securities, Color Up will have the right to purchase an amount of securities so that its ownership percentage will not be diluted by the issuance of additional securities. Under the terms of the Stockholders’ Agreement, except for limited circumstances, Color Up is prohibited from selling or transferring its MIC common stock until six months following a Liquidity Event (defined as an initial public offering or a listing of the MIC common stock on a national securities exchange). A transfer of any of Color Up’s MIC common stock to a Permitted Transferee (defined to include any member of Color Up) is permissible under the Stockholders’ Agreement. Except for the transfer restrictions set forth above, the Stockholders’ Agreement terminates upon a Liquidity Event or written agreement of the parties. Until a Liquidity Event and subject to certain limited exceptions, Color Up (and its Permitted Transferees) are prohibited from, directly or indirectly, (i) having an ownership interest in, or permitting such party’s name to be used in connection with, any business in any central business district in North America which is primarily engaged in the business of acquiring, investing in, owning, operating or leasing parking lots or parking garages and (ii) soliciting or attempting to solicit any clients or customers of MIC or any of its subsidiaries for the purpose of diverting their business or service from MIC or any of its subsidiaries.

The terms of the Stockholders’ Agreement will terminate upon the consummation of the Merger; however, the standstill provisions restricting, subject to certain customary exclusions, Color Up from, among other things, acquiring (or seeking or making any proposal or offer with respect to acquiring) additional MIC common stock or any security convertible into MIC common stock or any assets of MIC shall survive for a period of six months after the effective date of the Merger.

Tax Matters Agreement

On August 25, 2021, MIC, the Operating Partnership and Color Up entered into a Tax Matters Agreement, or the Tax Matters Agreement, pursuant to which the Operating Partnership agreed to indemnify (i) Color Up, (ii) any person holding OP Units and who acquired such OP Units from Color Up in a transaction in which such person’s adjusted basis in such OP Units, as determined by federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of Color Up in such OP Units and (iii) if at any time Color Up is a Pass Through Entity (as defined in the Tax Matters Agreement), and solely of the computing the amounts to be paid pursuant to certain provisions of the Tax Matters Agreement with respect to Color Up, any person who (a) holds an interest in Color Up, either directly or through one or more pass through entities, and (b) is required to include all or a portion of the income of Color Up in its own gross income ((i)-(iii), collectively, the Protected Partners) against certain adverse tax consequences in connection with (1) (i) a taxable disposition of certain specified properties and (ii)

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certain dispositions of the Protected Partners’ interests in the Operating Partnership, in each case, prior to the tenth anniversary of the completion of the transactions contemplated by the Purchase Agreement (or earlier, if certain conditions are satisfied) and (2) the Operating Partnership’s failure to provide the Protected Partners the opportunity to guarantee a specified amount of debt of the Operating Partnership during the period ending on the tenth anniversary of the completion of the transactions contemplated by the Purchase Agreement (or earlier, if certain conditions are satisfied). In addition, and for so long as the Protected Partners own at least 20% of the units in the Operating Partnership received in the closing of the transactions contemplated by the Purchase Agreement, MIC agreed to use commercially reasonable efforts to provide the Protected Partners with similar guarantee opportunities beyond such period. As of the date of this proxy statement/prospectus, the Protected Partners include Mr. Chavez, Ms. Hogue and Mr. Osher who hold interests in members of Color Up.

Warrant Agreement

On August 25, 2021, MIC entered into the Warrant Agreement with Color Up pursuant to which MIC issued the Common Share Warrants to purchase up to 1,702,128 shares of MIC common stock, at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20,000,000. Each whole Common Share Warrant entitles the registered holder thereof to purchase one whole share of MIC common stock at the Common Share Warrant Price, subject to adjustment as discussed below, at any time following a “Liquidity Event,” which is defined as an initial public offering and/or listing of the MIC common stock on a Trading Market. The Common Share Warrants expire five years after the date of the Warrant Agreement, at 5:00 p.m., New York City time. The Warrant Agreement provides that if the exercise of the Common Share Warrants would require MIC to obtain stockholder approval pursuant to any applicable listing standards of the Trading Market on which the MIC common stock is listed, MIC will, at its discretion, either obtain such stockholder approval or deliver cash in lieu of MIC common stock otherwise deliverable upon the exercise of such Common Share Warrant. If the number of outstanding MIC common stock is increased by a stock dividend payable in MIC common stock, or by a split of outstanding MIC common stock or other similar event, or decreased by a consolidation, combination, reverse stock split or reclassification of MIC common stock or other similar event, then the number of MIC common stock issuable upon exercise of each Common Share Warrant shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in MIC common stock. Whenever the number of MIC common stock purchasable upon the exercise of the Common Share Warrants is adjusted, as described above, the Common Share Warrant Price will be adjusted (to the nearest cent) by multiplying such Common Share Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of MIC common stock purchasable upon the exercise of the Common Share Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of MIC common stock so purchasable immediately thereafter. The Warrant Agreement further provides that, in lieu of issuing fractional shares, MIC will make a cash payment equal to the Fair Market Value (as defined in the Warrant Agreement) of one share of MIC common stock multiplied by such fraction.

Securities Purchase Agreement

On November 2, 2021, MIC entered into the Securities Purchase Agreement, by and among MIC, the Operating Partnership, and HS3, pursuant to which, on the closing date, or the Securities Purchase Closing Date, the Operating Partnership issued and sold to HS3 (a) 1,702,128 newly-issued OP Units; and (b) 425,532 newly-issued Class A Units, which entitle HS3 to purchase up to 425,532 Additional OP Units, at an exercise price equal to $11.75 per Additional OP Unit, subject to adjustment as provided in the Class A Unit Agreement (as defined below), and HS3 paid to the Operating Partnership cash consideration of $20,000,000. The Securities Purchase Transaction and the Securities Purchase Agreement and related agreements were evaluated, negotiated and unanimously approved by the members of the MIC board of directors who were determined by the MIC board of directors to be disinterested with respect to the Securities Purchase Transaction and the MIC board of directors.

Under the Securities Purchase Agreement, the parties made customary representations and warranties for transactions of this type. Pursuant to the terms of the Securities Purchase Agreement, the representations and warranties made under the Securities Purchase Agreement will survive for six months after the Securities Purchase Closing Date and MIC and the Operating Partnership, on one hand, and HS3, on the other hand, will indemnify each other party and certain of their respective representatives against losses arising out of certain material breaches of, and certain third party claims related to, the Securities Purchase Agreement and the Securities Purchase Transactions.

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In connection with the issuance of the OP Units and the Class A Units under the Securities Purchase Agreement, the MIC board of directors amended and restated the limited exception to the restrictions on ownership and transfer of MIC common stock set forth in MIC’s articles of incorporation previously granted to Color Up, HS3 and certain of its affiliates to allow these parties to own, directly or indirectly, in the aggregate, up to 15,200,000 shares of MIC common stock, or the Excepted Holder Limit, and up to five percent (5%) of any outstanding class of preferred stock of MIC. The grant of this exception was conditioned upon the receipt of various representations and covenants set forth in the Request for Waiver of Ownership Limit, made by Color Up and HS3 to MIC, confirming, among other things, that none of HS3, Color Up, nor certain of their affiliates may own, directly or indirectly, more than 4.9% of the interests in a tenant of MIC (or subsidiary of MIC) that comprises more than three percent (3%) of the gross income of MIC as determined for purposes of Section 856(c)(2) of the IRC. The request also includes representations intended to confirm that HS3, Color Up, and certain of their affiliates’ ownership of MIC common stock will not cause MIC to otherwise fail to qualify as a REIT for federal income tax purposes.

Registration Rights Agreement

On August 25, 2021, MIC entered into a Registration Rights Agreement with Color Up, or the Registration Rights Agreement, pursuant to which MIC granted the Holders (as defined in the Registration Rights Agreement) certain registration rights with respect to the Registrable Securities (as defined below) of MIC. Among other things, the Registration Rights Agreement requires MIC to register (i) the shares of MIC common stock purchased pursuant to the Purchase Agreement, (ii) shares of MIC common stock, if any, issued upon the redemption of OP Units purchased pursuant to the Purchase Agreement, (iii) shares of MIC common stock acquired pursuant to the Tender Offer, (iv) shares of MIC common stock issuable upon redemption of the Common Share Warrants, (v) the Common Share Warrants and (vi) any additional securities issued or issuable as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares of MIC common stock and OP Units (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations, stock splits or otherwise), collectively, the Registrable Securities. The Holders are entitled to make a written demand for registration under the Securities Act, of all or part of their Registrable Securities; provided, however, that MIC is not required to file a registration statement prior to (x) 180 days after the initial listing of the Registrable Securities on a national securities exchange or (y) the expiration of any other lock-up period imposed with respect to the Registrable Securities pursuant to the Stockholders’ Agreement. In addition, the Holders are entitled to “piggy-back” registration rights to registration statements filed by MIC. MIC will bear all of the expenses incurred in connection with the filing of any such registration statement.

On November 2, 2021, MIC entered into an amended and restated registration rights agreement with Color Up and HS3, or the A&R Registration Rights Agreement, pursuant to which MIC granted the Holders (as defined in the A&R Registration Rights Agreement) certain registration rights with respect to the shares of MIC common stock issuable upon redemption of Additional OP Units issued upon exercise of the Class A Units in addition to the other Registrable Securities (as defined in the Registration Rights Agreement described above).

Partnership Agreement

On August 26, 2021, MIC entered into an Amended and Restated Agreement of Limited Partnership of the Operating Partnership to facilitate the transactions contemplated by the Purchase Agreement and to admit Color Up as a limited partner.

On November 2, 2021, MIC, the Operating Partnership, Color Up and HS3 entered into a Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership to facilitate the Securities Purchase Transaction which, among other things, provided for the issuance by the Operating Partnership of Class A Units having the rights and preferences as may be set forth in a Class A Unit agreement.

On March 18, 2022, MIC, the Operating Partnership, Color Up and HS3 entered into a Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership to change the name of Operating Partnership from “MVP REIT II Operating Partnership, L.P.” to “Mobile Infra Operating Partnership, L.P.” and to reflect the merger of MIC’s wholly owned subsidiary and former limited partner of the Operating Partnership with and into MIC, such that MIC became the holder of the OP Units then held by such subsidiary.

Immediately following the Effective Time, we, the Operating Partnership, HS3 and the other limited partners will enter into a Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership in

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connection with the MIT IPO and the Merger. See “The Operating Partnership and the Partnership Agreement” in this proxy statement/prospectus.

Class A Unit Agreement

The Operating Partnership issued the Class A Units pursuant to a Class A Unit agreement, or the Class A Unit Agreement, also dated as of the Securities Purchase Closing Date, which provides that each whole Class A Unit entitles the registered holder thereof to purchase one whole OP Unit at a price of $11.75 per share, or the Class A Unit Price, subject to adjustment as discussed below, at any time following a “Liquidity Event,” which is defined as an initial public offering and/or listing of the MIC common stock on a Trading Market. The Class A Units expire five years after the date of the Class A Unit Agreement, at 5:00 PM, New York City time. The Class A Units may also be exercised on a cashless basis by surrendering Additional OP Units in lieu of payment of the aggregate Class A Unit Price at the purchaser’s election. If the number of outstanding OP Units is increased by a dividend payable in OP Units, or by a split-up of OP Units or other similar event, or decreased by a consolidation, combination, reverse split or reclassification of OP Units or other similar event, then the number of Additional OP Units issuable on exercise of each Class A Unit shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in outstanding OP Units. Whenever the number of Additional OP Units purchasable upon the exercise of the Class A Units is adjusted, as described above, the Class A Unit Price will be adjusted (to the nearest cent) by multiplying such Class A Unit Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of OP Units purchasable upon the exercise of the Class A Units immediately prior to such adjustment, and (y) the denominator of which shall be the number of OP Units so purchasable immediately thereafter. The Class A Unit Agreement further provides that, in lieu of issuing fractional units, the Operating Partnership will make a cash payment equal to the Fair Market Value (as defined in the Class A Unit Agreement) of one OP Unit multiplied by such fraction.

License Agreement

On August 25, 2021, MIC entered into the License Agreement with the Supplier, pursuant to which MIC granted to the Supplier a limited, non-exclusive, non-transferable, worldwide right and license to access and use certain Inigma-branded software assigned to MIC under the terms of the Purchase Agreement, as well as associated services, for a fee of $5,000 per month. The Supplier is an affiliate of, and under common control with, Bombe, and Mr. Chavez holds a majority of the Supplier’s membership interests. Mr. Chavez and Ms. Hogue are controlling persons of Bombe, the manager of the Supplier.

pKatalyst and Inigma, our proprietary software systems, are not protected by any patents, registered trademarks or licenses and have not been licensed to any third parties.

Other Matters

Two of our Cincinnati parking facilities, 1W7 Carpark and 222W7, which were acquired by us in connection with the transactions contemplated by the Purchase Agreement, are currently operated by PCA, d/b/a Park Place Parking. Park Place Parking is a private parking operator that is wholly owned by Mr. Chavez’s father and uncle. Mr. Chavez is neither an owner nor a beneficiary of Park Place Parking. Park Place Parking has been operating these parking facilities for four and three years, respectively. Both parking facilities were acquired with their management agreements in place and at the same terms under which they were operating prior to the closing of the transactions contemplated by the Purchase Agreement. As of January 1, 2022, both parking facilities are leased under the New Lease Structure and are no longer separately managed. For the year ended December 31, 2021, approximately $121,000 was paid to us from these arrangements. For the three months ended June 30, 2022, approximately $150,000 was due to us from these arrangements.

MIC is an equity method investor in DST. Pursuant to the closing of the transactions contemplated by the Purchase Agreement, the Former Advisor was replaced as manager of MVP Parking, DST, LLC by Mr. Chavez.

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COMPARISON OF RIGHTS OF MIT SHAREHOLDERS AND MIC STOCKHOLDERS

If the Merger is consummated, MIC stockholders will become MIT shareholders. The rights of MIC stockholders are currently governed by and subject to the provisions of the MGCL, the MIC charter and the MIC bylaws. Upon the consummation of the Merger, the rights of the former MIC stockholders who receive MIT Class B common shares in connection with the Merger will continue to be governed by certain provisions of the MGCL and will be governed by the Maryland REIT Law, the MIT declaration of trust and the MIT bylaws.

The following is a summary comparison of material differences between the rights of MIC stockholders under the MGCL and the MIC charter and the MIC bylaws, on the one hand, and the rights of shareholders of MIT under the Maryland REIT Law, MGCL, and the MIT declaration of trust and the MIT bylaws (which will be the rights of shareholders of the combined company following the Merger), on the other hand. The summary set forth below is not intended to be an exhaustive discussion of the foregoing and may not contain all the information that is important to you. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the Maryland REIT Law, (ii) the MGCL, (iii) the MIT declaration of trust, (iv) the MIC charter, (v) the MIT bylaws and (vi) the MIC bylaws.

Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of the Maryland REIT Law and the MGCL, as well as the governing instruments of each of MIT and MIC referred to herein, copies of which are available, without charge, to any person or entity, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions under “Where You Can Find More Information.”

Rights of MIT Shareholders	Rights of MIC Stockholders
Structure

MIT is a Maryland real estate investment trust that intends to elect to be taxed as a REIT for U.S. federal income tax purposes.

The rights of MIT shareholders are governed by the Maryland REIT Law, the MGCL, the MIT declaration of trust and the MIT bylaws.

MIC is a Maryland corporation that is being taxed as a C corporation. The rights of MIC stockholders are governed by the MGCL, the MIC charter and the MIC bylaws.
Authorized Stock/Shares

MIT is authorized to issue an aggregate of 600,000,000 shares of beneficial interest, consisting of 500,000,000 MIT common shares, 20,000,000 MIT Class B common shares and 80,000,000 preferred shares of beneficial interest, $0.0001 par value per share, of which 97,000 are designated as Series 1 Preferred Shares and 50,000 are designated as Series A Preferred Shares.

MIC is authorized to issue an aggregate of 100,000,000 shares of capital stock, consisting of 98,999,000 shares of common stock, $0.0001 par value per share, 1,000,000 shares of preferred stock, $0.0001 par value per share, of which 50,000 shares are classified as Series A Convertible Redeemable MIC Preferred Stock, $0.0001 par value per share, and 97,000 shares are classified as Series 1 Convertible MIC Redeemable Preferred Stock, $0.0001 par value per share, and 1,000 shares of convertible stock, $0.0001 par value per share.

Special Meeting of Stockholders/Shareholders

The MIT bylaws provide that special meetings of the shareholders (i) may be called by the chair of the MIT board of trustees, the chief executive officer, the president or the MIT board of trustees and (ii) must be called by the secretary to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast on such matter at such meeting.

The MIC charter and the MIC bylaws provide that special meetings of the stockholders (i) may be called by the president, the chief executive officer, the Chairman of the MIC board of directors, a majority of the MIC board of directors or a majority of the independent directors and (ii) must be called by the secretary upon the written request of stockholders entitled to cast not less than 10% of the votes entitled to be cast on any matter proposed to be considered at such meeting.

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Rights of MIT Shareholders	Rights of MIC Stockholders
Number of Directors/Trustees

The MIT declaration of trust provides that the number of trustees will initially be           , which number may be increased or decreased from time to time pursuant to the MIT bylaws. The MIT bylaws further provide that the number may not be more than 15, nor less than one. At the Effective Time, the size of the MIT board of trustees will be         .

The MIC charter provides that the number of directors will be five, which number may be increased or decreased from time to time pursuant to the MIC bylaws; provided that upon commencement of the initial public offering, the total number of directors shall not be fewer than three.  The MIC bylaws provide that the number of directors will never be less than the minimum number required by the MGCL nor more than 15. The current size of the MIC board of directors is seven.  The MIC charter provides that a majority of directors must be independent directors (as defined in the MIC charter), except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director.

Removal of Directors/Trustees

The MIT declaration of trust provides that any trustee, or the entire MIT board of trustees, may be removed from office at any time by the affirmative vote of MIT shareholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of trustees.

The MIC charter provides that any director, or the entire MIC board of directors, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.
Filling of Board Vacancies

Except as may be provided by the MIT board of trustees in setting the terms of any class or series of preferred shares of beneficial interest, any and all vacancies on the MIT board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies.

Except as may be provided by the MIC board of directors in setting the terms of any class or series of preferred stock, any vacancy on the MIC board of directors may be filled only by a vote of a majority of the remaining directors, or in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.
Limitation of Liability and Indemnification of Directors/Trustees and Officers
The MIT declaration of trust limits the liability of MIT’s trustees and officers to MIT and its shareholders for money damages to the maximum extent permitted by Maryland law. The MIT declaration of trust requires MIT to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer of MIT or (ii) any individual who, while a trustee or officer of MIT and at the request of MIT, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacities.	The MIC charter limits the liability of MIC’s directors and officers to MIC and its stockholders for money damages and requires MIC to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of MIC, and who is threatened to be made party to a proceeding by reason of his or her service in that capacity, (ii) any individual who, while a director or officer of MIC, and at the request of MIC, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is threatened to be made party to a proceeding by reason of his or her service in that capacity, or (iii) the Advisor (as defined in the MIC charter) or any of its affiliates acting as an agent of MIC.

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Rights of MIT Shareholders	Rights of MIC Stockholders

However, MIC may indemnify a director, the Advisor or any affiliate of the Advisor, collectively, the MIC Indemnified Parties, for liability or loss suffered by any of them or hold a MIC Indemnified Party harmless for any loss or liability by MIC only if the following conditions are met: (i) the MIC Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of MIC, (ii) the MIC Indemnified Party was acting on behalf of or performing services for MIC, (iii) such liability or loss was not the result of negligence or misconduct by the MIC Indemnified Party (or gross negligence or willful misconduct in the case of an independent director) and (iv) such indemnification is recoverable only out of the net assets of MIC and not from its stockholders. In addition, MIC may not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by a MIC Indemnified Party unless one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the MIC Indemnified Party, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the MIC Indemnified Party, or (C) a court of competent jurisdiction approves a settlement of the claims against the MIC Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of MIC were offered or sold as to indemnification for violations of securities laws.

The MIC charter further provides that a MIC Indemnified Party may be paid or reimbursed reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding as a result of any legal action for which indemnification is being sought only if (in addition to the procedures required by the MGCL) the following conditions are met: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of MIC, (ii) the MIC Indemnified Party provides MIC with written affirmation of the MIC Indemnified Party’s good faith belief that the MIC Indemnified Party has met the standard of conduct necessary for indemnification by MIC, (iii) the legal proceeding was initiated by a third party who is not a stockholder of MIC or the legal proceeding is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement, (iv) the MIC Indemnified Party undertakes to repay the amount paid or reimbursed by MIC, together with the applicable legal rate of interest thereon, if it is ultimately determined that the MIC Indemnified Party is not entitled to indemnification.

203

Rights of MIT Shareholders	Rights of MIC Stockholders
Voting Rights

The MIT declaration of trust provides that, subject to the provisions of any class or series of shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of trustees as provided in the MIT declaration of trust and the removal of trustees as provided in the MIT declaration of trust; (b) amendment of the MIT declaration of trust as set forth in the MIT declaration of trust; (c) termination of MIT as provided in the MIT declaration of trust; (d) merger, conversion or consolidation of the Trust to the extent a vote of the shareholders is required by Title 8, or the sale or disposition of substantially all of the property of MIT, to the same extent as a stockholder of a Maryland corporation would be entitled to vote on such sale or disposition under the MGCL; (e) such other matters with respect to which the MIT board of trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) and other matters as may be properly brought before a meeting of shareholders pursuant to the MIT bylaws. Except with respect to the election and removal of trustees or as otherwise provided in the Maryland REIT Law or the MIT declaration of trust or MIT bylaws, the vote of shareholders holding a majority of the outstanding shares entitled to vote is required to approve any such action.

Under the MGCL and the MIC charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to the MIC charter (except as otherwise provided in the MIC charter or the MGCL), (2) MIC’s liquidation and dissolution, (3) a merger or consolidation or statutory share exchange or sale or other disposition of all or substantially all of MIC’s assets, (4) election or removal of MIC’s directors, and (5) such other matters that the MIC board of directors has declared advisable and directed that the matter be submitted to the stockholders for approval or ratification. Except with respect to the election of directors or as otherwise provided in the MGCL or the MIC charter or MIC bylaws, the vote of stockholders holding a majority of the outstanding shares of stock entitled to vote is required to approve any such action, and no such action can be taken by the MIC board of directors without such majority vote of MIC’s stockholders.

Bylaw Amendments

The MIT declaration of trust and the MIT bylaws provide that the MIT board of trustees has the power to adopt, alter or repeal any provision of the MIT bylaws and to make new bylaws. The MIT bylaws also provide shareholders with the concurrent right to amend the MIT bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter.

However, the MIT board of trustees may not amend the provisions of the MIT bylaws relating to MIT’s exemption from the “business combination” provisions of the MGCL or the adoption of a shareholder rights plan without the approval of a majority of the votes cast on the matter by MIT’s shareholders entitled to vote generally in the election of trustees.

The MIC charter and the MIC bylaws provide that the MIC board of directors has the exclusive power to adopt, alter or repeal any provisions of the MIC bylaws and to make new bylaws.
Restrictions on Ownership and Transfer
Subject to certain exceptions, the MIT declaration of trust to be in effect upon the completion of the MIT IPO will provide that no person may beneficially or constructively own more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of MIT’s shares, including the MIT common shares, MIT Class B common shares, Series 1 Preferred Shares and Series A Preferred Shares. We refer to these restrictions as the “Ownership Limit”.	The MIC charter contains limitations on the ownership and transfer of MIC’s shares which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of MIC’s then outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of MIC’s then outstanding shares of common stock, collectively, the 9.8% ownership limits; (ii) any person or entity from owning or acquiring, directly or indirectly, the MIC’s shares to the extent such ownership would result

204

Rights of MIT Shareholders	Rights of MIC Stockholders

 The MIT declaration of trust further prohibits any person from:

•    beneficially or constructively owning, applying certain attribution rules of the IRC, shares of beneficial interest that would cause MIT to fail to qualify to be taxed as a REIT, including by (i) beneficially or constructively owning shares of beneficial interest that would result in MIT being “closely held” under Section 856(h) of the IRC (without regard to whether the ownership interest is held during the last half of a taxable year) or (ii) beneficially or constructively owning shares of beneficial interest to the extent that such ownership would cause any of MIT’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the IRC to fail to qualify as such;

•    transferring shares if the transfer would result in MIT’s shares being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the IRC); and

•    owning (directly or indirectly) any shares of beneficial interest, during any period prior to January 1, 2025, or for such other period as the MIT board of trustees determines is prudent to permit MIT to qualify for taxation as a REIT (other than (i) any MIT Class B common shares or MIT Preferred Shares acquired in connection with the consummation of the Merger and (ii)any MIT common shares or MIT Class B common shares received in exchange for such shares of beneficial interest after the Merger) if such person owned (directly or indirectly) shares of MIC common stock or MIC Preferred Stock at any time during the 2020 calendar year.

in MIC being “closely held” within the meaning of Section 856(h) of the IRC (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to the MIC’s shares that would, if effective, result in the beneficial ownership of MIC’s outstanding shares by fewer than 100 persons.

The MIC charter provides that in the event that a person’s ownership or transfer of shares of MIC’s capital stock would: (i) result in a violation of the 9.8% ownership limits; (ii) result in MIC being “closely held” within the meaning of Section 856(h) of the IRC; or (iii) otherwise cause MIC to fail to qualify as a REIT, then that number of shares of that would cause such person to violate the restrictions (rounded up to the nearest share) will be transferred automatically to a charitable trust for the benefit of a charitable beneficiary effective as of the close of business on the business day prior to the date of the purported transfer of such shares. MIC will designate a trustee of the trust that will not be affiliated with MIC or the purported transferee or record holder. MIC will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares in the trust and will hold such distributions in trust for the benefit of the charitable beneficiary. The trustee also will have all voting rights with respect to the shares held in the trust and, subject to Maryland law, will have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by the purported transferee prior to MIC’s discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if MIC has already taken irreversible corporate action then the trustee shall not have the authority to rescind and recast such vote. The purported transferee will acquire no rights in such shares. In addition, the MIC charter provides that any transfer of MIC’s shares that would result in MIC’s shares being owned by fewer than 100 persons will be null and void and the purported transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to MIC, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the Market Price (as such term is defined in the MIC charter) at the time of such devise or gift and (ii) the Market Price on

205

Rights of MIT Shareholders	Rights of MIC Stockholders

The MIT board of trustees, in its sole discretion, may exempt, prospectively or retroactively, holders from the Ownership Limit and the other restrictions on ownership and transfer set forth in the third bullet above. In exercising such discretion to exempt a holder from the Ownership Limit, the MIT board of trustees can consider, among other things, whether the ownership of shares in excess of the Ownership Limit pursuant to the exception requested would not cause a default under the terms of any contract to which MIT or any of its subsidiaries are party or reasonably expect to become a party and whether the ownership of shares in excess of the Ownership Limit is in MIT’s best interests. The MIT board of trustees may not grant an exemption if the exemption would result in MIT failing to qualify and maintain MIT’s qualification for taxation as a REIT. The MIT board of trustees is expected to grant an exemption from the Ownership Limit to HS3 to permit HS3 to own up to      % of MIT common shares and MIT Class B common shares outstanding immediately following the MIT IPO and the Merger.

In addition, the MIT board of trustees may require such rulings from the IRS, opinions of counsel, representations, undertakings or agreements that it deems advisable in order to make the foregoing decisions. MIT board of trustees may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of the Ownership Limit or at any other time, the MIT board of trustees may increase or decrease the Ownership Limit for other persons; provided however, that (1) any reduced Ownership Limit will not apply to any person or entity whose percentage ownership of common shares or MIT Class B common shares, or all shares, as applicable, of MIT is, at the effective time of such reduction, in excess of such decreased Ownership Limit until such time as such person’s or entity’s percentage ownership, equals or falls below the decreased Ownership Limit, but any further acquisition of shares of beneficial interest will violate the decreased Ownership Limit and (2) any new Ownership Limit would not result in MIT being “closely held” under Section 856(h) of the IRC (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated “individuals” (within the meaning of the IRC) were to beneficially own the five largest amounts of shares of beneficial interest permitted to be beneficially owned under such new ownership limit, taking into account clause (1) of this proviso permitting ownership in excess of the decreased Ownership Limit.

the date MIC or its designee accepts such offer. MIC has the right to accept such offer until the trustee has sold the shares of stock held in the trust as discussed below.  Upon a sale to MIC, the interest in the charitable beneficiary in the shares sold shall terminate and the charitable trustee shall distribute the net proceeds of the sale to the purported transferee. MIC may reduce the amount so payable to the purported transferee by the amount of any distribution made to the proposed transferee before MIC discovered that the shares had been automatically transferred to the trust and that are then owed by the proposed transferee to the trustee as described above, and MIC may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary.

Within 20 days of receiving notice from MIC that shares of stock of MIC have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. During this 20-day period, MIC will have the option of repurchasing such shares as discussed above. Upon any such transfer or repurchase, the purported transferee will receive a per share price equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other transaction), the Market Price (as such term is defined in the MIC charter) of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee net of any commission and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The amount payable to the purported transferee may be reduced by the amount of dividends and other distributions which have been paid to such purported transferee and are owed by such purported transferee to the trustee. The charitable beneficiary will receive any net proceeds in excess of the amount payable to the purported transferee.

Any person who acquires or attempts or intends to acquire MIC’s shares in violation of the foregoing restrictions or who would have owned shares of stock of MIC that were otherwise transferred to the trust is required to give immediate written notice to MIC, or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and, in either case provide MIC with such information as MIC may request in order to determine the effect, if any, of the transfer on MIC’s qualification as a REIT.

206

Rights of MIT Shareholders	Rights of MIC Stockholders

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of MIT’s shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned MIT’s shares of beneficial interest that resulted in a transfer of shares to a Charitable Trust, is required to give written notice immediately to MIT, or in the case of a proposed or attempted transaction, to give at least 15 days prior written notice to MIT, and provide MIT with such other information as MIT may request.

If a person attempts a transfer of MIT’s shares of beneficial interest in violation of the Ownership Limit or the other restrictions on ownership and transfer described above, the number of shares which would cause the violation are automatically transferred to the Charitable Trust for the exclusive benefit of one or more charitable beneficiaries designated by MIT, except that any transfer that results in the violation of the restriction relating to MIT’s shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. The prohibited owner will generally:

•    have no rights in the shares held in the Charitable Trust;

•    not benefit economically from ownership of any shares held in the Charitable Trust (except to the extent provided below upon sale of the shares);

•    have no rights to distributions with respect to shares held in the Charitable Trust;

•    not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust; and

•    have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares held in the Charitable Trust.

In addition, subject to Maryland law, the trustee of the Charitable Trust will have the authority to rescind as void any vote cast by the prohibited owner prior to MIT’s discovery that the shares have been transferred to the Charitable Trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if MIT has already taken irreversible trust action, as determined by the MIT board of trustees, then the trustee will not have the authority to rescind and recast the vote.

Unless otherwise directed by the MIT board of trustees, as soon thereafter as practicable, the trustee of the Charitable Trust will sell such shares (together with the right to receive distributions with respect to such shares) to a person designated by the trustee of the Charitable Trust, whose ownership of the shares will not violate the Ownership

The foregoing restrictions will continue to apply unless the MIC board of directors determines it is no longer in MIC’s best interests to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required in order for MIC to qualify as a REIT.

The MIC board of directors, in its sole discretion, may exempt a person (prospectively or retroactively) from the 9.8% ownership limits. However, the MIC board of directors may not exempt any person whose ownership of MIC’s outstanding stock would result in MIC being “closely held” within the meaning of Section 856(h) of the IRC or otherwise would result in MIC’s failure to maintain its qualification as a REIT. Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, the MIC board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to the MIC board of directors, in its sole discretion, in order to determine or ensure MIC’s status as a REIT and such representations and undertakings from the person requesting the exception as the MIC directors may require in its sole discretion to make the determinations above.

Every owner of more than 5% (or such lower percentage as required by the IRC or the regulations promulgated thereunder) of MIC’s outstanding stock is required, within 30 days after the end of each taxable year, to give MIC written notice stating his, her or its name and address, the number of shares of each class and series of stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide MIC with such additional information as MIC may request in order to determine the effect, if any, of his, her or its beneficial ownership on MIC’s qualification as a REIT and to ensure compliance with the 9.8% ownership limits discussed above. In addition, each stockholder shall upon demand be required to provide MIC with such information as MIC may request in order to determine MIC’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

207

Rights of MIT Shareholders	Rights of MIC Stockholders

Limit or the other restrictions on ownership and transfer set forth in the MIT declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate. Upon any such sale or any receipt by the Charitable Trust of an extraordinary distribution, the trustee of the Charitable Trust will distribute the net proceeds of the sale or extraordinary distribution to the prohibited owner and to the beneficiary of the Charitable Trust as follows:

The prohibited owner will receive the lesser of:

•    the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, in each case, reduced by any amounts previously received by the prohibited owner in connection with prior extraordinary dividends or other extraordinary distributions; and

•    the proceeds received by the trustee of the Charitable Trust (net of any commissions and other expenses of the trustee of the Charitable Trust) from the sale or other disposition of the shares held in the Charitable Trust plus any extraordinary dividends or other distributions received by the Charitable Trust.

The trustee of the Charitable Trust may reduce the amount payable to the prohibited owner by the amount of ordinary dividends or other ordinary distributions which have been paid to the prohibited owner and is owed by the prohibited owner to the trustee of the Charitable Trust. Any net sales proceeds and any extraordinary dividends or other distributions in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the trustee of the Charitable Trust and MIT. Any extraordinary dividends received by the trustee of the Charitable Trust shall be treated in a similar way as sales proceeds.

If a prohibited owner sells shares that are deemed to have been transferred to the Charitable Trust, then:

•    those shares will be deemed to have been sold on behalf of the Charitable Trust; and

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Rights of MIT Shareholders	Rights of MIC Stockholders

•    to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to MIT, or its designee, at a price per share equal to the lesser of:

•    the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price per share on the day of the event causing the shares to become held in the Charitable Trust; and

•    the market price per share on the date MIT (or its designee) accepts the offer.

MIT will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to MIT will be distributed in a manner similar to any other sale by the trustee of the Charitable Trust. The MIT board of trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the trustee of the Charitable Trust or the beneficiary of the Charitable Trust may have under the MIT declaration of trust, including retroactively granting an exemption to a prohibited owner, except that the MIT board of trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the trustee of the Charitable Trust. The trustee of the Charitable Trust will be indemnified by MIT or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under the MIT declaration of trust and is entitled to receive reasonable compensation for services provided.

Costs, expenses and compensation payable to the trustee of the Charitable Trust may be funded from the Charitable Trust or by MIT. Before any sales proceeds may be distributed to a prohibited owner, MIT will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the trustee of the Charitable Trust) from the Charitable Trust for any such amounts funded by MIT and for any indemnification payments provided to the trustee of the Charitable Trust by MIT.

209

Rights of MIT Shareholders	Rights of MIC Stockholders

In addition, costs and expenses incurred by MIT in the process of enforcing the Ownership Limit or the other restrictions on ownership and transfer set forth in the MIT declaration of trust, in addition to reimbursement of costs, expenses and compensation of the trustee of the Charitable Trust which have been funded by MIT, may be collected from the Charitable Trust before any sale proceeds are distributed to a prohibited owner.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The MIT declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

If a transfer to a Charitable Trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every person who owns, is deemed to own by virtue of the attribution rules of the IRC or is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act 5% or more of any class or series of shares outstanding at the time of the determination will be required to give written notice to MIT within 30 days after the end of each taxable year, and also within three business days after a request from MIT, stating the name and address of the legal and beneficial owner(s), the number of shares of each class and series of MIT’s shares of beneficial interest which the owner beneficially owns, and a description of the manner in which those shares are held. If the IRC or applicable Treasury Regulations specify a threshold below 5%, this notice provision will apply to those persons who own MIT’s shares of beneficial interest at the lower percentage. In addition, each shareholder will be required to provide MIT upon demand with any additional information that MIT may request in order to determine MIT’s qualification for taxation as a REIT and to comply or determine MIT’s compliance with the requirements of any taxing authority or other government authority.

Certificates evidencing MIT’s shares, if any, and any share statements for MIT’s uncertificated shares may bear legends referring to the foregoing restrictions.

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Rights of MIT Shareholders	Rights of MIC Stockholders
Roll-Up Transactions
The MIT declaration of trust does not include any provision related to Roll-Up Transactions.

The MIC charter requires that, in connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction offer to holders of common stock who vote against the proposed Roll-Up Transaction the choice of either (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction or (ii) one of the following: (A) remaining as MIC stockholders and preserving their interest therein on the same terms and conditions as existed previously or (B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the net assets of MIC.

The MIC charter prohibits MIC from participating in any Roll-Up Transaction: (i) that would result in the holders of common stock of MIC having democracy rights in a Roll-Up Entity that are less than the rights provided for in the MIC charter, (ii) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor, (iii) in which investor’s rights to access records of the Roll-Up Entity will be less than those described in the MIC charter or (iv) in which any of the costs of the Roll-Up Transaction will be borne by MIC if the Roll-Up Transaction is not approved by the holders of shares of MIC common stock.

The term Roll-up Transaction does not include:

•    a transaction involving MIC’s securities that have been for at least 12 months listed on a national securities exchange; or

•    a transaction involving MIC’s conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of MIC’s existence; compensation to the Advisor (as defined in the MIC charter); or MIC’s investment objectives.

211

Rights of MIT Shareholders	Rights of MIC Stockholders
Takeover Defenses

Business Combinations: The MGCL contains a provision, which applies to both Maryland REITs like MIT and Maryland corporations like MIC, which regulates business combinations with interested stockholders. For a description of the business combination provisions, see “Certain Provisions of Maryland Law and of The MIT Declaration of Trust and Bylaws—Business Combinations”. The MIT board of trustees has adopted a resolution that any business combination between MIT and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs. The MIT bylaws provide that this resolution or any other resolution of the MIT board of trustees exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and the board of trustees may only adopt any resolution inconsistent with such resolution, with the affirmative vote of a majority of the votes cast on the matter by the MIT shareholders entitled to vote generally in the election of trustees.

Control Share Acquisitions:  The MGCL contains a provision which regulates control share acquisitions, which applies to both Maryland REITs like MIT and Maryland corporations like MIC. For a description of the control share provisions, see “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws—Control Share Acquisitions”. The MIT bylaws contain a provision exempting any and all acquisitions by any person of MIT shares of beneficial interest from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Subtitle 8: For a description of Subtitle 8, see “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws—Subtitle 8”. The MIT declaration of trust provides that, effective at such time as MIT is able to make a Subtitle 8 election, vacancies on the MIT board of trustees may be filled only by a majority of the remaining trustees and that trustees elected by the MIT board of trustees to fill vacancies will serve for the remainder of the full term of the class of trustees in which the vacancy occurred. Through other provisions in the MIT declaration of trust and the MIT bylaws unrelated to Subtitle 8, MIT, (1) vests in the MIT board of trustees the exclusive power to fix the number of MIT’s trustees, (2) requires, unless called by the chairman, chief executive officer, president or the MIT board of trustees, the request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of shareholders to consider and vote on any matter that may properly be considered by MIT’s shareholders and

Business Combinations: The MGCL contains a provision, which applies to both Maryland REITs like MIT and Maryland corporations like MIC, which regulates business combinations with interested stockholders. For a description of the business combination provisions, see “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws—Business Combinations”. The MIC board of directors has by resolution exempted any business combination involving MIC and any other person.

Control Share Acquisitions: The MGCL contains a provision which regulates control share acquisitions, which applies to both Maryland REITs like MIT and Maryland corporations like MIC. For a description of the control share provisions, see “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws—Control Share Acquisitions”. The MIC bylaws contain a provision exempting any and all acquisitions by any person of MIC stock from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Subtitle 8: For a description of Subtitle 8, see “Certain Provisions of Maryland Law and of the MIT Declaration of Trust and Bylaws—Subtitle 8”. MIC has opted into the Subtitle 8 provision providing that vacancies on the MIC board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the MIC charter and the MIC bylaws unrelated to Subtitle 8, MIC vests in the MIC board of directors the exclusive power to fix the number of directors provided that the number is not fewer than three nor more than 15. MIC has not elected to be subject to the other provisions of Subtitle 8, but the MIC board of directors may cause MIC to do so at any time in the future without stockholder approval.

Stockholder Rights Plan:  MIC does not currently have a stockholder rights plan.

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Rights of MIT Shareholders	Rights of MIC Stockholders

(3) provides that trustees may be removed by MIT’s shareholders at any time by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of trustees. Moreover, the MIT declaration of trust provides that, without the affirmative vote of a majority of the votes cast on the matter by MIT’s shareholders entitled to vote generally in the election of trustees, MIT may not elect to be subject to the classified board provision of Subtitle 8.

Shareholder Rights Plan: MIT does not currently have a shareholder rights plan, and the MIT bylaws provide that MIT may not adopt a shareholder rights plan in the future without (i) the approval of MIT’s shareholders by a majority of the votes cast on the matter or (ii) seeking ratification from MIT’s shareholders by a majority of the votes cast on the matter within 12 months of adoption of the plan if the MIT board of trustees determines, in the exercise of its duties under applicable law, that it is in MIT’s best interests to adopt a rights plan without the delay of seeking prior shareholder approval.

Tender Offers
The MIT declaration of trust does not include any provision related to tender offers.

The MIC charter provides that any tender offer made by a person, including, without limitation any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act and provide MIC notice of such tender offer at least 10 business days before initiating the tender offer.

If any person initiates a tender offer without complying with the MIC charter provisions, no stockholder may transfer MIC’s shares to such person as part of the tender offer unless the stockholder shall have first offered such shares to MIC for purchase at the tender offer price. The non-complying offeror shall also be responsible for all of MIC’s expenses in connection with that person’s noncompliance or the enforcement of these restrictions.

Dividends and Distributions
The MIT board of trustees may from time to time authorize payments to shareholders in connection with their shares of beneficial interest, in cash or other assets of MIT or in securities of MIT or from any other source as the MIT board of trustees in its discretion determines.	The MIC board of directors may authorize payments to stockholders in connection with their stock. Distributions in kind are not permitted, except for (i) distributions of readily marketable securities, (ii) distributions of beneficial interests in a liquidating trust established for the dissolution of MIC and the liquidation of its assets in accordance with the terms of the MIC charter or (iii) distributions in which (A) the MIC board of directors advises each stockholder of the risks associated with direct ownership of the property, (B) the MIC board of directors offers each stockholder the election of receiving such in-kind distributions and (C) in-kind distributions are made only to those stockholders that accept such offer.

213

Rights of MIT Shareholders	Rights of MIC Stockholders
Election of Directors/Trustees; Quorum
The MIT bylaws provide that the (1) a majority of all the votes cast for the election of trustees at a meeting of MIT’s shareholders duly called and at which a quorum is present is required to elect a trustee in an uncontested election and (2) a plurality of all the votes cast at a meeting of MIT’s shareholders duly called and at which a quorum is present is required to elect a trustee in a contested election of trustees (which is an election at which the number of nominees exceeds the number of trustees to be elected at such meeting). The presence in person or by proxy of shareholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting of shareholders constitutes a quorum.	The MIC charter and MIC bylaws provide that the holders of a majority of the shares of stock of MIC entitled to vote who are present in person or represented by proxy at an annual meeting of stockholders at which a quorum is present may, without the necessity for concurrence by the MIC board of directors, vote to elect a director. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting of stockholders constitutes a quorum.
Access to Books and Records

Under Maryland law, any shareholder has the right to inspect the following trust records: (i) bylaws; (ii) minutes of the proceedings of shareholders; (iii) an annual statement of affairs; (iv) any voting trust agreements; and (v) a statement showing all shares of beneficial interest and securities issued by the trust over a specified period of time not to exceed 12 months. In addition, one or more persons that together have held at least 5% of the outstanding common shares of beneficial interest of any class for at least six months, have the right to inspect the trust’s books of account and its share ledger, and may request a verified list of shareholders.

The MIT declaration of trust does not provide additional rights of inspection.

Under Maryland law, any stockholder has the right to inspect the following corporate records: (i) bylaws; (ii) minutes of the proceedings of stockholders; (iii) an annual statement of affairs; (iv) any voting trust agreements; and (v) a statement showing all stock and securities issued by the corporation over a specified period of time not to exceed 12 months. In addition, one or more persons that together have held at least 5% of the outstanding shares of common stock for at least six months, have the right to inspect the corporation’s books of account and its stock ledger, and may request a verified list of stockholders.

The MIC charter provides that, subject to certain limitations and requirements set forth therein, an alphabetical list of the names, addresses and telephone numbers of the MIC stockholders, along with the number of shares of stock held by each of them, will be available for inspection by any stockholder of MIC or such stockholder’s designated agent at the home office of MIC upon the request of such stockholder, and that a copy of the stockholder list will be mailed to any stockholder of MIC so requesting within ten days of receipt by MIC of the request. The MIC charter further provides that a stockholder may request a copy of the stockholder list in connection with matters including, without limitation, those relating to the stockholder’s voting rights and the exercise of stockholder rights under federal proxy laws.

214

Rights of MIT Shareholders	Rights of MIC Stockholders
Reports to Stockholders/Shareholders

Under Maryland law, MIT must prepare, or cause to be prepared, annually a full and correct statement of affairs of the trust, to include a balance sheet and a financial statement of operations for the preceding fiscal year.

The MIT declaration of trust does not provide additional rights to reports.

Under Maryland law, MIC must prepare, or cause to be prepared, annually a full and correct statement of affairs of the corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.

The MIC charter further provides that MIC will cause to be prepared and mailed or delivered to each stockholder of MIC as of a record date after the end of the fiscal year and each holder of other publicly held securities of MIC within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year that will include: (i) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliate thereof by MIC, including fees or charges paid to the Advisor and any affiliate thereof by third parties doing business with MIC; (iv) the total operating expenses of MIC, stated as a percentage of average invested assets and as a percentage of its net income; (v) a report from the independent directors that the policies being followed by are in the best interests of its stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving MIC and the Advisor, the Sponsor, any director or affiliate of MIC thereof occurring in the year for which the annual report is made.

Suitability of Stockholders/Shareholders
The MIT declaration of trust and the MIT bylaws do not include provisions regarding suitability of shareholders.	The MIC charter provides that, subject to suitability standards established by individual states and until such time as MIC common stock is listed on a national securities exchange, to become a MIC stockholder, such prospective stockholder must represent to MIC (or, in the case of sales to fiduciary accounts, the fiduciary account must represent to MIC with respect to the beneficiary), among other requirements as MIC may require from time to time, that such prospective stockholder or beneficiary has (i) a minimum annual gross income of $70,000 and a net worth of not less than $70,000 or (ii) a net worth of not less than $250,000, in each case excluding home, furnishings and automobiles from the calculation of net worth.
Minimum Investment and Transfer
The MIT declaration of trust and the MIT bylaws do not include provisions regarding minimum investments or transfers.	The MIC charter provides that, subject to certain individual state requirements and except with respect to the issuance of common stock under MIC’s reinvestment plan, no initial sale of common stock in a public offering or transfer of common stock purchased in a public offering of less than $10,000, or other amount as determined by the MIC board of directors, will be permitted.

215

FUTURE MIC STOCKHOLDER PROPOSALS

MIC 2022 Annual Meeting of Stockholders and Stockholder Proposals

MIC held its 2021 annual meeting of stockholders on December 23, 2021. If the Merger is completed on the expected timetable, MIC does not intend to hold a 2022 annual meeting of its stockholders. However, if the Merger is not completed, or if MIC is otherwise required to do so under applicable law, MIC will hold a 2022 annual meeting of stockholders. Under MIC’s current bylaws, for a stockholder proposal (including, but not limited to, nominations of candidates for director) to be properly submitted for presentation at the next annual meeting of stockholders, MIC’s secretary must have received written notice of the proposal at its principal executive offices no earlier than the 150th day and no later than 5:00 p.m. Pacific Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as such term is defined in MIC’s current bylaws) for the preceding year’s annual meeting (or, for the 2022 annual meeting of stockholders, between June 19, 2022 and 5:00 p.m., Pacific Time, on July 19, 2022).  However, if the date of the 2022 annual meeting of stockholders is more than 30 days before or after December 23, 2022, the proposal must be received no earlier than the 150th day prior to the date of the 2022 annual meeting and no later than 5:00 p.m., Pacific Time, on the later of (i) the 120th day prior to the date of such meeting, as originally convened, or (ii) the tenth day following the day on which public announcement of the date of such meeting is made.  Under SEC regulations, any stockholder desiring to make a proposal to be considered for inclusion in MIC’s proxy statement for the next annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must have caused such proposal to be received at MIC’s principal executive offices no later than July 19, 2022, unless the date of the 2022 annual meeting of stockholders is more than 30 days before or after December 23, 2022, in which case the proposal must be received in a reasonable time before MIC begins to print and send its proxy materials.

LEGAL MATTERS

Certain matters of Maryland law, including the validity of the MIT Class B common shares to be issued pursuant to the MIT Share Issuance and the MIT common shares into which they are convertible, will be passed upon for MIT by Venable LLP, Baltimore, Maryland. Certain U.S. federal income tax consequences relating to the Merger and certain other tax matters will be passed upon for MIT and MIC by Sullivan & Worcester LLP, Boston, Massachusetts.

Sullivan & Worcester LLP also represents certain of MIT’s and MIC’s affiliates and related parties on various matters.

EXPERTS

The financial statements of Mobile Infrastructure Trust as of April 1, 2022 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Mobile Infrastructure Corporation as of December 31, 2021, and for the year then ended, included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Mobile Infrastructure Corporation as of December 31, 2020, and for the year then ended, included in this proxy statement/prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses for certain acquired properties of Mobile Infrastructure Corporation for the year ended December 31, 2020 included in this proxy statement/prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

216

OTHER MATTERS

As of the date of this proxy statement/prospectus, the MIC board of directors does not know of any matters that will be presented for consideration at the MIC special meeting other than as described in this proxy statement/prospectus. In accordance with MIC’s bylaws and Maryland law, business transacted at the MIC special meeting will be limited to those matters set forth in the accompanying notice of the MIC special meeting. Nonetheless, if any other matter is properly presented at the MIC special meeting, or any adjournment or postponement of the special meeting, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy card will confer discretionary authority on the individuals named therein as proxies to vote the shares of MIC common stock represented thereby as to any such other matters. It is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

MIC has elected to implement the SEC’s householding rules. Accordingly, only one copy of this proxy statement/prospectus is being delivered to MIC stockholders residing at the same address, unless such stockholders have notified MIC of their desire to receive multiple copies of the proxy statement/prospectus. If you are an MIC stockholder and, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please call (513) 834-5110 or send a written request addressed to Mobile Infrastructure Corporation, Attn: Secretary, 30 W. 4th Street, Cincinnati, Ohio 45202. If you are an MIC stockholder and hold shares in street name, you may request a separate copy by calling (513) 834-5110 or sending a written request addressed to Mobile Infrastructure Corporation, Attn: Secretary, 30 W. 4th Street, Cincinnati, Ohio 45202. For future annual or special meetings, MIC stockholders may request separate voting materials, or request that MIC send only one set of proxy materials by contacting MIC at the above phone number or address.

217

INDEX To FINANCIAL STATEMENTS

Page
Audited and Unaudited Financial Statements of Mobile Infrastructure Trust
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of April 1, 2022 (date of capitalization) and June 30, 2022	F-3
Notes to the Financial Statements	F-4

Unaudited Condensed Consolidated Financial Statements of Mobile Infrastructure Corporation
Consolidated Balance Sheets as of June 30, 2022 and December 31, 2021	F-6
Consolidated Statements of Operations for the six months ended June 30, 2022 and 2021	F-8
Consolidated Statements of Changes in Equity for the six months ended June, 2022	F-9
Consolidated Statements of Cash Flows for the six months ended June 30, 2022 and 2021	F-10
Notes to the Condensed Consolidated Financial Statements	F-11

Audited Consolidated Financial Statements of Mobile Infrastructure Corporation
Report of Independent Registered Public Accounting Firm	F-29
Report of Independent Registered Public Accounting Firm	F-31
Consolidated Balance Sheets as of December 31, 2021 and 2020	F-32
Consolidated Statements of Operations for the years ended December 31, 2021 and 2020	F-34
Consolidated Statements of Changes in Equity for the years ended December 31, 2021 and 2020	F-35
Consolidated Statements of Cash Flows for the years ended December 31, 2021 and 2020	F-36
Notes to the Consolidated Financial Statements	F-38

Unaudited Pro Forma Consolidated Financial Statements of Mobile Infrastructure Corporation
Consolidated Statements of Operations for the year ended December 31, 2021	F-66
Notes to the Consolidated Financial Statements	F-67

Unaudited Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2021 and Audited Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2020 for Certain Acquired Properties of Mobile Infrastructure Corporation
Report of Independent Registered Public Accounting Firm	F-69
Historical Summary of Statement of Revenues and Certain Operating Expenses (1 West 7th Street Property) for the six months ended June 30, 2021 (unaudited) and the year ended December 31, 2020	F-70
Notes to Historical Summary of Statements of Revenues and Certain Operating Expenses (1 West 7th Street Property)	F-71
Historical Summary of Statement of Revenues and Certain Operating Expenses (222 West 7th Street Property) for the six months ended June 30, 2021 (unaudited) and the year ended December 31, 2020	F-72
Notes to Historical Summary of Statements of Revenues and Certain Operating Expenses (222 West 7th Street Property)	F-73
Historical Summary of Statement of Revenues and Certain Operating Expenses (322 Streeter Property) for the six months ended June 30, 2021 (unaudited) and the year ended December 31, 2020	F-74
Notes to Historical Summary of Statements of Revenues and Certain Operating Expenses (322 Streeter Property)	F-75

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Trustees of Mobile Infrastructure Trust

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mobile Infrastructure Trust (the “Company”) as of April 1, 2022 (date of capitalization), and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 1, 2022 (date of capitalization), in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Cincinnati, OH
April 7, 2022

We have served as the Company’s auditor since 2022.

F-2

MOBILE INFRASTRUCTURE TRUST

BALANCE SHEET

	As of April 1, 2022 (Date of Capitalization)	As of June 30, 2022 (unaudited)
ASSETS
Cash and Cash Equivalents	$20,000	$20,000
Total Assets	$20,000	$20,000
LIABILITIES AND SHAREHOLDER’S EQUITY
Commitments and Contingencies (see Note D to the financial statements)

Shareholder’s Equity
Common Shares of Beneficial Interest, $0.0001 par value, 1,000,000 shares authorized, 1,000 shares issued and outstanding	$—	$—
Additional Paid-in-Capital	20,000	20,000
Total Shareholder’s Equity	20,000	20,000
Total Liabilities and Shareholder’s Equity	$20,000	$20,000

The accompanying notes are an integral part of these financial statements.

F-3

MOBILE INFRASTRUCTURE TRUST

NOTES TO FINANCIAL STATEMENTS

AS OF APRIL 1, 2022 (DATE OF CAPITALIZATION) AND

JUNE 30, 2022 (UNAUDITED)

NOTE A — ORGANIZATION

Mobile Infrastructure Trust (the “Company” or “we”) was formed as a Maryland real estate investment trust on March 7, 2022 and intends to elect and qualify for taxation as a real estate investment trust (“REIT”) for our taxable year ended December 31, 2022. The Company intends to offer for sale common shares of beneficial interest, $0.0001 par value, in a firm commitment underwritten offering, pursuant to a registration statement on Form S-11 (the “Offering”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

Following the consummation of the Offering, Mobile Infrastructure Corporation, a Maryland corporation (“MIC”), intends to merge with and into the Company (the “Merger”) with the Company continuing as the surviving entity in the Merger. MIC focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States and, as of December 31, 2021, owned 44 parking facilities in 22 separate markets throughout the United States with a total of 15,263 parking spaces and approximately 5.3 million square feet and approximately 0.1 million square feet of retail/commercial space adjacent to its parking facilities. MIC is the sole general partner of Mobile Infra Operating Partnership, L.P., a Maryland limited partnership formerly known as MVP REIT II Operating Partnership, L.P. (the “Operating Partnership”), and MIC’s business is operated through the Operating Partnership. Upon the consummation of the Offering and the Merger, the Company will continue the business, operations and assets of MIC and will be the sole general partner of the Operating Partnership.

We have neither purchased nor contracted to purchase any assets, nor have we identified any assets in which there is a reasonable probability we will invest.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement of the Company has been prepared pursuant to accounting principles generally accepted in the United States of America (“GAAP”) and in accordance with the rules and regulations of the SEC. Certain other required financial statements have not been presented as the Company’s principal operations have not yet commenced.

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts.

Organizational and Offering and Merger Costs

Mobile Infrastructure Corporation and the Operating Partnership have agreed to be allocated, bear, and (where practicable) pay directly all initial organizational costs and expenditures of our formation as well as the fees and expenses of the Offering and the Merger (excluding customary underwriting discounts and commissions and other fees and expenses customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement), which costs, fees, expenses, and other expenditures include, without limitation, all legal and other advisor fees, the costs and expenditures incurred in connection with the Offering that are not customarily deducted from gross proceeds on the funds flow statement of an initial public offering at settlement, and the fees, costs and expenditures of forming and initially organizing us as a Maryland real estate investment trust. Additionally, customary underwriting discounts and commissions and other fees and expenses customarily deducted from gross proceeds on

F-4

the funds flow statement of an initial public offering at settlement, the parties intend that the merger agreement (and ancillary agreements) governing the Merger and the subsequent integration of MIC will be allocated to MIC. We are not required to reimburse MIC or the Operating Partnership for any of these costs and expenses.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with the taxable year ending December 31, 2022. Our qualification and taxation as a REIT depends on our ability, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Code. If we fail to qualify as a REIT for any reason in a taxable year, we will be subject to tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which we fail to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Additionally, GAAP prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken, or expected to be taken, in a tax return. A tax position may only be recognized in the consolidated financial statements if it is more likely than not that the tax position will be sustained upon examination.

NOTE C — RELATED PARTY TRANSACTIONS

Share Purchase by Bombe

The Company issued and sold 1,000 common shares for $20,000 to Bombe Asset Management, LLC (“Bombe”), which is beneficially owned by Manuel Chavez III, our Chief Executive Officer, and Stephanie Hogue, our President, Chief Financial Officer, Secretary and Treasurer. Mr. Chavez has served as our Chief Executive Officer and one of our trustees since our formation and as MIC’s chief executive officer and chairman of MIC’s board of directors since August 2021. Mr. Chavez is the founder of Bombe and has been the chief executive officer since 2017. Ms. Hogue has served as our President, Chief Financial Officer, Treasurer and Secretary and one of our trustees since our formation and as MIC’s president and a member of MIC’s board of directors since August 2021, secretary since October 2021 and interim chief financial officer since November 2021. Ms. Hogue has been managing partner of Bombe since 2020.

Prior to the Merger, the Company will be wholly dependent upon Mobile Infrastructure Corporation.

NOTE D — COMMITMENTS AND CONTINGENCIES

We are not subject to any material litigation nor, to management’s knowledge, is any material litigation threatened against us.

NOTE E — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 19, 2022, the date the financial statements were available to be issued. The Company is not aware of any subsequent events that would require consideration as adjustments to or disclosures in the financial statements.

F-5

MOBILE INFRASTRUCTURE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30, 2022 (unaudited)	As of December 31, 2021
ASSETS
Investments in real estate
Land and improvements	$167,538,000	$166,224,000
Buildings and improvements	271,046,000	254,379,000
Construction in progress	461,000	89,000
Intangible assets	10,025,000	9,756,000
	449,070,000	430,448,000
Accumulated depreciation and amortization	(26,844,000)	(22,873,000)
Total investments in real estate, net	422,226,000	407,575,000

Fixed Assets, net of accumulated depreciation of $112,000 and $94,000 as of June 30, 2022 and December 31, 2021, respectively	296,000	61,000
Cash	8,623,000	11,805,000
Cash – restricted	5,357,000	4,891,000
Prepaid expenses	544,000	676,000
Accounts receivable, net allowance of doubtful accounts of $0.1 million as of December 31, 2021. No allowance as of June 30, 2022.	2,494,000	4,031,000
Other assets	121,000	108,000
Total assets	$439,661,000	$429,147,000
LIABILITIES AND EQUITY
Liabilities
Notes payable and paycheck protection program loan, net	$150,299,000	$207,153,000
Line of credit, net	72,106,000	—
Accounts payable and accrued expenses	18,530,000	13,849,000
Indemnification Liability	2,000,000	2,000,000
Security deposits	185,000	166,000
Deferred revenue	101,000	155,000
Total liabilities	243,221,000	223,323,000

Equity
Mobile Infrastructure Corporation Stockholders’ Equity
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 2,862 shares issued and outstanding (stated liquidation value of $2,862,000 as of June 30, 2022 and December 31, 2021)	—	—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 39,811 shares issued and outstanding (stated liquidation value of $39,811,000 as of June 30, 2022 and December 31, 2021)	—	—
Non-voting, non-participating convertible stock, $0.0001 par value, 1,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 98,999,000 shares authorized, 7,762,375 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Warrants issued and outstanding – 1,702,128 warrants as of June 30, 2022 and December 31, 2021, respectively	3,319,000	3,319,000
Additional paid-in capital	194,676,000	196,176,000
Accumulated deficit	(104,541,000)	(101,049,000)

F-6

Total Mobile Infrastructure Corporation Stockholders’ Equity	93,454,000	98,446,000
Non-controlling interest	102,986,000	107,378,000
Total equity	196,440,000	205,824,000
Total liabilities and equity	$439,661,000	$429,147,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-7

MOBILE INFRASTRUCTURE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Base rent income	$2,122,000	$3,062,000	$4,173,000	$6,285,000
Management income	427,000	663,000	427,000	1,004,000
Percentage rent income	4,856,000	93,000	9,185,000	240,000
Total revenues	7,405,000	3,818,000	13,785,000	7,529,000

Operating expenses
Property taxes	1,844,000	1,173,000	3,680,000	2,302,000
Property operating expense	731,000	274,000	1,568,000	556,000
General and administrative	1,882,000	1,428,000	3,388,000	2,860,000
Professional fees, net of reimbursement of insurance proceeds	532,000	56,000	1,562,000	1,830,000
Organizational and offering costs	1,567,000	—	2,525,000	—
Depreciation and amortization	2,021,000	1,258,000	3,988,000	2,516,000
Total operating expenses	8,577,000	4,189,000	16,711,000	10,064,000

Other income (expense)
Interest expense	(3,168,000)	(2,092,000)	(5,707,000)	(4,296,000)
PPP loan forgiveness	328,000	348,000	328,000	348,000
Other Income	15,000	—	30,000	—
Total other income (expense)	(2,825,000)	(1,744,000)	(5,349,000)	(3,948,000)
Net loss	(3,997,000)	(2,115,000)	(8,275,000)	(6,483,000)
Less net loss attributable to non-controlling interest	(2,311,000)	(10,000)	(4,783,000)	(10,000)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(1,686,000)	$(2,105,000)	$(3,492,000)	$(6,473,000)

Preferred stock distributions declared - Series A	(54,000)	(54,000)	(108,000)	(108,000)
Preferred stock distributions declared - Series 1	(696,000)	(696,000)	(1,392,000)	(1,392,000)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	$(2,436,000)	$(2,855,000)	$(4,992,000)	$(7,973,000)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure Corporation’s common stockholders - basic and diluted	$(0.31)	$(0.37)	$(0.64)	$(1.03)
Weighted average common shares outstanding, basic and diluted	7,762,375	7,739,952	7,762,375	7,735,888

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-8

MOBILE INFRASTRUCTURE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE THREE AND SIX months ended JUNE 30, 2022 and 2021

(UNAUDITED)

	Preferred stock		Common stock
	Number of Shares	Par Value	Number of Shares	Par Value	Warrants	Additional Paid-in Capital	Accumulated Deficit	Non- controlling interest	Total
Balance, December 31, 2021	42,673	$—	7,762,375	$—	$3,319,000	$196,176,000	$(101,049,000)	$107,378,000	$205,824,000
Distributions – Series A	—	—	—	—	—	(54,000)	—	—	(54,000)
Distributions – Series 1	—	—	—	—	—	(696,000)	—	—	(696,000)
Net loss	—	—	—	—	—	—	(1,806,000)	(2,472,000)	(4,278,000)
Balance, March 31, 2022	42,673	$—	7,762,375	$—	$3,319,000	$195,426,000	$(102,855,000)	$104,906,000	$200,796,000

Equity based payments	—	—	—	—	—	—	—	391,000	391,000
Distributions – Series A	—	—	—	—	—	(54,000)	—	—	(54,000)
Distributions – Series 1	—	—	—	—	—	(696,000)	—	—	(696,000)
Net loss	—	—	—	—	—	—	(1,686,000)	(2,311,000)	(3,997,000)
Balance, June 30, 2022	42,673	$—	7,762,375	$—	$3,319,000	$194,676,000	$(104,541,000)	$102,986,000	$196,440,000

	Preferred stock		Common stock
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Non- controlling interest	Total
Balance, December 31, 2020	42,673	$—	7,727,696	$—	$198,769,000	$(89,985,000)	$2,034,000	$110,818,000
Stock Awards	—	—	12,255	—	144,000	—	—	144,000
Distributions – Series A	—	—	—	—	(54,000)	—	—	(54,000)
Distributions – Series 1	—	—	—	—	(696,000)	—	—	(696,000)
Net loss	—	—	—	—	—	(4,368,000)	—	(4,368,000)
Balance, March 31, 2021	42,673	$—	7,739,951	$—	$198,163,000	$(94,353,000)	$2,034,000	$105,844,000

Distributions – Series A	—	—	—	—	(54,000)	—	—	(54,000)
Distributions – Series 1	—	—	—	—	(696,000)	—	—	(696,000)
Net loss	—	—	—	—	—	(2,105,000)	(10,000)	(2,115,000)
Balance, June 30, 2021	42,673	$—	7,739,951	$—	$197,413,000	$(96,458,000)	$2,024,000	$102,979,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-9

MOBILE INFRASTRUCTURE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net Loss	$(8,275,000)	$(6,483,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,988,000	2,516,000
Amortization of loan costs	686,000	149,000
PPP Forgiveness	(328,000)	(348,000)
Amortization of right of use lease asset	—	57,000
Equity based payments	391,000	—
Changes in operating assets and liabilities
Due to/from related parties	—	18,000
Construction in progress	—	(134,000)
Accounts payable	3,181,000	758,000
Right of use lease liability	—	(57,000)
Security deposits	19,000	16,000
Other assets	(13,000)	99,000
Deferred revenue	(54,000)	(41,000)
Accounts receivable	1,537,000	111,000
Prepaid expenses	132,000	1,259,000
Net cash provided by (used in) operating activities	1,264,000	(2,080,000)
Cash flows from investing activities:
Building improvements	(1,271,000)	—
Capitalized technology	(90,000)	—
Purchase of investment in real estate	(17,513,000)	—
Net cash used in investing activities	(18,874,000)	—
Cash flows from financing activities
Proceeds from line of credit	73,700,000	—
Proceeds from notes payable	—	2,473,000
Payments on notes payable	(56,760,000)	(1,348,000)
Loan fees	(2,046,000)	(21,000)
Net cash provided by financing activities	14,894,000	1,104,000
Net change in cash and cash equivalents and restricted cash	(2,716,000)	(976,000)
Cash and cash equivalents and restricted cash, beginning of period	16,696,000	7,895,000
Cash and cash equivalents and restricted cash, end of period	$13,980,000	$6,919,000

Reconciliation of Cash and Cash Equivalents and Restricted Cash:
Cash and cash equivalents at beginning of period	$11,805,000	$4,235,000
Restricted cash at beginning of period	4,891,000	3,660,000
Cash and cash equivalents and restricted cash at beginning of period	$16,696,000	$7,895,000

Cash and cash equivalents at end of period	$8,623,000	$2,834,000
Restricted cash at end of period	5,357,000	4,085,000
Cash and cash equivalents and restricted cash at end of period	$13,980,000	$6,919,000
Supplemental disclosures of cash flow information:
Interest Paid	$5,021,000	$4,171,000
Non-cash investing and financing activities:
Dividends declared not yet paid	$1,500,000	$1,500,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-10

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022

(UNAUDITED)

Note A — Organization and Business Operations

Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) (the “Company,” “we,” “us” or “our”), is a Maryland corporation formed on May 4, 2015. The Company focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. The Company targets both parking garage and surface lot properties primarily in top 50 U.S. Metropolitan Statistical Areas (“MSAs”), with proximity to key demand drivers, such as airports, transportation hubs, educational facilities, government buildings and courthouses, sports and entertainment venues, hospital and health centers, hotels, office complexes and residences.

As of June 30, 2022, the Company owned 45 parking facilities in 23 separate markets throughout the United States, with a total of 15,818 parking spaces and approximately 5.5 million square feet.  The Company also owns approximately 0.2 million square feet of retail/commercial space adjacent to its parking facilities.

The Company is the sole general partner of Mobile Infra Operating Partnership, L.P., formerly known as MVP REIT II Operating Partnership, LP, a Maryland limited partnership (the “Operating Partnership”). The Company owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership, is the sole general partner of the Operating Partnership and owns approximately 45.8% of the common units of the Operating Partnership (the “OP Units”). Color Up, LLC, a Delaware limited liability company (“Color Up” or “Purchaser”) and HSCP Strategic III, LP, a Delaware limited partnership (“HS3”), are limited partners of the Operating Partnership and own approximately 44.2% and 10%, respectively, of the outstanding OP Units. Color Up is our largest stockholder and is controlled by the Company’s Chief Executive Officer and a director, Manuel Chavez, the Company’s President, Interim Chief Financial Officer, Treasurer, Secretary and a director, Stephanie Hogue, and a director of the Company, Jeffrey Osher. HS3 is controlled by Mr. Osher.

The Company previously elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and operated in a manner that allowed the Company to qualify as a REIT through December 31, 2019. As a consequence of lease modifications entered into during the COVID-19 pandemic, the Company earned income from a number of tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, the Company was not in compliance with the annual REIT income tests for its taxable year ended December 31, 2020. Accordingly, the Company did not qualify for taxation as a REIT in 2020 and has been taxed as a C corporation beginning with its 2020 taxable year. As a C corporation, the Company is not required to distribute any amounts to its stockholders.

Recapitalization

On January 8, 2021, the Company entered into an equity purchase and contribution agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, Vestin Realty Mortgage I, Inc., (“VRMI”) Vestin Realty Mortgage II, Inc. (“VRMII”) and Michael V. Shustek (“Mr. Shustek” and together with VRMI and VRMII, the “Former Advisor”) and Color Up (the “Purchaser”). The transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transaction.”

On August 25, 2021, the closing of the Transaction occurred (the “Closing”). As a result of the Transaction, the Company acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati, Ohio and approximately 1,154 parking spaces located in Chicago, Illinois totaling approximately 1,201,000 square feet. In addition to the parking garages contributed, proprietary technology was contributed to the Company, which will provide management real-time information on the performance of assets. Pursuant to the Closing, the Operating Partnership issued 7,495,090 newly issued common units of the Operating Partnership (the “OP Units”) at $11.75 per unit for total consideration of $84.1 million, net of transaction costs. The consideration received consisted of $35.0 million of cash, three parking assets with a fair value of approximately $98.9 million (“Contributed Interests”) and technology with a fair value of $4.0 million. The Company also assumed long-term debt with a fair value of approximately $44.5 million. In addition, the Company issued warrants to Color Up to purchase up to 1,702,128 shares of Common Stock at an exercise price of $11.75 for an aggregate cash purchase price of up to $20 million. The fair value

F-11

of the warrants recorded as of the Closing was approximately $3.3 million. Transaction expenses not directly related to the acquisition of the Contributed Interests or issuance of OP Units of approximately $12.2 million and the settlement of the deferred management internalization liability of $10.0 million were recorded in transaction expenses and settlement of deferred management internalization, respectively, in the Statement of Operations.

Management assessed the potential accounting treatment for the Transaction by applying Accounting Standards Codification (“ASC”) 805 and determined the Transaction did not result in a change of control. As a result, the three real estate assets and the technology platform acquired, described above, were accounted for by the Company as asset acquisitions in the financial statements, resulting in the recognition of assets and liabilities, at acquired cost and reflect the capitalization of any transaction costs directly attributable to the asset acquisitions.

The following schedule sets forth how the consideration exchanged in the Transaction was allocated among the various assets acquired and liabilities acquired or settled.

Assets acquired and liabilities assumed

Investment in real estate	$98,919,000
Intangibles - technology	4,000,000
Cash	35,000,000
Long-term debt	(44,533,000)
Indemnification liability	(2,000,000)
Total assets acquired and liabilities assumed	$91,386,000
OP Units(1)	88,067,000
Warrants	3,319,000
Total consideration	$91,386,000

(1)	Represents the value of the 7,495,090 OP Units issued at $11.75 per unit, excluding associated transaction costs of approximately $4.0 million.

Pending Merger

On May 27, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Mobile Infrastructure Trust, a Maryland real estate investment trust (“MIT”), which is 100% owned by Bombe Asset Management LLC (“Bombe”), an Ohio limited liability company owned by Mr. Chavez and Ms. Hogue. Pursuant to the terms of the Merger Agreement, the Company will merge with and into MIT, with MIT continuing as the surviving entity resulting from the merger. The merger and the transactions contemplated by the Merger Agreement are referred to herein collectively as the “Merger.”

Prior to the Merger, MIT expects to undertake an initial public offering (the “MIT IPO”) of its common shares of beneficial interest, $0.0001 par value per share (“MIT Common Shares”), which is expected to close at least one business day prior to the effective time of the Merger. The closing of the MIT IPO is a condition to the closing of the Merger. The size and price range for the MIT IPO have yet to be determined. The MIT IPO is subject to the completion of the review process of the U.S. Securities and Exchange Commission and to market and other conditions; therefore, the expected date of completion of the MIT IPO and the closing date of the Merger have not yet been determined.

The Merger is expected to be accounted for as a reverse recapitalization of the Company contemporaneous with the initial public offering of the MIT Common Shares. Under this method of accounting, MIT will be treated as the “acquiree” and the Company is treated as the acquirer for financial statement reporting purposes under principles generally accepted in the United States (“GAAP”). Accordingly, for accounting purposes, the Merger will be treated as the equivalent of the Company issuing stock for the net assets of MIT, accompanied by a recapitalization with a contemporaneous initial public offering of the MIT Common Shares. The net assets of the Company will be stated at historical cost, with no incremental goodwill or other intangible assets recorded.

F-12

Note B — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying condensed consolidated financial statements of the Company are prepared on the accrual basis of accounting and in accordance with GAAP for interim financial information as contained in the Financial Accounting Standards Board (“FASB”) ASC, and in conjunction with rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited condensed consolidated financial statements include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim period. Operating results for the three and six months ended June 30, 2022, are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. There were no significant changes to our significant accounting policies during the six months ended June 30, 2022, except for those disclosed below. For a full summary of our accounting policies, refer to our 2021 Annual Report on Form 10-K as originally filed with the SEC on March 30, 2022.

Consolidation

The condensed consolidated financial statements include the accounts of the Company, the Operating Partnership, each of their wholly owned subsidiaries, and all other entities in which the Company has a controlling financial interest. For entities that meet the definition of a variable interest entity (“VIE”), the Company consolidates those entities when the Company is the primary beneficiary of the entity. The Company is determined to be the primary beneficiary when it possesses both the unilateral power to direct activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company continually evaluates whether it qualifies as the primary beneficiary and reconsiders its determination of whether an entity is a VIE upon reconsideration events. All intercompany activity is eliminated in consolidation.

Equity investments in which the Company exercises significant influence but does not control and is not the primary beneficiary are accounted for using the equity method. The Company’s share of its equity method investees’ earnings or losses is included in other income in the accompanying condensed consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding asset impairment and purchase price allocations to record investments in real estate, as applicable.

Concentration

The Company had fourteen and thirteen parking tenants/operators during the six months ended June 30, 2022 and 2021, respectively. One tenant/operator, SP + Corporation (Nasdaq: SP) (“SP+”), represented 59.4% and 63.3% of the Company’s revenue, excluding retail revenue, for the six months ended June 30, 2022 and 2021, respectively. Premier Parking Service, LLC represented 13.3% of the Company’s revenue, excluding retail revenue, for each of the six months ended June 30, 2022 and 2021.

In addition, the Company had concentrations in Cincinnati (19.1% and 8.1%), Detroit (12.7% and 19.0%), Chicago (8.8% and 0.0%), and Houston (7.8% and 11.7%) based on gross book value of the real estate the Company owned, as of June 30, 2022 and 2021, respectively.

For the six months ended June 30, 2022, 61.7% of the Company’s outstanding accounts receivable balance was with SP+. For the six months ended June 30, 2021, 25.4%, 23.6% and 13.0% of the Company’s outstanding accounts receivable balance was with SP+, Premier Parking Service, LLC and ABM Parking Services Inc., respectively.

F-13

Acquisitions

All assets acquired and liabilities assumed in an acquisition of real estate accounted for as a business combination are measured at their acquisition date fair values. For acquisitions of real estate accounted for as an asset acquisition, the fair value of consideration transferred by the Company (including transaction costs) is allocated to all assets acquired and liabilities assumed on a relative fair value basis.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their relative fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on valuations performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable. The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, considering current market conditions and costs to execute similar leases. In estimating carrying costs, the Company will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market and below-market lease intangibles are amortized as a decrease or increase, respectively, to rental income over the remaining term of the lease.

In determining the amortization period for lease intangibles, the Company initially will consider the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize several sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company’s pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Impairment of Long-Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the assets for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, the property is written down to fair value and an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

F-14

Immaterial Correction

The Company determined that the reimbursable property tax related to certain of its properties should have been recorded on a gross basis in the Statement of Operations. An adjustment has been made to the Consolidated Statements of Operations for the three and six months ended June 30, 2021. Property taxes and rental revenue were both increased by $255,000 and $510,000 for the three and six months ended June 30, 2021, respectively, to properly report property tax expense and tenant reimbursement of property tax expense on a gross basis in accordance with ASC 842.  This correction had no effect on the reported results of operations.

Reportable Segments

Our principal business is the ownership and operation of parking facilities. We do not distinguish our principal business, or group our operations, by geography or size for purposes of measuring performance. Accordingly, we have presented our results as a single reportable segment.

Stock-based Compensation

Stock-based compensation for equity awards is based on the grant date fair value of the equity awards and is recognized over the requisite service or performance period. Forfeitures are recognized as incurred. Certain equity awards are subject to vesting based upon the satisfaction of various service, market, or performance conditions.

Note C — Commitments and Contingencies

Litigation

The nature of the Company’s business exposes our properties, the Company, the Operating Partnership and its other subsidiaries to the risk of claims and litigation in the normal course of business. Other than as noted below, or routine litigation arising out of the ordinary course of business, the Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company.

The Company has previously disclosed pending class action legal proceedings facing the Company and the Former Advisor and/or Mr. Shustek prior to the completion of the Transaction. As a result of the Transaction, the Settlement Agreement (as defined in the Purchase Agreement) was entered into subject to completion of Color Up’s Tender Offer (as defined in the Purchase Agreement) for up to 900,506 shares of the Company’s outstanding Common Stock at $11.75 per share. Color Up launched the Tender Offer on October 5, 2021 and it expired on November 5, 2021. Upon the expiration of the Tender Offer, the terms of the Settlement Agreement were satisfied and the prior lawsuits settled.

The Company has previously disclosed that the SEC was conducting an investigation relating to the Company. On March 11, 2021, the SEC notified the Company that they do not intend to recommend an enforcement action by the Commission against the Company.

The SEC investigation also related to the conduct of the Company’s former chairman and chief executive officer, Michael V. Shustek.  On July 29, 2021, the SEC filed a civil lawsuit against Michael V. Shustek and his advisory firm Vestin Mortgage LLC, alleging violations of the securities laws (Case 2-21-civ-01416-JCM-BNW, U.S. District Court, District of Nevada). The SEC seeks disgorgement, injunctions, and bars against Mr. Shustek, and related penalties. Pursuant to the Transaction, the Company is required to indemnify Mr. Shustek for certain claims related to the SEC  investigation in an amount not to exceed $2 million. This liability was recognized by the Company upon the Closing and is included in indemnification liability. Effective as of the Closing, Mr. Shustek resigned as Chief Executive Officer and director of the Company.

On August 25, 2021, the Company also entered into an Assignment of Claims, Causes of Action, and Proceeds Agreement, or the Assignment of Litigation Agreement, pursuant to which (i) the Company assigned to the Former Advisor all of the Company’s right, title, interest, and benefits, whether legal, equitable, or otherwise, in and to any and all of the claims and causes of action that the Company may have against certain parties and any amounts that may be recovered or awarded to the Former Advisor on such claims and (ii) the Former Advisor agreed to indemnify the Company against all liabilities in connection with the assignment.

F-15

Environmental Matters

Investments in real property create the potential for environmental liability on the part of the owner or operator of such real property. If hazardous substances are discovered on or emanating from a property, the owner or operator of the property may be held strictly liable for all costs and liabilities relating to such hazardous substances. The Company has obtained a Phase I environmental study (which involves inspection without soil sampling or ground water analysis) conducted by independent environmental consultants on each of the properties and, in certain instances, has conducted additional investigation, including a Phase II environmental assessment. Furthermore, the Company has adopted a policy of conducting a Phase I environmental study on each property acquired and any additional investigation as warranted.

The Company believes that it complies, in all material respects, with all federal, state and local ordinances and regulations regarding hazardous or toxic substances. Furthermore, as of June 30, 2022, the Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations. The Company, however, cannot predict the impact of any unforeseen environmental contingencies or new or changed laws or regulations on properties in which the Company holds an interest, or on properties that may be acquired directly or indirectly in the future.

Note D – Acquisitions and Dispositions of Investments in Real Estate

2022

The following table is a summary of the parking asset acquisitions during the six months ended June 30, 2022.

Property	Location	Date Acquired	Property Type	# Spaces	Size / Acreage	Retail Sq. Ft.	Purchase Price
222 Sheridan Bricktown Garage LLC	Oklahoma City, OK	6/7/2022	Garage	555	0.64	15,628	$17,513,000

The following table is a summary of the allocated acquisition value of the property acquired by the Company during the six months ended June 30, 2022.

	Assets
	Land and Improvements	Building and improvements	In-Place Lease Value	Total assets acquired
222 Sheridan Bricktown Garage LLC (a)	$1,314,000	$16,020,000	$179,000	$17,513,000
	$1,314,000	$16,020,000	$179,000	$17,513,000

a.	The in-place lease asset has a life of 5 years and is included in intangible assets on the consolidated balance sheet.

2021

The following table is a summary of the parking asset acquisitions for the year ended December 31, 2021.

Property	Location	Date Acquired	Property Type	# Spaces	Size / Acreage	Retail Sq. Ft.	Purchase Price
1W7 Carpark, LLC	Cincinnati, OH	8/25/2021	Garage	765	1.21	18,385	$32,122,000
222W7, LLC	Cincinnati, OH	8/25/2021	Garage	1,625	1.84	—	$28,314,000
322 Streeter, LLC	Chicago, IL	8/25/2021	Garage	1,154	2.81	—	$38,483,000
2nd Street, LLC	Miami, FL	9/9/2021	Contract	118	N/A	—	$3,253,000
Denver 1725 Champa Street Garage, LLC	Denver, CO	11/3/2021	Garage	450	0.72	—	$16,274,000

The following table is a summary of the allocated acquisition value of all properties acquired by the Company for the year ended December 31, 2021.

F-16

	Assets
	Land and Improvements	Building and improvements	In-Place Lease Value	Contract Value	Total assets acquired
1W7 Carpark (a)	$2,995,000	$28,819,000	$308,000	$—	$32,122,000
222W7	4,391,000	23,923,000	—	—	28,314,000
322 Streeter	11,387,000	27,096,000	—	—	38,483,000
2nd Street (a)	93,000	—	—	3,160,000	3,253,000
Denver 1725 Champa Street Garage	7,414,000	8,860,000	—	—	16,274,000
	$26,280,000	$88,698,000	$308,000	$3,160,000	$118,446,000

a.	The value of in-place lease assets and the 2nd Street contract are included in intangible assets on the consolidated balance sheet. The life of the in-place lease at 1W7 is 5 years. The life of the contract at 2nd Street is indefinite.

There were no dispositions of investments in real estate or properties held for sale as of June 30, 2022 and December 31, 2021.

Note E — Related Party Transactions and Arrangements

Two of the Company’s Cincinnati assets, 1W7 Carpark and 222W7, are currently operated by PCA, Inc., dba Park Place Parking. Park Place Parking is a private parking operator that is wholly owned by relatives of the Company’s CEO. The Company’s CEO is neither an owner nor beneficiary of Park Place Parking. Park Place Parking has been operating these assets for four and three years, respectively. Both assets were acquired with their management agreements in place and at the same terms under which they were operating prior to the Transaction. As of June 30, 2022, the Company recorded a balance of approximately $150,000 from Park Place Parking which is included in accounts receivable on the consolidated balance sheet and has been paid within terms of the lease agreement.

The Company has an investment in MVP St. Louis Cardinal Lot, DST, a Delaware Statutory Trust (“MVP St. Louis”). Pursuant to the Closing, the Former Advisor and Mr. Shustek, were replaced as manager of MVP Parking, DST, LLC, the entity that manages MVP St. Louis, by the Company’s CEO.

During 2021, VRMI and VRMII acquired $11.5 million of outstanding notes payable the Company had with various lenders. As of June 30, 2022, these notes payable are included in notes payable and paycheck protection program loan on the consolidated balance sheet. Interest expense of $0.2 million and $0.4 million is included on consolidated statement of operations for the three and six months ended June 30, 2022, respectively. There is no interest expense related to the VRMI and VRMII notes payable in the three and six months ended June 30, 2021. See Note P for additional information.

On May 27, 2022, the Company entered into the Merger Agreement by and between the Company and MIT. Pursuant to the terms of the Merger Agreement, the Company will merge with and into MIT, with MIT continuing as the surviving entity resulting from the Merger. Prior to the Merger, MIT expects to undertake the MIT IPO of its MIT Common Shares, which is expected to close at least one business day prior to the effective time of the Merger. The closing of the MIT IPO is a condition to the closing of the Merger. The size and price range for the MIT IPO have yet to be determined. The MIT IPO is subject to the completion of the review process of the U.S. Securities and Exchange Commission and to market and other conditions; therefore, the expected date of completion of the MIT IPO and the closing date of the Merger has not yet been determined.

In March 2022, the Company entered into an agreement with MIT, an affiliate of Bombe, requiring the Company to be allocated, bear and (where practicable) pay directly certain costs and expenses related to the Merger and MIT IPO.  During the three and six months ended June 30, 2022, the Company incurred costs of approximately $1.6 million and $2.5 million, respectively, pursuant to this agreement. Such amounts are included in organizational and offering costs on the consolidated statement of operations.

In May 2022, the Company entered into a lease agreement with ProKids, an Ohio not-for-profit. An immediate family member of the Company’s CEO is a member of the Board of Trustees and President-Elect of that organization.  ProKids leased 21,000 square feet of vacant unfinished commercial space in a 531,000 square foot building used primarily for parking rental in Cincinnati, Ohio for 120 months with no rent due to the Company throughout the lease term, other than a rental fee on parking spaces used by the ProKids staff. As of June 30, 2022, ProKids does not owe the Company

F-17

rental income related to the lease agreement. No rental income from ProKids has been recognized during the six months ended June 30, 2022.

License Agreement

On August 25, 2021, the Company entered into a Software License and Development Agreement, or the License Agreement, with an affiliate of Bombe, or the Supplier, pursuant to which the Company granted to the Supplier a limited, non-exclusive, non-transferable, worldwide right and license to access certain software and services for a fee of $5,000 per month.

Tax Matters Agreement

On August 25, 2021, the Company, the Operating Partnership and Color Up entered into the Tax Matters Agreement, or the Tax Matters Agreement, pursuant to which the Operating Partnership agreed to indemnify Color Up and certain affiliates and transferees of Color Up, together, the Protected Partners, against certain adverse tax consequences in connection with (1) (i) a taxable disposition of certain specified properties and (ii) certain dispositions of the Protected Partners’ interest in the Operating Partnership, in each case, prior to the tenth anniversary of the completion of the Transaction (or earlier, if certain conditions are satisfied); and (2) the Operating Partnership’s failure to provide the Protected Partners the opportunity to guarantee a specified amount of debt of the Operating Partnership during the period ending on the tenth anniversary of the completion of the Transaction (or earlier, if certain conditions are satisfied). In addition, and for so long as the Protected Partners own at least 20% of the units in the Operating Partnership received in the Transaction, the Company agreed to use commercially reasonable efforts to provide the Protected Partners with similar guarantee opportunities.

Note F — Stock-Based Compensation

On October 14, 2020, the Compensation Committee of the Board of Directors of the Company approved the award of non-restricted shares to the Company’s four independent directors and to the Company’s former chief financial officer, J. Kevin Bland. Total stock-compensation expense for the year ended December 31, 2020 was approximately $144,000. The non-restricted shares were issued by the Company on March 1, 2021 at a price of $11.75 per share. This price equals the net asset value of the Company, which was approved by the Board of Directors in January 2021. The shares awarded fully vested immediately upon issuance and these shares were not issued pursuant to the Company’s Long-Term Incentive Plan (“LTIP”). No share-based compensation awards were outstanding as of June 30, 2021.

On May 27, 2022, the Operating Partnership issued long-term incentive equity awards in the form of LTIP units of the Operating Partnership (“LTIP Units”) to the Company’s five independent directors in consideration for their accrued but unpaid director compensation fees. The LTIP Units will vest ratably in equal installments on each of the next three anniversaries of the grant date, subject to the director’s continued employment, contractual or other service relationship with the Company or an affiliate of the Company on the vesting date. The grant date fair value was determined to be $15.47. Prior to the granting of the LTIP Units, the associated compensation was anticipated to be paid in cash, and as such, the expense was accrued as a liability in the condensed consolidated balance sheets. Upon vesting, the LTIP Units are redeemable in cash or shares, at the option of the holder. As a result, the LTIP Units are classified as a liability within accounts payable and accrued expenses in the condensed consolidated balance sheet as of June 30, 2022.

The following table sets forth unvested LTIPs from January 1, 2022 through June 30, 2022:

	As of June 30, 2022
	Number of Unvested Shares of LTIPs	Weighted Avg Grant FV Per Share
Balance - January 1, 2022	—	$—
Granted	9,686	15.47
Vested	—	—
Forfeited	—	—
Total unvested LTIPs	9,686	$15.47

On May 27, 2022, the Operating Partnership granted an aggregate of 1,500,000 Performance Units of the Operating Partnership (“PUs”) to the executive officers of the Company pursuant to performance unit award agreements entered into with respect to the PUs. The PUs vest, subject to the continued employment of the executive officers, upon the achievement of a 50% market condition and a 50% performance condition. The performance period for the market

F-18

and performance conditions are May 27, 2022 through December 31, 2025 and May 27, 2022 through December 31, 2027, respectively, subject to the executive’s continued performance of the services of the Company, the Operating Partnership or an affiliate. No PUs were vested as of June 30, 2022. Market condition PUs are recorded at fair value using a Monte Carlo simulation for the future stock prices of the Company and its corresponding peer group. A fair value of $8.95 was determined for the PUs subject to a market condition. The PUs subject to a performance condition will vest if the Company’s adjusted funds from operations (“AFFO”) per share of common stock is at least $1.25 for four consecutive quarters prior to the fourth quarter of 2025 and then for an additional four consecutive quarters prior to December 31, 2027. These PUs were deemed not probable of achievement as of June 30, 2022. The probability of achievement of the performance condition will continue to be monitored throughout the performance period.

PUs are subject to restrictions on transfer and may be subject to a risk of forfeiture if the executive ceases to be an employee of the Company, the Operating Partnership or an affiliate prior to vesting of the award. Each vested PU is entitled to receive a dividend equivalent payment equal to the dividend paid on the number of shares of common units issued. Each unvested PU is entitled to receive 10% of the distributions payable on common units. The amortization of compensation costs for the awards of PUs are included in general and administrative expenses in the accompanying consolidated statements of operations and amount to $391,000 for the period ended June 30, 2022. The remaining unrecognized compensation cost of approximately $6.3 million for PUs is expected to be recognized over the derived service period of 1.57 years as of June 30, 2022.

The following table sets forth unvested PUs from January 1, 2022 through June 30, 2022:

	As of June 30, 2022
	Number of Unvested Shares of PUs	Weighted Avg Grant FV Per Share
Balance - January 1, 2022	—	$—
Granted	1,500,000	12.21
Vested	—	—
Forfeited	—	—
Total unvested PUs	1,500,000	$12.21

The weighted average grant date fair value per share of $8.95 is for 750,000 shares subject to the market condition. The weighted average grant date fair value per share of $15.47 is for 750,000 shares subject to the performance condition, which was deemed not probable of achievement as of June 30, 2022.

Note G — Intangible Assets

A schedule of the Company’s intangible assets and related accumulated amortization and accretion as of June 30, 2022 and December 31, 2021 is as follows:

	As of June 30, 2022		As of December 31, 2021
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
Value of in-place leases	$2,564,000	$1,459,000	$2,398,000	$1,311,000
Value of lease commissions	165,000	93,000	152,000	82,000
Value of indefinite lived contract (1)	3,160,000	—	3,160,000	—
Value of technology	4,136,000	343,000	4,046,000	133,000
Total intangible assets	$10,025,000	$1,895,000	$9,756,000	$1,526,000

(1)	Indefinite-Lived in-place contract includes the 2nd Street, LLC property in Miami, FL acquired on November 3, 2021. Refer to Note D - Acquisitions and Dispositions of Investments in Real Estate.

Amortization of the acquired in-place leases and lease commissions are included in depreciation and amortization in the accompanying consolidated statements of operations. Amortization expense associated with intangible assets totaled $370,000 and $148,000 for the six months ended June 30, 2022 and 2021, respectively, and $194,000 and $74,000 for the three months ended June 30, 2022 and 2021, respectively.

F-19

A schedule of future amortization and accretion of acquired intangible assets for the six months ended June 30, 2022 and thereafter is as follows:

Six Months Ended June 30, 2022	Acquired in-place leases	Lease commissions	Technology
2022 (Remainder)	$157,000	$12,000	$221,000
2023	320,000	24,000	427,000
2024	303,000	21,000	427,000
2025	189,000	10,000	427,000
2026	107,000	4,000	427,000
Thereafter	29,000	1,000	1,864,000
	$1,105,000	$72,000	$3,793,000

Note H — Earnings Per Share

Basic and diluted loss per weighted average common share (“EPS”) is calculated by dividing net income (loss) attributable to the Company’s common stockholders, including any participating securities, by the weighted average number of shares outstanding for the period. The Company includes the effect of participating securities in basic and diluted earnings per share computations using the two-class method of allocating distributed and undistributed earnings when the two-class method is more dilutive than the treasury stock method. Outstanding warrants were antidilutive as a result of the net loss for the six months ended June 30, 2022 and therefore were excluded from the dilutive calculation. The Company includes unvested PUs as contingently issuable shares in the computation of diluted EPS once the market criteria is met, assuming that the end of the reporting period is the end of the contingency period. The Company had 150,000 additional performance units that were granted to our executive officers on May 27, 2022, which are considered antidilutive to the dilutive loss per share calculation for the six months ended June 30, 2022. See Note F for additional information. The Company did not have any additional dilutive shares resulting in basic loss per share equaling dilutive loss per share for the six months ended June 30, 2021.

The following table reconciles the numerator and denominator used in computing the Company’s basic and diluted per-share amounts for net loss attributable to common stockholders for the three and six months ended June 30, 2022 and 2021:

	For the three months ended June 30, 2022	For the three months ended June 30, 2021	For the six months ended June 30, 2022	For the six months ended June 30, 2021
Numerator:
Net loss attributable to MIC	$(2,436,000)	$(2,855,000)	$(4,992,000)	$(7,973,000)
Net loss attributable to participating securities	—	—	—	—
Net loss attributable to MIC common stock	$(2,436,000)	$(2,855,000)	$(4,992,000)	$(7,973,000)
Denominator:
Basic and dilutive weighted average shares of Common Stock outstanding	7,762,375	7,739,952	7,762,375	7,735,888
Diluted share equivalents outstanding	—	—	—	—
Dilutive weighted average shares of Common Stock outstanding	7,762,375	7,739,952	7,762,375	7,735,888
Basic and diluted loss per weighted average common share:
Basic and dilutive	$(0.31)	$(0.37)	$(0.64)	$(1.03)

F-20

Note I — Notes Payable and Paycheck Protection Program Loan

As of June 30, 2022, the principal balances on notes payable are as follows:

Loan	Original Debt Amount	Monthly Payment	Balance as of 6/30/22	Lender	Term (in years)		Interest Rate	Loan Maturity
Corporate D&O Insurance (4)	$450,000	$38,000	$37,000	MetaBank	1		3.95%	7/31/2022
MVP Clarksburg Lot	$476,000	Interest Only	$476,000	Vestin Realty Mortgage I	1		7.00%	8/25/2022
MCI 1372 Street	$574,000	Interest Only	$574,000	Vestin Realty Mortgage I	1		7.00%	8/25/2022
MVP Milwaukee Old World	$771,000	Interest Only	$1,871,000	Vestin Realty Mortgage I	1		7.00%	8/25/2022
MVP Milwaukee Clybourn	$191,000	Interest Only	$191,000	Vestin Realty Mortgage I	1		7.00%	8/25/2022
MVP Wildwood NJ Lot, LLC	$1,000,000	Interest Only	$1,000,000	Vestin Realty Mortgage I	1		7.00%	8/25/2022
MVP Cincinnati Race Street, LLC	$2,550,000	Interest Only	$3,450,000	Vestin Realty Mortgage II	1		7.00%	8/25/2022
Minneapolis Venture	$2,000,000	Interest Only	$4,000,000	Vestin Realty Mortgage I	1		7.00%	8/25/2022
MVP Memphis Poplar (3)	$1,800,000	Interest Only	$1,800,000	LoanCore	5		5.38%	3/6/2024
MVP St. Louis (3)	$3,700,000	Interest Only	$3,700,000	LoanCore	5		5.38%	3/6/2024
1W7 Carpark, LLC and 222W7th Holdco, LLC	$339,000	$6,400	$140,000	FlashParking, Inc	5		5.00%	5/31/2024
Mabley Place Garage, LLC	$9,000,000	$44,000	$7,717,000	Barclays	10		4.25%	12/6/2024
322 Streeter Holdco LLC	$25,900,000	Interest Only	$25,683,000	American National Insurance Co.	5	*	3.50%	3/1/2025
MVP Houston Saks Garage, LLC	$3,650,000	$20,000	$3,007,000	Barclays Bank PLC	10		4.25%	8/6/2025
Minneapolis City Parking, LLC	$5,250,000	$29,000	$4,442,000	American National Insurance, of NY	10		4.50%	5/1/2026
MVP Bridgeport Fairfield Garage, LLC	$4,400,000	$23,000	$3,718,000	FBL Financial Group, Inc.	10		4.00%	8/1/2026
West 9th Properties II, LLC	$5,300,000	$30,000	$4,559,000	American National Insurance Co.	10		4.50%	11/1/2026
MVP Fort Worth Taylor, LLC	$13,150,000	$73,000	$11,342,000	American National Insurance, of NY	10		4.50%	12/1/2026
MVP Detroit Center Garage, LLC	$31,500,000	$194,000	$27,944,000	Bank of America	10		5.52%	2/1/2027
MVP St. Louis Washington, LLC (1)	$1,380,000	$8,000	$1,287,000	KeyBank	10	*	4.90%	5/1/2027
St. Paul Holiday Garage, LLC (1)	$4,132,000	$24,000	$3,853,000	KeyBank	10	*	4.90%	5/1/2027
Cleveland Lincoln Garage, LLC (1)	$3,999,000	$23,000	$3,729,000	KeyBank	10	*	4.90%	5/1/2027
MVP Denver Sherman, LLC (1)	$286,000	$2,000	$266,000	KeyBank	10	*	4.90%	5/1/2027
MVP Milwaukee Arena Lot, LLC (1)	$2,142,000	$12,000	$1,998,000	KeyBank	10	*	4.90%	5/1/2027
MVP Denver 1935 Sherman, LLC (1)	$762,000	$4,000	$710,000	KeyBank	10	*	4.90%	5/1/2027
MVP Louisville Broadway Station, LLC (2)	$1,682,000	Interest Only	$1,682,000	Cantor Commercial Real Estate	10	**	5.03%	5/6/2027
MVP Whitefront Garage, LLC (2)	$6,454,000	Interest Only	$6,454,000	Cantor Commercial Real Estate	10	**	5.03%	5/6/2027
MVP Houston Preston Lot, LLC (2)	$1,627,000	Interest Only	$1,627,000	Cantor Commercial Real Estate	10	**	5.03%	5/6/2027
MVP Houston San Jacinto Lot, LLC (2)	$1,820,000	Interest Only	$1,820,000	Cantor Commercial Real Estate	10	**	5.03%	5/6/2027

F-21

Loan	Original Debt Amount	Monthly Payment	Balance as of 6/30/22	Lender	Term (in years)		Interest Rate	Loan Maturity
St. Louis Broadway, LLC (2)	$1,671,000	Interest Only	$1,671,000	Cantor Commercial Real Estate	10	**	5.03%	5/6/2027
St. Louis Seventh & Cerre, LLC (2)	$2,057,000	Interest Only	$2,057,000	Cantor Commercial Real Estate	10	**	5.03%	5/6/2027
MVP Indianapolis Meridian Lot, LLC (2)	$938,000	Interest Only	$938,000	Cantor Commercial Real Estate	10	**	5.03%	5/6/2027
St Louis Cardinal Lot DST, LLC (5)	$6,000,000	Interest Only	$6,000,000	Cantor Commercial Real Estate	10	**	5.25%	5/31/2027
MVP Preferred Parking, LLC	$11,330,000	Interest Only	$11,330,000	Key Bank	10	**	5.02%	8/1/2027
Less unamortized loan issuance costs			$(774,000)
			$150,299,000

(1)	The Company issued a promissory note to KeyBank for $12.7 million secured by the pool of properties.
(2)	The Company issued a promissory note to Cantor Commercial Real Estate Lending, L.P. (“CCRE”) for $16.25 million secured by the pool of properties.
(3)	On February 8, 2019, subsidiaries of the Company, consisting of MVP PF St. Louis 2013, LLC (“MVP St. Louis 2013”), and MVP PF Memphis Poplar 2013, LLC (“MVP Memphis Poplar”), LLC entered into a loan agreement, dated as of February 8, 2019, with LoanCore Capital Credit REIT LLC (“LoanCore”). Under the terms of the Loan Agreement, LoanCore agreed to loan MVP St. Louis 2013 and MVP Memphis Poplar $5.5 million to repay and discharge the outstanding KeyBank loan agreement. The loan is secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing on each of the properties owned by MVP St. Louis 2013 and MVP Memphis Poplar.
(4)	On September 30, 2021, the Company entered into a loan with Meta Bank to finance $337,500 of the Directors & Officers insurance policy premium. The loan matured on July 31, 2022.

(5)	Pursuant to the Closing of the Transaction, the Company recorded the $6.0 million loan with Cantor Commercial Real Estate upon the consolidation of its investment in MVP St. Louis Cardinal Lot, DST. See Note I for further information.

* 2 Year Interest Only

**  10 Year Interest Only

During April 2022, the Company received notification from the Small Business Administration stating that the round two paycheck protection program loan was forgiven in full in the amount of $328,000.

Reserve funds are generally required for repairs and replacements, real estate taxes, and insurance premiums.  Some notes contain various terms and conditions including debt service coverage ratios and debt yield limits.  Borrowers for six of the Company’s loans totaling $58.6 million and seven loans totaling $96.0 million failed to meet loan covenants as of June 30, 2022 and December 31, 2021, respectively. As a result, these borrowers are subject to additional cash management procedures, which resulted in approximately $442,000 and $359,000 of restricted cash at June 30, 2022 and December 31, 2021, respectively. In order to exit these procedures, certain debt service coverage ratios or debt yield tests must be exceeded for two consecutive quarters to return to less restrictive cash management procedures.

As of June 30, 2022, future principal payments on notes payable are as follows:

2022 (remainder)	$12,833,000
2023	2,575,000
2024	15,308,000
2025	30,795,000
2026	22,630,000
Thereafter	66,932,000
Total	$151,073,000

Note J - Line of Credit

On March 29, 2022, the Company entered into a Credit Agreement (the “Credit Agreement”) with KeyBanc Capital Markets, as lead arranger, and KeyBank, National Association, as administrative agent.  The Credit Agreement refinances the Company’s current loan agreements for certain properties. The Credit Agreement will provide for,

F-22

among other things, a $75,000,000 revolving credit facility, maturing on April 1, 2023. The Credit Agreement may be extended to October 1, 2023 if no event of default is in existence upon receipt of written request 120 – 60 days prior to maturity date and payment of an extension fee pursuant to the terms of the Credit Agreement (the “Revolving Facility”). The Revolving Facility may be increased by up to an additional $75,000,000 provided that no event of default has occurred and is continuing and certain other conditions are satisfied.  Borrowings under the Revolving Facility bear interest at a SOFR benchmark rate or Alternate Base Rate, plus a margin of between 1.75% and 3.00%, with respect to SOFR loans, or 0.75% to 2.00%, with respect to base rate loans, based on the Company’s leverage ratio as calculated under the Credit Agreement. The Credit Agreement is secured by a pool of properties and requires compliance with certain financial covenants. The Credit Agreement also includes financial covenants that require the Company to (i) maintain a total leverage ratio not to exceed 65.0%, (ii) not to exceed certain fixed charge coverage ratios, and (iii) maintain a certain tangible net worth.

On April 15, 2022 the Company used proceeds from the Credit Agreement to pay a loan in full with LoanCore in the amount of $37.9 million. The loan had a maturity date of December 9, 2022 and was secured by a pool of six properties: MVP Raider Park Garage, LLC, MVP New Orleans Rampart, LLC, MVP Hawaii Marks Garage, LLC, MVP Milwaukee Wells, LLC, MVP Indianapolis City Park, LLC, and MVP Indianapolis WA Street, LLC.  On April 21, 2022 the Company also used proceeds from the Credit Agreement to pay two loans in full with Associated Bank in a combined amount of $18.2 million. The loans had maturity dates of May 1, 2022 and October 1, 2022 and were secured by properties 1W7 Carpark, LLC and 222 W 7th Holdco, LLC, respectively.  On June 6, 2022 the Company used additional proceeds of $17.6 million in the acquisition of 222 Sheridan Bricktown Garage LLC. Refer above to Note D - Acquisitions and Dispositions of Investments in Real Estate.  As of June 30, 2022, the Company had drawn $73.7 million of the available $75.0 million in the Credit Agreement.  For the three and six months ended June 30, 2022, the Company has paid approximately $2.0 million in loan fees.

Note K — Fair Value

A fair value measurement is based on the assumptions that market participants would use in pricing an asset or liability in an orderly transaction. The hierarchy for inputs used in measuring fair value are as follows:

1.	Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.
2.	Level 2 – Inputs include quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, and model-derived valuations whose inputs are observable.
3.	Level 3 – Model-derived valuations with unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

The Company’s financial instruments include cash and cash equivalents, restricted cash, accounts receivable and accounts payable. Due to their short maturities, the carrying amounts of these assets and liabilities approximate fair value. The estimated fair value of the Company’s debt was approximately $219.3 million and $161.2 million as of June 30, 2022 and December 31, 2021, respectively, which is considered a Level 2 measurement.

Our real estate assets are measured and recognized at fair value, less costs to sell held-for-sale properties, on a nonrecurring basis dependent upon when we determine an impairment has occurred. When the Company impairs assets that have operational impairment indicators, management uses an independent third-party to determine the fair value primarily using the income capitalization approach based on the contracted rent to be received from the operator or the sales comparison approach. The income capitalization approach reflects the property’s income-producing capabilities based on the assumption that value is created by the expectation of benefits to be derived in the future. The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate value. These methods are considered Level 2 measurements in the hierarchy.

Note L — Variable Interest Entities

The Company, through a wholly owned subsidiary of its Operating Partnership, owns a 51.0% beneficial interest in MVP St. Louis Cardinal Lot, DST, a Delaware Statutory Trust (“MVP St. Louis”). MVP St. Louis is the owner of a 2.56-acre, 376-vehicle commercial parking lot, known as the Cardinal Lot.

F-23

At the time of the initial investment, the Company conducted an analysis and concluded that the 51% investment in the DST should not be consolidated, as the Company was not the primary beneficiary because the power to direct the activities that most significantly impact the economic performance of MVP St. Louis was held by MVP Parking DST, LLC (the “Manager”) and certain subsidiaries of the Manager.  The investment in MVP St. Louis was accounted for using the equity method of accounting through August 25, 2021.

In connection with the Closing, the former advisor of the Company, MVP Realty Advisors, LLC (“MVPRA”) transferred ownership of the Manager to Manuel Chavez, III, the Chief Executive Officer of the Company. This change in structure was deemed a reconsideration event and therefore the Company reevaluated whether it had control. Based on the Company’s evaluation, the Company began consolidating the investment in MVP St. Louis and MVP St. Louis Cardinal Lot Master Tenant, LLC, which had total assets and liabilities of approximately $12.0 million and approximately $6.2 million, respectively, as of August 25, 2021.  These assets and liabilities were recorded at fair value as of the date of consolidation, and a gain of $360,000 was recognized in the consolidated statement of operations.

Amounts related to MVP St. Louis included in the consolidated balance sheet are as follows:

June 30, 2022
(Unaudited)
ASSETS
Investments in real estate	$11,795,000
Cash	32,000
Cash – restricted	462,000
Accounts receivable	320,000
Prepaid expenses	13,000
Total assets	$12,622,000

LIABILITIES
Notes payable	$5,966,000
Accounts payable and accrued liabilities	326,000
Total liabilities	$6,292,000

Summarized Statements of Operations—Unconsolidated Real Estate Affiliates—Equity Method Investments

	For the three months ended June 30, 2021	For the six months ended June 30, 2021
Revenue	$183,000	$365,000
Expenses	(167,000)	(366,000)
Net income (loss)	$16,000	$(1,000)

Note M – Leases

The Company accounts for rental income and percentage rent income in accordance with ASC 842 - Leases. The majority of the Company’s leases are largely similar and the lease agreements generally contain similar provisions and features, without substantial variations. All leases are currently classified as operating leases. The following table summarizes the components of lease revenue recognized during the three and six months ended June 30, 2022 and 2021 included within the Company’s Consolidated Statements of Operations:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Lease revenue	2022	2021	2022	2021
Fixed contractual payments	$1,766,000	$2,275,000	$3,514,000	$4,673,000
Variable lease payments	$5,203,000	$658,000	$9,839,000	$1,147,000
Straight-line rental income	$(9,000)	$34,000	$(5,000)	$81,000

F-24

Approximate future fixed contractual lease payments to be received under non-cancelable operating leases in effect as of June 30, 2022, assuming no new or renegotiated leases or option extensions on lease agreements, are as follows:

For the year ended,	Future lease payments due
2022 (Remainder)	$3,082,000
2023	$5,010,000
2024	$4,484,000
2025	$3,504,000
2026	$2,626,000
Thereafter	$523,000

Note N -— Income Taxes

The Company previously elected to be taxed as a REIT for federal income tax purposes and operated in a manner that allowed the Company to qualify as a REIT through December 31, 2019.  As a consequence of the COVID-19 pandemic, the Company earned income from a number of distressed tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, the Company was not in compliance with the annual REIT income tests for the year ended December 31, 2020. Accordingly, the Company did not qualify for taxation as a REIT in 2020 and has been taxed as a C corporation beginning with its 2020 taxable year. As a C corporation, the Company is subject to federal income tax on its taxable income at regular corporate rates.

A full valuation allowance for deferred tax assets was historically provided each year since the Company believed that as a REIT it was more likely than not that it would not realize the benefits of its deferred tax assets.  As a taxable C Corporation, the Company has evaluated its deferred tax assets for the six months ended June 30, 2022, which consist primarily of net operating losses and its investment in the Operating Partnership (as a result of the Closing). Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended June 30, 2022. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth. Due to the ongoing impact to the Company of the COVID-19 pandemic, the Company has determined that it will continue to record a full valuation allowance against its deferred tax assets for the six months ended June 30, 2022. A change in circumstances may cause the Company to change its judgment about whether deferred tax assets should be recorded, and further whether any such assets would more likely than not be realized. The Company would generally report any change in the valuation allowance through its income statement in the period in which such changes in circumstances occur.

Note O — Equity

Series A Preferred Stock

On November 1, 2016, the Company commenced an offering of up to $50 million in shares of the Company’s Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”), par value $0.0001 per share, together with warrants to acquire the Company’s Common Stock, in a Regulation D 506(c) private placement to accredited investors. The Company closed the offering on March 24, 2017 and raised approximately $2.5 million, net of offering costs, in the Series A private placements.

The holders of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Company out of funds legally available for the payment of dividends, cash dividends at the rate of 5.75% per annum of the initial stated value of $1,000 per share. Since a Listing Event, as defined in the charter, did not occur by March 31, 2018, the cash dividend rate has been increased to 7.50%, until a Listing Event at which time, the annual dividend rate will be reduced to 5.75% of the Stated Value.

Each investor in the Series A offering received, for every $1,000 in shares subscribed by such investor, detachable warrants to purchase 30 shares of the Company’s Common Stock if the Company’s Common Stock is listed on a national securities exchange. The warrants’ exercise price is equal to 110% of the volume weighted average closing stock price of the Company’s Common Stock over a specified period as determined in accordance with the terms of the warrant; however, in no event shall the exercise price be less than $25 per share. As a Listing Event did not occur on or prior to the fifth anniversary of the final closing date of the Series A offering, the outstanding warrants expired automatically on such anniversary date without being exercisable by the holders thereof.

F-25

On March 24, 2020, the Company’s Board of Directors unanimously authorized the suspension of the payment of distributions on the Series A Preferred Stock; however, such distributions will continue to accrue in accordance with the terms of the Series A Preferred Stock. Since initial issuance, the Company had declared distributions of approximately $1,098,000 of which approximately $597,000 had been paid to Series A stockholders. As of June 30, 2022 and December 31, 2021, approximately $501,000 and $393,000 of Series A Preferred Stock distributions that were accrued and unpaid, respectively, are included in accounts payable and accrued expenses on the consolidated balance sheet.

Series 1 Preferred Stock

On March 29, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 97,000 shares of its authorized capital stock as shares of Series 1 Convertible Redeemable Preferred Stock (“Series 1 Preferred Stock”), par value $0.0001 per share. On April 7, 2017, the Company commenced the Regulation D 506(b) private placement of shares of Series 1 Preferred Stock, together with warrants to acquire the Company’s Common Stock, to accredited investors.

The holders of the Series 1 Preferred Stock are entitled to receive, when and as authorized by the Company’s Board of Directors and declared by us out of legally available funds, cumulative, cash dividends on each share at an annual rate of 5.50% of the stated value pari passu with the dividend preference of the Series A Preferred Stock and in preference to any payment of any dividend on the Company’s Common Stock; provided that since a Listing Event, as defined in the charter, has not occurred by April 7, 2018, the annual dividend rate on all Series 1 Preferred Stock shares has been increased to 7.00% of the stated value until the occurrence of a Listing Event, at which time, the annual dividend rate will be reduced to 5.50% of the stated value. Based on the number of Series 1 Preferred Stock shares outstanding at December 31, 2021, the increased dividend rate costs the Company approximately $150,000 more per quarter in Series 1 dividends.

Each investor in the Series 1 offering received, for every $1,000 in shares subscribed by such investor, detachable warrants to purchase 35 shares of the Company’s Common Stock if the Company’s Common Stock is listed on a national securities exchange. The warrants’ exercise price is equal to 110% of the volume weighted average closing stock price of the Company’s Common Stock over a specified period as determined in accordance with the terms of the warrant; however, in no event shall the exercise price be less than $25 per share. If a Listing Event does not occur on or prior to the fifth anniversary of the final closing date of the Series 1 offering, the outstanding warrants expire automatically on such anniversary date without being exercisable by the holders thereof. If a Listing Event does occur on or before January 31, 2023, the five-year anniversary date, these warrants will then expire five years from the 90th day after the occurrence of a Listing Event. The Company engaged a third-party expert to value these warrants and the estimated value as of June 30, 2022 is immaterial. As of June 30, 2022, there were detachable warrants that may be exercised for 1,382,675 shares of the Company’s Common Stock after the 90th day following the occurrence of a Listing Event. If all the potential warrants outstanding at June 30, 2022 became exercisable because of a Listing Event and were exercised at the minimum price of $25 per share, gross proceeds to the Company would be approximately $34.6 million and as a result the Company would issue an additional 1,382,675 shares of Common Stock.

On March 24, 2020, the Company’s Board of Directors unanimously authorized the suspension of the payment of distributions on the Series 1 Preferred Stock, however, such distributions will continue to accrue in accordance with the terms of the Series 1 Preferred Stock. Since initial issuance, the Company had declared distributions of approximately $12.9 million of which approximately $6.4 million had been paid to Series 1 Preferred Stock stockholders. As of June 30, 2022 and December 31, 2021, approximately $6.5 million and $5.1 million of Series 1 Preferred Stock distributions that were accrued and unpaid, respectively, are included in accounts payable and accrued expenses on the consolidated balance sheet.

Warrants

On August 25, 2021, in connection with the Closing, the Company entered into a warrant agreement (the “Warrant Agreement”) pursuant to which it issued to the Purchaser warrants to purchase up to 1,702,128 shares of Common Stock, at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20.0 million (the “Common Stock Warrants”). Each whole Common Stock Warrant entitles the registered holder thereof to purchase one whole share of Common Stock at a price of $11.75 per share (the “Warrant Price”), subject to customary adjustments, at any time following a “Liquidity Event,” which is defined as an initial public offering and/or Listing of the Common Stock on the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange. The Common Stock Warrants will expire five years after the date of the Warrant Agreement.

F-26

The Company assesses its warrants as either equity or a liability based upon the characteristics and provisions of each instrument.  Warrants classified as equity are recorded at fair value as of the date of issuance on the Company’s balance sheet and no further adjustments to their valuation are made.  Management estimates the fair value of these warrants using option pricing models and assumptions that are based on the individual characteristics of the warrants or other instruments on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield and risk-free interest rate.

As of June 30, 2022, all outstanding warrants issued by the Company were classified as equity.

Tender Offer

On October 5, 2021, Color Up, LLC (“Purchaser”) initiated a Tender Offer (the “Offer”) to purchase up to 900,506 shares of Common Stock of the Company, at a price of $11.75 per share (the “Shares”). The Offer expired at 5:00 pm Eastern Time on November 5, 2021. A total of 878,082 Shares were validly tendered and not validly withdrawn pursuant to the Offer (the “Tendered Shares”), and the Purchaser accepted for purchase all such Tendered Shares. The Purchaser initiated payment of an aggregate of approximately $10.3 million to the Company stockholders participating in the Offer.

Effective November 8, 2021, the Purchaser executed a subscription agreement with the Company pursuant to which the Purchaser acquired the remaining 22,424 Shares not purchased through the Offer at $11.75 per share.

Securities Purchase Agreement

On November 2, 2021, the Company, entered into a securities purchase agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, and HS3 affiliated with Jeffrey Osher, a director of the Company, pursuant to which the Operating Partnership issued and sold to HS3 (a) 1,702,128 newly issued common units of limited partnership of the Operating Partnership (“OP Units”); and (b) 425,532 newly-issued Class A units of limited partnership of the Operating Partnership (“Class A Units”) which entitle HS3 to purchase up to 425,532 additional OP Units (the “Additional OP Units”) at an exercise price equal to $11.75 per Additional OP Unit, subject to adjustment as provided in the Class A Unit agreement, and HS3 paid to the Operating Partnership cash consideration of $20.0 million. The Company used proceeds from the Purchase Agreement for working capital purposes, including expenses related to the Purchase Agreement and the acquisition of two parking lots and related assets. The Additional OP Units are available to be exercised only upon completion of a liquidity event, as defined in the Purchase Agreement.

Convertible Noncontrolling Interests

As of June 30, 2022, the Operating Partnership had approximately 17.0 million Operating Partnership units outstanding. Under the terms of the Third Amended and Restated Limited Partnership Agreement, Operating Partnership Unit holders may elect to exchange Operating Partnership Units for shares of the Company’s Common Stock upon completion of a liquidity event. The Operating Partnership Units outstanding as of June 30, 2022 are classified as noncontrolling interests within permanent equity on our consolidated balance sheets. There were no outstanding convertible Operating Partnership Units as of June 30, 2022.

Dividend Reinvestment Plan

The Dividend Reinvestment Plan (“DRIP”) allows stockholders to invest distributions in additional shares of our Common Stock, subject to certain limits. Stockholders who elect to participate in the DRIP may choose to invest all or a portion of their cash distributions in shares of our Common Stock at a price equal to our most recent estimated value per share.  On March 22, 2018, the Company suspended payment of distributions and as such there are currently no distributions to invest in the DRIP.

Share Repurchase Program

On May 29, 2018, the Company’s Board of Directors suspended the Share Repurchase Program, other than for hardship repurchases in connection with a shareholder’s death. Repurchase requests made in connection with the death of a stockholder were repurchased at a price per share equal to 100% of the amount the stockholder paid for each share, or once the Company had established an estimated NAV per share, 100% of such amount as determined by the Company’s Board of Directors, subject to any special distributions previously made to the Company’s stockholders. On March 24, 2020, the Board of Directors suspended all repurchases, even in the case of a shareholder’s death.

F-27

Note P - Subsequent Events

On July 5, 2022, VRMI merged with and into Suncrest Holdings, LLC (“Suncrest”), an entity managed by an entity majority owned and controlled by Michael Shustek, the Company’s former Chief Executive Officer. On July 11, 2022 Suncrest assigned and sold five of the six notes issued originally by VRMI to certain of the subsidiaries of the Company as described in Note I above (collectively, the “VRMI Notes”) to VRMII. As a result, the obligations of Company subsidiaries under the five VRMI Notes, including all repayment obligations, are now owed to VRMII. All of the loans evidenced by the VRMI Notes mature and are payable in full on August 25, 2022.

On July 18, 2022, affiliates of MacKenzie Capital Management, LP (the “Bidder”), launched an unsolicited “mini-tender” offer for up to 103,500 shares of the Company’s Common Stock, which represents approximately 1.33% of the outstanding shares of the Company’s Common Stock, and up to 1,070 shares of the Company’s Preferred Stock, which represents 2.51% of the outstanding shares of the Company’s Preferred Stock combined, each as of July 18, 2022.  On July 29, 2022, the Bidder announced the extension of the offering period for the “mini-tender” offer.  The Board does not endorse the Bidder’s unsolicited mini-tender offer and recommends that stockholders do not tender their shares to the Bidder.

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Mobile Infrastructure Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Mobile Infrastructure Corp., (formerly known as The Parking REIT) and subsidiaries (the “Company”), as of December 31, 2021, the related consolidated statement of operations, changes in equity, and cash flows, for the year ended December 31, 2021, and the related notes and schedule (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Investment in Real Estate – Evaluation of Impairment – Refer to Note B to the financial statements.

Critical Audit Matter Description

The Company’s evaluation for impairment of its investment in real estate involves an initial assessment of each property to identify potential triggering events, such as significant decreases in operating results, changes in useful life, a plan to dispose of an asset, or the inability to recover the net book value of the property over its remaining economic life based upon net operating income (“NOI”) as forecasted for the current year or future years.

We identified the identification and analysis of impairment indicators for properties as a critical audit matter because of the significant assumptions management makes when identifying and analyzing indicators to determine whether events or changes in circumstances have occurred indicating that the carrying amounts of properties may not be recoverable. A high degree of auditor judgment was required when performing audit procedures to evaluate whether management appropriately identified and analyzed impairment indicators.

F-29

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the identification and analysis of properties for possible indications of impairment included the following, among others:

o	Searching for adverse asset-specific and market conditions through review of third-party industry reports, real estate industry news sources, board minutes, inquiries with management, and websites and financial reports across the portfolio, among other sources.

o	Independently evaluating management’s assumptions pertaining to changes in operating results, changes in useful life, and ability to recover the net book value of the property, including forecasts of net operating income, for reasonableness, and comparing the results of our analysis to the conclusions reached by management.

o	Reading management’s specific property disposition plans and assessing for impairment properties with potential sales prices below the recorded property value.

/s/ Deloitte & Touche LLP

Cincinnati, OH
March 30, 2022

We have served as the Company’s auditor since 2021.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Mobile Infrastructure Corporation (formerly The Parking REIT, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Mobile Infrastructure Corp., formerly The Parking REIT, Inc. and Subsidiaries (the “Company”), as of December 31, 2020, the related consolidated statements of operations, changes in equity, and cash flows for the period in the year ended December 31, 2020, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2015.

New York, New York

March 31, 2021

F-31

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2021	2020
ASSETS
Investments in real estate
Land and improvements	$166,224,000	$128,284,000
Buildings and improvements	254,379,000	163,792,000
Construction in progress	89,000	1,320,000
Intangible assets	9,756,000	2,107,000
	430,448,000	295,503,000
Accumulated depreciation	(22,873,000)	(17,039,000)
Total investments in real estate, net	407,575,000	278,464,000

Fixed Assets, net of accumulated depreciation of $94,000 and $78,000 as of December 31, 2021 and 2020, respectively	61,000	63,000
Cash	11,805,000	4,235,000
Cash – restricted	4,891,000	3,660,000
Prepaid expenses	676,000	1,909,000
Accounts receivable, net allowance of doubtful accounts of $0.1 million and $0.4 million as of December 31, 2021 and 2020, respectively	4,031,000	1,114,000
Investment in DST	—	2,821,000
Due from related parties	—	1,000
Other assets	108,000	183,000
Right of use leased asset	—	1,282,000
Total assets	$429,147,000	$293,732,000
LIABILITIES AND EQUITY
Liabilities
Notes payable and paycheck protection program loan, net	$207,153,000	$159,344,000
Accounts payable and accrued expenses	13,849,000	11,967,000
Indemnification liability	2,000,000	—
Right of use lease liability	—	1,282,000
Deferred management internalization	—	10,040,000
Security deposits	166,000	141,000
Deferred revenue	155,000	140,000
Total liabilities	223,323,000	182,914,000

Equity
Mobile Infrastructure Corporation Stockholders’ Equity
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 2,862 shares issued and outstanding (stated liquidation value of $2,862,000 as of December 31, 2021 and 2020)	—	—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 39,811 shares issued and outstanding (stated liquidation value of $39,811,000 as of December 31, 2021 and 2020)	—	—
Non-voting, non-participating convertible stock, $0.0001 par value, 1,000 shares authorized, 0.0001 par value, $1,000 shares authorized no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 98,999,000 shares authorized, 7,762,375 and 7,727,696 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—

F-32

	As of December 31,
	2021	2020
Warrants issued and outstanding – 1,702,128 and zero warrants as of December 31, 2021 and December 31, 2020, respectively	3,319,000	—
Additional paid-in capital	196,176,000	198,769,000
Accumulated deficit	(101,049,000)	(89,985,000)
Total Mobile Infrastructure Corporation Stockholders’ Equity	98,446,000	108,784,000
Non-controlling interest	107,378,000	2,034,000
Total equity	205,824,000	110,818,000
Total liabilities and equity	$429,147,000	$293,732,000

The accompanying notes are an integral part of these consolidated financial statements.

F-33

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020
Revenues
Rental revenue	$11,970,000	$15,319,000
Percentage rent income	3,988,000	448,000
Management income	4,466,000	827,000
Total revenues	20,424,000	16,594,000

Operating expenses
Property taxes	5,382,000	4,799,000
Property operating expense	1,583,000	1,496,000
General and administrative	6,530,000	6,029,000
Professional fees	2,645,000	970,000
Acquisition expenses	—	3,000
Impairment of investments in real estate	—	14,115,000
Depreciation and amortization	5,850,000	5,206,000
Total operating expenses	21,990,000	32,618,000

Other income (expense)
Interest expense	(9,536,000)	(9,274,000)
Gain on sale from investments in real estate	—	694,000
PPP loan forgiveness	348,000	—
Other Income	217,000	151,000
Settlement income	—	370,000
Income from or gain on consolidation of DST	360,000	34,000
Settlement of deferred management internalization	10,040,000	—
Transaction expenses	(12,224,000)	—
Total other expense	(10,795,000)	(8,025,000)

Net loss	(12,361,000)	(24,049,000)
Net loss attributable to non-controlling interest	(1,297,000)	(575,000)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(11,064,000)	$(23,474,000)

Preferred stock distributions declared - Series A	(216,000)	(216,000)
Preferred stock distributions declared - Series 1	(2,784,000)	(2,784,000)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	$(14,064,000)	$(26,474,000)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure Corporation’s stockholders common stockholders - basic and diluted	$(1.82)	$(3.62)
Weighted average common shares outstanding, basic and diluted	7,741,192	7,329,045

The accompanying notes are an integral part of these consolidated financial statements.

F-34

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Preferred stock		Common stock
	Number of Shares	Par Value	Number of Shares	Par Value	Warrants	Additional Paid-in Capital	Accumulated Deficit	Non-controlling interest	Total
Balance, January 1, 2020	42,673	$—	7,332,811	$—	$—	$194,137,000	$(66,511,000)	$2,619,000	$130,245,000

Distributions to non-controlling interest	—	—	—	—	—	—	—	(10,000)	(10,000)
Issuance of common stock	—	—	400,000	—	—	7,760,000	—	—	7,760,000
Redeemed Shares	—	—	(5,115)	—	—	(128,000)	—	—	(128,000)
Distributions – Series A	—	—	—	—	—	(216,000)	—	—	(216,000)
Distributions – Series 1	—	—	—	—	—	(2,784,000)	—	—	(2,784,000)
Net loss	—	—	—	—	—	—	(23,474,000)	(575,000)	(24,049,000)
Balance, December 31, 2020	42,673	$—	7,727,696	$—	$—	$198,769,000	$(89,985,000)	$2,034,000	$110,818,000

Issuance of common stock	—	—	34,679	—	—	407,000	—	—	407,000
Issuance of OP units	—	—	—	—	—	—	—	104,088,000	104,088,000
Issuance of warrants	—	—	—	—	3,319,000	—	—	—	3,319,000
Consolidation of DST	—	—	—	—	—	—	—	2,553,000	2,553,000
Distributions – Series A	—	—	—	—	—	(216,000)	—	—	(216,000)
Distributions – Series 1	—	—	—	—	—	(2,784,000)	—	—	(2,784,000)
Net loss	—	—	—	—	—	—	(11,064,000)	(1,297,000)	(12,361,000)
Balance, December 31, 2021	42,673	$—	7,762,375	$—	$3,319,000	$196,176,000	$(101,049,000)	$107,378,000	$205,824,000

The accompanying notes are an integral part of these consolidated financial statements.

F-35

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31
	2021	2020
Cash flows from operating activities:
Net Loss	$(12,361,000)	$(24,049,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,850,000	5,206,000
PPP loan forgiveness	(348,000)	—
Gain from acquisition of real estate	—	(694,000)
Stock based compensation	144,000	—
Settlement of deferred management internalization	(10,040,000)	—
Income from or gain on consolidation of DST	(360,000)	(33,000)
Amortization of right of use lease assets	28,000	111,000
Impairment	—	14,115,000
Amortization of loan costs	346,000	768,000
Changes in operating assets and liabilities
Due to/from related parties	(192,000)	(55,000)
Accounts payable and accrued liabilities	(4,080,000)	(1,119,000)
Indemnification liability	2,000,000	—
Right of use lease liability	(28,000)	(111,000)
Deferred revenue	15,000	36,000
Other assets	86,000	(72,000)
Security deposits	16,000	3,000
Accounts receivable	(2,882,000)	(185,000)
Prepaid expenses	1,746,000	(230,000)
Net cash used in operating activities	(20,060,000)	(6,309,000)
Cash flows from investing activities:
Additions to real estate	(665,000)	(1,214,000)
Acquisition of real estate	(19,541,000)	(78,000)
Additions to intangible assets	(46,000)	—
Proceeds from investments	—	48,000
Proceeds from sale of investment in real estate	—	2,736,000
Net cash (used in) provided by investing activities	(20,252,000)	1,492,000
Cash flows from financing activities
Proceeds from notes payable	3,866,000	5,545,000
Payments on notes payable	(6,343,000)	(3,483,000)
Issuance of OP units	51,335,000	—
Issuance of common stock	263,000	—
Loan fees	(154,000)	(106,000)
Distribution to non-controlling interest	—	(10,000)
Redeemed shares	—	(128,000)
Preferred dividends paid to stockholders	—	(750,000)
Net cash provided by financing activities	48,967,000	1,068,000
Net change in cash, cash equivalents and restricted cash	8,655,000	(3,749,000)
Initial consolidation of VIE	146,000	—
Cash, cash equivalents and restricted cash, beginning of period	7,895,000	11,644,000
Cash, cash equivalents and restricted cash, end of period	$16,696,000	$7,895,000

The accompanying notes are an integral part of these consolidated financial statements.

F-36

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

	For the Years Ended December 31,
	2021	2020
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash, cash equivalents at beginning of period	$4,235,000	$7,707,000
Restricted cash at beginning of period	3,660,000	3,937,000
Cash, cash equivalents and restricted at beginning of period	$7,895,000	$11,644,000

Cash and cash equivalents at end of period	$11,805,000	$4,235,000
Restricted cash at end of period	4,891,000	3,660,000
Cash, cash equivalents and restricted at end of period	$16,696,000	$7,895,000

Supplemental disclosures of cash flow information:
Interest Paid	$9,882,000	$8,506,000
Non-cash investing and financing activities:
Dividends declared not yet paid	$3,000,000	$2,501,000
Payments on note payable through sale of investment in real estate	$—	$(2,500,000)
Consolidation of variable interest entities, net	$3,181,000	$—
Assumption of debt through acquisition	$44,478,000	$—
Acquisition of properties through OP units and warrants	$56,074,000	$—

The accompanying notes are an integral part of these consolidated financial statements

F-37

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note A — Organization and Business Operations

Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) (the “Company,” “we,” “us” or “our”), is a Maryland corporation formed on May 4, 2015. The Company focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. The Company targets both parking garage and surface lot properties primarily in top 50 U.S. Metropolitan Statistical Areas (“MSAs”), with proximity to key demand drivers, such as airports, transportation hubs, educational facilities, government buildings and courthouses, sports and entertainment venues, hospital and health centers, hotels, office complexes and residences.

As of December 31, 2021, the Company owned 44 parking facilities in 22 separate markets throughout the United States, with a total of 15,263 parking spaces and approximately 5.3 million square feet. The Company also owns approximately 0.1 million square feet of retail/commercial space adjacent to its parking facilities.

The Company is the sole general partner of Mobile Infra Operating Partnership, L.P., formerly known as MVP REIT II Operating Partnership, LP, a Maryland limited partnership (the “Operating Partnership”). The Company owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership, is the sole general partner of the Operating Partnership and owns approximately 45.8% of the common units of the Operating Partnership (the “OP Units”). Color Up, LLC, a Delaware limited liability company (“Color Up” or “Purchaser”) and HSCP Strategic III, LP, a Delaware limited partnership (“HS3”), are limited partners of the Operating Partnership and own approximately 44.2% and 10%, respectively, of the outstanding OP Units. Color Up is our largest stockholder and is controlled by the Company’s Chief Executive Officer and a director, Manuel Chavez, the Company’s President, Interim Chief Financial Officer, Treasurer, Secretary and a director, Stephanie Hogue, and a director of the Company, Jeffrey Osher. HS3 is controlled by Mr. Osher.

The Company previously elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and operated in a manner that allowed the Company to qualify as a REIT through December 31, 2019. As a consequence of the COVID-19 pandemic, the Company entered into temporary lease amendments with some of its tenants during the year ended December 31, 2020. The income generated under these lease amendments did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, the Company was not in compliance with the annual REIT income tests for the year ended December 31, 2020. Accordingly, the Company did not qualify for taxation as a REIT in 2020 and has been taxed as a C corporation beginning with its 2020 taxable year.

As a C corporation, the Company is subject to federal income tax on its taxable income at regular corporate rates. In addition, any distributions to our stockholders will not be deductible by the Company. As a result, being taxed as a C corporation rather than as a REIT could reduce the cash available for distribution by the Company to its stockholders. Moreover, as a C corporation, the Company is not required to distribute any amounts to its stockholders.

Recapitalization

On January 8, 2021, the Company entered into an equity purchase and contribution agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, Vestin Realty Mortgage I, Inc. (“VRMI”), Vestin Realty Mortgage II, Inc. (“VRMII”) and Michael V. Shustek (“Mr. Shustek” and together with VRMI and VRMII, the “Former Advisor”) and Color Up (the “Purchaser”). The transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transaction.”

On August 25, 2021, the closing of the Transaction occurred (the “Closing”). As a result of the Transaction, the Company acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati, Ohio and approximately 1,154 parking spaces located in Chicago, Illinois totaling approximately 1,201,000 square feet. In addition to the parking garages contributed, proprietary technology was contributed to the Company, which will provide Management real-time information on the performance of assets. Pursuant to the Closing, the Operating Partnership issued 7,495,090 newly issued common units of the Operating Partnership (the “OP Units”) at $11.75 per unit for total consideration of $84.1 million, net of transaction costs. The consideration received consisted

F-38

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note A — Organization and Business Operations (cont.)

of $35.0 million of cash, three parking assets with a fair value of approximately $98.8 million (“Contributed Interests”) and technology with a fair value of $4.0 million. The Company also assumed long-term debt with a fair value of approximately $44.5 million. In addition, the Company issued warrants to Color Up to purchase up to 1,702,128 shares of Common Stock at an exercise price of $11.75 for an aggregate cash purchase price of up to $20 million. The fair value of the warrants recorded as of the Closing was approximately $3.3 million. Transaction expenses not directly related to the acquisition of the Contributed Interests or issuance of OP Units of approximately $12.2 million and the settlement of the deferred management internalization liability of $10.0 million were recorded in transaction expenses and settlement of deferred management internalization, respectively, in the Statement of Operations.

The Company also assumed long-term debt with a fair value of approximately $44.5 million. In addition, the Company issued warrants to Color Up to purchase up to 1,702,128 shares of Common Stock at an exercise price of $11.75 for an aggregate cash purchase price of up to $20 million. The fair value of the warrants recorded as of the Closing was approximately $3.3 million. Transaction expenses not directly related to the acquisition of the Contributed Interests or issuance of OP Units of approximately $12.2 million and the settlement of the deferred management internalization liability of $10.0 million were recorded in transaction expenses and settlement of deferred management internalization, respectively, in the Statement of Operations.

Management assessed the potential accounting treatment for the Transaction by applying ASC 805 and determined the Transaction did not result in a change of control. As a result, the three real estate assets and the technology platform acquired, described above, were accounted for by the Company as asset acquisitions in the financial statements, resulting in the recognition of assets and liabilities, at acquired cost and reflect the capitalization of any transaction costs directly attributable to the asset acquisitions.

The following schedule sets forth how the consideration exchanged in the Transaction was allocated among the various assets acquired and liabilities acquired or settled.

Assets acquired and liabilities assumed
Investment in real estate	$98,919,000
Intangibles - technology	4,000,000
Cash	35,000,000
Long-term debt	(44,533,000)
Indemnification liability	(2,000,000)
Total assets acquired and liabilities assumed	$91,386,000
OP Units(1)	$88,067,000
Warrants	3,319,000
Total consideration	$91,386,000

(1)	Represents the value of the 7,495,090 OP Units issued at $11.75 per unit excluding associated transaction costs of approximately $4.0 million.

Liquidity Matters

The Company has incurred net losses since its inception and anticipates net losses and negative operating cash flows for the near future. For the year ended December 31, 2021, the Company had a net loss of $12.4 million and had $16.7 million in cash, cash equivalents and restricted cash. In connection with preparing the consolidated financial statements as of December 31, 2021 and for the year then ended, management evaluated the extent of the impact from the COVID-19 pandemic on the Company’s business and its future liquidity for one year from the issuance of the December 31, 2021 financial statements.

As of December 31, 2021, the Company had $67.5 million of notes payable maturing during 2022. Effective March 29, 2022, the Company secured a $75.0 million loan with a $75.0 million accordion feature (the “Credit Facility”). The initial $75.0 million will be used for maturities in 2022, whereas the accordion can be utilized for acquisitions, capital expenditures, and other working capital requirements of the Company. This refinancing significantly reduces cash paid

F-39

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note A — Organization and Business Operations (cont.)

for interest payments, thus improving the cash position of the Company, as well as provides the Company flexibility for working capital and growth via acquisitions. These plans have alleviated the previously identified substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.

Note B — Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements of the Company are prepared on the accrual basis of accounting and in accordance with principles generally accepted in the United States of America (“GAAP”) for financial information as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), and in conjunction with rules and regulations of the SEC. In the opinion of management, all normal recurring adjustments considered necessary to give a fair presentation of operating results for the periods presented have been included.

Consolidation

The consolidated financial statements include the accounts of the Company, the Operating Partnership, each of their wholly owned subsidiaries, and all other entities in which the Company has a controlling financial interest. For entities that meet the definition of a variable interest entity (“VIE”), the Company consolidates those entities when the Company is the primary beneficiary of the entity. The Company is determined to be the primary beneficiary when it possesses both the unilateral power to direct activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company continually evaluates whether it qualifies as the primary beneficiary and reconsiders its determination of whether an entity is a VIE upon reconsideration events. All intercompany activity is eliminated in consolidation.

Equity investments in which the Company exercises significant influence but does not control and is not the primary beneficiary are accounted for using the equity method. The Company’s share of its equity method investees’ earnings or losses is included in other income in the accompanying condensed consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding asset impairment and purchase price allocations to record investments in real estate, as applicable.

Concentration

The Company had fourteen parking tenants/operators during the years ended December 31, 2021 and 2020, respectively. One tenant operator, SP + Corporation (Nasdaq: SP) (“SP+”), represented 60.5% and 61.0% of the Company’s parking rental revenue for the years ended December 31, 2021 and 2020, respectively. Premier Parking Service, LLC represented 12.6% and 15.9% of the Company’s parking rental revenue for the years ended December 31, 2021 and 2020, respectively.

In addition, the Company had concentrations in Cincinnati (20.8% and 8.1%), Detroit (13.8% and 19.0%), Chicago (9.5% and 0.0%), and Houston (8.5% and 11.7%) based on book value of the real estate the Company owned, as of December 31, 2021 and 2020, respectively.

For the year ended December 31, 2021, 52.2% of the Company’s outstanding accounts receivable balance was with SP+. For the year ended December 31, 2020, 47.1% and 24.9% of the Company’s outstanding accounts receivable balance was with SP+ and Premier Parking, respectively.

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MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note B — Summary of Significant Accounting Policies (cont.)

Acquisitions

All assets acquired and liabilities assumed in an acquisition of real estate accounted for as a business combination are measured at their acquisition date fair values. For acquisitions of real estate accounted for as an asset acquisition, the fair value of consideration transferred by the Company (including transaction costs) is allocated to all assets acquired and liabilities assumed on a relative fair value basis.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their relative fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on valuations performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable. The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, considering current market conditions and costs to execute similar leases. In estimating carrying costs, the Company will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market and below-market lease intangibles are amortized as a decrease or increase, respectively, to rental income over the remaining term of the lease.

In determining the amortization period for lease intangibles, the Company initially will consider the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize several sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company’s pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Impairment of Long-Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, the

F-41

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note B — Summary of Significant Accounting Policies (cont.)

property is written down to fair value and an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

The Company recorded no impairment charges for the year ended December 31, 2021 and $14.1 million for the year ended December 31, 2020. These charges were recorded to write down the carrying value of investments in real estate to their current fair values. Management used an independent third-party to determine the fair value primarily using the income capitalization approach based on the contracted rent to be received from the operator or the sales comparison approach. The income capitalization approach reflects the property’s income-producing capabilities based on the assumption that value is created by the expectation of benefits to be derived in the future. The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate value.

Cash

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts and money market funds. From time to time, the cash and cash equivalent balances at one or more of our financial institutions may exceed the Federal Depository Insurance Corporation coverage.

Restricted Cash

Restricted cash primarily consists of escrowed tenant improvement funds, real estate taxes, capital improvement funds, insurance premiums and other amounts required to be escrowed pursuant to loan agreements.

Leases

The majority of the Company’s revenue is lease revenue derived from real estate assets, which is accounted for under ASC Topic 842, Leases (“ASC 842”). The Company records lease and lease-related revenue as Rental Income on the consolidated statements of operations, in accordance with ASC 842. The majority of the Company’s leases are structured such that tenants pay base rent and percentage rent in an amount equal to a designated percentage of the amount by which gross revenues at the property during any lease year exceed a negotiated base amount; tenants are also financially responsible for all, or substantially all, property-level operating and maintenance expenses, subject to certain exceptions. Percentage rent is typically based on the amount by which gross revenues of the parking facility exceeds a base amount, which allows the tenant to off-set some of its property-level operational expenses. Base rent income is recognized on a straight-line basis over the terms of the respective leases. The majority of the Company’s lease agreements contain provisions that grant additional rents based on a tenant’s sales volume (percentage rent). Percentage rent is recognized when tenants exceed a designated percentage of the amount by which gross revenues at the property during any lease year exceed a negotiated base rent amount. The Company negotiates base rent, percentage rent and the base amount used in the calculation of percentage rent with the applicable tenant based on economic factors applicable to the particular parking facility and geographic market.

In general, the Company expects that the rent received from tenants will constitute the majority of the gross receipts generated at such parking facility above the applicable negotiated threshold.

A lease is determined to be an operating, sales-type, or direct financing lease using the criteria established in ASC 842. Leases will be considered either sales-type or direct financing leases if any of the following criteria are met:

•	if the lease transfers ownership of the underlying asset to the lessee by the end of the term;

•	if the lease grants the lessee an option to purchase the underlying asset that is reasonably certain to be exercised;

•	if the lease term is for the major part of the remaining economic life of the underlying asset; or

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MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note B — Summary of Significant Accounting Policies (cont.)

•	if the present value of the sum of the lease payments and any residual value guaranteed by the lessee equals or exceeds substantially all of the fair value of the underlying asset.

If none of the criteria listed above are met, the lease is classified as an operating lease. Currently, all of the Company’s leases are classified as operating leases, and we expect that the majority, if not all, of the leases will continue to be classified as operating leases based upon the typical lease terms.

Reimbursements from tenants for recoverable real estate taxes and operating expenses that are fixed per the terms of the applicable lease agreements are recorded on a straight-line basis. The majority of lease agreements with tenants, however, provide for tenant reimbursements that are variable depending upon the applicable expenses incurred. These reimbursements are accrued as revenue in the period in which the applicable expenses are incurred. Certain assumptions and judgments are made in estimating the reimbursements at the end of each reporting period. The Company does not expect the actual results to materially differ from the estimated reimbursements. Both fixed and variable tenant reimbursements are recorded as Rental Income in the consolidated statements of operations. Historically, the Company had certain leases in which the tenant was responsible for property tax payments, but remitted funds directly to the Company. In accordance, with ASC 842, these property tax payments are recorded gross on the consolidated statement of operations. For new leases entered into in 2021 and going forward, the Company will be solely responsible for the property tax payments.

Historically, the Company periodically reviewed the collectability of outstanding receivables. Following the adoption of ASC 842, lease receivables are reviewed continually to determine whether or not it is probable that we will realize substantially all remaining lease payments for each of our tenants (i.e., whether a tenant is deemed to be a credit risk). Additionally, the Company records a general reserve based on a review of operating lease receivables at a company level to ensure they are properly valued based on analysis of historical bad debt, outstanding balances, and the current economic climate. If it is not probable substantially all of the remaining lease payments from a tenant will be collected, revenue for that tenant is recorded on a cash basis (“cash-basis tenant”), including any amounts relating to straight-line rent receivables and/or receivables for recoverable expenses. Recording lease income on an accrual basis will resume for cash-basis tenants once the Company believes the collection of rent for the remaining lease term is probable, which will generally be after a period of regular payments. Under ASC 842, the aforementioned adjustments as well as any reserve for disputed charges are recorded as a reduction of Rental Income on the consolidated statements of operations. As of December 31, 2021 and 2020, the reserve in accounts receivable for uncollectible amounts was $141,000 and $700,000, respectively.

Revenue Recognition

In addition to lease-related revenue, the Company also derives revenue from management agreements. Management agreements are accounted for within the scope of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) and are recorded as Management Income on the consolidated statements of operations. Management income is a single revenue stream.

As a result of the COVID-19 pandemic, the Company transitioned certain leases to management agreements in 2020. Per these management agreements, the tenant operated the property on behalf of the Company and paid their operating expenses from gross parking revenue and was required to remit an agreed upon percentage of the remainder to the Company instead of base rent payments. Revenues from these properties are recorded as management income. During 2021, the Company reverted all management contracts back to leases.

Due to the nature of the services being provided under our Management Agreements, the performance obligation has a variable component and is earned over time. We calculate the amount earned at the end of each month and amounts are due monthly.

Immaterial Correction

The Company discovered that the reimbursable property tax related to certain of its properties should have been recorded on a gross basis in the Statement of Operations. An adjustment has been made to the Consolidated Statements of Operations for the fiscal year ended December 31, 2020. Property taxes and rental revenue were both increased by

F-43

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note B — Summary of Significant Accounting Policies (cont.)

$1.3 million to properly report property tax expense and tenant reimbursement of property tax expense on a gross basis in accordance with ASC 842. This correction had no effect on the reported results of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

The Company is required to make assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Stock-Based Compensation

The Company records stock-based compensation expense according to the provisions of ASC Topic 718, Compensation – Stock Compensation. ASC Topic 718 requires all share-based payments to employees and nonemployees, to be recognized in the financial statements based on their fair values. Under the provisions of ASC Topic 718, the Company determines the appropriate fair value to be used for valuing share-based payments.

The Company has a stock-based incentive award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note F — Stock-Based Compensation).

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when management determines that it is more likely than not that all or some portion of the deferred tax asset will not be realized. A full valuation allowance has been recorded for deferred tax assets due to the Company’s history of taxable losses.

The Company uses a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolutions of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more likely than not of being realized upon ultimate settlement. The Company believes that its income tax filing positions and deductions would be sustained upon examination; thus, the Company has not recorded any uncertain tax positions as of December 31, 2021 and 2020.

Per Share Data

The Company calculates basic income (loss) per share by dividing net income (loss) for the period by weighted-average shares of its common stock outstanding for the respective period. Diluted income per share considers the effect of dilutive instruments, such as stock options, warrants, and convertible stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding.

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MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Non-controlling Interests

Noncontrolling interests represent the portion of equity that we do not own in the entities we consolidate. The Company classifies noncontrolling interests within permanent equity on the Company’s consolidated balance sheets. On the face of the consolidated statements of operations, the Company discloses the amounts of net loss attributable to the parent and to the non-controlling interest.

Reportable Segments

Our principal business is the ownership and operation of parking facilities. We do not distinguish our principal business, or group our operations, by geography or size for purposes of measuring performance. Accordingly, we have presented our results as a single reportable segment.

Note C — Commitments and Contingencies

Litigation

The nature of the Company’s business exposes our properties, the Company, the Operating Partnership and its other subsidiaries to the risk of claims and litigation in the normal course of business. Other than as noted below, or routine litigation arising out of the ordinary course of business, the Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company.

The Company has previously disclosed pending class action legal proceedings facing the Company and the Former Advisor and/or Mr. Shustek prior to the completion of the Transaction. As a result of the Transaction, the Settlement Agreement (as defined in the Purchase Agreement) was entered into subject to completion of Color Up’s Tender Offer (as defined in the Purchase Agreement) for up to 900,506 shares of the Company’s outstanding Common Stock at $11.75 per share. Color Up launched the Tender Offer on October 5, 2021 and it expired on November 5, 2021. Upon the expiration of the Tender Offer, the terms of the Settlement Agreement were satisfied and the prior lawsuits settled.

The Company has previously disclosed that the SEC was conducting an investigation relating to the Company. On March 11, 2021, the SEC notified the Company that they do not intend to recommend an enforcement action by the Commission against the Company.

The SEC investigation also related to the conduct of the Company’s former chairman and chief executive officer, Michael V. Shustek.  On July 29, 2021, the SEC filed a civil lawsuit against Michael V. Shustek and his advisory firm Vestin Mortgage LLC, alleging violations of the securities laws (Case 2-21-civ-01416-JCM-BNW, U.S. District Court, District of Nevada). The SEC seeks disgorgement, injunctions, and bars against Mr. Shustek, and related penalties. Pursuant to the Transaction, the Company is required to indemnify Mr. Shustek for certain claims related to the SEC investigation in an amount not to exceed $2 million. This liability was recognized by the Company upon the Closing and is included in indemnification liability. Effective as of the Closing, Mr. Shustek resigned as Chief Executive Officer and director of the Company.

On August 25, 2021, the Company also entered into an Assignment of Claims, Causes of Action, and Proceeds Agreement, or the Assignment of Litigation Agreement, pursuant to which (i) the Company assigned to the Former Advisor all of the Company’s right, title, interest, and benefits, whether legal, equitable, or otherwise, in and to any and all of the claims and causes of action that the Company may have against certain parties and any amounts that may be recovered or awarded to the Former Advisor on such claims and (ii) the Former Advisor agreed to indemnify the Company against all liabilities in connection with the assignment.

Environmental Matters

Investments in real property create the potential for environmental liability on the part of the owner or operator of such real property. If hazardous substances are discovered on or emanating from a property, the owner or operator of the property may be held strictly liable for all costs and liabilities relating to such hazardous substances. The Company has obtained a Phase I environmental study (which involves inspection without soil sampling or ground water analysis) conducted by independent environmental consultants on each of the properties and, in certain instances, has conducted

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MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

additional investigation, including a Phase II environmental assessment. Furthermore, the Company has adopted a policy of conducting a Phase I environmental study on each property acquired and any additional investigation as warranted.

The Company believes that it complies, in all material respects, with all federal, state and local ordinances and regulations regarding hazardous or toxic substances. Furthermore, as of December 31, 2021, the Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations. The Company, however, cannot predict the impact of any unforeseen environmental contingencies or new or changed laws or regulations on properties in which the Company holds an interest, or on properties that may be acquired directly or indirectly in the future.

Note D – Acquisitions and Dispositions of Investments in Real Estate

2021

The following table is a summary of the parking asset acquisitions for the year ended December 31, 2021.

Property	Location	Date Acquired	Property Type	# Spaces	Size / Acreage	Retail Sq. Ft.	Purchase Price
1W7 Carpark, LLC	Cincinnati, OH	8/25/2021	Garage	765	1.21	18,385	$32,122,000
222 W 7th Holdco, LLC	Cincinnati, OH	8/25/2021	Garage	1,625	1.84	—	$28,314,000
322 Streeter Holdco, LLC	Chicago, IL	8/25/2021	Garage	1,154	2.81	—	$38,483,000
2nd Street, LLC	Miami, FL	9/09/2021	Contract	118	N/A	—	$3,253,000
Denver 1725 Champa Street Garage, LLC	Denver, CO	11/03/2021	Garage	450	0.72	—	$16,274,000

The following table is a summary of the allocated acquisition value of all properties acquired by the Company for the year ended December 31, 2021.

			Assets
	Land and Improvements	Building and improvements	In-Place Lease Value	Contract Value	Total assets acquired
1W7 Carpark (a)	$2,995,000	28,819,000	$308,000	$—	$32,122,000
222 W 7th Holdco	4,391,000	23,923,000	—	—	28,314,000
322 Streeter Holdco	11,387,000	27,096,000	—	—	38,483,000
2nd Street (a)	93,000	—	—	3,160,000	3,253,000
Denver 1725 Champa St	7,414,000	8,860,000	—	—	16,274,000
	$26,280,000	$88,698,000	$308,000	$3,160,000	$118,446,000

(a)	The value of in-place lease assets and the 2nd Street contract are included in intangible assets on the consolidated balance sheet. The life of the in-place lease at 1W7 is 5 years. The life of the contract at 2nd Street is indefinite.

There were no dispositions of investments in real estate or properties held for sale in 2021.

2020

On May 26, 2020, the Company sold a parking garage in San Jose, California for cash consideration of $4.1 million. The Company used $2.5 million of the proceeds to pay off the existing promissory note secured by the MVP San Jose 88 Garage, LLC. The property was originally purchased in June 2016 for approximately $3.6 million. The gain on sale was approximately $0.7 million, net of all closing costs.

There were no acquisitions of investments in real estate or properties held for sale in 2020.

F-46

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note E — Related Party Transactions and Arrangements

2021

Tender Offer

On October 5, 2021, Color Up, LLC (“Purchaser”) initiated a Tender Offer (the “Offer”) to purchase up to 900,506 shares of common stock of the Company, at a price of $11.75 per share (the “Shares”). The Offer expired at 5:00 pm Eastern Time on November 5, 2021. A total of 878,082 Shares were validly tendered and not validly withdrawn pursuant to the Offer (the “Tendered Shares”), and the Purchaser accepted for purchase all such Tendered Shares. The Purchaser initiated payment of an aggregate of approximately $10.3 million to the Company stockholders participating in the Offer.

Effective November 8, 2021, the Purchaser executed a subscription agreement with the Company pursuant to which the Purchaser acquired the remaining 22,424 Shares not purchased through the Offer at $11.75 per share. As a result of the Offer and the purchase of Shares pursuant to the subscription agreement, the Purchaser directly owns 2,624,831 shares (approximately 33.81%) of Company common stock as of November 8, 2021.

In connection with the Offer, the Company’s Board of Directors agreed to reimburse Color Up for the fees and costs incurred in connection with the Offer. The Company paid approximately $0.1 million as reimbursement of such tender offer fees and expenses.

Tax Matters Agreement

On August 25, 2021, the Company, the Operating Partnership and Color Up entered into the Tax Matters Agreement, pursuant to which the Operating Partnership agreed to indemnify Color Up and certain affiliates and transferees of Color Up, together, the Protected Partners, against certain adverse tax consequences in connection with (1) (i) a taxable disposition of certain specified properties and (ii) certain dispositions of the Protected Partners’ interest in the Operating Partnership, in each case, prior to the tenth anniversary of the completion of the Transaction (or earlier, if certain conditions are satisfied); and (2) the Operating Partnership’s failure to provide the Protected Partners the opportunity to guarantee a specified amount of debt of the Operating Partnership during the period ending on the tenth anniversary of the completion of the Transaction (or earlier, if certain conditions are satisfied). In addition, and for so long as the Protected Partners own at least 20% of the units in the Operating Partnership received in the Transaction, the Company agreed to use commercially reasonable efforts to provide the Protected Partners with similar guarantee opportunities.

Securities Purchase Agreement

On November 2, 2021, the Company, entered into a securities purchase agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, and HSCP Strategic III, L.P., a Delaware limited partnership (“HS3”) affiliated with Purchaser, pursuant to which the Operating Partnership issued and sold to HS3 (a) 1,702,128 newly issued common units of limited partnership of the Operating Partnership (“OP Units”); and (b) 425,532 newly-issued Class A units of limited partnership of the Operating Partnership (“Class A Units”) which entitle HS3 to purchase up to 425,532 additional OP Units (the “Additional OP Units”) at an exercise price equal to $11.75 per Additional OP Unit, subject to adjustment as provided in the Class A Unit Agreement, and HS3 paid to the Operating Partnership cash consideration of $20.0 million. The Company intends to use proceeds from the Purchase Agreement for working capital purposes, including expenses related to the Purchase Agreement and the acquisition of two parking lots and related assets. The Additional OP Units are available to be exercised only upon completion of a liquidity event, as defined in the Purchase Agreement.

License Agreement

On August 25, 2021, the Company entered into a Software License and Development Agreement, or the License Agreement, with an affiliate of Bombe, or the Supplier, pursuant to which the Company granted to the Supplier a limited, non-exclusive, non-transferable, worldwide right and license to access certain software and services for a fee of $5,000 per month.

F-47

 MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note E — Related Party Transactions and Arrangements (cont.)

Other Matters

Two of the Company’s Cincinnati assets, 1W7 Carpark and 222W7, are currently operated by PCA, Inc., dba Park Place Parking. Park Place Parking is a private parking operator that is wholly owned by relatives of the Company’s CEO. The Company’s CEO is neither an owner nor beneficiary of Park Place Parking. Park Place Parking has been operating these assets for four and three years, respectively. Both assets were acquired with their management agreements in place and at the same terms under which they were operating prior to the Transaction. As of December 31, 2021, Park Place Parking owed the Company approximately $121,000 which is included in accounts receivable on the consolidated balance sheet and has been paid in full as of filing date.

The Company has an investment in MVP St. Louis Cardinal Lot, DST, a Delaware Statutory Trust (“MVP St. Louis”). Pursuant to the Closing, the Former Advisor and Mr. Shustek, were replaced as manager of MVP Parking, DST, LLC by Manuel Chavez.

During 2021, VRMI and VRMII acquired $11.5 million of outstanding notes payable the Company had with various lenders. As of December 31, 2021, these notes payable are included in notes payable and paycheck protection program loan on the consolidated balance sheet and interest expense of $0.4 million included on consolidated statement of operations.

2020

Ownership of Company Stock

As of December 31, 2020, MVP Capital Partners II, LLC, the former Sponsor, owned 9,108 shares, VRM II owned 1,084,960 shares and VRM I owned 616,834 shares of the Company’s outstanding Common Stock. No distributions were received by either entity during the year ended December 31, 2020 due to the suspension of the distributions.

Ownership of the Former Advisor

As of December 31, 2020, VRM I and VRM II owned 40% and 60%, respectively, of the former Advisor. Neither VRM I nor VRM II paid any up-front consideration for these ownership interests, but each agreed to be responsible for its proportionate share of future expenses of the former Advisor.

On March 29, 2019, the Company entered into a Contribution Agreement (the “Contribution Agreement”) with the former Advisor, Vestin Realty Mortgage I, Inc. (“VRTA”) (solely for purposes of Section 1.01(c) thereof), Vestin Realty Mortgage II, Inc. (“VRTB”) (solely for purposes of Section 1.01(c) thereof) and Shustek (solely for purposes of Section 4.03 thereof). In exchange for the Contribution, the Company agreed to issue to the former Advisor 1,600,000 shares of Common Stock as consideration (the “Consideration”), issuable in four equal installments. The first three installments of 400,000 shares of Common Stock per installment were issued on April 1, 2019, December 31, 2019 and December 31, 2020, respectively. The remaining installment was due to be issued on December 31, 2021; however, pursuant to the Purchase Agreement, the Advisor agreed to surrender its claim to such shares.

Note F — Stock-Based Compensation

On October 14, 2020, the Compensation Committee of the Board of Directors of the Company approved the award of non-restricted shares to the Company’s four independent directors and to the Company’s former chief financial officer, J. Kevin Bland. Total stock-compensation expense for the year ended December 31, 2020 was approximately $144,000. The non-restricted shares were issued by the Company on March 1, 2021 at a price of $11.75 per share. This price equals the net asset value of the Company, which was approved by the Board of Directors. The shares awarded fully vested immediately upon issuance and these shares are not from the Company’s Long-Term Incentive Plan. No share-based compensation awards were granted during 2021.

F-48

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note F — Stock-Based Compensation (cont.)

Long-Term Incentive Plan

The Company’s board of directors has adopted a long-term incentive plan which the Company may use to attract and retain qualified directors, officers, employees and consultants. The Company’s long-term incentive plan will offer these individuals an opportunity to participate in the Company’s growth through awards in the form of, or based on, the Company’s common stock. The Company currently anticipates that it will not issue awards under the Company’s long-term incentive plan, although it may do so in the future, including possible equity grants to the Company’s independent directors as a form of compensation.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of the Company and the Company’s affiliates selected by the board of directors for participation in the Company’s long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of the Company’s common stock on the date of grant.

The Company’s Board of Directors or a committee appointed by its Board of Directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize the Company’s status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under its charter. Unless otherwise determined by the Company’s Board of Directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

The Company has authorized and reserved an aggregate maximum number of 500,000 common shares for issuance under the long-term incentive plan. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the Board of Directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The Company’s Board of Directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by the Board of Directors and stockholders, unless extended or earlier terminated by the Board of Directors. The Company’s board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. The Board of Directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of the Company’s stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan. There are no awards outstanding under the long-term incentive plan.

Note G – Intangible Assets

A schedule of the Company’s intangible assets and related accumulated amortization and accretion for the years ended December 31, 2021 and 2020 is as follows:

F-49

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note G — Intangible Assets (cont.)

	2021		2020
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
Value of in-place leases	$2,398,000	$1,311,000	$1,960,000	$1,088,000
Value of lease commissions	152,000	82,000	147,000	61,000
Value of indefinite lived contract (1)	3,160,000	—	—	—
Value of technology	4,046,000	133,000	—	—
Total intangible assets	$9,756,000	$1,526,000	$2,107,000	$1,149,000

(1)	Indefinite-lived in-place contract includes the 2nd Street, LLC property in Miami, FL acquired on November 3, 2021. Refer to Note D – Acquisitions and Dispositions of Investments in Real Estate.

Amortization of the acquired in-place leases and lease commissions are included in depreciation in the accompanying consolidated statements of operations. Amortization expense associated with intangible assets totaled $244,000 and $356,000 for the years ended December 31, 2021 and 2020, respectively.

A schedule of future amortization and accretion of acquired intangible assets for the years ended December 31, 2022 and thereafter is as follows:

Years Ending December 31,	Acquired in-place leases	Lease commissions	Technology
2022	$287,000	$22,000	$405,000
2023	287,000	22,000	405,000
2024	270,000	18,000	404,000
2025	156,000	7,000	404,000
2026	69,000	1,000	404,000
Thereafter	17,000	—	1,891,000
	$1,087,000	$70,000	$3,913,000

Note H – Earnings (Loss) Per Share

Basic and diluted loss per weighted average common share (“EPS”) is calculated by dividing net income (loss) attributable to the Company’s common stockholders, including any participating securities, by the weighted average number of shares outstanding for the period. Outstanding warrants were antidilutive as a result of the net loss for the year ended December 31, 2021 and therefore were excluded from the dilutive calculation. The Company did not have any additional dilutive shares resulting in basic loss per share equaling dilutive loss per share for the years ended December 31, 2021 and 2020.

The following table reconciles the numerator and denominator used in computing the Company’s basic and diluted per-share amounts for net loss attributable to common stockholders for the years ended December 31, 2021 and 2020:

	2021	2020
Numerator:
Net loss attributable to common stockholders	$14,064,000	$26,474,000
Denominator:
Basic and dilutive weighted average shares of Common Stock outstanding	7,741,192	7,329,045
Basic and diluted loss per weighted average common share:
Basic and dilutive	$(1.82)	$(3.62)

F-50

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note I — Notes Payable and Paycheck Protection Program Loan

As of December 31, 2021 and 2020, the principal balances on notes payable are as follows:

Property	Monthly Payment	Balance as of 12/31/21	Balance as of 12/31/20	Lender	Term		Interest Rate	Loan Maturity
1W7 Carpark, LLC	$19,000	$10,271,000	$0	Associated Bank	1 Year		Variable	5/1/2022
Corporate D&O Insurance (6)	$38,000	$226,000	$299,000	MetaBank	1 Year		3.95%	7/31/2022
MVP Milwaukee Old World	Interest Only	$1,871,000	$771,000	Vestin Realty Mortgage	1 Year		7.00%	8/25/2022
MVP Wildwood NJ Lot, LLC	Interest Only	$1,000,000	$1,000,000	Vestin Realty Mortgage	1 Year		7.00%	8/25/2022
Minneapolis Venture	Interest Only	$4,000,000	$4,000,000	Vestin Realty Mortgage	1 Year		7.00%	8/25/2022
MVP Milwaukee Clybourn	Interest Only	$191,000	$191,000	Vestin Realty Mortgage	1 Year		7.00%	8/25/2022
MVP Clarksburg Lot	Interest Only	$476,000	$476,000	Vestin Realty Mortgage	1 Year		7.00%	8/25/2022
MCI 1372 Street	Interest Only	$574,000	$574,000	Vestin Realty Mortgage	1 Year		7.00%	8/25/2022
MVP Cincinnati Race Street, LLC	Interest Only	$3,450,000	$2,550,000	Vestin Realty Mortgage	1 Year		7.00%	8/25/2022
222 W 7th Holdco, LLC	$15,000	$8,151,000	$0	Associated Bank	1 Year		Variable	10/1/2022
SBA PPP Loan	$14,700	$328,000	$348,000	Small Business Administration	2 Year		1.00%	10/22/2022
MVP Milwaukee Wells, LLC (4)	Interest Only	$2,529,000	$2,700,000	LoanCore	1 Year		Variable	12/9/2022
MVP Indianapolis City Park, LLC (4)	Interest Only	$6,744,000	$7,200,000	LoanCore	1 Year		Variable	12/9/2022
MVP Indianapolis WA Street, LLC (4)	Interest Only	$3,185,000	$3,400,000	LoanCore	1 Year		Variable	12/9/2022
MVP Raider Park Garage, LLC (4)	Interest Only	$6,931,000	$7,400,000	LoanCore	1 Year		Variable	12/9/2022
MVP New Orleans Rampart, LLC (4)	Interest Only	$4,965,000	$5,300,000	LoanCore	1 Year		Variable	12/9/2022
MVP Hawaii Marks Garage, LLC (4)	Interest Only	$12,646,000	$13,500,000	LoanCore	1 Year		Variable	12/9/2022
MVP Memphis Poplar (3)	Interest Only	$1,800,000	$1,800,000	LoanCore	5 Year		5.38%	3/6/2024
MVP St. Louis (3)	Interest Only	$3,700,000	$3,700,000	LoanCore	5 Year		5.38%	3/6/2024
Mabley Place Garage, LLC	$44,000	$7,817,000	$8,007,000	Barclays	10 Year		4.25%	12/6/2024
322 Streeter Holdco LLC	Interest Only	$25,900,000	$0	American National Insurance Co.	5 Year	*	3.50%	3/1/2025
MVP Houston Saks Garage, LLC	$20,000	$3,061,000	$3,164,000	Barclays Bank PLC	10 Year		4.25%	8/6/2025
Minneapolis City Parking, LLC	$29,000	$4,516,000	$4,659,000	American National Insurance, of NY	10 Year		4.50%	5/1/2026
MVP Bridgeport Fairfield Garage, LLC	$23,000	$3,782,000	$3,933,000	FBL Financial Group, Inc.	10 Year		4.00%	8/1/2026
West 9th Properties II, LLC	$30,000	$4,632,000	$4,774,000	American National Insurance Co.	10 Year		4.50%	11/1/2026

F-51

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note I — Notes Payable and Paycheck Protection Program Loan (cont.)

Property	Monthly Payment	Balance as of 12/31/21	Balance as of 12/31/20	Lender	Term		Interest Rate	Loan Maturity
MVP Fort Worth Taylor, LLC	$73,000	$11,523,000	$11,873,000	American National Insurance, of NY	10 Year		4.50%	12/1/2026
MVP Detroit Center Garage, LLC	$194,000	$28,323,000	$29,042,000	Bank of America	10 Year		5.52%	2/1/2027
MVP Denver Sherman, LLC (1)	$2,000	$270,000	$275,000	KeyBank	10 Year	*	4.90%	5/1/2027
MVP Milwaukee Arena Lot, LLC (1)	$12,000	$2,022,000	$2,069,000	KeyBank	10 Year	*	4.90%	5/1/2027
MVP Denver 1935 Sherman, LLC (1)	$4,000	$719,000	$736,000	KeyBank	10 Year	*	4.90%	5/1/2027
MVP St. Louis Washington, LLC (1)	$8,000	$1,303,000	$1,334,000	KeyBank	10 Year	*	4.90%	5/1/2027
St. Paul Holiday Garage, LLC (1)	$24,000	$3,901,000	$3,992,000	KeyBank	10 Year	*	4.90%	5/1/2027
Cleveland Lincoln Garage, LLC (1)	$23,000	$3,775,000	$3,863,000	KeyBank	10 Year	*	4.90%	5/1/2027
MVP Indianapolis Meridian Lot, LLC (2)	Interest Only	$938,000	$938,000	Cantor Commercial Real Estate	10 Year	**	5.03%	5/6/2027
MVP Louisville Broadway Station, LLC (2)	Interest Only	$1,682,000	$1,682,000	Cantor Commercial Real Estate	10 Year	**	5.03%	5/6/2027
MVP Whitefront Garage, LLC (2)	Interest Only	$6,454,000	$6,454,000	Cantor Commercial Real Estate	10 Year	**	5.03%	5/6/2027
MVP Houston Preston Lot, LLC (2)	Interest Only	$1,627,000	$1,627,000	Cantor Commercial Real Estate	10 Year	**	5.03%	5/6/2027
MVP Houston San Jacinto Lot, LLC (2)	Interest Only	$1,820,000	$1,820,000	Cantor Commercial Real Estate	10 Year	**	5.03%	5/6/2027
St. Louis Broadway, LLC (2)	Interest Only	$1,671,000	$1,671,000	Cantor Commercial Real Estate	10 Year	**	5.03%	5/6/2027
St. Louis Seventh & Cerre, LLC (2)	Interest Only	$2,058,000	$2,057,000	Cantor Commercial Real Estate	10 Year	**	5.03%	5/6/2027
St Louis Cardinal Lot DST, LLC (7)	Interest Only	$6,000,000	$0	Cantor Commercial Real Estate	10 Year		5.25%	5/31/2027
MVP Preferred Parking, LLC	Interest Only	$11,330,000	$11,330,000	Key Bank	10 Year	**	5.02%	8/1/2027
Less unamortized loan issuance costs		(1,009,000)	(1,165,000)
		$207,153,000	$159,344,000

(1)	The Company issued a promissory note to KeyBank for $12.7 million secured by a pool of properties, including (i) MVP Denver Sherman, LLC, (ii) MVP Denver 1935 Sherman, LLC, (iii) MVP Milwaukee Arena, LLC, (iv) MVP St. Louis Washington, LLC, (v) St. Paul Holiday Garage, LLC and (vi) Cleveland Lincoln Garage, LLC.
(2)	The Company issued a promissory note to Cantor Commercial Real Estate Lending, L.P. (“CCRE”) for $16.25 million secured by a pool of properties, including (i) MVP Indianapolis Meridian Lot, LLC, (ii) MVP Louisville Station Broadway, LLC, (iii) MVP White Front Garage Partners, LLC, (iv) MVP Houston Preston Lot, LLC, (v) MVP Houston San Jacinto Lot, LLC, (vi) St. Louis Broadway Group, LLC, and (vii) St. Louis Seventh & Cerre, LLC.

F-52

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note I — Notes Payable and Paycheck Protection Program Loan (cont.)

(3)	On February 8, 2019, subsidiaries of the Company, consisting of MVP PF St. Louis 2013, LLC (“MVP St. Louis”), and MVP PF Memphis Poplar 2013 (“MVP Memphis Poplar”), LLC entered into a loan agreement, dated as of February 8, 2019, with LoanCore Capital Credit REIT LLC (“LoanCore”). Under the terms of the Loan Agreement, LoanCore agreed to loan MVP St. Louis and MVP Memphis Poplar $5.5 million to repay and discharge the outstanding KeyBank loan agreement. The loan is secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing on each of the properties owned by MVP St. Louis and MVP Memphis Poplar.

(4)	On November 30, 2018, subsidiaries of the Company, consisting of MVP Hawaii Marks Garage, LLC, MVP Indianapolis City Park Garage, LLC, MVP Indianapolis Washington Street Lot, LLC, MVP New Orleans Rampart, LLC, MVP Raider Park Garage, LLC, and MVP Milwaukee Wells LLC (the “Borrowers”) entered into a loan agreement, dated as of November 30, 2018 (the “Loan Agreement”), with LoanCore Capital Credit REIT LLC (the “LoanCore”). Under the terms of the Loan Agreement, LoanCore agreed to loan the Borrowers $39.5 million to repay and discharge the outstanding KeyBank Revolving Credit Facility. On July 9, 2020, the Company entered into a loan modification agreement with LoanCore Capital Credit REIT, LLC for the following notes payable: (i) MVP Raider Park Garage, LLC, (ii) MVP New Orleans Rampart, LLC, (iii) MVP Hawaii Marks Garage, LLC, (iv) MVP Milwaukee Wells, LLC, (v) MVP Indianapolis City Park, LLC, (vi) MVP Indianapolis WA Street, LLC. The Agreement defers a portion of the required monthly interest payments from June 2020 through November 2020 and reduces the LIBOR Floor from 1.95% to 0.50%, the Modified LIBOR Floor. In December 2020, this loan reverted back to normal payment terms. On December 8, 2020, the Company, as guarantor, entered into the Second Amendment to Loan Agreement and Loan Documents (the “Second Amendment”). Pursuant to the Second Amendment, the Borrowers were granted the option to extend the maturity date of the Loan for two one-year periods upon the satisfaction of certain conditions, payment of certain amounts due under the Loan Agreement and, in connection with the Borrowers’ exercise of their option with respect to the first extension period, delivery by the Company of a partial payment guaranty. On December 8, 2020, the Borrowers exercised their option to extend the term of the Loan to December 9, 2022 and the Company delivered a $5.0 million partial payment guaranty. On August 25, 2021, pursuant to the closing of the Color Up/Bombe Transaction, the Company made a $2.5 million principal payment.
(5)	During 2021, pursuant to the Purchase Agreement, the Company requested and received a $1,200,000 loan from Color Up, LLC the Purchaser under the Purchase Agreement, evidenced by a convertible promissory note. In connection with the closing of the Transaction, the principal then outstanding and all accrued and unpaid interest was converted into limited partner interests of the Operating Partnership. This note was settled on August 25, 2021 at the Closing of the Transaction.
(6)	On September 30, 2021, the Company entered into a loan with Meta Bank to finance $337,500 of the Directors & Officers insurance policy premium. The loan matures on July 31, 2022.
(7)	Pursuant to the Closing of the Transaction, the Company recorded the $6.0 million loan with Cantor Commercial Real Estate upon the consolidation of its investment in MVP St. Louis Cardinal Lot, DST. Company recorded the $6.0 million loan with Cantor Commercial Real Estate upon the consolidation of its investment in MVP St. Louis Cardinal Lot, DST. See Note K for further information.

*	2 Year Interest Only
**	10 Year Interest Only

Total interest expense incurred for the years ended December 31, 2021 and 2020 was approximately $9.2 million and $8.5 million, respectively. Total loan amortization cost for the years ended December 31, 2021 and 2020 was approximately $0.3 million and $0.8 million, respectively. Additionally, $0.8 million and $0.9 million of notes payable were included in accounts payable and accrued expenses on the consolidated balance sheet as of December 31, 2021 and 2020, respectively.

As of December 31, 2021, future principal payments on notes payable are as follows:

2022	$69,807,000
2023	2,499,000
2024	15,282,000
2025	31,012,000
2026	22,630,000
Thereafter	66,932,000
Less unamortized loan issuance costs	(1,009,000)
Total	$207,153,000

F-53

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note I — Notes Payable and Paycheck Protection Program Loan (cont.)

The following table shows notes payable settled or paid in full during the years ended December 31, 2021 and 2020:

Loan	Original Debt Amount	Monthly Payment	Balance as of 12/31/2021	Balance as of 12/31/20	Lender	Term	Interest Rate	Loan Maturity
Paid in 2021
Corporate D&O Insurance	$1,185,000	$150,000	—	$299,000	MetaBank	1 Year	3.60%	02/28/2021
SBA PPP Loan (1)	$348,000	$14,700	—	$348,000	Small Business Administration	2 Year	1.00%	10/22/2022
Color Up, LLC	$1,200,000	N/A	—	—	Color Up, LLC	7 months	7.00%	12/31/2021

Paid in 2020
MVP San Jose 88 Garage, LLC	$1,645,000	Interest Only	—	—	Multiple	1 Year	7.50%	6/30/2020
The Parking REIT D&O Insurance	$1,681,000	$171,000	—	—	MetaBank	1 Year	8.00%	4/30/2020

(1)	– Full amount of loan forgiven during May 2021.

Reserve funds are generally required for repairs and replacements, real estate taxes, and insurance premiums. Some notes contain various terms and conditions including debt service coverage ratios and debt yield limits. Borrowers for seven of the Company’s loans totaling $96.0 million and two loans totaling $47.5 million failed to meet loan covenants as of December 31, 2021 and 2020, respectively. As a result, these borrowers are subject to additional cash management procedures, which resulted in approximately $359,000 and $79,000 of restricted cash at December 31, 2021 and 2020, respectively. In order to exit these procedures, certain debt service coverage ratios or debt yield tests must be exceeded for two consecutive quarters to return to less restrictive cash management procedures.

During 2020, the Company and the lenders modified loan agreements to defer or cancel payments into repair and replacement reserves commencing between April 2020 and August 2020 and lasting three to six months. At December 31, 2021 and 2020, the Company had $0 and $172,000 in deferred repair and maintenance reserve payments, respectively.

Note J — Fair Value

A fair value measurement is based on the assumptions that market participants would use in pricing an asset or liability in an orderly transaction. The hierarchy for inputs used in measuring fair value are as follows:

1.	Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

2.	Level 2 – Inputs include quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, and model-derived valuations whose inputs are observable.

3.	Level 3 – Model-derived valuations with unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

The Company’s financial instruments include cash and cash equivalents, restricted cash, and accounts payable. Due to their short maturities, the carrying amounts of these assets and liabilities approximate fair value. The estimated fair value of the Company’s debt was approximately $161.2 million and $210.4 million as of December 31, 2021 and 2020, respectively, which is considered a Level 2 measurement.

Our real estate assets are measured and recognized at fair value, less costs to sell held-for-sale properties, on a nonrecurring basis dependent upon when we determine an impairment has occurred. During the year ended December 31, 2020, the Company impaired assets that had operational impairment indicators. Management used an

F-54

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note J — Fair Value (cont.)

independent third-party to determine the fair value primarily using the income capitalization approach based on the contracted rent to be received from the operator or the sales comparison approach. The income capitalization approach reflects the property’s income-producing capabilities based on the assumption that value is created by the expectation of benefits to be derived in the future. The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate value. These methods are considered Level 2 measurements in the hierarchy.

Note K – Variable Interest Entities

The Company, through a wholly owned subsidiary of the Operating Partnership, owns a 51.0% beneficial interest in MVP St. Louis Cardinal Lot DST, a Delaware statutory trust (“MVP St. Louis”). MVP St. Louis is the owner of a 2.56-acre, 376-vehicle commercial parking lot, known as the Cardinal Lot (the “Property”).

At the time of the initial investment, the Company conducted an analysis and concluded that the 51% investment in the DST should not be consolidated, as the Company was not the primary beneficiary because the power to direct the activities that most significantly impact the economic performance of MVP St. Louis was held by MVP Parking DST, LLC (the “Manager”) and certain subsidiaries of the Manager. The investment in MVP St. Louis was accounted for using the equity method of accounting through August 25, 2021.

In connection with the Closing, the Former Advisor transferred ownership of the Manager to Manuel Chavez, the Chief Executive Officer of the Company. This change in structure was deemed a reconsideration event and therefore the Company reevaluated whether it had control. Based on the Company’s evaluation, the Company began consolidating the investment in MVP St. Louis and MVP St. Louis Cardinal Lot Master Tenant, LLC, which had total assets and liabilities of approximately $12.0 million and approximately $6.2 million, respectively, as of August 25, 2021. These assets and liabilities were recorded at fair value as of the date of consolidation, and a gain of $360,000 was recognized in the Statement of Operations.

Amounts related to MVP St. Louis included in the consolidated balance sheet are as follows:

December 31, 2021
ASSETS	(Unaudited)
Investments in real estate	$11,809,000
Cash	22,000
Cash – restricted	153,000
Accounts receivable	50,000
Prepaid expenses	13,000
Total assets	$12,047,000

LIABILITIES
Notes payable	$5,961,000
Accounts payable and accrued liabilities	48,000
Due to related party	193,000
Total liabilities	$6,202,000

F-55

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note K — Variable Interest Entities (cont.)

Summarized Statements of Operations—Unconsolidated Real Estate Affiliates—Equity Method Investments

	For the year ended December 31, 2021	For the year ended December 31, 2020
Revenue	$488,000	$668,000
Expenses	(434,000)	(788,000)
Net income (loss)	$54,000	$(120,000)

Note L – Leases

Lessee

The Company executed a lease agreement for its former office space at 9130 W. Post Rd., Suite 200, Las Vegas, NV 89148 with a commencement date of January 10, 2020. The lease had a ten-year term with an annual payment of $180,480 per annum during the lease term. The lease is accounted for as an operating lease under ASU 2016-02, Leases – (Topic 842). The Company recognized a Right of Use (“ROU”) Leased Asset and a ROU Lease Liability on the lease commencement date. Through the discounting of the remaining lease payments at the Company’s incremental borrowing rate of 5.382%, the value of both the ROU asset and ROU liability recognized at commencement date was approximately $1.4 million. As a result of the Closing of the Transaction, the Company terminated this lease effective September 30, 2021. The unamortized value of the ROU Lease Asset and a ROU Lease liability, on this date, were each approximately $1.2 million. These balances were written off and the company paid a $961,000 lease termination fee at Closing included in Transaction expenses in the consolidated statement of operations.

The Company recognized approximately $176,000 and $112,000 of operating lease expense during the years ended December 31, 2021 and 2020, respectively. This expense is included in general and administrative expense.

Lessor

The Company accounts for rental income and percentage rent income in accordance with ASC 842 - Leases. The majority of the Company’s leases are largely similar and the lease agreements generally contain similar provisions and features, without substantial variations. All leases are currently classified as operating leases. The following table summarizes the components of lease revenue recognized during the years ended December 31, 2021 and 2020 included within the Company’s Consolidated Statements of Operations:

	Year Ended December 31,
Lease revenue	2021	2020
Fixed contractual payments	$9,154,000	$8,908,000
Variable lease payments	6,939,000	5,386,000
Straight-line rental income	135,000	188,000

Approximate future fixed contractual lease payments to be received under non-cancelable operating leases in effect as of December 31, 2021, assuming no new or renegotiated leases or option extensions on lease agreements, are as follows:

Years Ending December 31,	Future lease payments due
2022	$5,700,000
2023	5,093,000
2024	4,355,000
2025	3,337,000
2026	2,480,000
Thereafter	415,000

F-56

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note M — Income Taxes

The Company previously elected to be taxed as a REIT for federal income tax purposes and operated in a manner that allowed the Company to qualify as a REIT through December 31, 2019. As a consequence of the COVID-19 pandemic, the Company earned income from a number of distressed tenants that did not constitute qualifying REIT income for purposes of the annual REIT gross income tests, and, as a result, the Company was not in compliance with the annual REIT income tests for the year ended December 31, 2020. Accordingly, the Company did not qualify for taxation as a REIT in 2020 and has been taxed as a C corporation beginning with its 2020 taxable year. As a C corporation, the Company is subject to federal income tax on its taxable income at regular corporate rates.

A full valuation allowance for deferred tax assets was historically provided each year since the Company believed that as a REIT it was more likely than not that it would not realize the benefits of its deferred tax assets.  As a taxable C Corporation, the Company has evaluated its deferred tax assets for the year ended December 31, 2021, which consist primarily of net operating losses and its investment in the Operating Partnership (as a result of the Closing). Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2021. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth. Due to the ongoing impact to the Company of the COVID-19 pandemic to the Company, the Company has determined that it will continue to record a full valuation allowance against its deferred tax assets for the year ended December 31, 2021. A change in circumstances may cause the Company to change its judgment about whether deferred tax assets should be recorded, and further whether any such assets would more likely than not be realized. The Company would generally report any change in the valuation allowance through its income statement in the period in which such changes in circumstances occur.

The provision for income taxes for the years ended December 31, 2021, and 2020 consisted of the following, which is included in general and administrative expense on the consolidated statement of operations:

	2021	2020
Current
Federal	—	—
State	$30,749	—
Total Current	$30,749	—

Deferred
Federal	—	—
State	—	—
Total Deferred	—	—
Total	$30,749	—

The following table presents a reconciliation of the statutory corporate U.S. federal income tax rate to the Company’s effective tax rate as of December 31, 2021:

	2021	2020
Tax at U.S. statutory rate	21.00%	21.00%
State taxes, net of federal effect	5.16%	5.10%
Non-Deductible Expenses	0.64%	0.01%
Revaluation of deferred tax assets/liabilities	—	76.09%
Change in Valuation Allowance	-27.08%	-102.30%
Effective income tax rate	—	—

F-57

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note M — Income Taxes (cont.)

The balances for deferred taxes for the years ended December 31, 2021, and 2020 consisted of the following:

	Year Ended December 31,
	2021	2020
Deferred Tax Assets:
NOL Carryforward	$11,307,270	$9,183,471
Real Estate Investments	—	$6,478,695
Intangible Assets	—	$9,286,082
Prepaid Rent	—	$36,616
Investment in Operating Partnership	$16,236,475	—
Gross deferred tax assets	27,543,746	$24,985,134
Less valuation allowance	$(27,543,746)	$(24,601,466)
Total deferred tax assets	—	$383,668
Deferred Tax Liabilities:
Straight-line Rent	—	$(383,668)
Total deferred tax liabilities	—	$(383,668)
Total net deferred taxes	—	—

Note N — Equity

Series A Preferred Stock

On November 1, 2016, the Company commenced an offering of up to $50 million in shares of the Company’s Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”), par value $0.0001 per share, together with warrants to acquire the Company’s Common Stock, in a Regulation D 506(c) private placement to accredited investors. The Company closed the offering on March 24, 2017 and raised approximately $2.5 million, net of offering costs, in the Series A private placements.

The holders of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Company out of funds legally available for the payment of dividends, cash dividends at the rate of 5.75% per annum of the initial stated value of $1,000 per share. Since a Listing Event, as defined in the charter, did not occur by March 31, 2018, the cash dividend rate has been increased to 7.50%, until a Listing Event at which time, the annual dividend rate will be reduced to 5.75% of the Stated Value.

Each investor in the Series A offering received, for every $1,000 in shares subscribed by such investor, detachable warrants to purchase 30 shares of the Company’s Common Stock if the Company’s Common Stock is listed on a national securities exchange. The warrants’ exercise price is equal to 110% of the volume weighted average closing stock price of the Company’s Common Stock over a specified period as determined in accordance with the terms of the warrant; however, in no event shall the exercise price be less than $25 per share. If a Listing Event does not occur on or prior to the fifth anniversary of the final closing date of the Series A offering, the outstanding warrants expire automatically on such anniversary date without being exercisable by the holders thereof. If a Listing Event does occur on or before March 24, 2022, the five-year anniversary date, these warrants will then expire five years from the 90th day after the occurrence of a Listing Event. The Company engaged a third-party expert to value these warrants and the estimated value as of December 31, 2021 is immaterial. As of December 31, 2021, there were detachable warrants that could be exercised for 84,510 shares of the Company’s Common Stock, if a Listing Event occurs on or before March 22, 2022, after the 90th day following the occurrence of a Listing Event. If all the potential warrants outstanding at December 31, 2021 became exercisable because of a Listing Event and were exercised at the minimum price of $25 per share, gross proceeds to the Company would be approximately $2.1 million and the Company would as a result issue an additional 84,510 shares of common stock.

On March 24, 2020, the Company’s Board of Directors unanimously authorized the suspension of the payment of distributions on the Series A Preferred Stock; however, such distributions will continue to accrue in accordance with the terms of the Series A Preferred Stock. Since initial issuance, the Company had declared distributions of approximately

F-58

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note N — Equity (cont.)

$990,000 of which approximately $597,000 had been paid to Series A stockholders. As of December 31, 2021 and 2020, approximately $393,000 and $178,000 of Series A Preferred Stock distributions that were accrued and unpaid, respectively, are included in accounts payable and accrued expenses on the consolidated balance sheet.

Series 1 Preferred Stock

On March 29, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary to the charter of the Company classifying and designating 97,000 shares of its authorized capital stock as shares of Series 1 Convertible Redeemable Preferred Stock (“Series 1 Preferred Stock”), par value $0.0001 per share. On April 7, 2017, the Company commenced the Regulation D 506(b) private placement of shares of Series 1 Preferred Stock, together with warrants to acquire the Company’s Common Stock, to accredited investors.

The holders of the Series 1 Preferred Stock are entitled to receive, when and as authorized by the Company’s Board of Directors and declared by us out of legally available funds, cumulative, cash dividends on each Share at an annual rate of 5.50% of the Stated Value pari passu with the dividend preference of the Series A Preferred Stock and in preference to any payment of any dividend on the Company’s Common Stock; provided that since a Listing Event has not occurred by April 7, 2018, the annual dividend rate on all Series 1 Preferred Stock shares has been increased to 7.00% of the Stated Value until the occurrence of a Listing Event, at which time, the annual dividend rate will be reduced to 5.50% of the Stated Value. Based on the number of Series 1 Preferred Stock shares outstanding at December 31, 2021, the increased dividend rate costs the Company approximately $150,000 more per quarter in Series 1 dividends.

Each investor in the Series 1 offering received, for every $1,000 in shares subscribed by such investor, detachable warrants to purchase 35 shares of the Company’s Common Stock if the Company’s Common Stock is listed on a national securities exchange. The warrants’ exercise price is equal to 110% of the volume weighted average closing stock price of the Company’s Common Stock over a specified period as determined in accordance with the terms of the warrant; however, in no event shall the exercise price be less than $25 per share. If a Listing Event does not occur on or prior to the fifth anniversary of the final closing date of the Series 1 offering, the outstanding warrants expire automatically on such anniversary date without being exercisable by the holders thereof. If a Listing Event does occur on or before January 31, 2023, the five-year anniversary date, these warrants will then expire five years from the 90th day after the occurrence of a Listing Event. The Company engaged a third-party expert to value these warrants and the estimated value as of December 31, 2021 is immaterial. As of December 31, 2021, there were detachable warrants that may be exercised for 1,382,675 shares of the Company’s Common Stock after the 90th day following the occurrence of a Listing Event. If all the potential warrants outstanding at December 31, 2021 became exercisable because of a Listing Event and were exercised at the minimum price of $25 per share, gross proceeds to the Company would be approximately $34.6 million and as a result the Company would issue an additional 1,382,675 shares of Common Stock.

On March 24, 2020, the Company’s Board of Directors unanimously authorized the suspension of the payment of distributions on the Series 1 Preferred Stock, however, such distributions will continue to accrue in accordance with the terms of the Series 1 Preferred Stock. Since initial issuance, the Company had declared distributions of approximately $11.5 million of which approximately $6.4 million had been paid to Series 1 Preferred Stock stockholders. As of December 31, 2021 and 2020, approximately $5.1 million and $2.3 million of Series 1 Preferred Stock distributions that were accrued and unpaid, respectively, are included in accounts payable and accrued expenses on the consolidated balance sheet.

Warrants

On August 25, 2021, in connection with the Closing, the Company entered into a warrant agreement (the “Warrant Agreement”) pursuant to which it issued warrants to the Purchaser to purchase up to 1,702,128 shares of Common Stock, at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20.0 million (the “Common Stock Warrants”). Each whole Common Stock Warrant entitles the registered holder thereof to purchase one whole share of Common Stock at a price of $11.75 per share (the “Warrant Price”), subject to customary adjustments, at any

F-59

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note N — Equity (cont.)

time following a “Liquidity Event,” which is defined as an initial public offering and/or Listing of the Common Stock on the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange. The Common Stock Warrants will expire five years after the date of the Warrant Agreement.

The Company assesses its warrants as either equity or a liability based upon the characteristics and provisions of each instrument. Warrants classified as equity are recorded at fair value as of the date of issuance on the Company’s balance sheet and no further adjustments to their valuation are made. Management estimates the fair value of these warrants using option pricing models and assumptions that are based on the individual characteristics of the warrants or other instruments on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield and risk-free interest rate.

As of December 31, 2021, all outstanding warrants issued by the Company were classified as equity.

Tender Offer

On October 5, 2021, Color Up, LLC (“Purchaser”) initiated a Tender Offer (the “Offer”) to purchase up to 900,506 shares of Common Stock of the Company, at a price of $11.75 per share (the “Shares”). The Offer expired at 5:00 pm Eastern Time on November 5, 2021. A total of 878,082 Shares were validly tendered and not validly withdrawn pursuant to the Offer (the “Tendered Shares”), and the Purchaser accepted for purchase all such Tendered Shares. The Purchaser initiated payment of an aggregate of approximately $10.3 million to the Company stockholders participating in the Offer.

Effective November 8, 2021, the Purchaser executed a subscription agreement with the Company pursuant to which the Purchaser acquired the remaining 22,424 Shares not purchased through the Offer at $11.75 per share.

Securities Purchase Agreement

On November 2, 2021, the Company, entered into a securities purchase agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, and HSCP Strategic III, L.P., a Delaware limited partnership (“HS3”) affiliated with Purchaser, pursuant to which the Operating Partnership issued and sold to HS3 (a) 1,702,128 newly issued common units of limited partnership of the Operating Partnership (“OP Units”); and (b) 425,532 newly-issued Class A units of limited partnership of the Operating Partnership (“Class A Units”) which entitle HS3 to purchase up to 425,532 additional OP Units (the “Additional OP Units”) at an exercise price equal to $11.75 per Additional OP Unit, subject to adjustment as provided in the Class A Unit Agreement, and HS3 paid to the Operating Partnership cash consideration of $20.0 million. The Company used proceeds from the Purchase Agreement for working capital purposes, including expenses related to the Purchase Agreement and the acquisition of two parking lots and related assets. The Additional OP Units are available to be exercised only upon completion of a liquidity event, as defined in the Purchase Agreement.

Convertible Non-controlling Interests

As of December 31, 2021, the Operating Partnership (“OP”) had approximately 17.0 million OP units outstanding. Under the terms of the Third Amended and Restated Limited Partnership Agreement, OP Unit holders may elect to exchange OP Units for shares of the Company’s Common Stock upon completion of a liquidity event. The OP Units outstanding as of December 31, 2021 are classified as Non-controlling Interests within permanent equity on our consolidated balance sheets. There were no outstanding convertible OP Units as of December 31, 2020.

Dividend Reinvestment Plan

The Dividend Reinvestment Plan (“DRIP”) allows stockholders to invest distributions in additional shares of our Common Stock, subject to certain limits. Stockholders who elect to participate in the DRIP may choose to invest all or a portion of their cash distributions in shares of our Common Stock at a price equal to our most recent estimated value per share. On March 22, 2018 the Company suspended payment of distributions and as such there are currently no distributions to invest in the DRIP.

F-60

MOBILE INFRASTRUCTURE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note N — Equity (cont.)

Share Repurchase Program

On May 29, 2018, the Company’s Board of Directors suspended the Share Repurchase Program, other than for hardship repurchases in connection with a shareholder’s death. Repurchase requests made in connection with the death of a stockholder were repurchased at a price per share equal to 100% of the amount the stockholder paid for each share, or once the Company had established an estimated NAV per share, 100% of such amount as determined by the Company’s Board of Directors, subject to any special distributions previously made to the Company’s stockholders. The Company did not repurchase shares of Common Stock pursuant to the hardship exception under this program during the year ended December 31, 2021.

As of December 31, 2021, 48,318 shares have been redeemed of which 33,232 shares were hardship repurchases. On March 24, 2020, the Board of Directors suspended all repurchases, even in the case of a shareholder’s death.

Note O — Employee Benefit Plan

Effective July 1, 2019, the Company began participating in 401(k) Safe Harbor Plan (the “Plan”), which is a defined contribution plan covering all eligible employees. Under the provisions of the Plan, participants may direct the Company to defer a portion of their compensation to the Plan, subject to limitations in the Code. The Company provides for an employer matching contribution equal to 100% of the first 3% of eligible compensation contributed by each employee, which is funded in cash. All contributions vest immediately.

Total expense recorded for the matching 401(k) contribution in the years ended December 31, 2021 and 2020 was approximately $46,000 and $34,000, respectively.

Note P — Subsequent Events

On March 29, 2022, the Company, Operating Partnership and the other subsidiary borrowers party thereto entered into a Credit Agreement (the “Credit Agreement”) with KeyBanc Capital Markets, as lead arranger, and KeyBank, National Association, as administrative agent. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

The Credit Agreement refinances certain of the Company’s current loan agreements for various properties. The Credit Agreement will provide for, among other things, a $75,000,000 revolving credit facility, maturing on April 1, 2023. Credit Agreement may be extended to October 1, 2023 if no event of default is in existence upon receipt of written request 120 – 60 days prior to maturity date and payment of an extension fee pursuant to the terms of the Credit Agreement (the “Revolving Facility”). The Revolving Facility may be increased by up to an additional $75,000,000 provided that no event of default has occurred and is continuing and certain other conditions are satisfied.

Borrowings under the Revolving Facility bear interest at a SOFR benchmark rate or Alternate Base Rate, plus a margin of between 1.75% and 2.25%, with respect to SOFR loans, or 0.75% to 1.25%, with respect to base rate loans, based on the Company’s leverage ratio as calculated under the Credit Agreement.

F-61

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2021

			Initial Cost		Costs Capitalized Subsequent to Acquisition		Gross Carrying Amount at December 31, 2021 (3)
Description	ST	Encumbrance	Land	Buildings and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation (1)	Date Acquired	Life on which depr in latest statement is computed

West 9th Street (2)	OH	$4,632,000	$5,675,000	$—	$170,000	$—	$5,844,000	$—	$5,844,000	$47,000	2016	15
Crown Colony (2)	OH	—	3,030,000	—	18,000	—	2,954,000	—	2,954,000	6,000	2016	15
MCI 1372 Street	OH	574,000	700,000	—	—	—	700,000	—	700,000	—	2016	N/A
Cincinnati Race Street	OH	3,450,000	2,142,000	2,358,000	1,848,000	—	1,904,000	3,944,000	5,848,000	767,000	2016	39,15
St Louis Washington	MO	1,303,000	3,000,000	—	7,000	—	1,637,000	—	1,637,000	2,000	2016	15
St Paul Holiday Garage	MN	3,901,000	1,673,000	6,527,000	277,000	—	1,673,000	6,804,000	8,477,000	955,000	2016	39,15
Louisville Station	KY	1,682,000	3,050,000	—	57,000	—	3,007,000	—	3,007,000	18,000	2016	15
Whitefront Garage	TN	6,454,000	3,116,000	8,380,000	176,000	—	3,116,000	8,556,000	11,672,000	1,180,000	2016	39,15
Cleveland Lincoln Garage	OH	3,775,000	2,195,000	5,122,000	5,040,000	—	1,378,000	8,256,000	9,634,000	1,370,000	2016	39,15
Houston Preston	TX	1,627,000	2,800,000	—	20,000	—	2,820,000	—	2,820,000	6,000	2016	15
Houston San Jacinto	TX	1,820,000	3,200,000	—	50,000	—	3,250,000	—	3,250,000	15,000	2016	15
MVP Detroit Center Garage	MI	28,323,000	7,000,000	48,000,000	743,000	—	7,000,000	48,743,000	55,743,000	6,223,000	2017	39,15
St. Louis Broadway	MO	1,671,000	2,400,000	—	—	—	2,400,000	—	2,400,000	—	2017	N/A
St. Louis Seventh & Cerre	MO	2,058,000	3,300,000	—	—	—	3,300,000	—	3,300,000	—	2017	N/A
MVP Preferred Parking	TX	11,330,000	15,800,000	4,700,000	719,000	—	15,230,000	5,250,000	20,480,000	693,000	2017	39,15
MVP Raider Park Garage	TX	6,931,000	2,005,000	9,057,000	2,593,000	—	2,005,000	11,651,000	13,656,000	1,324,000	2017	39,15
MVP PF Memphis Poplar 2013	TN	1,800,000	3,658,000	—	13,000	—	3,671,000	—	3,671,000	13,000	2017	15
MVP PF St. Louis 2013	MO	3,700,000	5,041,000	—	—	—	5,042,000	—	5,042,000	29,000	2017	15
Mabley Place Garage	OH	7,817,000	1,585,000	19,018,000	142,000	—	1,360,000	16,385,000	17,745,000	1,898,000	2017	39,15
MVP Denver Sherman	CO	270,000	705,000	—	—	—	705,000	—	705,000	—	2017	N/A
MVP Fort Worth Taylor	TX	11,523,000	2,845,000	24,405,000	5,000	—	2,845,000	24,410,000	27,255,000	2,543,000	2017	39,15
MVP Milwaukee Old World	WI	1,871,000	2,003,000	—	—	—	2,003,000	—	2,003,000	19,000	2017	15
MVP Houston Saks Garage	TX	3,061,000	4,931,000	5,221,000	33,000	—	3,713,000	4,049,000	7,762,000	509,000	2017	39,15
MVP Milwaukee Wells	WI	2,529,000	4,994,000	—	—	—	4,374,000	—	4,374,000	67,000	2017	15
MVP Wildwood NJ Lot	NJ	1,000,000	1,631,000	—	—	—	696,000	—	696,000	—	2017	N/A
MVP Indianapolis City Park	IN	6,744,000	2,056,000	8,557,000	114,000	—	2,056,000	8,672,000	10,728,000	916,000	2017	39,15

F-62

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2021

(Continued)

			Initial Cost		Costs Capitalized Subsequent to Acquisition		Gross Carrying Amount at December 31, 2021 (3)
Description	ST	Encumbrance	Land	Buildings and Improvements	Improvements	Carrying Costs	Land	Building and Improvements	Total	Accumulated Depreciation (1)	Date Acquired	Life on which depr in latest statement is computed
MVP Indianapolis WA Street Lot	IN	3,185,000	5,618,000	—	—	—	5,617,000	—	5,617,000	21,000	2017	15
MVP Minneapolis Venture	MN	4,000,000	4,013,000	—	—	—	4,013,000	—	4,013,000	—	2017	N/A
MVP Indianapolis Meridian Lot	IN	938,000	1,573,000	—	—	—	1,523,000	—	1,523,000	6,000	2017	15
MVP Milwaukee Clybourn	WI	191,000	257,000	—	—	—	256,000	—	256,000	3,000	2017	15
MVP Milwaukee Arena	WI	2,022,000	4,631,000	—	—	—	4,631,000	—	4,631,000	—	2017	N/A
MVP Clarksburg Lot	WV	476,000	701,000	—	—	—	611,000	—	611,000	2,000	2017	15
MVP Denver 1935 Sherman	CO	719,000	2,533,000	—	—	—	2,533,000	—	2,533,000	—	2017	N/A
MVP Bridgeport Fairfield Garage	CT	3,782,000	498,000	7,555,000	12,000	—	498,000	7,567,000	8,065,000	823,000	2017	39,15
Minneapolis City Parking	MN	4,516,000	9,633,000	—	—	—	7,513,000	—	7,513,000	80,000	2017	15
MVP New Orleans Rampart	LA	4,965,000	8,105,000	—	—	—	7,835,000	—	7,835,000	—	2018	N/A
MVP Hawaii Marks	HI	12,646,000	9,119,000	11,715,000	368,000	—	8,571,000	11,381,000	19,952,000	1,095,000	2018	39,15
1W7 Carpark	OH	10,271,000	2,995,000	28,813,000	—	—	2,995,000	28,813,000	31,808,000	245,000	2021	39,15
222W7	OH	8,151,000	4,391,000	23,923,000	—	—	4,391,000	23,923,000	28,314,000	204,000	2021	39
322 Streeter	IL	25,900,000	11,387,000	27,096,000	—	—	11,387,000	27,096,000	38,483,000	231,000	2021	39
2nd Street	FL	—	93,000	—	—	—	93,000	—	93,000	—	2021	N/A
Denver 1725 Champa Street Garage	CO	—	7,414,000	8,860,000	—	—	7,414,000	8,860,000	16,274,000	38,000	2021	39
MVP St. Louis Cardinal Lot DST	MO	6,000,000	11,660,000	19,000	—	—	11,660,000	19,000	11,679,000	—	2017	N/A
		$207,608,000	$175,156,000	$249,326,000	$12,405,000	$—	$166,224,000	$254,379,000	$420,603,000	$21,348,000

(1)	The initial costs of buildings are depreciated over 39 years using a straight-line method of accounting; improvements capitalized subsequent to acquisition are depreciated over the shorter of the lease term or useful life, generally ranging from one to 20 years.
(2)	These properties are held by West 9th St. Properties II, LLC.
(3)	The aggregate gross cost of property included above for federal income tax purposes approximately $395.7 million as of December 31, 2021.

F-63

The following table reconciles the historical cost of total real estate held for investment for the years ended December 31, 2021 and 2020.

	2021	2020
Total real estate held for investment, inception (prior)	$292,076,000	$310,563,000
Additions during period:
Acquisitions	126,651,000	—
Improvements	1,876,000	687,000
Deductions during period:
Dispositions	—	(5,059,000)
Impairments	—	(14,115,000)
Total real estate held for investment, end of year (1)	$420,603,000	$292,076,000

(1)	This amount does not include intangible assets and construction in progress totaling approximately $9.8 million and $0.1 million, respectively, as of December 31, 2021 and approximately $2.1 million and $1.3 million as of December 31, 2020, respectively. Subsequent to the December 31, 2020 presentation of this schedule, the Company determined intangibles of $2.1 million were incorrectly included and the presentation has thus been revised.

The following table reconciles the accumulated depreciation for the years ended December 31, 2021 and 2020. Subsequent to the December 31, 2020 presentation of this schedule, the Company determined accumulated amortization of $1.2 million was incorrectly included and the presentation has thus been revised.

	2021	2020
Accumulated depreciation, inception (prior)	$15,890,000	$11,506,000
Deductions during period:	—	(429,000)
Depreciation of real estate	5,458,000	4,813,000
Accumulated depreciation, end of year	$21,348,000	$15,890,000

F-64

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION OF

MOBILE INFRASTRUCTURE CORPORATION

As of and For the Year Ended December 31, 2021

The following unaudited pro forma condensed consolidated financial information sets forth:

•	The historical consolidated statement of operations for the year ended December 31, 2021, derived from the audited consolidated financial statements of Mobile Infrastructure Corporation (the “Company”); and

•	Transaction accounting adjustments to give effect to the Company’s acquisitions during 2021, on the Company’s consolidated statements of operations for the year ended December 31, 2021, as if these transactions occurred on January 1, 2021.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by the Company’s management; however, they are not necessarily indicative of what the Company’s consolidated financial condition or results of operations actually would have been assuming the acquisitions had been consummated as of the date previously indicated, nor do they purport to represent the results of operations for future periods. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved through the acquisitions nor any strategies that management may consider in order to continue to efficiently manage its operations. This pro forma condensed consolidated financial information should be read in conjunction with:

•	The Company’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2021, included elsewhere in this proxy statement/prospectus; and

•	The Company’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2022, included elsewhere in this proxy statement/prospectus.

F-65

Mobile Infrastructure Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended December 31, 2021

	Mobile Infrastructure Corporation	Transaction Accounting Adjustments		Pro Forma
Revenues	(a)
Base rent income	$11,970,000	$587,000	(b)	$12,557,000
Management income	4,466,000	5,038,000	(c)	9,504,000
Percentage rent income	3,988,000	—		3,988,000
Total revenues	$20,424,000	$5,625,000		$26,049,000

Operating expenses
Property taxes	5,382,000	1,763,000	(d)	7,145,000
Property operating expense	1,583,000	187,000	(e)	1,770,000
General and administrative	6,530,000	—		6,530,000
Professional fees, net of reimbursement of insurance proceeds	2,645,000	—		2,645,000
Depreciation and amortization	5,850,000	1,514,000	(f)	7,364,000
Total operating expenses	$21,990,000	$3,464,000		$25,454,000

Other income (expense)
Interest expense	(9,536,000)	(907,000	)(g)	(10,443,000)
PPP loan forgiveness	348,000	—		348,000
Income or gain on consolidation of DST	360,000	—		360,000
Other Income	217,000	—		217,000
Settlement of deferred management internalization	10,040,000	—		10,040,000
Transaction expense	(12,224,000)	—		(12,224,000)
Total other income (expense)	$(10,795,000)	$(907,000)		$(11,702,000)

Income (loss) from continuing operations	$(12,361,000)	$1,254,000		$(11,107,000)
Net loss attributable to non-controlling interest	(1,297,000)	—		(1,297,000)
Net loss attributable to Mobile Infrastructure’s stockholders	(11,064,000)	1,254,000		(9,810,000)

Preferred stock distributions declared – Series A	(216,000)	—		(216,000)
Preferred stock distributions declared – Series 1	(2,784,000)	—		(2,784,000)
Net loss attributable to Mobile Infrastructure’s common stockholders	(14,064,000)	1,254,000		(12,810,000)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure’s common stockholders – basic and diluted	(1.82)	—		(1.65)
Distributions declared per common share	—	—		—
Weighted average common shares outstanding, basic and diluted	7,741,192	—		7,741,192

See notes to unaudited pro forma condensed combined financial statements.

F-66

MOBILE INFRASTRUCTURE CORPORATION.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) (the “Company,” “we,” “us” or “our”), is a Maryland corporation formed on May 4, 2015. The Company focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. The Company targets both parking garage and surface lot properties primarily in top 50 U.S. Metropolitan Statistical Areas (“MSAs”), with proximity to key demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts.

On January 8, 2021, the Company entered into an equity purchase and contribution agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, Vestin Realty Mortgage I, Inc., (“VRMI”) Vestin Realty Mortgage II, Inc. (“VRMII”), and Michael V. Shustek (“Mr. Shustek” and together with VRMI and VRMII, the “Former Advisor”) and Color Up (the “Purchaser”). The transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transaction.”

On August 25, 2021, the closing of the Transaction occurred (the “Closing”). As a result of the Transaction, which was accounted for as an asset acquisition, the Company acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati, Ohio and approximately 1,154 parking spaces located in Chicago, Illinois totaling approximately 1,201,000 square feet. In addition to the parking garages contributed, proprietary technology was contributed to the Company, which will provide Management real-time information on the performance of assets. Pursuant to the Closing, the Operating Partnership issued 7,495,090 newly issued common units of the Operating Partnership (the “OP Units”) at $11.75 per unit for total consideration of $84.1 million, net of transaction costs. The consideration received consisted of $35.0 million of cash, three parking assets with a fair value of approximately $98.8 million (“Contributed Interests”) and technology with a fair value of $4.0 million. The Company also assumed long-term debt with a fair value of approximately $44.5 million. In addition, the Company issued warrants to Color Up to purchase up to 1,702,128 shares of Common Stock at an exercise price of $11.75 for an aggregate cash purchase price of up to $20 million. The fair value of the warrants recorded as of the Closing was approximately $3.3 million. Transaction expenses not directly related to the acquisition of the Contributed Interests or issuance of OP Units of approximately $12.2 million and the settlement of the deferred management internalization liability of $10.0 million were recorded in transaction expenses and settlement of deferred management internalization, respectively, in the Statement of Operations.

Additionally, the Company acquired a 118-space parking garage in Miami, Florida and a 450-space parking garage in Denver, Colorado on September 9, 2021 and November 3, 2021, respectively.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

a.	Reflects the Company’s statements of operations for the year ended December 31, 2021. Please refer to the Company’s historical financial statements and notes thereto included elsewhere in this prospectus.

b.	Reflects the adjustment to base rent income for the properties acquired by the Company during the year ended December 31, 2021 to reflect results as if they had been acquired on January 1, 2021. Of the five properties acquired, only 1W7 Carpark, LLC and 222W7, LLC earned base rent income for the year ended December 31, 2021. The adjustment was calculated using the actual base rent income from the date of acquisition through December 31, 2021, divided by the number of months the property was owned by the Company and multiplied by number of months in the year prior to acquisition. This resulted in an adjustment to base rent income of $108,000 for 1W7 Carpark, LLC and $479,000 for 222W7, LLC.

c.	Reflects the adjustment to management income for the five properties acquired by the Company during the year ended December 31, 2021 to reflect results as if they had been acquired on January 1, 2021.

F-67

The adjustment was calculated using the actual management income from the date of acquisition through December 31, 2021, divided by the number of months the property was owned by the Company and multiplied by number of months in the year prior to acquisition. This resulted in an adjustment to management income of $638,000 for 1W7 Carpark, LLC, $491,000 for 222W7, LLC, $3,693,000 for 322 Streeter, LLC, $85,000 for 2nd Street, LLC, and $131,000 for Denver 1725 Champa Street Garage, LLC.

d.	Reflects the adjustment to property tax expense for the five properties acquired by the Company during the year ended December 31, 2021 to reflect results as if they had been acquired on January 1, 2021. The adjustment was calculated using the last assessed annual property tax bill less the property tax expensed from the date of acquisition through December 31, 2021. This resulted in an adjustment to property tax expense of $201,000 for 1W7 Carpark, LLC, $187,000 for 222W7, LLC, $1,260,000 for 322 Streeter, LLC, $1,000 for 2nd Street, LLC, and $114,000 for Denver 1725 Champa Street Garage, LLC.

e.	Reflects the adjustment to property operating expense for the five properties acquired by the Company during the year ended December 31, 2021 to reflect results as if they had been acquired on January 1, 2021. The adjustment was calculated by annualizing the actual property operating expense from the date of acquisition through December 31, 2021, dividing by 365 days in a year and multiplying by the number of days in the year prior to acquisition. This resulted in an adjustment to property operating expense of $61,000 for 1W7 Carpark, LLC, $36,000 for 222W7, LLC, $51,000 for 322 Streeter, LLC, $6,000 for 2nd Street, LLC, and $33,000 for Denver 1725 Champa Street Garage, LLC.

f.	Reflects the adjustment to depreciation and amortization expense for five properties acquired by the Company during the year ended December 31, 2021 to reflect results as if they had been acquired on January 1, 2021. The adjustment was calculated by annualizing the actual depreciation and amortization expense from the date of acquisition through December 31, 2021, dividing by 365 days in a year and multiplying by the number of days in the year prior to acquisition. This resulted in an adjustment to depreciation and amortization expense of $477,000 for 1W7 Carpark, LLC, $398,000 for 222W7, LLC, $449,000 for 322 Streeter, LLC, and $190,000 for Denver 1725 Champa Street Garage, LLC. There is no depreciation and amortization expense adjustment for 2nd Street, LLC as the value of the property is allocated to land and an indefinite lived intangible asset.

g.	Reflects the adjustment to interest expense for the properties acquired by the Company during the year ended December 31, 2021 to reflect results as if they had been acquired on January 1, 2021. Of the five properties acquired, only 1W7 Carpark, LLC, 222W7, LLC, and 322 Streeter, LLC had outstanding indebtedness during the year ended December 31, 2021. The adjustment was calculated by annualizing the variable interest expense (1W7 Carpark, LLC and 22W7, LLC) and fixed interest expense (322 Streeter, LLC) paid from the date of acquisition through December 31, 2021, dividing by 365 days in a year and multiplying by the number of days in the year prior to acquisition. This resulted in an adjustment to interest expense (with the corresponding interest rate) of $171,000 (2.61%) for 1W7 Carpark, LLC, $142,000 (2.61%) for 222W7, LLC, and $594,000 (3.5%) for 322 Streeter, LLC. An increase or decrease of 0.125% in the variable rate would result in a change in pro forma interest expense of approximately $6,000.

F-68

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

The Parking REIT, Inc.

We have audited the accompanying historical summary of revenues and direct costs of revenues of the three parking garage properties called 1 West 7th Street Property, 222 West 7th Street Property and 322 Streeter Property, all located in Chicago, Illinois (the “Properties”), for the year ended December 31, 2020, and the related notes (the “Historical Summary”).

Management’s responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on this Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenue and direct costs of revenues (described in in the accompanying notes) of the Properties for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of The Parking REIT, Inc.)  and is not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ RBSM LLP

New York, New York
November 8, 2021

F-69

Historical Summary of 1 West 7th Street Property

Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2021 (unaudited)

and the Year Ended December 31, 2020

	June 30, 2021 (unaudited)	December 31, 2020
Revenues
Parking revenue	$384,601	$795,520
License revenue	37,500	450,000
Rental Revenue	82,762	140,416
Total revenues	504,863	1,385,936

Certain operating expenses
Property operating expenses	78,505	157,010
Taxes and licenses	161,501	84,133
Repairs and maintenance	—	18,825
Insurance	9,856	21,914
Professional fees	7,014	11,578
Total certain operating expenses	256,876	293,460

Revenues in excess of certain operating expenses	$247,987	$1,092,476

See Notes to Statements of Revenues and Certain Operating Expenses

F-70

1 West 7th Street Property

Notes to Historical Summary of Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2021 (unaudited)

and the Year Ended December 31, 2020

1.	Organization and basis of presentation

The accompanying Statements of Revenue and Certain Expenses (“Historical Summary”) include the operations of the parking garage and retail space located at 7 West 7th Street in Cincinnati, Ohio (the “Property”) for the six months ended June 30, 2021 (unaudited) and the year ended December 31, 2020. The Parking REIT, Inc. (the “Company”) completed its acquisition of the Property on August 25, 2021, for approximately $30.8 million, plus closing and acquisition costs.

The accompanying Historical Summary has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The Historical Summary is not representative of the actual operations of the Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Property. Therefore, the Historical Summary may not be comparable to a statement of operations for the Property after its acquisition by the Company.

2.	Basis of accounting

The Historical Summary has been prepared on the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The unaudited Historical Summary for the six months ended June 30, 2021, was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2020, and reflects all adjustments, consisting of only normal, recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of operations. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year.

Furthermore, the accrual method of accounting requires the use of estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in preparation of the Historical Summary.

3.	Revenue recognition

Transient and special event parking revenue is recognized at the point of sale. The Property has parking license and tenant lease agreements in which it recognizes revenue monthly pursuant to the terms of each agreement.

The decrease in revenue from 2020 reflects the termination of the license agreement due to relocation of their corporate headquarters.

4.	Certain Operating Expenses

Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Company. Repairs and maintenance expenses are charged to operations as incurred. Expenses such as depreciation and amortization are excluded from the accompanying Historical Summary.

The lower taxes and licenses in 2020 reflects the reversal of a property tax accrual that was determined to no longer be owed during 2020.

5.	Subsequent Events

Subsequent to June 30, 2021, and through date of filing, management did not identify any subsequent events requiring additional disclosure.

F-71

222 West 7th Street Property

Historical Summary of Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2021 (unaudited)

and the Year Ended December 31, 2020

	June 30, 2021 (unaudited)	December 31, 2020
Revenues
Parking revenue	$151,162	$444,561
License revenue	369,045	639,620
Total revenues	520,207	1,084,181

Certain operating expenses
Property operating expenses	65,927	131,854
Taxes and licenses	137,069	278,066
Repairs and maintenance	—	268,631
Insurance	12,753	26,307
Professional fees	2,606	3,893
Total certain operating expenses	218,355	708,751

Revenues in excess of certain operating expenses	$301,852	$375,430

See Notes to Statements of Revenues and Certain Operating Expenses

F-72

222 West 7th Street Property

Notes to Historical Summary of Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2021 (unaudited)

and the Year Ended December 31, 2020

1.	Organization and basis of presentation

The accompanying Statements of Revenue and Certain Expenses (“Historical Summary”) include the operations of the parking garage located at 222 West 7th Street in Cincinnati, Ohio (the “Property”) for the six months ended June 30, 2021 (unaudited) and the year ended December 31, 2020. The Parking REIT, Inc. (the “Company”) completed its acquisition of the Property on August 25, 2021, for approximately $27.2 million, plus closing and acquisition costs.

The accompanying Historical Summary has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The Historical Summary is not representative of the actual operations of the Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Property. Therefore, the Historical Summary may not be comparable to a statement of operations for the Property after its acquisition by the Company.

2.	Basis of accounting

The Historical Summary has been prepared on the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The unaudited Historical Summary for the six months ended June 30, 2021, was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2020, and reflects all adjustments, consisting of only normal, recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of operations. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year.

Furthermore, the accrual method of accounting requires the use of estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in preparation of the Historical Summary.

3.	Revenue recognition

Transient and special event parking revenue is recognized at the point of sale. The Property has parking license agreements in which it recognizes revenue monthly pursuant to the terms of each agreement.

4.	Certain Operating Expenses

Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Company. Repairs and maintenance expenses are charged to operations as incurred. Expenses such as depreciation and amortization are excluded from the accompanying Historical Summary.

5.	Subsequent Events

Subsequent to June 30, 2021, and through date of filing, management did not identify any subsequent events requiring additional disclosure.

F-73

322 Streeter Property

Historical Summary of Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2021 (unaudited)

and the Year Ended December 31, 2020

	June 30, 2021 (unaudited)	December 31, 2020
Revenues
Parking revenue	$1,557,020	$1,809,460
Total revenues	1,557,020	1,809,460

Certain operating expenses
Property operating expenses	172,675	304,662
Taxes and licenses	834,290	1,472,280
Repairs and maintenance	—	101,953
Insurance	30,819	65,111
Professional fees	4,918	22,684
Total certain operating expenses	1,042,702	1,966,690

Revenues in excess of (less than) certain operating expenses	$514,318	$(157,230)

See Notes to Statements of Revenues and Certain Operating Expenses

F-74

322 Streeter Property

Notes to Historical Summary of Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2021 (unaudited)

and the Year Ended December 31, 2020

1.	Organization and basis of presentation

The accompanying Statements of Revenue and Certain Expenses (“Historical Summary”) include the operations of the parking garage located at 322 East Illinois Street in Chicago, Illinois (the “Property”) for the six months ended June 30, 2021 (unaudited) and the year ended December 31, 2020. The Parking REIT, Inc. (the “Company”) completed its acquisition of the Property on August 25, 2021, for approximately $36.9 million, plus closing and acquisition costs.

The accompanying Historical Summary has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The Historical Summary is not representative of the actual operations of the Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Property. Therefore, the Historical Summary may not be comparable to a statement of operations for the Property after its acquisition by the Company.

2.	Basis of accounting

The Historical Summary has been prepared on the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The unaudited Historical Summary for the six months ended June 30, 2021, was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2020, and reflects all adjustments, consisting of only normal, recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of operations. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year.

Furthermore, the accrual method of accounting requires the use of estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in preparation of the Historical Summary.

3.	Revenue recognition

Transient, hotel and special event parking revenue is recognized at the point of sale.

4.	Certain Operating Expenses

Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Company. Repairs and maintenance expenses are charged to operations as incurred. Expenses such as depreciation and amortization are excluded from the accompanying Historical Summary.

5.	Subsequent Events

Subsequent to June 30, 2021, and through date of filing, management did not identify any subsequent events requiring additional disclosure.

F-75

ANNEX A-1

FORM OF VOTING LIMITATIONS CHARTER AMENDMENT

MOBILE INFRASTRUCTURE CORPORATION

ARTICLES OF AMENDMENT

Mobile Infrastructure Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Section 11.3 of the Charter in its entirety and inserting in lieu thereof:

“Section 11.3 Reserved.”

SECOND: The foregoing amendment has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by the Charter and applicable law.

THIRD: There has been no change in the authorized stock of the Corporation effected by the foregoing amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective immediately upon filing with SDAT.

The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this ________ of _______, 2022.

ATTEST:		MOBILE INFRASTRUCTURE CORPORATION

By:
Name: Stephanie Hogue		Name: Manuel Chavez III
Title: Secretary		Title: Chief Executive Officer

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ANNEX A-2

FORM OF ROLL-UP CHARTER AMENDMENT

MOBILE INFRASTRUCTURE CORPORATION

ARTICLES OF AMENDMENT

Mobile Infrastructure Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the definitions of “Roll-Up Entity” and “Roll-Up Transaction” in Article IV of the Charter in their entirety.

SECOND: The Charter is hereby further amended by deleting Article XIV (“Roll-Up Transactions”) of the Charter in its entirety.

THIRD: The foregoing amendments have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by the Charter and applicable law.

FOURTH: There has been no change in the authorized stock of the Corporation effected by the foregoing amendments to the Charter as set forth above.

FIFTH: These Articles of Amendment shall become effective at [____] [a][p].m. Eastern Time on __________, 2022.

The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this ________ of _______, 2022.

ATTEST:		MOBILE INFRASTRUCTURE CORPORATION

By:
Name: Stephanie Hogue		Name: Manuel Chavez III
Title: Secretary		Title: Chief Executive Officer

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ANNEX B

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of this 26th day of September, 2022, by and between Mobile Infrastructure Corporation, a Maryland corporation (“MIC”), and Mobile Infrastructure Trust, a Maryland real estate investment trust (“MIT”).

W I T N E S S E T H:

WHEREAS, MIC is the sole general partner of Mobile Infra Operating Partnership, L.P. (formerly known as MVP REIT II Operating Partnership, LP), a Maryland limited partnership (the “Operating Partnership”), which is the indirect owner of parking lots, garages, and other parking facility assets;

WHEREAS, MIT has confidentially submitted with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-11 (as amended and supplemented from time to time, the “IPO Registration Statement”) with respect to a proposed initial public offering (“IPO”) of its common shares of beneficial interest, par value $0.0001 per share (“Common Shares”);

WHEREAS, MIT and MIC previously entered into that certain Agreement and Plan of Merger dated as of May 27, 2022 (the “Original Merger Agreement”), pursuant to which it was contemplated that MIC would, on the terms and subject to the conditions set forth in the Original Merger Agreement, merge with and into MIT, with MIT as the surviving company in the merger;

WHEREAS, in order to account for certain events occurring after the date of the Original Merger Agreement, and to reflect certain amendments to the terms of the merger contemplated by the Original Merger Agreement, MIT and MIC desire to amend and restate the Original Merger Agreement in its entirety;

WHEREAS, the board of directors of MIC (the “MIC Board”) and the board of trustees of MIT (the “MIT Board”) have each determined that it is in the best interests of MIC and MIT, respectively, for MIC to merge with and into MIT (the “Merger”), with MIT continuing as the surviving company resulting from the Merger, effective as of the Business Day immediately following the closing date of the IPO (the “IPO Closing”) on the terms and subject to the conditions set forth herein;

WHEREAS, the MIC Board has (a) determined and declared that the Charter Amendments, this Agreement, the Merger and the other transactions contemplated hereby are (i) fair and reasonable and on terms no less favorable than would be available from unaffiliated third parties and (ii) advisable to, and in the best interests of, MIC, (b) duly and validly authorized the execution and delivery of this Agreement by MIC, (c) directed that the Charter Amendments and the Merger be submitted for consideration by the holders of MIC Common Stock at the MIC Stockholder Meeting and (d) resolved to recommend that the holders of MIC Common Stock vote in favor of approval of the Charter Amendments and the Merger (the “MIC Board Recommendation”) and to include the MIC Board Recommendation in the Joint Proxy Statement;

WHEREAS, the MIT Board has (a) determined and declared that this Agreement, the Merger and the transactions contemplated hereby, including the issuance of Class B Common Shares and Preferred Shares in the Merger, are fair and reasonable and advisable to, and in the best interests of, MIT, (b) duly and validly authorized the execution and delivery of this Agreement by MIT, (c) directed that the Merger, including the issuance of Class B Common Shares and Preferred Shares in the Merger, be submitted for consideration by MIT’s sole shareholder and (d) resolved to recommend that MIT’s sole shareholder vote in favor of approval of the Merger, including MIT’s issuance of Class B Common Shares and Preferred Shares in the Merger;

WHEREAS, MIT’s sole shareholder has approved the Merger, including the issuance of Class B Common Shares and Preferred Shares in the Merger;

WHEREAS, the holders of outstanding shares of (a) MIC Common Stock will receive, in exchange for each share of MIC Common Stock held immediately prior to the Effective Time, one Class B Common Share in the Merger, subject to the receipt of cash in lieu fractional shares, and (b) (i) MIC Series A Preferred Stock will receive, in exchange for each share of MIC Series A Preferred Stock held immediately prior to the Effective Time, one Series A Preferred Share having terms materially the same as the MIC Series A Preferred Stock plus an amount in cash equal to any accrued and unpaid dividends on such shares of MIC Series A Preferred Stock through and including

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the most recently completed quarter prior to the Effective Time (which cash payment shall, for the avoidance of doubt, extinguish all accrued and unpaid dividends payable on the MIC Series A Preferred Stock through and including the most recently completed quarter prior to the Effective Time) and (ii) MIC Series 1 Preferred Stock (together, with the MIC Series A Preferred Stock, the “MIC Preferred Stock”) will receive, in exchange for each share of MIC Series 1 Preferred Stock held immediately prior to the Effective Time, one Series 1 Preferred Share (together with the Series A Preferred Shares, the “Preferred Shares”) having terms materially the same as the MIC Series 1 Preferred Stock plus an amount in cash equal to any accrued and unpaid dividends on such shares of MIC Series 1 Preferred Stock through and including the most recently completed quarter prior to the Effective Time (which cash payment shall, for the avoidance of doubt, extinguish all accrued and unpaid dividends payable on the MIC Series 1 Preferred Stock through and including the most recently completed quarter prior to the Effective Time), in each case, subject to the receipt of cash in lieu of fractional shares (collectively, the “MIC Preferred Stock Merger Consideration”), as provided herein;

WHEREAS, at the Effective Time, the holders of the MIC Common Stock Warrants will have their warrants assumed by MIT and each MIC Common Stock Warrant will become a warrant to purchase a number of Class B Common Shares equal to the number of shares of MIC Common Stock that would have been issuable upon the exercise of such MIC Common Stock Warrant immediately prior to the Effective Time;

WHEREAS, at the Effective Time, each unvested, partially vested or fully vested MIC Equity Award, if any, shall be converted into an award under the MIT Equity Compensation Plan; and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for the Merger for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1         Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Amended and Restated Bylaws” has the meaning set forth in Section 2.4.

“Amended and Restated Declaration of Trust” has the meaning set forth in Section 2.4.

“Amended and Restated OP Agreement” shall mean the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, effective as of March 18, 2022, as such agreement may be amended and restated effective as of the Effective Time or otherwise in connection with the Merger and other transactions contemplated hereby.

“Articles of Merger” has the meaning set forth in Section 2.2.

“Business Day” shall mean any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed.

“Charter” shall mean the Articles of Amendment and Restatement of MIC, dated as of September 22, 2015, as amended and supplemented as of the date hereof.

“Charter Amendments” shall mean Amendment No. 1 to the Charter and Amendment No. 2 to the Charter, substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, to be effective immediately prior to the vote of the holders of MIC Common Stock on the Merger and immediately prior to the Effective Time, respectively.

“Class B Common Shares” shall mean the Class B common shares of beneficial interest, $0.0001 par value per share, of MIT; such Class B Common Shares are identical to the Common Shares, but will not be listed on a national securities exchange and upon the six-month anniversary of the listing of the Common Shares on a national securities

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exchange (or such earlier date or dates as may be approved by the MIT Board in certain circumstances with respect to all or any portion of the outstanding Class B Common Shares), each Class B Common Share will automatically, and without any shareholder action, convert into one Common Share.

“Class B Common Units” shall have the meaning set forth in the Amended and Restated OP Agreement.

“Common Units” shall have the meaning set forth in the Amended and Restated OP Agreement.

“Counsel” shall mean Sullivan & Worcester LLP or such other counsel to MIC and/or MIT reasonably acceptable to the underwriters in the IPO.

“Effective Date” shall mean the Business Day after the date on which the IPO Closing occurs.

“Effective Time” has the meaning set forth in Section 2.2.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange and Paying Agent” shall mean an exchange and paying agent, appointed by MIT and reasonably acceptable to MIC, for the purpose of transferring MIC Book Entry Shares and exchanging MIC Stock represented by MIC Certificates for the applicable Merger Consideration, pursuant to an exchange and paying agent agreement reasonably acceptable to MIT and MIC.

“Existing Declaration of Trust” shall mean the Declaration of Trust of MIT in effect as of the date hereof.

“Form S-4” shall mean a registration statement on Form S-4, together with any amendments or supplements thereto, to be filed by MIT with the SEC relating to the registration of the Class B Common Shares to be issued in the Merger.

“Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

“IPO” has the meaning set forth in the Recitals.

“IPO Closing” has the meaning set forth in the Recitals.

“IPO Price Per Share” means the initial public offering price per Common Share sold in the IPO.

“IPO Registration Statement” has the meaning set forth in the Recitals.

“Joint Proxy Statement” shall mean a joint proxy statement/prospectus in preliminary and definitive form relating to the MIC Stockholder Meeting, together with any amendments or supplements thereto, to be included in the Form S-4.

“Law” means any and all domestic (federal, state or local) or foreign laws (including common law), statutes, codes, rules, regulations and Orders promulgated by any Governmental Authority.

“Maryland REIT Law” shall mean the Maryland REIT Law, as set forth in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

“Maryland SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

“Merger Consideration” shall mean the Class B Common Shares to be issued in the Merger, cash consideration in lieu of fractional Class B Common Shares to be issued in the Merger and MIC Preferred Stock Merger Consideration, in each case as applicable.

“MGCL” shall mean the Maryland General Corporation Law.

“MIC Book Entry Shares” shall mean each share in book-entry form evidencing any shares of MIC Stock issued and outstanding immediately prior to the Effective Time.

“MIC Board” has the meaning set forth in the Recitals.

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“MIC Board Recommendation” has the meaning set forth in the Recitals.

“MIC Certificates” shall mean each certificate representing any shares of MIC Stock issued and outstanding immediately prior to the Effective Time.

“MIC Common Stock” shall mean the shares of common stock, par value $0.0001 per share, of MIC.

“MIC Common Stock Warrants” shall mean warrants issued by MIC to purchase MIC Common Stock, in accordance with the terms of the applicable warrant agreement, issued and outstanding as of immediately prior to the Effective Time.

“MIC Equity Award” shall mean an award with respect to MIC Common Stock issued and outstanding immediately prior to the Effective Time under the MIC Equity Compensation Plan or as otherwise issued to MIC employees.

“MIC Equity Compensation Plan” shall mean MIC’s Long Term Incentive Plan, as in effect as of the date of this Agreement.

“MIC Lease” shall mean each lease or sublease in effect as of the date hereof and to which MIC or any MIC Subsidiary is a party as lessor or sublessor with respect to the applicable property subject to such lease.

“MIC Preferred Stock” has the meaning set forth in the Recitals.

“MIC Preferred Stock Merger Consideration” has the meaning set forth in the Recitals.

“MIC SEC Documents” shall mean all forms, documents, statements, schedules, reports, registration statements, prospectuses and other documents filed or furnished (as applicable) by MIC since and including January 1, 2020 under the Exchange Act or the Securities Act and prior to the date hereof.

“MIC Series 1 Preferred Stock” shall mean the Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC, as more particularly described in the Charter.

“MIC Series A Preferred Stock” shall mean the Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of MIC, as more particularly described in the Charter.

“MIC Stock” shall mean the MIC Common Stock, the MIC Series 1 Preferred Stock and the MIC Series A Preferred Stock.

“MIC Stockholder Approval” shall mean the approval of the Charter Amendments and the Merger and the other transactions contemplated herein to which MIC is a party by the stockholders of MIC by the affirmative vote of at least a majority of all the votes entitled to be cast at the MIC Stockholder Meeting on each Charter Amendment and the Merger, respectively.

“MIC Stockholder Meeting” shall mean the meeting of the holders of MIC Common Stock for the purpose of seeking MIC Stockholder Approval, including any postponement or adjournment thereof.

“MIC Subsidiary” shall mean a subsidiary of MIC, including without limitation the Operating Partnership and its subsidiaries.

“MIC Voting Debt” shall mean any bonds, debentures, notes or other indebtedness of MIC or any MIC Subsidiary having general voting rights that are issued and outstanding (or convertible into securities having such rights).

“MIT Board” has the meaning set forth in the Recitals.

“MIT Equity Compensation Plan” shall mean MIT’s equity compensation plan, as in effect immediately prior to the Effective Time.

“Operating Partnership” has the meaning set forth in the Recitals.

“Order” means a judgment, order, injunction, award, decree, writ or other legally enforceable requirement of any Governmental Authority.

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“Person” means an individual, corporation, real estate investment trust, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Units” means the Series 1 Preferred Units and Series A Preferred Units together.

“Recitals” means the paragraphs immediately preceding this Article 1 that begin with “WHEREAS.”

“Representative” shall mean, with respect to a person, one or more of such person’s trustees, directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives when acting in such capacity and not when acting in any other capacity.

“SEC” has the meaning set forth in the Recitals.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 1 Preferred Shares” shall mean the Series 1 Convertible Redeemable Preferred Shares, par value $0.0001 per share, of MIT, as more particularly described in the Amended and Restated Declaration of Trust.

“Series A Preferred Shares” shall mean the Series A Convertible Redeemable Preferred Shares, par value $0.0001 per share, of MIT, as more particularly described in the Amended and Restated Declaration of Trust.

“Series 1 Preferred Units” shall have the meaning set forth in the Amended and Restated OP Agreement.

“Series A Preferred Units” shall have the meaning set forth in the Amended and Restated OP Agreement.

“Surviving Company” has the meaning set forth in Section 2.1.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or domestic or foreign taxing authority, including any income (net or gross), franchise, windfall or other profits, gross receipts, premiums, property (real or personal, tangible or intangible), escheat, unclaimed property, sales, use, value added, net worth, margins, assets, capital stock, business organization, commercial activity, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, leasing, lease, user, ad valorem, stamp, transfer, value-added, gains tax, license, recording, registration and documentation fees, severance, occupation, environmental, customs duties, disability, registration, alternative or add-on minimum, estimated tax, or other tax, or other like assessment, levy or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Representation Letter” shall mean a letter signed by an officer of MIC or MIT, respectively, and containing representations reasonably requested by Counsel for the purpose of obtaining the tax opinion from Counsel described in Section 6.1(f).

ARTICLE II
THE MERGER

2.1        Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, MIC shall merge with and into MIT in accordance with the terms of, and subject to the conditions set forth in, this Agreement and the MGCL and the Maryland REIT Law. Following the Merger, MIT shall continue as the surviving company (sometimes hereinafter referred to as the “Surviving Company”) and MIC shall cease to have a separate existence. MIT shall continue unaffected and unimpaired by the Merger, and, as the Surviving Company, it shall continue to be governed by the laws of the State of Maryland.

2.2        Effective Time. The parties shall cause the Merger to be consummated by filing Articles of Merger substantially in the form attached hereto as Exhibit C and meeting the requirements of the MGCL and the Maryland REIT Law (the “Articles of Merger”), with the Maryland SDAT. The Merger shall become effective at such date and time as the Articles of Merger are accepted for filing by the Maryland SDAT or on such later date and time (which

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date shall be at least one Business Day following the IPO Closing and shall not exceed thirty (30) days from the date the Articles of Merger are accepted for filing by the Maryland SDAT) as shall be agreed by MIC and MIT and specified in the Articles of Merger (such date and time the Merger becomes effective, the “Effective Time”).

2.3        Effects of the Merger. The Merger shall have the effects set forth in the MGCL and the Maryland REIT Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers, and franchises of MIC shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of MIC shall become the debts, liabilities, obligations and duties of the Surviving Company.

2.4        Organizational Documents. At the Effective Time and without any action on the part of any party, the Amended and Restated Declaration of Trust of MIT in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Surviving Company (the “Amended and Restated Declaration of Trust”) following the Merger, and the Amended and Restated Bylaws of MIT in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company (the “Amended and Restated Bylaws”), each until duly amended in accordance with applicable law.

2.5        Board of Trustees. From and after the Effective Time, the trustees of MIT in office immediately prior to the Effective Time shall be the trustees of the Surviving Company and shall continue to hold such office from the Effective Time until their respective successors are duly elected or appointed in the manner provided in the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws or as otherwise provided by law.

2.6        Officers. From and after the Effective Time, the officers of MIT in office immediately prior to the Effective Time shall be the officers of the Surviving Company and shall continue to hold such office from the Effective Time until their respective successors are duly elected or appointed in the manner provided in the Amended and Restated Declaration of Trust and the Amended and Restated Bylaws or as otherwise provided by law.

2.7        Effect of Merger. In consideration of the promises, covenants, and agreements contained in this Agreement, by virtue of the Merger and without any action on the part of any party, at the Effective Time:

            (a)         each share of MIC Common Stock (excluding any shares of MIC Common Stock described in (c) below) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one Class B Common Share, shall no longer be outstanding, shall be automatically cancelled and shall cease to exist, and each MIC Book Entry Share evidencing any share of MIC Common Stock issued and outstanding immediately prior to the Effective Time and each MIC Certificate representing any share of MIC Common Stock issued and outstanding immediately prior to the Effective Time, if any, shall thereafter represent only the right to receive an equivalent number of Class B Common Shares, subject to the receipt of cash for any fractional Class B Common Shares that would otherwise be issuable;

            (b)         each share of MIC Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the applicable MIC Preferred Stock Merger Consideration, shall no longer be outstanding, shall automatically be cancelled, and shall cease to exist, and each MIC Book Entry Share evidencing any share of MIC Series A Preferred Stock or MIC Series 1 Preferred Stock issued and outstanding immediately prior to the Effective Time and each MIC Certificate representing any share of MIC Series A Preferred Stock or MIC Series 1 Preferred Stock issued and outstanding immediately prior to the Effective Time, if any, shall thereafter represent only the right to receive the MIC Preferred Stock Merger Consideration;

            (c)         each share of MIC Common Stock issued and outstanding immediately prior to the Effective Time that is held by any MIC Subsidiary wholly-owned by MIC shall no longer be outstanding, shall automatically be cancelled without payment of any consideration therefor, shall not be entitled to any consideration by virtue of the Merger, and shall cease to exist; and

            (d)         each Common Share issued and outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger.

2.8        Assumption of Warrants.

            (a)         At the Effective Time, automatically and without any action on the part of the holder thereof, the Surviving Company shall assume each MIC Common Stock Warrant remaining outstanding immediately prior to the

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Effective Time and each such MIC Common Stock Warrant shall become a warrant to purchase that number of Class B Common Shares (or if exercised after the conversion of the Class B Common Shares, Common Shares) equal to the number of shares of MIC Common Stock that would have been issuable upon the exercise of such MIC Common Stock Warrant at an exercise price per share equal to the per share exercise price of such MIC Common Stock Warrant, and otherwise upon the same terms and conditions, as set forth in the applicable warrant agreement. Other than as described in the immediately preceding sentence, each such MIC Common Stock Warrant, so assumed, shall continue to have, and shall be subject to, the same terms and conditions as applied to the underlying MIC Common Stock Warrant immediately prior to the Effective Time.

            (b)         The Surviving Company shall take all company actions necessary to reserve for issuance a sufficient number of Class B Common Shares (and Common Shares) for delivery upon exercise of the MIC Common Stock Warrants assumed by the Surviving Company pursuant to Section 2.8(a).

2.9        Treatment of MIC Equity Awards. At the Effective Time, each unvested, partially vested or fully vested MIC Equity Award, if any, shall be converted into an award under the MIT Equity Compensation Plan with respect to a number of Class B Common Shares (or if exercised or vested after the conversion of the Class B Common Shares, Common Shares) (rounded down to the nearest whole share) equal to the number of shares of MIC Common Stock underlying the converted MIC Equity Award. Such award shall continue to be subject to the same vesting and other terms and conditions as were in effect immediately prior to the Effective Time, except as otherwise expressly amended. No fractional Class B Common Share shall be issued with respect to MIC Equity Awards that have been converted pursuant to this Section 2.9. Any holder of MIC Equity Awards otherwise entitled to receive a fractional Class B Common Share but for this Section 2.9 shall be entitled to receive a cash payment in accordance with the provisions of Section 2.11, without duplication. Any cash payment pursuant to this Section 2.9 shall, to the extent determined by the MIC Board (or an authorized committee thereof) be subject to appropriate withholding for Taxes in accordance with Section 2.12, without duplication. As promptly as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the MIC Board (or an authorized committee thereof) shall adopt such resolutions and take such other actions as the MIC Board (or such committee) determines may be required to effect the provisions of this Section 2.9. Any MIC Equity Award that vests upon the consummation of the Merger shall, at the Effective Time, receive the same treatment as MIC Common Stock pursuant to this Agreement. Any vesting of such MIC Equity Awards upon the consummation of the Merger shall be subject to appropriate withholding for Taxes in accordance with Section 2.12, without duplication.

2.10      Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Effective Time, the Exchange and Paying Agent shall mail to each holder of record of a MIC Certificate or MIC Book Entry Share immediately prior to the Effective Time a form of letter of transmittal (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the MIC Certificates or MIC Book Entry Shares shall pass, only upon proper delivery of the MIC Certificates (or affidavits of loss in lieu thereof) or transfer of any MIC Book Entry Shares to the Exchange and Paying Agent) and instructions for use in effecting the surrender of the MIC Certificates or the transfer of MIC Book Entry Shares in exchange for the applicable Merger Consideration. Upon proper surrender of a MIC Certificate (or affidavits of loss in lieu thereof) or transfer of any MIC Book Entry Share for exchange and cancellation to the Exchange and Paying Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such MIC Certificate or MIC Book Entry Share shall be entitled to receive in exchange therefor the applicable Merger Consideration and such MIC Certificate or MIC Book Entry Share so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of the MIC Certificates or MIC Book Entry Shares on the Merger Consideration payable upon the surrender of the MIC Certificates or transfer of MIC Book Entry Shares.

2.11      No Fractional Shares. Notwithstanding any other provision of this Agreement to the contrary, no fractional Class B Common Shares or Preferred Shares shall be issued in connection with the exchange of MIC Common Stock or MIC Preferred Stock or of an MIC Equity Award pursuant to this Agreement. Any holder of shares of MIC Common Stock, MIC Preferred Stock or MIC Equity Award otherwise entitled to receive a fractional Class B Common Share or Preferred Share but for this Section 2.11 shall be entitled to receive, upon surrender of: (a) such MIC Common Stock (or, in the case of an MIC Equity Award, upon the Effective Time without the need for any action by the holder of such MIC Equity Award) and to the extent determined by the MIC Board (or an authorized committee thereof), a cash payment, without interest, in lieu of any fractional share, in an amount rounded to the nearest whole cent equal to the product obtained by multiplying (i) the fractional share interest

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(rounded to the nearest thousandth when expressed in decimal form) to which such holder (after taking into account all MIC Common Stock held at the Effective Time by such holder) would otherwise be entitled by (ii) the IPO Price Per Share; and (b) such MIC Preferred Stock and to the extent determined by the MIC Board (or an authorized committee thereof), a cash payment, without interest, in lieu of any fractional share, in an amount rounded to the nearest whole cent equal to the product obtained by multiplying (i) the fractional share interest (rounded to the nearest thousandth when expressed in decimal form) to which such holder (after taking into account all MIC Preferred Stock held at the Effective Time by such holder) would otherwise be entitled by (ii) (A) the stated value of such MIC Preferred Stock, plus (B) accrued and unpaid dividends, if any, through and including the most recently completed quarter prior to the Effective Time, without interest. No holder of MIC Common Stock or MIC Preferred Stock shall be entitled by virtue of the right to receive cash in lieu of fractional Class B Common Shares or Preferred Shares described in this Section 2.11 to any dividends, voting rights or any other rights in respect of any fractional Class B Common Share or Preferred Shares. The payment of cash in lieu of fractional Class B Common Shares or Preferred Shares is not a separately bargained-for-consideration and solely represents a mechanical rounding-off of the fractions in the exchange.

2.12      Withholding Rights. Each Person making any payment, transfer or distribution, or vesting any property, pursuant to this Agreement or otherwise with respect to the Merger, shall be entitled to deduct and withhold from any amounts or property otherwise paid, transferred, distributed or vested (or portions thereof) as it determines it is required to deduct and withhold with respect to the making of such payment, transfer or distribution, or vesting of such property, under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Law. Except to the extent precluded by Law or not permitted under the terms of an agreement binding on the applicable withholding party, in the case of a noncash payment or distribution or the vesting of any property, the applicable withholding party may collect the amount required to be withheld by reducing to cash (including, for the avoidance of doubt, through the redemption of Class B Common Shares or Preferred Shares by MIT) for remittance to the appropriate Governmental Authority a sufficient portion of the property that the recipient would otherwise receive or own (or already owns), if the cash portion of any such payment or distribution is not sufficient to cover the withholding liability, all on behalf of the recipient Person, and the recipient Person will bear any brokerage or other costs for this withholding procedure. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by any Person, such withheld amounts shall be treated for all purposes as having been distributed, paid or otherwise included in income to the Person in respect of which such deduction and withholding was made. To the extent shares are reduced to cash to satisfy any withholding obligation, only a whole number of shares will be reduced to cash, and the Person in respect of which the deduction and withholding was made shall receive as of the Effective Time the excess cash over the withholding obligation as a cash payment, without interest.

2.13      Operating Partnership Units Transfer.

             (a)         As a result of the Merger, at the Effective Time, by operation of law and without any action on the part of MIT or MIC, MIT will acquire all of the Common Units and Preferred Units formerly held by MIC (it being understood that such Preferred Units shall no longer include any distribution arrearage to the extent the corresponding dividend arrearage has been paid to the holders of the MIC Preferred Stock at the Effective Time) and will be admitted as the sole general partner of the Operating Partnership pursuant to the Amended and Restated OP Agreement.

             (b)         All Common Units held by MIC (and acquired by MIT) and the Limited Partners prior to the Effective Time shall be converted to Class B Common Units at the Effective Time. All other Partnership Interests (as defined in the Amended and Restated OP Agreement) issued and outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger (except that to the extent such Partnership Interests represent the right to receive Common Units or Common Shares, they shall not be entitled to be converted or exercised until such time as the Class B Common Units or Class B Common Shares, as applicable, are converted into Common Units or Common Shares, as applicable).

             (c)         MIC and MIT hereby represent and warrant that the Merger and transactions contemplated hereby satisfy the terms of Section 11.2 of the Amended and Restated OP Agreement in respect of the transfer of a general partner’s Partnership Interest (as such term is defined therein) and Section 12.1 of the Amended and Restated OP Agreement in respect of admission of a successor general partner.

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            (d)         MIT hereby further represents and warrants that, as successor General Partner (as such term is defined in the Amended and Restated OP Agreement), it shall abide by the terms and conditions of the Amended and Restated OP Agreement.

2.14      No Further Ownership Rights and Interests.

            (a)         From and after the Effective Time, all consideration paid upon conversion of the MIC Stock in accordance with this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the interests cancelled.

            (b)         From and after the Effective Time, there shall be no transfers on the stock transfer books of MIC of the shares of MIC Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of MIC Certificates or MIC Book Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such MIC Stock except as otherwise provided in this Agreement or by applicable law. If, after the Effective Time, MIC Certificates or MIC Book Entry Shares are presented to the Surviving Company for any reason, they shall be cancelled and exchanged as provided in this Agreement.

2.15      Tax Treatment. It is intended by all parties that, for United States federal income tax purposes: (a) the Merger shall qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and each of MIC and MIT are parties to such reorganization under Section 368(b) of the Code and the Treasury Regulations promulgated thereunder; (b) this Agreement be, and is hereby adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Section 1.368-2(g); (c) the Merger shall be treated as providing for “fixed consideration” and be governed by the “signing date rule” as described in Treasury Regulations Sections 1.368-1(e)(2) and (7), and the value of the Class B Common Shares as of the pre-signing date (within the meaning of and principles of Treasury Regulations Sections 1.368-1(e)(2)(i), (e)(2)(ii)(B)(2), (e)(2)(iv), and (e)(7)) shall be no less than $11.75; and (d) the cash portion of the MIC Preferred Stock Merger Consideration (other than cash paid in lieu of fractional shares) constitutes and shall be treated as a distribution under Section 301 of the Code made by MIC at or immediately before the Effective Time in accordance with and under the principles of Treasury Regulations Sections 1.301-1(j), 1.305-5(d)(Example 1), 1.305-7, and 1.356-1(f).

2.16      Dissenters Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or any of the other transactions contemplated hereby.

2.17      No Liability. Notwithstanding anything in this Agreement to the contrary, none of MIC, MIT or any other Person shall be liable to any former holder of MIC Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

ARTICLE III
IPO PROCEEDS CONTRIBUTION

3.1        IPO Proceeds Contribution. As set forth in Section 12.1 of the Amended and Restated OP Agreement and following the principles of Section 4.3.E of the Amended and Restated OP Agreement, on the Effective Date and following the Effective Time, MIT shall contribute to the Operating Partnership (a) the gross proceeds of the IPO after deducting underwriting discounts and commissions and certain offering expenses payable by MIT as reflected on the settlement statement at the IPO Closing, as reduced by the amount of the aggregate cash Merger Consideration payable pursuant to this Agreement and (b) other proceeds previously received by MIT in connection with the issuance of Common Shares prior to the IPO and, in exchange therefor, the Operating Partnership shall issue to MIT one Common Unit for each Common Share outstanding as of the time immediately prior to the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1        Representations and Warranties of MIC. Except as set forth in the MIC SEC Documents (excluding any risk factor disclosure and disclosure of risks or other matters included in any “forward looking statements” disclaimer or other statements that are cautionary, predictive or forward looking in nature), provided that the applicability of any such document to any representation or warranty is reasonably apparent on its face, and that the disclosure in such MIC SEC Documents shall not be deemed to qualify any representation or warranty contained in Section 4.1(b), MIC represents and warrants to MIT that:

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(a)         Organization and Qualification; Subsidiaries.

(i)         MIC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. MIC is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those failures to be so qualified or licensed or to be in good standing as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(ii)        MIC has delivered or made available to MIT, prior to the execution of this Agreement, a true, correct and complete list of the MIC Subsidiaries, together with (i) the jurisdiction of organization or incorporation, as the case may be, of each MIC Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by MIC in each MIC Subsidiary and the name of the holder of each such interest, (iii) the names of and the type of and percentage of interest held by any person other than MIC or an MIC Subsidiary in each MIC Subsidiary, and (iv) the classification for U.S. federal income tax purposes of each MIC Subsidiary. Each MIC Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its organization and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and assets and to carry on its business as it is now being conducted, except for those failures to be duly organized, validly existing and in good standing or to have such power and authority as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect. Each MIC Subsidiary is duly qualified or licensed to do business and is in good standing (to the extent applicable) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those failures to be so qualified or licensed or to be in good standing as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect. MIC has made available to MIT correct and complete copies of the constituent organizational or governing documents of each MIC Subsidiary, as in effect on the date of this Agreement. Each MIC Subsidiary is in compliance in all material respects with the terms of its constituent organizational or governing documents, except for such instances of non-compliance, individually or in the aggregate, as have not had, and would not reasonably be expected to have, a material adverse effect.

(b)         Capitalization.

(i)         The authorized capital stock of MIC consists of (A) 98,999,000 shares of MIC Common Stock, (B) 1,000,000 shares of preferred stock, $0.0001 par value per share, of which 97,000 shares have been designated as shares of MIC Series 1 Preferred Stock, and 50,000 shares have been designated as shares of MIC Series A Preferred Stock, and (C) 1,000 shares of non-voting, non-participating convertible stock, $0.0001 par value per share. As of the date hereof, (A) 7,762,375 shares of MIC Common Stock were issued and outstanding, (B) 39,811 shares of MIC Series 1 Preferred Stock were issued and outstanding, (C) 2,862 shares of MIC Series A Preferred Stock were issued or outstanding, (D) 1,702,128 shares of MIC Common Stock were reserved for issuance upon exercise of outstanding warrants, and (E) 500,000 shares of MIC Common Stock were reserved for issuance to officers and other employees of MIC pursuant to the MIC Equity Compensation Plan, pursuant to which options to purchase no shares are granted and outstanding and 500,000 shares are available for future grant. All of the issued and outstanding shares of MIC Stock are duly authorized, validly issued, fully paid and non-assessable. There is no MIC Voting Debt issued and outstanding. Except as otherwise set forth in this Section 4.1(b)(i) and other than the MIC Common Stock Warrants, there are no (A) options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind, including any stockholder rights plan, relating to any MIC Stock, obligating MIC or any MIC Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any MIC Stock or MIC Voting Debt or securities convertible into or exchangeable for such interests, or obligating MIC or any MIC Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment or (B) outstanding contractual obligations of MIC or any MIC Subsidiary to repurchase, redeem or otherwise acquire any shares of MIC Stock, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in MIC or any MIC Subsidiary.

(ii)       There are no voting trusts or other agreements to which MIC or any MIC Subsidiary is a party with respect to the voting of MIC Stock. Neither MIC nor any MIC Subsidiary has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its capital stock or the capital stock of any of its subsidiaries.

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(iii)      As of the date hereof, the partners of the Operating Partnership, and the number of partnership units held by each such partner in the Operating Partnership, are as follows: MIC, as general partner, holds 7,762,375 Common Units, 2,862 Series A Preferred Units, and 39,811 Series 1 Preferred Units; Color Up, LLC, a Delaware limited liability company, as limited partner, holds 7,495,090 Common Units; HSCP Strategic III, L.P., a Delaware limited partnership, as limited partner, holds 1,702,128 Common Units and 425,532 Class A Units; the executive officers of MIC, as limited partners, hold in aggregate 1,500,000 Performance Units subject to certain vesting requirements; and the directors and executive officers of MIC, as limited partners, hold in aggregate 282,027 LTIP Units subject to certain vesting requirements.

(c)         Authorization; Validity of Agreement; MIC Action. MIC has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of MIC Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery by MIC of this Agreement, the performance and compliance by MIC with each of its obligations hereunder and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by the MIC Board and no other corporate action on the part of MIC, pursuant to the MGCL or otherwise, is necessary to authorize the execution and delivery by MIC of this Agreement, and the consummation by it of the transactions contemplated hereby, subject, in the case of the Merger, to the receipt of MIC Stockholder Approval and the filing of the Articles of Merger with, and acceptance for record by, the Maryland SDAT. This Agreement has been duly executed and delivered by MIC and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a legal, valid and binding obligation of MIC enforceable against MIC in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)         MIC Board Approval. The MIC Board has unanimously (i) duly and validly authorized the execution and delivery of this Agreement and approved, adopted and declared advisable this Agreement, the Charter Amendments, the Merger and the other transactions contemplated hereby, (ii) directed that the Charter Amendments, the Merger and the other transactions contemplated hereby be submitted for consideration at the MIC Stockholder Meeting, and (iii) resolved to recommend that the holders of shares of MIC Common Stock vote in favor of the approval of the Charter Amendments, the Merger and the other transactions contemplated hereby and to include such recommendation in the Joint Proxy Statement, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way.

(e)         Consents and Approvals; No Violations. None of the execution and delivery of this Agreement by MIC, the performance of or compliance with this Agreement, the consummation by MIC of the Merger or any other transactions contemplated hereby or compliance by MIC with any of the provisions of this Agreement will (i) assuming receipt of MIC Stockholder Approval, conflict with, result in any breach of or violate any provision of the Charter or Bylaws or the comparable organizational or governing documents of any MIC Subsidiary, (ii) require any filing by MIC or any MIC Subsidiary with, or the obtaining of any permit, authorization, consent or approval of any Governmental Authority (except for (w) the filing with the SEC of (A) the Joint Proxy Statement and of the Form S-4 and the declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, any applicable requirements of the Exchange Act and the Securities Act, (x) any filings as may be required under the MGCL or the Maryland REIT Law in connection with the Merger, (y) such filings with the SEC as may be required to be made by MIC in connection with this Agreement and the Merger or (z) such filings as may be required in connection with state and local transfer taxes), (iii) require any consent or approval under, result in any modification, violation or breach of, or any loss of any benefit or increase in any cost or obligation of MIC or any MIC Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a lien on any property or asset of MIC or any MIC Subsidiary pursuant to, any of the terms, conditions or provisions of any MIC agreement or MIC Lease or (iv) violate any order, writ, injunction, decree or Law applicable to MIC or any of its properties or assets; except in respect of clauses (ii), (iii) or (iv) where (1) such failures to obtain such permits, authorizations, consents or approvals, (2) such failures to make such filings or (3) such failures to obtain such consents or approvals or any such modifications, violations, breaches, losses, increases, defaults, terminations, accelerations, cancellations, rights or liens have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

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   4.2     Representations and Warranties of MIT. MIT represents and warrants to MIC that:

(a)         Organization and Qualification. MIT is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite trust power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. MIT is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those failures to be so qualified or licensed or to be in good standing as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(b)         Capitalization. As of the date hereof, the authorized shares of beneficial interest of MIT consist of 1,000,000 Common Shares, of which 1,000 Common Shares are issued and outstanding. All of the issued and outstanding Common Shares are duly authorized, validly issued, fully paid and non-assessable. Prior to the Effective Time, the authorized shares of beneficial interest of MIT shall consist of (A) 500,000,000 Common Shares, (B) 20,000,000 Class B Common Shares, and (C) 80,000,000 preferred shares of beneficial interest of which up to 97,000 shares will be designated as Series 1 Preferred Shares, and up to 50,000 shares will be designated as Series A Preferred Shares. When issued in the Merger, all of the Class B Common Shares and Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding bonds, debentures, notes or other indebtedness of MIT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of Common Shares may vote. There are no voting trusts or other agreements to which MIT is a party with respect to the voting of the Common Shares. MIT has not granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its shares of beneficial interest.

(c)         Authorization; Validity of Agreement; MIT Action. MIT has all necessary trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MIT, the performance and compliance by MIT with its obligations hereunder, and the consummation by MIT of the transactions contemplated hereby, have been duly and validly authorized by all necessary trust action, and no other trust action on the part of MIT, pursuant to the Maryland REIT Law or otherwise, is necessary to authorize the execution and delivery by MIT of this Agreement, and the consummation by each of the transactions contemplated hereby, subject, with respect to the Merger and the filing of the Articles of Merger with, and acceptance for record by, the Maryland SDAT. This Agreement has been duly executed and delivered by MIT and, assuming due and valid authorization, execution and delivery hereof by it, is a legal, valid and binding obligation of MIT enforceable against it in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)         MIT Approval. The MIT Board has unanimously (i) duly and validly authorized the execution and delivery of this Agreement and approved, adopted and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, and (ii) recommended that its sole shareholder vote in favor of approval of the Merger, including the issuance of Class B Common Shares and Preferred Shares in the Merger as contemplated by this Agreement, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way. MIT’s sole shareholder has approved the Merger and the issuance of Class B Common Shares and Preferred Shares in the Merger.

(e)         Consents and Approvals; No Violations. None of the execution and delivery of this Agreement by MIT, the performance of or compliance with this Agreement by MIT, the consummation by MIT of the Merger or any other transaction contemplated hereby or compliance by MIT with any of the provisions of this Agreement will (i) conflict with, result in any breach of or violate any provision of the Existing Declaration of Trust or Bylaws or the Amended and Restated Declaration of Trust or Amended and Restated Bylaws, (ii) require any filing by MIT with, or the obtaining of any permit, authorization, consent or approval of any Governmental Authority (except for (v) the filing with the SEC of (A) the Joint Proxy Statement and of the Form S-4 and the declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, any applicable requirements of the Exchange Act and the Securities Act, (w) any filings as may be required under the MGCL or the Maryland REIT Law in connection with the Merger, (x) such filings with the SEC as may be required to be made by MIT in connection with this Agreement and the Merger, (y) such filings as may be required under the rules and regulations of the New

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York Stock Exchange in connection with this Agreement or the Merger or (z) such filings as may be required in connection with state and local transfer taxes), or (iii) violate any order, writ, injunction, decree or law applicable to MIT, or any of its properties or assets; except in respect of clauses (ii) or (iii) where (1) such failures to obtain such permits, authorizations, consents or approvals, (2) such failures to make such filings or (3) such failures to obtain such consents or approvals have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

ARTICLE V

COVENANTS

   5.1     Preparation of Form S-4 and Joint Proxy Statement; Stockholder Approvals.

(a)         As promptly as reasonably practicable following the date of this Agreement, (i) MIT and MIC shall jointly prepare and cause to be filed with the SEC as part of the Form S-4 the Joint Proxy Statement in preliminary form relating to the MIC Stockholder Meeting, and (ii) MIT shall prepare (with MIC’s reasonable cooperation) and cause to be filed with the SEC, the Form S-4 for the registration under the Securities Act of the Class B Common Shares, and if necessary, the Preferred Shares, to be issued in connection with the Merger. Each of MIC and MIT shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (C) keep the Form S-4 effective for so long as necessary to complete the Merger unless this Agreement is terminated pursuant to Section 6.1. Each of MIC and MIT shall furnish all information concerning itself, its affiliates and the holders of its shares of beneficial interest or other equity interests to the other and provide such other assistance as may be reasonably requested by the other in connection with the preparation, filing and distribution of the Form S-4 and the Joint Proxy Statement and shall provide to their and each other’s counsel such representations as are reasonably necessary to render the opinions required to be filed therewith. The Form S-4 and the Joint Proxy Statement shall include all information reasonably requested by such other party to be included therein. Each of MIC and MIT shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or the Joint Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 or the Joint Proxy Statement received from the SEC and advise the other party of any oral comments with respect to the Form S-4 or the Joint Proxy Statement received from the SEC. Each of MIC and MIT shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Joint Proxy Statement, and MIT shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments from the SEC with respect thereto, each of MIC and MIT shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response). MIT shall advise MIC, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the registration or qualification of the Class B Common Shares or Preferred Shares issuable in connection with the Merger for offering or sale in any jurisdiction, and MIT and MIC shall use their reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. MIT shall also take any other action reasonably required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the issuance of the Class B Common Shares or Preferred Shares in the Merger, and MIC shall furnish all information concerning MIC and the holders of the Class B Common Shares and Preferred Shares as may be reasonably requested in connection with any such actions.

(b)         If, at any time prior to the receipt of MIC Stockholder Approval, any information relating to MIC or MIT, or any of their respective affiliates, should be discovered by MIC or MIT which, in the reasonable judgment of MIC or MIT, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and MIC and MIT shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 or the Joint Proxy Statement and, to the extent required by law, in disseminating the information contained in

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such amendment or supplement to holders of the MIC Common Stock. Nothing in this Section 5.1(b) shall limit the obligations of any party under Section 5.1(a). For purposes of this Section 5.1, any information concerning or related to MIC, the MIC Subsidiaries or the MIC Stockholder Meeting will be deemed to have been provided by MIC, and any information concerning or related to MIT and its subsidiaries will be deemed to have been provided by MIT.

(c)         As promptly as reasonably practicable following the date of this Agreement, MIC shall, in accordance with applicable law and its governing documents, establish a record date for, duly call, give notice of, convene and hold the MIC Stockholder Meeting. MIC shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the holders of the MIC Common Stock entitled to vote at the MIC Stockholder Meeting and to hold the MIC Stockholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. MIC shall include the MIC Board Recommendation in the Joint Proxy Statement and shall use its reasonable best efforts to obtain the MIC Stockholder Approval. Notwithstanding the foregoing provisions of this Section 5.1(c), if, on a date for which the MIC Stockholder Meeting is scheduled, MIC has not received proxies representing a sufficient number of shares of MIC Common Stock to obtain the MIC Stockholder Approval, whether or not a quorum is present, MIC shall have the right to make one or more successive postponements or adjournments of the MIC Stockholder Meeting.

(d)         MIC will use its reasonable best efforts to hold the MIC Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement.

5.2        Charter Amendments. Immediately prior to the MIC Stockholder vote on the Merger and subject to the approval of the Charter Amendments by the MIC stockholders, MIC will file Amendment No. 1 to the Charter with the Maryland SDAT to be effective immediately upon filing. Immediately prior to the Effective Time, MIC will file Amendment No. 2 to the Charter with the Maryland SDAT to be effective immediately upon filing.

5.3        Amendment of Declaration of Trust. Immediately prior to the effective date of the IPO Registration Statement, MIT will file the Amended and Restated Declaration of Trust with the Maryland SDAT, substantially in the form to be attached as an exhibit to the IPO Registration Statement, to among other things provide for the authorization of Class B Common Shares and the Preferred Shares.

5.4        Amendment to Amended and Restated OP Agreement. Effective as of the Effective Date, the partners of the Operating Partnership shall amend and restate the Amended and Restated OP Agreement, substantially in the form to be attached as an exhibit to the IPO Registration Statement.

5.5        Section 16 Matters. Prior to the Effective Time, MIC and MIT shall, as applicable, take all steps necessary to cause any dispositions of MIC Common Stock or acquisitions of Class B Common Shares (including derivative securities with respect to MIC Common Stock or Class B Common Shares, as applicable) resulting from the Merger or the other transactions by each person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MIC to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent applicable.

5.6        Deregistering of MIC Common Stock. MIC shall use its reasonable best efforts to cause the MIC Common Stock to be de-registered under the Exchange Act promptly following the Effective Time.

5.7        Certain Tax Matters.

            (a)    Each of MIC and MIT shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under, and within the meaning of, Section 368(a) of the Code, and otherwise in accordance with Section 2.15. Each party agrees to report for all Tax purposes in a manner consistent with, and not otherwise take any U.S. federal income tax position inconsistent with, Section 2.15 unless otherwise required by applicable Law or as required pursuant to a “determination” within the meaning of Section 1313 of the Code. Each party agrees to promptly notify the other in writing of any challenge to the intended tax treatment by any Governmental Authority (with such notice including a copy of any such challenge).

            (b)   Each of MIC and MIT shall deliver to Counsel at such time or times as requested by Counsel the Tax Representation Letters. Each of MIC and MIT shall cooperate with one another and provide such other information as reasonably requested by Counsel for the purpose of rendering the opinion described in Section 6.1(f).

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 ARTICLE VI
CONDITIONS

6.1        Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and to consummate the transactions contemplated hereby shall be subject to the satisfaction or (to the extent permitted by applicable Law) waiver in writing by MIC and MIT, on or prior to the Effective Time, of each of the following conditions:

(a)    Representations and Warranties. (i) The representations and warranties set forth in Section 4.1 and Section 4.2 shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality or a material adverse effect) as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent such representations and warranties are explicitly made as of an earlier date, in which case as of such earlier date), and (ii) each of the other representations and warranties of MIC and MIT contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent such representations and warranties are explicitly made as of an earlier date, in which case as of such earlier date), except in the case of clause (ii) where such failure(s) to be true and correct (without giving effect to any materiality or material adverse effect qualifications set forth therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on MIC or MIT, as applicable.

(b)     Stockholder Approvals. MIC shall have obtained MIC Stockholder Approval.

(c)     Statutes; Court Orders. No statute, rule or regulation shall have been enacted, promulgated or enforced by any Governmental Authority of competent jurisdiction applicable to the Merger, any of the other transactions contemplated hereby or the issuance of the Class B Common Shares or Preferred Shares in the Merger, which prohibits or makes illegal the consummation of the Merger, any of the other transactions contemplated hereby or the issuance of the Class B Common Shares or Preferred Shares in the Merger, and there shall be no temporary, preliminary or permanent Order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Merger, any of the other transactions contemplated hereby or the issuance of the Class B Common Shares or Preferred Shares in the Merger.

(d)     Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.

(e)     IPO Closing. The IPO Closing shall have occurred at least one Business Day prior to the Effective Date.

(f)      Opinion of Counsel. Each of MIC and MIT shall have received the written opinion of Counsel, dated as of the Effective Date, to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Counsel shall be entitled to rely upon the representations contained in the Tax Representation Letters referred to in Section 5.7(b).

ARTICLE VII

MISCELLANEOUS

7.1        Termination of Agreement. This Agreement shall be terminated and of no further force and effect on (i) June 30, 2023 if the IPO Closing shall have not occurred prior to such date, or (ii) by mutual written agreement of MIT and MIC; provided, however, that this Agreement may not be terminated following the pricing of the IPO unless the IPO Closing does not occur following such pricing in accordance with the terms of the underwriting agreement to be entered into between MIT and the underwriters in the IPO.

7.2        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland without regard to any conflicts of law provisions that would result in the application of the laws of any other jurisdiction.

7.3        Further Actions. Each of the parties will take all such lawful action as may be necessary or appropriate to effect the transactions described in this Agreement. If at any time the Surviving Company considers or is advised

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that any further assignment, assurance or other action is necessary or desirable to vest in the Surviving Company the title to any property or right of MIC or otherwise to carry out the purposes of this Agreement, the proper officers or Representatives of MIC will execute and make all such proper assignments or assurances and take such other actions. The proper officers or Representatives of the Surviving Company are authorized in the name of the Surviving Company, MIC or otherwise, to take any and all such action.

7.4        Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.5        Counterparts. For the convenience of the parties hereto, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument. Counterparts may be delivered via facsimile, email (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MOBILE INFRASTRUCTURE CORPORATION

By:	/s/ Stephanie Hogue
Stephanie Hogue
President and Chief Financial Officer

MOBILE INFRASTRUCTURE TRUST

By:	/s/ Stephanie Hogue
Stephanie Hogue
President and Chief Financial Officer

[Signature Page to MIT and MIC Amended and Restated Agreement and Plan of Merger]

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Acknowledged and Agreed to:

THE OPERATING PARTNERSHIP MOBILE INFRA OPERATING PARTNERSHIP, L.P.
By: Mobile Infrastructure Corporation, its sole general partner

By:	/s/ Stephanie Hogue
Stephanie Hogue
President and Interim Chief Financial Officer

LIMITED PARTNERS OF THE OPERATING PARTNERSHIP

COLOR UP, LLC

By:	/s/ Manuel Chavez III
Manuel Chavez III
Chief Executive Officer

HSCP STRATEGIC III, L.P.

By:	/s/ Jeffrey B. Osher
Jeffrey B. Osher
Managing Member

Signature Page to MIT and MIC Amended and Restated Agreement and Plan of Merger

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MANUEL CHAVEZ III

/s/ Manuel Chavez III

STEPHANIE L. HOGUE

/s/ Stephanie L. Hogue

JEFFREY B. OSHER

/s/ Jeffrey B. Osher

LORRENCE T. KELLAR

/s/ Lorrence T. Kellar

DANICA HOLLEY

/s/ Danica Holley

DAMON JONES

/s/ Damon Jones

SHAWN NELSON

/s/ Shawn Nelson

Signature Page to MIT and MIC Amended and Restated Agreement and Plan of Merger

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EXHIBIT A

FORM OF AMENDMENT NO. 1 TO THE CHARTER

MOBILE INFRASTRUCTURE CORPORATION

ARTICLES OF AMENDMENT

Mobile Infrastructure Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Section 11.3 of the Charter in its entirety and inserting in lieu thereof:

“Section 11.3 Reserved.”

SECOND: The foregoing amendment has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by the Charter and applicable law.

THIRD: There has been no change in the authorized stock of the Corporation effected by the foregoing amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective immediately upon filing with SDAT.

The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this ________ of _______, 2022.

ATTEST:		MOBILE INFRASTRUCTURE CORPORATION

By:
Name: Stephanie Hogue		Name: Manuel Chavez III
Title: Secretary		Title: Chief Executive Officer

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EXHIBIT B

FORM OF AMENDMENT NO. 2 TO THE CHARTER

MOBILE INFRASTRUCTURE CORPORATION

ARTICLES OF AMENDMENT

Mobile Infrastructure Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the definitions of “Roll-Up Entity” and “Roll-Up Transaction” in Article IV of the Charter in their entirety.

SECOND: The Charter is hereby further amended by deleting Article XIV (“Roll-Up Transactions”) of the Charter in its entirety.

THIRD: The foregoing amendments have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by the Charter and applicable law.

FOURTH: There has been no change in the authorized stock of the Corporation effected by the foregoing amendments to the Charter as set forth above.

FIFTH: These Articles of Amendment shall become effective at [____] [a][p].m. Eastern Time on __________, 2022.

The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this ________ of _______, 2022.

ATTEST:		MOBILE INFRASTRUCTURE CORPORATION

By:
Name: Stephanie Hogue		Name: Manuel Chavez III
Title: Secretary		Title: Chief Executive Officer

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EXHIBIT C

FORM OF ARTICLES OF MERGER

ARTICLES OF MERGER

OF

MOBILE INFRASTRUCTURE CORPORATION

(a Maryland corporation)

WITH AND INTO

MOBILE INFRASTRUCTURE TRUST

(a Maryland real estate investment trust)

Mobile Infrastructure Corporation, a Maryland corporation (the “Merging Corporation”), and Mobile Infrastructure Trust, a Maryland real estate investment trust (the “Surviving Entity”), do hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) as follows:

FIRST: The Merging Corporation and the Surviving Entity agree to effect a merger (the “Merger”) of the Merging Corporation with and into the Surviving Entity, upon the terms and conditions set forth herein and in that certain Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2022 (the “Merger Agreement”), by and between the Merging Corporation and the Surviving Entity.

SECOND: The Surviving Entity is a Maryland real estate investment trust and shall survive the Merger as the successor entity. The principal office in Maryland of the Surviving Entity is located in Baltimore County.

THIRD: The Merging Corporation is a Maryland corporation. The principal office of the Merging Corporation in the State of Maryland is located in Baltimore City. The Merging Corporation owns no interest in land in the State of Maryland.

FOURTH: The Merger was advised, authorized and approved by the Surviving Entity in the manner and by the vote required by the laws of the State of Maryland and its declaration of trust as follows:

(a)        The board of trustees of the Surviving Entity approved and adopted by unanimous written consent a resolution declaring that the Merger was advisable and directing that it be submitted to its then sole shareholder of the Surviving Entity for its consideration.

(b)        The Merger was duly approved by written action of the sole shareholder of the Surviving Entity.

FIFTH: The Merger was advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Maryland and its charter as follows:

(a)        The board of directors of the Merging Corporation adopted resolutions at a duly called meeting of the board of directors at which a quorum of the members of the board of directors was present, approving the Merger on the terms and subject to the conditions set forth in the Merger Agreement, and directing that the Merger be submitted for consideration by the stockholders of the Merging Corporation entitled to vote thereon.

(b)       The Merger was approved by the affirmative vote of at least a majority of all the votes entitled to be cast by the stockholders of the Merging Corporation at a special meeting of stockholders of Merging Corporation.

SIXTH: The total number of shares of beneficial interest which the Surviving Entity has the authority to issue is 600,000,000 shares, consisting of 500,000,000 common shares, $0.0001 par value per share (the “Surviving Entity Common Shares”), 20,000,000 Class B common shares, $0.0001 par value per share (“Surviving Entity Class B Common Shares”), and 80,000,000 preferred shares, $0.0001 par value per share, of which 97,000 shares have been designated as Series 1 Convertible Redeemable Preferred Shares, par value $0.0001 per share (“Surviving Entity Series 1 Preferred Shares”), and 50,000 shares have been designated as Series A Convertible Redeemable Preferred Shares, par value $0.0001 per share (“Surviving Entity Series A Preferred Shares”). The aggregate par value of all the shares of all classes having par value is $60,000.

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SEVENTH: The total number of shares of all classes of stock that the Merging Corporation has authority to issue is 100,000,000, consisting of 98,999,000 shares of common stock, $0.0001 par value per share (“Merging Corporation Common Stock”), 1,000,000 shares of preferred stock, $0.0001 par value per share, of which 50,000 shares are classified and designated as Series A Convertible Redeemable Preferred Stock, $0.0001 par value per share (“Merging Corporation Series A Preferred Stock”), and 97,000 shares are classified and designated as Series 1 Convertible Redeemable Preferred Stock, $0.0001 par value per share (“Merging Corporation Series 1 Preferred Stock”), and 1,000 shares of non-voting, non-participating convertible stock, $0.0001 par value per share (the “Merging Corporation Convertible Stock”). The aggregate par value of all the shares of stock of all classes having par value is $10,000.

EIGHTH: At the Effective Time (as defined below), the Merging Corporation shall be merged with and into the Surviving Entity; and, thereupon, the Surviving Entity shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in and devolved upon the Surviving Entity, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Corporation will become the debts, liabilities, duties and obligations of the Surviving Entity. Except as otherwise specifically provided in these Articles of Merger, consummation of the Merger at the Effective Time shall have the effects set forth in Section 3-114 of the Maryland General Corporation Law and in Section 8-501.1(o) of the Maryland REIT Law. At the Effective Time, as more fully set forth in the Merger Agreement:

(a)        each Surviving Entity Common Share issued and outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger;

(b)        each share of Merging Corporation Common Stock (other than the Cancelled Shares, as defined below) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive one Surviving Entity Class B Common Share, and each such share of Merging Corporation Common Stock shall no longer be outstanding, shall be automatically cancelled and shall cease to exist;

(c)        each share of Merging Corporation Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one Surviving Entity Series A Preferred Share plus an amount in cash equal to the accrued and unpaid dividends on such shares of Merging Corporation Series A Preferred Stock through and including the most recently completed quarter prior to the Effective Time, and each such share of Merging Corporation Series A Preferred Stock shall no longer be outstanding, shall automatically be cancelled and shall cease to exist;

(d)        each share of Merging Corporation Series 1 Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one Surviving Entity Series 1 Preferred Share plus an amount in cash equal to the accrued and unpaid dividends on such shares of Merging Corporation Series 1 Preferred Stock through and including the most recently completed quarter prior to the Effective Time, and each such share of Merging Corporation Series 1 Preferred Stock shall no longer be outstanding, shall automatically be cancelled, and shall cease to exist;

(e)        each share of Merging Corporation Common Stock that is owned by any wholly-owned subsidiary of the Merging Corporation immediately prior to the Effective Time (collectively, the “Cancelled Shares”), if any, shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor; and

(f)         as of the Effective Time, no shares of Merging Corporation Convertible Stock are issued and outstanding.

NINTH: The declaration of trust of the Surviving Entity will not be amended in connection with the Merger.

TENTH: The Merger shall become effective as of [______] on [______], 202[2] (the “Effective Time”).

ELEVENTH: Each of the undersigned acknowledges these Articles of Merger to be the act and deed of the respective entity on behalf of which he or she has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts relating to the entity on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, these Articles of Merger have been duly executed and attested by the parties hereto as of the date first written above.

ATTEST:	SURVIVING ENTITY:

MOBILE INFRASTRUCTURE TRUST, a Maryland real estate investment trust

By:
Name: Stephanie Hogue	Name: Manuel Chavez III
Title: Secretary	Title: Chief Executive Officer

ATTEST:	Merging CoRPORATION:

MOBILE INFRASTRUCTURE CORPORATION, a Maryland corporation

By:
Name: Stephanie Hogue	Name: Manuel Chavez III
Title: Secretary	Title: Chief Executive Officer

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ANNEX C-1

MOBILE INFRASTRUCTURE TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Mobile Infrastructure Trust, a Maryland real estate investment trust (the “Trust”) formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

ARTICLE I

FORMATION

The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

NAME

The name of the Trust is:

Mobile Infrastructure Trust

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Trust is formed are to engage in any lawful act or activity for which real estate investment trusts may be organized under the general laws of the State of Maryland as now or hereinafter in force including, without limitation, to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”).

Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust of the Trust (the “Declaration of Trust”) which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

RESIDENT AGENT

The name and address of the resident agent of the Trust in the State of Maryland are The Corporation Trust Incorporated, whose post office address is 2405 York Road, Suite 201, Lutherville-Timonium, MD 21093. The resident agent is a Maryland corporation. The Trust may change such resident agent from time to time as the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) or the officers of the Trust shall determine. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

Section 5.1 Powers. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws of the Trust (the “Bylaws”), (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property and business of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration

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of Trust or determination made by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Trustees or the Trustees of the Trust (hereinafter the “Trustees”) included in the Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland or any other applicable laws.

The Board, without any action by or approval of the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power: to terminate the status under the Code of the Trust as a REIT if the Board determines it is no longer in the best interests of the Trust to continue to be qualified as a REIT; to determine that compliance with any restriction or limitations on ownership and transfers of Shares (as defined herein) set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify for taxation as a REIT; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of Shares; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers. Except with respect to Section 14 (Business Combination Act) or Section 15 (Shareholder Rights Plan) of Article II of the Bylaws (or any successor provision thereto), the Board shall have the power to alter, amend or repeal the Bylaws, in whole or in part, and new Bylaws may be adopted by the Board.

Section 5.2 Number of Trustees. The number of Trustees initially shall be [seven], which number may be increased or decreased only by the Board of Trustees pursuant to the Bylaws of the Trust. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his or her term. Each Trustee shall have the qualifications, if any, specified in the Bylaws. The Trustees shall be elected at each annual meeting of shareholders in the manner provided in the Bylaws. The names of the Trustees who shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualify are:

Manuel Chavez III

Stephanie Hogue

Jeffrey B. Osher

Lorrence T. Kellar

Danica Holley

Damon Jones

[_________________]

The Trustees shall be elected in the manner provided in the Bylaws and, subject to the immediately succeeding paragraph, any vacancy on the Board of Trustees may be filled in the manner provided in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

The Trust elects, at such time as it becomes eligible to make the election provided for under Section 3-802 of the Maryland General Corporation Law to make the election provided for under Section 3-804(c) of the Maryland General Corporation Law, that, except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies.

Section 5.3 Removal. Subject to the rights of holders of one or more classes or series of Preferred Shares (as defined herein) to elect or remove one or more Trustees, a Trustee may be removed at any time by the affirmative vote of the holders of at least two-thirds of the Shares then outstanding and entitled to vote generally in the election of Trustees.

Section 5.4 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with the Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, net assets, other surplus,

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cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set-aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Declaration of Trust (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares) or of the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of Shares of any class or series of the Trust; any matter relating to the acquisition, holding or disposition of any assets by the Trust; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company trust, partnership (limited or general) or other entity; the compensation of trustees, officers, employees or agents of the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be determined by the Board of Trustees.

Section 5.5 REIT Qualification. If the Trust elects to qualify for federal income tax treatment as a REIT, the Board of Trustees may, in its sole and absolute discretion, take such lawful actions as it deems necessary or appropriate to qualify and preserve the qualification of the Trust as a REIT; however, if the Board of Trustees determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code. The Board of Trustees, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on ownership and transfers of Shares set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.6 Subtitle 8. In accordance with Section 3-802(c) of the Maryland General Corporation Law, the Trust is prohibited from electing to be subject to Section 3-803 of the Maryland General Corporation Law, unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 500,000,000 common shares of beneficial interest, $0.0001 par value per share (“Common Shares”), 20,000,000 Class B common shares of beneficial interest, $0.0001 par value per share (“Class B Common Shares”), and 80,000,000 preferred shares of beneficial interest, $0.0001 par value per share (“Preferred Shares”), 50,000 of which have been classified as Series A Convertible Redeemable Preferred Shares and 97,000 of which have been classified as Series 1 Convertible Redeemable Preferred Shares. If Shares of one class or series are classified or reclassified into Shares of another class or series of Shares pursuant to this Article VI, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes or series that the Trust has authority to issue shall not be more than the total number of Shares set forth in the second sentence of this paragraph. The Board of Trustees, with the approval of a majority of the entire Board and without any action by or approval of the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

Section 6.2 Common Shares. Subject to the provisions of Article VII and except as may otherwise be specified in the Declaration of Trust, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time into one or more classes or series of Shares.

Section 6.3 Class B Common Shares. Except as set forth in the immediately following sentence, the Class B Common Shares shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Common Shares and all provisions of the Declaration of Trust applicable to the Common Shares, including, without limitation, the provisions of Articles VI and VII, shall apply to the Class B Common Shares. Upon the six-month anniversary of the listing of the Common Shares for trading on a national securities exchange or such earlier date or dates as shall be approved by the Board and announced publicly by the Trust with respect to all or any portion of the outstanding Class B Common Shares, each Class B Common

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Share or each Class B Common Share in such portion of Class B Common Shares, as the case may be, shall automatically and without any action on the part of the holder thereof convert into one Common Share.

Section 6.4 Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any class or series from time to time, into one or more classes or series of Shares.

Section 6.4.1 Series A Convertible Redeemable Preferred Shares. 50,000 Preferred Shares shall be classified as Series A Convertible Redeemable Preferred Shares of the Trust with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth on Annex A hereto.

Section 6.4.2 Series 1 Convertible Redeemable Preferred Shares. 97,000 Preferred Shares shall be classified as Series 1 Convertible Redeemable Preferred Shares of the Trust with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth on Annex B hereto.

Section 6.5 Classified or Reclassified Shares. Prior to the issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the Declaration of Trust (including determinations by the Trust or other facts or events within the control of the Trust) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other Declaration of Trust document.

Section 6.6 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities, rights or warrants convertible into or exercisable for Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.

Section 6.7 Dividends and Distributions. The Board of Trustees may from time to time authorize, and cause the Trust to declare to shareholders, such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to cause the Trust to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify under the Code as a REIT; however, shareholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the Trust. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.7 shall be subject to the provisions of any class or series of Shares at the time outstanding.

Section 6.8 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust or give his or her legal representatives any rights against other shareholders, the Trustees or the property of the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

Section 6.9 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

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Section 6.10 Declaration and Bylaws. All rights, powers and privileges of all holders of Shares and the terms of all Shares are subject to the provisions of the Declaration of Trust and the Bylaws. All Persons who acquire or receive Shares, or any interest therein, shall be held, by virtue of such acquisition or receipt, to have expressly assented and agreed to the Declaration of Trust and the Bylaws and to have acquired or received such Shares or interest subject to the provisions of the Declaration of Trust and the Bylaws.

Section 6.11 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Actual Owner. The term “Actual Owner” shall mean the Person that is required to include in its gross income the distributions received on Equity Shares.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of a Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization shall be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1(b) and Section 7.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean each Person, unaffiliated with the Trust and any Prohibited Owner, that is appointed by the Trust from time to time to serve as trustee of a Charitable Trust as provided by Section 7.3.1.

Common Shares. For purposes of this Article VII, the term “Common Shares” shall include Class B Common Shares.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including through a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or treated as beneficially owned under Rule 13d-3 under the Exchange Act. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Declaration of Trust. The term “Declaration of Trust” shall mean these Articles of Amendment and Restatement as accepted for record by the SDAT, and any amendments thereto.

Equity Shares. The term “Equity Shares” shall mean Shares of all classes or series, including, without limitation, Common Shares and Preferred Shares.

Excepted Holder. The term “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit (if any) is created by the Board of Trustees pursuant to Section 7.2.7(a).

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that and only so long as the affected Excepted Holder complies with all of the requirements (if any) established by the Board of Trustees

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pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Trustees with respect to such Excepted Holder pursuant to Section 7.2.7.

Excess Shares. The term “Excess Shares” shall have the meaning provided in Section 7.2.1(b).

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Initial Date. The term “Initial Date” shall mean the date of the closing of the issuance of Common Shares pursuant to the underwritten initial public offering of the Trust.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of such Equity Shares, as determined in good faith by the Board of Trustees.

MIC. The term “MIC” shall mean Mobile Infrastructure Corporation, a Maryland corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Ownership Violation. The term “Ownership Violation” shall have the meaning provided in Section 7.2.1(b).

Ownership Limit. The term “Ownership Limit” shall mean, (a) with respect to Common Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Common Shares outstanding at the time of determination, and (b) with respect to any other class or series of Equity Shares, 9.8% (in value or number of shares, whichever is more restrictive) of the Equity Shares of such class or series outstanding at the time of determination.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own Equity Shares in violation of Section 7.2.1, and, if appropriate in the context, shall also mean any Person that would have been the holder of record on the books of the Trust or the Trust’s transfer agent of Equity Shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Sections 856-860 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify or requalify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify or requalify as a REIT.

SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

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Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such action or cause any such event) that causes, or but for the provisions of this Article VII would cause, any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive distributions on Equity Shares, including (a) any change in the capital structure of the Trust which has the effect of increasing the total equity interest of any Person in the Trust, (b) a change in the relationship between two or more Persons which causes a change in ownership of Equity Shares by application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (c) the grant or exercise of any option or warrant (or any disposition of any option or warrant or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire Equity Shares, (d) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right, and (e) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Equity Shares.

Section 7.2.1      Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a)      Basic Restrictions.

(i)       (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit applicable to such Excepted Holder.

(ii)       No Person shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial Ownership or Constructive Ownership of Equity Shares would result in the Trust failing to qualify for taxation as a REIT, including without limitation as a result of Beneficial Ownership or Constructive Ownership (x) resulting in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (y) causing any of the Trust’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

(iii)      During any period prior to January 1, 2025 (or for such other period as the Board of Trustees determines is prudent to permit the Trust to qualify for taxation as a REIT), no Person that owned (directly or indirectly) any shares of common stock or preferred stock of MIC at any time during the 2020 calendar year may acquire (directly or indirectly) any Equity Shares (other than (A) any Class B Common Shares or Preferred Shares acquired in connection with the consummation of the merger of MIC with and into the Trust (and any Common Shares received in exchange for such Equity Shares after such merger), or (B) any indirect or beneficial ownership of Equity Shares through a widely held investment or business entity with respect to which such Person does not have discretion or control over the investments held by such widely held entity).

(iv)     Subject to Section 7.5, and notwithstanding any other provisions contained herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

The number and value of the outstanding Equity Shares (or any class or series thereof) held or owned by any Person (including within the meaning of (1) Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, or (2) Section 856(d) of the Code) shall be determined by the Board of Trustees, which determination shall be conclusive for all purposes.

(b)       Transfer in Charitable Trust or Voided Transfer. If any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any

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Person Beneficially Owning or Constructively Owning Equity Shares in violation of Sections 7.2.1(a)(i), (ii) or (iii), as applicable (any such violation an “Ownership Violation”), then (1) that number of Equity Shares, the Beneficial Ownership or Constructive Ownership (as applicable) of which otherwise would cause an Ownership Violation by such Person (rounded upward to the nearest whole share, and such excess shares, as so rounded, the “Excess Shares”), shall be automatically transferred to a Charitable Trust or Charitable Trusts for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in the Excess Shares; or (2) if the transfer to the Charitable Trust or Charitable Trusts described in Section 7.2.1(b)(1) would not be effective for any reason to prevent the Ownership Violation, then the Transfer of that number of Equity Shares that otherwise would cause an Ownership Violation by any Person (rounded up to the nearest whole share) shall be void ab initio, and the intended transferee shall acquire no rights in the Excess Shares.

In determining which Equity Shares are to be transferred to a Charitable Trust in accordance with this Section 7.2.1(b) and Section 7.3, Equity Shares shall be so transferred to a Charitable Trust in such manner that minimizes the aggregate value of the Equity Shares that are transferred to the Charitable Trust (except to the extent that the Board of Trustees determines that the Equity Shares transferred to the Charitable Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 7.2.1(b)), and to the extent not inconsistent therewith, on a pro rata basis.

(c)       Cooperation. Any shareholder that would otherwise constitute a Prohibited Owner absent the application of the provisions of Section 7.2.1(b) shall use best efforts and take all actions necessary or requested by the Trust to cooperate with effecting the actions taken by the Board of Trustees pursuant to Section 7.2.1(b), including informing the Trust where and by whom any Excess Shares may be held and instructing its agents to cooperate in the prompt implementation and effectuation of the actions so taken by the Board of Trustees.

Section 7.2.2    Remedies for Breach. If the Board of Trustees shall at any time determine that a Transfer or other event has taken place that results in an Ownership Violation or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Sections 7.2.1(a)(i), (ii) or (iii) (whether or not such violation is intended), the Board of Trustees is authorized to take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Sections 7.2.1(a)(i), (ii) or (iii) (or other event that results in an Ownership Violation) shall automatically result in the transfer to a Charitable Trust as described above, or, if applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees. Such Person shall be liable, without limitation, for all costs incurred in connection therewith, including the costs and expenses of the Charitable Trustee under Section 7.4. This Section 7.2.2 shall not in any way limit the provisions of Section 7.2.1(b).

Section 7.2.3     Notice of Restricted Transfer. Any Person that acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Sections 7.2.1(a)(i), (ii) or (iii), or any Person that would have owned Excess Shares, shall immediately give written notice to the Trust of such event or, in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notice to the Trust, and shall provide to the Trust such other information as the Trust may request.

Section 7.2.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)       every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the Equity Shares of any series or class outstanding at the time of determination, within 30 days after the end of each taxable year and also within three business days after a request from the Trust, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares Beneficially Owned and (if requested by the Trust) Constructively Owned by it, and a description of the manner in which such Equity Shares are held; provided that a shareholder that holds Equity Shares as nominee for an Actual Owner shall give written notice to the Trust stating the name and address of such Actual Owner and the number of Equity Shares of such Actual Owner with respect to which the shareholder is the nominee; and

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(b)       each Person that is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) that is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide in writing to the Trust such information as the Trust may request in order to determine the Trust’s qualification for taxation as a REIT and the Trust’s compliance with other applicable laws or requirements of any governmental authority and to comply with the requirements of any taxing authority or other governmental authority or to determine such compliance.

Section 7.2.5     Remedies Not Limited. Subject to Section 5.1 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

Section 7.2.6     Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII (including any definition contained in Section 7.1), the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

Section 7.2.7     Exceptions.

(a)       Subject in each case to Section 7.2.1(a)(ii), the Board of Trustees, in its sole discretion, may exempt (prospectively or retroactively) any Person from any one or more of the ownership limitations set forth in Sections 7.2.1(a)(i) or (iii), and may, in connection with an exemption from one or more of the ownership limitations set forth in Section 7.2.1(a)(i), establish or increase an Excepted Holder Limit (as necessary) for such Person, if: (1) such Person provides to the Board of Trustees, for the benefit of the Trust, such representations and undertakings, if any, as the Board of Trustees may, in its sole discretion, determine to be necessary or advisable in order for it to make the determination that the Beneficial Ownership or Constructive Ownership of such Equity Shares by such Person in excess of the Ownership Limit (or otherwise contrary to the ownership limits) will not now or in the future jeopardize the Trust’s ability to qualify for taxation as a REIT under the Code; (2) such Person’s ownership of Equity Shares pursuant to an exception granted hereunder (together with the ownership of Equity Shares by all other Persons as permitted under this Article VII, taking into account any previously granted exceptions pursuant hereto) would not cause a default under the terms of any contract to which the Trust or any of its subsidiaries is a party or reasonably expects to become a party; (3) such Person’s ownership of Equity Shares in excess of the Ownership Limit (or otherwise contrary to the ownership limits) pursuant to the exception requested hereunder (together with the ownership of Equity Shares by all other Persons as permitted under this Article VII, taking into account any previously granted exceptions pursuant hereto) is in the best interests of the Trust, as determined by the Board of Trustees; and (4) such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will give rise to the application of the remedies set forth in Section 7.2.1(b) and Section 7.2.2 with respect to Equity Shares held in excess of the Ownership Limit, the Excepted Holder Limit, or otherwise contrary to the ownership limits (as may be applicable) with respect to such Person unless the Board of Trustees determines that the agreement set forth in this Section 7.2.7(a)(4) is not necessary or advisable.

(b)       Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s qualification for taxation as a REIT. Notwithstanding the receipt of any such ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception or waiver or creating any Excepted Holder Limit.

(c)       Subject to Section 7.2.1(a)(ii), an underwriter or initial purchaser that participates in a public offering, a private placement or a forward sale or distribution of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Ownership Limit but only to the extent necessary to facilitate such public offering, private placement or forward sale or distribution as determined by the Board of Trustees.

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(d)       The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

Section 7.2.8     Increase or Decrease in Ownership Limit. Subject to Section 7.2.1(a)(ii), the Board of Trustees may from time to time increase the Ownership Limit (or any portion thereof) for one or more Persons and decrease the Common Share Ownership Limit and the Ownership Limit for all other Persons; provided, however, that (1) any such decreased Ownership Limit (or any portion thereof) will not be effective for any Person whose percentage ownership in Equity Shares is in excess of the decreased Ownership Limit (or any portion thereof) until such time as such Person’s ownership in Equity Shares equals or falls below the decreased Ownership Limit (or any portion thereof), but any further Transfers of any Equity Shares resulting in such Person’s Beneficial Ownership or Constructive Ownership thereof creating an increased excess over the decreased Ownership Limit (or any portion thereof) will be in violation of the decreased Ownership Limit (or any portion thereof); and (2) any new Ownership Limit (or any portion thereof) would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated “individuals” (withing the meaning of Section 856(h) of the Code) were to Beneficially Own the five largest amounts of Equity Shares permitted to be Beneficially Owned under such new ownership limit, taking into account clause (1) of this proviso permitting ownership in excess of the decreased Ownership Limit (or any portion thereof) in certain cases.

Section 7.2.9     Legend. Each certificate for Equity Shares, if any, shall bear a legend describing the restrictions on transferability of Equity Shares contained herein or, instead of a legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 7.3 Transfer of Equity Shares to Charitable Trust.

Section 7.3.1    Ownership in Charitable Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that results in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 7.3.5). Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). Any Charitable Trustee shall be appointed by the Trust and shall be a Person meeting the qualifications set forth in Section 7.1. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.7.

Section 7.3.2     Status of Shares Held by a Charitable Trustee. Equity Shares held by a Charitable Trustee shall be issued and outstanding Equity Shares. Except to the extent otherwise provided in this Section 7.3, the Prohibited Owner shall: (1) have no rights in the shares held by the Charitable Trustee, (2) not benefit economically from ownership of any shares held in trust by the Charitable Trustee, (3) have no rights to dividends or other distributions with respect to shares held in the Charitable Trust, (4) not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust, and (5) have no claim, cause of action or other recourse whatsoever against the purported transferor of such shares.

Section 7.3.3     Ordinary Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to ordinary dividends or other ordinary distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 7.3.5). Any ordinary dividend or other ordinary distribution paid with respect to any Equity Shares which constituted Excess Shares at such time and prior to the discovery by the Trust that the Equity Shares have been transferred to the Charitable Trustee shall be paid by the Prohibited Owner to the Charitable Trustee upon demand and any ordinary dividend or other ordinary distribution authorized but unpaid with respect to such Equity Shares shall be paid when due to the Charitable Trustee. Any ordinary dividends or other ordinary distributions so paid to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited

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Owner with respect to such Equity Shares at any time such Equity Shares constituted Excess Shares with respect to such Prohibited Owner and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, as determined by the Board of Trustees, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders of the Trust entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders of the Trust.

Section 7.3.4.  Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Trust, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Equity Shares of the class or series of Equity Shares that is held in the Charitable Trust, that portion of the assets of the Trust available for distribution to the holders of such class or series (determined based upon the ratio that the number of Equity Shares of such class or series of Equity Shares held by the Charitable Trustee bears to the total number of shares of such class or series of Equity Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Equity Shares held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Trust, in accordance with Section 7.3.5.

Section 7.3.5  Extraordinary Distribution and Sale of Shares by Charitable Trustee. Unless otherwise directed by the Board of Trustees, as soon as reasonably practicable after receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust (and no later than 20 days after receiving notice in the case of Equity Shares that are listed or admitted to trading on any national securities exchange), the Charitable Trustee shall sell the shares held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such Equity Shares as to any Equity Shares transferred to the Charitable Trustee as a result of the operation of Section 7.2.1(b)) to a Person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate. Upon any such sale or any receipt by the Charitable Trust of an extraordinary dividend or other extraordinary distribution, the Charitable Trustee shall distribute the net proceeds of the sale or extraordinary dividend or other extraordinary distribution to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (A) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to become Excess Shares (for example, in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to become Excess Shares, in each case reduced by any amounts previously received by the Prohibited Owner pursuant to this Section 7.3.5 in connection with prior extraordinary dividends or other extraordinary distributions and (B) the proceeds received by the Charitable Trustee (net of any commissions and other expenses of the Trustee as provided in Section 7.4) from the sale or other disposition of the shares held in the Charitable Trust plus any extraordinary dividends or other extraordinary distributions received by the Charitable Trustee. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of ordinary dividends or other ordinary distributions which have been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3. Any net sales proceeds and any extraordinary dividends or other distributions in excess of the amount payable to the Prohibited Owner shall be paid to the Charitable Beneficiary, less the costs, expenses and compensation of the Charitable Trustee and the Trust as provided in Section 7.4. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid promptly to the Charitable Trustee upon demand.

Section 7.3.6     Purchase Right in Excess Shares. Notwithstanding any transfer of Excess Shares to a Charitable Trust pursuant to this Article VII, Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such Equity Shares becoming Excess Shares (or, if the Prohibited Owner did not give value for such Equity Shares, such as in the case of a gift, devise or other such transaction, the Market Price per share on the day of the event causing the Equity Shares to become Excess Shares) and (ii) the Market Price per share on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee, if any, has sold the shares held in the Charitable Trust, if any, pursuant to Section 7.3.5. Upon such a sale to the Trust, if a Charitable Trust has been established pursuant to this Article VII, the interest of the Charitable Beneficiary in the

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shares sold shall terminate. The Charitable Trustee shall distribute the net proceeds of the sale in accordance with Section 7.3.5.

Section 7.3.7     Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1 in the hands of such Charitable Beneficiary and (ii) contributions to each such organization shall be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The Charitable Beneficiary shall not obtain any enforceable right to the Charitable Trust or any of its trust corpus until so designated and thereafter any such rights remain subject to the provisions of this Article VII, including Section 7.3.8. Neither the failure of the Trust to make such designation nor the failure of the Trust to appoint the Charitable Trustee before the automatic transfer provided for in Section 7.2.1(b) shall make such transfer ineffective, provided that the Trust thereafter makes such designation and appointment. The Trust may, in its sole discretion, designate a substitute or additional nonprofit organization meeting the requirements of this Section 7.3.7 as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Trust with respect to the application of this Article VII shall be binding on each Charitable Beneficiary.

Section 7.3.8     Retroactive Changes. Notwithstanding any other provisions of this Article VII, the Board of Trustees is authorized and empowered to retroactively amend, alter or repeal any rights which the Charitable Trust, the Charitable Trustee or the Charitable Beneficiary may have under this Article VII, including granting retroactive Excepted Holder status to any otherwise Prohibited Owner, with the effect of any transfer of Excess Shares to a Charitable Trust being fully and retroactively revoked; provided, however, that the Board of Trustees shall not have the authority or power to retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the Charitable Trustee pursuant to Section 7.4.

Section 7.4 Costs, Expenses and Compensation of Charitable Trustee and the Trust.

Section 7.4.1.    The Charitable Trustee shall be indemnified by the Trust or from the proceeds from the sale of shares held in the Charitable Trust, as further provided in this Article VII, for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations pursuant to this Article VII.

Section 7.4.2.   The Charitable Trustee shall be entitled to receive reasonable compensation for services provided by the Charitable Trustee in connection with serving as a Charitable Trustee, the amount and form of which shall be determined by agreement of the Board of Trustees and the Charitable Trustee.

Section 7.4.3.   Costs, expenses and compensation payable to the Charitable Trustee pursuant to Section 7.4.1 and Section 7.4.2 may be funded from the Charitable Trust or by the Trust. The Trust shall be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee pursuant to Section 7.4.1 and Section 7.4.2) from the Charitable Trust for any such amounts funded by the Trust.

Section 7.4.4.   Costs and expenses incurred by the Trust in the process of enforcing the ownership limitation set forth in Section 7.2.1, in addition to reimbursement of costs, expenses and compensation of the Charitable Trustee which have been funded by the Trust, may be collected from the Charitable Trust.

Section 7.5 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.6 Authority and Enforcement. The Board of Trustees shall have all power and authority necessary or advisable to implement the provisions of this Article VII. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII. Nothing contained in this Article VII shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s qualification for taxation as a REIT.

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Section 7.7 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

Section 7.8 Enforceability. If any restriction on Transfer of Equity Shares contained in this Article VII is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then, to the maximum extent permitted by law, the Prohibited Owner may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Equity Shares and to hold such Equity Shares on behalf of the Trust.

ARTICLE VIII

SHAREHOLDERS

Section 8.1 Meetings of Shareholders. There shall be an annual meeting of the shareholders of the Trust, to be held on proper notice at such time and location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be postponed and adjourned and reconvened as the Board of Trustees determines in its sole discretion or as provided in the Bylaws.

Section 8.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) the election of Trustees as provided in Section 5.2 and the removal of Trustees as provided in Section 5.3; (b) an amendment of the Declaration of Trust to the extent shareholder approval is required by Section 10.3 and provided such amendment has first been declared advisable by the Board of Trustees; (c) termination of the Trust to the extent shareholder approval is required by Section 12.2 and provided such termination has first been approved by a majority of the entire Board of Trustees; (d) the merger, conversion or consolidation of the Trust to the extent shareholder approval is required by Title 8 and provided such merger, conversion or consolidation has first been declared advisable by the Board of Trustees; (e) the sale, lease, exchange or transfer of all or substantially all of the property of the Trust to the same extent as a stockholder of a Maryland corporation would be entitled to vote on such sale, lease, exchange or transfer under the Maryland General Corporation Law and provided such sale, lease, exchange or transfer has first been declared advisable by the Board of Trustees; (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (g) an amendment to certain provisions of the Bylaws as specifically provided in the Bylaws. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 8.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Article VI, or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell. Holders of shares of beneficial interest shall not be entitled to exercise any rights of an objecting shareholder provided for under Title 8 and Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Trustees, upon the affirmative vote of a majority of the Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 8.4 Extraordinary Actions. Except as specifically provided in Section 5.3 (relating to removal of Trustees) notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast at least a majority of all the votes entitled to be cast on the matter.

Section 8.5 Board Approval. Except as specifically set forth in the Declaration of Trust or the Bylaws, the submission of any action of the Trust to the shareholders for their consideration shall first be approved by the Board of Trustees.

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Section 8.6 Action By Shareholders Without a Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by the unanimous consent, in writing or by electronic transmission, of each shareholder entitled to vote in the manner permitted by statute, the Declaration of Trust or the Bylaws, as the case may be.

ARTICLE IX

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

Section 9.1 Limitation of Shareholder Liability. No present or former shareholder of the Trust shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of being or having been a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of being or having been a shareholder.

Section 9.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no present or former Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. No Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 9.3 Indemnification.

(a)        To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former Trustee or officer of the Trust or (ii) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. The rights to indemnification and advancement of expenses provided in the Declaration of Trust and the Bylaws shall vest immediately upon election of a Trustee or officer and neither the amendment nor repeal of this Section 9.3, nor the adoption or amendment of any other provision of the Declaration of Trust or Bylaws inconsistent with this Section 9.3, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (i) or (ii) above and to any employee or agent of the Trust or a predecessor of the Trust. Except as otherwise provided in a provision of the Bylaws approved by the Board of Trustees, this Section 9.3(a) shall not obligate the Trust to indemnify or advance expenses to any person referenced in (i) or (ii) above for any proceeding initiated by such person against the Trust unless such proceeding was authorized by the Board of Trustees or is a proceeding to enforce rights to indemnification.

(b)        The Trust shall have the power, with the approval of the Board of Trustees, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person, including any present or former employee, manager or agent of the Trust, the Trust’s subsidiaries or any affiliate of the Trust or the Trust’s subsidiaries.

(c)         The indemnification and payment or reimbursement of expenses provided in this Section 9.3 shall not be deemed exclusive of or limit in any way any other rights to which any person seeking indemnification

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or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of shareholders of the Trust or disinterested Trustees or otherwise.

Section 9.4 Transactions Between the Trust and Its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction. Any Trustee or officer, employee or agent of the Trust may be interested as a trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any individuals, corporations, limited liability companies, real estate investment trusts, partnerships, statutory and other trusts, associations, firms, joint ventures and other entities, whether or not legal entities, as well as governments and agencies and political subdivisions thereof, and any quasigovernmental agencies or instrumentalities (each, a “Person”) who may be engaged to render advice or services or provide goods to the Trust, and may receive compensation from such Person or compensation from the Trust in that capacity, as well as compensation as a Trustee, officer, employee or agent or otherwise hereunder.

ARTICLE X

AMENDMENTS

Section 10.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust shall be signed, acknowledged and filed as required by Maryland law. All references to the Declaration of Trust shall include all amendments thereto.

Section 10.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by or approval of the shareholders, (i) to qualify under the Code as a REIT or as a real estate investment trust under Title 8, (ii) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland and (iii) as otherwise provided in the Declaration of Trust.

Section 10.3 By Shareholders. Except as otherwise provided in Section 10.2, any amendment to the Declaration of Trust must first be declared advisable by the Board of Trustees, and then shall be valid only if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE XI

MERGER, CONVERSION, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge or convert the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the property of the Trust. Any such action must be advised by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, approved by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.

ARTICLE XII

DURATION AND TERMINATION OF TRUST

Section 12.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.

Section 12.2 Termination.

(a)           Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

(i)        The Trust shall carry on no business except for the purpose of winding up its affairs.

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(ii)       The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business. The Trustees may appoint any officer of the Trust or any other person to supervise the winding up of the affairs of the Trust and delegate to such officer or such person any or all powers of the Trustees in this regard.

(iii)    After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as the Trustees deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares and Class B Common Shares at the time outstanding.

(b)          After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Governing Law. The Declaration of Trust is executed by the undersigned officer and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 13.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 13.3 Severability.

(a)       The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

(b)       If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 13.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction

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or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent deemed appropriate by the Board of Trustees or officers, as the case may be, and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

THIRD: The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

FOURTH: The name and address of the Trust’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the Declaration of Trust of the Trust.

FIFTH: The number of Trustees of the Trust and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Declaration of Trust of the Trust.

SIXTH: The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment and restatement was 1,000,000, consisting of 1,000,000 common shares of beneficial interest, $0.0001 par value per share. The aggregate par value of all shares of beneficial interest having par value was 100.

SEVENTH: The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment and restatement of the Declaration of Trust is 600,000,000, consisting of 500,000,000 common shares of beneficial interest, $0.0001 par value per share, 20,000,000 class B common shares of beneficial interest, $0.0001 par value per share, and 80,000,000 preferred shares of beneficial interest, $0.0001 par value per share, 50,000 of which have been classified as Series A Convertible Redeemable Preferred Shares and 97,000 of which have been classified as Series 1 Convertible Redeemable Preferred Shares. The aggregate par value of all authorized shares of beneficial interest having par value is $60,000.

EIGHTH: These Articles of Amendment and Restatement shall become effective at [__________] on [__________], 2022.

NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ______ day of ____________, 2022 .

ATTEST:	MOBILE INFRASTRUCTURE TRUST

(SEAL)
Secretary	President

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Annex A

Series A Convertible Redeemable Preferred Shares

1.             Designation and Number. A series of Preferred Shares, designated the “Series A Convertible Redeemable Preferred Shares” (the “Series A Preferred Shares”), is hereby established. The number of Series A Preferred Shares shall be 50,000.  The par value of the Series A Preferred Shares shall be $0.0001.

2.             Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a)       “Listing Event” shall mean either (i) the listing of the Common Shares (as defined in the Declaration of Trust) on a national securities exchange or (ii) a merger, sale of all or substantially all of the Trust’s assets or another transaction, in each case, approved by the Board of Trustees in which the holders of Common Shares and Class B Common Shares (as defined in the Declaration of Trust) will receive common shares that are listed on a national securities exchange, or options or warrants to acquire common shares that are listed on a national securities exchange, in exchange for their existing shares, options and warrants of the Trust, as applicable; provided that for purposes of (i) of this definition, a listing event shall not be deemed to have occurred until such time as the Class B Common Shares convert into Common Shares in accordance with the Declaration of Trust.

(b)       “Merger” shall mean the merger of Mobile (as defined below) with and into the Trust, as contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2022, by and between the Trust and Mobile.

(c)       “Mobile” shall mean Mobile Infrastructure Corporation, Inc., a Maryland corporation.

(d)       “Mobile Preferred Stock” shall mean the Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share, of Mobile.

(e)       “Nasdaq” shall mean the Nasdaq Stock Market.

(f)       “Person” shall mean any company, limited liability company, partnership, trust, organization, association, other entity or individual.

(g)       “Trading Day” shall mean, (i) if the Common Shares are listed or admitted to trading on Nasdaq, a day on which Nasdaq is open for the transaction of business, (ii) if the Common Shares are not listed or admitted to trading on Nasdaq but are listed or admitted to trading on another national securities exchange or automated quotation system, a day on which such national securities exchange or automated quotation system, as the case may be, on which the Common Shares are listed or admitted to trading is open for the transaction of business, or (iii) if the Common Shares are not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h)      “VWAP” shall mean, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of Common Shares traded on Nasdaq during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Shares traded on Nasdaq (or such other national securities exchange or automated quotation system on which the Common Shares are listed) for such Trading Day, or if such volume-weighted average price is unavailable, the market value of one Common Share or Class B Common Share, as applicable, on such Trading Day as determined by the Board of Trustees in a commercially reasonable manner, using a volume-weighted average price method.

3.             Rank. The Series A Preferred Shares shall, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares and the Class B Common Shares and any other class or series of shares of beneficial interest of the Trust the terms of which specifically provide that the holders of the Series A Preferred Shares are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Trust in preference or priority to the holders of shares of such class or series (the “Junior Shares”); (b) on a parity with the Series 1 Convertible Redeemable Preferred Shares of the Trust and any other class or series of shares of beneficial interest of the Trust the terms of which specifically provide that the holders of such class or series

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of shares of beneficial interest and the Series A Preferred Shares are entitled to receive dividends and amounts distributable upon the liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of accumulated, accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the “Parity Shares”); and (c) junior to any class or series of shares of beneficial interest of the Trust the terms of which specifically provide that the holders of such class or series are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Trust in preference or priority to the holders of the Series A Preferred Shares (the “Senior Shares”).

4.              Dividends.

(a)     Subject to the preferential rights of holders of any class or series of Senior Shares, holders of the Series A Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of dividends, cash dividends at the rate of 5.75% per annum of the initial stated value of $1,000 per share (the “Stated Value”) (equivalent to a fixed annual rate of $57.50 per share); provided, however, that the annual dividend rate on each Series A Preferred Share shall be increased to 7.50% of the Stated Value (equivalent to a fixed annual rate of $75.00 per share) until the occurrence of a Listing Event, at which time, the dividend rate will revert automatically to 5.75% per annum of the Stated Value. The dividends on each Series A Preferred Share shall be cumulative from the first date on which such Series A Preferred Share is issued (the “Original Issue Date”) and shall be payable monthly on the 12th day of the month following the month for which the dividend was declared or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”); provided, that, no holder of any Series A Preferred Shares shall be entitled to receive any dividends paid or payable on the Series A Preferred Shares with a Dividend Payment Date before the date such Series A Preferred Shares are issued. Notwithstanding anything to the contrary contained herein, any and all accrued but unpaid dividends (whether or not declared) on each share of Mobile Preferred Stock exchanged in the Merger for a Series A Preferred Share shall be treated for purposes of the Declaration of Trust as if accrued by the Trust with respect to such Series A Preferred Share, including any unpaid dividends prior to the Original Issue Date and otherwise in accordance with this Section 4(a) (such amount with respect to each Series A Preferred Share, not including the amount of any accrued and unpaid dividends paid in cash as part of the consideration paid in the Merger to the holder of such share of Mobile Preferred Stock for which the Series A Preferred Share was exchanged, the “Mobile Preferred Accrual”). Any dividend payable on the Series A Preferred Shares for any partial dividend period shall be computed ratably on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable in arrears to holders of record as they appear in the share records of the Trust at the close of business on the applicable record date (the “Dividend Record Date”) 15 days preceding the applicable Dividend Payment Date. The term “business day” shall mean any day, other than Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is or is declared a national or a New York state holiday.

(b)    Holders of Series A Preferred Shares shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(c)    No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears (including the Mobile Preferred Accrual).

(d)    When dividends are not paid in full upon the Series A Preferred Shares (including the Mobile Preferred Accrual) or any other class or series of Parity Shares, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series A Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series A Preferred Shares and accumulated, accrued and unpaid on such Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Shares do not have a cumulative dividend).

(e)    Except as set forth in the preceding paragraph, unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series A Preferred Shares have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past dividend periods,

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no dividends (other than dividends or distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares) shall be declared and paid or declared and set apart for payment by the Trust and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Trust with respect to any Junior Shares or Parity Shares, nor shall any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an equity incentive or benefit plan of the Trust) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), directly or indirectly, by the Trust (except by conversion into or exchange for Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Shares or Parity Shares.

(f)    Notwithstanding the foregoing provisions of this Section 4, the Trust shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or other distribution on any Junior Shares or Parity Shares, or (ii) redeeming, purchasing or otherwise acquiring any Junior Shares or Parity Shares, in each case, if such declaration, payment, setting apart for payment, redemption, purchase or other acquisition is necessary in order to comply with the restrictions on transfer and ownership set forth in Article VII of the Declaration of Trust.

5.             Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, before any payment or distribution by the Trust shall be made to or set apart for the holders of any Junior Shares, the holders of Series A Preferred Shares shall be entitled to be paid out of the assets of the Trust that are legally available for distribution to the shareholders, a liquidation preference equal to the Stated Value per share (the “Liquidation Preference”), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared) to and including the date of payment (including the Mobile Preferred Accrual). Until the holders of the Series A Preferred Shares have been paid the Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the Trust. If upon the voluntary or involuntary liquidation, dissolution or winding up of the Trust, the available assets of the Trust, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the above described Liquidation Preference and the liquidating payments on any shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Shares and any such Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of the Series A Preferred Shares shall have no right or claim to any of the remaining assets of the Trust.

(b)    Upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series A Preferred Shares and any Parity Shares, the holders of any classes or series of Junior Shares shall be entitled to receive any and all assets of the Trust remaining to be paid or distributed, and the holders of the Series A Preferred Shares and any Parity Shares shall not be entitled to share therein.

(c)    The consolidation or merger of the Trust with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Trust, or the sale or transfer of all or substantially all of the assets or business of the Trust or a statutory share exchange, shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Trust. A Listing Event shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Trust.

(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise is permitted under the Maryland REIT Law, amounts that would be needed, if the Trust were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of holders of Series A Preferred Shares (including the Mobile Preferred Accrual) shall not be added to the Trust’s total liabilities.

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6.             Conversion.

(a)    Subject to the Trust’s redemption rights set forth in Section 6(b), each Series A Preferred Share is convertible into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares, at the election of the holder thereof by written notice to the Trust (each, a “Conversion Notice”). The Conversion Notice shall state: (i) the number of Series A Preferred Shares to be converted; and (ii) that the Series A Preferred Shares are to be converted pursuant to the applicable terms of the Series A Preferred Shares. Each such Series A Preferred Share will convert into a number of Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares determined by dividing (i) the sum of (A) 100% of the Stated Value plus (B) any accrued but unpaid dividends to, but not including, the Conversion Date (as defined below) (unless the Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in such sum) by (ii) the conversion price of each Class B Common Share or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Share (the “Conversion Price”). The Conversion Price will be determined as follows:

i.      Provided there has been a Listing Event, the Conversion Price for such Series A Preferred Share will be equal to the VWAP per Common Share of the Trust (or its successor) for the 20 Trading Days prior to the delivery date of the Conversion Notice.

ii.    If a Listing Event has not occurred, the Conversion Price for such Series A Preferred Share will be equal to 100% of the Trust’s net asset value per Class B Common Share (“NAV per share”), if then established, and until the Trust establishes a NAV per share, the Conversion Price will be equal to $25.00, or the initial offering price per share of common stock in Mobile’s initial public offering.

A holder may elect to convert all or any portion of its Series A Preferred Shares by delivering a Conversion Notice stating its intent to convert such number of Series A Preferred Shares into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares. Subject to the Trust’s redemption rights set forth in Section 6(b) and Section 7, the conversion of the Series A Preferred Shares subject to a Conversion Notice (the “Conversion Shares”) into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares will occur at the end of the 20th Trading Day after the Trust’s receipt of such Conversion Notice (the “Conversion Date”).

(b)    Notwithstanding the foregoing, upon a holder providing a Conversion Notice, the Trust will have the right (but not the obligation) to redeem, in its sole discretion, any or all of the Conversion Shares at a redemption price, payable in cash, equal to 100% of the Stated Value of the Series A Preferred Share, plus any accrued but unpaid dividends (including the Mobile Preferred Accrual) thereon to, but not including, the redemption date (the “Redemption Price”).

The Trust, in its discretion, may elect to redeem, in whole or in part, any such Series A Preferred Shares by delivering a written notice of redemption to the holder thereof on or prior to 10th Trading Day prior to the close of trading on the Conversion Date. If the Trust elects to redeem such Conversion Shares, the Trust shall pay the Redemption Price, without interest, to holder of the redeemed Conversion Shares promptly following the delivery of a notice of redemption pursuant to this Section 6, but, in any event, not later than the Conversion Date, which payment date shall also be the redemption date for purposes of this Section 6; provided, however, that if the Trust exercises its redemption right pursuant to Section 7, such shares shall be redeemed in accordance with the procedures set forth in Section 7. If a notice of redemption is not delivered by the Trust by the 10th Trading Day prior to the close of trading on the Conversion Date, the Conversion Shares shall thereafter convert into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares, effective as of the close of trading on the Conversion Date.

(c)    Holders of Series A Preferred Shares shall not have the right to convert any shares that the Trust has elected to redeem pursuant to this Section 6 or Section 7. Accordingly, if the Trust has provided a notice of redemption with respect to some of all of the Series A Preferred Shares, holders of any Series A Preferred Shares that the Trust has called for redemption shall not be permitted to exercise their conversion right

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pursuant to Section 6 in respect of any of the shares that have been called for redemption, and such Series A Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date the applicable redemption price.

(d)   Written notice as to the redemption of any Conversion Shares pursuant to this Section 6 shall be given by first class mail, postage pre-paid, to each such record holder of such Series A Preferred Shares at the respective mailing addresses of each such holder as the same shall appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such Series A Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may then be listed or admitted to trading, such notice shall state: (i) the redemption date (which may not be after the Conversion Date); (ii) the Redemption Price payable on the redemption date, including without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) that the Series A Preferred Shares are being redeemed pursuant to this Section 6; and (iv) that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on such redemption date. If less than all the Conversion Shares are to be redeemed, the notice mailed to such holder also shall specify the number of Conversion Shares to be redeemed.

(e)    If notice of redemption of any Series A Preferred Shares has been given and if the funds necessary for such redemption have been set apart by the Trust for the benefit of the holders of any Series A Preferred Shares so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(f)    In the event of any conversion or redemption pursuant to Section 6, if the Conversion Date or redemption date, as applicable, occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares converted or called for redemption, as applicable, shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable in connection with the conversion or redemption of such shares.

(g) Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Shares will be entitled to convert such Series A Preferred Shares into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares to the extent that receipt of such Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares would cause the holder of such Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares (or any other person) to violate the restrictions on transfer and ownership set forth in Article VII of the Declaration of Trust.

7.             Optional Redemption by the Trust.

(a)    Except as provided in Section 6, the Series A Preferred Shares are not redeemable by the Trust prior to the 20th Trading Day after the date of a Listing Event, if any. However, the Series A Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust. Pursuant to Article VII of the Declaration of Trust, and without limitation of any provisions of such Article VII, the Series A Preferred Shares, together with all other shares of beneficial interest of the Trust, owned by a shareholder in excess of the Ownership Limit (as defined in the Declaration of Trust) will automatically be transferred to a Charitable Trust (as defined in the Declaration of Trust) for the benefit of a Charitable Beneficiary (as defined in the Declaration of Trust) and the Trust shall have the right to purchase such transferred shares from the Charitable Trust. For this purpose, the Market Price (as defined in the Declaration of Trust) of Series A Preferred Shares shall equal the Stated Value, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of purchase.

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(b)    From time to time, on and after the 20th Trading Day after the date of a Listing Event, if any, the Trust may, at its option, redeem the Series A Preferred Shares, in whole or from time to time, in part, at a redemption price equal to 100% of the Stated Value per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption (including the Mobile Preferred Accrual) (the “Optional Redemption Date”).

(c)    The Optional Redemption Date shall be selected by the Trust and shall be 30 days after the date on which the Trust sends a notice of redemption (the “Optional Redemption Notice”).

(d)    If full cumulative dividends (including the Mobile Preferred Accrual) on all outstanding Series A Preferred Shares have not been declared and paid or declared and set apart for payment for all past dividend periods, no Series A Preferred Shares may be redeemed pursuant to this Section 7, unless all outstanding Series A Preferred Shares are simultaneously redeemed, and neither the Trust nor any of its affiliates may purchase or otherwise acquire Series A Preferred Shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Shares; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series A Preferred Shares pursuant to Article VII of the Declaration of Trust.

(e)    If fewer than all the outstanding Series A Preferred Shares are to be redeemed pursuant to this Section 7, the Trust shall select those shares to be redeemed pro rata or in such manner as the Board of Trustees may determine.

(f)    The Optional Redemption Notice shall be given by first class mail, postage pre-paid, to each such record holder of such Series A Preferred Shares at the respective mailing addresses of each such holder as the same shall appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such Series A Preferred Shares except as to the holder to whom notice was defective or not given.

(g)    In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may then be listed or admitted to trading, the Optional Redemption Notice shall state: (i) the Optional Redemption Date; (ii) the redemption price payable on the Optional Redemption Date, including without limitation a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) whether the redemption price will be paid in cash or Common Shares; (iv) that the Series A Preferred Shares are being redeemed pursuant to Section 7; and (v) that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on such Optional Redemption Date. If less than all the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder also shall specify the number of Series A Preferred Shares held by such holder to be redeemed.

(h)    If the Optional Redemption Notice has been given and if the funds necessary for such redemption have been set apart by the Trust for the benefit of the holders of any Series A Preferred Shares so called for redemption, then, from and after the Optional Redemption Date, dividends will cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash or Common Shares payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(i)    Pursuant to Section 6 above, the Trust also shall have the right to redeem all or any portion of the Conversion Shares subject to a Conversion Notice for a cash payment to the holder thereof equal to the Redemption Price set forth in Section 6(b) above, by delivering a Redemption Notice to the holder of such Conversion Shares on or prior 10th Trading Day prior to the close of trading on the applicable Conversion Date.

(j)    Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase or otherwise acquire any Series A Preferred Shares in the open market, by tender or by private agreement.

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8.             Redemption Price.

(a)    The redemption price payable pursuant to any redemption pursuant to Section 7 (other than any redemption in connection with a Conversion Notice pursuant to Sections 6 and 7(i)) shall be paid in cash or, at the election of the Trust in its sole discretion, in Common Shares, based on the VWAP of the Common Shares for the 20 Trading Days immediately preceding the Optional Redemption Date; provided however, that if the Common Shares are not then listed on a national securities exchange, then the value of each Common Share will be equal to the then current NAV per Common Share if then established by the Trust. Until the establishment of a NAV per share, the value of each Common Share for redemption purposes shall be equal to $25.00, or the initial offering price per share of common stock in Mobile’s initial public offering. For the avoidance of doubt, any accumulated, accrued and unpaid dividends, if any, with respect to Series A Preferred Shares to be redeemed shall be paid in cash.

(b)    Redemptions of Series A Preferred Shares by the Trust in connection with a Conversion Notice pursuant to Sections 6 and 7(i), if any, shall be paid in cash.

(c)    In the event of any redemption pursuant to Section 7, if the Optional Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

9.             No Fractional Shares. The Trust shall not issue fractional Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, but in lieu of fractional shares, the Trust, at its sole discretion, may (i) eliminate a fractional interest by rounding up to a full share, (ii) arrange for the disposition of a fractional interest by the person entitled to it, (iii) pay cash for the fair value of a fractional share determined as of the time when the person entitled to receive it is determined, or (iv) otherwise arrange for the disposition of the fractional interest in accordance with Section 2-214 of the Maryland General Corporation Law.

10.           Appointment of Transfer Agent; Mechanics of Conversion and Redemption.

(a) The Trust shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Series A Preferred Shares and of transfers of Series A Preferred Shares for the purpose of registering Series A Preferred Shares and of transfers of Series A Preferred Shares as herein provided. The Trust may appoint a registrar and one or more transfer agents for the Series A Preferred Shares as it shall determine. The Trust may change the transfer agent without prior notice to any holder.

(b) If the Trust elects to issue Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, the Trust shall cause the transfer agent to, as soon as practicable, but not later than three (3) business days after the effective date of such conversion or redemption, register the number of Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares to which such holder shall be entitled as a result of such redemption. The person or persons entitled to receive the Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares issuable upon such conversion or redemption shall be treated for all purposes as the record holder or holders of such Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares as of the effective date of such conversion or redemption.

11.           Reservation of Shares.

(a)    The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Class B Common Shares and Common Shares, a sufficient number of Class B Common Shares and Common Shares to permit any conversion pursuant to Section 6 or redemption pursuant to Section 7 of the then outstanding

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Series A Preferred Shares. All Class B Common Shares and/or Common Shares when issued upon redemption of Series A Preferred Shares shall be validly issued, fully paid and nonassessable.

(b)    Any Series A Preferred Shares that shall at any time have been converted or redeemed pursuant to Section 6 or redeemed pursuant to Section 7 or otherwise acquired by the Trust shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board of Trustees.

12.           Adjustments. If a conversion or redemption of any Series A Preferred Shares pursuant to Section 6, Section 7 and Section 8 occurs less than 20 Trading Days after the Trust: (i) declares a dividend or makes a distribution on the Class B Common Shares or Common Shares payable in Class B Common Shares or Common Shares, (ii) subdivides or splits the outstanding Class B Common Shares or Common Shares, (iii) combines or reclassifies the outstanding Class B Common Shares or Common Shares into a smaller number of shares or (iv) consolidates with, or merges with or into, any other person, or engages in any reorganization, reclassification or recapitalization that is effected in such a manner that the holders of Class B Common Shares or Common Shares are entitled to receive shares, securities, cash or other assets with respect to or in exchange for Class B Common Shares or Common Shares (other than as a cash dividend or distribution declared by the Trust), the Stated Value shall be adjusted so that the conversion or redemption of the Series A Preferred Shares less than 20 Trading Days after such event shall entitle the holder to receive the aggregate number of Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares or cash, which, if the Series A Preferred Shares had been converted or redeemed immediately prior to such event, such holder would have owned upon such conversion or redemption and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.

13.           Voting Rights. Holders of the Series A Preferred Shares shall not have any voting rights.

14.           Restrictions on Transfer. The Series A Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust. In addition, no Series A Preferred Shares may be sold or otherwise Transferred (as defined in the Declaration of Trust) unless the holder thereof delivers evidence, to the satisfaction of the Trust, that such sale or other Transfer (as defined in the Declaration of Trust) of such Series A Preferred Shares is made to an accredited investor solely in compliance with all federal and state securities laws. Series A Preferred Shares shall include the following legend and any other legends required by state securities laws and the Declaration of Trust and Bylaws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Any sale or transfer of Series A Preferred Shares made in violation of any federal or state securities law shall be void ab initio.

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ANNEX B

Series 1 Convertible Redeemable Preferred Shares

1.             Designation and Number. A series of Preferred Shares, designated the “Series 1 Convertible Redeemable Preferred Shares” (the “Series 1 Preferred Shares”), is hereby established. The number of Series 1 Preferred Shares shall be 97,000. The par value of the Series 1 Preferred Shares shall be $0.0001.

2.             Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a)       “Listing Event” shall mean either (i) the listing of the Common Shares (as defined in the Declaration of Trust) on a national securities exchange or (ii) a merger, sale of all or substantially all of the Trust’s assets or another transaction, in each case, approved by the Board of Trustees in which the holders of Common Shares and Class B Common Shares (as defined in the Declaration of Trust) will receive common shares that are listed on a national securities exchange, or options or warrants to acquire common shares that are listed on a national securities exchange, in exchange for their existing shares, options and warrants of the Trust, as applicable; provided that for purposes of (i) of this definition, a listing event shall not be deemed to have occurred until such time as the Class B Common Shares convert into Common Shares in accordance with the Declaration of Trust.

(b)       “Merger” shall mean the merger of Mobile (as defined below) with and into the Trust, as contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2022, by and between the Trust and Mobile.

(c)       “Mobile” shall mean Mobile Infrastructure Corporation, Inc., a Maryland corporation.

(d)       “Mobile Preferred Stock” shall mean the Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share, of Mobile.

(e)       “Nasdaq” shall mean the Nasdaq Stock Market.

(f)      “Person” shall mean any company, limited liability company, partnership, trust, organization, association, other entity or individual.

(g)       “Trading Day” shall mean, (i) if the Common Shares are listed or admitted to trading on Nasdaq, a day on which Nasdaq is open for the transaction of business, (ii) if the Common Shares are not listed or admitted to trading on Nasdaq but are listed or admitted to trading on another national securities exchange or automated quotation system, a day on which such national securities exchange or automated quotation system, as the case may be, on which the Common Shares are listed or admitted to trading is open for the transaction of business, or (iii) if the Common Shares are not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h)      “VWAP” shall mean, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of Common Shares traded on Nasdaq during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Shares traded on Nasdaq (or such other national securities exchange or automated quotation system on which the Common Shares are listed) for such Trading Day, or if such volume-weighted average price is unavailable, the market value of one Common Share or Class B Common Share, as applicable, on such Trading Day as determined by the Board of Trustees in a commercially reasonable manner, using a volume-weighted average price method.

3.            Rank. The Series 1 Preferred Shares shall, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares and the Class B Common Shares and any other class or series of shares of beneficial interest of the Trust the terms of which specifically provide that the holders of the Series 1 Preferred Shares are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Trust in preference or priority to the holders of shares of such class or series (the “Junior Shares”); (b) on a parity with the Series A Convertible Redeemable Preferred Shares of the Trust and any other class or series of shares of beneficial interest of the Trust the terms of which specifically provide that the holders of such class or series

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of shares of beneficial interest and the Series 1 Preferred Shares are entitled to receive dividends and amounts distributable upon the liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of accumulated, accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the “Parity Shares”); and (c) junior to any class or series of shares of beneficial interest of the Trust the terms of which specifically provide that the holders of such class or series are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of the Trust in preference or priority to the holders of the Series 1 Preferred Shares (the “Senior Shares”).

4.             Dividends.

(a)     Subject to the preferential rights of holders of any class or series of Senior Shares, holders of the Series 1 Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of dividends, cash dividends at the rate of 5.50% per annum of the initial stated value of $1,000 per share (the “Stated Value”) (equivalent to a fixed annual rate of $55.00 per share); provided, however, that the annual dividend rate on each Series 1 Preferred Share shall be increased to 7.00% of the Stated Value (equivalent to a fixed annual rate of $70.00 per share) until the occurrence of a Listing Event, at which time, the dividend rate will revert automatically to 5.50% per annum of the Stated Value. The dividends on each Series 1 Preferred Share shall be cumulative from the first date on which such Series 1 Preferred Share is issued (the “Original Issue Date”) and shall be payable monthly on the 12th day of the month following the month for which the dividend was declared or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”); provided, that, no holder of any Series 1 Preferred Shares shall be entitled to receive any dividends paid or payable on the Series 1 Preferred Shares with a Dividend Payment Date before the date such Series 1 Preferred Shares are issued. Notwithstanding anything to the contrary contained herein, any and all accrued but unpaid dividends (whether or not declared) on each share of Mobile Preferred Stock exchanged in the Merger for a Series 1 Preferred Share shall be treated for purposes of the Declaration of Trust as if accrued by the Trust with respect to such Series 1 Preferred Share, including any unpaid dividends prior to the Original Issue Date and otherwise in accordance with this Section 4(a) (such amount with respect to each Series 1 Preferred Share, not including the amount of any accrued and unpaid dividends paid in cash as part of the consideration paid in the Merger to the holder of such share of Mobile Preferred Stock for which the Series 1 Preferred Share was exchanged, the “Mobile Preferred Accrual”). Any dividend payable on the Series 1 Preferred Shares for any partial dividend period shall be computed ratably on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable in arrears to holders of record as they appear in the share records of the Trust at the close of business on the 24th day of each month (the “Dividend Record Date”). The term “business day” shall mean any day, other than Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law to close, or a day which is or is declared a national or a New York state holiday.

(b)    Holders of Series 1 Preferred Shares shall not be entitled to any dividends in excess of cumulative dividends, as herein provided, on the Series 1 Preferred Shares. Any dividend payment made on the Series 1 Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(c)    No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series 1 Preferred Shares that may be in arrears (including the Mobile Preferred Accrual).

(d)    When dividends are not paid in full upon the Series 1 Preferred Shares (including the Mobile Preferred Accrual) or any other class or series of Parity Shares, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series 1 Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series 1 Preferred Shares and accumulated, accrued and unpaid on such Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Shares do not have a cumulative dividend).

(e)    Except as set forth in the preceding paragraph, unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series 1 Preferred Shares have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past dividend periods,

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no dividends (other than dividends or distributions paid in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares) shall be declared and paid or declared and set apart for payment by the Trust and no other distribution of cash or other property may be declared and made, directly or indirectly, by the Trust with respect to any Junior Shares or Parity Shares, nor shall any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an equity incentive or benefit plan of the Trust) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), directly or indirectly, by the Trust (except by conversion into or exchange for Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of Junior Shares or Parity Shares.

(f)    Notwithstanding the foregoing provisions of this Section 4, the Trust shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or other distribution on any Junior Shares or Parity Shares, or (ii) redeeming, purchasing or otherwise acquiring any Junior Shares or Parity Shares, in each case, if such declaration, payment, setting apart for payment, redemption, purchase or other acquisition is necessary in order to comply with the restrictions on transfer and ownership set forth in Article VII of the Declaration of Trust.

5.             Liquidation Preference.

(a)     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, before any payment or distribution by the Trust shall be made to or set apart for the holders of any Junior Shares, the holders of Series 1 Preferred Shares shall be entitled to be paid out of the assets of the Trust that are legally available for distribution to the shareholders, a liquidation preference equal to the Stated Value per share (the “Liquidation Preference”), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared) to and including the date of payment (including the Mobile Preferred Accrual). Until the holders of the Series 1 Preferred Shares have been paid the Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the Trust. If upon the voluntary or involuntary liquidation, dissolution or winding up of the Trust, the available assets of the Trust, or proceeds thereof, distributable among the holders of the Series 1 Preferred Shares shall be insufficient to pay in full the above described Liquidation Preference and the liquidating payments on any shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series 1 Preferred Shares and any such Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series 1 Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of the Series 1 Preferred Shares shall have no right or claim to any of the remaining assets of the Trust.

(b)    Upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series 1 Preferred Shares and any Parity Shares, the holders of any classes or series of Junior Shares shall be entitled to receive any and all assets of the Trust remaining to be paid or distributed, and the holders of the Series 1 Preferred Shares and any Parity Shares shall not be entitled to share therein.

(c)    The consolidation or merger of the Trust with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into the Trust, or the sale or transfer of all or substantially all of the assets or business of the Trust or a statutory share exchange, shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Trust. A Listing Event shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Trust.

(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of beneficial interest of the Trust or otherwise is permitted under the Maryland REIT Law, amounts that would be needed, if the Trust were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of Series 1 Preferred Shares (including the Mobile Preferred Accrual) shall not be added to the Trust’s total liabilities.

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6.             Conversion.

(a) Subject to the Trust’s redemption rights set forth in Section 6(b), each Series 1 Preferred Share is convertible into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares, at the election of the holder thereof by written notice to the Trust (each, a “Conversion Notice”). The Conversion Notice shall state: (i) the number of Series 1 Preferred Shares to be converted; and (ii) that the Series 1 Preferred Shares are to be converted pursuant to the applicable terms of the Series 1 Preferred Shares. Each such Series 1 Preferred Share will convert into a number of Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares determined by dividing (i) the sum of (A) 100% of the Stated Value plus (B) any accrued but unpaid dividends to, but not including, the Conversion Date (as defined below) (unless the Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividend will be included in such sum) by (ii) the conversion price of each Class B Common Share or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Share (the “Conversion Price”). The Conversion Price will be determined as follows:

i.       Provided there has been a Listing Event, the Conversion Price for such Series 1 Preferred Share will be equal to the VWAP per Common Share of the Trust (or its successor) for the 20 Trading Days prior to the delivery date of the Conversion Notice.

ii.       If a Listing Event has not occurred, the Conversion Price for such Series 1 Preferred Share will be equal to 100% of the Trust’s net asset value per Class B Common Share (“NAV per share”), if then established, and until the Trust establishes a NAV per share, the Conversion Price will be equal to $25.00, or the initial offering price per share of common stock in Mobile’s initial public offering.

A holder may elect to convert all or any portion of its Series 1 Preferred Shares by delivering a Conversion Notice stating its intent to convert such number of Series 1 Preferred Shares into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares. Subject to the Trust’s redemption rights set forth in Section 6(b) and Section 7, the conversion of the Series 1 Preferred Shares subject to a Conversion Notice (the “Conversion Shares”) into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares will occur at the end of the 20th Trading Day after the Trust’s receipt of such Conversion Notice (the “Conversion Date”).

(b)    Notwithstanding the foregoing, upon a holder providing a Conversion Notice, the Trust will have the right (but not the obligation) to redeem, in its sole discretion, any or all of the Conversion Shares at a redemption price, payable in cash, equal to 100% of the Stated Value of the Series 1 Preferred Share, plus any accrued but unpaid dividends (including the Mobile Preferred Accrual) thereon to, but not including, the redemption date (the “Redemption Price”):

The Trust, in its discretion, may elect to redeem, in whole or in part, any such Series 1 Preferred Shares by delivering a written notice of redemption to the holder thereof on or prior to 10th Trading Day prior to the close of trading on the Conversion Date. If the Trust elects to redeem such Conversion Shares, the Trust shall pay the Redemption Price, without interest, to holder of the redeemed Conversion Shares promptly following the delivery of a notice of redemption pursuant to this Section 6, but, in any event, not later than the Conversion Date, which payment date shall also be the redemption date for purposes of this Section 6; provided, however, that if the Trust exercises its redemption right pursuant to Section 7, such shares shall be redeemed in accordance with the procedures set forth in Section 7. If a notice of redemption is not delivered by the Trust by the 10th Trading Day prior to the close of trading on the Conversion Date, the Conversion Shares shall thereafter convert into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares, effective as of the close of trading on the Conversion Date.

(c)    Holders of Series 1 Preferred Shares shall not have the right to convert any shares that the Trust has elected to redeem pursuant to this Section 6 or Section 7. Accordingly, if the Trust has provided a notice of redemption with respect to some of all of the Series 1 Preferred Shares, holders of any Series 1 Preferred

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Shares that the Trust has called for redemption shall not be permitted to exercise their conversion right pursuant to Section 6 in respect of any of the shares that have been called for redemption, and such Series 1 Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date the applicable redemption price.

(d)    Written notice as to the redemption of any Conversion Shares pursuant to this Section 6 shall be given by first class mail, postage pre-paid, to each such record holder of such Series 1 Preferred Shares at the respective mailing addresses of each such holder as the same shall appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such Series 1 Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which Series 1 Preferred Shares may then be listed or admitted to trading, such notice shall state: (i) the redemption date (which may not be after the Conversion Date); (ii) the Redemption Price payable on the redemption date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the Redemption Price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) that the Series 1 Preferred Shares are being redeemed pursuant to this Section 6; and (iv) that dividends on the Series 1 Preferred Shares to be redeemed will cease to accrue on such redemption date. If less than all the Conversion Shares are to be redeemed, the notice mailed to such holder also shall specify the number of Conversion Shares to be redeemed.

(e)    If notice of redemption of any Series 1 Preferred Shares has been given and if the funds necessary for such redemption have been set apart by the Trust for the benefit of the holders of any Series 1 Preferred Shares so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series 1 Preferred Shares, such Series 1 Preferred Shares shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(f)    In the event of any conversion or redemption pursuant to Section 6, if the Conversion Date or redemption date, as applicable, occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares converted or called for redemption, as applicable, shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable in connection with the conversion or redemption of such shares.

(g)   Notwithstanding anything to the contrary contained herein, no holder of Series 1 Preferred Shares will be entitled to convert such Series 1 Preferred Shares into Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares to the extent that receipt of such Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares would cause the holder of such Class B Common Shares or, if converted after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares (or any other person) to violate the restrictions on transfer and ownership set forth in Article VII of the Declaration of Trust.

7.             Optional Redemption by the Trust.

(a)    Except as provided in Section 6, the Series 1 Preferred Shares are not redeemable by the Trust prior to the 20th Trading Day after the date of a Listing Event, if any. However, the Series 1 Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust. Pursuant to Article VII of the Declaration of Trust, and without limitation of any provisions of such Article VII, the Series 1 Preferred Shares, together with all other shares of beneficial interest of the Trust, owned by a shareholder in excess of the Ownership Limit (as defined in the Declaration of Trust) will automatically be transferred to a Charitable Trust (as defined in the Declaration of Trust) for the benefit of a Charitable Beneficiary (as defined in the Declaration of Trust) and the Trust shall have the right to purchase such transferred shares from the Charitable Trust. For this purpose, the Market Price (as defined in the Declaration of Trust) of Series 1 Preferred Shares shall equal the Stated Value, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of purchase.

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(b)    From time to time, on and after the 20th Trading Day after the date of a Listing Event, if any, the Trust may, at its option, redeem the Series 1 Preferred Shares, in whole or from time to time, in part, at a redemption price equal to 100% of the Stated Value per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption (including the Mobile Preferred Accrual) (the “Optional Redemption Date”).

(c)    The Optional Redemption Date shall be selected by the Trust and shall be 30 days after the date on which the Trust sends a notice of redemption (the “Optional Redemption Notice”).

(d)    If full cumulative dividends (including the Mobile Preferred Accrual) on all outstanding Series 1 Preferred Shares have not been declared and paid or declared and set apart for payment for all past dividend periods, no Series 1 Preferred Shares may be redeemed pursuant to this Section 7, unless all outstanding Series 1 Preferred Shares are simultaneously redeemed, and neither the Trust nor any of its affiliates may purchase or otherwise acquire Series 1 Preferred Shares otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series 1 Preferred Shares; provided, however, that the foregoing shall not prevent the redemption or purchase by the Trust of Series 1 Preferred Shares pursuant to Article VII of the Declaration of Trust.

(e)    If fewer than all the outstanding Series 1 Preferred Shares are to be redeemed pursuant to this Section 7, the Trust shall select those shares to be redeemed pro rata or in such manner as the Board of Trustees may determine.

(f)    The Optional Redemption Notice shall be given by first class mail, postage pre-paid, to each such record holder of such Series 1 Preferred Shares at the respective mailing addresses of each such holder as the same shall appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any such Series 1 Preferred Shares except as to the holder to whom notice was defective or not given.

(g)    In addition to any information required by law or by the applicable rules of any exchange upon which Series 1 Preferred Shares may then be listed or admitted to trading, the Optional Redemption Notice shall state: (i) the Optional Redemption Date; (ii) the redemption price payable on the Optional Redemption Date, including without limitation a statement as to whether or not accumulated, accrued and unpaid dividends shall be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant Dividend Record Date as described above; (iii) whether the redemption price will be paid in cash or Common Shares; (iv) that the Series 1 Preferred Shares are being redeemed pursuant to Section 7; and (v) that dividends on the Series 1 Preferred Shares to be redeemed will cease to accrue on such Optional Redemption Date. If less than all the Series 1 Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder also shall specify the number of Series 1 Preferred Shares held by such holder to be redeemed.

(h)    If the Optional Redemption Notice has been given and if the funds necessary for such redemption have been set apart by the Trust for the benefit of the holders of any Series 1 Preferred Shares so called for redemption, then, from and after the Optional Redemption Date, dividends will cease to accrue on such Series 1 Preferred Shares, such Series 1 Preferred Shares shall be redeemed in accordance with the notice and shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the cash or Common Shares payable upon such redemption without interest thereon. No further action on the part of the holders of such shares shall be required.

(i)    Pursuant to Section 6 above, the Trust also shall have the right to redeem all or any portion of the Conversion Shares subject to a Conversion Notice for a cash payment to the holder thereof equal to the Redemption Price set forth in Section 6(b) above, by delivering a Redemption Notice to the holder of such Conversion Shares on or prior 10th Trading Day prior to the close of trading on the applicable Conversion Date.

(j)    Subject to applicable law and the limitation on purchases when dividends on the Series 1 Preferred Shares are in arrears, the Trust may, at any time and from time to time, purchase or otherwise acquire any Series 1 Preferred Shares in the open market, by tender or by private agreement.

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8.             Redemption Price.

(a)    The redemption price payable pursuant to any redemption pursuant to Section 7 (other than any redemption in connection with a Conversion Notice pursuant to Sections 6 and 7(i)) shall be paid in cash or, at the election of the Trust in its sole discretion, in Common Shares, based on the VWAP of the Common Shares for the 20 Trading Days immediately preceding the Optional Redemption Date; provided however, that if the Common Shares are not then listed on a national securities exchange, then the value of each Common Share will be equal to the then current NAV per Common Share, if then established by the Trust. Until the establishment of a NAV per share, the value of each Common Share for redemption purposes shall be equal to $25.00, or the initial offering price per share of common stock in Mobile’s initial public offering. For the avoidance of doubt, any accumulated, accrued and unpaid dividends, if any, with respect to Series 1 Preferred Shares to be redeemed shall be paid in cash.

(b)    Redemptions of Series 1 Preferred Shares by the Trust in connection with a Conversion Notice pursuant to Sections 6 and 7(i), if any, shall be paid in cash.

(c)    In the event of any redemption pursuant to Section 7, if the Optional Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date in respect of such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

9.             No Fractional Shares. The Trust shall not issue fractional Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, but in lieu of fractional shares, the Trust, at its sole discretion, may (i) eliminate a fractional interest by rounding up to a full share, (ii) arrange for the disposition of a fractional interest by the person entitled to it, (iii) pay cash for the fair value of a fractional share determined as of the time when the person entitled to receive it is determined, or (iv) otherwise arrange for the disposition of the fractional interest in accordance with Section 2-214 of the Maryland General Corporation Law.

10.           Appointment of Transfer Agent; Mechanics of Conversion and Redemption.

(a)    The Trust shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Series 1 Preferred Shares and of transfers of Series 1 Preferred Shares for the purpose of registering Series 1 Preferred Shares and transfers of Series 1 Preferred Shares as herein provided. The Trust may appoint a registrar and one or more transfer agents for the Series 1 Preferred Shares as it shall determine. The Trust may change the transfer agent without prior notice to any holder.

(b)    If the Trust elects to issue Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares upon any conversion pursuant to Section 6 or redemption pursuant to Section 7, the Trust shall cause the transfer agent to, as soon as practicable, but not later than three (3) business days after the effective date of such conversion or redemption, register the number of Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares to which such holder shall be entitled as a result of such redemption. The person or persons entitled to receive the Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares issuable upon such conversion or redemption shall be treated for all purposes as the record holder or holders of such Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares as of the effective date of such conversion or redemption.

11.           Reservation of Shares.

(a) The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Class B Common Shares and Common Shares, a sufficient number of Class B Common Shares and Common Shares to permit any conversion pursuant to Section 6 or redemption pursuant to Section 7 of the then outstanding

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Series 1 Preferred Shares. All Class B Common Shares and/or Common Shares when issued upon redemption of Series 1 Preferred Shares shall be validly issued, fully paid and nonassessable.

(b)    Any Series 1 Preferred Shares that shall at any time have been converted or redeemed pursuant to Section 6 or redeemed pursuant to Section 7 or otherwise acquired by the Trust shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more classified and designated as part of a particular class or series by the Board of Trustees.

12.          Adjustments. If a conversion or redemption of any Series 1 Preferred Shares pursuant to Section 6, Section 7 and Section 8 occurs less than 20 Trading Days after the Trust: (i) declares a dividend or makes a distribution on the Class B Common Shares or Common Shares payable in Class B Common Shares or Common Shares, (ii) subdivides or splits the outstanding Class B Common Shares or Common Shares, (iii) combines or reclassifies the outstanding Class B Common Shares or Common Shares into a smaller number of shares or (iv) consolidates with, or merges with or into, any other person, or engages in any reorganization, reclassification or recapitalization that is effected in such a manner that the holders of Class B Common Shares or Common Shares are entitled to receive shares, securities, cash or other assets with respect to or in exchange for Class B Common Shares or Common Shares (other than as a cash dividend or distribution declared by the Trust), the Stated Value shall be adjusted so that the conversion or redemption of the Series 1 Preferred Shares less than 20 Trading Days after such event shall entitle the holder to receive the aggregate number of Class B Common Shares or, if converted or redeemed after the conversion of the Class B Common Shares in accordance with the Declaration of Trust, Common Shares or cash, which, if the Series 1 Preferred Shares had been converted or redeemed immediately prior to such event, such holder would have owned upon such conversion or redemption and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, reorganization, reclassification or recapitalization.

13.           Voting Rights. Holders of the Series 1 Preferred Shares shall not have any voting rights.

14.           Restrictions on Transfer. The Series 1 Preferred Shares are subject to the provisions of Article VII of the Declaration of Trust. In addition, no Series 1 Preferred Shares may be sold or otherwise Transferred (as defined in the Declaration of Trust) unless the holder thereof delivers evidence, to the satisfaction of the Trust, that such sale or other Transfer (as defined in the Declaration of Trust) of such Series 1 Preferred Shares is made to an accredited investor solely in compliance with all federal and state securities laws. Series 1 Preferred Shares shall include the following legend and any other legends required by state securities laws and the Declaration of Trust and Bylaws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Any sale or transfer of Series 1 Preferred Shares made in violation of any federal or state securities law shall be void ab initio.

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ANNEX C-2

FORM OF MIT AMENDED AND RESTATED BYLAWS

MOBILE INFRASTRUCTURE TRUST

AMENDED AND RESTATED BYLAWS

These AMENDED AND RESTATED BYLAWS (these “Bylaws”) are made as of , 2022 by the Board of Trustees (the “Board” or “Board of Trustees”) of Mobile Infrastructure Trust, a Maryland real estate investment trust (the “Trust”).

ARTICLE I

OFFICES

Section 1.     PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place or places as the Board of Trustees may designate.

Section 2.     ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.     PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.     ANNUAL MEETING. An annual meeting of shareholders for the election of trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time and place set by the Board of Trustees. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3.               SPECIAL MEETINGS.

(a)   General. Each of the chair of the Board of Trustees, chief executive officer, president and the Board of Trustees may call a special meeting of shareholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the chair of the Board of Trustees, chief executive officer, president or Board of Trustees, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”).

(b)   Shareholder-Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

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(2)   In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest of the Trust which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest of the Trust owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)   The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)   In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that if the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting if the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chair of the Board of Trustees, chief executive officer, president or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request

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received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)   For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

Section 4.     NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5.     ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the Board of Trustees or, in the case of a vacancy in the office or absence of the chair of the Board of Trustees, by one of the following individuals present at the meeting in the following order: the lead independent trustee, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary or, in the absence of such officers, a chair chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board of Trustees or the chair of the meeting shall act as secretary. If the secretary presides at a meeting of shareholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Trustees or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls

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should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chair of the meeting pursuant to the foregoing provisions, the chair may adjourn any meeting of shareholders for any reason deemed necessary by the chair, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chair of the meeting determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information that the Board of Trustees or the chair of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Trustees or the chair of the meeting determines that adjournment is otherwise in the best interests of the Trust. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 6.               QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust (the “Declaration of Trust”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, the chair of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. The date, time and place of the meeting, as reconvened, shall be either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 7.               VOTING. A nominee for trustee shall be elected as a trustee only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of shareholders duly called and at which a quorum is present. However, trustees shall be elected by a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present for which (i) the secretary of the Trust receives notice that a shareholder has nominated an individual for election as a trustee in compliance with the requirements of advance notice of shareholder nominees for trustee set forth in Article II, Section 11 of these Bylaws, and (ii) such nomination has not been withdrawn by such shareholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement of the Trust with the Securities and Exchange Commission, and, as a result of which, the number of nominees exceeds the number of trustees to be elected at the meeting. Each share entitles the holder thereof to vote for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust or by these Bylaws. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.

Section 8.               PROXIES. A holder of record of shares of beneficial interest of the Trust may cast votes in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the record of the proceedings of the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Section 9.               VOTING OF SHARES BY CERTAIN HOLDERS. Shares of beneficial interest of the Trust registered in the name of a corporation, partnership, joint venture, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, managing member, manager or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of

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such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy. Notwithstanding the apparent authority created by the prior two sentences of this Section 9, the Board of Trustees or the chair of the meeting may require that such person acting for a corporation, partnership, joint venture, trust, limited liability company or other entity provide documentary evidence of his or her authority to vote such shares and of the fact that the beneficial owner of such shares has been properly solicited and authorized such person to vote as voted and, in the absence of such satisfactory evidence, the Board of Trustees or the chair may determine whether such votes have been validly cast.

Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.

Section 10.     INSPECTORS. The Board of Trustees or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of beneficial interest represented at the meeting in person or by proxy and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.              ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a)     Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2)     For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that, if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later

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than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust provided further, that, for notice of any nomination or other business to be properly brought before the first annual meeting of the Trust’s shareholders convened after the closing of the initial public offering of the Trust’s common shares of beneficial interest, to be timely, a shareholder’s notice shall set forth all information required under, and shall be delivered to the secretary of the Trust at the principal executive office of the Trust within the time periods required by, this Section 11, with such time periods to be calculated as though the date of the proxy statement for the preceding year’s annual meeting had been [_______], and the date of such meeting had been [________], in each case, of the preceding calendar year. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(3)          Such shareholder’s notice shall set forth:

(i)     as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii)    as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii)     as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,

  (A)    the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person,

  (B)     the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,

  (C)     whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and

   (D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)    as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

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   (A)    the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and

   (B)     the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v)      the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such shareholder’s notice; and

(vi)     to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business.

(4)          Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a trustee that has not been disclosed to the Trust and (b) will serve as a trustee of the Trust if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).

(5)           Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, if the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Trust.

(6)           For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person acting in concert with, such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or Shareholder Associated Person.

(b)           Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 11(b), no shareholder may nominate an individual for election to the Board of Trustees or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Trustees for the purposes of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this

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Section 11 is delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c)     General. (1) If information submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11 and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2)     Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)      For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) (or any successor provision) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)     Nopayment for all past dividendtwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(5)     Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the shareholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a trustee or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12.     TELEPHONE AND REMOTE COMMUNICATION MEETINGS. The Board of Trustees or chair of the meeting may permit one or more shareholders to participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law.

Section 13.      CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares

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and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 14.      BUSINESS COMBINATION ACT. By virtue of a resolution adopted by the Board of Trustees prior to or at the time of the adoption of these Bylaws (and the adoption of these Bylaws shall be deemed to be, and shall be conclusive evidence of, the adoption of such resolution), any business combination (as defined in Section 3-601(e) of the MGCL) between the Trust and any other person or entity or group of persons or entities is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL. The approval by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees shall be required in order for the Board of Trustees to revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with this Section 14 of Article II or with a prior resolution of the Board of Trustees that exempts any business combination between the Trust and any other person, whether identified specifically, generally or by type, from the provisions of Subtitle 6 of Title 3 of the MGCL.

Section 15.      SHAREHOLDER RIGHTS PLAN. The Trust may not adopt a shareholder rights plan without (i) the approval of the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees or (ii) seeking ratification from the shareholders by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees within 12 months of adoption of the plan if the Board of Trustees determines, in the exercise of its duties under applicable law, that it is in the Trust’s best interest to adopt a rights plan without the delay of seeking prior shareholder approval.

ARTICLE III

TRUSTEES

Section 1.     GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

Section 2.     NUMBER, TENURE, QUALIFICATIONS AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of trustees, provided that the number thereof shall never be less than one, nor more than 15, and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. In case of failure to elect trustees at the designated time, the trustees holding over shall continue to serve as trustees until their successors are elected and qualify. Any trustee of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chair of the Board of Trustees or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.     ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees may be held at such date, time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the date, time and place for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4.      SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chair of the Board of Trustees, the chief executive officer or the president or a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the date, time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.

Section 5.     NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the

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trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.      QUORUM. A majority of the trustees shall constitute a quorum for the transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such trustees is present at such meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough trustees to leave fewer than required to establish a quorum.

Section 7.     VOTING. The action of a majority of the trustees present at a meeting at which a quorum is or was present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8.     ORGANIZATION. At each meeting of the Board of Trustees, the chair of the Board of Trustees or, in the absence of the chair, the chief executive officer shall act as chair of the meeting. Even if present at the meeting, the trustee named herein may designate another trustee to act as chair of the meeting. In the absence of both the chair of the Board of Trustees and chief executive officer, or, in the absence of all such individuals, the president or, in the absence of the president, a trustee chosen by a majority of the trustees present, shall act as chair of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chair of the meeting, shall act as secretary of the meeting.

Section 9.     TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.    CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing or by electronic transmission to such action, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the Declaration of Trust or these Bylaws, in which case, such greater proportion of Trustees shall be required to consent in writing or by electronic transmission to such action. Such written or electronic consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum was present.

Section 11.    VACANCIES. If for any reason any or all the trustees cease to be trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares of beneficial interest, any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.

Section 12.    COMPENSATION. Trustees shall not receive any stated salary for their services as trustees but, by resolution of the trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and

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any other service or activity they perform or engage in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 13.    RELIANCE. Each trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a trustee, by a committee of the Board of Trustees on which the trustee does not serve, as to a matter within its designated authority, if the trustee reasonably believes the committee to merit confidence.

Section 14.     RATIFICATION. The Board of Trustees or the shareholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the Act, and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding on the Trust and its shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 15.    INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its trustees is a trustee or director or has a material financial interest.

Section 16.     CERTAIN RIGHTS OF TRUSTEES. Any trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.

Section 17.     EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.

ARTICLE IV

COMMITTEES

Section 1.     NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and other committees, composed of one or more trustees, to serve at the pleasure of the Board of Trustees.

Section 2.      POWERS. The Board of Trustees may delegate to any committee appointed under Section 1 of this Article any of the powers of the Board of Trustees. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more trustees, as the committee deems appropriate in its sole discretion.

Section 3.      MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees, or in the absence of such designation, the applicable committee, may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the date, time and place

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of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member.

Section 4.      TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.      CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by a majority of the committee, unless the concurrence of a greater proportion is required for such action by a specific provision of an applicable statute, the committee’s charter, the Declaration of Trust or these Bylaws, in which case, such greater proportion of members of the committee shall be required to consent in writing or by electronic transmission to such action, and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 6.      VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.       GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chair of the Board of Trustees, a vice chair of the Board of Trustees, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or appropriate. The officers of the Trust shall be elected by the Board of Trustees, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.       REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chair of the Board of Trustees, the lead independent trustee (if applicable), the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.      VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.      CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.

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Section 5.       CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.

Section 6.       CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.

Section 7.       CHAIR OF THE BOARD. The Board of Trustees may designate from among its members a chair of the Board of Trustees, who shall not, solely by reason of these Bylaws, be an officer of the Trust. The Board of Trustees may designate the chair of the Board of Trustees as an executive or non-executive chair. The chair of the Board of Trustees shall preside over the meetings of the Board of Trustees. The chair of the Board of Trustees shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Trustees.

Section 8.       PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board of Trustees, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 9.      VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 10.     SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees.

Section 11.     TREASURER. The treasurer shall have the custody of the funds and securities of the Trust, shall (a) keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, (b) deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees and (c) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Trust.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

Section 12.     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Trustees.

Section 13.     COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Trustees and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a trustee.

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ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.       CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 2.       CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.       DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 1.       CERTIFICATES. Except as may be otherwise provided by the Board of Trustees or any officer of the Trust, ownership of shares of any class of shares of beneficial interest of the Trust shall be evidenced in book entry form and shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them. If the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the Maryland REIT Law (the “MRL”) and shall be signed by the officers of the Trust in any manner permitted by the MRL. If the Trust issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.

Section 2.      TRANSFERS. All transfers of shares shall be made on the books of the Trust, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees or an officer of the Trust that such shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.      REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees or an officer of the Trust has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.

Section 4.      FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining

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shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5.       SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.      FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may authorize the Trust to issue fractional shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.      AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2.      CONTINGENCIES. Before payment of any dividend or other distribution, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1.                SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland.” The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

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Section 2.      AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIII

EXCLUSIVE FORUM FOR CERTAIN DISPUTES

Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Trust, other than actions arising under federal securities laws, (c) any action asserting a claim of breach of any duty owed by any trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (d) any action asserting a claim against the Trust or any trustee or officer or other employee of the Trust arising pursuant to any provision of the MGCL or the Declaration of Trust or these Bylaws, or (e) any other action asserting a claim against the Trust or any trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside of the State of Maryland unless the Trust consents in writing to such court. This Article XIII does not apply to claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE XV

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the Board of Trustees; provided, that any amendment to Section 14 or Section 15 of Article II must also be approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees. In addition, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the shareholders of the Trust, without the approval of the Board of Trustees, by the affirmative vote of a majority of the votes entitled to be cast on the matter by shareholders entitled to vote generally in the election of trustees.

ARTICLE XVI

MISCELLANEOUS

All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with and accepted for record by the State Department of Assessments and Taxation of Maryland related thereto.

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ANNEX D

FORM OF OPERATING PARTNERSHIP FOURTH AMENDED AND RESTATED PARTNERSHIP
AGREEMENT

Fourth Amended AND RESTATED

AGREEMENT

OF LIMITED PARTNERSHIP

OF

MOBILE INFRA OPERATING PARTNERSHIP, L.P.

a Maryland limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Dated as of [   ], 2022

D-1

D-2

D-3

D-4

D-5

FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF MOBILE INFRA OPERATING PARTNERSHIP, L.P.

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MOBILE INFRA OPERATING PARTNERSHIP, L.P., dated as of [ ], 2022, is made and entered into by and among, Mobile Infrastructure Trust, a Maryland real estate investment trust, as the General Partner and the Persons from time to time party hereto, as limited partners.

WHEREAS, the Partnership (as defined herein) initially was formed pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act by the filing of a Certificate of Limited Partnership with the Secretary of State of the State of Delaware on June 8, 2015 (the “Formation Date”), with Mobile Infrastructure Corporation, a Maryland corporation, as the initial general partner (the “Initial General Partner”).

WHEREAS, the Initial General Partner and the initial limited partner of the Partnership entered into a limited partnership agreement of the Partnership effective as of September 22, 2015 (the “Original Partnership Agreement”);

WHEREAS, the Partnership was converted from a Delaware limited partnership to a Maryland limited partnership by the filing of a Certificate of Limited Partnership of the Partnership and Articles of Conversion with the SDAT (as defined herein) on August 26, 2021;

WHEREAS, in connection with the foregoing, the Initial General Partner and the Partnership amended and restated the Original Partnership Agreement, effective as of August 26, 2021 (the “Amended Partnership Agreement”);

WHEREAS, the Initial General Partner and the Partnership amended and restated the Amended Partnership Agreement, effective as of November 2, 2021 (the “Second Amended Partnership Agreement”);

WHEREAS, effective as of March 17, 2022, MVP REIT II Holdings, LLC, a Delaware limited liability company, a wholly owned subsidiary of the Initial General Partner and a Limited Partner (“MVP REIT II Holdings”), merged with and into the Initial General Partner, with the Initial General Partner continuing as the surviving entity (the “GP Merger”), and in connection therewith the Initial General Partner succeeded to the Common Units, Series 1 Preferred Units and Series A Preferred Units (each as defined in the Third Amended Partnership Agreement, as defined herein) owned by MVP REIT II Holdings at the effective time of the GP Merger;

WHEREAS, subsequent to the effective date of the GP Merger, the Initial General Partner filed an Amendment to the Certificate of Limited Partnership of the Partnership to change the name of the Partnership from “MVP REIT II Operating Partnership L.P.” to “Mobile Infra Operating Partnership, L.P.” effective as of March 18, 2022;

WHEREAS, the Initial General Partner and the Partnership amended and restated the Second Amended Partnership Agreement, effective as of March 18, 2022 (the “Third Amended Partnership Agreement”);

WHEREAS, effective as of [ ], 2022, the Initial General Partner merged with and into the General Partner, with the General Partner continuing as the surviving entity (the “Merger”), and in connection therewith the General Partner succeeded to the Common Units, the Series A Preferred Units and Series 1 Preferred Units owned by the Initial General Partner immediately prior to the effective time of the Merger (the “Effective Time”);

WHEREAS, effective as of such transfer of Common Units and Preferred Units from the Initial General Partner, the General Partner was admitted as a successor General Partner in accordance with the terms of Section 12.1 of the Third Amended Partnership Agreement;

WHEREAS, at the Effective Time, each Common Unit issued and outstanding immediately prior to the Effective Time converted, on a one-for-one basis, into one Class B Common Unit, without any action on the part of the holder thereof;

WHEREAS, as set forth in Section 12.1 of the Third Amended Partnership Agreement and following the principles of Section 4.3.E of the Third Amended Partnership Agreement, at the Effective Time, the General Partner contributed to the Partnership (a) the adjusted gross proceeds of its initial public offering of Common Shares and (b) other proceeds previously received by the General Partner in connection with the issuance of Common Shares prior to its initial public offering and, in exchange therefor, the Partnership has issued to the General Partner one Common Unit for each Common Share outstanding as of the time immediately prior to the Effective Time; and

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WHEREAS, the General Partner and the Partnership desire to amend and restate the Third Amended Partnership Agreement to make the modifications hereinafter set forth as permitted by Section 14.2 of the Third Amended Partnership Agreement.

NOW, THEREFORE, BE IT RESOLVED, that, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Maryland Revised Uniform Limited Partnership Act, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3.A hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(i)       increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)       decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjusted Net Income” means for each Partnership Year or other applicable period, an amount equal to the Partnership’s Net Income or Net Loss for such year or other period (other than any Net Income or Net Loss or items thereof allocated with respect to such year or other period prior to the allocation of Adjusted Net Income), computed without regard to the items set forth below; provided, that if the Adjusted Net Income for such year or other period is a negative number (i.e., a net loss), then the Adjusted Net Income for that year or other period shall be treated as if it were zero:

(i)       Depreciation; and

(ii)       Net gain or loss realized in connection with the actual or hypothetical sale of any or all of the assets of the Partnership, including but not limited to net gain or loss treated as realized in connection with an adjustment to the Gross Asset Value of the Partnership’s assets as set forth in the definition of “Gross Asset Value.”

“Adjustment Event” has the meaning set forth in Section 18.3 hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)       the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT

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Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse share split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)       the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP / COPP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or, if applicable, the later time that the Distributed Rights became exercisable), to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)       the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (a) the numerator of which shall be such Value of a REIT Share as of the record date and (b) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Limited Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Fourth Amended and Restated Limited Partnership Agreement of Mobile Infra Operating Partnership, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

“Amended Partnership Agreement” has the meaning set forth in the Recitals hereof.

“Applicable Percentage” means the proportion of a Tendering Party’s Tendered Common Units that will be acquired by the General Partner for REIT Shares in accordance with Section 15.1 to the Tendering Party’s Tendered Common Units.

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“Appraisal’ means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Assumed Tax Rate” has the meaning set forth in Section 5.3 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i)       the sum, without duplication, of:

                       (1)       the Partnership’s Net Income or Net Loss (as the case may be) for such period,

          (2)       Depreciation and all other noncash charges to the extent deducted in determining Net Income or             Net Loss for such period,

          (3)       the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below             (including, without limitation, reductions resulting because the General Partner determines such amounts are no             longer necessary),

           (4)       the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or             refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from             such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital             Transactions), and

(5)       all other cash received (including amounts previously accrued as Net Income and amounts of deferred             income) or any net amounts borrowed by the Partnership for such period that was not included in determining             Net Income or Net Loss for such period.

(ii)       less the sum, without duplication, of:

           (1)       all principal debt payments made during such period by the Partnership,

           (2)       capital expenditures made by the Partnership during such period,

           (3)       investments in any entity (including loans made thereto) to the extent that such investments are             not otherwise described in clause (ii)(1) or clause (ii)(2) above,

          (4)       all other expenditures and payments not deducted in determining Net Income or Net Loss for such              period (including amounts paid in respect of expenses previously accrued),

          (5)       any amount included in determining Net Income or Net Loss for such period that was not received             by the Partnership during such period,

           (6)       the amount of any increase in reserves (including, without limitation, working capital reserves)              established during such period that the General Partner determines are necessary or appropriate in its sole and              absolute discretion,

           (7)       any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units,              including, without limitation, any Cash Amount paid, and

          (8)       the amount of any working capital accounts and other cash or similar balances that the General              Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

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“Bipartisan Budget Act” means the Bipartisan Budget Act of 2015 (P.L. 114-74).

“Board of Trustees” means the Board of Trustees of the General Partner.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, New York or Cincinnati, Ohio are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(i)       To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.2.G, 6.2.H, 6.2.I and 6.2.J or Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii)       From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant Section 6.2.G, 6.2.H, 6.2.I and 6.2.J or Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii)       In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Partnership for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv)       In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v)       The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” means (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of LTIP Units or Performance Units, as applicable, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of beneficial interest of the General Partner now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the SDAT, as amended from time to time in accordance with the terms hereof and the Act.

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“Charity” means an entity described in Code Section 501(c)(3) or any trust all the beneficiaries of which are such entities.

“Class A Unit” has the meaning set forth in Section 20.1 hereof.

“Class A Unit Agreement” means the written agreement between the Partnership and a recipient of Class A Units evidencing the terms and conditions of such Class A Units.

“Class B REIT Shares” means the REIT Shares classified as Class B common shares of beneficial interest, $0.0001 par value per share, in the Declaration of Trust.

“Class B Common Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class B Common Unit as provided in this Agreement.

“Closing Price” has the meaning set forth in the definition of “Value.”

“COD Income” has the meaning set forth in Section 6.2.I hereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Equivalent Unit” means a Common Unit, a Class B Common Unit, an LTIP Unit, a Performance Unit or any other unit or fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof that is neither a Preferred Unit nor any other Partnership Unit that is specified in a Partnership Unit Designation as being other than a Common Equivalent Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

“Common Limited Partner” means any Limited Partner that is a Holder of Common Units, including any Substituted Common Limited Partner, in its capacity as such.

“Common Shares” means the REIT Shares classified as common shares of beneficial interest, $0.0001 par value per share, in the Declaration of Trust.

“Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Preferred Unit, LTIP Unit, Performance Unit, Class A Unit, Class B Common Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2.F hereof, divided by (ii) the number of the General Partner’s Common Units.

“Common Unit Notice of Redemption” means the Common Unit Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Compensatory Units” has the meaning set forth in Section 4.2.B.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the Common Limited Partners” means the Consent of a Majority in Interest of the Common Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Common Limited Partner in its sole and absolute discretion.

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“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion.

“Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however that if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of Partners of the affected classes or series of Partnership Interests.

“Constituent Person” has the meaning set forth in Section 18.9.F hereof.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).

“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the managing partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 18.9.B hereof.

“Conversion Notice” has the meaning set forth in Section 18.9.B hereof.

“Conversion Right” has the meaning set forth in Section 18.9.A hereof.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Common Unit Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Declaration of Trust” means the articles of amendment and restatement of the declaration of trust of the General Partner as filed with the SDAT on [ ], 2022, as such may by amended and supplemented and in effect from time to time.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero,

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Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Individual” has the meaning set forth in Section 10.3.A hereof.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units or a Holder of Performance Units, as applicable, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units or Performance Units, as applicable.

“Effective Time” has the meaning set forth in the preamble.

“Eligible Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit or a Performance Unit, an LTIP Unit or Performance Unit to the extent, since the date of issuance of such LTIP Unit or Performance Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit or Performance Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit or Performance Unit, as applicable.

“Equity Plan” means the Plans and any other option, stock, unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, including any Stock Option Plan, in each case, now or hereafter adopted by the Partnership or the General Partner, including the Plans.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Tax Periods” means the periods from January 1 to March 31, from April 1 to May 31, from June 1 to August 31, and from September 1 to December 31, which may be adjusted by the General Partner to the extent necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder and any successor statute thereto.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Flow-Through Entity” has the meaning set forth in Section 3.4.C hereof.

“Flow-Through Partners” has the meaning set forth in Section 3.4.C hereof.

“Forced Conversion” has the meaning set forth in Section 18.9.C hereof.

“Forced Conversion Notice” has the meaning set forth in Section 18.9.C hereof.

“Formation Date” has the meaning set forth in the Recitals hereof.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“General Partner” means Mobile Infrastructure Trust and its successors and assigns, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement, in such Person’s capacity as a general partner of the Partnership.

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“General Partner Affiliate” means any Affiliates of the General Partner, each of which shall be designated as a “General Partner Affiliate” and shown as such in the books and records of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of Common Units, Class B Common Units, Preferred Units or any other Partnership Units.

“General Partner Loan” has the meaning set forth in Section 4.3.D hereof.

“GP Merger” has the meaning set forth in the preamble.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)       The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.

(ii)       The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (1) through (5) below shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(1)       the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership;

(2)       the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership;

(3)       the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(4)       the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit or a Performance Unit), if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership; and

(5)       at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(iii)       The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the General Partner.

(iv)       The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

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(v)       If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(vi)       If any Unvested LTIP Units are forfeited, as described in Section 18.2.B, or any Unvested Performance Units are forfeited, as described in Section 19.2.B, then in each case, upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units or Performance Units, as applicable.

(vii)       The Gross Asset Values of Partnership assets shall be adjusted at the times and in the manner provided in Regulations Section 1.704-1(b)(2)(iv)(s).

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.

“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person subject to a claim or demand, or made a party or threatened to be made a party to a proceeding, by reason of its status as (a) the General Partner or (b) a trustee of the General Partner or an officer or employee of the Partnership or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial General Partner” has the meaning set forth in the preamble.

“Initial Holding Period” means as to any Qualifying Party or any of their successors-in-interest, a period ending on the day before the first six-month anniversary of such Qualifying Party’s first becoming a Holder of Limited Partnership Interests; provided however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the Initial Holding Period applicable to such Qualifying Party and its successors-in-interest to a period of shorter or longer than six (6) months. For sake of clarity, (i) as applied to a Common Unit that is issued upon conversion of an LTIP Unit or a Performance Unit, pursuant to Section 18.9 or Section 19.9, respectively (and subject to the proviso in the immediately preceding sentence, if applicable), the Initial Holding Period of such Common Unit shall end on the day before the first six-month anniversary of the date that the underlying LTIP Unit or Performance Unit was first issued and, (ii) as applied to a Common Unit that is issued upon the exercise of a Class A Unit pursuant to Section 20.9 (and subject to the proviso in the first sentence of

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this paragraph, if applicable), the Initial Holding Period of such Common Unit shall end on the day before the first six-month anniversary of the date that such Common Unit was issued.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner pursuant to the Act and this Agreement and has not ceased to be a limited partner, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units, Class B Common Units, Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Article 1 of this Agreement.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Article 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“LTIP Unit Agreement” means any written agreement(s) between the Partnership and any recipient of LTIP Units evidencing the terms and conditions of any LTIP Units, including any vesting, forfeiture and other terms and conditions as may apply to such LTIP Units, consistent with the terms hereof and of the Plans (or other applicable Equity Plan governing such LTIP Units).

“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 18.4.C hereof.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plans and under the applicable LTIP Unit Agreement. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and this Agreement.

“Majority in Interest of the Common Limited Partners” means Common Limited Partners (other than any Common Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Common Limited Partners entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action.

“Market Price” has the meaning set forth in the definition of “Value.”

“Maryland Courts” has the meaning set forth in Section 15.9.B hereof.

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“Merger” has the meaning set forth in the preamble.

“MVP REIT II Holdings” has the meaning set forth in the preamble.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)       Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii)       Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii)       In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv)       Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)       In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(vi)       To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss;

(vii)       Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2.G, 6.2.H, 6.2.I and 6.2.J or Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss;” and

(viii)       To the extent any Adjusted Net Income has been allocated for a Partnership Year or other applicable period, the terms Net Income and Net Loss for that year or other period shall thereafter refer to the remaining items of Net Income or Net Loss, as applicable.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under the Stock Option Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Partnership Agreement” has the meaning set forth in the Recitals hereof.

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“Ownership Limit” means, with respect to any Person, the applicable restriction or restrictions on the ownership and transfer of shares of the General Partner imposed under the Declaration of Trust, as such restrictions may be modified for any Excepted Holder (as such term is defined in the Declaration of Trust) pursuant to an Excepted Holder Limit (as such term is defined in the Declaration of Trust).

“Parity Preferred Unit” means any class or series of Partnership Interests of the Partnership now or hereafter issued and outstanding, which, by its terms ranks on a parity with the Series A Preferred Units or Series 1 Preferred Units, as applicable, with respect to distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, or both, as the context may require.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Employee” means an employee or other service provider of the Partnership or an employee of a Subsidiary of the Partnership, if any, acting in such capacity.

“Partnership Equivalent Units” shall have the meaning set forth in Section 4.7.A hereof.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Common Units, Class B Common Units, Preferred Units or other Partnership Units. The Partnership Interests represented by the Common Units, the Series A Preferred Units, the Series 1 Preferred Units and the Class B Common Units and each such type of Partnership Unit is a separate class of Partnership Interest for purposes of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall generally be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution or, as applicable, any Series A Distribution Record Date or Series 1 Distribution Record Date.

“Partnership Representative” shall have the meaning set forth in Section 10.3.A hereof.

“Partnership Unit” means a Common Unit, a Class B Common Unit, an LTIP Unit, a Preferred Unit, a Performance Unit or any other unit or fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof. For avoidance of doubt, a Class A Unit does not, itself, constitute a Partnership Unit.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2.A hereof.

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“Partnership Year” has the meaning set forth in Section 9.2 hereof.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.

“Performance Unit Agreement” means any written agreement(s) between the Partnership and any recipient of Performance Units evidencing the terms and conditions of any Performance Units, including any vesting, forfeiture and other terms and conditions as may apply to such Performance Units, consistent with the terms hereof and of the Plans (or other applicable Equity Plan governing such Performance Units).

“Performance Unit Distribution Payment Date” has the meaning set forth in Section 19.4.C hereof.

“Performance Unit Sharing Percentage” means ten percent (10%).

“Performance Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plans and under the applicable Performance Unit Agreement. Performance Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and this Agreement. For the avoidance of doubt, Performance Units do not include Class A Units.

“Permitted Transfer” has the meaning set forth in Section 11.3.A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plans” means Mobile Infrastructure Trust Long-Term Incentive Plan and Mobile Infrastructure Trust Independent Trustees Compensation Plan.

“Pledge” has the meaning set forth in Section 11.3.A hereof.

“Preferred Share” means a share of beneficial interest of the General Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Preferred Unit” means a fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units. Preferred Units shall include, but not be limited to, Series A Preferred Units and Series 1 Preferred Units. For the avoidance of doubt, Preferred Units do not include Class A Units.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 18.11 hereof.

“Qualified DRIP / COPP” means a dividend reinvestment plan or a cash option purchase plan of the General Partner that permits participants to acquire REIT Shares using the proceeds of dividends paid by the General Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the shareholders of the General Partner the savings enjoyed by the General Partner in connection with the avoidance of share issuance costs, and (ii) not exceed 5% of the value of a REIT Share as computed under the terms of such plan.

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“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee of a Limited Partner, or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however that a Qualifying Party shall not include the General Partner.

“Redemption” has the meaning set forth in Section 15.1.A hereof.

“Redemption Right” has the meaning set forth in Section 15.1.A hereto.

“Register” has the meaning set forth in Section 4.1 hereof.

“Registered REIT Share” means any REIT Share issued by the General Partner pursuant to an effective registration statement under the Securities Act.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3.A(8) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) the General Partner or any Affiliate of the General Partner to the extent such Person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Series 1 Preferred Share” means a Series 1 Convertible Redeemable Preferred Share, $0.0001 par value per share, of the General Partner.

“REIT Series A Preferred Share” means a Series A Convertible Redeemable Preferred Share, $0.0001 par value per share, of the General Partner.

“REIT Share” means a common share of beneficial interest of the General Partner, $0.0001 par value per share, including the Class B REIT Shares (but shall not include any series or class of the General Partner’s common shares of beneficial interest classified after the date of this Agreement).

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Common Units and (b) the Adjustment Factor; provided, however, that, in the event that the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Common Unit Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of beneficial interest of the General Partner by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Restricted Taxable Year” shall mean any Partnership Year during which the General Partner determines the Partnership may not satisfy the private placement safe harbor of Regulations Section 1.7704-1(h). Unless the General Partner otherwise notifies the Partners prior to the commencement of a Partnership Year, each Partnership Year of the Company shall be a Restricted Taxable Year.

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

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“Safe Harbors” has the meaning set forth in Section 11.3.C hereof.

“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.

“SEC” means the Securities and Exchange Commission.

“Second Amended Partnership Agreement” has the meaning set forth in the preamble.

“Section 83 Safe Harbor” has the meaning set forth in Section 18.11 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Preferred Unit” shall mean the Series A Preferred Units, the Series 1 Preferred Units and any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on parity with the Series A Preferred Units and the Series 1 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, as the context may require.

“Series 1 Distribution Record Date” with respect to any distribution payable on Series 1 Preferred Units, means the close of business on the record date fixed for the determination of holders of record of REIT Series 1 Preferred Shares entitled to receive a distribution on such REIT Series 1 Preferred Shares.

“Series 1 Preferred Shares Terms” means the terms of the REIT Series 1 Preferred Shares, as set forth in the Declaration of Trust, as such terms may be amended or restated from time to time.

“Series 1 Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 17.2.A hereof.

“Series 1 Preferred Unit Initial Accrual Date” shall have the meaning set forth in Section 17.2.A hereof.

“Series 1 Preferred Units” means the Partnership’s Series 1 Convertible Redeemable Preferred Units, with the rights, priorities and preferences set forth herein.

“Series 1 Priority Return” shall mean, with respect to any Series 1 Preferred Unit, an amount equal to 5.50% per annum on the stated value of $1,000.00 of the Series 1 Preferred Unit (equivalent to the fixed annual amount of $55.00 per Series 1 Preferred Unit), commencing on the Series 1 Preferred Unit Initial Accrual Date, subject to adjustment as specified in Section 17.2.E. For any distribution period greater than or less than a full distribution period, the amount of the Series 1 Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Series A Distribution Record Date” with respect to any distribution payable on Series A Preferred Units, means the close of business on the record date fixed for the determination of holders of record of REIT Series A Preferred Shares entitled to receive a distribution on such REIT Series A Preferred Shares.

“Series A Preferred Shares Terms” means the terms of the REIT Series A Preferred Shares, as set forth in the Declaration of Trust, as such terms may be amended or restated from time to time.

“Series A Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 16.2.A hereof.

“Series A Preferred Unit Initial Accrual Date” shall have the meaning set forth in Section 16.2.A hereof.

“Series A Preferred Units” means the Partnership’s Series A Convertible Redeemable Preferred Units, with the rights, priorities and preferences set forth herein.

“Series A Priority Return” shall mean, with respect to any Series A Preferred Unit, an amount equal to 5.75% per annum on the stated value of $1,000.00 of the Series A Preferred Unit (equivalent to the fixed annual amount of $57.50 per Series A Preferred Unit), commencing on the Series A Preferred Unit Initial Accrual Date, subject to adjustment as specified in Section 16.2.E. For any distribution period greater than or less than a full distribution period, the amount of the Series A Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Special Redemption” has the meaning set forth in Section 15.1.A hereof.

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“Specified Redemption Date” means (i) in the case of a year that is not a Restricted Taxable Year, the tenth (10th) Business Day after the receipt by the General Partner of a Common Unit Notice of Redemption or (ii) in the case of a Restricted Taxable Year, the sixty-first (61st) calendar day after the receipt by the General Partner of a Common Unit Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the Initial Holding Period (except pursuant to a Special Redemption).

“Stock Option Plans” means any stock option plan now or hereafter adopted by the Partnership or the General Partner.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of the General Partner in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize the General Partner’s status as a REIT or any General Partner Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (i) Section 11.4 hereof or (ii) pursuant to any Partnership Unit Designation.

“Surviving Partnership” has the meaning set forth in Section 11.2.B(2) hereof.

“Tax Distributions” has the meaning set forth in Section 5.3 hereof.

“Tax Distribution Amount” has the meaning set forth in Section 5.3 hereof.

“Tax Distribution Per Common Equivalent Unit” means, with respect to any Partner that owns one or more Common Equivalent Units, such Partner’s Tax Distribution Amount divided by the total number of Common Equivalent Units owned by such Partner.

“Tax Items” has the meaning set forth in Section 6.4.A hereof.

“Tendered Common Units” has the meaning set forth in Section 15.1.A hereof.

“Tendering Party” has the meaning set forth in Section 15.1.A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.

“Transaction” has the meaning set forth in Section 18.9.F hereof.

“Third Amended Partnership Agreement” has the meaning set forth in the preamble.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption or acquisition of Tendered Common Units by the General Partner, pursuant to Section 15.1, (b) any conversion of LTIP Units into Common Units pursuant to Section 18.9 hereof, (c) any conversion of Performance Units into Common Units pursuant to Section 19.9 hereof, (d) any exercise of Class A Units for Common Units pursuant to Section 20.9 hereof, (e) any conversion of Class B Common Units for Common Units pursuant to Section 21.4 hereof, or (f) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

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“Units Junior to the Series 1 Preferred Units” means any Partnership Unit representing any class or series of Partnership Interest ranking, as to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, junior to Series 1 Preferred Units.

“Units Junior to the Series A Preferred Units” means any Partnership Unit representing any class or series of Partnership Interest ranking, as to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, junior to Series A Preferred Units.

“Unvested LTIP Units” has the meaning set forth in Section 18.2.A hereof.

“Unvested Performance Units” has the meaning set forth in Section 19.2.A hereof.

“Valuation Date” means (a) in the case of a Partnership Tax Year that is not a Restricted Taxable Year, the date of receipt by the General Partner of (i) a Common Unit Notice of Redemption pursuant to Section 15.1 herein, or (ii) such other date as specified herein; provided, in each case, that if such date is not a Business Day, then the Valuation Date shall be the immediately preceding Business Day, and (b) in the case of a Partnership Tax Year that is a Restricted Taxable Year, the Specified Redemption Date.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Trustees or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Trustees.

In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” has the meaning set forth in Section 18.2.A hereof.

“Vested Performance Units” has the meaning set forth in Section 19.2.A hereof.

“Vesting Date” has the meaning set forth in Section 4.4.C(2) hereof.

Article 2
ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name. The name of the Partnership is “Mobile Infra Operating Partnership, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

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Section 2.3 Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Partnership in the State of Maryland is located at c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202, or such other place within the State of Maryland as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202, or such other resident of the State of Maryland as the General Partner may from time to time designate. The principal executive office of the Partnership is located at 250 East Fifth Street, Suite 2110, Cincinnati, Ohio 45202 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner may from time to time designate.

Section 2.4         Power of Attorney.

A.       Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)       execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination, in accordance with the terms hereof, of the rights, preferences and privileges relating to Partnership Interests; and

(2)       execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

B.       The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may

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be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5         Term. The term of the Partnership commenced on the Formation Date, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.6        Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Maryland Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

Article 3
PURPOSE

Section 3.1         Purpose and Business.

A.       The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.

Section 3.2         Powers.

A.       The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

B.       Notwithstanding any other provision in this Agreement, the Partnership shall not take, or refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to qualify or continue to qualify as a REIT, (ii) could subject the General Partner to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, unless, in any such case, such action (or inaction) under clause (i), clause (ii), or clause (iii) above shall have been specifically consented to by the General Partner which consent may be given or withheld in its sole and absolute discretion.

Section 3.3        Partnership Only for Purposes Specified. The Partnership shall be a limited partnership formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof; however, to the extent applicable, the Partnership is a “partnership at will” (and is not a partnership formed for a definite term or particular undertaking) within the meaning of the Act. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

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Section 3.4         Representations and Warranties by the Partners.

A.       Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions, which consent the General Partner may give or withhold in its sole and absolute discretion. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

B.       Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or shareholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions, which consent the General Partner may give or withhold in its sole and absolute discretion. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

C.       Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any

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particular time or under any predetermined circumstances in violation of applicable laws, (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment, and (iii) without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion, it shall not take any action that would cause (a) the Partnership at any time to have more than 100 partners, including for these purposes as partners those Persons (“Flow-Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership, Disregarded Entity or S corporation (each such entity, a “Flow-Through Entity”), but only if substantially all of the value of such Person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership; or (b) the Partnership Interest initially issued by the Partnership to such Partner or its predecessors to be held by more than three (3) partners, including as partners any Flow-Through Partners.

D.       The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

E.       Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F.       Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

Article 4
CAPITAL CONTRIBUTIONS

Section 4.1       Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 4.2      Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

A.   General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute

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discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units: (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership; (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership or (v) upon contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Except as expressly set forth in any Partnership Unit Designation or as may otherwise be required under the Act, a Partnership Interest of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall update the Register and the books and records of the Partnership as appropriate to reflect such issuance.

B.    Issuances of Compensatory Units. Without limiting the generality of the foregoing, the General Partner is hereby authorized to create one or more classes or series of additional Partnership Interests, in the form of Partnership Units (each such class or series of Partnership Interests is referred to as “Compensatory Units”), including, without limitation, LTIP Units and Performance Units, for issuance at any time or from time to time to trustees, officers or employees of the General Partner or any Affiliate of the foregoing, and to admit such Persons as Additional Limited Partners or General Partners, for such consideration and on such terms and conditions as shall be established by the General Partner, all without approval of any Limited Partner or any other Person. The General Partner shall determine, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a Partnership Unit Designation, the designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Compensatory Units (including, without limitation, the extent to which the value or number of each such class or series of Compensatory Units is subject to adjustment based on the financial performance of the General Partner). Upon the issuance of any class or series of Compensatory Units, the General Partner shall amend the Partnership Agreement, including the Register and the books and records of the Partnership as appropriate to reflect such issuance.

C.    Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners holding Common Units in proportion to their respective Percentage Interests in Common Units, (ii) (a) the additional Partnership Units are (x) Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), and (b) the General Partner contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (iv) the additional Partnership Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4 or Section 4.5.

D.    No Preemptive Rights. Except as expressly specified in this Agreement or any Partnership Unit Designation, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.3         Additional Funds and Capital Contributions.

A.       General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the

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redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

B.       Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

C.       Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (iii) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

D.       General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner (a “General Partner Loan”) if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) any Partner (or any Affiliate, partner, member, shareholder, principal, director, officer, adviser, beneficiary or trustee of any Partner) would be personally liable for the repayment of such Debt (unless such Partner or other affected Person otherwise agrees in writing) or (b) a breach or violation of, or default under, the terms of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Units or Partnership Interest held by any Person other than the General Partner.

E.       Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any share split) of REIT Shares, Capital Shares or New Securities to all of the holders of REIT Shares, Capital Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Capital Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the General Partner. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the General Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Common Units or Partnership Equivalent Units to the General Partner equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3.E without any further act, approval or vote of any Partner or any other Persons.

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Section 4.4         Stock Option Plans and Equity Plans; Warrants

A.       Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for shares of beneficial interest of the General Partner to a Person other than a Partnership Employee is duly exercised:

(1)       The General Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option.

(2)       Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Limited Partner Interest (expressed in and as additional Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.

(3)       An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2) hereof.

B.        Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted for shares of beneficial interest of the General Partner to a Partnership Employee is duly exercised:

(1)       The General Partner shall sell to the Optionee, and the Optionee shall purchase from the General Partner, for a cash price per share equal to the Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (a) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (b) the Value of a REIT Share at the time of such exercise.

(2)       The General Partner shall sell to the Partnership (or if the Optionee is an employee or other service provider of a Partnership Subsidiary, the General Partner shall sell to such Partnership Subsidiary), and the Partnership (or such subsidiary, as applicable) shall purchase from the General Partner, a number of REIT Shares equal to (a) the number of REIT Shares as to which such stock option is being exercised less (b) the number of REIT Shares sold pursuant to Section 4.4.B(1) hereof. The purchase price per REIT Share for such sale of REIT Shares to the Partnership (or such subsidiary) shall be the Value of a REIT Share as of the date of exercise of such stock option.

(3)       The Partnership shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Partnership Subsidiary, the Partnership Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares described in Section 4.4.B(2) hereof.

(4)       The General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the General Partner in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made as a result of such contribution.

C.       Restricted Stock Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any REIT Shares are issued to a Person other than a Partnership Employee in consideration for services performed for the General Partner:

(1)       The General Partner shall issue such number of REIT Shares as are to be issued to such Person in accordance with the Equity Plan; and

(2)       On the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such Person, the following events will be deemed to have occurred: (a) the General Partner shall be deemed to have contributed the Value of such REIT Shares to the Partnership as a Capital Contribution, and (b) the Partnership shall issue to the General Partner on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect.

D.       Restricted Stock Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any REIT Shares are issued to a Partnership Employee (including any REIT Shares that are subject to forfeiture in the event such Partnership Employee terminates his employment

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by the Partnership or the Partnership Subsidiaries) in consideration for services performed for the Partnership or the Partnership Subsidiaries:

(1)       The General Partner shall issue such number of REIT Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;

(2)       On the Vesting Date, the following events will be deemed to have occurred: (a) the General Partner shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Partnership Subsidiary, to such Partnership Subsidiary) for a purchase price equal to the Value of such shares, (b) the Partnership (or such Partnership Subsidiary) shall be deemed to have delivered the shares to the Partnership Employee, (c) the General Partner shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Partnership Subsidiary, the Partnership shall be deemed to have contributed such amount to the capital of the Partnership Subsidiary; and

(3)       The Partnership shall issue to the General Partner on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect in consideration for the Capital Contribution described in Section 4.4.D(2)(c) above.

E.       Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, trustees or other business associates of the General Partner, the Partnership or any of their Affiliates or from issuing REIT Shares, Capital Shares or New Securities pursuant to any such plans. The General Partner may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted REIT Shares), whether taken with respect to or by an employee or other service provider of the General Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner, which may be set forth in plan implementation guidelines that the General Partner may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, or for any other reason as determined by the General Partner, amendments to this Agreement may become necessary or advisable, any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners. The Partnership is expressly authorized to issue Partnership Units (i) in accordance with the terms of any such stock incentive plans, or (ii) in an amount equal to the number of REIT Shares, Capital Shares or New Securities issued pursuant to any such stock incentive plans, without any further act, approval or vote of any Partner or any other Persons.

F.       Warrants. If at any time or from time to time a warrant granted for shares of beneficial interest of the General Partner is duly exercised:

(1)       The General Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such warrant.

(2)       Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.F(1) hereof, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Limited Partner Interest (expressed in and as additional Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such warrant.

(3)       An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.F(2) hereof.

Section 4.5         Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the General Partner to effect open market purchases of REIT Shares, or (b) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Common Units. Upon such contribution, the Partnership will issue to the General Partner a number of Common Units equal to the quotient of (i) the number of new REIT Shares so issued divided by (ii) Adjustment Factor then in effect.

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Section 4.6         No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7         Conversion or Redemption of Capital Shares.

A.       Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications that are substantially the same as the preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to the corresponding Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Common Units or Class B Common Units, as applicable, equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

B.       Redemption or Repurchase of Capital Shares or REIT Shares. Except as otherwise provided in Section 7.4.C, if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem an equal number of Partnership Equivalent Units held by the General Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any REIT Shares are redeemed or otherwise repurchased by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Common Units held by the General Partner equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or repurchased. Notwithstanding the foregoing, the provisions of this Section 4.7.B shall not apply in the event that such repurchase of REIT Shares is paired with a share split or share dividend such that after giving effect to such repurchase and subsequent share split or share dividend there shall be outstanding an equal number of REIT Shares as were outstanding prior to such repurchase and subsequent share split or share dividend.

Section 4.8        Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly owned Subsidiary of the Partnership).

Article 5
DISTRIBUTIONS

Section 5.1        Requirement and Characterization of Distributions. Subject to the terms of Sections 16.2 and 17.2 and/or the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date:

A.       First, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership Units (and, within such class(es), among the Holders pro rata in proportion to their respective Percentage Interests in each class of Partnership Units held on such Partnership Record Date); and

B.       Second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Units, as applicable (and, within such class, among the Holders pro rata in proportion to their respective Percentage Interests in such class of Partnership Units held on such Partnership Record Date).

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Distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made, other than any Partnership Units issued to the General Partner in connection with the issuance of REIT Shares or Capital Shares by the General Partner, shall be prorated based on the portion of the period that such Partnership Units were outstanding. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s intent to qualify as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the General Partner, eliminate any federal income or excise tax liability of the General Partner. Notwithstanding anything in the foregoing to the contrary, (i) a Holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 18 hereof and (ii) a Holder of Performance Units will be entitled to distributions with respect to a Performance Unit as set forth in Article 19 hereof, and, in each case, in making distributions pursuant to this Section 5.1, the General Partner of the Partnership shall take into account the provisions of Section 18.4 hereof and 19.4 hereof, as applicable.

Section 5.2         Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.

Section 5.3        Tax Distributions. The General Partner shall cause the Partnership to make distributions to each Partner holding Common Equivalent Units (“Tax Distributions”), pro rata in proportion to the Partners’ respective ownership of Common Equivalent Units, in an amount such that the Partner with the highest Tax Distribution Per Common Equivalent Unit receives an amount equal to such Partner’s Tax Distribution Amount, on a quarterly basis at least five (5) days prior to the date on which any estimated tax payments are due, in order to permit each Partner to timely pay its estimated tax obligations for each such Estimated Tax Period (or portion thereof). The “Tax Distribution Amount” for a Partner for an Estimated Tax Period (or portion thereof) shall be equal to the sum of (a) the product of (i) the highest marginal combined federal, state, and local income tax rate applicable to an individual or corporation resident in New York, New York, or San Francisco, California, whichever is higher, (after giving effect to income tax deductions (if allowable) for state and local income taxes and excluding, for this purpose, any reduction in rate attributable to Code Section 199A) for such Estimated Tax Period (or portion thereof) (the “Assumed Tax Rate”), and (ii) the aggregate amount of taxable income or gain of the Partnership that is allocated or is estimated to be allocated to such Partner for U.S. federal income tax purposes (including, for the avoidance of doubt, any income allocation to a Partner with respect to Preferred Units held by such Partner) for such Estimated Tax Period (or portion thereof) and all prior Estimated Tax Periods (to the extent no Tax Distribution has previously been made with respect to any amounts of taxable income or gain including to the extent such amounts of taxable income or gain were not taken into account in calculating the Tax Distribution Amount for which a Tax Distribution was previously made (e.g. if upon filing the Partnership’s final tax return for the applicable taxable year taxable income or gain of the Partnership is higher than estimated)) reduced, but not below zero, by any tax deduction, loss, or credit previously allocated to such Partner and not previously taken into account for purposes of the calculation of the amount of any Tax Distribution Amount, plus (b) solely with respect to the General Partner, to the extent the amounts described in clause (a) are not sufficient to permit the General Partner to timely pay the income and other tax liabilities for which it remains responsible under Section 7.4.B (final sentence), any incremental amount required to permit the General Partner to timely pay such actual tax liabilities (with all Tax Distribution Amounts updated to reflect the final Partnership tax returns and General Partner tax returns for each applicable taxable year). The General Partner may adjust the Assumed Tax Rate as it reasonably determines is necessary to take into account the effect of any changes in applicable tax law. Tax Distribution Amounts pursuant to this Section 5.3 shall be computed without regard to the effect of any special basis adjustments or resulting adjustments to taxable income made pursuant to Code Sections 734(b), 743(b), and 754. Notwithstanding the foregoing, final Tax Distributions in respect of the applicable quarterly period (or portion thereof) shall be made immediately prior to and in connection with any distributions made pursuant to Section 5.5 below. The Assumed Tax Rate shall be the same for all Partners, regardless of the actual combined income tax rate of the Partner or its direct or indirect owners. The General Partner shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Partners’ Tax Distributions (but in any event pro rata in proportion to the Partners’ respective number of Common Equivalent Units) to take into account increases or decreases in the number of Partnership Units held by each Partner during the relevant period. All Tax

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Distributions shall be treated for all purposes under this Agreement as advances against, and shall offset and reduce dollar-for-dollar, current or subsequent distributions under Section 5.1 in respect of Common Equivalent Units.

Section 5.4        Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.5        Distributions Upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.6        Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.

Section 5.7        Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Article 6
ALLOCATIONS

Section 6.1         Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided, that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except to the extent otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2         Allocations of Net Income and Net Loss.

A.       In General. Except as otherwise provided in this Article 6 and Section 11.6.C, Net Income and Net Loss allocable with respect to a class of Partnership Interests shall be allocated to each of the Holders holding such class of Partnership Interests in accordance with their respective Percentage Interest of such class.

B.       Net Income. Except as provided in Sections 6.2.E, 6.2.F, 6.2.G, 6.2.I and 6.3, Net Income (or, in the case of clause (4) below, Adjusted Net Income) for any Partnership Year shall be allocated in the following manner and order of priority:

(1)       First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to clause (4) in Section 6.2.C for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this clause (1) for all prior Partnership Years;

(2)       Second, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (3) in Section 6.2.C for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (2) for all prior Partnership Years;

(3)       Third, 100% to the Holders of Senior Preferred Units in an amount equal to (A) with respect to each Holder of Series A Preferred Units, the remainder, if any, of the cumulative Net Losses allocated to such Holder pursuant to clause (2)(A) in Section 6.2.C for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (3)(A) for all prior Partnership Years and (B) with respect to each Holder of Series 1 Preferred Units, the remainder, if any, of the cumulative Net Losses allocated to such Holder pursuant to clause (2)(B) in Section 6.2.C for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (3)(B) for all prior Partnership Years;

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(4)       Fourth, any remaining Adjusted Net Income (or Net Income to the extent there is insufficient Adjusted Net Income) to the Holders of Senior Preferred Units in an amount equal to (A) with respect to Holders of Series A Preferred Units the excess of the cumulative Series A Priority Return to the last day of the current Partnership Year or to the date of redemption, to the extent Series A Preferred Units are redeemed during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (4)(A) for all prior Partnership Years and (B) with respect to Holders of Series 1 Preferred Units the excess of the cumulative Series 1 Priority Return to the last day of the current Partnership Year or to the date of redemption, to the extent Series 1 Preferred Units are redeemed during such year, over the cumulative Adjusted Net Income (or Net Income) allocated to the Holders of such units pursuant to this clause (4)(B) for all prior Partnership Years; and

(5)       Fifth, 100% to the Holders of Common Units and Class B Common Units (together as a single class) in accordance with their respective Percentage Interests in the Common Units and Class B Common Units (together as a single class).

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.B are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

C.       Net Loss. Except as provided in Sections 6.2.E, 6.2.F, 6.2.G, 6.2.I and 6.3, Net Losses for any Partnership Year shall be allocated in the following manner and order of priority:

(1)       First, 100% to the Holders of Common Units and Class B Common Units (together as a single class) in accordance with their respective Percentage Interests in the Common Units and Class B Common Units (together as a single class) (to the extent consistent with this clause (1)) until the Adjusted Capital Account of all such Holders is zero (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2));

 (2)       Second, 100% to the Holders of Senior Preferred Units (A) with respect to each Holder of Series A Preferred Units, pro rata to each such Holder’s Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of each such Holder is zero and (B) with respect to each Holder of Series 1 Preferred Units, pro rata to each such Holder’s Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of each such Holder is zero;

(3)      Third, 100% to the Holders (other than the General Partner) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

(4)      Fourth, 100% to the General Partner.

D.       Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2.C or 13.2.A as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to Article 16 and Article 17 below and the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding.

E.       Special Allocations Regarding Preferred Units. Subject to Sections 6.2.G and 6.3, if any Preferred Units are redeemed pursuant to Section 4.7.B hereof (treating a full liquidation of the General Partner’s General Partner Interest for purposes of this Section 6.2.E as including a redemption of any then outstanding Preferred Units pursuant to Section 4.7.B hereof), for the Partnership Year that includes such redemption (and, if necessary, for subsequent Partnership Years) (a) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder(s) of such Preferred Units to the extent that the redemption amounts paid or payable with respect to the Preferred Units so redeemed (or treated as redeemed) exceed the aggregate Capital Account balances allocable to the Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder(s) of such Preferred Units to the extent that the aggregate Capital Account balances allocable to the Preferred Units so

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redeemed (or treated as redeemed) exceeds the redemption amount paid or payable with respect to the Preferred Units so redeemed (or treated as redeemed).

F.       Special Allocations with Respect to Eligible Units. Subject to Section 6.2.E, in the event that Liquidating Gains are allocated under this Section 6.2.F, Net Income allocable under Section 6.2.B and any Net Losses allocable under Section 6.2.C shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.3.A hereof, and notwithstanding the provisions of Sections 6.2.B and 6.2.C above, any Liquidating Gains shall first be allocated to the Holders of Eligible Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of Eligible Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their Eligible Units. Any such allocations shall be made among the Holders of Eligible Units in proportion to the amounts required to be allocated to each under this Section 6.2.F. The parties agree that the intent of this Section 6.2.F is to make the Capital Account balances of the Holders of LTIP Units and Performance Units with respect to their LTIP Units or Performance Units, as applicable, economically equivalent to the Capital Account balance of the General Partner with respect to its Common Units (on a per unit basis), but only to the extent that, at the time any Liquidating Gain is to be allocated, the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the LTIP Unit or Performance Unit, as applicable.

G.       Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary but subject to Section 6.3, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then: (i) any Liquidating Gains shall first be allocated in accordance with Section 6.2.F; and (ii) any Net Income or Net Loss realized in connection with such transaction and thereafter (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Partnership Year (and to the extent permitted by Code Section 761(c), for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof. If there is an adjustment to the Gross Asset Value of the assets of the Partnership pursuant to subsection (ii) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

H.       Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2.B and 6.2.C, but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Partner to offset prior Net Loss or items thereof which have been allocated to such Partner, the General Partner shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

I.       COD Income Allocations. Notwithstanding anything to the contrary contained herein, if any indebtedness of the Partnership encumbering the Properties contributed to the Partnership in connection with the General Partner’s initial offering is settled or paid off at a discount, any resulting COD Income of the Partnership shall be specially allocated proportionately (as determined by the General Partner) to those Holders that were partners in entities that contributed, or were deemed to contribute, the applicable Property to the Partnership in connection with such initial offering to the extent the number of Partnership Units received by such Holders in exchange for their interests in such entities was determined, in part, by taking into account the anticipated discounted settlement or pay-off of such indebtedness. For purposes of the foregoing, “COD Income” shall mean income recognized by the Partnership pursuant to Code Section 61(a)(12).

J.       Notwithstanding Section 6.2.F or 6.3.A(i), the allocations under such sections shall be made only if and to the extent such allocations will not alter the amounts otherwise allocable with respect to the Series A Preferred Units or the Series 1 Preferred Units, as applicable, under Sections 6.2 and 6.3, as determined by the General Partner.

Section 6.3         Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A.       Regulatory Allocations.

(1)       Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal

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to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(2)       Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(3)       Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(4)       Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided, that an allocation pursuant to this Section 6.3.A(4) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(5)       Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including the Holder’s interest in outstanding Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i) (5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible; provided, that an allocation pursuant to this Section 6.3.A(5) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(5) and Section 6.3.A(4) hereof were not in the Agreement.

(6)       Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Common Units in accordance with their respective Percentage Interests with respect to Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.3.A(6).

(7)       Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership,

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the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(8)       Curative Allocations. The allocations set forth in Sections 6.3.A(1), (2), (3), (4), (5), (6) and (7) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(9)       Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units or Unvested Performance Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

(10)       LTIP Units and Performance Units. For purposes of the allocations set forth in this Section 6.3.A, each issued and outstanding LTIP Unit or Vested Performance Unit will be treated as one outstanding Common Unit and each Unvested Performance Unit will be treated as the product of one outstanding Common Unit multiplied by the Performance Unit Sharing Percentage.

(11)       Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Common Units, except as otherwise determined by the General Partner.

Section 6.4         Tax Allocations.

A.       In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B.       Section 704(c) Allocations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (ii) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner. Allocations pursuant to this Section 6.4.B are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

Article 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1         Management.

A.       Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over

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the business and affairs of the Partnership. The General Partner may not be removed by the Partners, with or without cause, except with the Consent of the General Partner.

In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2, Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and a general partner under the Act and this Agreement and to effectuate the purposes of the Partnership, including, without limitation:

(1)       the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to prevent the imposition of any federal income tax on the General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders and payments to any taxing authority sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations to conduct the activities of the Partnership;

(2)       the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)       the taking of any and all acts to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Code Section 7704;

(4)       subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(5)       the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(6)       the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(7)       the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Partnership’s operations or implement the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;

(8)       the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

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(9)       the selection and dismissal of employees of the Partnership (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

(10)     the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner);

(11)     the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has an equity investment from time to time);

(12)     the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(13)     the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(14)     the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(15)     the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(16)     the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)     the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)     the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(19)     the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;

(20)     the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(21)     an election to dissolve the Partnership pursuant to Section 13.1.B hereof;

(22)     the distribution of cash to acquire Common Units held by a Common Limited Partner in connection with a Redemption under Section 15.1 hereof;

(23)     an election to acquire Tendered Common Units in exchange for REIT Shares;

(24)     the redemption of Series A Preferred Units or Series 1 Preferred Units;

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(25)     the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and

(26)     the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.

B.       Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer with respect thereto.

C.       At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

D.       At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.

E.       The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Common Units; the amount and timing of any distribution; any determination to redeem Tendered Common Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2.D, 6.2.E, 6.2.F, 6.2.G, 6.2.H, 6.2.I, 6.2.J, 6.3, 6.4, 18.5 or 19.5; the Gross Asset Value of any Partnership asset; the Value of any REIT Share; the timing and amount of any adjustment to the Adjustment Factor; any adjustment to the number of outstanding LTIP Units pursuant to Section 18.3, Performance Units pursuant to Section 19.3, or Class A Units pursuant to Section 20.2; the timing, number and redemption or repurchase price of the redemption or repurchase of any Partnership Units pursuant to Section 4.7.B; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest or Class A Units; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest or Class A Unit; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

F.       In exercising its authority under this Agreement and subject to Section 7.8.B, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as

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a result of any tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

Section 7.2        Certificate of Limited Partnership. The General Partner may file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3         Restrictions on General Partner’s Authority.

A.       Proscriptions. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

(1)       take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2)       perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(3)       enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or that has the effect of prohibiting or restricting, (a) the General Partner or the Partnership from performing its specific obligations under Section 15.1 hereof in full, or (b) a Common Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in the case of either clause (a) or (b), (x) with the written Consent of each Limited Partner affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2.B(1) and/or (2), does not require the Consent of the Limited Partners.

B.       Actions Requiring Consent of the Partners. Except as provided in Section 7.3.C hereof, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement.

C.       Amendments without Consent. Notwithstanding Sections 7.3.B and 14.2 hereof but subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding, the General Partner shall have the power, without the Consent of the Partners or the consent or approval of any Limited Partner or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)       to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)       to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest or the termination of the Partnership in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 18.3, Performance Units as contemplated by Section 19.3, or Class A Units as contemplated by Section 20.2, and to update the Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(3)       to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)       to set forth or amend the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4;

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(5)       to reflect any change to the designation or terms of the Series A Preferred Units as set forth in Article 16 or otherwise in this Agreement;

(6)       to reflect any change to the designation or terms of the Series 1 Preferred Units as set forth in Article 17 or otherwise in this Agreement;

(7)       to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(8)       (a) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT or to satisfy the REIT Requirements or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;

(9)       to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 4 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement);

(10)       the issuance of additional Partnership Interests in accordance with Section 4.2;

(11)       as contemplated by the last sentence of Section 4.3;

(12)      to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3.D; and

(13)      to effect or facilitate a Termination Transaction that, in accordance with Section 11.2.B(1) and/or (2), does not require the Consent of the Limited Partners and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 11.2.B(2).

D.       Actions Requiring Consent of Affected Partners. Notwithstanding Sections 7.3.B, 7.3.C (other than as set forth below in this Section 7.3.D) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would: (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest); (ii) adversely modify in any material respect the limited liability of a Limited Partner; (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article 5 or Section 13.2.A hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3.C and Article 6 hereof); (iv) alter or modify the redemption rights, conversion rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof (except, in any case, as permitted pursuant to clause (13) of Section 7.3.C hereof); or (v) amend this Section 7.3.D, or, in each case for all provisions referenced in this Section 7.3.D, amend or modify any related definitions or Exhibits (except as permitted pursuant to clause (11) of Section 7.3.C hereof). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Agreement without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4         Reimbursement of the General Partner.

A.       The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

B.       Subject to Sections 7.4.C and 15.12 hereof, the Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the General Partner or the Partnership that may provide for share units, or phantom shares, pursuant to which employees of the General Partner or the Partnership will receive payments based upon dividends on or the value of REIT Shares, (iii) trustee or manager fees and expenses of the General Partner or its Affiliates, and (iv) all

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costs and expenses of the General Partner being a public company, including costs of filings with the SEC, reports and other deliveries to its shareholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.3 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof. For this avoidance of doubt, this Section 7.4.B does not apply to the General Partner’s income tax liabilities (including income-based franchise tax liabilities), and does not apply to the amount of franchise tax liabilities (if measured by net worth, taxable capital or similar bases under applicable state or local law) to the extent the same would not have been owed by the General Partner but for its lack of REIT qualification and taxation in a particular taxable year, it being understood that in each such case any such tax liabilities remain the obligation of the General Partner itself.

C.       To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5         Outside Activities of the General Partner. The General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business and affairs of the Partnership, (c) the operation of the General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of shares, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the General Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate; and, provided, further, that the General Partner may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, whether through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt. The General Partner and all Disregarded Entities with respect to the General Partner, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in Disregarded Entities with respect to the General Partner, (ii) Partnership Interests as the General Partner, (iii) a minority interest in any Subsidiary of the Partnership that the General Partner holds to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the General Partner to qualify as a REIT and for the General Partner to carry out its responsibilities contemplated under this Agreement and the Declaration of Trust. Any Limited Partner Interests acquired by the General Partner, whether pursuant to the exercise by a Limited Partner of its right to Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6         Transactions with Affiliates.

A.       The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B.       Except as provided in Section 7.5 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes

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a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C.       Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

D.       The General Partner in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units or Performance Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Partnership or any of the Partnership’s Subsidiaries.

Section 7.7         Indemnification.

A.       To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorney’s fees and other reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership shall indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

B.       To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

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C.       The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D.       The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.       Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in money, property or services or otherwise, in violation or breach of any provision of this Agreement or applicable law.

F.       Notwithstanding anything to the contrary in this Agreement, in no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement, and any such indemnification shall be satisfied solely out of the assets of the Partnership.

G.       An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.       The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.        It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

J.        The Partnership shall indemnify each Limited Partner and its Affiliates, their respective directors, trustees, officers, shareholders and any other individual acting on its or their behalf, from and against any costs (including costs of defense) incurred by it as a result of any litigation or other proceeding in which any Limited Partner is named as a defendant or any claim threatened or asserted against any Limited Partner, in either case which relates to the operations of the Partnership or any obligation assumed by the Partnership, unless such costs are the result of intentional harm or gross negligence on the part of, or a breach of this Agreement by, such Limited Partner; provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

K.       Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s trustees, shareholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

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Section 7.8        Liability of the General Partner.

A.      Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its trustees or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such trustee or officer acted in good faith.

B.       The Limited Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s shareholders collectively; (ii) the General Partner is under no obligation not to give priority to the separate interests of the General Partner or the shareholders of the General Partner, and any action or failure to act on the part of the General Partner or its trustees that gives priority to the separate interests of the General Partner or its shareholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty owed by the General Partner to the Partnership and/or its partners; and (iii) the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Limited Partner in connection with such decisions, except for liability for the General Partner’s intentional harm or gross negligence.

C.       Subject to its obligations and duties as General Partner set forth in the Act and this Agreement, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D.      Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and trustees’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E.       Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

F.       To the extent that, under applicable law, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the General Partner under the Act or otherwise existing under applicable law, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

G.       Whenever in this Agreement the General Partner is permitted or required to make a decision in (i) its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this

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Agreement shall be exercised consistently with the duty of care and the obligation of good faith and fair dealing under the Act (as modified by the Agreement).

H.       To the maximum extent permitted under the Act, the only duties that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the implied contractual covenant of good faith and fair dealing, and to act with the fiduciary duties of care and loyalty which have been, in accordance with the Act, modified as set forth in this Section 7.8. The General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of Partnership Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the General Partner only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the General Partner under the Act. The provisions of this Section 7.8, to the extent that they restrict or modify the duties and liabilities of the General Partner under the Act or otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner. The General Partner is entitled to a presumption that any act or failure to act on the part of the General Partner, and any decision or determination made by the General Partner, is presumed to satisfy the duties of the General Partner under the Act, modified as set forth in this Section 7.8, and no act or failure to act on the part of the General Partner, or decision or determination made by the General Partner (whether with respect to a change of control of the Partnership or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, other than as set forth in this Section 7.8.

Section 7.9         Other Matters Concerning the General Partner.

A.      The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.       The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.       The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or agents and a duly appointed attorney or attorneys-in-fact (including, without limitation, officers and trustees of the General Partner). Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

D.       Notwithstanding any other provision of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to qualify or re-qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, (iii) for the General Partner to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any General Partner Affiliate to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary” (within the meaning of Code Section 856(1)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and does not violate the duty of loyalty or any other duty or obligation, fiduciary or otherwise, of the General Partner to the Partnership or any other Partner.

Section 7.10       Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such

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nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11       Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Article 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1         Limitation of Liability. No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2        Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacities as such) shall take part in, or have any liability in respect of, the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3         Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Limited Partners and their respective Affiliates shall be under no obligation to consider the separate interests of the Partnership or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Partnership or any other Partners, or to any subsidiary of the Partnership, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts except for liability for fraud, willful misconduct or gross negligence.

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Section 8.4         Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Articles 5 and 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5         Rights of Limited Partners Relating to the Partnership.

A.       In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the General Partner shall deliver to each Limited Partner a copy of any information mailed or delivered electronically to all of the common shareholders of the General Partner as soon as practicable after such mailing.

B.       The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B hereof immediately following the date such change becomes effective.

C.       Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.

D.       Upon written request by any Limited Partner, the General Partner shall cause the ownership of Partnership Units by such Limited Partner to be evidenced by a certificate for units in such form as the General Partner may determine with respect to any class of Partnership Units issued from time to time under this Agreement. Any officer of the General Partner may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Partnership alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the General Partner, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Partnership a bond in such sums as the General Partner may direct as indemnity against any claim that may be made against the Partnership.

Section 8.6        Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Common Unit Notice of Redemption for the amount of Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Common Unit Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.6, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party, as applicable, and (b) the provisions of Sections 15.1.F(2) and 15.1.F(3) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

Section 8.7        Rights as Objecting Partner. No Limited Partner and no Holder of a Partnership Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute in connection with a merger of the Partnership.

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Article 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1         Records and Accounting.

A.      The General Partner shall keep or cause to be kept at the principal place of business of the Partnership any records and documents required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B.       The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2         Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3         Reports.

A.       As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles.

B.       As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

C.       The General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided, that such reports are able to be printed or downloaded from such website.

Article 10
TAX MATTERS

Section 10.1      Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within one hundred eighty (180) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2       Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754, and any available tax elections under state or local tax law. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754 or any applicable state or local tax law) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners. In the event of a transfer of all or any part of

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the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Code Section 754 to adjust the tax basis of the Properties. Notwithstanding anything contained in Article 5 of this Agreement but subject to subsection (iv) of the definition of Gross Asset Value, any adjustments made pursuant to Code Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

Section 10.3       Tax Matters Partner; Partner Representative.

A.      For each taxable year of the Partnership beginning on or after January 1, 2018, the General Partner shall designate itself or another Person to be the partnership representative of the Partnership (the “Partnership Representative”) within the meaning of Code Section 6223 in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. If the Person designated by the General Partner to serve as the Partnership Representative is not an individual, the General Partner shall also appoint an individual (the “Designated Individual’) through whom the Partnership Representative acts in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. The General Partner shall also designate a new Partnership Representative if the Partnership Representative resigns or is deemed ineligible or appoint a new Designated Individual if the Designated Individual resigns or is deemed ineligible. The General Partner is authorized to revoke and replace from time to time the Partnership Representative or the Designated Individual in accordance with Regulations Section 301.6223-1 and any other applicable Internal Revenue Service guidance. The General Partner shall make all designations and appointments under similar or analogous state, local or non-U.S. laws. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code and Regulations (and, as applicable, analogous state, local and non-U.S. laws) for the Partnership Representative. The taking of any action and the incurring of any expense by the Partnership Representative in connection with any applicable proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative, and the provisions relating to indemnification of the Indemnitees set forth in Section 7.7 hereof shall be fully applicable to the Partnership Representative and the Designated Individual, if any, acting as such.

B.       Each Partner agrees that such Partner shall not treat any Partnership-related item inconsistently on such Partner’s federal, state, local or non-U.S. tax return with the treatment of the item on the Partnership’s return. Any deficiency for taxes imposed on any Partner with respect to such Partner’s interest in the Partnership (including penalties, additions to tax or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Code Section 6226) will be paid by such Partner. If the Partnership is required to pay (and actually pays) an imputed underpayment (including penalties, additions to tax or interest imposed with respect to such taxes, pursuant to Code Section 6225) with respect to a reviewed year, or bears the economic burden of imputed underpayments made by entities in which it is a partner, such amounts paid will be recoverable from the reviewed-year Partners. To the extent that the Partnership or the Partnership Representative, as applicable, does not make an election under Code Sections 6221(b) (if available) or 6226, the Partnership shall use commercially reasonable efforts to (i) make any modifications available under Code Section 6225(c), and (ii) if requested by a Partner, provide to such Partner information allowing such Partner to file an amended federal income tax return, as described in Code Section 6225(c)(2), to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by Partnership; similar principles shall apply under state, local and non-U.S. laws. Each Limited Partner shall, including any time after such Limited Partner withdraws from or otherwise ceases to be a Limited Partner, take all actions requested by the General Partner, including timely provision of requested information and consents in connection with implementing any elections or decisions made by the Partnership or the Partnership Representative (or Person acting in a similar capacity under similar or analogous state, local or non-U.S. laws) related to any tax audit or examination of the Partnership (including to implement any modifications to any imputed underpayment or similar amount under Code Section 6225(c), any elections under Code Sections 6221 or 6226 and any administrative adjustment request under Code Section 6227).

C.       Notwithstanding anything to the contrary in this Agreement, any information, representations, certificates, forms, or documentation provided pursuant to this Section 10.3 may be disclosed to any applicable taxing authority. Each Partner agrees to be bound by the provisions of this Section 10.3 at all times, including any time after such Partner ceases to be a Partner solely with respect to matters directly related to such Partner’s interest in the Partnership, and the provisions of Section 7.8 shall survive the winding up, liquidation and dissolution of the Partnership. For the avoidance of doubt, all references to Code Sections in this Section 10.3.C are to such Code Sections as amended by the Bipartisan Budget Act (and any applicable subsequent amendments thereto).

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Section 10.4       Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made; provided, that the Limited Partner shall not be required to repay such deemed loan if either (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5       Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

Article 11
PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1       Transfer.

A.      No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.       No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

C.       No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752 (provided, that for purpose of calculating the REIT Shares Amount in this Section 11.1.C, “Tendered Common Units” shall mean all such Partnership Units in which a security interest is held by such lender).

Section 11.2       Transfer of General Partner’s Partnership Interest.

A.      Except as provided in this Section 11.2 and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall not Transfer all or any portion of its Partnership Interests (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Common Limited Partners. It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

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B.       Certain Transactions of the General Partner. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not, without the Consent of the Limited Partners, transfer all of its Partnership Interests in connection with (a) a merger, consolidation or other combination of its or the Partnership’s assets with another entity, (b) a sale of all or substantially all of its or the Partnership’s assets not in the ordinary course of the Partnership’s business or (c) a reclassification, recapitalization or change any of outstanding shares of the General Partner’s shares or other outstanding equity interests other than in connection with a share split, reverse share split, share dividend change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of the General Partner’s shareholders (each, a “Termination Transaction”) unless:

(1)       in connection with such Termination Transaction, all of the Common Limited Partners will receive, or will have the right to elect to receive (and shall be provided the opportunity to make such an election if the holders of REIT Shares generally are also provided such an opportunity), for each Partnership Unit an amount of cash, securities and/or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Units would have received had it exercised its right to redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(2)       all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) the Common Limited Partners that held Common Units immediately prior to such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of Common Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (other than the holders of any preferred units therein); and (z) the rights of the Common Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(1) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

C.       Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer an Affiliate of the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.C.

D.       The General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners, except in connection with a Transfer of the General Partner’s entire Partnership Interest permitted in this Article 11 or in connection with a Termination Transaction and, in each case, upon the admission of the transferee as a successor General Partner of the Partnership pursuant to the Act and this Agreement.

Section 11.3       Limited Partners’ Rights to Transfer.

A.       General. Prior to the end of the Initial Holding Period, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner; provided, however, that any

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Limited Partner may, at any time, without the consent or approval of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution that is not an Affiliate of such Limited Partner as collateral or security for a bona fide loan or other extension of credit, and, except as provided in Section 11.1.C, Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such Initial Holding Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person without the Consent of the General Partner, subject to the provisions of Sections 11.1.C and 11.4 hereof and to satisfaction of each of the following conditions (in addition to the right of such Limited Partner or permitted transferee thereof to continue to make Permitted Transfers without the need to satisfy clauses (1) through (4) below):

(1)       General Partner Right of First Refusal. The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Limited Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2)       Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) hereof may be to a separate Qualified Transferee.

(3)       Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

(4)       Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, without, in each case, the Consent of the General Partner; provided, however that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(5)       Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(4) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer or effected during or after the Initial Holding Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor entity by operation of law) shall relieve the transferor

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Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all restrictions on ownership or transfer of shares of beneficial interest of the General Partner contained in the Declaration of Trust that may limit or restrict such transferee’s ability to exercise its redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

B.       Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.       Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for federal income tax purposes. In furtherance of the foregoing, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any redemption, any conversion of Class B Common Units, LTIP Units or Performance Units into Common Units, any exercise of Class A Units for Common Units, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation, (ii) result in a termination of the Partnership under Code Section 708, (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704) (the “Safe Harbors”) or could cause the Partnership to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Code Section 7704 or successor provisions of the Code (as determined by the General Partner) or (v) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to qualify or re-qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

D.      Restrictions Not Applicable to Redemptions or Conversions. The provisions of this Section 11.3 (other than Section 11.3.C) shall not apply to the redemption of Common Units pursuant to Section 15.1 or the redemption or conversion of any other Partnership Units pursuant to the terms of any Partnership Unit Designation.

Section 11.4       Admission of Substituted Limited Partners.

A.      No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the Partnership Interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the General Partner may require in its sole discretion, to effect such Assignee’s admission as a Substituted Limited Partner.

B.       Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

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C.       A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5      Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6       General Provisions.

A.      No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, (ii) pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Interest pursuant to a redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) an acquisition by the General Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1.B hereof.

B.       Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to Sections 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 15.1.B hereof, shall cease to be a Limited Partner.

C.       If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, unless the General Partner decides to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a redemption occurs shall be allocated to the transferor Partner or the Tendering Party (as the case may be), if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

D.      Notwithstanding anything to the contrary in this Agreement and in addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any redemption, any conversion or exercise, as applicable, of LTIP Units, Performance Units, Class A Units or Class B Common Units into Common Units, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate

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and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership, cause the Partnership to be classified as other than a partnership for federal income tax purposes (except as a result of the redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Code Sections 469(k)(2) or 7704(b), (3) could be in violation of Section 3.4.C(iii), or (4) could cause the Partnership to fail one or more of the Safe Harbors; (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

E.       Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.

Article 12
ADMISSION OF PARTNERS

Section 12.1       Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Upon any such Transfer and the admission of any such transferee as a successor General Partner, the transferor shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without the separate Consent of the Common Limited Partners or the consent or approval of any other Partners. Concurrently with, and as evidence of, the admission of such a successor General Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such successor General Partner. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor general partner in accordance with Section 13.1.A hereof.

Section 12.2       Admission of Additional Limited Partners.

A.      A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement, or is issued LTIP Units or Performance Units in exchange for no consideration in accordance with Section 4.2.B hereof, shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such

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Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner. For avoidance of doubt, a holder of Class A Units to the extent not already a Limited Partner shall only be admitted to the Partnership as an Additional Limited Partner in connection with the issuance of Common Units upon exercise of such Class A Units for Common Units following compliance with the preceding sentences of this Section 12.2.A.

B.       Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C.       If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

D.      Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Partnership.

Section 12.3       Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4      Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5       Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

Article 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.      an event of withdrawal as defined in Section 10-402(2) — (9) of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;

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B.       an election to dissolve the Partnership made by the General Partner with Consent of the Common Limited Partners;

C.       entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

D.       the redemption or other acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.

Section 13.2       Winding Up.

A.      Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of beneficial interest of the General Partner) shall be applied and distributed in the following order:

(1)       First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2)       Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(3)       Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4)       Fourth, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13, other than reimbursement of its expenses as set forth in Section 7.4.

B.       Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.       If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

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D.       In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1)       distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2)       withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

E.       The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the General Partner of the Partnership.

Section 13.3       Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

Section 13.4       Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5       Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator), and the General Partner or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator).

Section 13.6      Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the SDAT, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Maryland shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7       Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Code Section 562(b)(1)(B), if necessary, in the sole and absolute discretion of the General Partner.

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Article 14
PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1      Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2       Amendments. Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners and, except as set forth in Section 7.3.C and subject to Sections 7.3.D, 18.10 and 19.10 and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the Partners. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.

Section 14.3       Meetings of the Partners.

A.      Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B hereof.

B.       Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C.       Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D.       The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If

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no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

E.       Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s shareholders and may be held at the same time as, and as part of, the meetings of the General Partner’s shareholders.

Article 15
GENERAL PROVISIONS

Section 15.1       Redemption Rights of Qualifying Parties.

A.      After the expiration of the applicable Initial Holding Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) (the “Redemption Right”) to require the Partnership to redeem all or a portion of the Common Units held by a Tendering Party (Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Common Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Common Units at the request of the Qualifying Party prior to the end of the applicable Initial Holding Period (subject to the terms and conditions set forth herein (including the expiration of the applicable Specified Redemption Date)) (a “Special Redemption”); provided, however, that the General Partner first receives a legal opinion to the same effect as the legal opinion described in Section 15.1.G(4) of this Agreement. Any Redemption shall be exercised pursuant to a Common Unit Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner notifies the Tendering Party that it declines to acquire some or all of the Tendered Common Units under Section 15.1.B hereof following receipt of a Common Unit Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date.

B.       Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit (which shall only be applicable so long as the General Partner continues to qualify as or realistically aspires to re-qualify as a REIT), elect to acquire some or all of the Tendered Common Units from the Tendering Party in exchange for REIT Shares (including, for the avoidance of doubt, Class B REIT Shares). If the General Partner elects to acquire some or all of the Tendered Common Units pursuant to this Section 15.1.B, the General Partner shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to acquire any of the Tendered Common Units for REIT Shares, the General Partner shall issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) the General Partner shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right with respect to such Tendered Common Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Common Units to the General Partner in exchange for the REIT Shares Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Common Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions and other instruments as reasonably necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Common Units by the General Partner pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Common Units and, upon notice to the Tendering Party by the General Partner, given on or before the close of business on the Cut-Off Date, that the General Partner has elected to acquire some or all of the Tendered Common Units pursuant to this Section 15.1.B, the obligation

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of the Partnership to effect a Redemption of the Tendered Common Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and, to the extent applicable, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Common Units are acquired by the General Partner pursuant to this Section 15.1.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and such Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise all rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Common Units by the General Partner pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

C.       Notwithstanding the provisions of Section 15.1.A and 15.1.B hereof and so long as the General Partner continues to qualify as a REIT, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Common Units by the General Partner pursuant to Section 15.1.B hereof would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the General Partner under Section 15.1.B hereof or cash otherwise payable under Section 15.1.A hereof.

D.       If the General Partner does not elect to acquire the Tendered Common Units pursuant to Section 15.1.B hereof:

(1)       The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute to the Partnership funds from the proceeds of a registered public offering by the General Partner of REIT Shares sufficient to purchase the Tendered Common Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership. Any proceeds from a public offering that are in excess of the Cash Amount shall be for the sole benefit of the General Partner. The General Partner shall make a Capital Contribution of any such amounts to the Partnership for an additional General Partner Interest. Any such contribution shall entitle the General Partner to an equitable Percentage Interest adjustment.

(2)       If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

E.       Notwithstanding the provisions of Section 15.1.B hereof, the General Partner shall not, under any circumstances, elect to acquire any Tendered Common Units in exchange for REIT Shares if such exchange would be prohibited under the Declaration of Trust.

F.       Notwithstanding anything herein to the contrary (but subject to Section 15.1.C hereof), with respect to any Redemption (or any tender of Common Units for Redemption if the Tendered Common Units are acquired by the General Partner pursuant to Section 15.1.B hereof) pursuant to this Section 15.1:

(1)      All Common Units acquired by the General Partner pursuant to Section 15.1.B hereof shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Common Units.

(2)      Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Common Units or, if such Tendering Party holds (as a Common Limited Partner or,

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economically, as an Assignee) less than one thousand (1,000) Common Units, all of the Common Units held by such Tendering Party, without, in each case, the Consent of the General Partner.

(3)       If (i) a Tendering Party surrenders its Tendered Common Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution, and (ii) the General Partner elects to acquire any of such Tendered Common Units in exchange for REIT Shares pursuant to Section 15.1.B, such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Common Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(4)      The consummation of such Redemption (or an acquisition of Tendered Common Units by the General Partner pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(5)      The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Common Units subject to any Redemption, and be treated as a Common Limited Partner or an Assignee, as applicable, with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Partnership pursuant to Section 15.1.A hereof or transferred to the General Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1.B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Common Units by the General Partner pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a shareholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.

G.       In connection with an exercise of the Redemption Right pursuant to this Section 15.1, except as otherwise agreed by the General Partner, in its sole and absolute discretion, the Tendering Party shall submit the following to the General Partner, in addition to the Common Unit Notice of Redemption:

(1)      A written affidavit, dated the same date as the Common Unit Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Common Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;

(2)      A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Common Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date; and

(3)      An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Common Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Common Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party shall own REIT Shares in violation of the Ownership Limit.

(4)       In connection with any Special Redemption, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Common Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement.

H.       Holders of LTIP Units and Performance Units and holders of Class A Units and Class B Common Units shall not be entitled to the right of Redemption provided for in Section 15.1 of this Agreement, unless and until such LTIP Units, Performance Units, Class A Units or Class B Common Units, as applicable, have been converted into or exercised for, as applicable, Common Units (or any other class or series of Common Units entitled to such right of Redemption) in accordance with their terms.

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Section 15.2      Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner or Assignee at the address set forth in the Register or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.

Section 15.3      Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4      Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5      Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6      Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7      Waiver.

A.       No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B.       The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Declaration of Trust shall be made and shall be effective only as provided in the Declaration of Trust.

Section 15.8       Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9        Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

A.       This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B.       Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Maryland (collectively, the “Maryland Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Maryland Courts, that its property is

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exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10     Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.11    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12     Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, trustees, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

A.       an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)); or

B.       an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)); provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

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Section 15.13    No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14     No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto including, without limitation, a creditor of the Partnership or any Partner or other third party having dealings with the Partnership) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15    No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as shareholders of the General Partner, including without limitation any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect of any meeting of shareholders for the election of trustees of the General Partner or any other matter.

Article 16
SERIES A CONVERTIBLE REDEEMABLE PREFERRED UNITS

Section 16.1    Designation.

A series of Partnership Units in the Partnership designated as the “Series A Convertible Redeemable Preferred Units” (the “Series A Preferred Units”) is hereby established. The number of Series A Preferred Units shall be 2,862.

Section 16.2    Distributions.

A.     Payment of Distributions. The General Partner, as holder of the Series A Preferred Units, will be entitled to receive, when, as and if authorized by the General Partner, out of Available Cash, cumulative cash distributions per Series A Preferred Unit in an amount equal to the Series A Priority Return accrued thereon, at the applicable rate, in accordance with this Section 16.2. Such distributions shall accrue and be cumulative from and including April 1, 2020 (the “Series A Preferred Unit Initial Accrual Date”) and will be payable at the then applicable rate (each a “Series A Preferred Unit Distribution Payment Date”) (i) for the period from the Series A Preferred Unit Initial Accrual Date to June 30, 2021, on or about July 12, 2021, (ii) except as provided in clause (iii), for each monthly distribution period thereafter, monthly in equal amounts in arrears on or about the 12th calendar day of each calendar month, commencing on or about August 12, 2021, and (iii) to the extent that any Series A Preferred Unit is redeemed pursuant to Section 4.7.B after a Series A Distribution Record Date with respect to any distribution and before the payment date (determined in accordance with clause (i) or (ii)) of such distribution, in the event of a redemption of any Series A Preferred Unit, on the redemption date of such Unit; provided however, if any Series A Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise be payable on such date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Series A Preferred Unit Distribution Payment Date, and no interest or other sum shall accrue on the amount so payable from such Series A Preferred Unit Distribution Payment Date to such next succeeding Business Day. Distributions will be payable on Series A Preferred Units outstanding at the close of business on the applicable Series A Distribution Record Date. Each distribution is payable to holders of record of outstanding Series A Preferred Units as of the applicable Series A Distribution Record Date or date of redemption of such Series A Preferred Unit, as applicable. Notwithstanding any provision to

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the contrary contained herein, the distribution payable on each Series A Preferred Unit outstanding on any Series A Distribution Record Date shall be equal to the distribution paid with respect to each other Series A Preferred Unit that is outstanding on such date.

B.     Distributions Cumulative. Distributions on the Series A Preferred Units will be cumulative from and including the Series A Preferred Unit Initial Accrual Date, or, with respect to the special distribution right referred to in Section 16.2.E below, from, and including, the first date on which the dividend rate payable on the REIT Series A Preferred Shares is increased in accordance with the Series A Preferred Shares Terms. Distributions will accumulate from the Series A Preferred Unit Initial Accrual Date or the most recent Series A Preferred Unit Distribution Payment Date to which accrued distributions have been paid, whether or not the terms and provisions set forth in Section 16.2.D hereof at any time prohibit the current payment of distributions, whether or not the Partnership has Available Cash or earnings and whether or not such distributions are authorized.

C.    Restrictions on Distributions. No distributions on the Series A Preferred Units shall be authorized, declared, paid or set apart for payment at such time as the terms and provisions of any agreement of the General Partner, including any agreement relating to its indebtedness, prohibits the authorization, declaration, payment or setting apart for payment of dividends on the REIT Series A Preferred Shares or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

D.     Priority as to Distributions.

(1)      When dividends are not paid in full upon the Series A Preferred Units or any other class or series of Parity Preferred Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Series A Preferred Units and any Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A Preferred Units and accumulated, accrued and unpaid on such Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have a cumulative distributions).

(2)      Except as set forth in Section 16.2.D(1), unless full cumulative distributions equal to the full amount of all accumulated, accrued and unpaid distributions on the Series A Preferred Units have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Units Junior to the Series A Preferred Units or options, warrants or rights to subscribe for or purchase Units Junior to the Series A Preferred Units) shall be declared and paid or declared and set apart for payment by the General Partner and no other distribution of cash or other property may be declared and made, directly or indirectly, by the General Partner with respect to any Units Junior to the Series A Preferred Units or Parity Preferred Units, nor shall any Units Junior to the Series A Preferred Units or Parity Preferred Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units or Class B Common Units made in connection with a redemption, purchase or other acquisition by the General Partner of REIT Shares in connection with an equity incentive or benefit plan of the General Partner) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the General Partner (except by conversion into or exchange for Units Junior to the Series A Preferred Units, or options, warrants or rights to subscribe for or purchase any Units Junior to the Series A Preferred Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of any Units Junior to the Series A Preferred Units or Parity Preferred Units.

E.     Special Distribution Rate; Distribution Stopper. If, at any time, and for such period of time as, the dividend rate payable on the REIT Series A Preferred Shares is increased in accordance with the Series A Preferred Shares Terms, the Series A Priority Return shall be increased to 7.50% per annum on the stated value of $1,000.00 per Series A Preferred Unit (equivalent to the fixed annual amount of $75.00 per Series A Preferred Unit). If, at any time, and for such period of time as, the current payment of dividends on the REIT Series A Preferred Shares is suspended and such suspended amounts are accumulating, in accordance with the Series A Preferred Shares Terms, then a commensurate suspension of distributions and accumulation shall occur on the Series A Preferred Units.

F.      No Further Rights. Notwithstanding anything in this Section 16.2, after full cumulative distributions on the outstanding Series A Preferred Units have been paid with respect to a distribution period, the General Partner, as holder of the Series A Preferred Units, will not be entitled to any further distributions with respect to that distribution

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period. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable.

Section 16.3     Liquidation Preference.

A.     Distributions. Upon any liquidation, dissolution or winding up of the affairs of the Partnership, voluntary or involuntary, distributions on the Series A Preferred Units shall be made in accordance with Article 13 hereof.

B.      No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the General Partner, as holder of the Series A Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

C.     Consolidation, Merger or Certain Other Transactions. The consolidation or merger of the Partnership with one or more entities or a sale or transfer of all or substantially all of the Partnership’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

Section 16.4      Rank.

The Series A Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank (i) senior to the Common Units, Class B Common Units and to all other Partnership Units, now or hereafter issued and outstanding, the terms of which provide that such Partnership Units rank, as to distribution rights and upon liquidation, dissolution or winding up, junior to the Series A Preferred Units; (ii) on a parity with the Series 1 Preferred units and all other Parity Preferred Units; and (iii) junior to any class or series of Partnership Units the terms of which specifically provide that such Partnership Units shall rank senior to the Series A Preferred Units.

Section 16.5      Voting Rights.

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series A Preferred Units.

Section 16.6      Transfer Restrictions.

The Series A Preferred Units shall not be transferable except upon the redemption thereof in accordance with Section 4.7.B or to a successor General Partner in accordance with Section 11.2.

Section 16.7     Conversion Rights.

The Series A Preferred Units shall not be convertible into any other class or series of Partnership Interest or any other property of the Partnership other than in the event that the Series A Preferred Shares are converted into REIT Shares in accordance with the Series A Preferred Shares Terms, in which case, on the Conversion Date (as defined in the Series A Preferred Shares Terms), each Series A Preferred Unit shall automatically convert into a number of Common Units (or Class B Common Units during such time as Class B Common Units are outstanding) equal to the number of REIT Shares issued upon conversion of each Series A Preferred Share so converted. If the General Partner relies upon the Series A Preferred Shares Terms to avoid the issuance of any fractional REIT Shares in connection with a conversion of Series A Preferred Shares into REIT Shares, the General Partner may take any consistent action with respect to the corresponding conversion of Series A Preferred Units to Common Units or Class B Common Units.

Section 16.8     No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

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Article 17

SERIES 1 CONVERTIBLE REDEEMABLE PREFERRED UNITS

Section 17.1     Designation.

A series of Partnership Units in the Partnership designated as the “Series 1 Convertible Redeemable Preferred Units” (the “Series 1 Preferred Units”) is hereby established. The number of Series 1 Preferred Units shall be 39,811.

Section 17.2     Distributions.

A.     Payment of Distributions. The General Partner, as holder of the Series 1 Preferred Units, will be entitled to receive, when, as and if authorized by the General Partner, out of Available Cash, cumulative cash distributions per Series 1 Preferred Unit in an amount equal to the Series 1 Priority Return accrued thereon, at the applicable rate, in accordance with this Section 17.2. Such distributions shall accrue and be cumulative from and including April 1, 2020 (the “Series 1 Preferred Unit Initial Accrual Date”) and will be payable at the then applicable rate (each a “Series 1 Preferred Unit Distribution Payment Date”) (i) for the period from the Series 1 Preferred Unit Initial Accrual Date to June 30, 2021, on or about July 12, 2021, (ii) except as provided in clause (iii), for each monthly distribution period thereafter, monthly in equal amounts in arrears on or about the 12th calendar day of each calendar month, commencing on or about August 12, 2021, and (iii) to the extent that any Series 1 Preferred Unit is redeemed pursuant to Section 4.7.B after a Series 1 Distribution Record Date with respect to any distribution and before the payment date (determined in accordance with clause (i) or (ii)) of such distribution, in the event of a redemption of any Series 1 Preferred Unit, on the redemption date of such Unit; provided however, if any Series 1 Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise be payable on such date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Series 1 Preferred Unit Distribution Payment Date, and no interest or other sum shall accrue on the amount so payable from such Series 1 Preferred Unit Distribution Payment Date to such next succeeding Business Day. Distributions will be payable on Series 1 Preferred Units outstanding at the close of business on the applicable Series 1 Distribution Record Date. Each distribution is payable to holders of record of outstanding Series 1 Preferred Units as of the applicable Series 1 Distribution Record Date or date of redemption of such Series 1 Preferred Unit, as applicable. Notwithstanding any provision to the contrary contained herein, the distribution payable on each Series 1 Preferred Unit outstanding on any Series 1 Distribution Record Date shall be equal to the distribution paid with respect to each other Series 1 Preferred Unit that is outstanding on such date.

B.     Distributions Cumulative. Distributions on the Series 1 Preferred Units will be cumulative from and including the Series 1 Preferred Unit Initial Accrual Date, or, with respect to the special distribution right referred to in Section 17.2.E below, from, and including, the first date on which the dividend rate payable on the REIT Series 1 Preferred Shares is increased in accordance with the Series 1 Preferred Shares Terms. Distributions will accumulate from the Series 1 Preferred Unit Initial Accrual Date or the most recent Series 1 Preferred Unit Distribution Payment Date to which accrued distributions have been paid, whether or not the terms and provisions set forth in Section 17.2.D hereof at any time prohibit the current payment of distributions, whether or not the Partnership has Available Cash or earnings and whether or not such distributions are authorized.

C.     Restrictions on Distributions. No distributions on the Series 1 Preferred Units shall be authorized, declared, paid or set apart for payment at such time as the terms and provisions of any agreement of the General Partner, including any agreement relating to its indebtedness, prohibits the authorization, declaration, payment or setting apart for payment of dividends on the REIT Series 1 Preferred Shares or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

D.     Priority as to Distributions.

(1)      When dividends are not paid in full upon the Series 1 Preferred Units or any other class or series of Parity Preferred Units, or a sum sufficient for such payment is not set apart, all distributions declared upon the Series 1 Preferred Units and any Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series 1 Preferred Units and accumulated, accrued and unpaid on such Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units do not have a cumulative distributions).

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(2)      Except as set forth in Section 17.2.D(1), unless full cumulative distributions equal to the full amount of all accumulated, accrued and unpaid distributions on the Series 1 Preferred Units have been, or are concurrently therewith, declared and paid, or declared and set apart for payment, for all past distribution periods, no distributions (other than distributions paid in Units Junior to the Series 1 Preferred Units or options, warrants or rights to subscribe for or purchase Units Junior to the Series 1 Preferred Units) shall be declared and paid or declared and set apart for payment by the General Partner and no other distribution of cash or other property may be declared and made, directly or indirectly, by the General Partner with respect to any Units Junior to the Series 1 Preferred Units or Parity Preferred Units, nor shall any Units Junior to the Series 1 Preferred Units or Parity Preferred Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units or Class B Common Units made in connection with a redemption, purchase or other acquisition by the General Partner of REIT Shares in connection with an equity incentive or benefit plan of the General Partner) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by the General Partner (except by conversion into or exchange for Units Junior to the Series 1 Preferred Units, or options, warrants or rights to subscribe for or purchase any Units Junior to the Series 1 Preferred Units), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of any Units Junior to the Series 1 Preferred Units or Parity Preferred Units.

E.     Special Distribution Rate; Distribution Stopper. If, at any time, and for such period of time as, the dividend rate payable on the REIT Series 1 Preferred Shares is increased in accordance with the Series 1 Preferred Shares Terms, the Series 1 Priority Return shall be increased to 7.00% per annum on the stated value of $1,000.00 per Series 1 Preferred Unit (equivalent to the fixed annual amount of $70.00 per Series 1 Preferred Unit). If, at any time, and for such period of time as, the current payment of dividends on the REIT Series 1 Preferred Shares is suspended and such suspended amounts are accumulating, in accordance with the Series 1 Preferred Shares Terms, then a commensurate suspension of distributions and accumulation shall occur on the Series 1 Preferred Units.

F.     No Further Rights. Notwithstanding anything in this Section 17.2, after full cumulative distributions on the outstanding Series 1 Preferred Units have been paid with respect to a distribution period, the General Partner, as holder of the Series 1 Preferred Units, will not be entitled to any further distributions with respect to that distribution period. Any distribution payment made on the Series 1 Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series 1 Preferred Units which remains payable.

Section 17.3     Liquidation Preference.

A.       Distributions. Upon any liquidation, dissolution or winding up of the affairs of the Partnership, voluntary or involuntary, distributions on the Series 1 Preferred Units shall be made in accordance with Article 13 hereof.

B.     No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the General Partner, as holder of the Series 1 Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

C.     Consolidation, Merger or Certain Other Transactions. The consolidation or merger of the Partnership with one or more entities or a sale or transfer of all or substantially all of the Partnership’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

Section 17.4      Rank.

The Series 1 Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank (i) senior to the Common Units, Class B Common Units and to all other Partnership Units, now or hereafter issued and outstanding, the terms of which provide that such Partnership Units rank, as to distribution rights and upon liquidation, dissolution or winding up, junior to the Series 1 Preferred Units; (ii) on a parity with the Series A Preferred Units and all other Parity Preferred Units; and (iii) junior to any class or series of Partnership Units the terms of which specifically provide that such Partnership Units shall rank senior to the Series 1 Preferred Units.

Section 17.5      Voting Rights.

The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series 1 Preferred Units.

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Section 17.6      Transfer Restrictions.

The Series 1 Preferred Units shall not be transferable except upon the redemption thereof in accordance with Section 4.7.B or to a successor General Partner in accordance with Section 11.2.

Section 17.7      Conversion Rights

The Series 1 Preferred Units shall not be convertible into any other class or series of Partnership Interest or any other property of the Partnership other than in the event that the Series 1 Preferred Shares are converted into REIT Shares in accordance with the Series 1 Preferred Shares Terms, in which case, on the Conversion Date (as defined in the Series 1 Preferred Shares Terms), each Series 1 Preferred Unit shall automatically convert into a number of Common Units (or Class B Common Units during such time as Class B Common Units are outstanding) equal to the number of REIT Shares issued upon conversion of each Series 1 Preferred Share so converted. If the General Partner relies upon the Series 1 Preferred Shares Terms to avoid the issuance of any fractional REIT Shares in connection with a conversion of Series 1 Preferred Shares into REIT Shares, the General Partner may take any consistent action with respect to the corresponding conversion of Series 1 Preferred Units to Common Units or Class B Common Units.

Section 17.8      No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series 1 Preferred Units.

Article 18
LTIP UNITS

Section 18.1        Designation.

A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 18.2        Vesting.

A.       Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable LTIP Unit Agreement. The terms of any LTIP Unit Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement or by the Plans or any other applicable Equity Plan. LTIP Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of an LTIP Unit Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”

B.       Forfeiture. Upon the forfeiture of any LTIP Units in accordance with the applicable LTIP Unit Agreement (including any forfeiture effected through repurchase), the LTIP Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.3.A(9)), the Plans (or other applicable Equity Plan) and the applicable LTIP Unit Agreement, in connection with any forfeiture (or repurchase) of such units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.F, calculated with respect to such Holder’s remaining LTIP Units, if any.

Section 18.3        Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2.F hereof, (b) differences between distributions to be made with respect to LTIP Units and Common Units pursuant to Section 13.2 and Section 18.4.B hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Common Units due to insufficient special allocation pursuant to Section 6.2.F or (c) any related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement or any LTIP Unit Agreement and/or any update to the Register, adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP

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Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, (iii) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units or (iv) any other non-recurring event or transaction that would, as determined by the General Partner in its sole discretion, have the similar effect of unjustly diluting or expanding the rights conferred by outstanding LTIP Units or Performance Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

Section 18.4       Distributions.

A.       Operating Distributions. Except as otherwise provided in this Agreement, in any LTIP Unit Agreement or by the General Partner with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate).

B.       Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Common Unit, whether made prior to, on or after the LTIP Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.

C.       Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Common Units. The record date for determining which Holders of LTIP Units are entitled to receive a distribution shall be the Partnership Record Date.

Section 18.5      Allocations. Holders of LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.B and 6.2.C and in addition to any special allocations required by Section 6.2.F. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 18.5, or to adjust the allocations made under this Section 18.5, so that the ratio of (a) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.F),

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to (b) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Common Units and such taxable year.

Section 18.6       Transfers. Subject to the terms and limitations contained in an applicable LTIP Unit Agreement and the Plans (or any other applicable Equity Plan), and except as expressly provided in this Agreement with respect to LTIP Units, a Holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions, as Holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

Section 18.7      Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in Section 18.9 below.

Section 18.8       Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any LTIP Unit Agreement and the Plans (or any other applicable Equity Plan), apply to the LTIP Unit.

Section 18.9       Conversion to Common Units.

A.       A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units, taking into account all adjustments (if any) made pursuant to Section 18.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party, to the extent not subject to the limitation on conversion under Section 18.9.B below. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that in anticipation of any event that will cause his or her Unvested LTIP Units to become Vested LTIP Units (and subject to the timing requirements set forth in Section 18.9.B below), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 18.9.

B.       A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 18.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds the Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit C to the Partnership (with a copy to the General Partner) not less than three (3) nor more than ten (10) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 18.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall

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cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

C.       The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 18.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 18.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit D to the applicable Holder of LTIP Units not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

D.       A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 18.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E.       For purposes of making future allocations under Section 6.2.F and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

F.       If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Common Units, assuming such Holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of his or her transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Common Units would receive if such Holder of Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Unit Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 18.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of LTIP Units

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whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of LTIP Units.

Section 18.10     Voting. Limited Partners holding LTIP Units shall have the same voting rights as Limited Partners holding Common Units, with the LTIP Units and Performance Units voting together as a single class with the Common Units and having one vote per LTIP Unit and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Common Units.

Section 18.11     Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(1) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit or Performance Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

Article 19
PERFORMANCE UNITS

Section 19.1       Designation.

A class of Partnership Units in the Partnership designated as the “Performance Units” is hereby established. The number of Performance Units that may be issued is not limited by this Agreement.

Section 19.2       Vesting.

A.       Vesting, Generally. Performance Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable Performance Unit Agreement. The terms of any Performance Unit Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Performance Unit Agreement or by the Plan or any other applicable Equity Plan. Performance Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of a Performance Unit Agreement are referred to as “Vested Performance Units”; all other Performance Units are referred to as “Unvested Performance Units.”

B.       Forfeiture. Upon the forfeiture of any Performance Units in accordance with the applicable Performance Unit Agreement (including any forfeiture effected through repurchase), the Performance Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Performance Unit Agreement, no consideration or other payment shall be due with respect to any Performance Units that have been forfeited, other than any distributions declared with

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respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.3.A(9)), the Plans (or other applicable Equity Plan) and the applicable Performance Unit Agreement, in connection with any forfeiture (or repurchase) of such units, the balance of the portion of the Capital Account of the Holder of Performance Units that is attributable to all of his or her Performance Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.F, calculated with respect to such Holder’s remaining Performance Units, if any.

Section 19.3      Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between Performance Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2.F hereof, (b) differences between distributions to be made with respect to Performance Units and Common Units pursuant to Section 13.2, Section 19.4.A and Section 19.4.B hereof in the event that the Capital Accounts attributable to the Performance Units are less than those attributable to Common Units due to insufficient special allocation pursuant to Section 6.2.F or (c) any related provisions. If an Adjustment Event (as defined in Section 18.3, taking into account events that are not considered Adjustment Events thereunder) occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement or any Performance Unit Agreement and/or any update to the Register, adjusting the number of outstanding Performance Units or subdividing or combining outstanding Performance Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Common Units and Performance Units. If more than one Adjustment Event occurs, any adjustment to the Performance Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the Common Units other than actions specifically described in Section 18.3 as Adjustment Events and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding Performance Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Holder of Performance Units setting forth the adjustment to his or her Performance Units and the effective date of such adjustment.

Section 19.4       Distributions.

A.       Operating Distributions. Except as otherwise provided in this Agreement, in any Performance Unit Agreement or by the General Partner with respect to any particular class or series of Performance Units, Holders of Performance Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per Performance Unit equal to (i) in the case of Unvested Performance Units, the product of the distribution made to holders of Common Units per Common Unit multiplied by the Performance Unit Sharing Percentage, and (ii) in the case of a Vested Performance Units, the distribution made to holders of Common Units per Common Unit, in each case, if applicable, assuming such Performance Units were held for the entire period to which such distributions relate.

B.       Liquidating Distributions. Holders of Performance Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per Performance Unit equal to the amount of any such distributions payable on one Common Unit, whether made prior to, on or after the Performance Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such Performance Units to the extent attributable to the ownership of such Performance Units.

C.       Distributions Generally. Distributions on the Performance Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Performance Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the Performance Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Common Units, and

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the record date for determining which Holders of Performance Units are entitled to receive distributions shall be the Partnership Record Date.

Section 19.5       Allocations.

A.       Holders of Vested Performance Units shall be allocated Net Income and Net Loss in amounts per Performance Unit equal to the amounts allocated per Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.B and 6.2.C and in addition to any special allocations required by Section 6.2.F.

B.       The holder of such Unvested Performance Units shall be allocated Net Income and Net Loss in amounts per Unvested Performance Unit equal to the amounts allocated per Vested Performance Unit; provided, however, that for purposes of allocations of Net Income and Net Loss pursuant to Sections 6.2.B, 6.2.C and 6.3, the term Percentage Interest when used with respect to an Unvested Performance Unit shall be treated as a fraction of one outstanding Common Unit equal to one Common Unit multiplied by the Performance Unit Sharing Percentage.

C.       The General Partner is authorized in its discretion to delay or accelerate the participation of the Performance Units in allocations of Net Income and Net Loss under this Section 19.5, or to adjust the allocations made under this Section 19.5, so that the ratio of (a) the total amount of Net Income or Net Loss allocated with respect to each Performance Unit in the taxable year in which that Performance Unit’s Performance Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.F), to (b) the total amount distributed to that Performance Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Common Units and such taxable year.

Section 19.6      Transfers. Subject to the terms and limitations contained in an applicable Performance Unit Agreement and the Plans (or any other applicable Equity Plan), and except as expressly provided in this Agreement with respect to Performance Units, a Holder of Performance Units shall be entitled to transfer his or her Performance Units to the same extent, and subject to the same restrictions, as Holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

Section 19.7       Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Performance Units unless and until they are converted to Common Units as provided in Section 19.9 below.

Section 19.8      Legend. Any certificate evidencing a Performance Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any Performance Unit Agreement and the Plans (or any other applicable Equity Plan), apply to the Performance Unit.

Section 19.9       Conversion to Common Units.

A.       A Qualifying Party holding Performance Units shall have the Conversion Right, at his or her option, at any time to convert all or a portion of his or her Vested Performance Units into Common Units, taking into account all adjustments (if any) made pursuant to Section 19.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested Performance Units or, if such Qualifying Party holds less than one thousand (1,000) Vested Performance Units, all of the Vested Performance Units held by such Qualifying Party, to the extent not subject to the limitation on conversion under Section 19.9.B below. Qualifying Parties shall not have the right to convert Unvested Performance Units into Common Units until they become Vested Performance Units; provided, however, that in anticipation of any event that will cause his or her Unvested Performance Units to become Vested Performance Units (and subject to the timing requirements set forth in Section 19.9.B below), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any Performance Units into Common Units shall be subject to the conditions and procedures set forth in this Section 19.9.

B.       A Qualifying Party may convert his or her Vested Performance Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 19.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested Performance Units that exceeds the Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a Conversion

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Notice in the form attached as Exhibit C to the Partnership (with a copy to the General Partner) not less than three (3) nor more than ten (10) days prior to the Conversion Date specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined in Section 18.9) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested Performance Units covenants and agrees with the Partnership that all Vested Performance Units to be converted pursuant to this Section 19.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Common Units into which the Vested Performance Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Common Units into which his or her Vested Performance Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested Performance Units into Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

C.       The Partnership, at any time at the election of the General Partner, may cause any number of Vested Performance Units to be subject to a Forced Conversion into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 19.3; provided, however, that the Partnership may not cause a Forced Conversion of any Performance Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 19.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a Forced Conversion Notice in the form attached hereto as Exhibit D to the applicable Holder of Performance Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

D.       A conversion of Vested Performance Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of Performance Units, other than the surrender of any certificate or certificates evidencing such Vested Performance Units, as of which time such Holder of Performance Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Common Units into which such Performance Units were converted. After the conversion of Performance Units as aforesaid, the Partnership shall deliver to such Holder of Performance Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining Performance Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 19.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E.       For purposes of making future allocations under Section 6.2.F and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of Performance Units that is treated as attributable to his or her Performance Units shall be reduced, as of the date of conversion, by the product of the number of Performance Units converted and the Common Unit Economic Balance.

F.       If the Partnership or the General Partner shall be a party to any Transaction, then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of Performance Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of Performance Units to be afforded the right to receive

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in connection with such Transaction in consideration for the Common Units into which his or her Performance Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Common Units, assuming such Holder is not a Constituent Person, or an affiliate of a Constituent Person. In the event that Holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of Performance Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of Performance Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Performance Unit held by such Holder into Common Units in connection with such Transaction. If a Holder of Performance Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each Performance Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Common Units would receive if such Holder of Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Performance Unit Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 19.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of Performance Units whose Performance Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their Performance Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of Performance Units.

Section 19.10     Voting. Limited Partners holding Performance Units shall have the same voting rights as Limited Partners holding Common Units, with the Performance Units and LTIP Units voting together as a single class with the Common Units and having one vote per Performance Unit and Holders of Performance Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding Performance Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Common Units.

Article 20
CLASS A UNITS

Section 20.1      Designation. A class of securities of the Partnership designated as the “Class A Units” is hereby established. The number of Class A Units that may be issued is not limited by this Agreement. For avoidance of doubt, a Class A Unit shall only represent the right to acquire such number of Common Units upon the exercise of such Class A Unit as is provided for under the terms of the applicable Class A Unit Agreement entered between the Partnership and holder of such Class A Unit, and a Class A Unit shall not constitute a “Common Equivalent Unit” or a “Common Unit”.

Section 20.2      Adjustments. The number of Common Units purchasable upon exercise of a Class A Unit and the exercise price at which such Common Units may be purchased shall be adjusted solely as set forth in the applicable Class A Unit Agreement.

Section 20.3       Distributions. Except as otherwise provided in the applicable Class A Unit Agreement with respect to such Class A Units, holders of Class A Units shall not be entitled to receive payment of regular, special, extraordinary or other distributions (including, for avoidance of doubt, distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) unless and until such Class A Units are exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement. After the issuance of Common Units upon the exercise of such Class A Units, the Holder of such Common Units shall be entitled to distributions in accordance with the terms of the Common Units.

Section 20.4       Liquidation Preference.

A.       Distributions. Except as otherwise provided in the applicable Class A Unit Agreement with respect to such Class A Units, upon any liquidation, dissolution or winding up of the affairs of the Partnership, voluntary or involuntary, no distributions shall be made on the Class A Units pursuant to Article 13 hereof or otherwise unless and until such Class A Units have been exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement. After the issuance of Common Units upon the exercise of such Class A Units, the Holder of such Common

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Units shall be entitled to distributions in accordance with the terms of the Common Units. Notice of any liquidation, dissolution or winding up of the affairs of the Partnership, voluntary or involuntary, shall be required only to the extent provided in the applicable Class A Unit Agreement.

B.       No Further Rights. Other than payment of the full amount of any liquidating distributions to which a former holder of Class A Units may be entitled under the applicable Class A Unit Agreement or in respect of Common Units received upon exercise of such former holder’s Class A Units, no holder or former holder of Class A units shall have any right or claim to any of the remaining assets of the Partnership.

C.       Consolidation, Merger or Certain Other Transactions. The consolidation or merger of the Partnership with one or more entities or a sale or transfer of all or substantially all of the Partnership’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

Section 20.5       Voting Rights. A holder of Class A Units shall not have any voting or consent rights in respect of its Class A Units unless and until such Class A Units have been exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement. After the issuance of Common Units upon the exercise of such Class A Units, a Holder of such Common Units will be entitled to voting rights in accordance with the terms of the Common Units.

Section 20.6       Transfers and Redemptions. Except as expressly provided in the applicable Class A Unit Agreement, a holder of Class A Units shall not be entitled to transfer his or her Class A Units. Notwithstanding the foregoing sentence, a holder of Class A Units shall not be entitled to transfer (directly or indirectly), and shall not transfer (directly or indirectly), its Class A Units if doing so would constitute a “measurement event” under Regulations Sections 1.761-3(c)(1)(iii)(A) and 1.761-3(c)(2)(i). The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Class A Units unless and until such Class A Units have been exercised for Common Units in accordance with the terms of the applicable Class A Unit Agreement.

Section 20.7        Characterization and Allocations.

A.       Characterization. It is the intent of the parties that each Class A Unit shall constitute a “noncompensatory option” within the meaning of Regulations Section 1.761-3(b)(2), and one which is not treated as a “partnership interest” for federal tax purposes on the date of any “measurement event” (all within the meaning of Regulations Section 1.761-3), unless and until such Class A Unit has been exercised for a Common Unit in accordance with the terms of the applicable Class A Unit Agreement.

B.       Allocations. Net Income, Net Loss and other allocations (such as those governed by Article 6 hereof) shall be allocated to holders of Class A Units in accordance with the principles of Regulations Section 1.704-1(b)(2)(iv)(s) as applied by the General Partner in good faith, and the remainder of the provisions in this Agreement (including without limitation Article 6 hereof) shall be applied by giving due regard to the allocations in this Section 20.7.B.

Section 20.8       Legend. Any certificate evidencing a Class A Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on Transfer, including without limitation under any Class A Unit Agreement, apply to the Class A Unit.

Section 20.9       Exercise for Common Units. A holder of Class A Units shall have the right to exercise its Class A Units for Common Units solely in such manner, at such price and on such other terms as are set forth in the applicable Class A Unit Agreement.

Article 21
CLASS B COMMON UNITS

Section 21.1       Designation and Number. A class of securities of the Partnership designated as the “Class B Common Units” is hereby established. The number of authorized Class B Common Units shall be 20,000,000.

Section 21.2       Preferences and Rights. Except as set forth in Section 21.4, the Class B Common Units shall have identical preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption as the Common Units and shall be treated as Common Units hereunder.

Section 21.3      Distributions. Holders of the then outstanding Class B Common Units shall be entitled to receive, when and as authorized by the General Partner and declared by the Partnership, out of assets of the Partnership

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legally available for payment thereof, distributions. Distributions shall be made with respect to the Class B Common Units at the same time as those made with respect to the Common Units.

Section 21.4      Conversion for Common Units. Notwithstanding any provision of the Agreement to the contrary, upon the six-month anniversary of the listing of the Common Shares for trading on a national securities exchange or such earlier date or dates as shall be approved by the Board of Trustees and announced publicly by the General Partner with respect to all or any portion of the outstanding Class B REIT Shares, each Class B Common Unit or such portion of Class B Common Units, as the case may be, shall automatically and without any action on the part of the holder thereof convert into one Common Unit. For the avoidance of doubt, unless and until such Class B Common Units have automatically converted into Common Units pursuant to the terms of this Section 21.4, the Class B Common Units shall not be convertible into Common Units or redeemable for Common Units or cash pursuant to terms of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

Mobile Infrastructure Trust,
a Maryland real estate investment trust

By:
Name: Stephanie Hogue
Its: President and Chief Financial Officer

LIMITED PARTNERS:

[ ]

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EXHIBIT A

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on ______ is 1.0 and (b) on________ (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Partnership Record Date, the General Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the share dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the share dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the General Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + 100 * $4.00/$5.00) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the General Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the General Partner pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

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EXHIBIT B

COMMON UNIT NOTICE OF REDEMPTION

To:	Mobile Infrastructure Trust

The undersigned Common Limited Partner or Assignee hereby irrevocably tenders for redemption Common Units in Mobile Infra Operating Partnership, L.P. in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of Mobile Infra Operating Partnership, L.P. dated as of , 2022 as amended (the “Agreement”), and the Redemption Right referred to therein. The undersigned Common Limited Partner or Assignee:

(a)         undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.A and 15.1.G of the Agreement;

(b)         directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)          represents, warrants, certifies and agrees that:

(i)       the undersigned Common Limited Partner or Assignee is a Qualifying Party,

(ii)       the undersigned Common Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,

(iii)       the undersigned Common Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv)       the undersigned Common Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)          acknowledges that he will continue to own such Common Units until and unless either (1) such Common Units are acquired by the General Partner pursuant to Section 15.1.B of the Agreement or (2) such redemption transaction closes.

2

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:______________	Name of Common Limited Partner or Assignee:

(Signature of Common Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue Check Payable to:

Please insert social security
or identifying number:

3

EXHIBIT C

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP/PERFORMANCE UNITS INTO COMMON UNITS

The undersigned Holder of LTIP/Performance Units hereby irrevocably (i) elects to convert the number of LTIP/ Performance Units in Mobile Infra Operating Partnership, L.P. (the “Partnership”) set forth below into Common Units in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP/Performance Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP/Performance Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP/Performance Unit Holder:
Please Print Name as Registered with Partnership

Number of LTIP/Performance Units to be Converted:

Date of this Notice:

(Signature of LTIP/Performance Unit Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security

or identifying number:

4

EXHIBIT D

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF LTIP/PERFORMANCE UNITS INTO COMMON UNITS

Mobile Infra Operating Partnership, L.P. (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP/Performance Units held by the LTIP/Performance Unit Holder set forth below to be converted into Common Units in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of LTIP/Performance Unit Holder:
Please Print Name as Registered with Partnership

Number of LTIP/Performance Units to be Converted:

Date of this Notice:

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Maryland REIT Law permits a REIT formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. The MIT declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

 The Maryland REIT Law also permits a REIT formed under Maryland law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MIT declaration of trust requires MIT to indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any present or former trustee or officer of MIT, and any individual who, while a present or former trustee or officer of MIT and, at MIT’s request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her present or former service in that capacity. Except with respect to proceedings to enforce rights to indemnification, MIT is required to indemnify a trustee or officer as described in this paragraph in connection with a proceeding initiated by him or her against MIT only if such proceeding was authorized by the MIT board of trustees.

 Under the MIT declaration of trust, MIT is also required to advance expenses to a trustee or officer, without a preliminary determination of ultimate entitlement to indemnification as provided above for a Maryland corporation. The MIT declaration of trust also permits MIT, with the approval of the MIT board of trustees, to obligate MIT to indemnify and advance expenses to certain other persons, including, for example, any of MIT’s employees or agents.

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 Prior to the Merger, MIT will also enter into indemnification agreements with its trustees and officers providing for procedures for indemnification by MIT to the maximum extent permitted by Maryland law and advancements by MIT of certain expenses and costs relating to claims, suits or proceedings arising from their service to MIT. Under these indemnification agreements MIT will also agree that the liability of MIT’s trustees and officers to MIT and MIT’s shareholders is limited to the maximum extent permitted by Maryland law. MIT will also maintain directors’ and officers’ liability insurance for MIT’s trustees and officers.

Item 21. Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of this Form S-4 and are numbered in accordance with Item 6.01 of Regulation S-K.

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-3

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2022, between Mobile Infrastructure Trust and Mobile Infrastructure Corporation (included as Annex B to the proxy statement/prospectus forming a part of this Form S-4 and incorporated herein by reference).
3.1	Form of Amended and Restated Declaration of Trust of Mobile Infrastructure Trust (included as Annex C-1 to the proxy statement/prospectus forming a part of this Form S-4 and incorporated herein by reference).
3.2	Form of Amended and Restated Bylaws of Mobile Infrastructure Trust (included as Annex C-2 to the proxy statement/prospectus forming a part of this Form S-4 and incorporated herein by reference).
4.1	Form of Common Share Certificate***
4.2	Form of Class B Common Share Certificate***
4.3	Form of Series 1 Preferred Share Certificate***
4.4	Form of Series A Preferred Share Certificate***
4.3	Form of Series 1 Preferred Warrant (issued to Series 1 Preferred Shareholders).***
4.4	Form of Series 1 Preferred Warrant Assumption (to be entered into with Series 1 Preferred Shareholders).***
5.1	Opinion of Venable LLP as to the validity of the Mobile Infrastructure Trust Class B common shares to be issued in the Merger.***
8.1	Opinion of Sullivan & Worcester LLP with respect to certain tax matters.***
10.1	Form of Fourth Amended and Restated Agreement of Limited Partnership of Mobile Infra Operating Partnership, L.P. (included as Annex D to the proxy statement/prospectus forming a part of this Form S-4 and incorporated herein by reference)
10.2	Form of Indemnification Agreement***+
10.3	Form of Performance Unit Agreement of Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P. (Officer Grants) (Incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by Mobile Infrastructure Corporation on August 15, 2022).+
10.4	Form of LTIP Unit Agreement of Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P. (Director Grants) (Incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed by Mobile Infrastructure Corporation on August 15, 2022).+
10.5	Form of LTIP Unit Agreement of Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P. (Liquidity Event) (Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 26, 2022).+
10.6	Form of First Amendment to Performance Unit Agreement of Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P.***+
10.7	Form of First Amendment to LTIP Unit Agreement of Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P.***+
10.8	Form of 2022 Incentive Award Plan of Mobile Infrastructure Trust and Mobile Infra Operating Partnership, L.P.***+
10.9	Form of LTIP Unit Award Agreement of Mobile Infrastructure Trust and Mobile Infra Operating Partnership, L.P.***+
10.10	Form of Performance Unit Award Agreement of Mobile Infrastructure Trust and Mobile Infra Operating Partnership, L.P.***+
10.11	Form of Restricted Share Award Agreement pursuant to the 2022 Incentive Award Plan of Mobile Infrastructure Trust and Mobile Infra Operating Partnership, L.P.***+
10.12	Loan Agreement, dated as of January 10, 2017, by and between MVP Detroit Center Garage, LLC and Bank of America, N.A. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on January 12, 2017.)
10.13	Amended & Restated Registration Rights Agreement dated November 2, 2021, by and among Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) and the Holders (Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on November 4, 2021.)

II-4

Exhibit Number	Description
10.14	Tax Matters Agreement, dated August 25, 2021, by and between Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.), Mobile Infra Operating Partnership, L.P. (formerly known as MVP REIT II Operating Partnership, L.P.), and each Protected Partner (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 31, 2021.)
10.15	Stockholders Agreement, dated August 25, 2021, by and between Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) and the Investors identified on the signature pages thereto (Incorporated by reference to Exhibit 10.2 of the Current Report on 8-K filed by Mobile Infrastructure Corporation on August 31, 2021.)
10.16	Assignment of Claims, Causes of Action, and Proceeds, dated August 25, 2021, by and between Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) in favor of Michael V. Shustek, MVP Realty Advisors, LLC, Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc. and their designees, successors, representatives, heirs and assigns (Incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 31, 2021).
10.17	Warrant Agreement, dated August 25, 2021, by and between Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) and Color Up, LLC (Incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 31, 2021.)
10.18	Form of Assumption of Warrant Agreement by and between Mobile Infrastructure Trust and Color Up, LLC***
10.19	Software License and Development Agreement, dated August 25, 2021, by and between Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) and DIA Land Co., LLC (Incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 31, 2021.)
10.20	Employment Agreement, dated August 25, 2021, by and between Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) and Manuel Chavez (Incorporated by reference to Exhibit 10.10 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 31, 2021.)+
10.21	First Amendment to Employment Agreement, dated August 23, 2022, among Mobile Infrastructure Corporation, Mobile Infra Operating Partnership, L.P. and Manuel Chavez (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 26, 2021.)+
10.22	Employment Agreement, dated August 25, 2021, by and between Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.) and Stephanie Hogue (Incorporated by reference to Exhibit 10.11 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 31, 2021.)+
10.23	First Amendment to Employment Agreement, dated August 23, 2022, among Mobile Infrastructure Corporation, Mobile Infra Operating Partnership, L.P. and Stephanie Hogue (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on August 26, 2021.)+
10.24	Securities Purchase Agreement, dated as of November 2, 2021, by and among Mobile Infrastructure Corporation (formerly known as The Parking REIT, Inc.), Mobile Infra Operating Partnership, L.P. (formerly known as MVP REIT II Operating Partnership, L.P.) and HSCP Strategic III, L.P. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on November 4, 2021.)
10.25	Credit Agreement, dated March 29, 2022, by and among Mobile Infrastructure Corporation, Mobile Infra Operating Partnership, L.P. and certain subsidiaries of Mobile Infrastructure Corporation, as borrowers party thereto and KeyBanc Capital Markets, and KeyBank, National Association, as administrative agent and lender (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on April 1, 2022.)
10.26	Class A Unit Agreement, dated November 2, 2021, by and between Mobile Infra Operating Partnership, L.P. (formerly known as MVP REIT II Operating Partnership, L.P.) and HSCP Strategic III, L.P. (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by Mobile Infrastructure Corporation on November 4, 2021.)
10.27	Expense Allocation Letter, dated March 7, 2022, by Mobile Infrastructure Trust in favor of Mobile Infrastructure Corporation, on behalf of itself and as a general partner of Mobile Infra Operating Partnership, L.P. (formerly known as MVP REIT II Operating Partnership, L.P.)**
21.1	Subsidiaries of the Registrant.***

II-5

Exhibit Number	Description
23.1	Consent of Deloitte & Touche LLP for Mobile Infrastructure Trust.*
23.2	Consent of Deloitte & Touche LLP for Mobile Infrastructure Corporation.*
23.3	Consent of RBSM LLP*
23.4	Consent of RBSM LLP for Certain Acquired Properties of Mobile Infrastructure Corporation*
23.5	Consent of Venable LLP (included in Exhibit 5.1.)***
23.6	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1.)***
24.1	Power of Attorney (included on signature page to this Registration Statement).**
99.1	Form of Proxy Card of Mobile Infrastructure Corporation.***
99.2	Consent of Jeffrey B. Osher to be named as trustee***
99.3	Consent of Lorrence T. Kellar to be named as trustee***
99.4	Consent of Danica Holley to be named as trustee***
99.5	Consent of Damon Jones to be named as trustee***
107	Filing Fee Table**

*	Filed herewith.

**	Previously filed.

***	To be filed by amendment.

+	Management compensatory agreement.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 29th day of September, 2022.

MOBILE INFRASTRUCTURE TRUST

By:	/s/ Manuel Chavez III
Name: Manuel Chavez III
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manuel Chavez III	Chief Executive Officer and Trustee
Manuel Chavez III	(Principal Executive Officer)	September 29, 2022

/s/ Stephanie L. Hogue	President, Chief Financial Officer, Treasurer, Secretary and Trustee
Stephanie L. Hogue	(Principal Accounting and Financial Officer)	September 29, 2022